********************************************************************************
THIS FREE WRITING PROSPECTUS IS NOT REQUIRED TO CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THE SECURITIES OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.
********************************************************************************

                  SUBJECT TO COMPLETION, DATED AUGUST 13, 2007

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC (SEC FILE NO. 333-141613) FOR THE OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR, THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT HTTP://WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.

      Free Writing Prospectus To Accompany Prospectus Dated August 13, 2007

                                 $1,827,780,000
                                  (Approximate)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C4
             CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2007-C4
                                 issuing entity

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    depositor

                             COLUMN FINANCIAL, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                                    NCB, FSB

                         sponsors/mortgage loan sellers

                                   ----------

     We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund to act as an issuing entity which we refer to herein as the "issuing entity." The primary assets of that issuing entity will consist of a segregated pool of commercial and multifamily mortgage loans, with the characteristics described in this prospectus supplement. The issuing entity will issue 29 classes of certificates, nine (9) of which are being offered by this prospectus supplement, as listed below. The issuing entity will pay interest and/or principal monthly, commencing in October 2007. The offered certificates represent obligations of the issuing entity only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     The underwriters have agreed to purchase the offered certificates from us at a price of ____% of the total initial principal balance of the offered certificates plus accrued interest from September 1, 2007. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-36 OF THIS PROSPECTUS SUPPLEMENT.

                      APPROXIMATE TOTAL
                      INITIAL PRINCIPAL
                     BALANCE OR NOTIONAL        INITIAL          ASSUMED FINAL        RATED FINAL      EXPECTED RATINGS
   OFFERED CLASSES         AMOUNT          PASS-THROUGH RATE   DISTRIBUTION DATE   DISTRIBUTION DATE     (MOODY'S/S&P)
------------------   -------------------   -----------------   -----------------   -----------------   ----------------
Class A-1              $ 26,000,000                %               April 2012        September 2039         Aaa/AAA
Class A-2              $219,700,000                %              August 2012        September 2039         Aaa/AAA
Class A-3              $333,838,000                %               July 2014         September 2039         Aaa/AAA
Class A-AB             $ 37,710,000                %              August 2016        September 2039         Aaa/AAA
Class A-4              $339,000,000                %               June 2017         September 2039         Aaa/AAA
Class A-1-A            $542,371,000                %               July 2017         September 2039         Aaa/AAA
Class A-M              $214,089,000                %               July 2017         September 2039         Aaa/AAA
Class A-J              $115,072,000                %               July 2017         September 2039         Aaa/AAA
Class A-SP                                         %                                 September 2039         Aaa/AAA

     Delivery of the offered certificates, in book-entry form only, will be made on or about September __, 2007. Credit Enhancement will be provided by the subordination of certain classes of certificates to certain other classes of certificates as described in this prospectus supplement under "Summary of Prospectus Supplement--Distributions--B. Subordination," "--Distributions--C. Priority of Distributions," "Risk Factors--Risks Related to the Offered Certificates--The Class A-M and A-J Certificates Are Subordinate to, and Are Therefore Riskier Than, the Class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-SP and A-X Certificates" and "Description of the Offered Certificates--Distributions--Subordination," and "Description of Credit Support--Subordinate Certificates" in the accompanying prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc. and PNC Capital Markets LLC will act as underwriters with respect to this offering. Credit Suisse Securities (USA) LLC will be the sole lead manager and the sole book running manager. Greenwich Capital Markets, Inc. and PNC Capital Markets LLC will be the co-managers. Not every underwriter will be obligated to purchase offered certificates from us.

                                  CREDIT SUISSE

RBS GREENWICH CAPITAL                                    PNC CAPITAL MARKETS LLC

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS AUGUST __, 2007.

[CREDIT SUISSE LOGO]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C4

[MAP OMITTED]

WASHINGTON            NORTH CAROLINA
6 PROPERTIES          8 PROPERTIES
1.2% OF TOTAL         0.9% OF TOTAL

COLORADO              VIRGINIA
5 PROPERTIES          7 PROPERTIES
1.1% OF TOTAL         1.5% OF TOTAL

CALIFORNIA            DISTRICT OF COLUMBIA
23 PROPERTIES         1 PROPERTY
29.2% OF TOTAL        0.1% OF TOTAL

NORTHERN CALIFORNIA   MARYLAND
4 PROPERTIES          8 PROPERTIES
1.5% OF TOTAL         2.5% OF TOTAL

SOUTHERN CALIFORNIA   PENNSYLVANIA
19 PROPERTIES         10 PROPERTIES
27.7% OF TOTAL        1.3% OF TOTAL

NEVADA                NEW JERSEY
5 PROPERTIES          7 PROPERTIES
2.1% OF TOTAL         2.2% OF TOTAL

ARIZONA               RHODE ISLAND
6 PROPERTIES          1 PROPERTY
2.1% OF TOTAL         0.2% OF TOTAL

NEW MEXICO            CONNECTICUT
1 PROPERTY            1 PROPERTY
0.2% OF TOTAL         0.3% OF TOTAL

TEXAS                 MASSACHUSETTS
41 PROPERTIES         2 PROPERTIES
15.5% OF TOTAL        0.7% OF TOTAL

OKLAHOMA              NEW YORK
7 PROPERTIES          24 PROPERTIES
1.7% OF TOTAL         18.3% OF TOTAL

ARKANSAS              OHIO
1 PROPERTY            10 PROPERTIES
0.1% OF TOTAL         1.6% OF TOTAL

LOUISIANA             MICHIGAN
2 PROPERTIES          4 PROPERTIES
0.6% OF TOTAL         0.4% OF TOTAL

MISSISSIPPI           ILLINOIS
1 PROPERTY            17 PROPERTIES
0.1% OF TOTAL         3.2% OF TOTAL

ALABAMA               WISCONSIN
7 PROPERTIES          1 PROPERTY
0.9% OF TOTAL         0.2% OF TOTAL

FLORIDA               MISSOURI
13 PROPERTIES         4 PROPERTIES
5.7% OF TOTAL         0.5% OF TOTAL

GEORGIA               MINNESOTA
18 PROPERTIES         1 PROPERTY
2.5% OF TOTAL         1.2% OF TOTAL

TENNESSEE             IOWA
1 PROPERTY            2 PROPERTIES
0.1% OF TOTAL         0.1% OF TOTAL

SOUTH CAROLINA        SOUTH DAKOTA
3 PROPERTIES          1 PROPERTY
0.2% OF TOTAL         0.1% OF TOTAL

KENTUCKY              NEBRASKA
3 PROPERTIES          1 PROPERTY
0.9% OF TOTAL         0.1% OF TOTAL

                      KANSAS
                      2 PROPERTIES
                      0.2% OF TOTAL

                      MONTANA
                      1 PROPERTY
                      0.2% OF TOTAL

[CHART]

Self Storage    0.7%
Healthcare      0.1%
Other           0.1%
Office         27.3%
Multifamily    25.9%
Retail         20.5%
Hotel          19.7%
Industrial      3.3%
Mixed Use       2.4%

[GRAPHIC OMITTED]

9.1  3489 BROADWAY
     NEW YORK, NY

[GRAPHIC OMITTED]

73.  PARAMOUNT PLAZA
     TAMPA, FL

[GRAPHIC OMITTED]

1.1  SHUTTERS ON THE BEACH
     SANTA MONICA, CA

[GRAPHIC OMITTED]

163. VAN EPPS BUILDING
     ROSWELL, GA

[GRAPHIC OMITTED]

25.  THE MADISON HOTEL
     MORRIS TOWNSHIP, NJ

[GRAPHIC OMITTED]

8.   LAKEVIEW PLAZA
     SOUTHEAST, NY

[GRAPHIC OMITTED]

6.5. COULTER LANDING
     AMARILLO, TX

[GRAPHIC OMITTED]

69.  VIEWRIDGE INDUSTRIAL
     SAN DIEGO, CA

[GRAPHIC OMITTED]

3.   CITY TOWER
     ORANGE, CA

[GRAPHIC OMITTED]

2.   245 5TH AVE
     NEW YORK, NY

[GRAPHIC OMITTED]

27.  MOKENA RETAIL
     MOKENA, IL

[GRAPHIC OMITTED]

6.1  CARIBBEAN ISLE
     KISSIMMEE, FL

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS                                  v
NOTICE TO RESIDENTS OF THE UNITED KINGDOM                                     vi
   European Economic Area                                                     vi
   United Kingdom                                                            vii
SUMMARY OF PROSPECTUS SUPPLEMENT                                             S-1
   Additional Statistical Information                                       S-33
RISK FACTORS                                                                S-36
   Risks Related to the Underlying Mortgage Loans                           S-36
   Risks Related to the Offered Certificates                                S-58
   Future Terrorist Attacks and Military Actions May Adversely Affect
      the Value of the Offered Certificates and Payments on
      the Underlying Mortgage Loans                                         S-62
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT                        S-62
FORWARD-LOOKING STATEMENTS                                                  S-63
AFFILIATIONS                                                                S-63
DESCRIPTION OF THE ISSUING ENTITY                                           S-63
DESCRIPTION OF THE DEPOSITOR                                                S-65
DESCRIPTION OF THE SPONSORS AND MORTGAGE LOAN SELLERS                       S-65
   The Sponsors and Mortgage Loan Sellers                                   S-65
   Litigation Involving Transaction Parties                                 S-67
   Underwriting Standards                                                   S-67
   Selection of Mortgage Loans                                              S-70
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS                                S-70
   General                                                                  S-70
   Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans
      and Mortgage Loans with Affiliated Borrowers                          S-73
   Partial Releases of Property                                             S-76
   Substitution of Property                                                 S-76
   Certain Terms and Conditions of the Underlying Mortgage Loans            S-77
   Mortgage Pool Characteristics                                            S-91
   Additional Loan and Property Information                                 S-91
   The CBA A/B Loan Pairs                                                   S-95
   Underwriting Matters                                                     S-97
   Significant Mortgage Loans                                              S-101
   The Mortgage Loan Sellers                                               S-127
   Assignment of the Underlying Mortgage Loans                             S-127
   Representations and Warranties                                          S-129
   Cures, Repurchases and Substitutions                                    S-131
   Changes in Mortgage Pool Characteristics                                S-133
DESCRIPTION OF THE OFFERED CERTIFICATES                                    S-134
   General                                                                 S-134
   Registration and Denominations                                          S-136
   Distribution Account                                                    S-138
   Interest Reserve Account                                                S-141
   Fees and Expenses                                                       S-142
   Distributions                                                           S-143
   Treatment of REO Properties                                             S-153
   Reductions of Certificate Principal Balances in Connection with
      Realized Losses and Additional Trust Fund Expenses                   S-154
   Advances of Delinquent Monthly Debt Service Payments                    S-156
   Reports to Certificateholders; Available Information                    S-159
   Voting Rights                                                           S-163

YIELD AND MATURITY CONSIDERATIONS                                          S-163
   Yield Considerations                                                    S-163
   Weighted Average Lives of the Offered Certificates                      S-168
   Yield Sensitivity of the Class A-SP Certificates                        S-169
THE SERIES 2007-C4 POOLING AND SERVICING AGREEMENT                         S-171
   General                                                                 S-171
   The Master Servicers                                                    S-171
   The Primary Servicer                                                    S-179
   The Special Servicers                                                   S-181
   Liability of the Servicers                                              S-183
   Removal, Resignation and Replacement of Servicers; Transfer of
      Servicing Duties                                                     S-183
   The Trustee                                                             S-184
   Resignation and Removal of the Trustee                                  S-186
   Assignment of the Mortgage Loans                                        S-186
   Servicing Under the Series 2007-C4 Pooling and Servicing Agreement      S-186
   Servicing and Other Compensation and Payment of Expenses                S-187
   Replacement of the Special Servicer                                     S-194
   Enforcement of Due-on-Encumbrance and Due-on-Sale Provisions            S-195
   Modifications, Waivers, Amendments and Consents                         S-197
   Required Appraisals                                                     S-199
   Collection Account                                                      S-200
   Fair Value Purchase Option                                              S-203
   Inspections; Collection of Operating Information                        S-210
   Evidence as to Compliance                                               S-210
   Events of Default                                                       S-211
   Rights Upon Event of Default                                            S-212
   Matters Regarding the Trustee                                           S-213
   Certain Indemnities                                                     S-214
   Termination                                                             S-214
   Amendment                                                               S-215
   The Master Servicers and the Special Servicers Permitted to
      Buy Certificates                                                     S-216
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES LOCATED
   IN CALIFORNIA, NEW YORK AND TEXAS                                       S-216
   California                                                              S-216
   New York                                                                S-216
   Texas                                                                   S-217
U.S. FEDERAL INCOME TAX CONSEQUENCES                                       S-217
   General                                                                 S-217
   Discount and Premium; Prepayment Consideration                          S-218
   Characterization of Investments in Offered Certificates                 S-219
   Yield Maintenance Charges                                               S-220
   Withholding and Backup Withholding                                      S-220
ERISA CONSIDERATIONS                                                       S-220
   The Underwriter Exemption                                               S-221
   Exempt Plan                                                             S-223
   Further Warnings                                                        S-223
LEGAL INVESTMENT                                                           S-223
LEGAL MATTERS                                                              S-224
RATING                                                                     S-224
GLOSSARY                                                                   S-225

EXHIBITS
----------
EXHIBIT A-1 -- CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE RELATED
               MORTGAGED REAL PROPERTIES
EXHIBIT A-2 -- MORTGAGE POOL INFORMATION
EXHIBIT B   -- FORM OF TRUSTEE REPORT
EXHIBIT C   -- DECREMENT TABLES FOR THE OFFERED CERTIFICATES
EXHIBIT D   -- SCHEDULE OF REFERENCE RATES
EXHIBIT E   -- CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE
EXHIBIT F   -- GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

     A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     - this prospectus supplement,which describes the specific terms of the offered certificates.

You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement (file no. 333-141613) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference room, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The issuing entity described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the offered certificates to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of offered certificates to the public in that Relevant Member State:

          (a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those offered certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

          (b) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (d) at any time in any other circumstance which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of offered certificates to the public" in relation to any offered certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered certificates to be offered so as to enable an investor to decide to purchase or subscribe the offered certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

     Each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that:

     - it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

     - it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any offered certificates in, from or otherwise involving the United Kingdom.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2007-C4 Commercial Mortgage Pass-Through Certificates. The series 2007-C4 certificates will consist of 29 classes. The table below identifies and specifies various characteristics for 26 of those classes:

                       TOTAL
                      INITIAL      APPROXIMATE                                      ASSUMED
         EXPECTED     PRINCIPAL     % OF TOTAL                  PASS-     INITIAL  WEIGHTED
         RATINGS     BALANCE OR      INITIAL    APPROXIMATE    THROUGH      PASS    AVERAGE   ASSUMED
        (MOODY'S/     NOTIONAL     CERTIFICATE     CREDIT       RATE      THROUGH    LIFE    PRINCIPAL     ASSUMED FINAL
CLASS      S&P)        AMOUNT        BALANCE      SUPPORT    DESCRIPTION    RATE    (YEARS)    WINDOW    DISTRIBUTION DATE
-----   --------   --------------  -----------  -----------  -----------  -------  --------  ----------  -----------------
A-1      Aaa/AAA   $   26,000,000      1.21%      30.00%                     %        2.7    10/07-4/12      April 2012
A-2      Aaa/AAA   $  219,700,000     10.26%      30.00%                     %        4.7    4/12-8/12      August 2012
A-3      Aaa/AAA   $  333,838,000     15.59%      30.00%                     %        6.7    5/14-7/14       July 2014
A-AB     Aaa/AAA   $   37,710,000      1.76%      30.00%                     %        7.0    8/12-8/16      August 2016
A-4      Aaa/AAA   $  339,000,000     15.83%      30.00%                     %        9.6    8/16-6/17       June 2017
A-1-A    Aaa/AAA   $  542,371,000     25.33%      30.00%                     %        8.6    10/07-7/17      July 2017
A-M      Aaa/AAA   $  214,089,000     10.00%      20.00%                     %        9.9    7/17-7/17       July 2017
A-J      Aaa/AAA   $  115,072,000      5.37%      14.63%                     %        9.9    7/17-7/17       July 2017
A-SP     Aaa/AAA                       N/A         N/A       Variable IO     %                  N/A
B        Aa1/AA+   $   24,085,000      1.13%      13.50%                     %        N/A       N/A             N/A
C         Aa2/AA   $   29,438,000      1.38%      12.13%                     %        N/A       N/A             N/A
D        Aa3/AA-   $   24,084,000      1.12%      11.00%                     %        N/A       N/A             N/A
E         A1/A+    $   18,733,000      0.88%      10.13%                     %        N/A       N/A             N/A
F          A2/A    $   18,733,000      0.88%       9.25%                     %        N/A       N/A             N/A
G         A3/A-    $   21,409,000      1.00%       8.25%                     %        N/A       N/A             N/A
H       Baa1/BBB+  $   21,409,000      1.00%       7.25%                     %        N/A       N/A             N/A
J        Baa2/BBB  $   26,761,000      1.25%       6.00%                     %        N/A       N/A             N/A
K       Baa3/BBB-  $   29,437,000      1.37%       4.63%                     %        N/A       N/A             N/A
L        Ba1/BB+   $   21,409,000      1.00%       3.63%                     %        N/A       N/A             N/A
M         Ba2/BB   $    8,028,000      0.37%       3.25%                     %        N/A       N/A             N/A
N        Ba3/BB-   $    5,352,000      0.25%       3.00%                     %        N/A       N/A             N/A
O         B1/B+    $    5,353,000      0.25%       2.75%                     %        N/A       N/A             N/A
P          B2/B    $    5,352,000      0.25%       2.50%                     %        N/A       N/A             N/A
Q         B3/B-    $    8,028,000      0.37%       2.13%                     %        N/A       N/A             N/A
S         NR/NR    $   45,494,356      2.13%       0.00%                     %        N/A       N/A             N/A
A-X      Aaa/AAA   $2,140,885,356       N/A        N/A       Variable IO     %        N/A       N/A             N/A

     In reviewinTg the foregoing table, please note that:

     - Only the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J and A-SP certificates are offered by this prospectus supplement.

     - The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. "NR" means not rated.

     - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in September 2039.

     - All of the classes in the table on page S-1, except the A-SP and A-X classes, will have principal balances. All of the classes shown in that table will bear interest. The series 2007-C4 certificates with principal balances constitute the series 2007-C4 principal balance certificates.

     - For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H,
          J, K, L, M, N, O, P, Q and S certificates.

     - For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is calculated as set forth under "Description of the Offered Certificates--General" in this prospectus supplement.

     - The total initial principal balance or notional amount of any class shown in the table on page S-1 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance. The initial mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

     - Each class identified in the table on page S-1 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

     - Each class identified in the table on page S-1 as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     - Each class identified in the table on page S-1 as having a "WAC Cap" pass-through rate has a variable pass through rate equal to the lesser of--

               1. the initial pass-through rate shown for that class in that table or, in the case of the class , %, and

               2. a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     - The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2007-C4 principal balance certificates.

     - The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2007-C4 principal balance certificates. See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

     - The references to "net interest rates on the underlying mortgage loans" in any of the preceding bullets mean, as to any particular mortgage loan in the issuing entity, an annual interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee (which includes for this purpose the primary servicing fee) and the trustee fee are calculated; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one month interest accrual period in a year assumed to consist of 360 days, then, in some months, the foregoing rate for that mortgage loan will be converted to an annual rate that would produce an equivalent amount of interest accrued on the basis of an assumed 360 day year consisting of twelve 30 day months.

     - The initial pass-through rates shown in the table on page S-1 with respect to the class ___,___,___,___,___, and certificates are each approximate.

     - As to any given class of offered certificates shown in the table on page S-1, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

               1. all of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

               2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

               3. there are no defaults with respect to the underlying mortgage loans.

     - As to any given class of offered certificates shown in the table on page S-1, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class, or, in the case of the class A-SP certificates, the average amount of time in years between the assumed settlement date for the offered certificates and the application of each dollar to the notional amount on that class.

     - As to any given class of offered certificates shown in the table on page S-1, the assumed principal window is the period during which holders of that class would receive distributions of principal. The class A-SP certificates receive no distributions of principal.

     - As to any given class of offered certificates shown in the table on page S-1, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class, or, in the case of the class A-SP certificates, the distribution date on which the last reduction to the notional amount occurs and the last distribution of interest is assumed to be made with respect to that class.

     - The class R, LR and V certificates are not represented in the table on page S-1. They do not have principal balances, notional amounts or pass-through rates.

     The document that will govern the issuance of the series 2007-C4 certificates, the creation of the related issuing entity and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of September 1, 2007, between us, as depositor, a trustee, the master servicers and the special servicers.

     The series 2007-C4 certificates will evidence the entire beneficial ownership of an issuing entity that we intend to establish. The primary assets of that issuing entity will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the issuing entity, from three mortgage loan sellers. As of their respective due dates in September 2007, which we refer to herein as the "cut-off date," the mortgage loans that we intend to include in the issuing entity will have the general characteristics discussed under the heading "Description of the Underlying Mortgage Loans" in this prospectus supplement.

     For purposes of calculating distributions on the respective classes of the series 2007-C4 certificates, the underlying mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and manufactured housing property types, together with three (3) underlying mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of one hundred seventy-three (173) mortgage loans, with an initial loan group no. 1 balance of $1,598,513,708, representing approximately 74.7% of the initial mortgage pool balance.

     - Loan group no. 2, which will consist of all but three (3) of the underlying mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of fifty-one (51) mortgage loans, with an initial loan group no. 2 balance of $542,371,649, representing approximately 25.3% of the initial mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                            RELEVANT PARTIES/ENTITIES

ISSUING ENTITY                   Credit Suisse Commercial Mortgage Trust
                                 2007-C4, a New York common law trust, will issue the series 2007-C4 certificates. The primary assets of the issuing entity will be the mortgage loans that we are acquiring from the three mortgage loan sellers.

DEPOSITOR                        Credit Suisse First Boston Mortgage Securities
                                 Corp., a Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters, will create the issuing entity and transfer the subject mortgage loans to it. Our principal executive office is located at Eleven Madison Avenue, New York, New
                                 York 10010. All references to "we," "us" and
                                 "our" in this prospectus supplement and the accompanying prospectus are intended to mean
                                 Credit Suisse First Boston Mortgage Securities
                                 Corp. See "Credit Suisse First Boston Mortgage
                                 Securities Corp." in the accompanying
                                 prospectus.

SPONSORS AND MORTGAGE LOAN
   SELLERS We will acquire the mortgage loans that are to back the offered certificates from three separate mortgage loan sellers, which are also sponsors of the series 2007-C4 transaction.

                                 -    Column Financial, Inc., a Delaware
                                      corporation and an affiliate of the
                                      depositor, will act as a sponsor and
                                      mortgage loan seller with respect to the issuing entity. Column Financial, Inc. is also an affiliate of Credit Suisse Securities (USA) LLC, one of the underwriters, and a non-cashiering primary servicer with respect to certain of the underlying mortgage loans originated or acquired by Column Financial, Inc. Column Financial, Inc. maintains an office at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326.

                                 - PNC Bank, National Association, a national banking association, will act as a sponsor and mortgage loan seller with respect to the issuing entity. It is also an affiliate of PNC Capital Markets LLC, one of the underwriters and Midland Loan Services, Inc. which is one of the master servicers. PNC Bank, National Association maintains an office at 249 Fifth Avenue, One PNC Plaza, Pittsburgh, Pennsylvania 15222.

                                 - NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury, will act as a sponsor and mortgage loan seller with respect to the issuing entity. It is one of the master servicers and is a wholly-owned subsidiary of National Consumer Cooperative Bank, one of the special servicers. NCB, FSB maintains an office at 2011 Crystal Drive, Suite 800, Arlington, VA 22202.

                                 See "Description of the Underlying Mortgage
                                 Loans--The Mortgage Loan Sellers" in this prospectus supplement.

MASTER SERVICERS                 KeyCorp Real Estate Capital Markets, Inc., an
                                 Ohio corporation, will act as master servicer with respect to 82 of the underlying mortgage loans, representing 49.0% of the initial mortgage pool balance. The primary servicing offices of KeyCorp Real Estate Capital Markets,
                                 Inc. are located at 911 Main Street, Suite
                                 1500, Kansas City, Missouri 64105.

                                 Wachovia Bank, National Association, a national banking association, will act as master servicer with respect to 84 of the underlying mortgage loans, representing 37.4% of the initial mortgage pool balance. The primary servicing offices of Wachovia Bank, National Association are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

                                 NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury, will act as master servicer with respect to 35 of the underlying mortgage loans, representing 4.6% of the initial net mortgage pool balance. It is one of the mortgage loan sellers, and further, is a wholly owned subsidiary of National Consumer Cooperative Bank, one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202.

                                 Midland Loan Services, Inc., a Delaware
                                 corporation, will act as master servicer with respect to 23 of the underlying mortgage loans, representing 8.9% of the initial net mortgage pool balance in the issuing entity. It is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers and of PNC Capital Markets LLC, one of the underwriters. Midland's principal servicing offices are located at 10851 Mastin Street, Suite 700, Overland Park, Kansas 66210.

                                 As consideration for servicing the underlying mortgage loans, each master servicer will receive a master servicing fee. The master servicing fee (including any primary servicing fees) ranges from 0.02% to 0.11% per annum on the stated principal balance of each underlying mortgage loan that it services. Such fee is calculated on the same basis as interest on the underlying mortgage loan and will be paid out of interest payments received by the related borrower prior to any distributions made on the offered certificates. The applicable master servicer will also be entitled to additional servicing compensation as more particularly described in "The Series 2007-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of
                                 Expenses--Additional Servicing Compensation."

                                 See "The Series 2007-C4 Pooling and Servicing Agreement--The Master Servicers" in this prospectus supplement.

SPECIAL SERVICERS                ING Clarion Partners, LLC, a New York limited
                                 liability company, will act as special servicer with respect to the underlying mortgage loans
                                 (other than the mortgage loans as to which NCB, FSB is the applicable master servicer) and any related foreclosure properties. See "The Series
                                 2007-C4 Pooling and Servicing Agreement--The
                                 Special Servicers" in this prospectus
                                 supplement.

                                 National Consumer Cooperative Bank, a federally chartered corporation, will act as special servicer with respect to 35 underlying mortgage loans as to which NCB, FSB is the applicable master servicer, as well as any related foreclosure properties. National Consumer Cooperative Bank wholly owns NCB, FSB, which is not only one of the master servicers, but also one of the mortgage loan sellers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202.

                                 The special servicers will, in general, be responsible for servicing and administering:

                                 -    underlying mortgage loans that, in
                                      general, are in default or as to which
                                      default is reasonably foreseeable; and

                                 -    any real estate acquired by the issuing
                                      entity upon foreclosure of a defaulted
                                      underlying mortgage loan.

                                 Each special servicer and its affiliates will be permitted to purchase series 2007-C4 certificates.

                                 The holders of a majority interest in the series 2007-C4 controlling class can replace the special servicers, with or without cause.

                                 As consideration for servicing each underlying mortgage loan that is being specially serviced and each underlying mortgage loan as to which the corresponding mortgaged real property has become foreclosed upon, the special servicers will receive a special servicing fee that will accrue at a rate of 0.35% per annum (with a minimum of $4,000 per loan per month) on the stated principal balance of the underlying mortgage loan. Such fee is calculated on the same basis as interest on the underlying mortgage loan and will generally be payable to the special servicers monthly from collections on the mortgage loans. Additionally, the special servicers will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan in the issuing entity that has been returned to performing status. The workout fee will be payable out of, and will generally be calculated by application of a workout fee rate of 1.0% to, each payment of interest (other than default interest) and principal received on the underlying mortgage loan for so long as it remains a worked out mortgage loan. Each special servicer will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower or which is repurchased by the related mortgage loan seller upon the breach of a representation or warranty of such seller after the applicable cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO property in the issuing entity, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment of proceeds, exclusive of liquidation expenses.

                                 See "The Series 2007-C4 Pooling and Servicing Agreement--The Special Servicer" in this prospectus supplement.

PRIMARY SERVICERS                No primary servicer with respect to the series
                                 2007-C4 mortgage pool other than Column
                                 Financial, Inc. will service mortgage loans representing 10% or more of the initial mortgage pool balance.

                                 Column Financial, Inc., a Delaware corporation and an affiliate of the depositor, will act as a non-cashiering primary servicer with respect to twenty-four (24) mortgage loans in the issuing entity, representing 10.2% of the initial mortgage pool balance, which were originated or acquired by Column Financial, Inc. Column Financial, Inc. is also a sponsor and mortgage loan seller with respect to the issuing entity and an affiliate of Credit Suisse Securities
                                 (USA) LLC, one of the underwriters.

                                 See "The Series 2007-C4 Pooling and Servicing Agreement--The Primary Servicer" in this prospectus supplement.

TRUSTEE                            Wells Fargo Bank, N.A., a national banking
                                 association, will act as trustee on behalf of the series 2007-C4 certificateholders. It maintains a corporate trust office at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113. As consideration for acting as trustee, Wells Fargo Bank, N.A. will receive as its fee 0.001% per annum on the stated principal balance of each underlying mortgage loan. Such fee is calculated on the same basis as interest in the underlying mortgage loans and will generally be payable to the trustee from collections on the mortgage loans. See "The Series 2007-C4 Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

PARTIES The following diagram illustrates the various parties involved in the transaction and their functions.

                                  -----------------------------
                                 |    Column Financial, Inc.,  |
                                 |       PNC Bank, National    |
                                 |        Association and      |
                                 |           NCB, FSB          |
                                 | (Originators, Mortgage Loan |
                                 |      Sellers and Sponsors)  |       -------------------------
                                  -----------------------------       |    KeyCorp Real Estate   |
                                                |                     |   Capital Markets, Inc., |
                                                |  Mortgage Loans     |  Wachovia Bank, National |
                                                |                     |       Association        |
                                  -----------------------------       |  Midland Loans Services, |
                                 | Credit Suisse First Boston  |      |         Inc. and         |
                                 | Mortgage Securities Corp.   |      |         NCB, FSB         |
                                 |        (Depositor)          |      |     (Master Services)    |
                                  -----------------------------      / -------------------------
                                                |                   /
                                                | Mortgage Loans   /
                                                |                 /    -------------------------
                                  -----------------------------  /    |ING Clarion Partners, LLC |
                                 | Credit Suisse Commercial    |/     |         and              |
                                 |Mortgage Trust Series 2007-C4|------|    National Consumer     |
                                 |       (Issuing Entity)      |      |   Cooperative Bank       |
                                  ----------------------------- \     |  (Special Services)      |
                                                                 \     -------------------------
                                                                  \
                                                                   \    -------------------------
                                                                    \ | Wells Fargo Bank, N.A.   |
                                                                     \|       (Trustee)          |
                                                                       -------------------------

CONTROLLING CLASS OF SERIES
   2007-C4 CERTIFICATEHOLDERS    At any time of determination, the controlling
                                 class of series 2007-C4 certificateholders will be the holders of the most subordinate class of series 2007-C4 certificates, exclusive of the A-SP, A-X, R, LR and V classes, that have a total principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2007-C4 certificates, exclusive of the A-SP, A-X, R and V classes, has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2007-C4 certificateholders will be the holders of the most subordinate class of series 2007-C4 certificates, exclusive of the A-SP, A-X, R, LR and V classes, that has a total principal balance greater than zero. For purposes of determining and exercising the rights of the controlling class of series 2007-C4 certificateholders, (i) the class A-1, A-2, A-3, A-AB, A-4, and A-1-A certificateholders will be considered a single class. See "The
                                 Series 2007-C4 Pooling and Servicing
                                 Agreement--Realization Upon Mortgage
                                 Loans--Series 2007-C4 Controlling Class and
                                 Series 2007-C4 Directing Certificateholder" in this prospectus supplement.

SERIES 2007-C4 DIRECTING
   CERTIFICATEHOLDER             The series 2007-C4 directing certificateholder
                                 will, in general, be a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series
                                 2007-C4 controlling class selected by holders
                                 (or beneficial owners) of series 2007-C4 certificates representing a majority interest in the series 2007-C4 controlling class.

                                 As and to the extent described under "The
                                 Series 2007-C4 Pooling and Servicing
                                 Agreement--Realization Upon Mortgage
                                 Loans--Asset Status Report" in this prospectus supplement, the series 2007-C4 directing certificateholder may direct the applicable master servicer and the applicable special servicer with respect to various servicing matters involving each of the underlying mortgage loans.

                                 See "The Series 2007-C4 Pooling and Servicing Agreement--Realization Upon Mortgage
                                 Loans--Asset Status Report" and "--Realization Upon Mortgage Loans--Series 2007-C4 Controlling Class and Series 2007-C4 Directing Certificateholder" in this prospectus supplement.

                                 If any mortgage loan in the issuing entity becomes 90 days delinquent as to any balloon payment (or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur) or becomes 60 days delinquent as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non-monetary event of default, then the series 2007-C4 controlling class representative or the applicable special servicer may, at its option, purchase that underlying mortgage loan from the issuing entity at the price and on the terms described under "The Series 2007-C4 Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement, subject to any prior purchase rights of any mezzanine lender or the holder of any related junior CBA B-Note companion loan.

                                 With respect to any CBA A/B loan pair, the holder of the B-Note companion loan will have certain rights as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs."

UNDERWRITERS                     Credit Suisse Securities (USA) LLC, Greenwich
                                 Capital Markets, Inc., and PNC Capital Markets
                                 LLC are the underwriters with respect to this offering. Credit Suisse Securities (USA) LLC will be lead and bookrunning manager. Greenwich
                                 Capital Markets, Inc. and PNC Capital Markets
                                 LLC will act as co-managers with respect to the offering. Credit Suisse Securities (USA) LLC is an affiliate of the depositor, Column
                                 Financial, Inc., one of the mortgage loan sellers, sponsors and a non-cashiering primary servicer with respect to certain of the mortgage loans originated or acquired by Column
                                 Financial Inc. PNC Capital Markets LLC is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers and sponsors, and of Midland Loan Services, Inc., one of the master servicers.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE                     The underlying mortgage loans will be
                                 considered part of the issuing entity as of their respective due dates in September 2007, except that in the case of certain of the underlying mortgage loans that have their first due date in October 2007, those underlying mortgage loans will be considered part of the issuing entity on the equivalent day of the month in September 2007 had their first due date been in September 2007. All payments and collections received on each of the underlying mortgage loans after its due date in September
                                 2007 or its date of origination, as the case may be, excluding any payments or collections that represent amounts due on or before that date, will belong to the issuing entity. The respective due dates for the underlying mortgage loans in September 2007 are individually and collectively considered the cut-off date for the issuing entity.

ISSUE DATE                       The date of initial issuance for the series
                                 2007-C4 certificates will be on or about
                                 September , 2007.

DUE DATES                        Subject, in some cases, to a next business day
                                 convention, the dates on which monthly
                                 installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                            NUMBER OF MORTGAGE       % OF INITIAL
                                 DUE DATE         LOANS          MORTGAGE POOL BALANCE
                                 --------   ------------------   ---------------------
                                 11th              166                    86.5%
                                 1st                58                    13.5%
                                                   ---                   -----
                                 TOTAL             224                   100.0%

DETERMINATION DATE               The monthly cut-off for collections on the
                                 underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2007-C4 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date.
                                 The determination date will be the 11th
                                 calendar day of each month, commencing with October 2007, or, if the 11th calendar day of any such month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE                Distributions on the series 2007-C4
                                 certificates are scheduled to occur monthly, commencing in October 2007. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE                      The record date for each monthly distribution
                                 on a series 2007-C4 certificate will be the last business day of the prior calendar month.
                                 The registered holders of the series 2007-C4 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

COLLECTION PERIOD                Amounts available for distribution on the
                                 series 2007-C4 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                 - will relate to a particular distribution date,

                                 -    will begin when the prior collection
                                      period ends or, in the case of the first collection period, will begin as of the cut-off date, and

                                 - will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD          The amount of interest payable with respect to
                                 the interest-bearing classes of the series
                                 2007-C4 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the interest-bearing classes of the series 2007-C4 certificates for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
                                 Interest will be calculated with respect to each interest bearing class of series 2007-C4 certificates assuming that each year consists of twelve 30 day months.

ASSUMED FINAL DISTRIBUTION
   DATE For each of the class of certificates, the date set forth on the cover page of this prospectus supplement.

RATED FINAL DISTRIBUTION DATE    The distribution date occurring September 2039.

                            THE OFFERED CERTIFICATES

GENERAL The series 2007-C4 certificates offered by this prospectus supplement are the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J and A-SP certificates. Each class of offered certificates will have the initial total principal balance and pass-through rate set forth in the table on page S-1 or otherwise described under "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

                                   COLLECTIONS

GENERAL The master servicers, the primary servicers, if any, or the special servicers, as applicable, will make reasonable efforts in accordance with the applicable servicing standards to collect all payments due under the terms and provisions of the underlying mortgage loans. Such payments will be deposited in the related master servicer's collection account within two
                                 (2) business days of receipt.

                                  DISTRIBUTIONS

A.  GENERAL                      Funds collected or advanced on the underlying
                                 mortgage loans will be distributed on each distribution date, net of specified issuing entity expenses including servicing fees, trustee fees and related compensation.

B.  SUBORDINATION                The chart below under "C. Priority of
                                 Distributions" describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than excess liquidation proceeds and certain excess interest in connection with any underlying mortgage loan having an anticipated repayment date) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest losses other than losses with respect to certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with any mortgage loan having an anticipated repayment date) are allocated is depicted in ascending order.

C.  PRIORITY OF DISTRIBUTIONS    The trustee will make distributions of interest
                                 and, if and when applicable, principal, to the following classes of series 2007-C4 certificateholders in the following order:

                                  |                      ------------------------   /|\
                                  |                        class A-1, class A-2,     |
                                  |                       class A-3, class A-AB,     |
                                  |                       class A-4, class A-1-A,    |
                                  |                      class A-SP and class A-X    |
                                  |                      ------------------------    |
                                  |Accrued certificate           class A-M           |Losses
                                  |  interest, then      ------------------------    |
                                  |    principal                 class A-J           |
                                  |                      ------------------------    |
                                  |                      non-offered certificates    |
                                  |                      (exclusive of class A-X,    |
                                  |                       class R, class LR and      |
                                  |                              class V)            |
                                 \|/                     ------------------------    |

                                 No other form of credit enhancement will be available to you as a holder of offered certificates.

                                 Allocation of interest distributions among the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-SP and A-X certificates are to be made concurrently:

                                 - in the case of the A-1, A-2, A-3, A-AB and A-4 classes on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes of certificates from available funds attributable to loan group no. 1;

                                 -    in the case of the A-1-A class, from
                                      available funds attributable to loan group no. 2;

                                 - in the case of the A-SP and A-X classes, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to loan group no. 1 and/or loan group no. 2;

                                 provided that, if the foregoing would result in a shortfall in the interest distributions on any of the A-1, A-2, A-3, A-AB, A-4, A-1-A,
                                 A-SP and/or A-X classes, then distributions of interest will be made on those classes of series 2007-C4 certificates, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to the entire mortgage pool.

                                 Allocation of principal distributions among the A-1, A-2, A-3, A-AB, A-4 and A-1-A classes is described under "--Distributions--Principal
                                 Distributions" below. The class A-SP, A-X, R, LR and V certificates do not have principal balances and do not entitle holders to distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Priority of
                                 Distributions" in this prospectus supplement.

D. INTEREST DISTRIBUTIONS        Each class of series 2007-C4 certificates,
                                 other than the class R, LR and V certificates, will bear interest. With respect to each interest-bearing class of series 2007-C4 certificates, that interest will accrue during each interest accrual period based upon:

                                 - the pass-through rate with respect to that class for that interest accrual period;

                                 -    the total principal balance or notional
                                      amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

                                 - the assumption that each year consists of twelve 30-day months.

                                 The class A-SP certificates will not accrue interest beyond the interest accrual period.

                                 A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of a full month's interest on the prepayment. These shortfalls (to the extent not covered by the applicable master servicer as described under "The Series 2007-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement) as described under "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions," may be allocated to reduce the amount of accrued interest otherwise payable to the holders of the interest-bearing classes of series 2007-C4 certificates, including the offered certificates, on a PRO RATA basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period.

                                 On each distribution date, subject to available funds and the distribution priorities described under "--Distributions--C. Priority of Distributions" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                 See "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions," "--Distributions--Priority of
                                 Distributions" in this prospectus supplement.

E. PRINCIPAL DISTRIBUTIONS       Subject to--

                                 -    available funds,

                                 -    the distribution priorities described
                                      under "--Distributions--Priority of
                                      Distributions" above, and

                                 -    the reductions to principal balances
                                      described under "--Reductions of
                                      Certificate Principal Balances in
                                      Connection with Losses and Expenses"
                                      below,

                                 the holders of each class of offered
                                 certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                 The total distributions of principal to be made on the series 2007-C4 certificates on any distribution date will, in general, be a function of--

                                 -    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due, on the underlying mortgage loans
                                      during the related collection period,
                                      which payments are either received as of the end of that collection period or advanced by the master servicers and/or the trustee, as applicable, and

                                 - the amount of any prepayments, including in the form of accelerated amortization on any underlying mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                 The trustee must make principal distributions in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to the mortgage loans in loan group no. 1 or the mortgage loans in loan group no. 2 such that:

                                 - no principal distributions will be made to the holders of any of the class B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q or S certificates until the total principal balance of the offered certificates is reduced to zero;

                                 - no principal distributions will be made to the holders of the class A-J certificates until the total principal balance of all more senior classes of offered certificates is reduced to zero;

                                 - no principal distributions will be made to the holders of the class A-M certificates until the total principal balance of all more senior classes of offered certificates is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no principal
                                      distributions with respect to loan group no. 1 will be made to the holders of the class A-1-A certificates until the total principal balances of the class A-1, A-2, A-3, A-AB and A-4 certificates are reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no principal
                                      distributions with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-3, A-AB, and/or A-4 certificates until the total principal balance of the class A-1-A certificates is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-AB certificates in excess of the amount necessary to reduce the principal balance to the balance set forth for such distribution date on Exhibit E, until the total principal balances of the class A-1, A-2, A-3 and A-4 certificates are reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero and the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero and the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero and the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-1 certificates until the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E; and

                                 -    except as described in the following
                                      paragraph and the fifth preceding bullet, no distributions of principal will be made to the holders of the class A-AB certificates until the distribution date in August 2012 (the first distribution date on which the schedule on Exhibit E targets a principal balance for such class that is less than the initial balance).

                                 Because of the losses on the underlying
                                 mortgage loans and/or default-related or other unanticipated issuing entity expenses, the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates could be reduced to zero at a time when any two or more of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates remain outstanding. Under those circumstances, any principal distributions on the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates will be made on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                                 Notwithstanding the provisions otherwise described above, if a master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that either it or the applicable special servicer has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal on all the underlying mortgage loans (thereby reducing the amount of principal otherwise distributable on the series 2007-C4 certificates on the related distribution date), prior to being deemed reimbursed out of payments and other collections of interest on all the underlying mortgage loans.

                                 Additionally, in the event that any advance
                                 (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2007-C4 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

                                 In addition, to the extent that reimbursements of any nonrecoverable and/or other above-described advances relating to one or more underlying mortgage loans are deemed to be reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding two paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective underlying mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

                                 The class A-SP, A-X, R, LR and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Principal
                                 Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

F. DISTRIBUTIONS OF
   YIELD MAINTENANCE CHARGES     Any yield maintenance charge collected in
                                 respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered
                                 Certificates--Distributions--Distributions of
                                 Yield Maintenance Charges" in this prospectus supplement, as additional interest to the holders of the class A-X certificates, and in some cases, the class A-SP and/or as additional interest to any holders of class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G,
                                 H, J or K certificates that are then entitled to receive principal distributions.

REDUCTIONS OF CERTIFICATE
   PRINCIPAL BALANCES IN
   CONNECTION WITH LOSSES AND
   EXPENSES                      As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement, losses on, and default-related or other unanticipated issuing entity expenses attributable to, the underlying mortgage loans will, in general, be allocated to reduce the principal balances of the following classes of the series 2007-C4 principal balance certificates sequentially, in the following order:

                                  REDUCTION
                                 ORDER CLASS                  CLASS
                                 -----------  ----------------------------------
                                 1st               Non-offered Certificates
                                 2nd                          A-J
                                 3rd                          A-M
                                 4th          A-1, A-2, A-3, A-AB, A-4 and A-1-A

                                 Any reduction of the principal balances of the A-1, A-2, A-3, A-AB, A-4 and A-1-A classes will be made on a PRO RATA basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                                 See "Description of the Offered Certificates
                                 Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
   DEBT SERVICE PAYMENTS         Except as described below in this "--Advances
                                 of Delinquent Monthly Debt Service Payments" section, each master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than certain payments (including balloon payments), of principal and/or interest due on those underlying mortgage loans for which it is acting as master servicer. The applicable master servicer will be required to make advances for balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that a master servicer fails to make. As described under "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                 Neither the master servicers nor the trustee will advance master servicing fees, primary servicing fees or work-out fees.

                                 Notwithstanding the foregoing, neither the master servicers nor the trustee will be required to make any advance that it or the applicable special servicer determines will not be recoverable from proceeds of the related underlying mortgage loan. In addition, the trustee may conclusively rely on any determination of nonrecoverability made by the applicable master servicer or the applicable special servicer, and each master servicer may conclusively rely on any determination of nonrecoverability made by the applicable special servicer.

                                 In addition, if any of the adverse events or circumstances that we refer to under "The Series 2007-C4 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the applicable special servicer will generally be obligated to obtain a new appraisal or, in some cases involving mortgage loans with principal balances of less than $2,000,000, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                 -    the principal balance of, and other
                                      delinquent amounts (which may include
                                      unpaid servicing fees, unreimbursed
                                      servicing advances and interest on
                                      advances) due under or with respect to,
                                      the subject mortgage loan, exceed

                                 -    an amount equal to--

                                      1.   90% of the new appraised/estimated
                                           value of that real property (as such
                                           value may be adjusted downward by the
                                           special servicer), minus

                                      2.   any liens on that real property that
                                           are prior to the lien of the subject
                                           mortgage loan, plus

                                      3.   the amount of related escrow
                                           payments, reserve funds and letters
                                           of credit which are posted as
                                           additional security for payments due
                                           on the subject mortgage loan,
                                 then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will generally be in the same proportion that (a) the excess, sometimes referred to in this prospectus supplement as an appraisal reduction amount, bears to (b) the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will first reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2007-C4 certificates outstanding.

                                 Additionally, any reductions in advances with respect to any underlying mortgage loan that is part of a CBA A/B loan pair in accordance with the second preceding paragraph will be based on the portion of any appraisal reduction amount calculated with respect to the related CBA A/B loan pair that is allocable to the related underlying mortgage loan. The applicable master servicer or the applicable special servicer, as the case may be, will calculate any appraisal reduction amount with respect to the CBA A/B loan pair in the manner described above with respect to appraisal reduction amounts relating to individual underlying mortgage loans and will then allocate that appraisal reduction amount, first, to the junior CBA B-Note companion loan up to the unpaid principal balance of such junior mortgage loan, and then, to the related underlying mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" and "The Series 2007-C4 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the
                                 Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS    On each distribution date, the trustee will
                                 provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2007-C4 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties. The trustee will also make available to the registered holders of the offered certificates, via its website, any report at our request.

                                 You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties securing those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus supplement.

SALE OF DEFAULTED LOANS          If any mortgage loan in the issuing entity
                                 becomes 90 days delinquent as to any balloon payment (or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur) or becomes 60 days delinquent as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non-monetary event of default, then the series
                                 2007-C4 controlling class representative or the applicable special servicer may, at its option, purchase that underlying mortgage loan from the issuing entity at the price and on the terms described under "The Series 2007-C4 Pooling and
                                 Servicing Agreement--Fair Value Purchase
                                 Option" in this prospectus supplement, subject to any prior purchase rights of any mezzanine lender or the holder of any related junior CBA
                                 B-Note companion loan.

REPURCHASE OBLIGATION            If the related mortgage loan seller has been
                                 notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of the underlying mortgage loan (including any foreclosure property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2007-C4 certificates, then such mortgage loan seller will be required to either cure such breach or defect, repurchase the affected underlying mortgage loan from the issuing entity or substitute the affected underlying mortgage loan with another mortgage loan. If the related mortgage loan seller chooses to repurchase the affected underlying mortgage loan, such repurchase would have the same effect on the offered certificates as a prepayment in full of such underlying mortgage loan, except that such purchase will not be accompanied by any yield maintenance charge. See "Description of the Underlying Mortgage Loans--Representations and
                                 Warranties" in this prospectus supplement.

OPTIONAL TERMINATION             Various parties will each in turn, according to
                                 the order listed in this prospectus supplement under "The Series 2007-C4 Pooling and Servicing
                                 Agreement--Termination," have the option to purchase all of the underlying mortgage loans and all other property remaining in the issuing entity on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2007-C4 certificateholders, based on collections and advances of principal on those underlying mortgage loans previously distributed, and losses on those underlying mortgage loans previously allocated, to the series 2007-C4 certificateholders, is less than 1.0% of the initial mortgage pool balance.

                                 In the event that any of the parties listed above exercises this option, the issuing entity will terminate and all outstanding offered certificates will be retired, as described in more detail in this prospectus supplement.

                                 Following the date on which the total principal balance of the offered certificates and the class B, C, D, E, F, G, H, J and K certificates are reduced to zero, the issuing entity may also be terminated in connection with an exchange of all the remaining series 2007-C4 certificates (other than the class R, LR and V certificates) for all the mortgage loans and foreclosure properties in the issuing entity at the time of the exchange.

DENOMINATIONS                    The offered certificates will be issuable in
                                 registered form, in the following
                                 denominations:

                                                               MINIMUM      MULTIPLES IN EXCESS OF
                                             CLASS           DENOMINATION    MINIMUM DENOMINATION
                                 -------------------------   ------------   ----------------------
                                 A-1, A-2, A-3, A-AB, A-4,
                                 A-1-A, A-M, A-J and A-SP      $10,000                $1

CLEARANCE AND SETTLEMENT         You will initially hold your offered
                                 certificates through The Depository Trust
                                 Company, in the United States, or Clearstream
                                 Banking, Luxembourg or The Euroclear System, in
                                 Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and
                                 Denominations" in this prospectus supplement and "Description of the
                                 Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
   CONSEQUENCES                  The trustee or its agent will make elections to
                                 treat designated portions of the assets of the issuing entity as multiple separate real estate mortgage investment conduits under sections
                                 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"). These REMICs will include:

                                 - the Lower-Tier REMIC, which will consist of, among other things--

                                           1.   the underlying mortgage loans,
                                                and

                                           2.   any mortgaged real properties
                                                that may be acquired by the
                                                issuing entity following a
                                                borrower default,

                                 but will exclude collections of additional interest accrued and deferred as to payment with respect to each underlying mortgage loan with an anticipated repayment date that remains outstanding past that date; and

                                 - the Upper-Tier REMIC, which will hold the regular interests in the Lower-Tier REMIC.

                                 Any assets not included in a REMIC will
                                 constitute a grantor trust for U.S. federal income tax purposes.

                                 The offered certificates will be treated as regular interests in the Upper-Tier REMIC. This means that they will be treated as newly issued debt instruments for U.S. federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                                 For a more detailed discussion of the U.S.
                                 federal income tax aspects of investing in the offered certificates, see "U.S. Federal Income Tax

                                 Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA CONSIDERATIONS             The acquisition of an offered certificate by an
                                 employee benefit plan or other plan or
                                 arrangement subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or to
                                 Section 4975 of the Code, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                                 We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                 -    Title I of ERISA, or

                                 -    Section 4975 of the Code,

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse Securities (USA) LLC by the U.S. Department of Labor.

                                 If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Code or applicable similar law. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

RATINGS It is a condition to the issuance of the offered certificates that they receive the following credit ratings from any and all of the following rating agencies:

                                               MOODY'S   S&P
                                               -------   ---
                                 Class A-1       Aaa     AAA
                                 Class A-2       Aaa     AAA
                                 Class A-3       Aaa     AAA
                                 Class A-AB      Aaa     AAA
                                 Class A-4       Aaa     AAA
                                 Class A-1-A     Aaa     AAA
                                 Class A-M       Aaa     AAA
                                 Class A-J       Aaa     AAA
                                 Class A-SP      Aaa     AAA

                                 The rated final distribution date for each class of offered certificates is the distribution date occurring in September 2039. For a description of the limitations of the ratings of the offered certificates, see "Rating" in this prospectus supplement.

LEGAL INVESTMENT                 The Class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M,
                                 A-J and A-SP certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by S&P and Moody's. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS        The rate and timing of payments and other
                                 collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate.
                                 In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. Additionally, certain classes of offered certificates will be affected by the rate and timing of payments and collections of principal of the underlying mortgage loans.

                                 Holders of the class A-1, A-2, A-3, A-AB and
                                 A-4 certificates will be greatly affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 1 and, in the absence of significant events, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 2.

                                 Holders of the class A-1-A certificates will be affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 2 and, in the absence of significant events, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 1.

                                 If you are contemplating the purchase of class A-SP certificates, you should be aware that--

                                 -    the yield to maturity on those
                                      certificates will be highly sensitive to the rate and timing of principal prepayments and other liquidations on or with respect to the mortgage loans,

                                 - a faster than anticipated rate of payments and other collections of principal on the mortgage loans could result in a lower than anticipated yield with respect to those certificates, and

                                 -    an extremely rapid rate of prepayments
                                      and/or other liquidations on or with
                                      respect to the mortgage loans could result in a substantial loss of your initial investment with respect to those certificates.

                                 When trying to determine the extent to which payments and other collections of principal on the mortgage loans will adversely affect the respective yields to maturity of the class A-SP certificates, you should consider what the respective total notional amounts of those classes of principal balance certificates are and how payments and other collections of principal on the mortgage loans are to be applied to the principal balances of the principal balance certificates that make up those notional amounts.

                                 The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                 See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus. Consult your legal advisor as to the appropriate characterization of the offered certificates under any legal investment restrictions applicable to you.

                          THE UNDERLYING MORTGAGE LOANS

GENERAL We intend to include the 224 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the issuing entity for the offered certificates. In this section, "--The Underlying Mortgage Loans," we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                 -    "Description of the Underlying Mortgage
                                      Loans";

                                 -    "Risk Factors--Risks Related to the
                                      Underlying Mortgage Loans";

                                 -    Exhibit A-1--Characteristics of the
                                      Underlying Mortgage Loans and the Related
                                      Mortgaged Real Properties; and

                                 -    Exhibit A-2--Mortgage Pool Information.

                                 For purposes of calculating distributions on the respective classes of series 2007-C4 certificates, the pool of mortgage loans backing the offered certificates will be divided into the following two loan groups:

                                 -    Loan group no. 1, which will consist of
                                      all of the underlying mortgage loans that are secured by property types other than multifamily and manufactured housing property types, together with three (3) underlying mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of one hundred seventy-three (173) mortgage loans, with an initial loan group no. 1 balance of $1,598,513,708, representing approximately 74.7% of the
                                      initial mortgage pool balance.

                                 -    Loan group no. 2, which will consist of
                                      all but three (3) of the underlying
                                      mortgage loans that are secured by
                                      multifamily and manufactured housing
                                      property types. Loan group no. 2 will
                                      consist of fifty-one (51) mortgage loans, with an initial loan group no. 2 balance of $542,371,649, representing approximately 25.3% of the initial mortgage pool balance.

                                 Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                                 When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that we intend to include in the issuing entity, please note that--

                                 -    All numerical information provided with
                                      respect to the mortgage loans is provided on an approximate basis.

                                 - All weighted average information provided with respect to the underlying mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the underlying mortgage loans to the issuing entity. We show the cut-off date principal balance for each of the underlying mortgage loans on Exhibit A-1 to this prospectus supplement. References in this prospectus supplement to the initial mortgage pool balance are to the total cut-off date principal balance of the underlying mortgage loans.

                                 - In calculating the respective cut-off date principal balances of the underlying mortgage loans, we have assumed that--

                                           1.   all scheduled payments of
                                                principal and/or interest due on
                                                those mortgage loans on or
                                                before their respective due
                                                dates in September 2007 are
                                                timely made, and

                                           2.   there are no prepayments or
                                                other unscheduled collections of
                                                principal with respect to any of
                                                those mortgage loans during the
                                                period from its due date in
                                                August 2007 up to and including
                                                its due date in September 2007.

                                 - Whenever we refer to the following terms in this prospectus supplement, we intend for them to have the respective meanings specified below:

                                           1.   initial mortgage pool balance --
                                                the total cut-off date principal
                                                balance of the entire mortgage
                                                pool;

                                           2.   initial loan group no. 1 balance
                                                -- the total cut-off date
                                                principal balance of all of loan
                                                group no. 1; and

                                           3.   initial loan group no. 2 balance
                                                -- the total cut-off date
                                                principal balance of all of loan
                                                group no. 2.

                                 - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

                                 - Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans in the issuing entity. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs," and "--Significant Mortgage Loans," none of the underlying mortgage loans will be cross-collateralized with any mortgage loan that is not in the issuing entity.

                                 -    In some cases, an individual underlying
                                      mortgage loan is secured by multiple
                                      mortgaged real properties. For purposes of providing property specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                           1.   relative appraised values,

                                           2.   relative underwritten net cash
                                                flow, or

                                           3.   prior allocations reflected in
                                                the related loan documents.

                                 -    In some cases, an individual underlying
                                      mortgage loan is secured by additional
                                      collateral that will be released upon
                                      satisfaction of certain performance
                                      related criteria or, if not so satisfied, may be applied to prepayment of principal. In such cases, the annual debt service coverage and loan to value ratio may, in some cases, be calculated after netting out the letters of credit and/or holdback amounts.

                                 - If an underlying mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                                 -    Whenever we refer to a particular
                                      mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged property identified by that name on Exhibit A-1 to this prospectus supplement.

                                 -    Statistical information regarding the
                                      underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                                 - The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each of those loan groups should also be analyzed when making an investment decision. See "--Additional Statistical Information" below.

SOURCE OF THE UNDERLYING
   MORTGAGE LOANS                We are not the originator of the mortgage loans
                                 that we intend to include in the issuing entity. We will acquire those mortgage loans from three separate mortgage loan sellers. Each of the mortgage loans that will comprise the assets of the issuing entity was originated or acquired by--

                                 - the related mortgage loan seller from whom we are acquiring the mortgage loan,

                                 - an affiliate of the related mortgage loan seller, or

                                 -    a correspondent in the related mortgage
                                      loan seller's or its affiliate's conduit lending program.

                                 The following table sets forth the number of underlying mortgage loans, and the percentage of initial mortgage pool balance, that we will acquire from each of the mortgage loan sellers or affiliated groups of mortgage loan sellers:

                                                                  NUMBER OF    % OF INITIAL
                                                                   MORTGAGE   MORTGAGE POOL
                                       MORTGAGE LOAN SELLER        LOANS(1)      BALANCE
                                 ------------------------------   ---------   -------------
                                 Column Financial, Inc               166           86.5%
                                 PNC Bank, National Association       23            8.9%
                                 NCB, FSB                             35            4.6%
                                                                     ---          -----
                                 TOTAL                               224          100.0%

PAYMENT AND OTHER TERMS          Each of the mortgage loans that we intend to
                                 include in the issuing entity is the obligation of a borrower to repay a specified sum with interest.

                                 Repayment of each of the underlying mortgage loans is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we refer to under "Description of the Underlying Mortgage Loans--General" in, and describe in the glossary to, this prospectus supplement.

                                 Most of the mortgage loans that we intend to include in the issuing entity are, with limited exceptions, nonrecourse. Even where a mortgage loan that we intend to include in the issuing entity is fully or partially recourse, however, we have generally not evaluated the creditworthiness of the subject obligor. Accordingly, even fully or partially recourse mortgage loans that we will include in the issuing entity should be considered nonrecourse.

                                 None of the underlying mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                 Each of the underlying mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates, the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS                    Two hundred twenty-one (221) of the mortgage
                                 loans that we intend to include in the issuing entity, representing 99.8% of the initial mortgage pool balance, of which one hundred seventy (170) mortgage loans are in loan group no. 1, representing 99.7% of the initial loan group no. 1 balance, and fifty-one (51) mortgage loans are in loan group no. 2, representing 100% of the initial loan group no.
                                 2 balance, are balloon loans that provide for:

                                 -    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity or no amortization prior to stated maturity; and

                                 - a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED
   REPAYMENT DATES               Two (2) of the mortgage loans that we intend to
                                 include in the issuing entity, representing
                                 0.1% of the initial mortgage pool balance, all of which are in loan group no. 1, representing
                                 0.2% of the initial loan group no. 1 balance, provide material incentives to, but do not require, the related borrower to pay its mortgage loan in full by a specified date prior to stated maturity. We consider each such specified date to be the anticipated repayment date for the related mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives generally include the following:

                                 -    Commencing on the related anticipated
                                      repayment date, the subject mortgage loan will accrue interest in excess of interest at the initial mortgage interest rate. The additional interest will--

                                           1.   be deferred,

                                           2.   in some cases, compound,

                                           3.   be payable only after the
                                                outstanding principal balance of
                                                the subject mortgage loan is
                                                paid in full, and

                                           4.   be payable only to the holders
                                                of the class V certificates,
                                                which are not offered by this
                                                prospectus supplement.

                                 -    Commencing no later than the related
                                      anticipated repayment date, the subject
                                      mortgage loan may be freely prepaid.

                                 -    Commencing no later than the related
                                      anticipated repayment date, cash flow from the related mortgaged real property will be deposited into a lockbox under the control of the lender or the party servicing the subject mortgage loan.

                                 -    Commencing on the related anticipated
                                      repayment date, cash flow from the related mortgaged real property that is not otherwise applied to pay the normal monthly debt service payment or to pay or escrow for the payment of various expenses, will be applied to pay down the principal balance of the subject mortgage loan.

                                 All of these mortgage loans with anticipated repayment dates require amortization after the related anticipated repayment date only to the extent of the remaining cash flow available as described in the last bullet above.

FULLY AMORTIZING LOANS           One (1) of the mortgage loans that we intend to
                                 include in the issuing entity, representing
                                 0.1% of the initial mortgage pool balance and representing 0.1% of the initial loan group no.
                                 1 balance, has a payment schedule that provides for the payment of the principal balance of the subject mortgage loan in full or substantially in full by its maturity date. This mortgage loan does not provide for any of the repayment incentives associated with mortgage loans with anticipated repayment dates.

MORTGAGE LOANS WITH INTEREST
   ONLY PERIODS                  Fifty-one (51) of the mortgage loans that we
                                 intend to include in the issuing entity, representing 61.2% of the initial mortgage pool balance, of which thirty (30) mortgage loans are in loan group no. 1, representing 63.2% of the initial loan group no. 1 balance, and twenty-one (21) mortgage loans are in loan group no. 2, representing 55.3% of the initial loan group no. 2 balance, are balloon loans or loans with anticipated repayment dates that do not provide for any amortization prior to the maturity date or the anticipated repayment date, as the case may be. Seventy-six (76) other mortgage loans that we intend to include in the issuing entity, representing 22.5% of the initial mortgage pool balance, of which sixty-one (61) mortgage loans are in loan group no. 1, representing 17.8% of the initial loan group no. 1 balance, and fifteen (15) mortgage loans are in loan group no. 2, representing
                                 36.4% of the initial loan group no. 2 balance, are balloon loans or loans with anticipated repayment dates that provide for an interest only period of between twelve (12) and sixty
                                 (60) months following origination, which interest only period, in respect of all of those mortgage loans, has not yet expired.

CROSSED MORTGAGE LOANS           The issuing entity will include one (1) group
                                 of mortgage loans that are cross-collateralized and cross-defaulted with each other. This group consists of the mortgage loans secured by the mortgaged real properties identified on Exhibit
                                 A-1 to this prospectus supplement as set forth in the table below.

                                                                                      % OF INITIAL
                                                                       NUMBER OF     MORTGAGE POOL
                                             LOAN NAMES             MORTGAGE LOANS      BALANCE
                                 --------------------------------   --------------   -------------
                                 RV Dakota Ridge RV Park, RV Elk
                                    Meadows RV Park and RV Spruce
                                    Lake RV Park                            3             0.6%

MULTI-PROPERTY MORTGAGE LOANS    The table below identifies each group of
                                 mortgaged real properties that secure an individual multi-property mortgage loan that we intend to include in the issuing entity:

                                                                            NUMBER OF
                                                                            MORTGAGED   % OF INITIAL
                                                                              REAL        MORTGAGE
                                           PROPERTY/PORTFOLIO NAMES        PROPERTIES   POOL BALANCE
                                 ---------------------------------------   ----------   ------------
                                 Shutters on the Beach & Casa Del Mar
                                    Portfolio                                   2           14.5%
                                 Hamburg Trust Portfolio                        5           3.4%
                                 Esquire Portfolio                              4           1.4%
                                 Artisan Las Vegas Multifamily Portfolio        2           1.4%
                                 Egizii Portfolio                               7           1.0%
                                 W 125th St & 1645 Pitkin Portfolio             2           0.9%
                                 Drug Mart Plaza A - ROLLUP                     2           0.3%
                                 Best Storage Portfolio                         4           0.3%
                                 Golden Enterprises Apartment Portfolio         5           0.2%
                                 Tobin Portfolio                                2           0.2%
                                 127 & 4000 Church Road                         2           0.2%
                                 Cranberry Hill & Norberry                      2           0.1%
                                 Ambler Portfolio                               4           0.1%
                                 Lakeside Portfolio                             2           0.1%
                                 Providence Plaza & Shoppes at Midtown          2           0.1%

                                 You should note that some of the underlying mortgage loans that are secured by multiple real properties (alone or through cross-collateralization) allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through partial defeasance, through property substitution and/or upon the satisfaction of various underwriting criteria. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Enforceability of Cross-Collateralization Provisions May Be Challenged and the Benefits of these Provisions May Otherwise Be Limited" and "Description of the Underlying Mortgage
                                 Loans--Cross-Collateralized Mortgage Loans,
                                 Multi-Property Mortgage Loans and Mortgage
                                 Loans with Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE/YIELD MAINTENANCE
   MORTGAGE LOANS                One hundred ninety (190) of the mortgage loans
                                 that we intend to include in the issuing entity, representing 61.4% of the initial mortgage pool balance, of which one hundred forty-eight (148) mortgage loans are in loan group no. 1, representing 59.3% of the initial loan group no. 1 balance, and forty-two (42) mortgage loans are in loan group no. 2, representing 67.7% of the initial loan group no. 2 balance, permit the borrower to obtain the release of the related mortgaged real property - or, in the case of a crossed mortgage loan or multi-property mortgage loan, the release of one or more of the related mortgaged real properties - from the lien of the related mortgage instrument(s) upon the pledge to the trustee of non-callable U.S.
                                 Treasury securities or other non-callable government securities. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s). In all of these cases, defeasance may not occur earlier than the second anniversary of the date of the initial issuance of the offered certificates.

                                 In addition, thirty (30) of the mortgage loans that we intend to include in the issuing entity, representing 13.8% of the initial mortgage pool balance, of which twenty-one (21) mortgage loans are in loan group no. 1, representing 7.5% of the initial loan group no. 1 balance, and nine (9) mortgage loans are in loan group no. 2, representing 32.3% of the initial loan group no. 2 balance, permit the borrower to obtain the release of the related mortgaged real property, after the expiration of a prepayment lockout period during which voluntary prepayments are prohibited, upon prepayment in full of the mortgage loan and payment of a yield maintenance charge. In addition, in the case of one (1) mortgage loan included above, the borrower may obtain a release of the mortgaged real property at any time after the second anniversary of the date of the initial issuance of the offered certificates upon the pledge to the trustee of non-callable U.S. Treasury securities or other non-callable government securities. The securities must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s).

                                 In addition, four (4) of the mortgage loans that we intend to include in the issuing entity, representing 24.8% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 33.2% of the initial loan group no. 1 balance, permit the borrower to obtain the release of the related mortgaged real property (i) at any time during the loan term upon payment in full of the mortgage loan and payment of a yield maintenance charge. In addition, in the case of three (3) mortgage loans included above, the borrower may obtain a release of the mortgaged real property at any time after the second anniversary of the date of the initial issuance of the offered certificates upon the pledge to the trustee of non-callable U.S. Treasury securities or other non-callable government securities. The securities must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s).

ADDITIONAL COLLATERAL MORTGAGE
   LOANS Sixteen (16) of the mortgage loans that we intend to include in the issuing entity, representing 7.0% of the initial mortgage pool balance, of which eleven (11) mortgage loans are in loan group no. 1, representing 6.1% of the initial loan group no. 1 balance, and five
                                 (5) mortgage loans are in loan group no. 2, representing 9.9% of the initial loan group no. 2 balance, are secured by letters of credit or cash reserves that in each such case:

                                 - will be released to the related borrower in whole or in part, upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

                                 - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration) be applied to prepay a portion of the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

                                 Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $11,592,000.

                                 See "Description of the Underlying Mortgage
                                 Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS                    Seventy-two (72) mortgage loans that we intend
                                 to include in the issuing entity, representing
                                 64.5% of the initial mortgage pool balance, of which fifty-one (51) mortgage loans are in loan group no. 1, representing 63.3% of the initial loan group no. 1 balance, and twenty-one (21) mortgage loans are in loan group no. 2, representing 67.9% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes:

                                 HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

                                 SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

                                 - a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

                                 -    a decline, by more than a specified
                                      amount, in the net operating income of the related mortgaged real property; or

                                 - a failure to meet a specified debt service coverage ratio; or

                                 -    an event of default under the mortgage; or

                                 - certain specified events relating to the tenancy at the related mortgaged property (i.e., termination of a major lease or the tenant under such major lease becoming a Dark Tenant).

                                 For purposes of this prospectus supplement, (i) a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event and (ii) except in those cases involving multifamily and hospitality properties that are described under "Hard Lockbox" above, with respect to a modified lockbox, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

                                 The above-referenced mortgage loans provide for the following types of lockbox accounts:

                                                                    % OF INITIAL
                                                      NUMBER OF      MORTGAGE
                                 TYPE OF LOCKBOX   MORTGAGE LOANS   POOL BALANCE
                                 ---------------   --------------   ------------
                                 Hard                    23             44.5%
                                 Springing               49             19.9%
                                                        ---             ----
                                 TOTAL                   72             64.5%


PREPAYMENT CHARACTERISTICS OF
   THE MORTGAGE LOANS            Each underlying mortgage loan restricts
                                 voluntary prepayments in one or more of the following ways:

                                 - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated;

                                 - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the underlying mortgage loan may be defeased;

                                 - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated and thereafter requiring that any voluntary principal prepayment made be accompanied by a yield maintenance charge; and/or

                                 - by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a yield maintenance charge.

                                 However, as described under "--Additional
                                 Collateral Mortgage Loans" above, some
                                 underlying mortgage loans may require partial principal prepayments during the related lock-out period.

                                 The holder of each CBA B-Note companion loan will have the right to purchase the related underlying mortgage loan under certain circumstances following a default under such mortgage loan, which would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that in certain circumstances, such purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "Description of the Underlying Mortgage Loans-The CBA A/B Loan Pairs" in this prospectus supplement.

                                 The purchase of any underlying mortgage loan by any party that has an option or is otherwise entitled to purchase that loan from the issuing entity following default generally would have the same effect on the offered certificates as a prepayment but the required purchase price will not include or be accompanied by any prepayment premium or yield maintenance charge. In addition if the mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, and is required to repurchase the affected mortgage loan, it would have the same effect on the offered certificates as a prepayment, except that the required purchase price will not include or be accompanied by any prepayment premium or yield maintenance charge.

                                 Set forth below is information regarding the remaining terms of the prepayment lock-out or prepayment lock-out/defeasance periods, as applicable, for the underlying mortgage loans that currently prohibit voluntary prepayments:

                                                            MORTGAGE   LOAN GROUP   LOAN GROUP
                                                              POOL       NO. 1         NO. 2
                                                            --------   ----------   ----------
                                 Maximum remaining
                                    lock-out or lock-out/
                                    defeasance period          229         229          117
                                 Minimum remaining
                                    lock-out or lock-out/
                                    defeasance period           31          31           51
                                 Weighted average
                                    remaining lock-out or
                                    lock-out/ defeasance
                                    period                      99          99          100

DELINQUENCY STATUS               None of the mortgage loans that we intend to
                                 include in the issuing entity was 30 days or more delinquent in respect of any monthly debt service payment--

                                 -    as of the related due date in September
                                      2007, if any, or

                                 -    at any time during the 12-month period
                                      preceding the related due date in
                                      September 2007, if any.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS      The mortgage loans that we intend to include in
                                 the mortgage pool will have the following general characteristics as of the cut-off date:

                                                                                          LOAN GROUP      LOAN GROUP
                                                                        MORTGAGE POOL        NO. 1           NO. 2
                                                                       --------------   --------------   ------------
Initial mortgage pool/loan balance                                     $2,140,885,357   $1,598,513,708   $542,371,649
Number of underlying mortgage loans                                               224              173             51
Number of mortgaged real properties                                               256              192             64
Greatest cut-off date principal balance                                $  310,000,000   $  310,000,000   $ 90,000,000
Smallest cut-off date principal balance                                $      922,658   $      922,658   $  1,049,119
Average cut-off date principal balance                                 $    9,557,524   $    9,239,964   $ 10,634,738
Highest annual mortgage interest rate                                          7.6307%          7.6307%        6.8707%
Lowest annual mortgage interest rate                                           5.3300%          5.3300%        5.4900%
Weighted average annual mortgage interest rate                                 5.8591%          5.8588%        5.8600%
Longest original term to maturity or anticipated repayment date            240 months       240 months     122 months
Shortest original term to maturity or anticipated repayment date            60 months        60 months      60 months
Weighted average original term to maturity or anticipated repayment
   date                                                                    105 months       104 months     108 months
Longest remaining term to maturity or anticipated repayment date           235 months       235 months     120 months
Shortest remaining term to maturity or anticipated repayment date           55 months        55 months      56 months
Weighted average remaining term to maturity or anticipated repayment
   date                                                                    102 months       101 months     105 months
Highest debt service coverage ratio, based on underwritten net cash
   flow                                                                          3.08x            3.08x          2.04x
Lowest debt service coverage ratio, based on underwritten net cash
   flow                                                                          1.07x            1.07x          1.11x
Weighted average debt service coverage ratio, based on underwritten
   net cash flow                                                                 1.33x            1.31x          1.39x
Highest cut-off date loan-to-value ratio                                         83.1%            83.0%          83.1%
Lowest cut-off date loan-to-value ratio                                          30.6%            30.6%          48.4%
Weighted average cut-off date loan-to-value ratio                                70.3%            69.8%          71.9%

                                 In reviewing the foregoing table, please note that:

                                 -    In the case of the three (3) underlying
                                      mortgage loans where the related borrower encumbered the related mortgaged real property with junior debt that is secured by the same mortgage that secures the related underlying mortgage loan, which underlying mortgage loans represent 2.2% of the initial mortgage pool balance, none of the statistical information provided in this prospectus supplement reflects the presence of or otherwise includes any numerical information with respect to those junior loans. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                                 -    The underwritten net cash flow for any
                                      mortgaged real property is an estimated
                                      number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove to be an accurate prediction of future performance.

B.  GEOGRAPHIC CONCENTRATION     The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                              NUMBER OF MORTGAGED   % OF INITIAL MORTGAGE
                                    STATE       REAL PROPERTIES          POOL BALANCE
                                 ----------   -------------------   ---------------------
                                 California            23                   29.2%
                                 New York              24                   18.3%
                                 Texas                 41                   15.5%
                                 Florida               13                    5.7%

                                 The remaining mortgaged real properties with respect to the mortgage pool are located throughout 33 other states and Washington, D.C. No more than 5% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions. In circumstances where a particular underlying mortgage loan is secured by multiple mortgaged real properties located in two or more jurisdictions, the foregoing information reflects the allocated loan amounts for those properties.

                                 Nineteen (19) of the California properties, securing 27.7% of the initial mortgage pool balance, are located in southern California - areas with zip codes of 93600 or below - and four (4) of the California properties, securing 1.5% of the initial mortgage pool balance, are located in northern California - areas with zip codes above 93600.

                                 See "Certain Legal Aspects of Mortgage Loans for Mortgage Properties Located in California, New York and Texas" in this prospectus supplement.

C.  PROPERTY TYPES               The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                   NUMBER OF      % OF INITIAL
                                                 MORTGAGED REAL   MORTGAGE POOL
                                 PROPERTY TYPE     PROPERTIES        BALANCE
                                 -------------   --------------   --------------
                                 Office                 48             27.3%
                                 Multifamily            67             25.9%
                                 Retail                 87             20.5%
                                 Hotel                  18             19.7%
                                 Industrial             13              3.3%
                                 Mixed Use              12              2.4%
                                 Self-Storage            9              0.7%
                                 Healthcare              1              0.1%
                                 Other                   1              0.1%
                                                       ---            -----
                                 TOTAL                 256            100.0%

D.  ENCUMBERED INTERESTS         The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                                                NUMBER OF      % OF INITIAL
                                 ENCUMBERED INTEREST IN THE   MORTGAGED REAL   MORTGAGE POOL
                                   MORTGAGED REAL PROPERTY      PROPERTIES        BALANCE
                                 --------------------------   --------------   -------------
                                 Fee                                254            99.5%
                                 Fee/Leasehold                        2             0.5%
                                                                    ---           -----
                                 TOTAL                              256           100.0%

                                 In circumstances where both the fee and
                                 leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E.  SIGNIFICANT MORTGAGE LOANS   The ten (10) largest mortgage loans or groups
                                 of cross-collateralized mortgage loans of the initial mortgage pool balance that we intend to include in the issuing entity have--

                                 - cut-off date principal balances that range from $30,300,000 to $310,000,000, and

                                 - a total cut-off date principal balance of $946,300,000, which represents 44.2% of the initial mortgage pool balance.

                                 See "Description of the Underlying Mortgage
                                 Loans--Significant Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans that we intend to include in the issuing entity is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the issuing entity are secured by the following income-producing property types:

     -    office properties;

     -    retail properties, including anchored, shadow anchored and unanchored;

     - multifamily properties, including conventional rental properties and manufactured housing properties;

     - mixed use properties with significant office, retail and/or multifamily components;

     -    self-storage properties;

     -    limited service and full service hotel properties;

     -    healthcare properties; and

     -    industrial properties.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the issuing entity. The primary assets of the issuing entity will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

     The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

     -    any governmental entity;

     -    any private mortgage insurer;

     -    us;

     -    any sponsor;

     -    any mortgage loan seller;

     -    any master servicer;

     -    any special servicer;

     -    any primary servicer;

     -    any sub-servicer of a master servicer or a special servicer;

     -    the trustee; or

     -    any of their respective affiliates.

     With respect to certain of the underlying mortgage loans, the issuing entity will have the benefit of certain environmental insurance policies. See "Description of the Underlying Mortgage Loans--Underwriting
Matters--Environmental Insurance" in this prospectus supplement.

     REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED REAL PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED REAL PROPERTY, WHICH MAY FLUCTUATE OVER TIME. All of the mortgage loans that we intend to include in the issuing entity are, with limited exceptions, or should be considered to be, nonrecourse. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the issuing entity will ultimately recover any amounts in addition to the liquidation proceeds from the related mortgaged real property or properties. Even where a mortgage loan that we intend to include in the issuing entity is fully or partially recourse, however, we have generally not evaluated the creditworthiness of the subject obligor. Accordingly, even fully or partially recourse mortgage loans that we will include in the issuing entity should be considered nonrecourse.

     Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Payment on each underlying mortgage loan may also depend on:

     - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

     - in the event of a default under the underlying mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     Two hundred twenty-one (221) of the mortgage loans that we intend to include in the issuing entity, representing 99.8% of the initial mortgage pool balance, of which one hundred seventy (170) mortgage loans are in loan group no. 1, representing 99.7% of the initial loan group no. 1 balance, and fifty-one
(51) mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are balloon loans; and two (2) of the mortgage loans that we intend to include in the issuing entity, representing 0.1% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 0.2% of the initial loan group no. 1 balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One hundred ninety-three (193) of these mortgage loans, representing 67.1% of the initial mortgage pool balance, of which one hundred fifty (150) mortgage loans are in loan group no. 1, representing 63.7% of the initial loan group no. 1 balance, and forty-three (43) mortgage loans are in loan group no. 2, representing 76.8% of the initial loan group no. 2 balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from January 1, 2017 through December 31, 2017, inclusive. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     -    the ability to cover debt service;

     - the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

     -    the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     - national, regional and local economic conditions;

     - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

     - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     -    demographic factors;

     - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     - capable management and adequate maintenance for the related mortgaged real property;

     -    location of the related mortgaged real property;

     - if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

     - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     - the age, construction, quality and design of the related mortgaged real property; and

     - whether the related mortgaged real property is readily convertible to alternative uses.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Forty-eight (48) mortgaged real properties, securing mortgage loans that represent 27.3% of the initial mortgage pool balance, are primarily used for office purposes. In addition, seven (7) mortgaged real properties, securing mortgage loans that represent 2.0% of the initial mortgage pool balance, are mixed use properties that each has an office component. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    accessibility from surrounding highways/streets;

     - the ability of the management team to effectively manage the subject property;

     - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     -    the financial condition of the owner of the subject property.

     See "Description of the Trust Fund--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL AND MANUFACTURED HOUSING PROPERTIES THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES AND MANUFACTURED HOUSING PROPERTIES. Sixty-seven (67) mortgaged real properties, securing mortgage loans that represent 25.9% of the initial mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties. A number of factors may adversely affect the value and successful operation of a multifamily rental or manufactured housing property. Some of these factors include:

     - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

     - the physical condition and amenities of the subject property in relation to competing properties;

     -    the subject property's reputation;

     - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     -    local factory or other large employer closings;

     - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     - the ability of the management team to effectively manage the subject property;

     - compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

     -    distance from employment centers and shopping areas;

     -    the financial condition of the owner of the subject property; and

     - government agency rights to approve the conveyance of such mortgaged real properties could potentially interfere with the foreclosure or execution of a deed in lieu of foreclosure of such properties.

     In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically executed on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure underlying mortgage loans that we intend to include in the issuing entity are subject to land use restrictive covenants, affordable housing covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     Some of the mortgaged real properties that will secure underlying mortgage loans that we may include in the issuing entity entitle their owners to receive low-income housing tax credits pursuant to section 42 of the Code. Section 42 of the Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

     The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

     In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

     See "Description of the Issuing Entity--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Eighty-seven (87) mortgaged real properties, securing mortgage loans that represent 20.5% of the initial mortgage pool balance, are primarily used for retail purposes. In addition, eight (8) mortgaged real properties, securing mortgage loans that represent 1.8% of the initial mortgage pool balance, are mixed use properties that each has a retail component. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    tenants' sales;

     -    tenant mix;

     - the ability of the management team to effectively manage the subject property;

     -    whether the subject property is in a desirable location;

     - the physical condition and amenities of the subject building in relation to competing buildings;

     - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     -    the financial condition of the owner of the subject property.

     We consider twenty-seven (27) of the subject retail properties, securing mortgage loans that represent 10.9% of the initial mortgage pool balance, to be anchored; and sixty (60) of the subject retail properties, securing mortgage loans that represent 9.7% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies and, therefore, that space is not part of the collateral.

     In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchor, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchor may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     CERTAIN OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY HEALTHCARE PROPERTIES, THEREBY MATERIALLY EXPOSING THE OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF HEALTHCARE PROPERTIES. One (1) mortgaged real property securing one mortgage loan that represents 0.1% of the initial mortgage pool balance, is secured by a lien on the related borrower's interest in a skilled nursing and/or assisted living facility. Nursing facilities and assisted living facilities must meet various federal and state requirements that relate, among other things, to personnel qualifications, quality of care and the adequacy of facility buildings, equipment and supplies. Federal and state agencies routinely conduct annual surveys and complaint investigation surveys to confirm compliance with the Medicare and Medicaid requirements. These agencies may issue statements of deficiencies for non-compliance and may provide the facility with an opportunity to correct cited deficiencies by preparing and implementing a "plan of correction" In the case of nursing facilities, where deficiencies pose a threat of immediate jeopardy to the health, safety or welfare of the residents, upon repeat deficiencies or upon continued substantial noncompliance with requirements, the agency is authorized to take various adverse actions against the nursing facility, including imposing fines (up to $10,000 per day), denial of payments for new admissions, bans on admission of new residents, termination of payments, license revocation, appointment of a receiver, or temporary manager (at the operator's expense), decertification as a Medicare or Medicaid program participant and closure. Singly or in combination, available sanctions for quality deficiencies can have a material adverse effect on facilities, particularly nursing facilities, results of operations, liquidity and financial position. There are often significant delays in the process for facilities to appeal sanctions and certain sanctions continue for long periods of time. Proceedings to contest sanctions often involve significant legal expense and facility resources, and there can be no assurance that any appeals will be successful.

     There can be no assurance that any of the facilities will remain in compliance with applicable requirements and thus not be subject to sanctions, including denials of payments for new admissions, civil monetary penalties and, in extreme cases, termination of licensure and/or participation in federal, state and third-party payor programs.

     PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     -    operating the property and providing building services;

     -    establishing and implementing the rental structure;

     -    managing operating expenses;

     -    responding to changes in the local market; and

     - advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     Neither we nor any of the underwriters, sponsors or mortgage loan sellers make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     RELIANCE ON A SINGLE OR MAJOR TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Thirty-seven (37) mortgaged real properties, securing 5.7% of the initial mortgage pool balance, are each leased by a single tenant. In addition, twenty-three (23) other mortgaged real properties, securing 5.3% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

     CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS. Certain of the underlying mortgage loans that we intend to include in the issuing entity are secured by a mortgaged real property that consist of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a underlying mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the underlying mortgage loans in the issuing entity that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those underlying mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2007-C4 certificateholders to a greater delay, expense and risk than with respect to an underlying mortgage loan secured by a property that is not a condominium.

     LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the issuing entity have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans or groups that are to be included in the issuing entity:

                           TEN LARGEST MORTGAGE LOANS

                                                    CUT-OFF DATE     % OF INITIAL MORTGAGE
           PROPERTY/PORTFOLIO NAMES              PRINCIPAL BALANCE        POOL BALANCE
----------------------------------------------   -----------------   ---------------------
Shutters on the Beach & Casa Del Mar Portfolio      $310,000,000             14.5%
245 Fifth Avenue                                    $140,000,000              6.5%
City Tower                                          $115,000,000              5.4%
2600 Michelson                                      $ 95,000,000              4.4%
Meyberry House                                      $ 90,000,000              4.2%
Hamburg Trust Portfolio                             $ 72,000,000              3.4%
St. Luke's At Cypress Woods                         $ 31,800,000              1.5%
Lakeview Plaza                                      $ 31,200,000              1.5%
Esquire Portfolio                                   $ 31,000,000              1.4%
Artisan Las Vegas Multifamily Portfolio             $ 30,300,000              1.4%

     MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the issuing entity were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property;

     - related borrowers who have common general partners or common managing members could increase the risk that a financial setback or bankruptcy proceeding involving such parties could have an impact on the pool of mortgage loans;

     - related borrowers who have common affiliated property managers could increase the risk that a financial setback or bankruptcy proceeding involving such property manager could have an impact on the pool of mortgage loans; and

     - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

     See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     The following table identifies each of those groups of two (2) or more mortgage loans that represent 1.0% or more of the initial mortgage pool balance and that have the same borrower or related borrowers, but are not cross-collateralized.

                             RELATED BORROWER LOANS

                                                                         AGGREGATE CUT-OFF   % OF INITIAL
                                                           NUMBER OF      DATE PRINCIPAL     MORTGAGE POOL
                PROPERTY/PORTFOLIO NAMES                MORTGAGE LOANS        BALANCE           BALANCE
-----------------------------------------------------   --------------   -----------------   -------------
2600 Michelson and City Tower                                 2             $210,000,000          9.8%
Bullard Creek, Bullard Crossing, Curry Junction
   Apartments, Parks at Walnut and St. Charles
   Place                                                      5             $ 48,320,000          2.3%
Parkoff - 100 Thayer Street, Parkoff - 110 Post
   Avenue, Parkoff -11-19 Seaman Avenue, Parkoff
   -1-5-9 Seaman Avenue, Parkoff -161-171 Seaman
   Avenue, Parkoff - 98 Thayer Street and Parkoff
   - 75 Thayer Street                                         7             $ 41,380,000          1.9%
Paradise Bay and Park Village                                 2             $ 33,600,000          1.6%
Champions Centre Apartments and Champions Park
   Apartments                                                 2             $ 28,300,000          1.3%

     ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. One (1) group of mortgage loans that we intend to include in the issuing entity, representing 0.6% of the initial mortgage pool balance, is comprised of cross collateralized, cross defaulted mortgage loans each secured by one or more real properties that are to be included in the issuing entity. In addition, fifteen (15) mortgage loans, representing 24.2% of the initial mortgage pool balance, are "multi-property mortgage loans" that are evidenced by one mortgage note and secured by more than one mortgaged real property.

     These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

     - one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

     - the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

     -    at the time the lien was granted, the borrower was:

               1.   insolvent;

               2.   inadequately capitalized; or

               3.   unable to pay its debts.

     In addition, some of the underlying mortgage loans referred to in the foregoing paragraph allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, property substitution or partial defeasance and/or upon the satisfaction of various underwriting criteria. See "Description of the Underlying Mortgage Loans--Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Moreover, two (2) individual multi-property mortgage loans that we intend to include in the issuing entity, collectively representing 3.5% of the initial mortgage pool balance, are each secured by mortgaged real properties located in multiple states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

     SUBSTITUTION OF MORTGAGED PROPERTIES MAY LEAD TO INCREASED RISKS. With respect to two (2) of the underlying mortgage loans, which represents 17.8% of the initial mortgage balance pool, the related borrower is permitted to substitute properties of like kind and quality or substantially similar to the use of the mortgaged real properties securing the related mortgage loan. As a result, it is possible that the mortgaged real properties that secure a mortgage loan as of a cut-off date may not secure the mortgage loan for its entire term. Any substitution may require the borrower to meet certain conditions, including satisfying debt service coverage tests, obtaining written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and providing an opinion of counsel that the REMIC status of the issuing entity will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics. See "Description of the Underlying Mortgage Loans--Substitution" and "--Significant Mortgage Loans--Hamburg Trust Portfolio" in this prospectus supplement.

     A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE ISSUING ENTITY'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans are presently or may subsequently become encumbered by other subordinate debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, the borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture secured financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     The existence of other debt could:

     - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     -    complicate bankruptcy proceedings; and

     -    delay foreclosure on the related mortgaged real property.

     The mortgages on each of the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Hillside Village Shopping Center, Egizii Portfolio and Parkview Apartments, representing 2.2% of the initial mortgage pool balance, also secure subordinate debt that is evidenced by another note that will not be included in the issuing entity. In the case of the foregoing mortgage loans, the holder of the related junior loan secured by the related mortgaged real property has one or more of the following rights:

     - the right to direct or consult with one or more of the applicable servicing parties with respect to various servicing actions affecting the related underlying mortgage loan; and

     - the right to purchase the related underlying mortgage loan under various default scenarios.

     These parties may have interests that conflict with the interests of the holders of the series 2007-C4 certificates.

     See "--Offered Certificates--The Interests of the Holder of the CBA B-Note Companion Loan May Be in Conflict with the Interests of the Offered Certificateholders" below and "Description of the Underlying Mortgage Loans--CBA A/B Loan Pairs" in this prospectus supplement.

     MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. The principals of the borrowers under ten (10) of the mortgage loans, which collectively represent 41.5% of the initial mortgage pool balance, have mezzanine debt. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the issuing entity pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

     - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the issuing entity as to which mezzanine financing exists or is permitted to be incurred.

     THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS. Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. A legal entity may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most (but not all) of the entities do not have personal assets or creditworthiness at stake.

     SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of some of the borrowers under mortgage loans that we intend to include in the issuing entity are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. In addition, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. In addition, the organizational documents for the borrowers under certain mortgage loans in the issuing entity do not require the borrowers to be special purpose entities. Also, although a borrower may currently be a special purpose entity, in certain cases, that borrower was not originally a special purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may have previously owned property other than the related mortgaged real property and may not have observed all covenants that are typically required to consider a borrower a "special purpose entity." Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose Entity Borrowers" in this prospectus supplement.

     TENANCIES IN COMMON MAY HINDER RECOVERY. Thirteen (13) of the mortgage loans that we intend to include in the issuing entity, representing 3.9% of the initial mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. Not all tenants-in-common for those mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. However, not all tenants-in-common for these mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a mortgagee commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. However, there can be no assurance that a court will consolidate all such cases. Also, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of these mortgage loans.

     CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class A-2, A-3, A-AB, A-4, A-M and/or A-J certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics in loan group no. 1 than are persons who own class A-1 certificates.

     GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the issuing entity, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     -    economic conditions, including real estate market conditions;

     -    changes in governmental rules and fiscal policies;

     - regional factors such as earthquakes, floods, forest fires or hurricanes;

     -    acts of God, which may result in uninsured losses; and

     -    other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 37 states and Washington D.C. The table below sets forth the jurisdictions in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no jurisdiction contains more than 5.0%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans:

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                           NUMBER OF MORTGAGED REAL   % OF INITIAL MORTGAGE POOL
        STATE                     PROPERTIES                    BALANCE
------------------------   ------------------------   --------------------------
California                             23                         29.2%
New York                               24                         18.3%
Texas                                  41                         15.5%
Florida                                13                          5.7%

     SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the issuing entity contain, subject to certain exceptions, "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the issuing entity also include debt-acceleration clauses which permit the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

     The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the issuing entity is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the issuing entity's rights to these rents will be limited because:

     - the issuing entity may not have a perfected security interest in the rent payments until the applicable master servicer, special servicer, primary servicer or sub-servicer collects them;

     - the applicable master servicer, special servicer, primary servicer or sub-servicer may not be entitled to collect the rent payments without court action; and

     - the bankruptcy of the related borrower could limit the ability of the applicable master servicer, special servicer, primary servicer or sub-servicer to collect the rents.

     LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     A third-party environmental consultant conducted some form of environmental review with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity, except for fifty-four (54) mortgaged real properties securing mortgage loans representing 5.2% of initial pool balance, as to which the related mortgage loan seller obtained environmental insurance in lieu of an environmental review. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in July 1, 2007, except in the case of three
(3) mortgaged real properties securing mortgage loans representing 0.50% of the initial mortgage pool balance, as to which the assessment was prepared within a 16 month period ending in July 1, 2007. In the case of one hundred ninety (190) mortgaged real properties securing mortgage loans representing 93.7% of the initial mortgage pool balance, the environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted Phase I environmental site assessment.

     In several cases, the environmental review for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

         If the environmental reviews described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the issuing entity or at a nearby property with potential to affect a mortgaged real property, then one of the following events may have occurred:

     - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     -    those conditions were remediated or abated prior to the closing date;

     - a letter was obtained from the applicable regulatory authority stating that no further action was required;

     - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     - another responsible party has agreed to indemnify the holder of the mortgage loan from any losses that such party suffers as a result of such environmental conditions;

     - in those cases in which it was known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

               1. that condition is not known to have affected the mortgaged real property, or

               2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

               3.   an environmental insurance policy was obtained; or

     - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental conditions.

     In many cases, an environmental assessment described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment or continuation of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead based paint, mold and/or radon, an abatement, mitigation, removal or long-term testing program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the environmental reviewer identified the presence of asbestos-containing materials and/or lead-based paint but concluded that the matter was not of concern and did not recommend the establishment of an operation and maintenance plan.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the issuing entity, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the issuing entity required the related borrower generally:

               1. to carry out the specific remedial measures prior to closing;

               2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve or letter of credit in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

               3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents.

     Some borrowers under the mortgage loans that we intend to include in the issuing entity have not satisfied all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that those obligations will be satisfied or that recommended operations and maintenance plans have been or will continue to be implemented.

     Furthermore, any particular environmental review, assessment or testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos containing materials only in the case of a property built prior to 1981 and for radon gas only in the case of a multifamily property located in an area determined by the Environmental Protection Agency to have a high concentration of radon gas or within a state or local jurisdiction requiring radon testing.

     There can be no assurance that--

     - the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     - any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the issuing entity will be sufficient to cover the actual costs of the recommended remediation or other action, or

     - an environmental insurance policy will cover all or part of a claim asserted under it, because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of fifty-four (54) mortgaged real properties, securing 5.2% of the initial mortgage pool balance, the environmental review that was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those fifty-four (54) mortgaged real properties was based upon the delivery of an environmental insurance policy covering specific environmental matters with respect to the particular property. Those mortgaged real properties are covered by one or more blanket environmental insurance policies. The policies, however, do not provide coverage for adverse environmental conditions at levels below legal limits and typically do not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of an environmental insurance policy covering that property, or

     - required an environmental insurance policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the issuing entity, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

     - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged real property.

     PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the issuing entity, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     THE MASTER SERVICERS, THE SPECIAL SERVICERS, THE PRIMARY SERVICERS, THE SUB-SERVICERS AND THE TRUSTEE MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicers, the special servicers, the primary servicers and sub-servicers will service loans other than those included in the issuing entity in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the issuing entity. The mortgaged real properties securing these other loans may--

     - be in the same markets as mortgaged real properties securing mortgage loans in the issuing entity, and/or

     - have owners, obligors and/or property managers in common with mortgaged real properties securing mortgage loans in the issuing entity, and/or

     - be sponsored by parties that also sponsor mortgaged real properties securing mortgage loans in the issuing entity.

     In these cases, the interests of a master servicer, the special servicer, a primary servicer or a sub-servicer as applicable, and their other clients may differ from and compete with the interests of the issuing entity and these activities may adversely affect the amount and timing of collections on the mortgage loans in the issuing entity. In addition, NCB, FSB, which is a sponsor, a mortgage loan seller and an originator of certain of the underlying mortgage loans, is also a master servicer, and is an affiliate of National Consumer Cooperative Bank, one of the special servicers. Furthermore, Midland Loan Services, Inc., which is a master servicer, is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers, and of PNC Capital Markets LLC, one of the underwriters. Under the series 2007-C4 pooling and servicing agreement, the master servicers, special servicer, the primary servicers and sub-servicers are each required to service the mortgage loans in the issuing entity for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

     Additionally, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of such mortgage loan seller and such mortgage loan seller or its affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the issuing entity. A mortgage loan seller and its affiliates have made and/or may make or have preferential rights to make loans (including, in certain instances, subordinate loans secured by the related mortgaged real property) to, or equity investments in, the borrower or affiliates of the borrowers under the mortgage loans.

     ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Two (2) of the mortgage loans that we intend to include in the issuing entity, representing 0.5% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to Section 365(h) of the United States Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated, notwithstanding lender protection provisions contained in the ground lease or the related mortgage.

     Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the United States Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the United States Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the United States Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     Because of the possible termination of the related ground lease lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

     In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

     SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL NONCONFORMING STRUCTURES. Many of the underlying mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Underlying Mortgage Loans--Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     -    density;

     -    use;

     -    parking;

     -    set-back requirements; or

     -    other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. Generally, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions which allow the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

     LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. All of the mortgaged real properties (other than two (2) mortgaged real properties securing mortgage loans representing 0.1% of the initial mortgage pool balance) were inspected during the 12-month period preceding July 1, 2007 (except in the case of three (3) mortgaged real properties, securing mortgage loans representing 0.5% of the initial mortgage pool balance as to which the assessment was prepared within a 16 month period ending in July 2007). The scope of those inspections included an assessment of--

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - the general condition of the site, buildings and other improvements located at each property.

     At eight (8) such properties, securing mortgage loans representing 3.6% of the initial mortgage pool balance, the inspections identified immediate conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

     THE ABSENCE OR INADEQUACY OF TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which established a three (3)-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. On December 22, 2005, this act was extended for an additional two (2) years. Pursuant to the provisions of the act as renewed, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 85% (in 2007) of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed, with respect to the time period from January 1, 2007 to December 31, 2007 (the new termination date for this act), $100,000,000 (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and
(f) the federal program by its terms will terminate December 31, 2007. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if such exclusion exempts losses that would otherwise be subject to the act, provided, that an insurer may reinstate such a terrorism exclusion if the insured either
a) authorized such reinstatement in writing or b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies. Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and co-payment provisions thereof. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage may still become high. Additionally, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

     It is possible, particularly since the federal program trigger limits increased to $50,000,000 on April 1, 2006 and to $100,000,000 on January 1, 2007, that premiums for terrorism insurance coverage will increase and may not be available at commercially reasonable rates (and may not be available at the premium limits applicable to the related borrowers of the underlying mortgage loans) and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (possibly to the point where it is effectively not available). Further, since the federal program trigger increased to $50,000,000 or $100,000,000 on April 1, 2006 and January 1, 2007, respectively, insurance companies may increase their deductibles for terrorism insurance coverage to counter the federal trigger amount. In such events, a borrower may be permitted under the terms of the applicable mortgage loan documents not to purchase terrorism insurance or to purchase a lower amount.

     The applicable master servicer will use reasonable efforts to cause the borrower under such underlying mortgage loan to maintain - or, if the borrower does not so maintain, then the applicable master servicer will maintain - all-risk casualty insurance or extended coverage insurance (with special form coverage) (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts to the extent not prohibited by the terms of the related mortgage loan documents, provided, however, that the applicable master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller, unless the applicable master servicer determines, in accordance with the servicing standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related mortgage loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the special servicer, with the consent of the series 2007-C4 controlling class representative, approves such determination provided, that the applicable special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2007-C4 controlling class representative, if following any such direction of the series 2007-C4 controlling class representative or refraining from taking such action based upon the lack of any such direction of the series 2007-C4 controlling class representative would violate the Servicing Standard. The cost of any such insurance so maintained by the applicable master servicer will be reimbursable to it as a servicing advance. Notwithstanding the foregoing, the applicable master servicer will not be required to call a default under a mortgage loan in the issuing entity if the related borrower fails to maintain such insurance with respect to acts of terrorism, and the applicable master servicer need not maintain such insurance, if the applicable master servicer has determined after due inquiry (with the consent of the applicable special servicer and the series 2007-C4 controlling class representative; provided that such special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2007-C4 controlling class representative, if following any such direction of the series 2007-C4 controlling class representative or refraining from taking such action based upon the lack of any such direction of the series 2007-C4 controlling class representative would violate the servicing standard), in accordance with the servicing standard, that either--

     - such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located (which determination shall be subject to the approval of the special servicer), or

     -    such insurance is not available at any rate.

     Notwithstanding the foregoing, for any underlying mortgage loan in respect of which the related mortgage loan documents contain express provisions requiring terrorism insurance, the master servicers will use reasonable efforts consistent with the servicing standard set forth in the series 2007-C4 pooling and servicing agreement and described in this prospectus supplement to enforce such express provisions.

     If the related mortgage loan documents do not expressly require a particular type of insurance, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related mortgage loan documents.

     If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the related mortgage loan may result and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series certificates.

     If a borrower is required, as determined by the applicable master servicer, to maintain such insurance for terrorist or similar acts, such borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real properties.

     Some of the mortgage loans that we intend to include in the issuing entities specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002, and/or, are otherwise insured for less than the full replacement cost. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

     There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain adequate. The related borrowers under all of the mortgage loans that we intend to include in the issuing entity are required to maintain terrorism insurance.

     THE ABSENCE OR INADEQUACY OF EARTHQUAKE FLOOD OR OTHER INSURANCE MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. The mortgaged real properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. In addition, certain of the mortgaged real properties are located in Texas, California and Florida, states, as applicable, that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the costs thereof. As a result of any of these factors, the amount available to make distributions on the certificates could be reduced.

     BLANKET INSURANCE POLICIES. Certain of the mortgaged real properties permit required insurance coverage to be provided by blanket insurance policies which may also cover other properties of the related borrower, the related property manager or its affiliates. If any such policies are drawn on to cover losses on other properties, the amount of available insurance coverage would be reduced and could be insufficient to cover each mortgaged real property's insurable risks.

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all existing facilities considered to be "public accommodations" are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of related borrower. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

     CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the issuing entity may require the related borrower to make, or permit the lender to apply reserve funds or letter of credit proceeds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment, which may not include a yield maintenance or other prepayment premium, may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     THE BANKRUPTCY OF THE DEPOSITOR OR A MORTGAGE LOAN SELLER MAY DELAY OR REDUCE COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. Although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity could be deemed to be a creditor of the related mortgage loan seller rather than an owner of the underlying mortgage loans. See "Description of the Issuing Entity" in this prospectus supplement.

     POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS. In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage loans and do not contain attornment provisions (I.E., provisions requiring the tenant to recognize a successor owner or landlord following foreclosure under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such leases were terminated. This is particularly likely if such tenants were paying above market rent or could not be replaced.

     If a lease is not subordinate to the mortgage, the issuing entity will not have the right to dispossess the tenant upon foreclosure of the mortgaged real property (unless otherwise agreed to by the tenant). If the lease contains provisions which are inconsistent with the mortgage or which could affect the enforcement of the lender's rights, the provisions of the lease may take precedence over the terms of the mortgage.

     ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the applicable special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

     TAX CONSIDERATIONS RELATED TO FORECLOSURE. Under the series 2007-C4 pooling and servicing agreement, the applicable special servicer, on behalf of the issuing entity, among others, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. The special servicer must then retain an independent contractor to operate the property. The independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts unless the construction is at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan became imminent. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of Section 856(d) of the Code and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to U.S. federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2007-C4 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The series 2007-C4 pooling and servicing agreement permits the special servicers to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after tax benefit to the series 2007-C4 certificateholders is greater than another method of operating or net leasing the subject mortgaged real properties. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

     In addition, if the special servicer, on behalf of the issuing entity, among others, were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, it may be required in certain jurisdictions, particularly in California and New York, to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2007-C4 certificateholders.

     LIMITATIONS ON OR LACK OF LOCKBOXES. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert those funds. In general with respect to those underlying mortgage loans secured by hotel properties, cash or "over the counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into lockbox account.

RISKS RELATED TO THE OFFERED CERTIFICATES

     THE ISSUING ENTITY'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR OFFERED CERTIFICATES. If the assets of the issuing entity are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the issuing entity only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     THE CLASS A-M AND A-J CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A- 2, A-3, A-AB, A-4, A-1-A, A-SP AND A-X CERTIFICATES. If you purchase class A-M or A-J certificates, then your offered certificates will provide credit support to the other more senior classes of offered certificates, as well as the class A-X certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other more senior classes of series 2007-C4 certificates.

     In addition, if losses and/or shortfalls relating to the issuing entity exceed amounts payable out of collections on the issuing entity, then the holders of the offered certificates may suffer shortfalls and losses, to the extent the subordination of the class B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates is not sufficient to bear such shortfalls or losses.

     When making an investment decision, you should consider, among other things--

     - the distribution priorities of the respective classes of the series 2007-C4 certificates,

     - the order in which the principal balances of the respective classes of the series 2007-C4 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     -    the characteristics and quality of the underlying mortgage loans.

     THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

     -    the price you paid for your offered certificates, and

     - the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     - the pass-through rate for, and the other payment terms of, your offered certificates,

     - the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2007-C4 certificates,

     - the collection and payment of yield maintenance charges and/or other prepayment consideration with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     - whether any underlying mortgage loan is repurchased due to a breach of any of the related mortgage loan seller's representations and warranties, and

     -    servicing decisions with respect to the underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant losses, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with the factors described in the second, third, fourth, fifth, sixth and seventh bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1, and holders of the class A-1-A certificates should be concerned with those factors primarily insofar as they relate to the mortgage loans in loan group no. 2. In certain scenarios that result in the payment in full of the class A-1, A-2, A-3, A-AB and A-4 certificates, the holders of the class A-1-A certificates should also be concerned with those factors insofar as they relate to the mortgage loans in loan group no. 1. In certain scenarios that result in the payment in full of the class A-1-A certificates, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should also be concerned with those factors insofar as they relate to the mortgage loans in loan group no. 2.

     If you purchase your offered certificates at a premium, or if you purchase the class A-SP certificates, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2. Holders of the class A-1-A certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1.

     The yields on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher mortgage interest rates pay principal faster than the mortgage loans with relatively lower mortgage interest rates.

     The pass-through rate for the class A-SP certificates will, under certain circumstances, be calculated based upon the Weighted Average Net Mortgage Pass-Through Rate. As a result, the pass-through rate (and, accordingly, the yield to maturity) on the class A-SP certificates could be adversely affected if mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than mortgage loans with relatively low mortgage interest rates. This means that the yields to maturity on the class A-SP certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default.

     If you purchase class A-SP certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the mortgage loans and the extent to which those amounts are applied to reduce the notional amounts of those certificates. Each distribution of principal in reduction of the total principal balance of certain classes of principal balance certificates will result in a reduction in the total notional amount of the class A-SP certificates. Accordingly, if principal payments on the mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class A-SP certificates may be lower than that assumed at the time of purchase. Your yield to maturity may also be adversely affected by--

     - the repurchase of any mortgage loan by the related mortgage loan seller or another party in connection with a material breach of representation and warranty or a material document defect, in each case as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions," and

     - the termination of the issuing entity, as described under "The Series 2007-C4 Pooling and Servicing Agreement--Termination."

     Prior to investing in the class A-SP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in your failure to recover fully your initial investment. The ratings on the class A-SP certificates do not address whether a purchaser of those certificates would be able to recover their investment in them.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, yield maintenance charge provisions or prepayment premium provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges or prepayment premiums. None of the master servicers, the special servicers, the primary servicers, the sub-servicers or the trustee will be required to advance any yield maintenance charges or prepayment premiums.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the applicable special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2007-C4 certificateholders.

     Shortfalls in the available distribution amount resulting from uncovered prepayment interest shortfalls will generally be allocated to all classes of the regular certificates, on a PRO RATA basis, based on interest accrued. See "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. In general, prepayment premiums and yield maintenance charges may not be collected in all circumstances. For example, in September 2006, a federal district court in Illinois held that the subject "yield maintenance" premium due in connection with a voluntary prepayment of a commercial mortgage loan was an unenforceable penalty under Illinois law. This decision is currently on appeal to the U.S. Court of Appeals for the Seventh Circuit. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. In general, yield maintenance charges and prepayment premiums will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2007-C4 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

     THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICERS AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE ISSUING ENTITY. The master servicers, the special servicers and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     IF A MASTER SERVICER OR A SPECIAL SERVICER PURCHASE SERIES 2007-C4 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN ITS DUTIES AND ITS INTERESTS IN THE SERIES 2007-C4 CERTIFICATES. Any of the master servicers and/or special servicers or an affiliate of any of them may purchase or retain any class of the series 2007-C4 certificates. In fact, it is anticipated that Clarion will purchase some of the non-offered series 2007-C4 certificates. The purchase of series 2007-C4 certificates by any of the master servicers and/or the special servicers could cause a conflict between its duties under the series 2007-C4 pooling and servicing agreement and its interest as a holder of a series 2007-C4 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2007-C4 certificates. However, under the series 2007-C4 pooling and servicing agreement, the master servicers and the special servicers are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties, without regard to any series 2007-C4 certificates owned by it.

     THE INTERESTS OF THE SERIES 2007-C4 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2007-C4 certificates representing a majority interest in the controlling class of series 2007-C4 certificates will be entitled to designate a particular series 2007-C4 controlling class certificateholder (or beneficial owner of series 2007-C4 controlling class certificates), referred to in this prospectus supplement as the series 2007-C4 directing certificateholder, to exercise the various rights and powers in respect of the mortgage pool described under "The Series 2007-C4 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Series 2007-C4 Controlling Class and Series 2007-C4 Directing Certificateholder" in this prospectus supplement. In addition, subject to the conditions described under "The Series 2007-C4 Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement, the holders of series 2007-C4 certificates representing a majority interest in the controlling class of series 2007-C4 certificates may remove the special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2007-C4 certificates, the trustee or the master servicers. You should expect that the series 2007-C4 directing certificateholder will exercise the rights and powers described above on behalf of the series 2007-C4 controlling class certificateholders, and it will not be liable to any class of series 2007-C4 certificateholders for doing so. In the absence of significant losses on the underlying mortgage loans, the series 2007-C4 controlling class will be a non-offered class of series 2007-C4 certificates. The series 2007-C4 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     THE INTERESTS OF THE HOLDERS OF THE CBA B-NOTE COMPANION LOANS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders of the CBA B-Note Companion Loans will be entitled, through a designee, to exercise the rights and powers with respect to the related CBA A/B Loan Pair described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement. You should expect that the holder of the CBA B-Note Companion Loans will exercise those rights and powers exclusively for the holder's own benefit, and will not be liable to any class of series 2007-C4 certificateholders for doing so. The holders of the CBA B-Note Companion Loans are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST Company. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the series 2007-C4 pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2007-C4 CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2007-C4 certificates will be required to direct, consent to or approve certain actions, including amending the series 2007-C4 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2007-C4 certificates.

     LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

     POTENTIAL DEFAULTS UNDER CERTAIN MORTGAGE LOANS MAY AFFECT THE TIMING AND/OR PAYMENT ON YOUR OFFERED CERTIFICATES. Any defaults that may occur under the mortgage loans may result in shortfalls in the payments on these mortgage loans. Even if these defaults are non-monetary, the applicable master servicer or applicable special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2007-C4 certificateholders.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

     The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

     It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects," "intends," "anticipates," "likely," "estimates," and similar words and expressions. These words and expressions are intended to identify forward- looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences and the risks and uncertainties described under the heading "Risk Factors" in this prospectus supplement and the accompanying prospectus, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                  AFFILIATIONS

     Column Financial, Inc., which is a sponsor, a mortgage loan seller, an originator and a non-cashiering primary servicer of certain of the underlying mortgage loans, is an affiliate of Credit Suisse Securities (USA) LLC, an underwriter, and of the depositor. NCB, FSB, which is a sponsor and an originator of certain of the underlying mortgage loans, is also a master servicer and an affiliate of National Consumer Cooperative Bank, a special servicer. PNC Bank, National Association, which is a sponsor and an originator of the underlying mortgage loans, is an affiliate of PNC Capital Markets LLC, which is an underwriter and Midland Loan Services, Inc., a master servicer. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates that are not otherwise described in this prospectus supplement.

                        DESCRIPTION OF THE ISSUING ENTITY

     The entity issuing the offered certificates will be Credit Suisse Commercial Mortgage Trust Series 2007-C4, which we refer to herein as the "issuing entity." The issuing entity is a New York common law trust that will be formed on the closing date pursuant to the series 2007-C4 pooling and servicing agreement. The series 2007-C4 pooling and servicing agreement will be filed on a current report form 8-K with the Securities and Exchange Commission after the closing date. The only activities that the issuing entity may perform are those set forth in the series 2007-C4 pooling and servicing agreement, which are generally limited to owning and administering the underlying mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the offered certificates and making distributions and providing reports to certificateholders. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investment of funds in the collection accounts and other accounts maintained under the series 2007-C4 pooling and servicing agreement in certain short-term, high-quality investments. The issuing entity may not lend or borrow money, except that the applicable master servicer or trustee may make advances to the issuing entity only to the extent it deems such advances to be recoverable from the related underlying mortgage loan. Such advances are intended to be in the nature of a liquidity, rather than a credit facility. The series 2007-C4 pooling and servicing agreement may be amended as set forth under "The Series 2007-C4 Pooling and Servicing Agreement--Amendment" in this prospectus supplement. The issuing entity administers the underlying mortgage loans through the applicable master servicer, the applicable special servicer and the trustee. A discussion of the duties of the master servicers, the special servicers and the trustee, including any discretionary activities performed by each of them, is set forth herein under "The Series 2007-C4 Pooling and Servicing Agreement" in this prospectus supplement.

     The only assets of the issuing entity other than the underlying mortgage loans and any REO Properties are the collection accounts and other accounts maintained pursuant to the series 2007-C4 pooling and servicing agreement and the short-term investments in which funds in the collection accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the underlying mortgage loans and any REO Properties, and indemnity obligations to the trustee, the master servicers and the special servicers. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors. It acts through the trustee, the master servicers and the special servicers.

     The depositor is contributing the underlying mortgage loans to the issuing entity. The depositor is purchasing the underlying mortgage loans from the mortgage loan sellers, in each case, pursuant to a mortgage loan purchase agreement, as described herein under "Summary of Prospectus Supplement--The Underlying Mortgage Loans--Source of the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans--Representations and Warranties." The mortgage loan purchase agreements will be filed with the Securities and Exchange Commission after the closing date on a current report form 8-K.

     Expenses related to the selection and acquisition of the underlying mortgage loans in the amount of $ will be paid by the depositor from the proceeds of the offering of the certificates.

     As a common-law trust, it is anticipated that the issuing entity would not be subject to the United States Bankruptcy Code. The depositor has been formed as a special purpose bankruptcy remote entity. In connection with the formation of the depositor, a legal opinion was rendered that if the parent company of the depositor were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such opinion after full consideration of the relevant factors, would not disregard the separate corporate existence of the depositor so as to order substantive consolidation of the assets and liabilities of the depositor with those of such parent company. In addition, in connection with the sale of the underlying mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity, legal opinions are required to be rendered to the effect that:

     - With respect to Column, if such mortgage loan seller were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) underlying mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such mortgage loan seller under Section 541 of the United States Bankruptcy Code and (ii) the automatic stay arising pursuant to Section 362 of the United States Bankruptcy Code upon the commencement of a bankruptcy case involving such mortgage loan seller are not applicable to payments on the certificates.

     - With respect to PNC Bank, National Association and NCB, FSB, if the Federal Deposit Insurance Corporation (the "FDIC") were appointed as conservator or receiver for PNC Bank, National Association or NCB, FSB pursuant to Section 11(c) of the Federal Deposit Insurance Act (the "FDIA"), a court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that the FDIC could not (i) in the exercise of its authority under 12 U.S.C. Section 1821(e), reclaim, recover, or recharacterize as property of such mortgage loan seller or the receivership the underlying mortgage loans that have been transferred by such mortgage loan seller to the depositor and (ii) seek to avoid the sale of the underlying mortgage loans under 12. U.S.C. Section 1823(e).

     - If the depositor were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the underlying mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the depositor under Section 541 of the United States Bankruptcy Code and (ii) the automatic stay arising pursuant to Section 362 of the United States Bankruptcy Code upon the commencement of a bankruptcy case of the depositor is not applicable to payments on the certificates.

     Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity is deemed to be a creditor of the related mortgage loan seller rather than an owner of the underlying mortgage loans. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Bankruptcy of the Depositor or a Mortgage Loan Seller May Delay or Reduce Collections on the Underlying Mortgage Loans" in this prospectus supplement.

                              DESCRIPTION OF THE DEPOSITOR

     Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc., which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the issuing entity and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000. See "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

              DESCRIPTION OF THE SPONSORS AND MORTGAGE LOAN SELLERS

THE SPONSORS AND MORTGAGE LOAN SELLERS

     COLUMN FINANCIAL, INC.

     Column Financial, Inc. ("Column"), a Delaware corporation, is a sponsor of this securitization and is one of the mortgage loan sellers. Column is the seller of 166 of the underlying mortgagee loans or 86.5% of the initial mortgage pool balance. Column or an affiliate of Column originated all of the Column mortgage loans and underwrote all of the Column mortgage loans in this transaction. Column is an affiliate of the depositor and one of the underwriters, and will also act as a non-cashiering primary servicer with respect to certain of the Column mortgage loans. See "The Sponsor" in the accompanying prospectus and "Description of the Series 2007-C4 Pooling and Servicing Agreement--The Primary Servicers" in this prospectus supplement.

     Column's principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California and Tampa, Florida. Column has originated more than 7,400 commercial and multifamily rental mortgage loans totaling more than $72.6 billion since beginning operations in 1993.

     PNC BANK, NATIONAL ASSOCIATION

     PNC Bank, National Association, a national banking association ("PNC Bank"), is a sponsor and one of the Mortgage Loan Sellers. PNC is the seller of 23 of the underlying mortgagee loans or 8.9% of the initial mortgage pool balance, all of which loans were underwritten and originated by PNC Bank or its affiliates.. PNC Bank is an affiliate of Midland Loan Services, Inc., which is a master servicer and of PNC Capital Markets LLC, one of the underwriters.

     PNC Bank is a wholly owned indirect subsidiary of The PNC Financial Services Group, Inc., a Pennsylvania corporation ("PNC Financial") and is PNC Financial's principal bank subsidiary. As of December 31, 2006, PNC Bank, National Association had total consolidated assets representing 88.0% of PNC Financial's consolidated assets. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. The principal office of PNC Bank is located in Pittsburgh, Pennsylvania.

     PNC Bank originates and purchases commercial and multifamily mortgage loans for securitization or resale. PNC Bank originated all of the mortgage loans it is selling to the depositor.

     PNC BANK'S COMMERCIAL REAL ESTATE SECURITIZATION PROGRAM

     PNC Bank and a predecessor entity have been active as participants in the securitization of commercial mortgage loans since 1996. In April 1998, PNC Bank formed Midland Loan Services, Inc., which acquired the businesses and operations of Midland Loan Services, L.P. ("Midland LP"). The acquisition of Midland LP led to the combination of the separate origination and securitization operations of PNC Bank and Midland LP. The predecessor Midland LP operation began originating mortgage loans for securitization in 1994 and participated in its first securitization in 1995, while the predecessor PNC Bank operation began originating mortgage loans for securitization in 1996 and participated in its first securitization in 1996.

     PNC Bank originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, PNC Capital Markets LLC, and with other underwriters, PNC Bank works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. In a typical securitization that includes PNC Bank loans, its affiliate Midland Loan Services, Inc. generally is the primary servicer of the PNC Bank loans and in addition, Midland Loan Services, Inc. is often appointed master servicer and/or the special servicer of a portion or all of the pooled loans. PNC Bank currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Prior to April 2001, PNC Bank was a mortgage loan seller in multiple-seller transactions in which entities affiliated with PNC Bank acted as the depositors.

     As of June 30, 2007, the total amount of commercial and multifamily mortgage loans originated by PNC Bank for securitization since the acquisition of the Midland LP securitization program in April 1998 was approximately $14.4 billion (all amounts set forth in this paragraph are aggregate original principal balances), of which PNC Bank included approximately $14.0 billion in approximately 46 securitizations as to which PNC Bank acted as sponsor or loan seller, and approximately $3.1 billion of such loans were included in securitizations in which Credit Suisse First Boston Mortgage Securities Corp. acted as the depositor. In its fiscal year ended December 31, 2006, PNC Bank originated over $3.1 billion in commercial and multifamily mortgage loans for securitization, of which approximately $2.8 billion was included in securitizations in which unaffiliated entities acted as depositors. By comparison, in fiscal year 1999, the year after the acquisition of Midland LP, PNC Bank originated approximately $743 million in such loans for securitization.

     The commercial mortgage loans originated for securitization by PNC Bank have, to date, consisted entirely of fixed-rate loans secured primarily by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. PNC Bank does not have distinct small- or large-loan programs, but rather originates and securitizes under a single program (which is the program under which PNC Bank originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement).

     Servicing. Since the acquisition of Midland LP in 1998, PNC Bank has contracted with its wholly-owned subsidiary Midland Loan Services, Inc. for servicing the mortgage loans it originates prior to their securitization. Midland Loan Services, Inc. will act as a master servicer and as a special servicer in this transaction. See "The Pooling and Servicing Agreement--The Master Servicer and the Special Servicer" in this prospectus supplement for more information.

     NCB, FSB

     NCB, FSB is the seller of 35 of the underlying mortgage loans or 4.6% of the initial mortgage pool balance, all of which loans were underwritten and originated by NCB, FSB or its affiliates.

     NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury, will act as a sponsor and a mortgage loan seller with respect to the issuing entity. NCB, FSB is one of the master servicers and is headquartered in Hillsboro, Ohio and maintains offices in Arlington, VA and New York City. NCB, FSB is a wholly owned subsidiary of National Consumer Cooperative Bank, one of the special servicers, which maintains an office at 2011 Crystal Drive, Suite 800, Arlington, VA 22202.

     NCB, FSB's primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties. NCB, FSB sells the majority of the loans it originates through CMBS securitizations. NCB, FSB, with its affiliates and parent, National Consumer Cooperative Bank, have been involved in the securitization of commercial mortgage loans since 1992. NCB, FSB together with its parent, National Consumer Cooperative Bank, has securitized over $4.9 billion of commercial and multifamily loans in 38 public securitization transactions including agency mortgage backed security transactions. NCB, FSB initially selects the mortgage loans that it will contribute to the securitization, but it has no input on the mortgage loans contributed by other sponsors or loan sellers. NCB, FSB generally participates in securitizations with multiple mortgage loan sellers and an unaffiliated depositor. The following table sets forth information for the past three years regarding the amount of commercial and multifamily mortgage loans that NCB, FSB, together with its parent, National Consumer Cooperative Bank, have originated and securitized:

        YEAR    LOANS ORIGINATED   LOANS SECURITIZED
        ----    ----------------   -----------------
        2006     $1,039,727,451     $593,473,985
        2005     $  959,675,455     $668,971,563(1)
        2004     $  887,126,957     $493,113,747

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(1) Included in this figure are $105,170,034 in mortgage loans that were sold by NCB, FSB and National Consumer Cooperative Bank to Column Financial, Inc., and later securitized by Column Financial, Inc.

     As a sponsor, NCB, FSB originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of such mortgage loans by transferring such mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which mortgage loans will ultimately be transferred to the issuing trust fund for the related securitization.

LITIGATION INVOLVING TRANSACTION PARTIES

     There are no legal proceedings pending against the sponsors, the mortgage loan sellers, the depositor, the trustee, the issuing entity, the master servicers, the special servicers, the primary servicers or the originators that are material to the certificateholders.

UNDERWRITING STANDARDS

     COLUMN'S UNDERWRITING STANDARDS

     General. All of the Column mortgage loans were originated by Column, in each case, generally in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular underlying mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. The underwriting criteria is general, and there is no assurance that every loan will comply in all respects with the guidelines. Column originates mortgage loans principally for securitization.

     Loan Analysis. Column and its affiliates' credit underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged real property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower is examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. Generally, a member of the underwriting team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from Column and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan. The underwriting criteria set forth in this section may be overridden as to any particular underlying mortgage loan to the extent that, in the professional judgment of senior real estate professionals of Column and its affiliates, there exist mitigating factors relating to the related mortgaged real property and/or borrower of such underlying mortgage loan. Certain characteristics of the mortgage loans in the issuing entity are set forth in Exhibit A-1 to this prospectus supplement, and such information indicates where certain underwriting criteria have been overridden.

     Debt Service Coverage Ratio and LTV Ratio. Column's underwriting standards generally require that the underwritten debt service coverage ratio for each underlying mortgage loan is equal to or greater than 1.20x and the loan to value ratio for each underlying mortgage loan is less than or equal to 80%. Because the underwritten debt service coverage ratios are calculated based on anticipated Underwritten Net Cash Flow at the time of origination, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination.

     Escrow Requirements. In many cases, Column requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Often, the required escrows for mortgage loans originated by Column are as follows:

     - Taxes and Insurance--Typically, a pro-rated initial deposit and monthly deposits equal to one-twelfth of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

     - Replacement Reserves--Monthly deposits generally based on recommended amounts pursuant to a property condition report prepared for Column.

     - Deferred Maintenance/Environmental Remediation--An initial deposit, upon funding of the mortgage loan, generally in an amount equal to at least 100% of the estimated costs of the recommended repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

     - Re-tenanting--In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     PNC'S UNDERWRITING STANDARDS

     General. Conduit mortgage loans originated for securitization by PNC Bank will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     Loan Analysis. The PNC Bank credit underwriting team for each mortgage loan is comprised of real estate professionals of PNC Bank. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which includes a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the PNC Bank underwriting team (or someone on its behalf) visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PNC Bank also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters."

     Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PNC Bank. The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and Loan-to-Value Ratio. PNC Bank's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PNC Bank may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PNC Bank's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PNC Bank there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt were taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Exhibit A-1 hereto may differ from the amount calculated at the time of origination. In addition, PNC Bank's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Underlying Mortgage Loans" in this prospectus supplement.

     Escrow Requirements. PNC Bank often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio or LTV Ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PNC Bank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PNC Bank.

     NCB, FSB UNDERWRITING STANDARDS

     General. All of the mortgage loans sold to the depositor by NCB, FSB, are originated by NCB, FSB or an affiliate of NCB, FSB, generally in accordance with the underwriting criteria described below. NCB, FSB has implemented guidelines establishing certain procedures with respect to underwriting its mortgage loans. This underwriting criteria is general, and there is no assurance that every loan will comply in all respects with the guidelines.

     Loan Analysis. In connection with the origination of mortgage loans, NCB, FSB conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, historical operating statements, leases, rent rolls, sources and uses and related information provided by the borrower. The credit of the borrower and, generally, certain of its key principals is examined for financial strength and character prior to origination of the mortgage loan, which may include a review of historical tax returns (annual financial statements in the case of residential cooperative loans), third party credit reports, judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by NCB, FSB or its related affiliates.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by NCB, FSB's credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Environmental Assessments. An environmental site assessment was performed with respect to each mortgaged real property relating to the mortgage loans sold to the depositor by NCB, FSB generally within the twelve-month period preceding the origination of the related mortgage loan. A Phase I environmental report is generally required for each mortgaged real property.

     Property Condition Assessments. Independent engineering firms conducted inspections with respect to each mortgaged real property relating to the mortgage loans sold to the depositor by NCB, FSB generally within the twelve-month period preceding the origination of the related mortgage loan.

     Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. In many cases NCB, FSB or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described below under "--Debt Service Coverage Ratio and LTV Ratio" may be lower based on the inclusion of the payments related to that additional debt, and the loan-to-value ratios described under "--Debt Service Coverage Ratio and LTV Ratio" may be higher based on the inclusion of the amount of that additional debt. See Exhibit A-1 for additional information.

     Appraisals. An appraisal of each of the mortgaged properties relating to the mortgage loans sold to the depositor by NCB, FSB was performed prior to the origination of each such loan. Independent MAI appraisers performed the appraisals. Such appraisals generally complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under FIRREA, as amended. See "Description of the Underlying Mortgage Loans--Underwriting Matters--Appraisals and Market Studies."

     Debt Service Coverage Ratio and LTV Ratio. NCB, FSB evaluates debt service coverage ratios and loan to value ratios when underwriting a mortgage loan. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. See also the definitions of Underwritten Debt Service Coverage Ratio and Underwritten Net Cash Flow and Most Recent DSCR in the "Glossary" in this prospectus supplement, describing generally the calculation of debt service coverage ratios and underwritten net cash flow, and Exhibit A-1 "Characteristics of the Underlying Mortgage Loans and the Related Mortgaged Real Properties" in this prospectus supplement. Loan to value ratios are calculated based on an appraiser's estimate of value of the subject property as reflected in such appraiser's appraisal.

     Escrow Requirements. NCB, FSB may require a borrower to fund various escrows. Such escrows may include taxes and insurance (to cover amounts due prior to their respective due dates), replacement reserves (to cover amounts recommended pursuant to a building condition report prepared for NCB, FSB or its affiliate that may have originated the loan), re-tenanting expenses (to mitigate risks arising in connection with tenant lease expirations), capital expenses (to cover capital improvement costs). In some cases such reserves may only be required upon the occurrence of certain events. In addition, in some cases the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.

SELECTION OF MORTGAGE LOANS

     The selection of mortgage loans for the series 2007-C4 securitization was made based on various considerations concerning the mortgage pool in an effort to maximize the execution of the series 2007-C4 certificates. Such considerations include, but are not limited to, the property types that serve as collateral for the mortgage loans, the geographic location of such properties and certain financial characteristics of the mortgage loans, such as debt service coverage ratios and loan-to-value ratios. Additionally, concentrations of each of the foregoing characteristics are evaluated to create a diverse mortgage pool. For a description of the types of underlying mortgage loans included in the issuing entity and a description of the material terms of such underlying mortgage loans, see "Description of the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans," respectively, below.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     We intend to include the two hundred twenty-four (224) mortgage loans identified on Exhibit A-1 to this prospectus supplement in the issuing entity. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $2,140,885,357. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     For purposes of calculating distributions on the respective classes of the series 2007-C4 certificates, the underlying mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and manufactured housing property types, together with three (3) underlying mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of one hundred seventy-three (173) mortgage loans, with an initial loan group no. 1 balance of $1,598,513,708, representing approximately 74.7% of the initial mortgage pool balance.

     - Loan group no. 2, which will consist of all but three (3) of the underlying mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of fifty-one (51) mortgage loans, with an initial loan group no. 2 balance of $542,371,649, representing approximately 25.3% of the initial mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan or any CBA B-Note Companion Loan is equal to its unpaid principal balance as of its due date in September 2007, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the issuing entity is shown on Exhibit A-1 to this prospectus supplement.

     Each of the mortgage loans that we intend to include in the issuing entity is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to certain permitted encumbrances.

     You should consider each of the mortgage loans that we intend to include in the issuing entity to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the issuing entity will be insured or guaranteed by any governmental entity or by any other person.

     Each property securing a CBA A-Note Mortgage Loan also secures, on a subordinated basis, a CBA B-Note Companion Loan. The CBA A-Note Mortgage Loan and the CBA B-Note Companion Loan collectively constitute the CBA A/B Loan Pair. The CBA B-Note Companion Loans are not included in the issuing entity. The CBA A-Note Mortgage Loans have a cut-off date principal balance of $48,163,154.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the issuing entity. When reviewing this information, please note that--

     - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to those mortgage loans reflects a weighting by their respective cut-off date principal balances.

     - In calculating the cut-off date principal balances of the mortgage loans that we intend to include in the issuing entity, we have assumed that--

               1. all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in September 2007, are timely made, and

               2. there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in August 2007 up to and including its due date in September 2007.

     - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance, or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

     - The general characteristics of the entire mortgage pool are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

     - Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross defaulted with one or more other mortgage loans in the issuing entity, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "--The CBA A/B Loan Pairs," below in this prospectus supplement, none of the mortgage loans that we intend to include in the issuing entity is cross-collateralized with any loan outside of the issuing entity.

     - In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

               1.   relative appraised values,

               2.   relative underwritten net cashflow, or

               3.   prior allocations reflected in the related loan documents.

     - In some cases, an individual mortgage loan is secured by additional collateral that will be released upon satisfaction of certain performance related criteria or, if not so satisfied, may be applied to prepayment of principal. In such cases, the annual debt service coverage and loan to value ratio may be calculated after netting out the letters of credit and/or holdback amounts.

     - If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

     - Statistical information regarding the mortgage loans that we intend to include in the issuing entity may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include three (3) mortgage loans, representing approximately 0.6% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two (2) or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the issuing entity.

     The table below identifies each group of cross-collateralized mortgage loans that we intend to include in the issuing entity:

                                             NUMBER OF STATES WHERE                    % OF INITIAL
                                              THE MORTGAGED REAL        NUMBER OF      MORTGAGE POOL
      LOAN NAMES                             PROPERTIES ARE LOCATED   MORTGAGE LOANS     BALANCE
------------------------------------------   ----------------------   --------------   -------------
RV Dakota Ridge RV Park, RV Elk Meadows RV
Park and RV Spruce Lake RV Park                         1                 3                 0.6%

     In the case of the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as RV Elk Meadows RV Park, RV Spruce Lake RV Park and RV Dakota Ridge RV Park, which collectively represent 0.6% of the initial mortgage pool balance, the related borrowers have the right to obtain the release of certain properties upon satisfaction of certain conditions set forth in the mortgage loan documents, including without limitation, (i) partial defeasance equal to 125% of the pro rata allocated loan amount for the released property, and (ii) satisfaction of specified loan to value and debt service coverage ratios.

     The table below identifies each group of mortgaged real properties that secure an individual multi-property mortgage loan that we intend to include in the issuing entity:

                                                 NUMBER OF STATES WHERE
                                                   THE MORTGAGED REAL     % OF INITIAL MORTGAGE
           ROPERTY/PORTFOLIO NAMES               PROPERTIES ARE LOCATED        POOL BALANCE
----------------------------------------------   ----------------------   ----- ---------------
Shutters on the Beach & Casa Del Mar Portfolio              1                      14.5%
Hamburg Trust Portfolio                                     2                       3.4%
Esquire Portfolio                                           1                       1.4%
Artisan Las Vegas Multifamily Portfolio                     1                       1.4%
Egizii Portfolio                                            1                       1.0%
W 125th St & 1645 Pitkin Portfolio                          1                       0.9%
Drug Mart Plaza A - ROLLUP                                  1                       0.3%
Best Storage Portfolio                                      1                       0.3%
Golden Enterprises Apartment Portfolio                      1                       0.2%
Tobin Portfolio                                             2                       0.2%
127 & 4000 Church Road                                      1                       0.2%
Cranberry Hill & Norberry                                   1                       0.1%
Ambler Portfolio                                            1                       0.1%
Lakeside Portfolio                                          1                       0.1%
Providence Plaza & Shoppes at Midtown                       1                       0.1%

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Shutters on the Beach & Casa Del Mar Portfolio, which represents 14.5% of the initial mortgage pool balance, each borrower has the right to obtain the release of the applicable mortgaged real property upon a partial prepayment or partial defeasance of the mortgage loan and satisfaction of certain conditions set forth in the mortgage loan documents. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Shutters on the Beach & Casa Del Mar Portfolio" in this prospectus supplement.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Hamburg Trust Portfolio, which represents 3.4% of the initial mortgage pool balance, the related borrower has the right to obtain the release of one or more of the properties securing the mortgage loan in connection with a partial defeasance of the loan or, prior to the defeasance lockout date, a partial prepayment of the loan upon satisfaction of certain conditions set forth in the mortgage loan documents. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Hamburg Trust Portfolio" in this prospectus supplement.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Esquire Portfolio, which represents 1.4% of the initial mortgage pool balance, the related borrower has the right to obtain the release of one or more of the properties securing the mortgage loan upon a partial prepayment of the loan and the satisfaction of certain other conditions set forth in the mortgage loan documents, including without limitation, (i) payment of the applicable release amount and yield maintenance, (ii) satisfaction of applicable loan to value and debt service coverage ratios, (iii) satisfaction of net operating income tests, if applicable, and (iv) the release parcel is conveyed to an entity separate from the borrower. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Esquire Portfolio" in this prospectus supplement.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Artisan Las Vegas Multifamily Portfolio, which represents 1.4% of the initial mortgage pool balance, the related borrower has the right to obtain the release of one or two specified properties, in connection with a partial prepayment or partial defeasance of the mortgage loan, upon satisfaction of certain conditions set forth in the mortgage loan documents. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Artisan Las Vegas Multifamily Portfolio" in this prospectus supplement.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Egizii Portfolio, which represents 1.0% of the initial mortgage pool balance, the related borrower has the right to obtain the release of any of two specifically identified properties (the "Option Properties") in the event the State of Illinois exercises its right to purchase the Option Properties and upon satisfaction of certain conditions set forth in the mortgage loan documents, including without limitation, (i) partial defeasance in an amount equal to 120% of the allocated value of the related release parcel, and (ii) in the event of a purchase election by the State of Illinois prior to the earliest permitted defeasance date, partial prepayment in accordance with the mortgage loan documents.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Drug Mart Plaza A - ROLLUP, which represents 0.3% of the initial mortgage pool balance, the related borrower has the right to obtain the release of one of the Parma Heights property or the Upper Sandusky property upon satisfaction of certain conditions set forth in the mortgage loan documents, including without limitation, (a) with respect to the Parma Heights property (i) payment of 140% of the pro rata allocated loan amount for the Parma Heights property and a prepayment fee, (ii) satisfaction of specified loan to value and debt service coverage ratios, and (iii) evidence that sales per square foot of space at the Upper Sandusky property have been increasing for the three
(3) years prior to such partial release, or (b) with respect to the Upper Sandusky property (i) payment of 125% of the pro rata allocated loan amount for the Upper Sandusky property and a prepayment fee and (ii) satisfaction of specified loan to value and debt service coverage ratios. In addition, the related borrower has the right to obtain the release of an unimproved portion of the Upper Sandusky property, without payment of a release price, upon satisfaction of certain conditions in the mortgage loan documents, including without limitation (i) the creation of separate tax parcels, (ii) the unimproved release parcel is lawfully split from the Upper Sandusky property, (iii) creation of a parking arrangement for the benefit of the unreleased property, and (iv) rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the ratings of the certificates.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Best Storage Portfolio, which represents 0.3% of the initial mortgage pool balance, the related borrower has the right to obtain the release of one or more of the properties securing the mortgage loan, in connection with a partial defeasance of the mortgage loan, upon satisfaction of certain conditions set forth in the mortgage loan documents, including without limitation, (i) payment of a defeasance deposit equal to 125% of the pro rata allocated loan amount for the released property, (ii) satisfaction of a specified loan to value and debt service coverage ratios, and (iii) rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the ratings of the certificates.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Golden Enterprises Apartment Portfolio, which represents 0.2% of the initial mortgage pool balance, the related borrower has the right to obtain the release of one or more of five specifically identified parcels, in connection with a partial defeasance of the mortgage loan, upon satisfaction of certain conditions set forth in the mortgage loan documents, including without limitation, (i) payment of a defeasance deposit equal to 125% of the pro rata allocated loan amount for the released property, (ii) satisfaction of a specified loan to value and debt service coverage ratios, and
(iii) rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the ratings of the certificates.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Tobin Portfolio, which represents 0.2% of the initial mortgage pool balance, the related borrower has the right to obtain the release of one or more of the properties securing the mortgage loan, in connection with a partial defeasance of the mortgage loan, upon satisfaction of certain conditions set forth in the mortgage loan documents, including without limitation, (i) payment of a defeasance deposit equal to 125% of the pro rata allocated loan amount for the released property, (ii) satisfaction of a specified debt service coverage ratio, and (iii) rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the ratings of the certificates.

     In the case of the underlying mortgage identified on Exhibit A-1 to this prospectus supplement as Lakeside Portfolio, which represents 0.1% of the initial mortgage pool balance, the grantor has the right to obtain the release of one or both of two specified parcels upon a partial prepayment of the loan and the satisfaction of certain conditions set forth in the mortgage loan documents, including without limitation, (i) payment of a release price equal to 125% of the pro rata allocated loan amount for the released parcel and, if applicable, yield maintenance, (ii) satisfaction of specified loan to value and debt service coverage ratios, (iii) no uncured event of default then exists under the related mortgage loan documents, and (iv) payment by borrower of all of lender's expenses in connection with the release.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Providence Plaza & Shoppes At Midtown, which represents 0.1% of the initial mortgage pool balance, the related borrower has the right to obtain the release of the portion of the mortgaged real property known as The Shoppes at Midtown upon a partial prepayment of the loan and the satisfaction of certain other conditions set forth in the mortgage loan documents, including without limitation, (i) payment of the allocated loan amount for the release parcel and a prepayment fee, and (ii) satisfaction of specified loan to value and debt service coverage ratios.

     The table below shows each group of mortgaged real properties that-

     -    have the same or affiliated borrowers, and

     - secure two (2) or more non-cross collateralized mortgage loans or groups of mortgage loans that we intend to include in the issuing entity, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                                                                                                  % OF INITIAL
                                                                 NUMBER OF        AGGREGATE       MORTGAGE POOL
                    PROPERTY/PORTFOLIO NAMES                  MORTGAGE LOANS   CUT-OFF BALANCE      BALANCE
---------------------------------------------------------   ----------------   ---------------   --------------
2600 Michelson and City Tower                                       2             $210,000,000       9.8%
Bullard Creek, Bullard Crossing, Curry Junction
   Apartments, Parks at Walnut and St. Charles Place                5             $ 48,320,000       2.3%
Parkoff - 100 Thayer Street, Parkoff - 110 Post Avenue,
   Parkoff -11-19 Seaman Avenue, Parkoff -1-5-9 Seaman
   Avenue, Parkoff -161-171 Seaman Avenue, Parkoff - 98
   Thayer Street and Parkoff - 75 Thayer Street                     7             $ 41,380,000       1.9%
Paradise Bay and Park Village                                       2             $ 33,600,000       1.6%
Champions Centre Apartments and Champions Park Apartments           2             $ 28,300,000       1.3%

PARTIAL RELEASE OF PROPERTY

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Meyberry House, which represents 4.2% of the initial mortgage pool balance, the related borrower has the right, from and after the earliest permitted prepayment date, to obtain the release of the parking garage and/or the medical office space upon satisfaction of certain conditions set forth in the mortgage loan documents. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Meyberry House" in this prospectus supplement.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as St. Luke's at Cypress Woods, which represents 1.5% of the initial mortgage pool balance, the related borrower has the right to obtain the release of certain unimproved parcels of the mortgaged real property, without payment of any release price, upon satisfaction of certain conditions set forth in the mortgage loan documents. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--St. Luke's At Cypress Woods" in this prospectus supplement.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Sweetwater Crossings, which represents 1.4% of the initial mortgage pool balance, the related borrower has the right to obtain the release of certain specifically identified parcels upon satisfaction of certain conditions set forth in the mortgage loan documents, including without limitation, (i) the borrower has not incurred mezzanine debt, (ii) no interruption or decline of rental income stream, (iii) creation of a separate tax parcel for the release parcel, and (iv) the release parcel is lawfully split from the mortgaged real property being retained by the borrower. In addition, the related borrower has the right to obtain the release of the Bally's parcel, in connection with a partial defeasance, upon satisfaction of certain conditions set forth in the mortgage loan documents, including without limitation, (i) partial defeasance in an amount equal to 125% of the pro rata allocated loan amount for the released property, (ii) satisfaction of specified loan to value and debt service coverage ratios, and (iii) the borrower has not incurred mezzanine debt.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Stone Lake Apartment Homes, which represents 1.3% of the initial mortgage pool balance, the related borrower has the right to obtain the release of a certain unimproved parcel of the mortgaged real property, without payment of any release price, upon satisfaction of certain conditions set forth in the mortgage loan documents, including without limitation, (i) evidence of the creation of a separate tax parcel for the release parcel, (ii) that the release parcel is conveyed to an entity separate from the borrower, and (iii) payment by borrower of all of lender's reasonable expenses in connection with the release.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Catoosa Shopping Center, which represents 0.4% of the initial mortgage pool balance, the related borrower has the right to obtain the release of a specifically identified parcel upon satisfaction of certain conditions set forth in the mortgage loan documents, including without limitation, (i) creation of a separate tax parcel for the release parcel (ii) the provision by borrower of satisfactory and legal parking arrangements for the unreleased portion of the mortgaged real property, (iii) the release parcel is conveyed to an entity separate from the borrower, and (iv) rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the ratings of the certificates.

SUBSTITUTION OF PROPERTY

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Shutters on the Beach & Casa Del Mar Portfolio, which represents 14.5% of the initial mortgage pool balance, the borrowers are permitted to substitute the parking lot adjacent to the Casa Del Mar Property upon the satisfaction of certain conditions set forth in the mortgage loan documents. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Shutters on the Beach & Casa Del Mar Portfolio" in this prospectus supplement.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Hamburg Trust Portfolio, which represents 3.4% of the initial mortgage pool balance, the related borrower is permitted to substitute one or more of the mortgaged real properties upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including that (i) the remaining properties maintain a certain debt service coverage ratio after the release, (ii) the fair market value of the substitute property meet the tests set forth in the related loan documents, and (iii) the lender has received written confirmation from each applicable rating agency that such substitution will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the series 2007-C4 certificates. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Hamburg Trust Portfolio" in this prospectus supplement.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     DUE DATES. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

DUE DATE   NUMBER OF MORTGAGE LOANS   % OF INITIAL MORTGAGE POOL BALANCE
--------   ------------------------   ----------------------------------
11th             166                             86.5%
1st               58                             13.5%
                 ---                            -----
TOTAL            224                            100.0%

     MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the issuing entity bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the issuing entity is shown on Exhibit A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 5.3300% per annum to 7.6307% per annum, and the weighted average of those mortgage interest rates was 5.5891% per annum.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the issuing entity provides for negative amortization or for the deferral of interest.

     Two hundred twenty-four (224) mortgage loans that we intend to include in the issuing entity, representing 100% of the initial mortgage pool balance, of which one hundred seventy-three (173) mortgage loans are in loan group no. 1, representing 100% of the initial loan group no. 1 balance, and fifty-one (51) of the mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance accrue interest on an Actual/360 Basis.

     BALLOON LOANS. Two hundred twenty-one (221) of the mortgage loans that we intend to include in the issuing entity, representing 99.8% of the initial mortgage pool balance, of which one hundred seventy (170) mortgage loans are in loan group no. 1, representing 99.7% of the initial loan group no. 1 balance, and fifty-one (51) mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are each characterized by-

     - either (a) an amortization schedule that is significantly longer than the actual term of the subject mortgage loan or (b) no amortization prior to the stated maturity of the subject mortgage loan, and

     - in either case, a substantial payment of principal on its stated maturity date.

     ARD LOANS. Two (2) of the mortgage loans that we intend to include in the issuing entity, representing 0.1% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 0.2% of the initial loan group no. 1 balance generally have the following characteristics:

     - A maturity date that is generally 10 to 30 years following origination.

     - The designation of an anticipated repayment date that is generally 5 to 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     - The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

     - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to five (5.0) percentage points over the initial mortgage interest rate.

     - The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the subject mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to an ARD Loan.

     All of the ARD Loans require amortization after the related anticipated repayment date only to the extent of the cash flow available therefor as described in the last bullet above.

     In the case of each of the ARD Loans that we intend to include in the issuing entity, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     FULLY AMORTIZING LOANS. One (1) of the mortgage loans that we intend to include in the issuing entity, representing 0.1% of the initial mortgage pool balance, all of which is in loan group no. 1, representing 0.1% of the initial loan group no. 1 balance:

     - constant scheduled debt service payments throughout the substantial term of the mortgage loan, and

     - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     These fully amortizing mortgage loans do not have either-

     -    an anticipated repayment date, or

     -    the associated payment incentives.

     ADDITIONAL AMORTIZATION CONSIDERATIONS. Fifty-one (51) of the mortgage loans that we intend to include in the issuing entity, representing 61.2% of the initial mortgage pool balance, of which thirty (30) mortgage loans are in loan group no. 1, representing 63.2% of the initial loan group no. 1 balance, and twenty-one (21) mortgage loans are in loan group no. 2, representing 55.3% of the initial loan group no. 2 balance, are balloon loans or ARD Loans that do not provide for any amortization prior to the maturity date or the anticipated repayment date, as the case may be. Seventy-six (76) other mortgage loans that we intend to include in the issuing entity, representing 22.5% of the initial mortgage pool balance, of which sixty-one (61) mortgage loans are in loan group no. 1, representing 17.8% of the initial loan group no. 1 balance, and fifteen
(15) mortgage loans are in loan group no. 2, representing 36.4% of the initial loan group no. 2 balance, are balloon loans or ARD Loans that provide for an interest only period of between twelve (12) and sixty (60) months following origination, which interest only period, in respect of all of those mortgage loans, has not yet expired. The following table sets forth the length of the interest only periods for those mortgage loans.

LENGTH OF INITIAL INTEREST ONLY (MONTHS)   NUMBER OF MORTGAGE LOANS   % OF INITIAL MORTGAGE POOL BALANCE
----------------------------------------   ------------------------   ----------------------------------
12                                                       7                             1.1%
18                                                       1                             0.1%
24                                                      28                             4.0%
36                                                      25                             8.3%
48                                                       1                             0.2%
60                                                      14                             8.9%
                                                        --                            ----
TOTAL                                                   76                            22.5%

     Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     PREPAYMENT PROVISIONS. As of origination:

     - One hundred ninety (190) of the mortgage loans that we intend to include in the issuing entity, representing 61.4% of the initial mortgage pool balance, of which one hundred forty-eight (148) mortgage loans are in loan group no. 1, representing 59.3% of the initial loan group no. 1 balance, and forty-two (42) mortgage loans are in loan group no. 2, representing 67.7% of the initial loan group no. 2 balance, provided for--

               1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

               2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     - Thirty (30) of the mortgage loans that we intend to include in the issuing entity, representing 13.8% of the initial mortgage pool balance, of which twenty-one (21) mortgage loans are in loan group no. 1, representing 7.5% of the initial loan group no. 1 balance and of which nine (9) mortgage loans are in loan group no. 2, representing 32.3% of the initial loan group no. 2 balance, provided for--

               1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

               2. a prepayment consideration period during which voluntary principal payments must be accompanied by a Yield Maintenance Charge, followed by

               3. an open prepayment period during which voluntary principal prepayments may be made without restriction or prepayment consideration; and

     In addition, in the case of one (1) mortgage loan included above, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased during the period in which the loan may be voluntarily prepaid if accompanied by a Yield Maintenance Charge.

     - Four (4) of the mortgage loans that we intend to include in the issuing entity, representing 24.8% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 33.2% of the initial loan group no. 1 balance--

               1. a prepayment consideration period during which voluntary principal prepayments may be made in connection with a release of such mortgaged property if accompanied by a Yield Maintenance Charge, followed by

               2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     In addition, in the case of three (3) mortgage loans included above, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, each such mortgage loan may be defeased during the period in which the loan may be voluntarily prepaid if accompanied by a Yield Maintenance Charge.

     The open prepayment period for any underlying mortgage loan will generally begin up to seven (7) months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date. However, in the case of the three (3) underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as (i) 245 Fifth Avenue, which represents 6.5% of the initial mortgage pool balance and 8.8% of the initial loan group 1 balance, the open prepayment period will begin twenty-five (25) months prior to stated maturity; (ii) 4355 Montgomery Road, which represents 0.2% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance, the open prepayment period will begin twelve (12) months prior to stated maturity; and (iii) Marina Marketplace, which represents 0.1% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, the open prepayment period will begin sixty (60) months prior to stated maturity.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     The prepayment terms of the mortgage loans that we intend to include in the issuing entity are more particularly described in Exhibit A-1 to this prospectus supplement.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

     - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

     Prepayment Lock-Out Periods. Two hundred twenty (220) of the mortgage loans that we intend to include in the issuing entity provide for prepayment lock-out and/or defeasance periods as of the cut-off date. With respect to those mortgage loans, taking into account periods during which defeasance can occur so long as the subject mortgage loan cannot be voluntarily prepaid:

     - the maximum remaining prepayment lock-out/defeasance period as of the cut-off date is two hundred twenty-nine (229) months with respect to the entire mortgage pool, two hundred twenty-nine (229) months with respect to loan group no. 1 and one hundred seventeen (117) months with respect to loan group no. 2;

     - the minimum remaining prepayment lock-out/defeasance period as of the cut-off date is thirty-one (31) months with respect to the entire mortgage pool, thirty-one (31) months with respect to loan group no. 1 and fifty-one (51) months with respect to loan group no. 2; and

     - the weighted average remaining prepayment lock-out/defeasance period as of the cut-off date is ninety-nine (99) months with respect to the entire mortgage pool, ninety-nine (99) months with respect to loan group no. 1 and one hundred (100) months with respect to loan group no. 2.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below, and partial prepayments of multi-property mortgage loans and groups of cross collateralized mortgage loans will be required under the circumstances described under "--Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     PREPAYMENT CONSIDERATION PERIODS. Thirty-four (34) of the mortgage loans that we intend to include in the issuing entity, representing 38.6% of the initial mortgage pool balance, of which twenty-five (25) mortgage loans are in loan group no. 1, representing 40.7% of the initial loan group no. 1 balance, and nine (9) mortgage loans are in loan group no. 2, representing 32.3% of the initial loan group no. 2 balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lockout period and/or a prepayment lockout/defeasance period.

     The relevant prepayment consideration will generally consist of the following:

     - In the case of all of the mortgage loans with yield maintenance periods, representing 38.6% of the initial mortgage pool balance, of which twenty-five (25) mortgage loans are in loan group no. 1, representing 40.7% of the initial loan group no. 1 balance, and nine
          (9) mortgage loans are in loan group no. 2, representing 32.3% of the initial loan group no. 2 balance, the related Yield Maintenance Charge will generally equal the greater of (x) a specified percentage of the principal balance of the mortgage loan being prepaid, and (y) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payments) or, in certain cases, through the first open date or, in the case of an ARD Loan, through the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at either (A) the "discount rate" or "index" as defined in the related mortgage loan documents or (B) the "discount rate" or "index" as defined in the related mortgage loan documents plus a specified percentage set forth in the related mortgage loan documents, in each case less the amount of principal being prepaid.

     - In certain cases, alternative methods of the calculation of Yield Maintenance Charges are set forth in the mortgage loan documents.

     Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan.

     The underlying mortgage loans generally provide that, in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Yield Maintenance Charge will be enforceable under applicable state law. Furthermore, the series 2007-C4 pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the sponsors or mortgage loan sellers makes any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Yield Maintenance Charge, or of the collectability of any Yield Maintenance Charge.

     Casualty and Condemnation. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

     Certain of the mortgage loans that we intend to include in the issuing entity may provide that, if casualty or condemnation proceeds are applied to the loan (usually above a specified amount or above a specified percentage of the value of the related mortgaged real property or a particular parcel thereof), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration or to pay a release price in respect of the affected parcel and obtain a release of that parcel. Some mortgage loans that we intend to include in the issuing entity provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Sixteen (16) of the mortgage loans that we intend to include in the issuing entity, representing 7.0% of the initial mortgage pool balance, of which eleven (11) mortgage loans are in loan group no. 1, representing 6.1% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, representing 9.9% of the initial loan group no. 2 balance, are secured by letters of credit or cash reserves that in each such case:

     - will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions (the borrowers under certain of the mortgage loans may have satisfied one or more of the conditions for such release); and

     - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration) (or, under some mortgage loans, solely upon an event of default), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods (any such prepayment may or may not require that additional prepayment consideration, such as a Yield Maintenance Charge, also be due and any such prepayment consideration may in some cases be paid out of the related additional collateral).

     See Exhibit A-1 to this prospectus supplement.

     In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (I.E., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

     Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $11,592,000.

     DEFEASANCE LOANS. One hundred ninety (190) of the mortgage loans that we intend to include in the issuing entity, representing 61.4% of the initial mortgage pool balance, of which one hundred forty-eight (148) mortgage loans are in loan group no. 1, representing 59.3% of the initial loan group no. 1 balance, and forty-two (42) mortgage loans are in loan group no. 2, representing 67.7% of the initial loan group no. 2 balance, permit the borrower to deliver non-callable U.S. Treasury securities or other non-callable government securities as substitute collateral.

     In addition, four (4) of the mortgage loans that we intend to include in the issuing entity, representing 24.5% of the initial mortgage pool balance all of which are in loan group 1, representing 32.7% of the initial loan group no. 1 balance, permit the borrower to obtain the release of the related mortgaged real property (i) at any time during the loan term (or, in the case of one (1) such loan, after termination of a prepayment lock-out period) upon payment in full of the mortgage loan and payment of a yield maintenance charge or, (ii) at any time after the second anniversary of the date of the initial issuance of the offered certificates upon the pledge to the trustee of non-callable U.S. Treasury securities or other non-callable government securities. The securities must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s).

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that-

     - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

     - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

     For purposes of determining the defeasance collateral for an ARD Loan, however, the subject underlying mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

     If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the issuing entity a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans that we intend to include in the issuing entity may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

     Neither we nor any of the sponsors or mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any of the underlying mortgage loans.

     LOCKBOXES. Seventy-two (72) mortgage loans that we intend to include in the issuing entity, representing 64.5% of the initial mortgage pool balance, of which fifty-one (51) mortgage loans are in loan group no. 1, representing 63.3% of the initial loan group no. 1 balance, and twenty-one (21) mortgage loans are in loan group no. 2, representing 67.9% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     - HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

     - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

               1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage; or

          5. certain specified events relating to the tenancy at the related mortgaged real property (I.E., termination of a major lease or the tenant under a major lease "going dark").

     For purposes of this prospectus supplement, (i) a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event and (ii) except in those cases involving multifamily and hospitality properties that are described under "Hard Lockbox" above, with respect to a modified lockbox, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

     The above-referenced-mortgage loans provide for the following types of lockbox accounts:

TYPE OF LOCKBOX   NUMBER OF MORTGAGE LOANS   % OF INITIAL MORTGAGE POOL BALANCE
---------------   ------------------------   ----------------------------------
Hard                       23                         44.5%
Springing                  49                         19.9%
                          ---                         ----
TOTAL.                     72                         64.5%

     For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity.

     ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the issuing entity provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     -    taxes and insurance,

     -    capital improvements,

     -    furniture, fixtures and equipment, and/or

     -    various other purposes.

     Some of the escrow and reserve accounts were established by the borrowers to hold nonrecurring escrows or reserves to address circumstances existing when the underlying mortgage loan was originated and the account was generally funded by the related borrower by means of a cash deposit or the delivery of a letter of credit upon origination. Some of the escrow and reserve accounts were established by the borrowers to hold recurring escrows or reserves and the account is generally required to be funded periodically during the term of the loan out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the applicable master servicer or a primary servicer under the direction of the applicable master servicer.

     Tax Escrows. In the case of two hundred nine (209) of the mortgage loans that we intend to include in the issuing entity, representing 96.1% of the initial mortgage pool balance, of which one hundred sixty-two (162) mortgage loans are in loan group no. 1, representing 95.6% of the initial loan group no. 1 balance, and forty-seven

(47) mortgage loans are in loan group no. 2, representing 97.4% of the initial loan group no. 2 balance, escrows were established for real estate taxes. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows whether a real estate tax escrow account was established for each applicable mortgage loan that we intend to include in the issuing entity. In cases in which a real estate tax escrow was established, the related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments.

     If an escrow was established, the funds will be applied by the applicable master servicer to pay for taxes and assessments at the related mortgaged real property. In the case of some of the mortgage loans described in the previous paragraph, however, the borrower made an upfront deposit into the real estate tax escrow account in an amount equal to the aggregate of the monthly deposits that would otherwise have been required during a specified number of months following origination. Generally in those cases, the obligation to make monthly deposits to the real estate tax escrow account has been suspended for as long as an event of default has not occurred under the related underlying mortgage loan, the borrower is required pay real estate taxes directly to the taxing authority when due and the borrower is required to deliver evidence of those payments to the holder of the mortgage loan from time to time.

     In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

     Insurance Escrows. In the case of two hundred nine (209) of the mortgage loans that we intend to include in the issuing entity, representing 95.9% of the initial mortgage pool balance, of which one hundred sixty-two (162) mortgage loans are in loan group no. 1, representing 95.3% of the initial loan group no. 1 balance, and forty-seven (47) mortgage loans are in loan group no. 2, representing 97.4% of the initial loan group no. 2 balance, escrows were established for insurance premiums. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows whether an insurance escrow account was established for each applicable mortgage loan that we intend to include in the issuing entity. In cases in which an insurance escrow account was established, the related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

     If an escrow was established, the funds will be applied by the applicable master servicer to pay for insurance premiums at the related mortgaged real property. In the case of some of the mortgage loans described in the previous paragraph, however, the borrower made an upfront deposit into the insurance escrow account in an amount equal to the aggregate of the monthly deposits that would otherwise have been required during a specified number of months following origination. Generally in those cases, the obligation to make monthly deposits to the insurance escrow account has been suspended for as long as an event of default has not occurred under the related underlying mortgage loan, the borrower is required pay insurance premiums directly to the insurers when due and the borrower is required to deliver evidence of those payments to the holder of the mortgage loan from time to time.

     Under some of the mortgage loans that we intend to include in the issuing entity, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly.

     Recurring Replacement Reserves/Recurring TI/LC Reserves. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the issuing entity the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for-

     - capital replacements, repairs and furniture, fixtures and equipment, or

     -    leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the issuing entity, those reserve deposits identified in the table are initial deposit amounts and the required amounts of subsequent deposits may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the issuing entity, the related borrowers were permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or are entitled to substitute letters of credit for cash deposits and obtain a release of established cash reserves.

     Engineering Reserves. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most of those cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because-

     - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve,

     - the borrower agreed to perform the required repairs within a certain time period, and/or

     - various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the issuing entity, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. In the case of some mortgaged real properties acquired with the proceeds of the related mortgage loan to be included in the issuing entity, the related borrower escrowed an amount substantially in excess of the cost estimate set forth in the related inspection report because the borrower contemplated completing repairs in addition to those shown in the related inspection report. Each engineering reserve constitutes a nonrecurring reserve that is not required to be replenished at any time. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work. The related borrowers are generally entitled to releases of funds from their engineering reserves to pay for the costs of the required work as that work progresses.

     Nonrecurring TI/LC Reserves. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows the reserves established at the origination (or, in certain cases, required to be established within a specified period following origination) of the corresponding underlying mortgage loans for the estimated costs of leasing commissions and tenant improvements associated with specific space at the related mortgaged real property that was vacant and/or for which a lease was scheduled to expire imminently. Each of these reserves constitutes a nonrecurring reserve that is not required to be replenished at any time. We cannot provide any assurance that the reserved amounts will be sufficient to cover the entire actual leasing commissions and/or costs of required tenant improvements leasing commissions that are incurred by the borrower and that the borrower will successfully retenant any vacant or unleased space. The related borrowers are generally entitled to releases of funds from these reserves to pay for leasing commissions and the costs of tenant improvements as those costs are incurred.

     Other Nonrecurring Reserves. In the case of certain of the mortgage loans that we intend to include in the issuing entity, the related borrower was required to establish nonrecurring reserves at origination to address circumstances involving the related mortgaged real property that were not addressed by the establishment of another reserve account. Some of these other nonrecurring reserves consist of earnout reserves to be released to the related borrower upon a new tenant taking occupancy of a specific space, the achievement of a specified debt service coverage ratio and/or the achievement of a specified occupancy rate; renovation reserves to be released to the related borrower as a planned capital improvements program progresses; and/or reserves to be released to the related borrower upon its performance of certain post-closing document delivery obligations of the borrower. We cannot provide any assurance that the related borrowers will satisfy the conditions to the releases of these other nonrecurring reserves or that the reserves will be sufficient for their intended purposes.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the issuing entity contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "-Additional Loan and Property Information--Additional Secured Financing" below, these clauses either-

     - permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

     - prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the issuing entity permit one or more of the following types of transfers:

     - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include-

               1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2007-C4 certificates, or

               2. the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

     - involuntary transfers caused by the death of any owner, general partner or manager of the related borrower or beneficiary or trustee of a trust borrower;

     - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

     - transfers of ownership interests in the borrower or the issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     - a transfer of ownership interests if there is no change in the individuals who manage and control the mortgaged real property,

     -    a transfer of ownership interests for estate planning purposes;

     - changes in ownership between existing partners and members of the related borrower;

     - a transfer of non-controlling ownership interests in the related borrower;

     - a required or permitted restructuring of a borrower or a tenant-in-common group of borrowers into a single purpose successor borrower; or

     -    other transfers similar in nature to the foregoing.

     The depositor, the sponsors and the mortgage loan sellers make no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any underlying mortgage loan.

     MORTGAGE PROVISIONS RELATING TO THE MORTGAGEE'S RIGHT TO TERMINATE MANAGEMENT AGREEMENTS. Certain of the underlying mortgage loans permit the applicable master servicer or applicable special servicer, as the case may be, to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Certain of the underlying mortgage loans may provide that if the debt service coverage ratio for the applicable mortgage loan falls below a certain level, the applicable master servicer or applicable special servicer, as the case may be, will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to the applicable special servicer. In addition, certain of the underlying mortgage loans allow the applicable master servicer or applicable special servicer, as the case may be, to cause the termination of the related management agreements upon the failure to meet certain performance triggers and/or the occurrence of certain events of default under the related loan agreements or mortgage documents or if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

     PROVISIONS RELATING TO CERTAIN UNDERLYING MULTI-PROPERTY MORTGAGE LOANS AND CROSSED MORTGAGE LOANS. Fifteen (15) of the mortgage loans, representing 24.2% of the initial mortgage pool balance, are "multi-property mortgage loans" that are evidenced by one mortgage note and secured by more than one mortgaged real property. One (1) group of mortgage loans, representing 0.6% of the initial mortgage pool balance, are "crossed mortgage loans" that are evidenced by more than one mortgage note and are cross-collateralized with multiple mortgaged real properties. Because certain states exact a mortgage recording or documentary stamp tax based on the principal amount of debt secured by a mortgage, the individual mortgages recorded with respect to certain crossed mortgage loans collateralized by properties in such states may secure an amount less than the total initial principal balance of those crossed mortgage loans. For the same reason, the mortgages recorded with respect to certain multi-property mortgage loans may secure only a multiple (generally 100% to 150%) of the property release amount of the related mortgaged real property rather than the entire initial principal balance of the related mortgage note.

     HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the issuing entity generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage, subject to exceptions in some cases for tenant insurance or for permitted self-insurance:

     - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

               1. the outstanding principal balance of the related mortgage loan, and

               2. the full insurable replacement cost of the improvements located on the insured property;

     - if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

               1. the outstanding principal balance of the related mortgage loan,

               2. the replacement cost or the full insurable value of the insured property, and

               3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, as amended, or the National Flood Insurance Reform Act of 1994, as amended;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the issuing entity are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     -    obtain earthquake insurance, or

     - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below, the applicable master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, subject to the discussion below, the applicable master servicer must maintain that insurance coverage, to the extent--

     -    the trustee has an insurable interest,

     - the insurance coverage is available at commercially reasonable rates as determined by the master servicer and approved by the special servicer, and

     - any related servicing advance is deemed by the applicable master servicer to be recoverable from collections on the related mortgage loan.

     Where insurance coverage at the mortgaged real property for any mortgage loan in the issuing entity is left to the lender's discretion, the applicable master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other mortgage loans with similar property type and with express provisions governing such matters, in any case consistent with the Servicing Standard.

     In addition, the applicable master servicer must, to the extent they are not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the applicable master servicer must maintain, all-risk casualty insurance or extended coverage insurance (with special form coverage) (the cost of which will be payable as a servicing advance, provided that the master servicer will have no such obligation if such advance would be a Nonrecoverable Advance) which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; provided, however, that the applicable master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the special servicer, with the consent of the Series 2007-C4 Directing Certificateholder, approves such determination except that the applicable special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the Series 2007-C4 Directing Certificateholder, if following any such direction of the Series 2007-C4 Directing Certificateholder or refraining from taking such action based upon the lack of any such direction of the Series 2007-C4 Directing Certificateholder would violate the Servicing Standard or cause an adverse REMIC event. Notwithstanding the foregoing, the applicable master servicer will not be required to call a default under a mortgage loan in the issuing entity if the related borrower fails to maintain such insurance, and the applicable master servicer need not maintain such insurance, if the applicable master servicer have determined after due inquiry (with the consent of the applicable special servicer and the Series 2007-C4 Directing Certificateholder except that the applicable special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the Series 2007-C4 Directing Certificateholder, if following any such direction of the Series 2007-C4 Directing Certificateholder or refraining from taking such action based upon the lack of any such direction of the Series 2007-C4 Directing Certificateholder would violate the Servicing Standard or cause an adverse REMIC event), in accordance with the Servicing Standard, that either:

     - such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

     -    such insurance is not available at any rate.

     If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the issuing entity. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the issuing entity.

     The mortgage loans that we intend to include in the issuing entity generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

     - to restore the related mortgaged real property (with any balance to be paid to the borrower), or

     -    towards payment of the subject mortgage loan.

     If any mortgaged real property is acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the applicable special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property or, at the special servicer's election with the Series 2007-C4 Directing Certificateholder's consent, coverage satisfying insurance requirements consistent with the Servicing Standard, provided that such coverage is available at commercially reasonable rates.

     Each master servicer and each special servicer may satisfy their obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the issuing entity for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by a applicable master servicer or the applicable special servicer contains a deductible clause, however, that master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     -    are not paid because of the deductible clause, and

     - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

     There can be no assurance as regards the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

     Some of the mortgage loans that we intend to include in the issuing entity specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only for damages that do not exceed a specified dollar amount set forth in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002 and/or, are otherwise insured for less than the full replacement cost.

     There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. The borrowers under all of the mortgage loans that we intend to include in the issuing entity, are required to maintain terrorism insurance.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the underlying mortgage loans that we intend to include in the issuing entity, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     DELINQUENCIES. None of the mortgage loans that we intend to include in the issuing entity was as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the underlying mortgage loans--

     - twenty-three (23) mortgaged real properties securing mortgage loans representing 5.3% of the initial mortgage pool balance and 7.1% of the initial loan group no. 1 balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupy at least 50%, but less than 100%, of the net rentable area of the particular property.

     - thirty-seven (37) mortgaged real properties securing mortgage loans representing 5.7% of the initial mortgage pool balance and 7.7% of the initial loan group no. 1 balance, are either wholly owner-occupied or leased to a single tenant.

     - Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

     - A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating covenants.

     - A number of companies are Major Tenants at more than one of the mortgaged real properties.

     - Reserves were established with respect to certain of the underlying mortgage loans for tenants that have yet to take occupancy, tenants that have not yet begun to pay rent or to be held as additional security for the related underlying mortgage loan until a certain tenant has re-signed its lease at the related mortgaged real property.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

     - Tenant leases at some of the mortgaged retail properties may provide for tenant "exclusive use" provisions which may be linked to the limitation on use of an adjoining property over which the related mortgagor may not have control.

     - The Major Tenant(s) at some of the mortgaged office or mixed use properties are state or local government agencies or instrumentalities whose ability to pay rent depends on periodic legislative appropriations.

     GROUND LEASES. Two (2) of the mortgage loans that we intend to include in the issuing entity, representing 0.5% of the initial mortgage pool balance, both of which mortgage loans are in loan group no. 1, representing 0.7% of the initial loan group no. 1 balance, are secured by a mortgage lien on a leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. The following is true in each of those cases--

     - the related ground lease, after giving effect to all extension options, expires approximately thirty-five (35) years or more after the maturity date of the related mortgage loan,

     - the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee, and

     - in general, the ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

     ADDITIONAL SECURED FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the issuing entity generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

     Each of the CBA A-Note Mortgage Loans is secured by a mortgaged real property that also secures, on a subordinated basis, one other loan, the related CBA B-Note Companion Loan, that is not included in the issuing entity. The CBA A-Note Mortgage Loans represent 2.2% of the initial mortgage pool balance. See "--The CBA A/B Loan Pairs."

     MEZZANINE DEBT. In the case of ten (10) mortgage loans that we intend to include in the issuing entity, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the issuing entity do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine lenders generally have the right to cure certain defaults occurring on the related mortgage loan and upon a default under the mezzanine debt, the mezzanine lender may foreclose upon the ownership interests in the related borrower. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding real mortgaged property. Although the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

     In the case of the Shutters on the Beach & Casa Del Mar Portfolio Mortgage Loan, which represents 14.5% of the initial mortgage pool balance, the related principals of the borrower have incurred $72,000,000 in mezzanine debt that is secured by pledges of the ownership interests in the related borrower. Column Financial, Inc. currently holds such mezzanine loan. For a description of the terms of such mezzanine debt and the rights of the mezzanine lender relating to such debt, see "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Shutters on the Beach & Casa Del Mar Portfolio" in this prospectus supplement.

     In the case of the 245 Fifth Avenue Mortgage Loan, which represents 6.5% of the initial mortgage pool balance, the related principals of the borrower have incurred $53,000,000 in mezzanine debt that is secured by pledges of the ownership interests in the related borrower. Column Financial, Inc. currently holds such mezzanine loan. For a description of the terms of such mezzanine debt and the rights of the mezzanine lender relating to such debt, see "Description of Underlying Mortgage Loans--Significant Mortgage Loans--245 Fifth Avenue" in this prospectus supplement.

     In the case of the City Tower Mortgage Loan, which represents 5.4% of the initial mortgage pool balance, the related principals of the borrower have incurred $25,000,000 in mezzanine debt that is secured by pledges of the ownership interests in the related borrower. Column Financial, Inc. currently holds such mezzanine loan. For a description of the terms of such mezzanine debt and the rights of the mezzanine lender relating to such debt, see "Description of Underlying Mortgage Loans--Significant Mortgage Loans--City Tower" in this prospectus supplement.

     In the case of the 2600 Michelson Mortgage Loan, which represents 4.4% of the initial mortgage pool balance, the related principals of the borrower have incurred $15,000,000 in mezzanine debt that is secured by pledges of the ownership interests in the related borrower. Column Financial, Inc. currently holds such mezzanine loan. For a description of the terms of such mezzanine debt and the rights of the mezzanine lender relating to such debt, see "Description of Underlying Mortgage Loans--Significant Mortgage Loans--2600 Michelson" in this prospectus supplement.

     In the case of the Meyberry House Mortgage Loan, which represents 4.2% of the initial mortgage pool balance, the related principals of the borrower have incurred $34,000,000 in mezzanine debt that is secured by pledges of the ownership interests in the related borrower. Column Financial, Inc. currently holds such mezzanine loan. For a description of the terms of such mezzanine debt and the rights of the mezzanine lender relating to such debt, see "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Meyberry House" in this prospectus supplement.

     In the case of the St. Luke's at Cypress Woods Mortgage Loan, which represents 1.5% of the initial mortgage pool balance, the related principals of the borrower have incurred $15,500,000 in mezzanine debt that is secured by pledges of the ownership interests in the related borrower. Georgia Capital currently holds such mezzanine loan. For a description of the terms of such mezzanine debt and the rights of the mezzanine lender relating to such debt, see "Description of Underlying Mortgage Loans--Significant Mortgage Loans--St. Luke's at Cypress Woods" in this prospectus supplement.

     In the case of the Esquire Portfolio Mortgage Loan, which represents 1.4% of the initial mortgage pool balance, the related principals of the borrower have incurred $3,170,000 in mezzanine debt that is secured by pledges of the ownership interests in the related borrower. Column Financial, Inc currently holds such mezzanine loan. For a description of the terms of such mezzanine debt and the rights of the mezzanine lender relating to such debt, see "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Esquire Portfolio" in this prospectus supplement.

     In the case of the Artisan Las Vegas Multifamily Portfolio Mortgage Loan, which represents 1.4% of the initial mortgage pool balance, the related principals of the borrower have incurred $9,470,000 in mezzanine debt that is secured by pledges of the ownership interests in the related borrower. Column Financial, Inc. currently holds such mezzanine loan. For a description of the terms of such mezzanine debt and the rights of the mezzanine lender relating to such debt, see "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Artisan Las Vegas Multifamily Portfolio" in this prospectus supplement.

     In the case of the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as The Can Company and Wellington Tower Retail, which collectively represent 2.1% of the initial mortgage pool balance, the sole member of the borrower under such underlying mortgage loans has incurred mezzanine debt in the total amount of $6,111,000, secured by ownership interests in each such borrower and also secured by the ownership interest in borrowers under mortgage loans that are not included in the issuing entity.

     FUTURE SECONDARY FINANCING. In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as American Automatic Sprinkler, which represents 0.2% of the initial mortgage pool balance, the related borrower may incur additional debt secured by the mortgaged real property subject to the satisfaction of various conditions, including (i) no default exists under the mortgage loan documents, (ii) the cash flow from the mortgaged property and the combined obligations of the mortgage loan and the subordinate mortgage loan would result in a debt service coverage ratio for the mortgaged property of no less than 1.25x, (iii) the loan-to-value ratio of the mortgaged real property taking into account the combined obligations of the mortgage loan and the subordinate mortgage loan is not higher than 80%, (iv) the subordinate lender has entered into an intercreditor agreement with the lender, which provides for subordination of the related subordinate loan to the related underlying mortgage loan, and (v) the holder of the subordinate debt is an institutional lender satisfying rating agency criteria.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Main Street Village, which represents 0.1% of the initial mortgage pool balance, the related borrower may incur additional debt secured by the mortgaged real property subject to the satisfaction of various conditions, including (i) no default exists under the mortgage loan documents,
(ii) the cash flow from the mortgaged property and the combined obligations of the mortgage loan and the subordinate mortgage loan would result in a debt service coverage ratio for the mortgaged property of no less than 1.20x, (iii) the loan-to-value ratio of the mortgaged real property taking into account the combined obligations of the mortgage loan and the subordinate mortgage loan is not higher than 80%, (iv) the subordinate lender has entered into an intercreditor agreement with the lender, which provides for subordination of the related subordinate loan to the related underlying mortgage loan, and (v) the holder of the subordinate debt is an institutional lender satisfying rating agency criteria.

     In the case of the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as Shutters on the Beach & Casa Del Mar Portfolio, Meyberry House, Esquire Portfolio, Sweetwater Crossings, Paradise Bay, Hampton Inn Downtown Dallas, Champion Parks Apartments, The Madison Hotel, Champions Centre Apartments, The Fairways Apartments, Holiday Inn Express - Flagstaff Arizona and Holiday Inn Express Hillsborough, which collectively represent 26.6% of the initial mortgage pool balance, each related borrower is permitted to obtain future mezzanine financing, subject to the satisfaction of various conditions as set forth in the related loan documents such as (i) receipt by the lender of written confirmation from each rating agency that the implementation of the mezzanine debt will not result in a qualification, downgrade or withdrawal of the then-current ratings assigned by such rating agency to the offered certificates, (ii) the mezzanine lender has entered into an intercreditor agreement with the lender, which provides for the subordination of the related mezzanine loan to the related underlying mortgage loan and (iii) satisfaction of loan-to-value ratio and debt service coverage ratio tests.

     UNSECURED INDEBTEDNESS. The borrowers under some of the underlying mortgage loans that we intend to include in the issuing entity have incurred or may incur unsecured indebtedness other than in the ordinary course of business which is or may be substantial in relation to the amount of the subject mortgage loan. Each unsecured debt creditor could cause the related borrower to seek protection under applicable bankruptcy laws. Additionally, in some instances, the borrower under an underlying mortgage loan intended to be included in the issuing entity is required or allowed to post letters of credit as additional security for that mortgage loan, in lieu of reserves or otherwise, and the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     NON-SPECIAL PURPOSE ENTITY BORROWERS. The business activities of the borrowers under many underlying mortgage loans that we intend to include in the issuing entity with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. In addition, the borrowers under some mortgage loans that we intend to include in the issuing entity have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent.

     TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the issuing entity, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates or easements affect a property. Generally in those cases, either (i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

THE CBA A/B LOAN PAIRS

     GENERAL. The CBA A-Note Mortgage Loans, which collectively represent 2.2% of the initial mortgage pool balance, are secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Hillside Village Shopping Center, Egizii Portfolio and Parkview Apartments. In the case of each CBA A-Note Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related CBA B-Note Companion Loan. In each case, the aggregate debt consisting of the CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan, which two (2) mortgage loans together constitute a "CBA A/B Loan Pair," is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the CBA A-Note Mortgage Loans in the issuing entity. The related CBA B-Note Companion Loans were sold immediately after origination to CBA-Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the issuing entity.

     Each CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan comprising a CBA A/B Loan Pair are cross-defaulted. The outstanding principal balance of each CBA B-Note Companion Loan does not exceed 5.0% of the underwritten appraised value of the related mortgaged real property that secures the related CBA A/B Loan Pair. One CBA B-Note Companion Loan, secured by Egizii Portfolio, has an interest rate of 12.250% per annum. The second CBA B-Note Companion Loan, secured by Hillside Village Shopping Center, has an interest rate of 12.250% per annum. The third CBA B-Note Companion Loan, secured by Parkview Apartments, has an interest rate of 12.950% per annum. Each CBA B-Note Companion Loan has generally the same maturity date, amortization schedule and prepayment structure as the related CBA A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each CBA A-Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the CBA A-Note Mortgage Loan and does not take into account the related CBA B-Note Companion Loan.

     The issuing entity, as the holder of each CBA A-Note Mortgage Loan, and the holder of the related CBA B-Note Companion Loan will be successor parties to a separate intercreditor agreement, which we refer to as a CBA A/B Intercreditor Agreement, with respect to each CBA A/B Loan Pair. Servicing and administration of each CBA A-Note Mortgage Loan (and, to the extent described below, each CBA B-Note Companion Loan) will be performed by the applicable master servicer on behalf of the issuing entity (or, in the case of a CBA B-Note Companion Loan, on behalf of the holder of that loan). The applicable master servicer will provide certain information and reports related to each CBA A/B Loan Pair to the holder of the related CBA B-Note Companion Loan. The applicable master servicer will collect payments with respect to each CBA B-Note Companion Loan, but not until the occurrence of certain events of default with respect to the subject CBA A/B Loan Pair described in the related CBA A/B Intercreditor Agreement. The following describes certain provisions of the CBA A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each CBA A/B Intercreditor Agreement.

     ALLOCATION OF PAYMENTS BETWEEN A CBA A-NOTE MORTGAGE LOAN AND THE RELATED CBA B-NOTE COMPANION LOAN. The right of the holder of each CBA B-Note Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related CBA A-Note Mortgage Loan to receive such amounts. For each CBA A/B Loan Pair, a "CBA A/B Material Default" consists of the following events: (a) the acceleration of the CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy or insolvency action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as a CBA A/B Material Default has not occurred or, if a CBA A/B Material Default has occurred, that CBA A/B Material Default is no longer continuing with respect to a CBA A/B Loan Pair, the related borrower under the CBA A/B Loan Pair will make separate payments of principal and interest to the respective holders of the related CBA A-Note Mortgage Loan and CBA B-Note Companion Loan. Escrow and reserve payments will be made to the applicable master servicer on behalf of the issuing entity (as the holder of the subject CBA A-Note Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of a CBA A/B Loan Pair (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the subject CBA A-Note Mortgage Loan and then to the principal balance of the subject CBA B-Note Companion Loan. If a CBA A/B Material Default occurs and is continuing with respect to a CBA A/B Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such CBA A/B Loan Pair will be applied by the applicable master servicer (with any payments received by the holder of the subject CBA B-Note Companion Loan after and during such a CBA A/B Material Default to be forwarded to the applicable master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related CBA A/B Intercreditor Agreement, which generally provides that all interest (other than Default Interest), principal, Yield Maintenance Charges and outstanding expenses with respect to the subject CBA A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject CBA B-Note Companion Loan.

     If, after the expiration of the right of the holder of a CBA B-Note Companion Loan to purchase the related CBA A-Note Mortgage Loan (as described below), a CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan is modified in connection with a workout so that, with respect to either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the issuing entity (as the holder of the subject CBA A-Note Mortgage Loan) will be made as though such workout did not occur and the payment terms of the subject CBA A-Note Mortgage Loan will remain the same. In that case (unless the lender was required, but failed, to obtain the consent of the holder of a CBA B-Note Companion Loan at a time with such holder had a right to so consent), the holder of the subject CBA B-Note Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan attributable to such workout (up to the outstanding principal balance, together with accrued interest thereon, of the subject CBA B-Note Companion Loan).

     SERVICING OF THE CBA A/B LOAN PAIRS. Each CBA A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the applicable master servicer pursuant to the series 2007-C4 pooling and servicing agreement. The applicable master servicer and/or the applicable special servicer will service and administer each CBA B-Note Companion Loan to the extent described below. The Servicing Standard requires the applicable master servicer and the applicable special servicer to take into account the interests of both the issuing entity and the holder of the related CBA B-Note Companion Loan when servicing a CBA A/B Loan Pair, with a view to maximizing the realization for both the issuing entity and such holder as a collective whole. Any holder of a CBA B-Note Companion Loan will be deemed a third-party beneficiary of the series 2007-C4 pooling and servicing agreement.

     The applicable master servicer and the applicable special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each CBA A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related CBA B-Note Companion Loan to purchase the corresponding CBA A-Note Mortgage Loan) the holder of the related CBA B-Note Companion Loan has no voting, consent or other rights whatsoever with respect to the applicable master servicer's or the applicable special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject CBA A/B Loan Pair.

     So long as a CBA A/B Material Default has not occurred with respect to a CBA A/B Loan Pair, the applicable master servicer will have no obligation to collect payments with respect to the related CBA B-Note Companion Loan. A separate servicer of each CBA B-Note Companion Loan will be responsible for collecting amounts payable in respect of such CBA B-Note Companion Loan. That servicer will have no servicing duties or obligations with respect to the related CBA A-Note Mortgage Loan or the related mortgaged real property. If a CBA A/B Material Default occurs with respect to a CBA A/B Loan Pair, the applicable master servicer or the applicable special servicer, as applicable, will (during the continuance of that CBA A/B Material Default) collect and distribute payments for both of the subject CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan pursuant to the sequential payment waterfall set forth in the related CBA A/B Intercreditor Agreement.

     ADVANCES. Neither the applicable master servicer nor the trustee is required to make any monthly debt service advances with respect to a CBA B-Note Companion Loan. Neither the holder of a CBA B-Note Companion Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related CBA A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer, the applicable special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each CBA A/B Loan Pair.

     MODIFICATIONS. The ability of the applicable master servicer or the applicable special servicer, as the case may be, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a CBA B-Note Companion Loan, the related CBA A-Note Mortgage Loan or the related mortgage loan documents, is limited by the rights of the holder of the CBA B-Note Companion Loan to approve such modifications and other actions as set forth in the related CBA A/B Intercreditor Agreement; provided that the consent of the holder of a CBA B-Note Companion Loan will not be required in connection with any such modification or other action with respect to a CBA A/B Loan Pair after the expiration of such holder's right to purchase the related CBA A-Note Mortgage Loan. The holder of a CBA B-Note Companion Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such CBA B-Note Companion Loan or the related mortgage loan documents without the prior written consent of the trustee, as holder of the related CBA A-Note Mortgage Loan.

     PURCHASE OF A CBA A-NOTE MORTGAGE LOAN BY THE HOLDER OF THE RELATED CBA B-NOTE COMPANION LOAN. Upon the occurrence of any one of certain defaults that are set forth in each CBA A/B Intercreditor Agreement, the holder of the subject CBA B-Note Companion Loan will have the right to purchase the related CBA A-Note Mortgage Loan at a purchase price determined under that CBA A/B Intercreditor Agreement and generally equal to the sum of (a) the outstanding principal balance of such CBA A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the CBA A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject CBA A/B Loan Pair by the applicable master servicer or applicable special servicer, (e) any interest on any unreimbursed debt service advances made by the applicable master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, (f) any related master servicing fees (including any primary servicing fees), special servicing fees and trustee's fees payable under the series 2007-C4 pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the applicable master servicer with respect to the subject CBA A/B Loan Pair together with advance interest thereon. The holder of the CBA B-Note Companion Loan does not have any rights to cure any defaults with respect to the subject CBA A/B Loan Pair.

UNDERWRITING MATTERS

     GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the issuing entity, the related originator or acquiror of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity. In the case of one hundred ninety (190) mortgaged real properties, securing 93.7% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or, in some instances, an update in lieu of a Phase I environmental assessment (which update may have been performed pursuant to a database or transaction screen update meeting ASTM standards) that was generally prepared during the 12-month period ending in July 1, 2007, except in the case of three (3) mortgaged real properties, securing mortgage loans representing 0.5% of the initial mortgage pool balance, as to which the assessment was prepared within a 16 month period ending in July 1, 2007. In the case of fifty-four (54) mortgaged real properties, securing 5.2% of the initial mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     All of the Phase I environmental site assessments materially complied with ASTM standards. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

     -    us,

     - any of the other parties to the series 2007-C4 pooling and servicing agreement,

     -    any of the sponsors or mortgage loan sellers,

     -    any of the underwriters, or

     -    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In the case of fifty-four (54) mortgaged real properties, securing mortgage loans that represent 5.2% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those fifty-four (54) properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those fifty-four (54) mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos, lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     - required an environmental insurance policy (which may not be a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

     See "--Environmental Insurance" below.

     The series 2007-C4 pooling and servicing agreement requires that the applicable special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the series 2007-C4 pooling and servicing agreement will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any mortgaged real property.

     ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. In general, those policies are environmental insurance policies that provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

          1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the issuing entity for the lesser of the clean-up costs and the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

          2. if the issuing entity becomes legally obligated to pay as a result of a claim first made against the issuing entity and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

          3. if the issuing entity enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

     Each of the environmental insurance policies described above requires that the appropriate party associated with the issuing entity report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

     The premium for each of the environmental insurance policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under those policies is Steadfast Insurance Co. which has a rating of "AA-" by S&P.

     PROPERTY CONDITION ASSESSMENTS. All of the mortgaged real properties (other than two (2) mortgaged real properties securing mortgage loans representing 0.1% of the initial mortgage pool balance) securing the underlying mortgage loans that we intend to include in the issuing entity were inspected during the 12-month period ending in July 1, 2007 (except in the case of three (3) mortgaged real properties, securing mortgage loans representing 0.5% of the initial mortgage pool balance as to which the assessment was prepared within a 16 month period ending in July 2007) by third party engineering firms or, a previously conducted inspection was updated, to assess--

     - the structure,exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - the general condition of the site, buildings and other improvements located at each property.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering, TI/LC and Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     APPRAISALS AND MARKET STUDIES. All of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity had an appraisal conducted by an independent appraiser that is state-certified and/or a member of the Appraisal Institute during the 12-month period ending in July 1, 2007 (except in the case of four (4) mortgaged real properties, securing mortgage loans representing 0.6% of the initial mortgage pool balance, as to which the assessment was prepared within a 16 month period ending in July 2007), in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we, the sponsors, the mortgage loan sellers, the master servicers, the special servicers, the trustee nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     -    buyer and seller are motivated;

     - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     -    a reasonable time is allowed to show the property in the open market;

     - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we, the master servicers, the special servicer, the trustee nor any of the underwriters, sponsors or mortgage loan sellers has independently verified the accuracy of this statement.

     In the case of underlying mortgage loans that are acquisition financing, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the subject mortgage loan was underwritten.

     ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the issuing entity, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where a material noncompliance was found or the property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

     - whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted non-conforming use or structure,

     - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire subject mortgage loan, or

          2. taking into account the cost of repair, to pay down the subject mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

     There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

     SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

     - all third-party reports made on the related mortgaged real property are abbreviated; and

     - the review and analysis of environmental conditions of the related mortgaged real property are based on a limited review regarding the presence of asbestos-containing materials, lead-based paint, mold and/or radon, rather than a Phase I environmental site assessment.

     In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower. In some cases the borrower is actually an individual. Seventy-four (74) of the underlying mortgage loans, representing 12.1% of the initial mortgage pool balance, of which fifty-four (54) mortgage loans are in loan group no. 1, representing 14.9% of the initial loan group no. 1 balance, and twenty (20) mortgage loans are in loan group no. 2, representing 3.8% of the initial loan group no. 2 balance, were originated under Column's "small balance loan" program.

         SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the ten (10) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the issuing entity:

                                                         PERCENTAGE
                                                         OF INITIAL                                             CUT-OFF
                                          CUT-OFF DATE    MORTGAGE                LOAN PER   MORTGAGE             DATE
                             PROPERTY       PRINCIPAL       POOL          SQ.     SQ. FT./   INTEREST    U/W      LTV
       LOAN NAME               TYPE          BALANCE       BALANCE    FT./UNITS     UNITS      RATE      DSCR    RATIO
-------------------------   -----------   ------------   ----------   ---------   --------   --------    ----   -------
Shutters on the Beach &
   Casa Del Mar Portfolio   Hotel         $310,000,000      14.5%          327    $948,012    5.5000%   1.29x    68.9%
245 Fifth Avenue            Office        $140,000,000       6.5%      303,139    $    462    5.4730%   1.34x    73.3%
City Tower                  Office        $115,000,000       5.4%      410,068    $    280    5.3800%   1.30x    60.3%
2600 Michelson              Office        $ 95,000,000       4.4%      307,271    $    309    5.3300%   1.33x    59.4%
Meyberry House              Multifamily   $ 90,000,000       4.2%          180    $500,000    5.5000%   1.73x    62.1%
Hamburg Trust Portfolio     Multifamily   $ 72,000,000       3.4%        1,209    $ 59,553    5.7500%   1.17x    76.1%
St. Luke's at Cypress
   Woods                    Office        $ 31,800,000       1.5%      144,415    $    220    6.8910%   1.20x    83.0%
Lakeview Plaza              Retail        $ 31,200,000       1.5%      185,006    $    169    5.9600%   1.31x    75.2%
Esquire Portfolio           Multifamily   $ 31,000,000       1.4%          214    $144,860    5.7860%   1.85x    73.6%
Artisan Las Vegas
   Multifamily Portfolio    Multifamily   $ 30,300,000       1.4%          448    $ 67,634    5.7400%   1.38x    66.1%
TOTAL/WTD. AVG.                           $946,300,000      44.2%                             5.5623%   1.35x    68.2%

                 SHUTTERS ON THE BEACH & CASA DEL MAR PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $310,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                          $310,000,000
FIRST PAYMENT DATE:                  July 11, 2007
MORTGAGE INTEREST RATE:              5.5000% per annum
AMORTIZATION TERM:                   Interest only
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       May 11, 2014
MATURITY/ARD BALANCE:                $310,000,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Yield maintenance until the date that is
                                     three months prior to the maturity date.
LOAN PER ROOM(1):                    $948,012
UP-FRONT RESERVES:                   None
ONGOING RESERVES:                    Tax and Insurance Reserve:    Yes(2)
                                     FF&E Reserve:                 3%(3)
LOCKBOX:                             Hard
SUBORDINATE FINANCING:               Yes(4)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Portfolio
PROPERTY TYPE:                       Hotel
PROPERTY SUB-TYPE:                   Full Service
LOCATION:                            Santa Monica, California(5)
YEAR BUILT/RENOVATED:                Various(6)
ROOMS:                               327
OCCUPANCY AT U/W                     77%
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 The Edward Thomas Hospitality Corp.

                        12/31/2005   12/31/2006   4/30/2007       U/W
                        -----------  -----------  -----------  -----------
NET OPERATING INCOME:   $20,685,716  $23,815,294  $23,119,026  $24,674,172
NET CASH FLOW:                                                 $22,324,145
DSCR:                                                             1.29x
APPRAISED VALUE:                     $450,100,000
APPRAISAL DATE:                      May 1, 2007
CUT-OFF DATE LTV RATIO(1):           68.9%
MATURITY/ARD LTV RATIO:              68.9%

(1)  Based on the September 2007 cut-off date principal balance.

(2) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(3) After the second anniversary of the closing date, the borrower will be required to fund the FF&E reserve in the amount of one-twelfth (1/12th) of the product of three percent (3%) and the estimated gross income from operations for the then current fiscal year.

(4) The sole members of borrower have incurred mezzanine debt in the amount of $72,000,000.

(5) The Shutters on the Beach & Casa Del Mar Portfolio Loan is secured by two hotel properties, Shutters on the Beach, One Pico Boulevard, Santa Monica, California and Casa Del Mar, 1910 Ocean Way, Santa Monica, California.

(6) The Shutters on the Beach & Casa Del Mar Portfolio Properties were constructed between 1925 and 1993. The Casa Del Mar Hotel was renovated in 1999 and Shutters on the Beach was renovated in 2007. Both hotels are currently undergoing significant renovations.

     THE LOAN. The largest loan in the issuing entity (the "Shutters on the Beach & Casa Del Mar Portfolio Loan") was originated on June 8, 2007. The Shutters on the Beach & Casa Del Mar Portfolio Loan is secured by two first priority deeds of trust (collectively, the "Shutters on the Beach & Casa Del Mar Portfolio Mortgage") each encumbering the fee interest in properties located at Shutters on the Beach, One Pico Boulevard (the "Shutters on the Beach Property") and Casa Del Mar, 1910 Ocean Way (the "Casa Del Mar Property" and collectively, with the Shutters on the Beach Property, the "Shutters on the Beach & Casa Del Mar Portfolio Properties") in Santa Monica, California.

     THE BORROWER. The borrowers under the Shutters on the Beach & Casa Del Mar Portfolio Loan are By The Blue Sea, LLC and Neptune's Walk, LLC (each a "Shutters on the Beach & Casa Del Mar Portfolio Borrower" and collectively the "Shutters on the Beach & Casa Del Mar Portfolio Borrowers"). By The Blue Sea, LLC is a limited liability company organized under the laws of the State of Delaware whose business is limited to owning and operating Shutters on the Beach Property. Neptune's Walk, LLC is a limited liability company organized under the laws of the State of Delaware whose business is limited to owning and operating Casa Del Mar Property. Each of the Shutters on the Beach & Casa Del Mar Portfolio Borrowers is a special purpose entity. The sponsor, The Edward Thomas Companies, was founded in 1982 and previously owned the Dana Point Resort and partnered with Starwood Capital to acquire an 80 hotel portfolio known as the Westin Hotels & Resorts.

     THE PROPERTY. The Shutters on the Beach & Casa Del Mar Portfolio Properties consist of Shutters on the Beach located at One Pico Boulevard and Casa Del Mar located at 1910 Ocean Way, both in Santa Monica, California. The Shutters on the Beach & Casa Del Mar Portfolio Properties are primarily used for hotel purposes.

                                     YEAR BUILT/                       ALLOCATED LOAN
    PROPERTY NAME          STATE      RENOVATED    ROOMS   OCCUPANCY        AMOUNT      APPRAISED VALUE
---------------------   ----------   -----------   -----   ---------   --------------   ---------------
Shutters on the Beach   California    1993/2007     198        80%       $185,614,308     $269,500,000
Casa Del Mar            California    1925/1999     129        73%       $124,385,692     $180,600,000
TOTAL/WTD. AVG                                      327        77%       $310,000,000     $450,100,000
                                                    ---        ---       ------------     ------------

     The primary competitive set for the Shutters on the Beach Property and the Casa Del Mar Property consists of seven luxury properties totaling 1,524 rooms that range in size from 119 rooms to 395 rooms. The primary competitive set includes the Beverly Wilshire Beverly Hills, Beverly Hills Hotel, Raffles L'Ermitage, Four Seasons Los Angeles, Peninsula Hotel Beverly Hills, Shutters on the Beach and Casa Del Mar.

     The sponsor has allocated $11.73 million toward ongoing renovations for the Shutters on the Beach Property and the Casa Del Mar Property. The ongoing renovation work at the Shutters on the Beach Property is expected to total $4.5 million. The ongoing renovations include guest suite upgrades, meeting space renovations, fitness/spa renovations, pool renovations and renovations to the hotel's two restaurants, Pedals and One Pico. The ongoing renovations at the Casa Del Mar Property are expected to total $7.23 million. The ongoing renovations include guest room upgrades, fitness/spa renovations, and renovations to the hotel's restaurant, Catch. The room renovations include applying new paint, re-finishing the wood floors, reconfiguring the closet with additional space, installing new electrical and cabling, and replacing current windows, as well as the installation of an all new FF&E package, including new beds, carpet, lamps, chairs and plasma televisions.

     HISTORICAL OCCUPANCY. Historical occupancy at the (i) Shutters on the Beach Property for 2004, 2005 and 2006 was 76.58%, 75.46% and 79.71%, respectively, and (ii) Casa Del Mar Property for 2004, 2005 and 2006 was 69.85%, 75.38% and 74.95%, respectively.

     OPERATING HISTORY. The following table shows certain information regarding the operating history of the Shutters on the Beach & Casa Del Mar Portfolio
Properties:

                             ADJUSTED NET CASH FLOW

                                                              TRAILING 12-MONTH
                                                                 PERIOD ENDED      UNDERWRITTEN NET
                     12/31/2004    12/31/2005    12/31/2006        4/30/2007          CASH FLOW
                    -----------   -----------   -----------   ------------------   ----------------
Revenues            $61,861,207   $66,126,076   $73,167,158       $73,324,392         $78,334,234
Expenses            $42,010,123   $45,440,360   $49,351,864       $50,205,367         $53,660,062
                    -----------   -----------   -----------       -----------         -----------
Net Operating
   Income           $19,851,084   $20,685,716   $23,815,294       $23,119,026         $24,674,172
Underwritten
   Reserves                                                                           $ 2,350,027
                    -----------   -----------   -----------       -----------         -----------
Adjusted Net Cash
   Flow                                                                               $22,324,145
                    ===========   ===========   ===========       ===========         ===========

     PROPERTY MANAGEMENT. The Shutters on the Beach & Casa Del Mar Portfolio Properties are managed by The Edward Thomas Hospitality Corp. The management agreements generally provide for a management fee not to exceed 3% of gross receipts per annum which is subordinated to the Shutters on the Beach & Casa Del Mar Portfolio Loan. The management of the Shutters on the Beach & Casa Del Mar Portfolio Properties will be performed by either The Edward Thomas Hospitality Corp., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Shutters on the Beach & Casa Del Mar Portfolio Properties, provided that the Borrowers shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C4 certificates. The lender under the Shutters on the Beach & Casa Del Mar Portfolio Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Shutters on the Beach & Casa Del Mar Portfolio Loan.

     PAYMENT TERMS; INTEREST RATE. The Shutters on the Beach & Casa Del Mar Portfolio Loan is an interest-only loan for its entire term. The interest rate with respect to the Shutters on the Beach & Casa Del Mar Portfolio Loan is calculated on an Actual/360 basis and is equal to 5.5000% per annum. The due date under the Shutters on the Beach & Casa Del Mar Portfolio Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Shutters on the Beach & Casa Del Mar Portfolio Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrowers or the property manager must cause all tenants and credit card companies to deposit all revenues directly into a lockbox account under the control of the lender, and further, the borrowers and the property manager must cause all other income and/or rents not otherwise deposited by tenants to be deposited within two (2) business days of receipt directly into such lockbox account. Provided no event of default has occurred and is continuing, the income will be transferred to an account designated by Shutters on the Beach & Casa Del Mar Portfolio Borrowers from time to time in accordance with Shutters on the Beach & Casa Del Mar Portfolio Borrowers' instructions. At such time that an event of default has occurred and is continuing, all funds on deposit in the lockbox account will be transferred to the cash management account once every business day. All amounts in the cash management account will be used to fund reserves and pay debt service with any excess cash being paid to the Shutters on the Beach & Casa Del Mar Portfolio Borrowers, provided that following the occurrence and during the continuation of an event of default, lender may apply funds in the cash management account in such order and priority as lender determines.

     OTHER FINANCING. Holders of the membership interests in the borrower have incurred mezzanine debt in the amount of $72,000,000, with an interest rate of 9.758%, secured by pledges of the ownership interest in the related borrower. The mezzanine lender with respect to the mezzanine loan is currently Column Financial, Inc. The mezzanine loan has a maturity date of May 11, 2014. The mezzanine lender has executed an intercreditor agreement that subordinates collection and enforcement rights of the mezzanine lender to the corresponding rights of the mortgage lender.

     PARTIAL RELEASE. The borrower has the right to obtain a partial release of either of the Shutters on the Beach & Casa Del Mar Portfolio Properties in connection with a voluntary prepayment or voluntary defeasance of the loan upon satisfaction of certain conditions set forth in the related mortgage loan documents, including (but not limited to): (i) no event of default has occurred or is continuing; (ii) the borrower has given lender at least thirty (30) days prior written notice of the date on which the release is expected to occur;
(iii) the voluntary prepayment or voluntary defeasance of the loan is in an amount equal to 120% of the allocated loan amount for the respective property;
(iv) borrower pays all costs associated with the release of the applicable individual property; (v) all accrued and unpaid interest and any unpaid or unreimbursed amounts due in respect to the Shutters on the Beach & Casa Del Mar Portfolio Loan or under any of the other loan documents has been paid in full or has been arranged to be paid in full contemporaneously with the release; (vi) in the event the release date is not a payment date, the borrower pays to lender, in addition to all other amounts required pursuant to the partial release, the amount of interest that would have been due and payable if prepayment were being made on the next succeeding payment date; (vii) borrower executes and provides all documentation lender reasonably requires to be delivered by borrower in connection with such release; and (viii) the debt service coverage ratio for the property not being released is at least equal to (a) 1.40x if the release date occurs at any time on or prior to the 4th anniversary of the closing date or (b) 1.60x if the release date occurs at any time after the 4th anniversary of the closing date.

     In addition, the borrower has the right to obtain the release of a parking lot adjacent to the Casa Del Mar Property upon the satisfaction of certain conditions including, but not limited to, the provision of a similar replacement parking area and the provision of rating agency confirmations with respect to such release.

                                245 FIFTH AVENUE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $140,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                          $140,000,000
FIRST PAYMENT DATE:                  June 11, 2007
MORTGAGE INTEREST RATE:              5.4730% per annum
AMORTIZATION TERM:                   Interest only
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       May 11, 2012
MATURITY/ARD BALANCE:                $140,000,000.00
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     twenty-four months prior to the Maturity
                                     Date.
LOAN PER SF(1):                      $462
UP-FRONT RESERVES:                   Engineering Reserve:              $851,274
                                     TI/LC Reserve:                  $4,117,790
                                     Debt Service Reserve:        $16,800,000(2)
ONGOING RESERVES:                    Tax and Insurance Reserve:         Yes(3)
LOCKBOX:                             Hard
SUBORDINATE FINANCING:               Yes(4)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Central Business District
LOCATION:                            New York, New York
YEAR BUILT/RENOVATED:                1926/2000
SQUARE FEET:                         303,139
OCCUPANCY AT U/W(5):                 99%
OWNERSHIP INTEREST:                  Fee

MAJOR TENANT(S)        NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
                      ------   ---------------   ----------------
Bisys                 45,194        14.9%           12/31/2012
Datamonitor           28,311         9.3%            7/31/2012
Beth Israel Medical
Center                14,253         4.7%           11/30/2009
PROPERTY MANAGEMENT:                 Newmark Knight Frank

                                          12/31/2005   12/31/2006       U/W
                                          ----------   ----------    -----------
NET OPERATING INCOME:                    $6,756,755   $7,167,562    $11,176,220
NET CASH FLOW:                                                       $10,376,779
DSCR:                                                                    1.34x
APPRAISED VALUE:                         $191,000,000
APPRAISAL DATE:                          4/16/2007
CUT-OFF DATE LTV RATIO(1):               73.3%
MATURITY/ARD LTV RATIO:                  73.3%

(1)  Based on the September 2007 cut-off date principal balance.

(2) The debt service reserve was established at closing to pay estimated interest shortfalls to the extent gross income from operations at the property are insufficient to pay the projected monthly interest payment, mezzanine monthly interest payment, reserve funds and operating expenses payable in such month.

(3) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to pay all taxes prior to their respective due dates. Deposits into the reserve in respect of insurance premiums will be required only if the borrower has not provided lender with satisfactory evidence of payment of insurance premiums within a certain time prior to the expiration of the related policies.

(4) The borrower's direct and indirect shareholders have incurred mezzanine debt in an aggregate principal amount of $53,000,000.

(5)  Based on the March 1, 2007 rent roll.

     THE LOAN. The second largest loan in the issuing entity (the "245 Fifth Avenue Loan") was originated on April 26, 2007. The 245 Fifth Avenue Loan is secured by a first priority mortgage encumbering the fee interest in an office building located at 245 Fifth Avenue in New York, New York (the "245 Fifth Avenue Property").

     THE BORROWER. The borrower under the 245 Fifth Avenue Loan is W2007 245 Fifth Realty, LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the 245 Fifth Avenue Property. The sponsors for the 245 Fifth Avenue Loan are Whitehall Street Global Real Estate Limited Partnership and Joseph Moinian. Whitehall Street Global Real Estate Limited Partnership is a family of 10 real estate funds created and advised by Goldman Sachs & Co. Joseph Moinian is the head of the Moinian Group, which manages over $8 billion in assets.

     THE PROPERTY. The 245 Fifth Avenue Property consists of the office building located at 245 Fifth Avenue in New York, New York. The 245 Fifth Avenue Property consists of approximately 303,139 square feet. As of March 1, 2007, the overall occupancy of the 245 Fifth Avenue Property was 99%. The 245 Fifth Avenue Property is primarily used for office purposes.

     PROPERTY MANAGEMENT. The 245 Fifth Avenue Property is managed by Newmark & Company Real Estate, Inc. d/b/a Newmark Knight Frank. The management agreement generally provides for a management fee of $150,000 per annum which is subordinated to the 245 Fifth Avenue Loan. The management of the 245 Fifth Avenue Property will be performed by either the property manager, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the 245 Fifth Avenue Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C4 certificates. The lender under the 245 Fifth Avenue Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 245 Fifth Avenue Loan. Newmark & Company Real Estate, Inc. d/b/a Newmark Knight Frank manages over 100 million square feet of commercial space worldwide and is headquartered in New York, New York.

     PAYMENT TERMS; INTEREST RATE. The 245 Fifth Avenue Loan is an interest-only loan for its entire term. The interest rate with respect to the 245 Fifth Avenue Loan is calculated on an Actual/360 basis, and is equal to 5.4730%. The due date under the 245 Fifth Avenue Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the 245 Fifth Avenue Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager are required to cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents are required to be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the 245 Fifth Avenue Loan will be made. The borrower under the 245 Fifth Avenue Loan is required to cause the tenants of the 245 Fifth Avenue Property to deposit all rents directly into a lockbox account under the control of the lender.

     OTHER FINANCING. Holders of the membership interests in the borrower have incurred mezzanine debt in an aggregate principal amount of $53,000,000, consisting of two mezzanine loans, with a weighted average interest rate of 9.504%, that is secured by pledges of the ownership interest in the related borrower. The mezzanine lender with respect to each mezzanine loan is currently Column Financial, Inc. Both mezzanine loans have a maturity date of May 11, 2012. The mezzanine lender with respect to each mezzanine loan has executed an intercreditor agreement that subordinates collection and enforcement rights of the mezzanine lender to the corresponding rights of the mortgage lender.

                                   CITY TOWER

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:           $115,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                           $115,000,000
FIRST PAYMENT DATE:                   June 11, 2007
MORTGAGE INTEREST RATE:               5.3800% per annum
AMORTIZATION TERM:                    Interest only
HYPERAMORTIZATION:                    N/A
ARD DATE:                             N/A
MATURITY DATE:                        May 11, 2017
MATURITY/ARD BALANCE:                 $115,000,000
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Yield Maintenance until the date that is
                                      three months prior to the Maturity Date(2)
LOAN PER SF(1):                       $280
UP-FRONT RESERVES:                    Debt Service Reserve:        $2,700,000(3)
                                      TI/LC Reserve:               $4,610,000
ONGOING RESERVES:                     Tax and Insurance Reserve:   Yes(4)
                                      Replacement Reserve:         Springing(5)
                                      TI/LC Reserve:               $  307,596(6)
LOCKBOX:                              Hard
SUBORDINATE FINANCING:                Yes(7)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Office
PROPERTY SUB-TYPE:                    Central Business District
LOCATION:                             Orange, California
YEAR BUILT/RENOVATED:                 1988
SQUARE FEET:                          410,068
OCCUPANCY AT U/W(8):                  95%
OWNERSHIP INTEREST:                   Fee

MAJOR TENANT(S)             NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
                           ------   ---------------   ----------------
Regents of University of
California                 54,201        13.2%           11/30/2010
St. Paul Fire & Marine
Insurance                  48,868        11.9%            4/30/2008
Liberty Mutual             41,480        10.1%            8/31/2011

PROPERTY MANAGEMENT:                  Maguire Properties, L.P.

                        12/31/2004   12/31/2005   12/31/2006      U/W
                        ----------   ----------   ----------   ----------
NET OPERATING INCOME:   $6,510,332   $6,967,312   $6,665,084   $8,765,830
NET CASH FLOW:                                                 $8,133,326
DSCR:                                                                1.30x
APPRAISED VALUE:                      $190,700,000
APPRAISAL DATE:                       March 20, 2007
CUT-OFF DATE LTV RATIO(1):            60.3%
MATURITY/ARD LTV RATIO:               60.3%

(1)  Based on the September 2007 cut-off date principal balance.

(2) In addition to the option to prepay with yield maintenance, the borrower has the option to defease at any time after the date which is two years from the "startup day" of the REMIC.

(3) The debt service reserve was established at closing to pay estimated interest shortfalls to the extent gross income from operations at the property are insufficient to pay the projected monthly interest payment, mezzanine monthly interest payment, reserve funds and operating expenses payable in such month.

(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. For so long as a blanket insurance premium financing arrangement is in effect, borrower is required to make monthly payments to the lender equal to the financing installments in lieu of the insurance reserve payment.

(5) After the occurrence of an event of default (whether or not cured), the borrower is required to deposit $6,836.00 per month into a replacement reserve to fund ongoing repairs and replacements.

(6) After the second anniversary of the closing date, the borrower is required to deposit $25,633.00 per month to fund the TI/LC reserve.

(7) The borrowers' members have incurred mezzanine debt in the principal amount of $25,000,000.

(8)  Based on the March 27, 2007 rent roll.

     THE LOAN. The third largest loan in the issuing entity (the "City Tower Loan") was originated on April 24, 2007. The City Tower Loan is secured by a first priority deed of trust encumbering the fee interest in the property located at 333 City Boulevard West (the "City Tower Property") in Orange, California.

     THE BORROWER. The borrower under the City Tower Loan is Maguire Properties
- City Tower, LLC ("City Tower Borrower"). Maguire Properties - City Tower, LLC is a limited liability company organized under the laws of the State of Delaware whose business is limited to owning and operating the City Tower Property. The City Tower Borrower is a special purpose entity. The sponsor, Maguire Properties, Inc. is a full-service real estate company operating as a real estate investment trust (REIT), which through its controlling interest in Maguire Properties, L.P. and its subsidiaries, owns, manages, leases, acquires and develops prime office space, retail environments, hotel properties and parking facilities located in the greater Los Angeles area of California; Orange County, California; San Diego, California, and Denver, Colorado.

     THE PROPERTY. The City Tower Property consists of the office building located at 333 City Boulevard West in Orange, California. The City Tower Property consists of approximately 410,068 square feet. As of March 27, 2007, the overall occupancy of the City Tower Property was 95.0%. The City Tower Property is primarily used for office purposes.

     PROPERTY MANAGEMENT. The City Tower Property is managed by Maguire Properties, L.P. The management agreement generally provides for a management fee of 3% of the project income from operations per annum which is subordinated to the City Tower Loan. The management of the City Tower Property will be performed by either Maguire Properties, L.P., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the City Tower Property, provided that the Borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C4 certificates. The lender under the City Tower Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the City Tower Loan. Maguire Properties, L.P., the operating partnership subsidiary of Maguire Properties, Inc., manages prime office space, retail environments, hotel properties and parking facilities and is headquartered in Los Angeles, California.

     PAYMENT TERMS; INTEREST RATE. The City Tower Loan is an interest-only loan for its entire term. The interest rate with respect to the City Tower Loan is calculated on an Actual/360 basis and is equal to 5.3800% per annum. The due date under the City Tower Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the City Tower Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower and the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account controlled by lender. Unless and until such time as the lender advises the lockbox bank that an event of default has occurred under the City Tower Loan, the lockbox bank is authorized to transfer all amounts on deposit in the lockbox account to a borrower-controlled account. At such time as lender advises the lockbox bank that an event of default has occurred, the lockbox bank is authorized to transfer all amounts on deposit in the lockbox account to the cash management account. All amounts in the cash management account will be used to fund reserves and pay debt service with any excess cash being paid to the borrower, provided that following the occurrence and during the continuation of an event of default, lender may apply funds in the cash management account in such order and priority as lender determines.

     OTHER FINANCING. Holders of the membership interests in the borrower have incurred mezzanine debt in a principal amount of $25,000,000 and an interest rate of 8.002%. The mezzanine lender is currently Column Financial, Inc. The mezzanine loan has a maturity date of May 11, 2017. The mezzanine lender has executed an intercreditor agreement that subordinates collection and enforcement rights of the mezzanine lender to the corresponding rights of the mortgage lender.

                                 2600 MICHELSON

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:           $95,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                           $95,000,000
FIRST PAYMENT DATE:                   June 11, 2007
MORTGAGE INTEREST RATE:               5.3300% per annum
AMORTIZATION TERM:                    Interest only
HYPERAMORTIZATION:                    N/A
ARD DATE:                             N/A
MATURITY DATE:                        May 11, 2017
MATURITY/ARD BALANCE:                 $95,000,000
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Yield Maintenance until the
                                      date that is three months
                                      prior to the Maturity Date(2)
LOAN PER SF(1):                       $309
UP-FRONT RESERVES:                    TI/LC Reserve:               $3,310,000
                                      Debt Service Reserve:        $2,700,000(3)
ONGOING RESERVES:                     Tax and Insurance Reserve:   Yes(4)
                                      Replacement Reserve:         Springing(5)
                                      TI/LC Reserve:               $  230,448(6)
LOCKBOX:                              Hard
SUBORDINATE FINANCING:                Yes(7)

                    PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Office
PROPERTY SUB-TYPE:                    Suburban
LOCATION:                             Irvine, California
YEAR BUILT/RENOVATED:                 1986
SQUARE FEET:                          307,271
OCCUPANCY AT U/W(8):                  97%
OWNERSHIP INTEREST:                   Fee

MAJOR TENANT(S)           NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
                         ------   ---------------   ----------------
LA Fitness Corporate
Space                    60,013        19.5%            1/31/2011
Citicorp North America   36,034        11.7%            6/30/2008
Kasdan Simonds et al.    20,025         6.5%           11/30/2008
PROPERTY MANAGEMENT:                  Maguire Properties, L.P.

                        12/31/2004   12/31/2005   12/31/2006      U/W
                        ----------   ----------   ----------   ----------
NET OPERATING INCOME:   $3,709,254   $5,188,196   $5,077,836   $7,312,124
NET CASH FLOW:                                                 $6,806,594
DSCR:                                                                1.33x
APPRAISED VALUE:                      $160,000,000
APPRAISAL DATE:                       March 27, 2007
CUT-OFF DATE LTV RATIO(1):            59.4%
MATURITY/ARD LTV RATIO:               59.4%

(1)  Based on the September 2007 cut-off date principal balance.

(2) In addition to the option to prepay with yield maintenance, the borrower has the option to defease at any time after the date which is two years from the "startup day" of the REMIC.

(3) The debt service reserve was established at closing to pay estimated interest shortfalls to the extent gross income from operations at the property are insufficient to pay the projected monthly interest payment, mezzanine monthly interest payment, reserve funds and operating expenses payable in such month.

(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. For so long as a blanket insurance premium financing arrangement is in effect, borrower is required to make monthly payments to the lender equal to the financing installments in lieu of the insurance reserve payment.

(5) After the occurrence of an event of default (whether or not cured), the borrower is required to deposit $5,121.00 per month into a replacement reserve to fund ongoing repairs and replacements.

(6) After the second anniversary of the closing date, the borrower is required to deposit $19,204.00 per month to fund the TI/LC reserve.

(7) The borrower's members have incurred mezzanine debt in the principal amount of $15,000,000.

(8)  Based on the March 27, 2007 rent roll.

     THE LOAN. The fourth largest loan in the issuing entity (the "2600 Michelson Loan") was originated on April 24, 2007. The 2600 Michelson Loan is secured by a first priority deed of trust encumbering the fee interest in the property located at 2600 Michelson Drive (the "2600 Michelson Property") in Irvine, California.

     THE BORROWER. The borrower under the 2600 Michelson Loan is Maguire Properties - 2600 Michelson, LLC ("2600 Michelson Borrower"). Maguire Properties
- 2600 Michelson, LLC is a limited liability company organized under the laws of the State of Delaware whose business is limited to owning and operating the 2600 Michelson Property. The 2600 Michelson Borrower is a special purpose entity. The sponsor, Maguire Properties, Inc. is a full-service real estate company operating as a real estate investment trust (REIT), which through its controlling interest in Maguire Properties, L.P. and its subsidiaries, owns, manages, leases, acquires and develops prime office space, retail environments, hotel properties and parking facilities located in the greater Los Angeles area of California; Orange County, California; San Diego, California, and Denver, Colorado.

     THE PROPERTY. The 2600 Michelson Property consists of the office building located at 2600 Michelson Drive in Irvine, California. The 2600 Michelson Property consists of approximately 307,271 square feet. As of March 27, 2007, the overall occupancy of the 2600 Michelson Property was 97%. The 2600 Michelson Property is primarily used for office purposes.

     PROPERTY MANAGEMENT. The 2600 Michelson Property is managed by Maguire Properties, L.P. The management agreement generally provides for a management fee of 3% of the project income from operations per annum which is subordinated to the 2600 Michelson Loan. The management of the 2600 Michelson Property will be performed by either Maguire Properties, L.P., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the 2600 Michelson Property, provided that the Borrowers shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C4 certificates. The lender under the 2600 Michelson Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 2600 Michelson Loan. Maguire Properties, L.P., the operating partnership subsidiary of Maguire Properties, Inc., manages prime office space, retail environments, hotel properties and parking facilities and is headquartered in Los Angeles, California.

     PAYMENT TERMS; INTEREST RATE. The 2600 Michelson Loan is an interest-only loan for its entire term. The interest rate with respect to the 2600 Michelson Loan is calculated on an Actual/360 basis and is equal to 5.3300% per annum. The due date under the 2600 Michelson Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the 2600 Michelson Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower and the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account controlled by lender. Unless and until such time as the lender advises the lockbox bank that an event of default has occurred under the 2600 Michelson Loan, the lockbox bank is authorized to transfer all amounts on deposit in the lockbox account to a borrower-controlled account. At such times as the lender advises the lockbox bank that an event of default has occurred, the lockbox bank is authorized to transfer all amounts on deposit in the lockbox account to the cash management account. All amounts in the cash management account will be used to fund reserves and pay debt service with any excess cash being paid to the borrower, provided that following the occurrence and during the continuation of an event of default, lender may apply funds in the cash management account in such order and priority as lender determines.

     OTHER FINANCING. Holders of the membership interests in the borrower have incurred mezzanine debt in a principal amount of $15,000,000 and an interest rate of 8.004%. The mezzanine lender is currently Column Financial, Inc. The mezzanine loan has a maturity date of May 11, 2017. The mezzanine lender has executed an intercreditor agreement that subordinates collection and enforcement rights of the mezzanine lender to the corresponding rights of the mortgage lender.

                                 MEYBERRY HOUSE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:           $90,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):    $90,000,000
FIRST PAYMENT DATE:                   June 11, 2007
MORTGAGE INTEREST RATE:               5.5000% per annum
AMORTIZATION TERM:                    Interest only
HYPERAMORTIZATION:                    N/A
ARD DATE:                             N/A
MATURITY DATE:                        May 11, 2017
MATURITY/ARD BALANCE:                 $90,000,000
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Lockout/yield maintenance until the date
                                      that is six months prior to the Maturity
                                      Date.
LOAN PER UNIT(1):                     $500,000
UP-FRONT RESERVES:                    Engineering Reserve:         $6,063
                                      Debt Service Reserve:        $7,500,000(2)
                                      Renovation Work Reserve:     $5,430,000(3)
ONGOING RESERVES:                     Tax and Insurance Reserve:   Yes(4)
                                      Replacement Reserve:         Springing(5)
LOCKBOX:                              Hard
SUBORDINATE FINANCING:                Yes(6)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Multifamily
PROPERTY SUB-TYPE:                    Conventional
LOCATION:                             New York, New York
YEAR BUILT/RENOVATED:                 1963/1984
UNITS:                                180(7)
OCCUPANCY AT U/W(8):                  87%
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  R. A. Cohen & Associates, Inc.

                                                           U/W(9)
                                                         ----------
NET OPERATING INCOME:                                    $8,733,754
NET CASH FLOW:                                           $8,688,754
DSCR:                                                      1.73x
APPRAISED VALUE:                      $145,000,000
APPRAISAL DATE:                       April 2, 2007
CUT-OFF DATE LTV RATIO(1):            62.1%
MATURITY/ARD LTV RATIO:               62.1%

(1)  Based on the September 2007 cut-off date principal balance.

(2) The debt service reserve was established at closing to pay estimated interest shortfalls to the extent gross income from operations at the property are insufficient to pay the projected monthly interest payment, mezzanine monthly interest payment, reserve funds and cash expenses payable in such month incurred in connection with the approved budget. So long as no event of default has occurred and is continuing the lender is required to disburse a portion of the interest reserve funds to pay certain interest shortfalls, reserve funds and cash expenses incurred in connection with the approved budget in a given month. If the debt service coverage ratio is not at least equal to 1.00x for three (3) consecutive months and there are no longer sufficient interest reserve funds in the interest reserve account to pay an interest shortfall, the borrower is required to deposit $1,000,000 with the lender within 10 days of notice thereof. If at any time after the delivery of such additional interest reserve amount, the debt service coverage ratio is at least equal to 1.00x for three (3) consecutive months, the lender is required to disburse any unused portion of such additional interest reserve amount to the borrower.

(3) The renovation reserve was established at closing to fund scheduled renovations at the properties.

(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(5) Commencing on the payment date occurring in May, 2010, the borrower is required to deposit $3,729.00 per month into a replacement reserve to fund ongoing repairs and replacements.

(6) The sole member of the borrower has incurred mezzanine debt in the principal amount of $34,000,000.

(7) The Meyberry House Loan is collateralized by 180 multifamily units, approximately 8,500 square feet of medical office space and an underground parking garage containing approximately 111 parking spaces.

(8)  Based on the April 4, 2007 rent roll.

(9) Historical financial statements were not provided. An in-place NOI of $2,483,645 is obtained if the rent roll is annualized and budgeted expenses are used.

     THE LOAN. The fifth largest loan in the issuing entity (the "Meyberry House Loan") was originated on April 26, 2007. The Meyberry House Loan is secured by a first priority mortgage encumbering a multifamily property (the "Meyberry House Property") located in New York, New York.

     THE BORROWER. The borrower under the Meyberry House Loan is 63rd Street Owner, LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Meyberry House Property. The sponsors, Jeffrey A.

Goldberger and Andrew B. Cohen currently have an ownership interest in and manage one property in New York City and two properties in London, England.

     THE PROPERTY. The Meyberry House Property consists of the 180 unit multifamily property located at 220 East 63rd Street in New York, New York. The Meyberry House Property consists of approximately 178,993 square feet and is primarily used for residential purposes. There are 8 medical office tenants (the "Medical Office Space") and an underground parking garage containing approximately 111 parking spaces (the "Parking Garage Unit"). As of April 4, 2007, the residential occupancy of the Meyberry House Property was 87%.

     PROPERTY MANAGEMENT. The Meyberry House Property is managed by R.A. Cohen & Associates, Inc., which is an affiliate of the borrower. The management agreement generally provides for a management fee equal to $190,000 per annum which is subordinated to the Meyberry House Loan. The management of the Meyberry House Property will be performed by either the Meyberry House Manager or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Meyberry House Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the CSMC 2007-C4 certificates. The lender under the Meyberry House Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Meyberry House Loan. R.A. Cohen & Associates manages more than 3,000 multifamily units and is headquartered in New York, New York.

     PAYMENT TERMS; INTEREST RATE. The Meyberry House Loan is an interest-only loan. The Interest Rate with respect to the Meyberry House Loan is calculated on a Actual/360 basis and is equal to 5.5000%. The Due Date under the Meyberry House Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Meyberry House Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Mayberry House Loan will be made. Unless and until an event of default occurs under the Meyberry House Loan, the borrower will have access to the remaining funds after all such required payments are made.

     OTHER FINANCING. The sole member of the borrower has incurred mezzanine debt in an aggregate amount of $34,000,000 with a fixed per annum interest rate of 8.491%, secured by pledges of the ownership interest in the related borrower. The mezzanine lender with respect to the mezzanine loan is currently Column Financial, Inc. The mezzanine loan has a maturity date of May 11, 2017. The mezzanine lender has executed an intercreditor agreement that subordinates collection and enforcement rights of the mezzanine lender to the corresponding rights of the mortgage lender.

     PARTIAL RELEASE. The borrower has the right to obtain the release of the parking garage and/or the medical office space in connection with a partial release of the Meyberry House Loan upon satisfaction of certain conditions set forth in the related mortgage loan documents, including, but not limited to: (i) delivery of an amount equal to $8,800,000 with respect to the parking garage and/or delivery of an amount equal to $8,800,000 with respect to the medical office space and (ii) after giving effect to a release, the legal and financial structure of borrower, and the single purpose nature and bankruptcy remoteness of borrower satisfying, in all respects, the related mortgage loan documents and the lender's then current applicable underwriting criteria and requirements.
The borrower is not required to make a yield maintenance payment in connection with the partial release.

                             HAMBURG TRUST PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:           $72,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):    $72,000,000
FIRST PAYMENT DATE:                   August 11, 2007
MORTGAGE INTEREST RATE:               5.7500% per annum
AMORTIZATION TERM:                    360 months(2)
HYPERAMORTIZATION:                    N/A
ARD DATE:                             N/A
MATURITY DATE:                        July 11, 2017
MATURITY/ARD BALANCE:                 $67,126,206
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Lockout/defeasance until the date that is
                                      three months prior to the Maturity Date.
LOAN PER UNIT(1):                     $59,553
UP-FRONT RESERVES:                    Environmental Reserve:       $875
                                      Renovation Reserve:          $5,911,058(3)
ONGOING RESERVES:                     Tax and Insurance Reserve:   Yes(4)
                                      Replacement Reserve:         Springing(5)
LOCKBOX:                              Hard
SUBORDINATE FINANCING:                None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:               Portfolio
PROPERTY TYPE:                        Multifamily
PROPERTY SUB-TYPE:                    Conventional
LOCATION:                             Various(6)
YEAR BUILT/RENOVATED:                 Various(7)
UNITS:                                1,209
OCCUPANCY AT U/W(8):                  94%
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Alliance Residential Management, L.L.C.

                        12/31/2005   12/31/2006    4/30/2007       U/W
                        ----------   ----------   ----------   ----------
NET OPERATING INCOME:   $5,742,210   $6,051,811   $5,881,808   $6,072,853
NET CASH FLOW:                                                 $5,891,653
DSCR:                                                                1.17x
APPRAISED VALUE:                      $94,650,000
APPRAISAL DATE:                       Various(9)
CUT-OFF DATE LTV RATIO(1):            76.1%
MATURITY/ARD LTV RATIO:               70.9%

(1)  Based on the September 2007 cut-off date principal balance.

(2) The Hamburg Trust Portfolio Loan has an interest only period of 60 months, after which the borrowers will be required to pay interest and principal on each monthly payment date.

(3) The Renovation Reserve was established at closing to fund scheduled renovations at the properties within 18 months of closing.

(4) The borrowers are required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(5) Commencing on the payment date in February 2009, the borrowers are required to deposit $25,187.50 per month into a replacement reserve to fund ongoing repairs and replacements.

(6) The Hamburg Trust Portfolio Loan is secured by five multifamily properties located in Texas and Florida.

(7) The Hamburg Trust Portfolio Loan Properties were constructed between 1971 and 1995 and renovated between 2005 and 2006. Each property is currently undergoing renovation.

(8)  Based on the rent rolls dated May 7, 2007 through May 30, 2007.

(9)  All appraisals were completed between June 2, 2007 and June 14, 2007.

     THE LOAN. The sixth largest loan in the issuing entity (the "Hamburg Trust Portfolio Loan") was originated on June 28, 2007. The Hamburg Trust Portfolio Loan is secured by a first priority mortgage encumbering five multifamily properties (the "Hamburg Trust Portfolio Properties") in Kissimmee, Florida, Oakland Park, Florida, Abilene, Texas and Amarillo, Texas.

     THE BORROWER. The borrowers under the Hamburg Trust Portfolio Loan are Alliance HTTX Limited Partnership and Alliance HTFL Limited Partnership. The borrowers are limited partnerships organized under the laws of the State of Delaware. The borrowers are special purpose entities, whose business is limited to owning and operating the Hamburg Trust Portfolio Properties. The sponsors are Alliance Holdings, L.L.C. and Hamburg Trust HTG USA I GmbH & Co. Alliance Holdings LLC was founded in 1994 and owns and manages more than 47,700 multi-family units in sixteen states. Hamburg Trust HTG USA I GmbH & Co. is a joint venture between Credit Suisse, General Property Trust/Babcock & Brown JV and a management team led by Dr. Joachim Seeler. General Property Trust/Babcock & Brown JV was established in 2005 to pursue real estate investment, trading and development opportunities and has invested in or committed to investing in real estate projects in the United States, Australia,

Germany, France, Denmark, The Netherlands, The Czech Republic and Poland. Dr. Joachim Seeler was the former head of HGA Capital.

     THE PROPERTIES. The Hamburg Trust Portfolio consists of Caribbean Isle located in Kissimmee, Florida; Forest Park located in Oakland Park, Florida; Wind Tree located in Amarillo, Texas; Warwick Apartments located in Abilene, Texas and Coulter Landing located in Amarillo, Texas.

     The Hamburg Trust Portfolio Properties consist of the five multifamily residential properties set forth in the table below. The Hamburg Trust Portfolio Properties were constructed between 1971 and 1995. As of May 2007, the Hamburg Trust Portfolio Properties had an overall occupancy rate of 94%.

                               YEAR BUILT/
   PROPERTY NAME      STATE     RENOVATED    UNITS   OCCUPANCY   ALLOCATED LOAN AMOUNT   APPRAISED VALUE
------------------   -------   -----------   -----   ---------   ---------------------   ---------------
Caribbean Isle       Florida    1990/2006      448       92%          $30,581,000          $40,550,000
Forest Park          Florida    1995/2005      188       96%          $21,290,000          $27,500,000
Wind Tree             Texas     1979/2006      276       95%          $ 9,600,000          $12,750,000
Warwick Apartments    Texas     1982/2006      152       98%          $ 6,271,000          $ 8,150,000
Coulter Landing       Texas     1971/2005      145       92%          $ 4,258,000          $ 5,700,000
                                              ----       --           -----------          -----------
TOTAL/WTD. AVG.                               1209       94%          $72,000,000          $94,650,000

     PROPERTY MANAGEMENT. The Hamburg Trust Portfolio Properties are managed by Alliance Residential Management, L.L.C. The management agreement generally provides for a management fee of 4% of gross income from operations per annum which is subordinated to the Hamburg Trust Portfolio Loan. The management of the Hamburg Trust Portfolio Properties will be performed by either Alliance Residential Management, L.L.C., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Hamburg Trust Portfolio Properties, provided that the borrowers shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C4 certificates. The lender under the Hamburg Trust Portfolio Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Hamburg Trust Portfolio Loan. Alliance Residential Management, L.L.C. manages over 45,000 multifamily units in the United States and is headquartered in Houston, Texas.

     PAYMENT TERMS; INTEREST RATE. The Hamburg Trust Portfolio Loan has an interest only period of 60 months, after which the borrowers will be required to pay interest and principal on each monthly payment date. The interest rate with respect to the Hamburg Trust Portfolio Loan is calculated on an Actual/360 basis and is equal to 5.7500% per annum. The due date under the Hamburg Trust Portfolio Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Hamburg Trust Portfolio Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrowers or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Hamburg Trust Portfolio Loan will be made.

     PARTIAL RELEASE. The borrowers may obtain a partial release of one or more of the mortgaged real properties in connection with a partial defeasance of the Hamburg Trust Portfolio Loan upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including (but not limited to):
(i) the borrowers have delivered to the lender defeasance collateral in an amount (the "Adjusted Release Amount") at least equal to 115% of the allocated loan amount for such release property, provided that if the undefeased portion of the Hamburg Trust Portfolio Loan at the time of the defeasance request is less than the Adjusted Release Amount, then the borrowers must deliver defeasance collateral in amount equal to such undefeased portion; (ii) after giving effect to such release, the debt service coverage ratio for the remaining mortgaged real properties is equal to or greater than the greater of (a) the debt service coverage ratio with respect to the mortgaged real properties for the twelve full calendar months prior to closing of the Hamburg Trust Portfolio Loan and (b) the debt service coverage ratio with respect to the mortgaged real properties for the twelve full calendar months immediately preceding such partial release; (iii) after giving effect to such release, the loan-to-value ratio for the remaining mortgaged real properties is equal to or less than the lesser of (a) the loan-to-value ratio with respect to the mortgaged real properties immediately preceding the closing of the Hamburg Trust Portfolio Loan and (b) the loan-to-value ratio with respect to the mortgaged real properties immediately preceding such release; (iv) the release property is conveyed to an entity separate from the borrowers; and (v) the lender has prior written confirmation from the applicable rating agencies that the defeasance event will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C4 certificates.

     In addition, the borrowers may obtain a partial release of one or more of the mortgaged real properties, prior to the expiration of the defeasance lockout period, in connection with a partial prepayment of up to 25% of the Hamburg Trust Portfolio Loan, upon satisfaction of certain conditions set forth in the related mortgage loan documents, including (but not limited to): (i) the borrowers have paid to the lender a release price equal to 115% of the allocated loan amount for such release property, together with the applicable yield maintenance premium for such prepayment; (ii) after giving effect to such release, the debt service coverage ratio for the remaining mortgaged real properties is equal to or greater than the greater of (a) the debt service coverage ratio with respect to the mortgaged real properties for the twelve full calendar months prior to closing of the Hamburg Trust Portfolio Loan and (b) the debt service coverage ratio with respect to the mortgaged real properties for the twelve full calendar months immediately preceding such partial release;
(iii) after giving effect to such release, the loan-to-value ratio for the remaining mortgaged real properties is equal to or less than the lesser of (a) the loan-to-value ratio with respect to the mortgaged real properties immediately preceding the closing of the Hamburg Trust Portfolio Loan and (b) the loan-to-value ratio with respect to the mortgaged real properties immediately preceding such release; and (iv) the release property is conveyed to an entity separate from the borrowers.

     SUBSTITUTION. The borrowers have the right to substitute one or more of the mortgaged real properties with another multifamily property of like kind and quality acquired by borrowers upon satisfaction of certain conditions set forth in the related mortgage loan documents, including (but not limited to): (i) no event of default exists and is continuing under the related mortgage loan documents, (ii) after giving effect to such substitution, the debt service coverage ratio for the remaining mortgaged real properties (for the twelve-month period immediately preceding the substitution) is not less than (a) the debt service coverage ratio with respect to the mortgaged real properties as of the closing date for the Hamburg Trust Portfolio Loan and (b) the debt service coverage ratio with respect to the mortgaged real properties immediately preceding such substitution; (iii) the net operating income and the debt service coverage ratio (for the twelve-month period immediately preceding such substitution) for the substitute property is equal to or greater than 105% of the net operating income and debt service coverage ratio, respectively, for the substituted property; (iv) the fair market value of the substitute property is not less than 105% of the greater of (a) the fair market value of the substituted property as of the closing date for the Hamburg Trust Portfolio Loan and (b) the fair market value of the substituted property immediately prior to such substitution; and (v) the lender has received prior written confirmation from the applicable rating agencies that such substitution will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C4 certificates. The borrowers' right to make such substitutions without the prior written consent of the lender will terminate after the substitution, in the aggregate, of 35% of the Hamburg Trust Portfolio Loan (based on allocated loan amount).

                           ST. LUKE'S AT CYPRESS WOODS

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:           $31,800,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                           $31,800,000
FIRST PAYMENT DATE:                   September 11, 2007
MORTGAGE INTEREST RATE:               6.8910% per annum
AMORTIZATION TERM:                    Interest only
HYPERAMORTIZATION:                    N/A
ARD DATE:                             N/A
MATURITY DATE:                        August 11, 2012
MATURITY/ARD BALANCE:                 $31,800,000
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Lockout/yield maintenance
                                      until the date that is six
                                      months prior to the Maturity
                                      Date.
LOAN PER SF(1):                       $220
UP-FRONT RESERVES:                    Debt Service Reserve:        $380,000(2)
                                      TI/LC Reserve:               $2,967,000(3)
ONGOING RESERVES:                     Tax and Insurance Reserve:   Yes(4)
                                      Replacement Reserve:         Springing(5)
LOCKBOX:                              N/A
SUBORDINATE FINANCING:                Yes(6)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Office
PROPERTY SUB-TYPE:                    Suburban
LOCATION:                             Houston, Texas
YEAR BUILT/RENOVATED:                 2005
SQUARE FEET:                          144,415
OCCUPANCY AT U/W(7):                  99%
OWNERSHIP INTEREST:                   Fee

                               % OF TOTAL      LEASE
MAJOR TENANT(S)        NRSF       NRSF      EXPIRATION
                     -------   ----------   ----------
Kelsey-Seybold
Clinic               125,712     87.0%       7/31/2020
Houston NW Primary
Care                  12,200      8.4%       8/31/2017
Allen Chu              4,181      2.9%      11/30/2016


PROPERTY MANAGEMENT:                  RMP Property Management, Inc.
                                         U/W
                                      ----------
NET OPERATING INCOME:                 $2,711,779
NET CASH FLOW:                        $2,673,019
DSCR:                                   1.20x
APPRAISED VALUE:                      $38,300,000
APPRAISAL DATE:                       April 26, 2007
CUT-OFF DATE LTV RATIO(1):            83.0%
MATURITY/ARD LTV RATIO:               83.0%

(1)  Based on the September 2007 cut-off date principal balance.

(2) The debt service reserve was established at closing. Provided no event of default has occurred and revenue from the property, excluding rent, is inadequate to fund the current month's payments required under the related loan documents or operating expenses, lender is entitled to use the debt service reserve as payment for such amounts, or, in the case of payments to lender, lender may undertake a direct credit against the reserve for such amounts then due. Borrower is entitled to a disbursement of the entire balance of the reserve upon evidence reasonably satisfactory to lender, that the property has achieved a debt service coverage ratio of 1.20x.

(3) At closing Borrower deposited $2,967,000 into the TILC Reserve. Such funds shall be used for tenant improvements and leasing commissions at the St. Luke's Property; provided, however, $126,000 shall be used to make generator lease payments in connection with the lease of a generator at the Property.

(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(5) In the event that lender's annual site inspection or otherwise reveals that maintenance or repairs at the property are necessary, and such maintenance or repairs are not completed to lender's reasonable satisfaction within ninety (90) days after lender has delivered written notice of such repairs or maintenance to borrower, borrower is required to make monthly deposits into the replacement reserve in an amount equal to $1,203.50.

(6) The borrower's members have incurred mezzanine debt in the aggregate principal amount not to exceed $15,500,000. In addition, the borrower's members have incurred secondary financing in the aggregate principal amount of $500,000. The borrower has also incurred secondary financing in connection with the St. Luke's Loan in an amount not to exceed $565,000.

(7)  Based on the June 1, 2007 rent roll.

     THE LOAN. The seventh largest loan in the issuing entity (the "St. Luke's Loan") was originated on July 13, 2007. The St. Luke's Loan is secured by a first priority mortgage encumbering an office building (the "St. Luke's Property") in Houston, Texas.

     THE BORROWER. The borrower under the St. Luke's Loan is Cypress Woods Building Development, L.P. The borrower is a limited partnership organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the St. Luke's Property. The sponsor, Lea Richmond and Scott Honan, are principals in Richmond Partners. Richmond Partners and its related companies have developed approximately 3 million feet of health-care-oriented facilities.

     THE PROPERTY. The St. Luke's Property consists of the office building located at 15655 Cypress Woods Medical Drive in Houston, Texas. The St. Luke's Property consists of approximately 144,415 square feet. As of June 1, 2007, the St. Luke's Property was 99% leased. The St. Luke's Property is primarily used for office purposes.

     PROPERTY MANAGEMENT. The St. Luke's Property is managed by Richmond Property Management Inc. d/b/a RMP Property Management, Inc. The management agreement generally provides for a management fee of the greater of 5% of all rents or $700 per month which is subordinated to the St. Luke's Loan. The management of the St. Luke's Property will be performed by either Richmond Property Management Inc. d/b/a RMP Property Management, Inc., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the St. Luke's Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C4 certificates. The lender under the St. Luke's Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the St. Luke's Loan. Richmond Property Management Inc. d/b/a RMP Property Management, Inc. manages approximately 1.3 million square feet of health care related projects and is headquartered in Atlanta, Georgia.

     PAYMENT TERMS; INTEREST RATE. The St. Luke's Loan is an interest-only loan for its entire term. The interest rate with respect to the St. Luke's Loan is calculated on an Actual/360 basis and is equal to 6.8910%. The due date under the St. Luke's Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the St. Luke's Loan, see Exhibit A-1 to this prospectus supplement.

     OTHER FINANCING. Cypress Wellness Development, LLC, a Delaware limited liability company ("Cypress Wellness") and Cypress Woods Land Development, L.P., a Delaware limited partnership ("Cypress Land") have each obtained loans from Georgia Capital which total in the aggregate an amount not to exceed $15,500,000 (the "Georgia Capital Land Loans"). The obligations of Cypress Wellness and Cypress Land under the Georgia Capital Land Loans have been guaranteed by L&S Capital Holdings, LLC, a Georgia limited liability company ("L&S"), Scott Honan, an individual ("Honan"), and Lea Richmond, an individual ("Richmond") with such guaranties being secured by a pledge of each of L&S's, Honan's and Richmond's ownership interests (the "Affiliate Equity Interests") in Cypress Woods Building Investment, LLC, a Delaware limited liability company ("Cypress Building Investment") which such entity is the managing member of the borrower's limited partner, Cypress Woods Investment, LLC, a Delaware limited liability company ("Cypress Investment"). Cypress Investment is the sole member of the borrower's general partner, Cypress Woods Building GP, LLC, a Delaware limited liability company.

     Cypress Wellness has also obtained a separate loan from Georgia Capital with a current outstanding principal balance of $500,000 (the "Georgia Capital Equity Loan"), which such loan is secured by, among other collateral, a pledge of Cypress Wellness' ownership interests in Cypress Investment. The obligations of Cypress Wellness under the Georgia Capital Equity Loan have been guaranteed by L&S, Honan, and Richmond with such guaranties being secured by a pledge of the Affiliate Equity Interests.

     In connection with the closing of the St. Luke's Loan, Georgia Capital has executed an intercreditor agreement, which provides that monies derived from the mortgaged property cannot be used to pay down the Georgia Capital Land Loans prior to payment in full of the St. Luke's Loan. The intercreditor agreement also provides that in the event of foreclosure by Georgia Capital, L&S, Honan and Richmond will retain a co-managing interest of one-half of one percent (0.5%) in Cypress Building Investment.

     The borrower has also incurred secondary financing in connection with the closing of the loan from L&S Capital Holdings, LLC in an amount not to exceed $565,000 to pay certain costs and expenses related to the transaction (the "L&S Loan"). The debt, if any, is evidenced by an unsecured promissory note payable by borrower to L&S, which note is subject to a subordination and standstill agreement approved by lender.

     PARTIAL RELEASE. The borrower has the right to obtain a partial release of certain unimproved parcels (the "Release Lot"), upon satisfaction of certain conditions set forth in the related loan documents, including (but not limited to): (i) consent of the lender which consent is not to be unreasonably withheld;
(ii) there has been no event of default and all sums then due under any of the loan documents have been fully paid; (iii) no later than thirty (30) days prior to the proposed partial release date, borrower delivers to lender a proposed update survey of the Release Lot, which survey is subject to lender's approval;
(iv) the remaining property continues to comply with all governmental laws and regulations; (v) all governmental consents have been obtained; (vi) the Release Lot and the remainder of the property subject to lender's security interest will each be a separate tax parcel; (vii) access to the remainder of the property and utilities will not be impaired; (viii) construction of any improvements on the Release Lot do not impair the visibility or use of the remaining property; (ix) all zoning related concerns and parking information are approved in advance by lender; (x) if required by any rating agency, borrower obtains a "no downgrade" letter; (xi) the proceeds from the sale or conveyance of the Release Lot must be used to paydown the outstanding balance of the Georgia Capital Equity Loan with any excess funds being used to paydown the L&S Loan; (xii) all required documentation with respect to the partial release have been approved in advance by lender; and (xiii) lender has obtained an updated title policy and any endorsements it deems necessary.

                                 LAKEVIEW PLAZA

                    LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:           $31,200,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                           $31,200,000
FIRST PAYMENT DATE:                   July 11, 2007
MORTGAGE INTEREST RATE:               5.9600% per annum
AMORTIZATION TERM:                    Interest only
HYPERAMORTIZATION:                    N/A
ARD DATE:                             N/A
MATURITY DATE:                        July 11,2017
MATURITY/ARD BALANCE:                 $31,200,000
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Lockout/defeasance until the
                                      date that is three months
                                      prior to the Maturity Date.
LOAN PER SF(1):                       $169
UP-FRONT RESERVES:                    Engineering Reserve:         $20,750
                                      Environmental Reserve:       $119,750
                                      Tenant Reserve:              $1,695,000(2)
                                      Free Rent Reserve:           $17,960(3)
ONGOING RESERVES:                     Tax and Insurance Reserve:   Yes(4)
                                      Replacement Reserve:         Springing (5)
                                      Rollover Reserve:            Springing (6)
                                      Curtailment Reserve:         Springing (7)
LOCKBOX:                              Springing
SUBORDINATE FINANCING:                None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Retail
PROPERTY SUB-TYPE:                    Anchored
LOCATION:                             Southeast, New York
YEAR BUILT/RENOVATED:                 1972/2000
SQUARE FEET:                          185,006
OCCUPANCY AT U/W(8):                  93%
OWNERSHIP INTEREST:                   Fee

                           % OF TOTAL      LEASE
MAJOR TENANT(S)    NRSF       NRSF      EXPIRATION
                  ------   ----------   ----------
A&P               45,366      24.5%      1/31/2019
Rite Aid          11,115       6.0%      2/28/2014
Creative Kids
Childcare         10,000       5.4%      8/31/2008

PROPERTY MANAGEMENT:                  J.J. Sisca & Associates Building Corp.

                        12/31/2005   12/31/2006    3/31/2007       U/W
                        ----------   ----------   ----------   ----------
NET OPERATING INCOME:   $2,037,695   $2,076,551   $2,220,620   $2,580,433
NET CASH FLOW:                                                 $2,464,844
DSCR:                                                             1.31x
APPRAISED VALUE:                      $41,500,000
APPRAISAL DATE:                       April 3, 2007
CUT-OFF DATE LTV RATIO(1):            75.2%
MATURITY/ARD LTV RATIO:               75.2%

(1)  Based on the September 2007 cut-off date principal balance.

(2) The tenant reserve was established at closing in connection with the reletting of approximately 6,000 square feet of vacant space located on the first floor of the property and 12,000 square feet of vacant second floor office space.

(3) The free rent reserve was established at closing in connection with certain alternate rent/rent concessions due to Adelaide Environmental and PC Studio Architects PLLC.

(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(5) Commencing on the payment date in June 2008, the borrower is required to deposit $3,080.54 per month into a replacement reserve to fund ongoing repairs and replacements.

(6) Commencing on the payment date in June 2008, the borrower is required to deposit $14,580 per month into a rollover reserve to fund tenant improvement and leasing commission obligations, until such time as the balance in the rollover reserve is no less than $350,000 (the "Cap"), at which time the monthly deposit obligation will be suspended. Notwithstanding the foregoing, borrower will at any time have the right to make an additional deposit to the rollover reserve in the amount necessary to achieve the Cap, at which time the monthly deposit obligation will be suspended. At any time the balance in the rollover reserve falls below $100,000, the monthly deposit obligation will commence until the Cap is achieved.

(7) Commencing on June 30, 2012, borrower will provide evidence to lender of the debt service coverage ratio within forty-five (45) days after the end of such calendar quarter and for each calendar quarter thereafter (each calendar quarter on or after June 30, 2012, being the "DSCR Determination Date"). If on any DSCR Determination Date the debt service coverage ratio is not at least 1.20x, (which debt service coverage ratio is based upon (x) a debt service constant of 7.16%, (y) the rollover reserve at $0.75 per sq. ft and (z) the replacement reserve at $0.21 per sq. ft), the borrower must deposit on each payment date the monthly sum of $10,196.96 until such time as the debt service coverage ratio is at least 1.20x for two consecutive DSCR Determination Dates. Any such funds escrowed will be returned to borrower if a debt service coverage ratio of 1.20x is achieved for two consecutive DSCR Determination Dates.

(8)  Based on the April 20, 2007 rent roll.

     THE LOAN. The eighth largest loan in the issuing entity (the "Lakeview Plaza Loan") was originated on June 7, 2007. The Lakeview Plaza Loan is secured by a first priority mortgage encumbering a retail shopping center (the "Lakeview Plaza Property") in Southeast, New York.

     THE BORROWER. The borrower under the Lakeview Plaza Loan is Lakeview Plaza, LLC. The borrower is a limited liability company organized under the laws of the State of New York. The borrower is a special purpose entity, whose business is limited to owning and operating the Lakeview Plaza Property. The sponsor is Joseph J. Sisca, Jr. Joseph J. Sisca, Jr., founded and owns J.J. Sisca & Associates Building Corp. which has extensive experience with the construction and management of residential, senior housing, and commercial properties.

     THE PROPERTY. The Lakeview Plaza Property consists of the retail shopping center located at 1505-1515 Route 22 in Southeast, New York. The Lakeview Plaza Property consists of approximately 185,006 square feet. As of April 20, 2007, the overall occupancy of the Lakeview Plaza Property was 93%.

     The Lakeview Plaza Property is primarily used for retail purposes. The property consists of 38 tenants anchored by an A&P, Rite-Aid and Blockbuster. Other tenants include Creative Kids Childcare, M&T Bank (outparcel), Burger King (outparcel), HSBC (outparcel) and Sleepy's.

     PROPERTY MANAGEMENT. The Lakeview Plaza Property is managed by J.J. Sisca & Associates Building Corp. The management agreement generally provides for a management fee of 4% of gross rent roll revenues per annum which is subordinated to the Lakeview Plaza Loan. The management of the Lakeview Plaza Property will be performed by either J.J. Sisca & Associates Building Corp or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Lakeview Plaza Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C4 certificates. The lender under the Lakeview Plaza Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Lakeview Plaza Loan. J.J. Sisca & Associates Building Corp. manages over 600,000 square feet of commercial real estate across various asset types and is headquartered in Brewster, New York.

     PAYMENT TERMS; INTEREST RATE. The Lakeview Plaza Loan is an interest-only loan for its entire term. The interest rate with respect to the Lakeview Plaza Loan is calculated on an Actual/360 basis and is equal to 5.9600% per annum. The due date under the Lakeview Plaza Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Lakeview Plaza Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. Upon the occurrence and continuance of an event of default, the borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Lakeview Plaza Loan will be made. The borrower will have access to the remaining funds after all such required payments are made.

                                ESQUIRE PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:           $31,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                           $31,000,000
FIRST PAYMENT DATE:                   April 11, 2007
MORTGAGE INTEREST RATE:               5.7860% per annum
AMORTIZATION TERM:                    Interest only
HYPERAMORTIZATION:                    N/A
ARD DATE:                             N/A
MATURITY DATE:                        March 11, 2014
MATURITY/ARD BALANCE:                 $31,000,000
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Lockout/yield maintenance
                                      until the date that is six
                                      months prior to the Maturity
                                      Date.
LOAN PER UNIT(1):                     $144,860
UP-FRONT RESERVES:                    Engineering Reserve:         $300,000
                                      Debt Service Reserve:        $1,000,000(2)
                                      Renovation Reserve:          $6,400,000(3)
ONGOING RESERVES:                     Tax and Insurance Reserve:   Yes(4)
                                      Replacement Reserve:         Springing(5)
LOCKBOX:                              Springing
SUBORDINATE FINANCING:                Yes(6)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:               Portfolio
PROPERTY TYPE:                        Multifamily
PROPERTY SUB-TYPE:                    Conventional
LOCATION:                             New York, New York(7)
YEAR BUILT/RENOVATED:                 Various(8)
UNITS:                                214(9)
U/W OCCUPANCY(10):                    99%
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Vantage Management Services, LLC

                                                                     U/W(11)
                                                                   ----------
NET OPERATING INCOME:                                              $3,423,170
NET CASH FLOW:                                                     $3,369,680
DSCR:                                                              1.85x
APPRAISED VALUE:                      $42,100,000
APPRAISAL DATE:                       February 5, 2007
CUT-OFF DATE LTV RATIO(1):            73.6%
MATURITY/ARD LTV RATIO:               73.6%

(1)  Based on the September 2007 cut-off date principal balance.

(2) The debt service reserve was established at closing to pay estimated interest shortfalls to the extent gross income from operations at the property are insufficient to pay the projected monthly interest payment, mezzanine monthly interest payment, reserve funds and operating expenses payable in such month.

(3) The Renovation Reserve was established at closing to fund scheduled renovations at the properties.

(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(5) Commencing on the payment date in April 2009, the borrower is required to deposit an amount equal to $4,458.33 per unit per month into a replacement reserve to fund ongoing repairs and replacements.

(6) The borrowers' direct and indirect shareholders have incurred mezzanine debt in principal amount of $3,170,000. The related mortgage loan documents also allow for the borrowers' direct and indirect shareholders to incur additional future mezzanine debt upon satisfaction of certain conditions set forth therein.

(7) The Esquire Portfolio Loan is secured by four multifamily properties located in New York.

(8) The Esquire Portfolio Loan properties were constructed between 1910 and 1930. All of the properties are currently undergoing renovations.

(9) In addition, the Esquire Portfolio Property contains approximately 5,000 square feet of retail space.

(10) Based on the December 14, 2006 rent roll.

(11) Historical financial statements were not provided. An in-place NOI of $960,996 is obtained if the rent roll is annualized and budgeted expenses are used.

     THE LOAN. The ninth largest loan in the issuing entity (the "Esquire Portfolio Loan"), was originated on March 1, 2007. The Esquire Portfolio Loan is secured by a first priority mortgage encumbering 4 multifamily properties (collectively, the "Esquire Portfolio Property") located in New York County, New York.

     THE BORROWERS. The borrowers under the Esquire Portfolio Loan are 4 separate limited liability companies, each organized under the laws of the State of New York. Each borrower is a special purpose entity, whose business is limited to owning and operating the Esquire Portfolio Property. The sponsors for the Esquire Portfolio Loan are Vantage Properties, LLC and Apollo Real Estate Advisors. Vantage Properties LLC owns or has an interest in approximately 7,000 multifamily units, of which they manage approximately 5,500 units. Apollo Real Estate Advisors has invested over $7 billion in more than 350 transactions with an aggregate value in excess of $30 billion.

     THE PROPERTY. The Esquire Portfolio Property consists of the 4 multifamily buildings located in New York County, New York. The Esquire Portfolio Property consists of 214 residential units and approximately 5,000 square feet of retail space. As of December 14, 2006, the overall occupancy of the Esquire Portfolio Property was 99%. The Esquire Portfolio Property is primarily used for multifamily purposes.

     PROPERTY MANAGEMENT. The Esquire Portfolio Property is managed by Vantage Management Services, LLC. The management agreement generally provides for a management fee of 4% of the monthly gross collections per annum which is subordinated to the Esquire Portfolio Loan. The management of the Esquire Portfolio Property will be performed by either Vantage Management Services, LLC, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Esquire Portfolio Property, provided that the borrowers shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C4 certificates. The lender under the Esquire Portfolio Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Esquire Portfolio Loan. Vantage Management Services, LLC currently manages a portfolio of approximately 5,500 multifamily units.

     PAYMENT TERMS; INTEREST RATE. The Esquire Portfolio Loan is an interest-only loan for its entire term. The interest rate with respect to the Esquire Portfolio Loan is calculated on an Actual/360 basis and is equal to 5.7860% per annum. The due date under the Esquire Portfolio Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Esquire Portfolio Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrowers or the property manager must cause all income to be deposited within three business days of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the borrowers or its managing member. Unless and until an event of default under the Esquire Portfolio Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds. At any time when the balance in the debt service reserve is less than $350,000 and the debt service ratio is less than 1.00x or after an event of default, the funds in the lockbox account will be transferred to the cash management account daily and borrower will no longer have access to such funds.

     OTHER FINANCING. The borrowers' direct and indirect shareholders have incurred mezzanine debt in an aggregate principal amount of $3,170,000 in a total of one mezzanine loan secured by the ownership interests in the entity owned by each respective mezzanine borrower, at a weighted average interest rate of 9.008% per annum. The related mortgage loan documents also allow for the borrowers' direct and indirect shareholders to incur additional future mezzanine debt upon satisfaction of certain conditions set forth therein.

     PARTIAL RELEASES. In connection with a partial prepayment or partial defeasance of the Esquire Portfolio Loan, the borrowers will have the right to obtain a partial release of one or more of the mortgaged real properties subject to (x) the payment of the allocated release price for such individual mortgaged real property and (y) the satisfaction of certain conditions set forth in the related mortgage loan documents, including: (a) with respect to the release of the first $7,730,000 (based on allocated loan amount) of individual mortgaged real properties (i) the aggregate net operating income for the remaining mortgaged real properties immediately following such partial release is equal to or greater than the aggregate net operating income of the mortgaged real properties as of the closing date of the Esquire Portfolio Loan and (ii) the loan-to-value ratio for the remaining mortgaged real properties immediately following such partial release is equal to or less than 80% and (b) after release of first $10,300,000 (based on allocated loan amount) of individual mortgaged real properties (i) the loan-to-value ratio for the remaining mortgaged real properties immediately following such partial release is equal to or less than 80% and (ii) the debt service coverage ratio is no less than 1.10x. The allocated release price with respect to a partial release is (i) 100% of the allocated loan amount plus a yield maintenance premium for the first $5,125,000 (based on allocated loan amount) of properties release, (ii) 110% of the allocated loan amount plus a yield maintenance premium for the next

$7,730,000 (based on allocated loan amount) of properties release, (iii) 115% of the allocated loan amount plus a yield maintenance premium for the next $7,730,000 (based on allocated loan amount) of properties release, and (iv) 120% of the allocated loan amount plus a yield maintenance premium for each remaining property released. See also "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

                     ARTISAN LAS VEGAS MULTIFAMILY PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:           $30,300,000
CUT-OFF DATE PRINCIPAL BALANCE(1):    $30,300,000
FIRST PAYMENT DATE:                   July 11, 2007
MORTGAGE INTEREST RATE:               5.7400% per annum
AMORTIZATION TERM:                    Interest only
HYPERAMORTIZATION:                    N/A
ARD DATE:                             N/A
MATURITY DATE:                        June 11, 2012
MATURITY/ARD BALANCE:                 $30,300,000
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Lockout/defeasance until the date that is
                                      three months prior to the Maturity Date.
LOAN PER SF/UNIT(1):                  $67,934
UP-FRONT RESERVES:                    Engineering Reserve:         $202,875(2)
                                      Replacement Reserve:         $200,000(3)
                                      Mezzanine Loan
                                      Interest Reserve:            $1,160,000(4)
ONGOING RESERVES:                     Tax and Insurance Reserve:   Yes(5)
                                      Replacement Reserve:         Springing(6)
LOCKBOX:                              Hard
SUBORDINATE FINANCING:                Yes(7)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:               Portfolio
PROPERTY TYPE:                        Multifamily
PROPERTY SUB-TYPE:                    Conventional
LOCATION:                             Las Vegas, Nevada(8)
YEAR BUILT/RENOVATED:                 Various(9)
UNITS:                                448
OCCUPANCY AT U/W(10):                 94%
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Stout Management Company

                                                  TRAILING TWELVE
                                                      MONTHS-
                        12/31/2005   12/31/2006      VARIOUS(11)         U/W
                        ----------   ----------    --------------    ----------
NET OPERATING INCOME:   $1,852,120   $2,168,905     $2,366,382        $2,505,247
NET CASH FLOW:                                                        $2,433,247
DSCR:                                                                    1.38x
APPRAISED VALUE:                      $45,850,000
APPRAISAL DATE:                       Various(12)
CUT-OFF DATE LTV RATIO(1):            66.1%
MATURITY/ARD LTV RATIO:               66.1%

(1)  Based on the September 2007 cut-off date principal balance.

(2) The engineering reserve was established at closing to fund renovations to units in the Meadow Ridge Property.

(3) The replacement reserve was established at closing to fund ongoing repairs and replacements to units in the Spanish Oaks Property.

(4) The mezzanine loan interest reserve was established at closing for the purpose of establishing a reserve in an amount that is estimated to be sufficient to pay all interest shortfalls under the mezzanine loan to the extent that projected gross income from operations is insufficient to pay the mezzanine loan monthly interest payment.

(5) The borrowers are required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(6) The borrowers are required to deposit $4,833.33 per month into a replacement reserve to fund ongoing repairs and replacements to the Meadow Ridge Property. After the up-front reserve is depleted to $54,000, the borrowers are required to deposit $4,500 per month into a replacement reserve to fund ongoing repairs and replacements to the Spanish Oaks Property.

(7) The sole members of borrowers have incurred mezzanine debt in the principal amount of $9,470,000.

(8) The Artisan Las Vegas Loan is secured by two multifamily properties, Meadow Ridge, 5055 Lindell Road, Las Vegas, Nevada and Spanish Oaks, 2301 South Valley View Boulevard, Las Vegas, Nevada.

(9) The Artisan Las Vegas Loan Properties were constructed between 1976 and 1990. Both properties were renovated in 2006.

(10) Based on the rent rolls dated March 14, 2007 through May 15, 2007.

(11) Based on the operating statements dated February 28, 2007 through April 30, 2007.

(12) Appraisals for the Artisan Las Vegas Loan Properties were performed between May 15, 2007 and May 22, 2007.

     THE LOAN. The tenth largest loan in the issuing entity (the "Artisan Las Vegas Loan") was originated on May 31, 2007. The Artisan Las Vegas Loan is secured by two first priority deeds of trust each encumbering the fee interest in the properties located at 5055 Lindell Road (the "Meadow Ridge Property") and 2301 South Valley View Boulevard (the "Spanish Oaks Property") (collectively, the "Artisan Las Vegas Properties") in Las Vegas, Nevada.

     THE BORROWER. The borrowers under the Artisan Las Vegas Loan are VRP Meadow Ridge, LLC and VRP Spanish Oaks, LLC. VRP Meadow Ridge, LLC is a limited liability company organized under the laws of the State of Delaware whose business is limited to owning and operating the Meadow Ridge Property. VRP Spanish Oaks, LLC is a limited liability company organized under the laws of the State of Delaware whose business is limited to owning and operating the Spanish Oaks Property. Each of the Artisan Las Vegas Borrowers is a special purpose entity. The sponsors are Martin S. Burger of Artisan Real Estate Ventures and Jeffrey A. Fine of Fine Properties, LLC. Mr. Burger has more than 20 years of real estate experience. Prior to being President of Fine Properties, LLC, Mr. Fine worked at Max Capital Management Corp., where he assisted in the origination of approximately $500 million in assets and the disposition and management of approximately $2.0 billion in commercial real estate mortgages and equities.

     THE PROPERTY. The Artisan Las Vegas Properties consist of the Meadow Ridge Property and the Spanish Oaks Property each of which are located in Las Vegas, Nevada. The Artisan Las Vegas properties were constructed between 1976 and 1990. As of [March 14, 2007 through May 15, 2007], the overall occupancy of the Artisan Las Vegas Properties was 94%. The Artisan Las Vegas Properties are primarily used for multifamily purposes.

 PROPERTY NAME   STATE   YEAR BUILT   UNITS   OCCUPANCY   ALLOCATED LOAN AMOUNT   APPRAISED VALUE
--------------   -----   ----------   -----   ---------   ---------------------   ---------------
Meadow Ridge       NV        1990      232        96%           $16,500,000         $24,400,000
Spanish Oaks       NV        1976      216        92%           $13,800,000         $21,450,000
                                       ---       ---            -----------         -----------
TOTAL/WTD. AVG                         448        94%           $30,300,000         $45,850,000

     PROPERTY MANAGEMENT. The Artisan Las Vegas Properties are managed by Rooster Philben, Inc., a Nevada corporation d/b/a Stout Management Company. The management agreement generally provides for a management fee of 2.0% of revenues per annum which is subordinated to the Artisan Las Vegas Loan. The management of the Artisan Las Vegas Properties will be performed by either Rooster Philben, Inc., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Artisan Las Vegas Properties, provided that the borrowers shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C4 certificates. The lender under the Artisan Las Vegas Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Artisan Las Vegas Loan. Stout Management Company currently manages more than 47 properties containing approximately 11,000 multifamily units in the Las Vegas metropolitan area.

     PAYMENT TERMS; INTEREST RATE. The Artisan Las Vegas Loan is an interest-only loan for its entire term. The interest rate with respect to the Artisan Las Vegas Loan is calculated on an Actual/360 basis and is equal to 5.7400% per annum. The due date under the Artisan Las Vegas Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Artisan Las Vegas Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrowers or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Artisan Las Vegas Loan will be made.

     OTHER FINANCING. The borrowers' direct members have incurred mezzanine debt in the principal amount of $9,470,000, in one mezzanine loan secured by the ownership interests in the borrowers. The mezzanine lender with respect to the mezzanine loan is Column Financial, Inc. The mezzanine loan has an interest rate of 11.061% per annum and a maturity date of June 11, 2012. The mezzanine lender has executed an intercreditor agreement that subordinates collection and enforcement rights of the mezzanine lender to the corresponding rights of the mortgage lender.

     PARTIAL RELEASE. The borrowers have the right to obtain a partial release of the lien of the Artisan Las Vegas Loan on either of the Artisan Las Vegas Properties subject to satisfaction of certain conditions set forth in the related loan documents, including (but not limited to): (i) no event of default has occurred or is continuing; (ii) payment of an amount equal to 115% of the allocated loan amount for the property being released ($16,500,000 with respect to the Meadow Ridge Property and $13,800,000 with respect to Spanish Oaks Property); and (iii) the debt service coverage ratio for either of the Artisan Las Vegas Properties not being released, as determined by lender in its sole discretion, must be at least equal to the lesser of (a) the required parcel release debt service coverage ratio (if the Meadow Ridge Property is not being released, 1.14x or, if the Spanish Oaks Property is not being released, 1.22x), or (b) the debt service coverage ratio for the Artisan Las Vegas Properties immediately preceding such release.

THE MORTGAGE LOAN SELLERS

     GENERAL. We did not originate any of the mortgage loans that we intend to include in the issuing entity. We have acquired those mortgage loans from the following entities:

     - Column--one hundred sixty-six (166) mortgage loans, representing 86.5% of the initial mortgage pool balance, of which one hundred twenty
          (120) mortgage loans are in loan group no. 1, representing 85.8% of the initial loan group no. 1 balance, and forty-six (46) mortgage loans are in loan group no. 2, representing 88.4% of the initial loan group no. 2 balance;

     - PNC Bank--twenty-three (23) mortgage loans, representing 8.9% of the initial mortgage pool balance, of which eighteen (18) mortgage loans are in loan group no. 1, comprising 8.0% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, comprising 11.6% of the initial group no. 2 balance; and

     - NCB, FSB--thirty-five (35) mortgage loans, representing 4.6% of the initial mortgage pool balance, all of which thirty-five (35) mortgage loans are in loan group no. 1, comprising 6.2% of the initial loan group no. 1 balance; and

     Each of the underlying mortgage loans was originated--

     - by the related mortgage loan seller from whom we are acquiring the mortgage loan,

     -    by an affiliate of the related mortgage loan seller, or

     - by a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program.

     The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

     Additional information regarding Column, PNC Bank and NCB, FSB is available under "Description of the Sponsors and Mortgage Loan Sellers" above.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, at the closing or at such later date as is permitted under the series 2007-C4 pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     -    either--

               1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

               2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     - an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument and, if delivered in blank, except for completing the name of the assignee;

     - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

     - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

     - copies of the letters of credit, if any, and amendments thereto which entitle the issuing entity to draw thereon; provided, however, that originals of letters of credit will be delivered to and held by the applicable master servicer;

     - copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

     - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a pro forma or specimen title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company; and

     - in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the series 2007-C4 certificateholders under the terms of the series 2007-C4 pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the issuing entity. None of the trustee, the master servicers, the special servicers or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the value of, or the interests of any class of series 2007-C4 certificateholders in, the subject mortgage loan, then the omission or defect will constitute a material document defect as to which the series 2007-C4 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

     Within a specified period of time following the later of--

     -    the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the issuing entity are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the issuing entity (except as described below), specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will generally include, among other things--

     - the information set forth in the schedule of the mortgage loans attached to the related mortgage loan purchase agreement is complete and accurate in all material respects as of the relevant date;

     - such mortgage loan seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests, except for certain interests in servicing rights (including those being assigned pursuant to the series 2007-C4 pooling and servicing agreement);

     - no scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been more than 30 days delinquent since origination;

     - the related mortgage constitutes, subject to certain creditors' rights exceptions, a valid and enforceable first priority mortgage lien (subject to the Permitted Encumbrances) upon the related mortgaged real property;

     - the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights;

     - the related assignment of leases and rents creates a valid first priority collateral assignment of, or a valid first priority lien or security interest in, certain rights under the related lease or leases (subject to the Permitted Encumbrances and except as enforcement may be limited to certain creditors' rights exceptions);

     - the mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, except by an instrument included in the mortgage file, and the related mortgaged real property has not been released, in whole or in material part, from the lien of the related mortgage instrument in any manner that materially interferes with the security intended to be provided by that mortgage instrument;

     - except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, as of the later of the date of origination of the mortgage loan or the most recent inspection of the related mortgaged real property by such mortgage loan seller, as applicable, and to the knowledge of such mortgage loan seller, the related mortgaged real property is free of any material damage that would affect materially and adversely the use or value of such mortgaged real property as security for the mortgage loan (normal wear and tear excepted);

     - to the mortgage loan seller's knowledge, there is no proceeding pending for the total or partial condemnation of any mortgaged real property that would have a material adverse effect on the use or value of the related mortgaged real property;

     - the related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a "marked-up" pro forma policy, specimen policy or title insurance commitment or the equivalent thereof (for which the required premium has been paid), which in any case evidences such title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to the exceptions stated therein and the other Permitted Encumbrances;

     - the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances thereunder;

     - an environmental site assessment was performed with respect to the mortgaged real property in connection with the origination of the related mortgage loan, and such mortgage loan seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in the report of such assessment; provided, however, as previously described in this prospectus supplement, for certain mortgage loans the environmental site assessment was limited or an environmental insurance policy was obtained in lieu of an environmental site assessment;

     - each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights;

     - the related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage;

     - there are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments;

     - the related borrower is not, to such mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

     - except as described in this prospectus supplement with respect to the and the CBA A/B Loan Pairs, the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the issuing entity;

     - except as disclosed in this prospectus supplement with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases, (a) upon the satisfaction of certain legal and underwriting requirements, (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan; and

     - to such mortgage loan seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event - other than payments due but not yet delinquent - which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged real property; provided that this representation and warranty will not cover a default, breach, violation or event of acceleration arising out of the subject matter covered by any other representation and warranty made by such seller.

     The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the series 2007-C4 pooling and servicing agreement.

     If--

     - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

     - that breach materially and adversely affects the value of, or the interests of any class of series 2007-C4 certificateholders in, the subject mortgage loan,

then that breach will be a material breach of the representation and warranty. The rights of the series 2007-C4 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If a mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including any REO Property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2007-C4 certificates therein, then that mortgage loan seller will be required to take one of the following courses of action:

     -    cure such breach or defect in all material respects; or

     - repurchase the affected mortgage loan at a price generally equal to the sum of (without duplication)--

               1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

               2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time in absence of a default, to but not including the due date in the collection period of purchase (which includes unpaid master servicing fees and any applicable unpaid primary servicing fees), but exclusive of Post-ARD Additional Interest, plus

               3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate (as set forth in the series 2007-C4 pooling and servicing agreement), plus

               4. all expenses incurred (whether paid or then owing) by the applicable master servicer, the special servicer, us and the trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

               5. the amount of any special servicing fees accrued on such mortgage loan and, if such mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below), the amount of the liquidation fee payable to the special servicer; or

     - replace the affected mortgage loan with a Qualified Substitute Mortgage Loan; provided, that in no event may a substitution occur later than the second anniversary of the date of initial issuance of the offered certificates; or

     -    for certain breaches, reimburse the issuing entity for certain costs.

     The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the immediately preceding paragraph, will generally be limited to 90 days or less following the earlier of its discovery and its receipt of notice of the subject material breach or material document defect. However, if the applicable mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution.

     In addition to the foregoing, if--

     - any underlying mortgage loan is required to be repurchased or substituted as contemplated above, and

     -    such underlying mortgage loan is a crossed loan,

then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related crossed loan for purposes of the above provisions, and the applicable mortgage loan seller will be required to repurchase or substitute for any related crossed loan in accordance with the provisions above unless all of the following conditions would be satisfied if the applicable mortgage loan seller were to repurchase or substitute for only the affected crossed loans as to which a defect or breach had initially occurred:

     - the debt service coverage ratio for any related crossed loans that remain in the issuing entity for the four (4) calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio for all such crossed loans, including the affected crossed loan, for the four (4) calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x,

     - the loan-to-value ratio for any related crossed loans that remain in the issuing entity (determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the party obligated to effect the repurchase or the substitution) is not greater than the least of (a) the loan-to-value ratio for such crossed loans including the affected crossed loan (determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the party responsible for effecting the repurchase or substitution), (b) the loan-to-value ratio for such crossed loans including the affected crossed loan set forth in the tables in Exhibit A-1 hereto and (c) 75%, and

     - the trustee receives an opinion of independent counsel to the effect that such repurchase or substitution will not result in the imposition of a tax on the issuing entity or its assets, income or gain or cause any REMIC created under the series 2007-C4 pooling and servicing agreement to fail to qualify as a REMIC for U.S. federal or applicable state tax purposes at any time that any series 2007-C4 certificate is outstanding.

     In the event that each of the conditions set forth in the preceding sentence would be so satisfied, the party responsible for completing the repurchase or substitution may elect either to repurchase or substitute for only the affected crossed loan as to which the defect or breach exists or to repurchase or substitute for the aggregate crossed loans. The determination of the applicable special servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. To the extent that the party responsible for completing the repurchase or substitution repurchases or substitutes for an affected crossed loan in the manner prescribed above while the trustee continues to hold any related crossed loans, we and each mortgage loan seller have agreed in the mortgage loan purchase agreement to modify, upon such repurchase or substitution, the related loan documents in a manner such that (a) the repurchased or replaced crossed loan and (b) any related crossed loans that remain in the issuing entity would no longer be cross-defaulted or cross-collateralized with one another.

     Any of the following document defects will be conclusively presumed to affect materially and adversely the interests of a class of series 2007-C4 certificateholders in an underlying mortgage loan:

     - the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

     - the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file (a) a certified copy of the recorded mortgage, (b) a certified copy of the mortgage in the form sent for recording, together with a certificate stating that the original mortgage was sent for recordation, or (c) a copy of the mortgage and the related recording information;

     - the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, a binding written commitment (including a pro forma or specimen title insurance policy, which has been accepted or approved in writing by the related title insurance company) relating to the subject mortgage loan;

     - the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the issuing entity, unless there is included in the mortgage file (a) a certified copy of the recorded intervening assignment, (b) a certified copy of the intervening assignment, together with a certificate stating that the original intervening assignment was sent for recordation, or (c) a copy of the intervening assignment and the related recording information;

     - the absence from the mortgage file of any original letter of credit; provided that such defect may be cured by providing a substitute letter of credit or a cash reserve;

     -    the absence from the mortgage file of any required ground lease; or

     - in the case of a loan secured by a hospitality property, the absence from the mortgage file of any required franchise agreement or franchise comfort letter.

     The foregoing obligation to cure, repurchase, provide a substitute mortgage loan or loans or reimburse the issuing entity will constitute the sole remedy available to the certificateholders and the trustee for any defect in a mortgage file or any breach on the part of the related mortgage loan seller of its representations or warranties regarding the underlying mortgage loans.

     Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code shall be deemed to materially and adversely affect the interests of certificateholders therein, requiring the related mortgage loan seller to purchase or substitute for the affected mortgage loan from the issuing entity within 90 days following the earlier of its receipt of notice or its discovery of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

     Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that any such party has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before their respective due dates in September 2007, if any. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the series 2007-C4 pooling and servicing agreement, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2007-C4 certificates will be issued, on or about September , 2007, under a pooling and servicing agreement to be dated as of September 1, 2007, between us, as depositor, and the trustee, the master servicers and the special servicers. They will represent the entire beneficial ownership interest of the issuing entity. The assets of the issuing entity will include:

     -    the underlying mortgage loans;

     - any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in September 2007, except that in the case of certain of the underlying mortgage loans that have their first due date in October 2007, any and all payments under and proceeds of those underlying mortgage loans had their first due date been in September 2007, in each case, exclusive of payments of principal, interest and other amounts due on or before that date;

     -    the loan documents for the underlying mortgage loans;

     -    our rights under each of the mortgage loan purchase agreements;

     - any REO Properties acquired by the issuing entity with respect to defaulted underlying mortgage loans;

     - those funds or assets as from time to time are deposited in the collection account described under "The Series 2007-C4 Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement, the special servicer's REO account described under "The Series 2007-C4 Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2007-C4 certificates will include the following classes:

     - the A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J and A-SP classes, which are the classes of series 2007-C4 certificates that are offered by this prospectus supplement; and

     - the A-X, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, S, R, LR and V classes, which are the classes of series 2007-C4 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H,
J, K, L, M, N, O, P, Q and S certificates are the series 2007-C4 certificates that will have principal balances. The series 2007-C4 certificates with principal balances constitute the series 2007-C4 principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the issuing entity. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated issuing entity expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class A-SP, A-X, R, LR and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-SP and the class A-X certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The class A-SP and the class A-X certificates are sometimes referred to in this prospectus supplement as the series 2007-C4 interest only certificates.

     For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and
S certificates.

     For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

               1. during the period from the date of initial issuance of the series 2007-C4 certificates through and including the distribution date in __, the sum of (a) the lesser of $____ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $____ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class __ , __, __, __, __, __, __, __, __,
                    __, and certificates outstanding from time to time;

               2. during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $____ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $____ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class __, __, __, __, __, __, __, __, __, and certificates outstanding from time to time;

               3. during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $____ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $____ and the total principal balance of the class certificates outstanding from time to time and (c) the total principal balance of the class __, __, __, __, __, __, __, __, __, and certificates outstanding from time to time;

               4. during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $____ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $____ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class __, __, __, __, __, __, and certificates outstanding from time to time and (d) the lesser of $____ and the total principal balance of the class certificates outstanding from time to time;

               5. during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $____ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $____ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class __, __, __, and certificates outstanding from time to time and (d) the lesser of $____ and the total principal balance of the class certificates outstanding from time to time;

               6. during the period following the distribution date in through and including the distribution date in __, the sum of (a) the lesser of $____ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $____ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class __, __, and certificates outstanding from time to time and (d) the lesser of $____ and the total principal balance of the class certificates outstanding from time to time;

               7. during the period following the distribution date in through and including the distribution date in __, the sum of (a) the lesser of $____ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $____ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , and certificates outstanding from time to time and (d) the lesser of $____ and the total principal balance of the class certificates outstanding from time to time; and

               8.   following the distribution date in __, $0.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates initially registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking, Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit F hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the series 2007-C4 pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts such certificates are credited, which may or may not be the beneficial owners of the certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor, the trustee, the master servicers or the special servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

     The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the series 2007-C4 pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the series 2007-C4 pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the series 2007-C4 pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

     Neither we nor any of the master servicers, the certificate registrar, the underwriters, the sponsors, the mortgage loan sellers, the applicable special servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

     GENERAL. The trustee, on behalf of the issuing entity, must establish and maintain an account in which it will hold funds pending their distribution on the series 2007-C4 certificates from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the series 2007-C4 pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

     The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the distribution account, provided that the trustee may be so obligated if it fails to comply with certain requirements set forth in the series 2007-C4 pooling and servicing agreement.

     DEPOSITS. On the business day prior to each distribution date, each master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     - All payments and other collections on the mortgage loans and any REO Properties in the issuing entity that are then on deposit in that master servicer's collection accounts, exclusive of any portion of those payments and other collections that represents one or more of the following:

               1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

               2. payments and other collections received after the end of the related collection period;

               3. amounts that are payable or reimbursable from that master servicer's collection accounts to any person other than the series 2007-C4 certificateholders, including--

                    (a) amounts payable to that master servicer or the applicable special servicer as compensation, including master servicing fees (which include any applicable primary servicing fees), special servicing fees, work-out fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, net late fees, default interest, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and/or other Additional Trust Fund Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

                    (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

                    (c) amounts payable with respect to other issuing entity expenses;

               4. net investment income on the funds in the collection account;

               5. amounts deposited in the master servicers' collection accounts in error; and

               6. any amounts payable to the holder of a CBA B-Note Companion Loan.

     - Any advances of delinquent monthly debt service payments made with respect to that distribution date.

     - Any payments made by that master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Series 2007-C4 Pooling and Servicing Agreement--Collection Accounts" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2008, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the issuing entity that accrue interest on an Actual/360 Basis.

     The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the distribution account that meets the requirements set forth in the series 2007-C4 pooling and servicing agreement.

     WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     - to pay itself a monthly fee which is described under "The Series 2007-C4 Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

     - to reimburse itself or any master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2007-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance has been determined not to be ultimately recoverable out of collections on the related underlying mortgage loans (any such advance, a "Nonrecoverable Advance"); provided that the trustee or the master servicers may choose in their sole discretion to be reimbursed in installments; and provided, further, that any such reimbursement would first be made out of payments and other collections of principal on the mortgage pool;

     - to reimburse itself or any master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2007-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance remains unreimbursed following the time that the related underlying mortgage is modified in connection with a default and returned to performing status (and without regard to whether that advance would ultimately be recoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of--but solely out of--payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for Nonrecoverable Advances;

     - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "The Series 2007-C4 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement;

     - to pay for the cost of recording the series 2007-C4 pooling and servicing agreement;

     - to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2007-C4 pooling and servicing agreement;

     - with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis;

     - to pay itself interest and other investment income earned on funds held in the distribution account;

     - to pay any U.S. federal, state and local taxes imposed on the issuing entity, its assets and/or transactions, together with all incidental costs and expenses; and

     - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2007-C4 certificates.

     For any distribution date, the Total Available Funds will consist of three separate components:

     - the portion of those funds that represent Yield Maintenance Charges collected on the underlying mortgage loans as a result of prepayments that occurred during the related collection period, which will be paid as additional interest to the holders of the class A-SP and A-X certificates and/or any holders of class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates, as described under "--Distributions--Distributions of Yield Maintenance Charges" below;

     - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the issuing entity during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

     - the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2007-C4 certificates, the class V certificates, as described under "--Distributions--Priority of Distributions" below.

     In no event will any amounts allocable to any CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any pooled mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to any CBA B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan only to the extent described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

INTEREST RESERVE ACCOUNT

     The trustee on behalf of the issuing entity must maintain an account (which may be a sub-account of the distribution account) in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     During January, except in a leap year, and February, of each calendar year, beginning in 2008, the trustee will, on or before the distribution date in that month (unless such distribution date is the final distribution date), withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2008 (or February, if the related distribution date is the final distribution date), the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

     The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the series 2007-C4 pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

     The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution holding the interest reserve account that meets the requirements of the series 2007-C4 pooling and servicing agreement.

FEES AND EXPENSES

     The amounts available for distribution on the series 2007-C4 certificates on any distribution date will generally be net of the following amounts:

        TYPE/RECIPIENT                    AMOUNT                      FREQUENCY                 SOURCE OF FUNDS
----------------------------   ---------------------------   --------------------------   -------------------------
FEES

servicing fee / master         the Stated Principal          monthly                      interest payments on
servicers                      Balance of each mortgage                                   related mortgage loan
                               loan multiplied by the                                     (or, if mortgage loan or
                               master servicing fee rate                                  REO property is
                               (such fee is calculated                                    liquidated, then out of
                               using the same interest                                    general collections)
                               accrual basis of such
                               mortgage loan)

additional servicing           all late payment fees and     from time to time            the related fee
compensation / master          net default interest
servicers                      (other than on specially
                               serviced mortgage loans)
                               not used to pay interest
                               on Advances

                               loan modification fees,       from time to time            the related fee
                               extension fees,
                               application and processing
                               fees and defeasance fees
                               as set forth in the series
                               2007-C4 pooling and
                               servicing agreement, 50%
                               of assumption fees on
                               non-specially serviced
                               mortgage loans

                               all investment income         monthly                      investment income
                               earned on amounts on
                               deposit in the collection
                               account and certain
                               reserve accounts

                               all prepayment interest                                    interest payments made by
                               excesses                                                   the related borrower
                                                                                          intended to cover
                                                                                          interest on the
                                                                                          prepayment with respect
                                                                                          to the related mortgage
                                                                                          loan during the period
                                                                                          from and after the
                                                                                          related due date

special servicing fee          the Stated Principal          monthly                      general collections
/special servicers             Balance of each specially
                               serviced mortgage loan
                               multiplied by the special
                               servicing fee rate (such
                               fee is calculated using
                               the same interest accrual
                               basis of such mortgage
                               loan)

workout fee / special          1.0% of each collection       monthly                      the related collections
servicers                      of principal and interest                                  of principal and interest
                               on each Corrected
                               Mortgage Loan

liquidation fee / special      1.0% of each recovery of      upon receipt of              the related liquidation
servicers                      liquidation proceeds,         liquidation proceeds         proceeds
                               except as specified under
                               "The Series 2007-C4
                               Pooling and Servicing
                               Agreement--Servicing and
                               Other Compensation and
                               Payment of Expenses"

        TYPE/RECIPIENT                    AMOUNT                      FREQUENCY                 SOURCE OF FUNDS
----------------------------   ---------------------------   --------------------------   -------------------------
additional special servicing   all late payment fees and     from time to time            the related fee/
compensation / special         net default interest (on                                   investment income
servicers                      specially serviced
                               mortgage loans) not used
                               to pay interest on advances

                               loan modification and         from time to time
                               extension fees as set
                               forth in the series
                               2007-C4 pooling and
                               servicing agreement, 50%
                               of assumption fees on
                               non-specially serviced
                               mortgage loans and 100% of
                               such fees on specially
                               serviced mortgage loans

                               all investment income         from time to time
                               received on funds in any
                               REO account

trustee fee / trustee          the trustee fee rate          monthly                      general collections
                               multiplied by the Stated
                               Principal Balance of the
                               mortgage loans (such fee
                               is calculated using the
                               same interest accrual
                               basis of each mortgage
                               loan)

EXPENSES

servicing advances / master    to the extent of funds        from time to time            collections on the
servicers and trustee          available, the amount of                                   related mortgage loan, or
                               any servicing advances                                     if not recoverable, from
                                                                                          all collections on all
                                                                                          mortgage loans

interest on servicing          at Prime Rate                 when advance is reimbursed   first from Default
advances / master servicers                                                               Interest/late payment
and trustee                                                                               fees, then from general
                                                                                          collections

P&I Advances / master          to the extent of funds        from time to time            collections on the
servicers and trustee          available, the amount of                                   related mortgage loan, or
                               any P&I Advances                                           if not recoverable, from
                                                                                          all collections on all
                                                                                          mortgage loans

interest on P&I Advances /     at Prime Rate                 when advance is reimbursed   first from Default
master servicers and trustee                                                              Interest/late payment
                                                                                          fees, then from general
                                                                                          collections

indemnification expenses /     amounts for which the                                      general collections
trustee, master servicers      trustee, the master
and special servicers          servicers and the special
                               servicers are entitled to
                               indemnification

DISTRIBUTIONS

     GENERAL. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2007-C4 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2007-C4 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2007-C4 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     INTEREST DISTRIBUTIONS. All of the classes of the series 2007-C4 certificates (except for the R, LR and V classes) will bear interest.

     With respect to each interest-bearing class of the series 2007-C4 certificates, that interest will accrue during each interest accrual period based upon:

     - the pass-through rate with respect to that class for that interest accrual period;

     - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     - the assumption that each year consists of twelve 30-day months ; provided that, no interest will accrue with respect to the class A-SP certificates following the interest accrual period.

     On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 2007-C4 certificates will be entitled to receive--

     - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (to not less than zero) by

     - the total portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2007-C4 certificates.

     If the holders of any interest-bearing class of the series 2007-C4 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2007-C4 certificates will equal the product of:

     - the total amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     - a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 2007-C4 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2007-C4 certificates (and calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

     CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2007-C4 certificates for the initial interest accrual period is shown in the table on page S-1.

     The pass-through rates applicable to the class ___, ___, ___, ___, ___, ___, and certificates for each interest accrual period will remain fixed at the initial pass-through rate for that class shown on page S-1.

     The pass-through rates applicable to the class ___, ___, ___, ___, and certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The pass-through rate applicable to the class ___, ___, ___, ___, ___, ___, ___, ___, ___, and certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     - the pass-through rate applicable to the particular class of series 2007-C4 certificates for the initial interest accrual period shown on page S-1 or, in the case of the class ___, ___%, and

     - the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series of 2007-C4 principal balance certificates. If the entire total principal balance of any class of series 2007-C4 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2007-C4 principal balance certificates is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2007-C4 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

     - the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over

     - the pass-through rate in effect during the subject interest accrual period for the class of series 2007-C4 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

     Following the _______ interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0% pass-through rate for the ______ interest accrual period and for each interest accrual period thereafter.

     The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2007-C4 principal balance certificates. In general, the total principal balance of each class of series 2007-C4 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2007-C4 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent a separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including ______ the interest accrual period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

     - if such particular component consists of the entire total principal balance of any class of series 2007-C4 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of
          (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2007-C4 principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

     - if such particular component consists of the entire total principal balance of any class of series 2007-C4 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2007-C4 principal balance certificates; and

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2007-C4 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2007-C4 principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent ______ to the interest accrual period, the total principal balance of each class of series 2007-C4 principal balance certificates, will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over
(b) the pass-through rate in effect during the subject interest accrual period for the class of series 2007-C4 principal balance certificates whose principal balance makes up such component.

     The calculation of the Weighted Average Net Mortgage Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the special servicer.

     The class R, LR and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     PRINCIPAL DISTRIBUTIONS. Subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the series 2007-C4 principal balance certificates, on each distribution date will equal that class's allocable share of the Total Principal Distribution Amount for that distribution date.

     In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal:

     - in the case of the class A-1-A certificates, an amount (not to exceed the total principal balance of the class A-1-A certificates outstanding immediately prior to the subject distribution date) equal to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

     - in the case of the class A-AB certificates, an amount up to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A certificates are entitled on the subject distribution date as described in the immediately preceding bullet) until the principal balance of the class A-AB certificate has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto;

     - in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A and class A-AB certificates are entitled on the subject distribution date as described in the immediately preceding two bullets);

     - in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB and/or A-1 certificates are entitled on the subject distribution date as described in the immediately preceding three bullets);

     - in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding four bullets);

     - in the case of the class A-4 certificates, an amount (not to exceed the total principal balance of the class A-4 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1, A-2 and/or A-3 certificates are entitled on the subject distribution date as described in the immediately preceding five bullets); and

     - in the case of the class A-AB certificates, an amount (not to exceed the total principal balance of the class A-AB certificates outstanding after application of principal as described in the third preceding bullet) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1, A-2 and/or A-3 certificates are entitled on the subject distribution date as described in the immediately preceding six bullets).

     In addition, if the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero before the total principal balance of the class A-1-A certificates is reduced to zero, then (subject to the Available P&I Funds and the priority of distributions described below) the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the portion of the Total Principal Distribution Amount for each distribution date attributable to loan group no. 1 (to the extent such portion of the Total Principal Distribution Amount was not otherwise applied, on such distribution date, to reduce the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates to zero).

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates are outstanding at that time, distributions of principal on the class A-1, A-2, A-3, A-AB, A-4 and/or A-1-A certificates, as applicable, will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

     While the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2007-C4 principal balance certificates.

     Following the retirement of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2007-C4 principal balance certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

     - the portion of that Total Principal Distribution Amount that remains unallocated, and

     - the total principal balance of the subject class immediately prior to that distribution date.

                          ORDER OF ALLOCATION   CLASS
                          -------------------   -----
                                  1st            A-M
                                  2nd            A-J
                                  3rd             B
                                  4th             C
                                  5th             D
                                  6th             E
                                  7th             F
                                  8th             G
                                  9th             H
                                 10th             J
                                 11th             K
                                 12th             L
                                 13th             M
                                 14th             N
                                 15th             O
                                 16th             P
                                 17th             Q
                                 18th             S

     In no event will the holders of any class of series 2007-C4 principal balance certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2007-C4 principal balance certificates, if any, listed above it in the foregoing table is reduced to zero.

     If a master servicer or the trustee reimburse themselves out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2007-C4 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2007-C4 certificates.

     Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan in the issuing entity remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for such advance (even though such advance is not deemed to be a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2007-C4 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicers or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     Reimbursements of the type described in the two preceding paragraphs would result in a reduction of the Total Principal Distribution Amount for the related distribution date.

     In addition, to the extent that reimbursements of any nonrecoverable and/or other advances relating to one or more underlying mortgage loans are deemed to be reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the second and third preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

     CLASS A-AB TARGETED PRINCIPAL BALANCE. The "Class A-AB Targeted Principal Balance" for any distribution date is the balance shown for such distribution date in the table set forth in Exhibit E to this prospectus supplement. Such balances were calculated using, among other things, the Modeling Assumptions. Based on such assumptions, the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the balance indicated for such distribution date on the table. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the balance of the class A-AB certificates on any distribution date will be equal to the approximate balance that is specified for such distribution date in the table. In particular, once the total principal balances of the class A-1-A, class A-1, A-2, A-3 and class A-4 certificates have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 2 will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero, and once the total principal balances of the class A-1, A-2, A-3 and class A-4 certificates have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 1 will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero. If the mortgage loans perform in accordance with the Modeling Assumptions, it is anticipated that on or prior to the distribution date in August 2012 (the first distribution date on which the schedule on Exhibit E targets a principal balance for such class that is less than its initial balance), the principal balance of the class A-1 and class A-2 certificates will have been reduced to zero.

     LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2007-C4 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2007-C4 principal balance certificates, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to "loss reimbursement amount" in this prospectus supplement mean, in the case of any class of series 2007-C4 principal balance certificates, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     PRIORITY OF DISTRIBUTIONS. On each distribution date, the trustee will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:

               RECIPIENT
  ORDER OF      CLASS OR
DISTRIBUTION    CLASSES                              TYPE AND AMOUNT OF DISTRIBUTION
------------   ---------   -----------------------------------------------------------------------------------
     1st       A-1, A-2,   From the portion of the Available P&I Funds attributable to the underlying mortgage
               A-3, A-AB   loans in loan group no. 1, interest up to the total interest distributable on those
               and A-4*    classes, PRO RATA based on the respective interest entitlements of those classes

                 A-1-A*    From the portion of the Available P&I Funds attributable to the underlying mortgage loans in loan group no. 2, interest up to the total interest distributable on that class

               A-SP and    From the entire Available P&I Funds, interest up to the total interest
                  A-X*     distributable on those classes, pro rata based on the respective interest entitlements of those classes, without regard to loan groups

     2nd       A-1, A-2,   Principal up to the portion of the Total Principal Distribution Amount that is
               A-3, A-AB   attributable to loan group no. 1 (and, if the class A-1-A certificates are retired,
               and A-4**   any portion of the Total Principal Distribution Amount that is attributable to loan group no. 2), to class A-AB until the balance thereof has been reduced to the targeted principal balance put forth for the subject distribution date on Exhibit E hereto and then to class A-1, A-2, A-3, A-4 and A-AB certificates, in that order, in each case until the total principal balance of that class has been reduced to zero

                 A-1-A**   Principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and, if the class A-1, A-2, A-3, A-AB and A-4 certificates are retired, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 1), until the total principal balance of that class has been reduced to zero

     3rd       A-1, A-2,   Reimbursement up to the loss reimbursement amounts for those classes, PRO RATA
               A-3, A-AB,  based on the respective loss reimbursement amounts for those classes
                A-4 and
                 A-1-A

     4th           A-M     Interest up to the total interest distributable on that class

     5th           A-M     Principal up to the total principal distributable on that class

     6th           A-M     Reimbursement up to the loss reimbursement amount for that class

     7th           A-J     Interest up to the total interest distributable on that class

     8th           A-J     Principal up to the total principal distributable on that class

     9th           A-J     Reimbursement up to the loss reimbursement amount for that class

    10th            B      Interest up to the total interest distributable on that class

    11th            B      Principal up to the total principal distributable on that class

    12th            B      Reimbursement up to the loss reimbursement amount for that class

    13th            C      Interest up to the total interest distributable on that class

    14th            C      Principal up to the total principal distributable on that class

    15th            C      Reimbursement up to the loss reimbursement amount for that class

    16th            D      Interest up to the total interest distributable on that class

    17th            D      Principal up to the total principal distributable on that class

    18th            D      Reimbursement up to the loss reimbursement amount for that class

    19th            E      Interest up to the total interest distributable on that class

    20th            E      Principal up to the total principal distributable on that class

    21st            E      Reimbursement up to the loss reimbursement amount for that class

----------

* If the portion of the Available P&I Funds allocable to pay interest on any one or more of the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-SP and A-X certificates as set forth in the table above, is insufficient for that purpose, then the Available P&I Funds will be applied to pay interest on all those classes, PRO RATA based on entitlement.

** Priority of principal distributions among the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates are described above under "Distributions--Principal Distributions."

               RECIPIENT
  ORDER OF      CLASS OR
DISTRIBUTION    CLASSES                              TYPE AND AMOUNT OF DISTRIBUTION
------------   ---------   -----------------------------------------------------------------------------------
    22nd            F      Interest up to the total interest distributable on that class

    23rd            F      Principal up to the total principal distributable on that class

    24th            F      Reimbursement up to the loss reimbursement amount for that class

    25th            G      Interest up to the total interest distributable on that class

    26th            G      Principal up to the total principal distributable on that class

    27th            G      Reimbursement up to the loss reimbursement amount for that class

    28th            H      Interest up to the total interest distributable on that class

    29th            H      Principal up to the total principal distributable on that class

    30th            H      Reimbursement up to the loss reimbursement amount for that class

    31st            J      Interest up to the total interest distributable on that class

    32nd            J      Principal up to the total principal distributable on that class

    33rd            J      Reimbursement up to the loss reimbursement amount for that class

    34th            K      Interest up to the total interest distributable on that class

    35th            K      Principal up to the total principal distributable on that class

    36th            K      Reimbursement up to the loss reimbursement amount for that class

    37th            L      Interest up to the total interest distributable on that class

    38th            L      Principal up to the total principal distributable on that class

    39th            L      Reimbursement up to the loss reimbursement amount for that class

    40th            M      Interest up to the total interest distributable on that class

    41st            M      Principal up to the total principal distributable on that class

    42nd            M      Reimbursement up to the loss reimbursement amount for that class

    43rd            N      Interest up to the total interest distributable on that class

    44th            N      Principal up to the total principal distributable on that class

    45th            N      Reimbursement up to the loss reimbursement amount for that class

    46th            O      Interest up to the total interest distributable on that class

    47th            O      Principal up to the total principal distributable on that class

    48th            O      Reimbursement up to the loss reimbursement amount for that class

    49th            P      Interest up to the total interest distributable on that class

    50th            P      Principal up to the total principal distributable on that class

    51st            P      Reimbursement up to the loss reimbursement amount for that class

    52nd            Q      Interest up to the total interest distributable on that class

    53rd            Q      Principal up to the total principal distributable on that class

    54th            Q      Reimbursement up to the loss reimbursement amount for that class

    55th            S      Interest up to the total interest distributable on that class

    56th            S      Principal up to the total principal distributable on that class

    57th            S      Reimbursement up to the loss reimbursement amount for that class

    58th       R and LR    Any remaining portion of the Available P&I Funds

     SUBORDINATION. As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the underlying mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical class designation (except that class A-J is subordinate to the class A-M certificates). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each distribution date, and the ultimate receipt by the holders of each class of the Senior Certificates of principal in an amount equal to the entire outstanding principal balance of the Senior Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of class designation (except that class A-J is subordinate to the class A-M certificates) this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the class S certificates, which do not have the benefit of any subordination, of the full amount of interest payable in respect of such classes of certificates on each distribution date, and the ultimate receipt by such holders of principal equal to, in each case, the entire outstanding principal balance of such class of certificates. This subordination will be accomplished by the application of the Available P&I Funds on each distribution date in accordance with the order of priority described above under "--Priority of Distributions" and by the allocation of Realized Losses and Additional Trust Fund Expenses as described below under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses." No other form of credit support will be available for the benefit of the holders of the certificates.

     Allocation to the Senior Certificates, for so long as they are outstanding, of the entire Total Principal Distribution Amount for each distribution date will generally have the effect of reducing the outstanding principal balance of those classes at a faster rate than would be the case if principal payments were allocated PRO RATA to all classes of certificates with outstanding principal balances. Thus, as principal is distributed to the holders of the Senior Certificates, the percentage interest in the issuing entity evidenced by the Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates, thereby increasing, relative to their respective outstanding principal balances, the subordination afforded the Senior Certificates by the Subordinate Certificates.

     Following retirement of the Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of class designation (except that the class A-M certificates are senior to the class A-J certificates), in each case until such class is paid in full, of the entire Total Principal Distribution Amount for each distribution date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other classes of certificates with later alphabetical class designations.

     DISTRIBUTIONS OF YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     - the holders of any class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates that are then entitled to distributions of principal on the subject distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (I.E., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan will be entitled to an amount equal to, in the case of each such class, the product of--

               1. the amount of the subject Yield Maintenance Charge, multiplied by

               2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2007-C4 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

               3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2007-C4 principal balance certificates on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

     - any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed as follows:

               1.   for each of the first    distribution dates, if the class
                    A-SP certificates are then outstanding,    % of such amount
                    to the holders of the class A-SP certificates and % of such amount to the holders of the class A-X certificates;

               2.   for the next distribution dates, if the class A-SP
                    certificates are then outstanding,    % to the holders of
                    the class A-SP certificates and    % to the holders of the
                    class A-X certificates;

               3.   for the next    distribution dates, if the class A-SP
                    certificates are then outstanding,    % to the holders of
                    the class A-SP certificates and    % to the holders of the
                    class A-X certificates; and

               4. otherwise, entirely to the holders of the class A-X certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

     After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the mortgage loans will be distributed to the holders of the non-offered class of the 2007- C4 certificates.

     As described under "The Series 2007-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges. In such cases, the formulas described above for allocating any Yield Maintenance Charges to any particular class of series 2007-C4 certificates will be applied to the prepayment consideration in question, net of any liquidation fee payable therefrom.

     Neither we, nor any of the sponsors, the master servicers, the special servicers or the underwriters make any representation as to--

     - the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

     -    the collectability of that prepayment consideration.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     In no event will the holders of the offered certificates receive any Yield Maintenance Charge other prepayment consideration in connection with any repurchase of an underlying mortgage loan as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement.

     DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the issuing entity and applied as Post-ARD Additional Interest (exclusive of any liquidation fees and/or workout fees payable to the applicable special servicer from that Post-ARD Additional Interest).

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     -    distributions on the series 2007-C4 certificates,

     - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2007-C4 certificates, and

     - the amount of all fees payable to the applicable master servicer, any primary servicer, the applicable special servicer and the trustee under the series 2007-C4 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     - FIRST, to pay, or to reimburse the applicable master servicer, the applicable special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     - THEREAFTER, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if that underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2007-C4 principal balance certificates. If this occurs following the distributions made to the 2007-C4 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2007-C4 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2007-C4 certificates equals the total Stated Principal Balance of the mortgage pool (which total Stated Principal Balance will be increased, for this purpose only, by amounts of principal previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "The Series 2007-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Servicing Advances," other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

               ORDER OF ALLOCATION              CLASS
               -------------------   ----------------------------
                       1st                        S
                       2nd                        Q
                       3rd                        P
                       4th                        O
                       5th                        N
                       6th                        M
                       7th                        L
                       8th                        K
                       9th                        J
                      10th                        H
                      11th                        G
                      12th                        F
                      13th                        E
                      14th                        D
                      15th                        C
                      16th                        B
                      17th                       A-J
                      18th                       A-M
                      19th           A-1, A-2, A-3, A-AB, A-4 and
                                                A-1-A*

----------
* PRO RATA based on the respective total principal balances of the subject classes.

     The above-described reductions in the total principal balances of the respective classes of the series 2007-C4 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2007-C4 certificates.

     The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the issuing entity, will be an amount generally equal to the excess, if any, of:

     - the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, plus all related unreimbursed servicing advances and unpaid liquidation expenses, over

     - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation that are available to pay interest (other than Default Interest and/or Post ARD Additional Interest, if applicable) on and principal of the subject mortgage loan.

     If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     The following items, to the extent that they are paid out of collections on the mortgage pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Trust Fund Expenses:

     - any special servicing fees, work-out fees and liquidation fees paid to the special servicer;

     - any interest paid to a master servicer, a special servicer and/or the trustee with respect to advances;

     - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the issuing entity;

     - any unanticipated, non-mortgage loan specific expenses of the issuing entity, including--

               1. any reimbursements and indemnifications to the trustee and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and "The Series 2007-C4 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement,

               2. any reimbursements and indemnification to a master servicer, a special servicer, us and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Master Servicers, the Special Servicers, the Manager and Us" in the accompanying prospectus and "The Series 2007-C4 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement,

               3. any U.S. federal, state and local taxes, and tax-related expenses, payable out of assets of the issuing entity, as described under "Federal Income Tax
                    Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus, and

     - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2007-C4 pooling and servicing agreement or the related mortgage loan seller.

     - any amounts expended on behalf of the issuing entity to remediate an adverse environmental condition at any mortgaged real property securing a defaulted underlying mortgage loan, as described under "The Series 2007-C4 Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the issuing entity for any Additional Trust Fund Expenses previously incurred by the issuing entity with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the issuing entity for previously incurred Additional Trust Fund Expenses will be paid to the applicable master servicer and/or the applicable special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     Each master servicer will be required to make, for each distribution date with respect to the mortgage loans serviced by the applicable master servicer, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Post-ARD Additional Interest, Default Interest and late payment charges, and assumed monthly debt service payments, in each case net of related master servicing fees, applicable primary servicing fees (if any) and work-out fees, that--

     - were due or deemed due, as the case may be, during the related collection period with respect to the underlying mortgage loans which it services, and

     - were not paid by or on behalf of the respective borrowers thereunder or otherwise collected as of the close of business on the last day of the related collection period.

     Neither the master servicers nor the trustee will be required to make any monthly debt service advances with respect to a Companion Loan. Neither the holder of a Companion Loan nor any related servicer or any party associated with a securitization of a Companion Loan is required to make any monthly debt service advance with respect to the related underlying mortgage loan or any servicing advance with respect to the related mortgaged real property.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the issuing entity, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     -    a fraction--

               1. the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount, and

               2. the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

     However, there will be no such reduction in any advance for delinquent monthly debt service payments due to an Appraisal Reduction Event at any time after the total principal balance of all classes of series 2007-C4 principal balance certificates (other than the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates) have been reduced to zero.

     Notwithstanding the foregoing, any reduction in advances with respect to the CBA A/B Loan Pairs in accordance with the second preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the entire subject CBA A/B Loan Pair that is allocable to the related CBA A-Note Mortgage Loan. The applicable special servicer will calculate any Appraisal Reduction Amount with respect to the subject CBA A/B Loan Pair in generally the same manner described in this prospectus supplement as if it was an individual underlying mortgage loan and will then allocate that appraisal reduction amount, first, to the related CBA B-Note Companion Loan up to the unpaid principal balance of the CBA B-Note Companion Loan, and then, to the related CBA A-Note Mortgage Loan.

     Neither the master servicers nor the trustee are required to make any monthly debt service advances with respect to a CBA B-Note Companion Loan. The holder of a CBA B-Note Companion Loan is not required to make any monthly debt service advance with respect to the related underlying mortgage loan.

     With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of their own funds or, subject to replacement as and to the extent provided in the series 2007-C4 pooling and servicing agreement, out of funds held in the collection account that are not required to be paid on the series 2007-C4 certificates on the related distribution date.

     If the applicable master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

     The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicers nor the trustee will be obligated to make any monthly debt service advance that, in their judgment or in the judgment of the applicable special servicer, would not ultimately be recoverable out of collections on the related mortgage loan. If a master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it or the applicable special servicer subsequently determines will not be recoverable out of collections on that mortgage loan (such advance, a "Nonrecoverable P&I Advance"), it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the sixth succeeding paragraph, out of general collections on the mortgage pool. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Series 2007-C4 Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement. In making any recoverability determination, the master servicers, the special servicers or the trustee, as applicable, will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgage real property in its "as is" or then current condition and occupancy, as modified by that party's assumptions (in the case of the master servicers or the special servicer, as applicable, consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to that mortgaged real property, to estimate and consider (among other things) future expenses and to estimate and consider (in the case of the applicable master servicer or the applicable special servicer, as the case may be, consistent with the Servicing Standard) (among other things) the timing of recoveries. In addition, any of those persons may update or change its recoverability determination (but not reverse any other person's determination that an advance is non-recoverable) at any time and may obtain from the applicable special servicer any reasonably required analysis, appraisals or market value estimates or other information in such special servicer's possession for such purposes. Absent bad faith, any such determination will be conclusive and binding on the certificateholders, the master servicers, the special servicers and the trustee. The trustee may conclusively rely on the determination of the applicable master servicer and the applicable special servicer regarding the recoverability of any monthly debt service advance, and the applicable master servicer may conclusively rely on the determination of the applicable special servicer regarding the recoverability of any monthly debt service advance.

     Any reimbursement of a Nonrecoverable P&I Advance (including interest accrued thereon) as described above will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2007-C4 certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately for a Nonrecoverable P&I Advance, the master servicers or the trustee, as applicable, may, in their sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described below. In general, such a reimbursement deferral will only be permitted under the series 2007-C4 pooling and servicing agreement if and to the extent that the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool. At any time after such a determination to obtain reimbursement over time in accordance with the second preceding sentence, the applicable master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable P&I Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. The fact that a decision to recover a Nonrecoverable P&I Advance over time, or not to do so, benefits some classes of series 2007-C4 certificateholders to the detriment of other classes of 2007-C4 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2007-C4 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2007-C4 certificateholders.

     In addition, in the event that any monthly debt service advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable P&I Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2007-C4 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as the case may be, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     In addition, to the extent that reimbursements of any Nonrecoverable P&I Advances and/or other above-described monthly debt service advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Nonrecoverable P&I Advances and/or other monthly debt service advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

     Notwithstanding the provisions described in the foregoing paragraphs, to the extent that the trustee or the applicable master servicer is otherwise entitled to obtain immediate reimbursement for any Nonrecoverable P&I Advance at any time as described in those paragraphs and the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool, the trustee or the applicable master servicer must provide not less than 15 days' prior notice of the reimbursement to Moody's and S&P (except in certain circumstances set forth in the series 2007-C4 pooling and servicing agreement).

     The master servicers and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Subject to the discussion in the two preceding paragraphs, interest accrued with respect to any monthly debt service advance on an underlying mortgage loan will be payable out of general collections on the mortgage pool.

     A monthly debt service payment will be assumed to be due with respect to:

     - each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the issuing entity, the sum of (a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO Property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     TRUSTEE REPORTS. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicers and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2007-C4 certificate a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2007-C4 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

                           (a) Such statement (in the form of Exhibit B) will set forth, to the extent applicable:

                                (i) the amount, if any, of such distributions to the holders of each class of principal balance certificates applied to reduce the aggregate certificate balance of such class;

                               (ii) the amount of such distribution to holders of each class of certificates allocable to
                                      (A) interest and (B) Yield Maintenance
                                      Charges;

                              (iii)   the number of outstanding underlying
                                      mortgage loans and the aggregate principal balance and scheduled principal balance of the underlying mortgage loans at the close of business on the related determination date, and any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments;

                               (iv)   the number and aggregate scheduled
                                      principal balance of underlying mortgage loans:

                                      (A)  delinquent 30 to 59 days,

                                      (B)  delinquent 60 to 89 days,

                                      (C)  delinquent 90 days or more,

                                      (D)  as to which foreclosure proceedings
                                           have been commenced, or

                                      (E)  as to which bankruptcy proceedings
                                           have been commenced;

                                (v) with respect to any REO Property included in the issuing entity, the principal balance of the related underlying mortgage loan as of the date of acquisition of the REO Property and the scheduled principal balance of the related underlying mortgage loan;

                               (vi)   as of the related determination date:

                                      (A)  as to any REO Property sold during
                                           the related collection period, the
                                           date of the related determination
                                           by the applicable special servicer
                                           that it has recovered all payments
                                           which it expects to be finally
                                           recoverable and the amount of the
                                           proceeds of such sale deposited
                                           into the collection account, and

                                      (B)  the aggregate amount of other
                                           revenues collected by the
                                           applicable special servicer with
                                           respect to each REO Property during
                                           the related collection period and
                                           credited to the collection account,
                                           in each case identifying such REO
                                           Property by the loan number of the
                                           related underlying mortgage loan;

                              (vii)   the aggregate certificate principal
                                      balance or notional amount of each class of certificates before and after giving effect to the distribution made on such distribution date;

                             (viii)   the aggregate amount of principal
                                      prepayments made during the related
                                      collection period;

                               (ix) the pass-through rate applicable to each class of certificates for such distribution date;

                                (x)   the aggregate amount of servicing fees
                                      paid to the master servicers, any primary servicer and the special servicers;

                               (xi) the amount of unpaid interest, realized losses or expense losses, if any, incurred with respect to the underlying mortgage loans, including a break out by type of such expense losses on an aggregate basis;

                              (xii)   the aggregate amount of advances
                                      outstanding, separately stated, that have been made by the master servicers, the special servicers and the trustee and the aggregate amount of advances made by the master servicers in respect of the non-specially serviced mortgage loans;

                             (xiii) any Appraisal Reduction Amounts effected during the related collection period on a loan-by-loan basis and the total Appraisal Reduction Amounts in effect as of such distribution date;

                              (xiv) the amount on deposit in certain accounts established pursuant to the series 2007-C4 pooling and servicing agreement before and after giving effect to the distribution made on such distribution date;

                               (xv)   the record date for such distribution
                                      date;

                              (xvi) updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term;

                             (xvii)   material breaches of mortgage loan
                                      representations and warranties of which
                                      the trustee, a master servicer or a
                                      special servicer has received written
                                      notice;

                            (xviii) material breaches of any covenants under the series 2007-C4 pooling and servicing agreement of which the trustee, a master servicer or a special servicer has received written notice; and

                              (xix) such other information and in such form as will be specified in the series 2007-C4 pooling and servicing agreement.

                         (b) A report containing information regarding the underlying mortgage loans as of the end of the related collection period, which report will contain substantially the categories of information regarding the underlying mortgage loans presented in Exhibit B and will be presented in a tabular format substantially similar to the format utilized in Exhibit B.

     The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(i), (a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable class.

     Each master servicer will be required to provide the standard CMSA investor reporting package to the trustee on a monthly basis, but due to the time required to collect all the necessary data and enter it onto such master servicer's computer system, the master servicers are not required to provide monthly CMSA reports, other than the CMSA loan periodic update file before the distribution date in August 2007; provided, that no master servicer or special servicer shall be required to prepare or deliver any of the files or reports comprising the CMSA investor reporting package (other than the CMSA loan periodic update file) before the first business day after the third determination date following the closing date, and the trustee shall not be obligated to deliver any such report until provided by a master servicer.

     BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder; provided that you deliver a written certification to the trustee in the form attached to the series 2007-C4 pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential to the extent such information is not available to the general public. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicers, the trustee and the certificate registrar are required to recognize as series 2007-C4 certificateholders only those persons in whose names the series 2007-C4 certificates are registered on the books and records of the certificate registrar.

     INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make this prospectus supplement, the accompanying prospectus, the series 2007-C4 pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard CMSA investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the series 2007-C4 pooling and servicing agreement. In addition, the trustee will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed by the trustee with respect to the issuing entity with the SEC by means of the EDGAR system. The trustee's internet website will initially be located at "http://www.ctslink.com." For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the series 2007-C4 pooling and servicing agreement.

     OTHER INFORMATION. The series 2007-C4 pooling and servicing agreement will obligate the trustee (or, with respect to the items described in the fifth, sixth and seventh bullets below, the master servicers or the special servicers) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee (or to the master servicers or the special servicer) as a prospective transferee (or a licensed or registered investment adviser acting on behalf of any such person) of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     - the series 2007-C4 pooling and servicing agreement, including exhibits, and any amendments to the series 2007-C4 pooling and servicing agreement;

     - all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2007-C4 certificateholders since the date of initial issuance of the offered certificates;

     - all officer's certificates delivered to the trustee by a master servicer and/or a special servicer since the date of initial issuance of the offered certificates, as described under "The Series 2007-C4 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - all accountant's reports delivered to the trustee with respect to a master servicer and/or a special servicer since the date of initial issuance of the offered certificates, as described under "The Series 2007-C4 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - the most recent inspection report with respect to each mortgaged real property securing a mortgage loan prepared by the applicable master servicer or the applicable special servicer and delivered to the trustee as described under "The Series 2007-C4 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     - the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan obtained by a master servicer or a special servicer and delivered to the trustee;

     - the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing a mortgage loan and financial statements of the related borrower collected by the applicable master servicer or the applicable special servicer and delivered to the trustee as described under "The Series 2007-C4 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     - the mortgage files for the mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the trustee (or, for any of the foregoing items that are not kept by the trustee, from the applicable master servicer or the applicable special servicer, as the case may be) upon request. However, the trustee (or the applicable master servicer or applicable special servicer, as the case may be) will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee (or the master servicers or special servicer) may require:

     - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the series 2007-C4 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential and will indemnify the trustee, the master servicers and the special servicers; and

     - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2007-C4 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach.

VOTING RIGHTS

     The voting rights for the series 2007-C4 certificates will be allocated as follows:

     - 99% of the voting rights will be allocated to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P,
          Q and S certificates, in proportion to the respective total principal balances of those classes;

     - 1% of the voting rights will be allocated to the class A-SP and A-X certificates, in proportion to the respective notional amounts of those classes; and

     - 0% of the voting rights will be allocated to the holders of the class R, LR and V certificates.

     Voting rights allocated to a class of series 2007-C4 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     GENERAL. The yield on any offered certificate will depend on--

     -    the price at which the certificate is purchased by an investor, and

     -    the rate, timing and amount of distributions on the certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     -    the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate,

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate, and

     PASS-THROUGH RATES. The pass-through rates on the class , , , , , and certificates will be variable and will be equal to or limited by the Weighted Average Net Mortgage Pass-Through Rate from time to time. The Weighted Average Net Mortgage Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Pass-Through Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Pass-Through Rates. Accordingly, the yields on such class of offered certificates may (or in the case of the class certificates, will) be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

     In addition, through and including the interest accrual period, the pass-through rate for the class A-SP certificates, depending on timing, may vary with changes in the relative sizes of the total principal balances of the class
 ,  ,  ,  ,  ,  , and certificates.

     RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates, and the yield to maturity on the class A-SP certificates will be affected by the rate and timing of principal distributions made in reduction of the total principal balances of the class , , , , , , and certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans and to the extent any such class is a component of the class A-SP certificates, such principal distributions will impact the yield to maturity of the class A-SP certificates. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, pay-downs of mortgage loans due to failure of the related property to meet certain performance criteria or purchases or other removals of underlying mortgage loans from the issuing entity.

     Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Series 2007-C4 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be paid in full on its anticipated repayment date.

     As described in this prospectus supplement, the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1 (and, after the class A-1-A certificates have been reduced to zero, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 2) for each distribution date will be distributable entirely in respect of the class A-1, A-2, A-3, A-4 and A-AB certificates in that order (except that the class A-AB certificates will receive distributions of principal prior to such other classes until the balance thereof has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto), in each case until the total principal balance of that class is reduced to zero, and the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and after the class A-1, A-2, A-3, A-AB and A-4 certificates have been reduced to zero, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 1) for each distribution date will be generally distributable to the class A-1-A certificates. Following retirement of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates, the Total Principal Distribution Amount for each distribution date will be distributable entirely in respect of the remaining classes, entitled to principal, sequentially in alphabetical order of class designation (except that the class A-M certificates are senior to the class A-J certificates), in each such case until the related certificate balance is reduced to zero.

     With respect to the class A-AB certificates, the extent to which the principal balance of the class A-AB certificates has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto, the sensitivity of the class A-AB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which (i) the class A-1, A-2, A-3 and A-4 certificates remaining outstanding with respect to principal attributable to loan group no. 1 and (ii) the class A-1-A, A-1, A-2, A-3 and A-4 certificates remain outstanding with respect to principal attributable to loan group no. 2. In particular, once such classes are no longer outstanding, any remaining portion on any distribution date of the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 and/or the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1, as applicable, will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero. As such, the class A-AB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the class A-1, A-2, A-3, A-4 and A-1-A certificates were outstanding.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, or if you purchase class A-SP certificates, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     -    the amount of distributions on your offered certificates,

     -    the yield to maturity of your offered certificates,

     -    the rate of principal distributions on your offered certificates, and

     -    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if a master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2007-C4 certificates prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2007-C4 certificates.

     In the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee, as the case may be, will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2007-C4 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicers or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     THE EFFECT OF LOAN GROUPS. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2007-C4 certificates, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Similarly, the holders of the class A-1-A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     -    prevailing interest rates;

     -    the terms of those mortgage loans, including--

               1. provisions that impose prepayment lock-out periods or require Yield Maintenance Charges; and

               2.   amortization terms that require balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     -    the quality of management of the mortgaged real properties;

     -    the servicing of those mortgage loans;

     -    possible changes in tax laws;and

     -    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Series 2007-C4 Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the issuing entity is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by U.S. federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificates as a partial prepayment on such mortgage loans without payment of a Yield Maintenance

Charge.For more information regarding these escrows and letters of credit, see the footnotes to Exhibit A-1 to this prospectus supplement.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     -    the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of September , 2007 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     - multiplying the amount of each principal distribution (or, in the case of the class A-SP certificates, application of principal to a reduction in the notional amount) on the certificate by the number of years from the assumed settlement date to the related distribution date;

     -    summing the results; and

     - dividing the sum by the total amount of the reductions in the principal balance (or, in the case of the class A-SP certificates, application of principal to a reduction in the notional amount) of the certificate.

     Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Distribution Amount from underlying mortgage loans in loan group no. 1 for each distribution date will generally be payable FIRST to make distributions of principal to the holders of the class A-AB certificates (until the principal balance of the class A-AB certificates is reduced to the scheduled principal balance set forth on Exhibit E to this prospectus supplement), THEN to the class A-1, A-2, A-3, A-4, A-AB and/or A-1-A certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero. The Total Principal Distribution Amount from underlying mortgage loans in loan group no. 2 for each distribution date will generally be payable FIRST to make distributions of principal to the holders of the class A-1-A certificates, THEN to the class A-AB certificates (until the principal balance of the class A-AB certificates is reduced to the scheduled principal balance set forth on Exhibit E to this prospectus supplement), THEN to the class A-1, A-2, A-3, A-4 and A-AB certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero. In each case, principal distributions will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2007-C4 certificates with principal balances.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     -    the weighted average life of that class, and

     - the percentage of the total initial principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the underlying mortgage loans will differ from the Modeling Assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of total initial principal balances outstanding over time and the weighted average lives of the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M and A-J certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     - the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     - all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     - underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, or prepayable with a Yield Maintenance Charge will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

YIELD SENSITIVITY OF THE CLASS A-SP CERTIFICATES

     The yield to investors on the class A-SP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans. If you are contemplating an investment in the class A-SP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the mortgage loans could result in your failure to recoup fully your initial investment.

     The table set forth below shows pre-tax corporate bond equivalent yields for the class A-SP certificates based on the Modeling Assumptions as set forth herein, and further assuming the specified purchase prices and the indicated levels of CPR. Those assumed purchase prices are--

     - expressed in 32nds as a percentage of the initial total notional amount of the class of A-SP certificates (I.E., means %), and

     -    exclusive of accrued interest.

     The yields set forth in the table below were calculated by:

     - determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the class A-SP certificates, would cause the discounted present value of that assumed stream of cash flows to equal--

               1. each of the assumed purchase prices for that class of certificates, plus

               2. accrued interest at the initial pass-through rate for that class of certificates from and including September 1, 2007 to but excluding the assumed settlement date of September , 2007, which is part of the Modeling Assumptions; and

     - converting those monthly discount rates to corporate bond equivalent rates.

     Those calculations do not take into account variations that may occur in the interest rates at which investors in the class A-SP certificates may be able to reinvest funds received by them as payments on their certificates. Consequently, they do not purport to reflect the return on any investment on the class A-SP certificates when reinvestment rates are considered.

     There can be no assurance that--

     - the mortgage loans or any particular group of mortgage loans will prepay in accordance with the assumptions used in preparing the tables below,

     - the mortgage loans or any particular group of mortgage loans will prepay as assumed at any of the rates shown in the tables below,

     - the mortgage loans or any particular group of mortgage loans will not experience losses,

     - any required prepayment consideration will be collectable or collected in connection with any voluntary of involuntary prepayment,

     - the mortgage loans or any particular group of mortgage loans will not be liquidated during any applicable prepayment lockout period or prepaid or liquidated during any other period that prepayments are assumed not to occur,

     - the ARD Loans will be paid in full on their respective anticipated repayment dates,

     - the cash flows on the class A-SP certificates, as the case may be, will correspond to the cash flows shown in this confidential offering circular, or

     - the purchase price of the class A-SP certificates, as the case may be, will be as assumed.

     It is unlikely that the mortgage loans or any particular group of mortgage loans will prepay as assumed at any of the specified percentages of CPR until maturity or that all of the mortgage loans will so prepay at the same rate. Actual yields to maturity for investors in the class A-SP certificates may be materially different than those indicated in the table below. Timing of changes in rate of prepayments and other liquidations may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and other liquidations is consistent with the expectations of investors. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any class A-SP certificates.

                  PRICE/YIELD TABLE FOR CLASS A-SP CERTIFICATES

             CORPORATE BOND EQUIVALENT (CBE) YIELD OF THE CLASS A-SP
                          CERTIFICATES AT VARIOUS CPRS
                      % PER ANNUM INITIAL PASS-THROUGH RATE
                         $__ TOTAL INITIAL NOTIONAL AMOUNT

                   0% CPR         25% CPR       50% CPR       75% CPR       100% CPR
PRICE (32NDS)*   CBE YIELD %    CBE YIELD %   CBE YIELD %   CBE YIELD %   CBE YIELD %
--------------   ------------   -----------   -----------   -----------   -------------
                       %              %             %             %             %
                       %              %             %             %             %
                       %              %             %             %             %
                       %              %             %             %             %
                       %              %             %             %             %
                       %              %             %             %             %
                       %              %             %             %             %
                       %              %             %             %             %
                       %              %             %             %             %

----------
*    Exclusive of accrued interest.

               THE SERIES 2007-C4 POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2007-C4 certificates will be issued, the issuing entity will be created and the underlying mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of September 1, 2007, by and among us, as depositor, and the master servicers, the special servicers and the trustee.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the series 2007-C4 pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the series 2007-C4 pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The series 2007-C4 pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the series 2007-C4 pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICERS

     GENERAL. There will be four master servicers under the series 2007-C4 pooling and servicing agreement. Set forth below is information regarding the total number of underlying mortgage loans and percentage of the initial mortgage pool balance for which each of those master servicers is responsible.

               NUMBER OF       % OF INITIAL NET
 NAME       MORTGAGE LOANS   MORTGAGE POOL BALANCE
---------   --------------   ---------------------
KRECM            82                  49.0%
Wachovia         84                  37.4%
Midland          23                   8.9%
NCB, FSB         35                   4.6%

     Exhibit A-1 identifies the applicable master servicer for each of the underlying mortgage loans.

     The information set forth in this prospectus supplement concerning each of the master servicers has been provided by it.

     KRECM. KeyCorp Real Estate Capital Markets, Inc. ("KRECM") will be a master servicer under the series 2007-C4 pooling and servicing agreement with respect to 82 of the underlying mortgage loans, representing 49.0% of the initial mortgage pool balance. KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, which is a wholly-owned subsidiary of KeyCorp. KRECM maintains servicing offices at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main Street, Suite 1000, Dallas, Texas 75201.

     KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM's portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

                       LOANS                  12/31/2004  12/31/2005  12/31/2006
-------------------------------------------   ----------  ---------   ----------
By Approximate Number:                            5,345      11,218      11,322
By Approximate Aggregate Principal Balance:
(in billions):                                  $34.094     $73.692     $94.726

     Within this servicing portfolio are, as of December 31, 2006, approximately 9,384 loans with a total principal balance of approximately $70.0 billion that are included in approximately 116 commercial mortgage-backed securitization transactions. KRECM's servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2006, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

     KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. KRECM is on S&P's Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has assigned to KRECM the rating of "STRONG" as a master servicer, primary servicer and special servicer. Fitch has assigned to KRECM the ratings of "CMS1-" as a master servicer, "CPS1-" as a primary servicer and "CSS2+" as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

     No securitization transaction involving commercial mortgage loans in which KRECM was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of KRECM as master servicer, including as a result of KRECM's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     KRECM's servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CMSA format to report to trustees of commercial mortgage-backed securities
(CMBS) transactions and maintains a website (www.Key.com/Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a master servicer.

     Certain duties and obligations of the master servicers and the provisions of the series 2007-C4 pooling and servicing agreement are described in this prospectus supplement under "The Series 2007-C4 Pooling and Servicing Agreement." KRECM's ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described in this prospectus supplement under "--Enforcement of Due-on-Encumbrance and Due-on-Sale Provisions" and "--Modifications, Waivers, Amendments and Consents."

     The master servicers' obligations to make debt service advances and/or servicing advances, and the interest or other fees charged for those advances and the terms of the master servicers' recovery of those advances, are described in this prospectus supplement under "Description of the Offered
Certificates--Advances of Delinquent

Monthly Debt Service Payments" and "The Series 2007-C4 Pooling and Servicing Agreement--Required Appraisals" and "--Servicing and Other Compensation and Payment of Expenses--Servicing Advances." KRECM will not have primary responsibility for the custody of original documents evidencing the underlying mortgage loans. Rather, the trustee acts as custodian of the original documents evidencing the underlying mortgage loans. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent KRECM performs custodial functions as the master servicer, original documents will be maintained in a manner consistent with the Servicing Standard.

     Certain terms of the series 2007-C4 pooling and servicing agreement regarding the master servicers' removal, replacement, resignation or transfer are described in this prospectus supplement under "--Removal, Resignation and Replacement of Servicers; Transfer of Servicing Duties," "--Events of Default" and "--Rights Upon Event of Default." Certain limitations on the master servicers' liability under the series 2007-C4 pooling and servicing agreement are described in this prospectus supplement under "--Liability of the Servicers" and "--Certain Indemnities."

     The manner in which collections on the underlying mortgage loans are to be maintained is described under "--Servicing Under the Series 2007-C4 Pooling and Servicing Agreement" in this prospectus supplement. Generally, all amounts received by KRECM on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KRECM and are then allocated and transferred to the appropriate account described under "--Collection Account" in this prospectus supplement within the time required by the series 2007-C4 pooling and servicing agreement. Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

     KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association's long-term deposits and short-term deposits.

                      S&P   FITCH   MOODY'S
                      ---   -----   -------
Long-Term Deposits     A       A      A-1
Short-Term Deposits   A-1     F1      P-1

     KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the series 2007-C4 pooling and servicing agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the series 2007-C4 certificates. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the series 2007-C4 certificateholders.

     KRECM has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, and (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the applicable special servicer. KRECM's servicing policies and procedures for the servicing functions it will perform under the series 2007-C4 pooling and servicing agreement for assets of the same type included in the series 2007-C4 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM's servicing policies and procedures have been generally consistent for the last three (3) years in all material respects.

     KRECM is, as a master servicer, generally responsible for both master servicing functions and primary servicing functions with respect to the underlying mortgage loans it is obligated to service under the 2007-C4 pooling and servicing agreement. However, KRECM will be permitted to appoint one or more subservicers to perform all or any portion of its primary servicing functions under the series 2007-C4 pooling and servicing agreement, as further described in this prospectus supplement under "--Servicing Under the Series 2007-C4 Pooling and Servicing Agreement." At the request of Column Financial, Inc., one of the mortgage loan sellers, KRECM intends to appoint approximately seven subservicers to perform primary servicing functions for certain underlying mortgage loans or groups of underlying mortgage loans (in each case aggregating less than 10% of the initial mortgage pool balance) pursuant to subservicing agreements that will require and entitle the respective subservicers to handle collections, hold escrow and reserve accounts and respond to and make recommendations regarding assignments and assumptions and other borrower requests. KRECM also intends to enter into an agreement with Column Financial, Inc. to provide limited, non-cashiering servicing functions (such as annual inspections) on certain underlying mortgage loans aggregating more than 10% of the initial mortgage pool balance.

     In addition, KRECM may from time to time perform some of its servicing obligations under the series 2007-C4 pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches or filing UCC financing statements and amendments.

     KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the subservicers that it appoints and any third-party vendors retained by it to perform servicing functions.

     KRECM is not an affiliate of the depositor, the sponsors, the trust, the other master servicers, the special servicers, the trustee, or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

     The information set forth in this prospectus supplement concerning KRECM has been provided by it. KRECM will make no representations as to the validity or sufficiency of the series 2007-C4 pooling and servicing agreement, the series 2007-C4 certificates, the underlying mortgage loans or this prospectus supplement.

     See also the "The Series 2007-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses," "--Enforcement of Due-on-Encumbrance and Due-on-Sale Provisions," "--Modifications, Waivers, Amendments and Consents," "--Required Appraisals," "--Collection Account," "--Inspections; Collection of Operating Information," "--Certain Indemnities" and "--Amendment" below in this prospectus supplement.

     WACHOVIA. Wachovia Bank, National Association ("Wachovia") will act as a master servicer under the series 2007-C4 pooling and servicing agreement with respect to the mortgage loans. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly-owned subsidiary of Wachovia Corporation. Wachovia's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

     Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on McCracken Financial Solutions software. Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

                                                       AS OF        AS OF        AS OF       AS OF
COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS           12/31/2004   12/31/2005   12/31/2006   6/30/2007
-------------------------------------------         ----------   ----------   ----------   ---------
By Approximate Number                                 15,531       17,641       20,725       22,736
By Approximate Aggregate Unpaid Principal Balance
   (in billions)                                     $ 141.3      $ 182.5      $ 262.1      $ 309.4

     Within this portfolio, as of June 30, 2007, are approximately 19,060 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $242.7 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia's servicing portfolio, as of June 30, 2007, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

     Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

     The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

                    APPROXIMATE SECURITIZED
                   MASTER-SERVICED PORTFOLIO  APPROXIMATE OUTSTANDING   APPROXIMATE OUTSTANDING
        DATE              (UPB)*              ADVANCES (P&I AND PPA)*     ADVANCES AS % OF UPB
-----------------  -------------------------  -----------------------   -----------------------
December 31, 2004      $113,159,013,933             $129,858,178                  0.1%
December 31, 2005      $142,222,662,628             $164,516,780                  0.1%
December 31, 2006      $201,283,960,215             $162,396,491                  0.1%

* "UPB" means unpaid principal balance, "P&I" means principal and interest advances and "PPA" means property protection advances.

     Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia's ratings by each of these agencies is outlined below:

                   FITCH    S&P
                   -----   ------
Primary Servicer   CPS2+   Strong
Master Servicer     CMS2   Strong

     The short-term debt ratings of Wachovia are "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch.

     Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

     Wachovia may perform any of its obligations under the through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

     - monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

     -    provision of Strategy and Strategy CS software;

     -    identification, classification, imaging and storage of documents;

     - analysis and determination of amounts to be escrowed for payment of taxes and insurance;

     - entry of rent roll information and property performance data from operating statements;

     -    tracking and reporting of flood zone changes;

     -    tracking, maintenance and payment of rents due under ground leases;

     -    abstracting of insurance requirements contained in loan documents;

     - comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

     - abstracting of leasing consent requirements contained in loan documents;

     -    legal representation;

     - assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

     -    maintenance and storage of letters of credit;

     -    tracking of anticipated repayment dates for loans with such terms;

     - reconciliation of deal pricing, tapes and annexes prior to securitization;

     -    entry of new loan data and document collection;

     -    initiation of loan payoff process and provision of payoff quotes;

     -    printing, imaging and mailing of statements to borrowers;

     -    performance of property inspections;

     - performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

     -    review of financial spreads performed by sub-servicers;

     - review of borrower requests for disbursements from reserves for compliance with loan documents, which requests are subsequently submitted to Wachovia for approval; and

     -    performance of UCC searches and filing of UCCs.

     Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account within the time described in this Memorandum. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

     Wachovia will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent Wachovia performs custodial functions as a Master Servicer, documents will be maintained in a manner consistent with the Servicing Standard.

     The information set forth herein regarding Wachovia has been provided by Wachovia Bank, National Association.

     MIDLAND LOAN SERVICES, INC.. Midland Loan Services, Inc. ("Midland") will act as master servicer with respect to those mortgage loans acquired by us from PNC Bank, National Association and in this capacity will be responsible for the master servicing and administration of such mortgage loans pursuant to the series 2007-C4 pooling and servicing agreement.

     Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association, one of the mortgage loan sellers. Midland is also an affiliate of PNC Capital Markets LLC, one of the underwriters. Midland's principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

     Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities ("CMBS") by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

     Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed and available electronically within Midland's ENTERPRISE!(R) Loan Management System. Furthermore Midland's disaster recovery plan is reviewed annually.

     Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

     No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

     From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (E.G., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

     Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight(R), that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

     As of June 30, 2007, Midland was servicing approximately 24,550 commercial and multifamily mortgage loans with a principal balance of approximately $222 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 17,250 of such loans, with a total principal balance of approximately $149 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

     Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2004 to 2006.

            PORTFOLIO GROWTH -            CALENDAR YEAR END
            MASTER/PRIMARY       (APPROXIMATE AMOUNTS IN BILLIONS)
            ----------------------------------------------------
                                  2004        2005        2006
                               ---------   ---------   ---------
            CMBS                   $70        $104        $139
            Other                  $28         $32         $61
            Total                  $98        $136        $200

     Midland acted as servicer with respect to some or all of the mortgage loans being contributed by its parent company, PNC Bank, prior to their inclusion in the trust.

     NCB, FSB. NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. NCB, FSB, one of the master servicers, is a wholly owned subsidiary of National Consumer Cooperative Bank, one of the special servicers, and has been servicing mortgage loans since 1980. NCB, FSB maintains an office at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. NCB, FSB, together with its parent, National Consumer Cooperative Bank, have securitized over $4.9 billion of commercial and multifamily mortgage loans in 38 public securitization transactions. As of July 31, 2007, NCB, FSB was the master servicer of a portfolio of multifamily and commercial mortgage loans in agency and commercial mortgage-backed securities transactions in the United States totaling approximately $4.24 billion in aggregate outstanding principal balance. Since March 1, 2003, NCB, FSB has made $10,295,798 in servicing advances, of which $9,608,178 have been recovered.

     The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in mortgaged-backed securities transactions in the United States from 2003 to 2005 in respect of which NCB, FSB has acted as master servicer:

                      (AMOUNTS EXPRESSED IN MILLIONS)
                    ------------------------------------
                       2004         2005         2006
                    ----------   ----------   ----------
         CMBS (US)    $2,616       $3,321       $3,397

     NCB, FSB is approved as a master servicer and primary servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch and NCB, FSB's parent, National Consumer Cooperative Bank is approved as a special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. NCB, FSB is on S&P's Select Servicer list as a U.S. Commercial Mortgage Servicer, and S&P has assigned to NCB, FSB the rating of ABOVE AVERAGE as a commercial mortgage servicer and to National Consumer Cooperative Bank a rating of AVERAGE as a commercial mortgage special servicer. Fitch has assigned to NCB, FSB the ratings of CMS2- as a master servicer, CPS1- as a primary servicer and to National Consumer Cooperative Bank the rating of CSS3 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history. NCB, FSB has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements and servicing standards. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer and transferring a loan to a special servicer in accordance with the applicable servicing agreements.

     No securitization transaction involving mortgage loans in which NCB, FSB was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of NCB, FSB as master servicer, including as a result of NCB, FSB's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     NCB, FSB utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, updates transaction data and generates various account reports.

     NCB, FSB periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. NCB, FSB may engage third-party vendors to provide certain support, expertise, legal counsel and/or technology. All of such third-party vendors are monitored in compliance with internal standards and procedures and applicable law. In addition, NCB, FSB maintains a staff and, from time to time, may engage third-party vendors, to collect and review insurance policies and/or certificates relating to the coverage required under the mortgage documents. To the extent NCB, FSB performs custodial functions as the master servicer, documents are maintained in a manner consistent with the Servicing Standard.

     The information provided in this prospectus supplement concerning each servicer has been provided by it.

     See also the "Series 2007-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses," "--Enforcement of Due-on-Encumbrance and Due-on-Sale Provisions," "--Modifications, Waivers, Amendments and Consents," "--Required Appraisals," "--Collection Account," "--Inspections; Collection of Operating Information," "--Certain Indemnities" and "--Amendment" below in this prospectus supplement.

THE PRIMARY SERVICER

     No primary servicer with respect to the series 2007-C4 mortgage pool, other than Column Financial, Inc., will service mortgage loans representing 10% or more of the initial mortgage pool balance.

     Column Financial, Inc. ("Column") will act as a non-cashiering primary servicer for twenty-four (24) mortgage loans in the issuing entity (the "Column Serviced Loans"), collectively representing 10.2% of the initial mortgage pool balance, that were originated or acquired by Column. Column is one of the sponsors, one of the mortgage loan sellers and an affiliate of the depositor and of one of the underwriters. The principal servicing offices of Column are located at 3414 Peachtree Road N.E., Suite 1140, Atlanta, Georgia 30326. See "Description of the Sponsors and Mortgage Loan Sellers" in this prospectus supplement and "The Sponsor" in the accompanying prospectus for additional information regarding Column.

     On August 31, 2006, Column launched its program for servicing commercial and multifamily loans, including loans securitized in mortgage-backed securitization transactions. As part of this program, Column entered into a sub-servicing agreement (the "Centerline Subservicing Agreement") with Centerline Servicing Inc. (formerly known as ARCap Servicing, Inc.) ("Centerline"), pursuant to which Centerline is generally responsible for performing all routine, non-discretionary servicing obligations with respect to the mortgage loans in Column's servicing portfolio. Under the Centerline Subservicing Agreement, Centerline is required to consult with Column regarding certain discretionary servicing matters, as specifically outlined and in accordance with the procedures set forth therein. Centerline is not an affiliate of the depositor, the trustee, the issuing entity or any of the sponsors or mortgage loan sellers identified in this prospectus supplement.

     As of September 2007, 24 loans (including the Column Serviced Loans), with an aggregate original principal balance of $218,997,608, were being serviced under the sub-servicing arrangement described in the foregoing paragraph. Over time, Column expects its servicing portfolio to include loans secured by multifamily, office, retail, hospitality, industrial and other types of income-producing properties.

     Column has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards. Column intends to update its servicing policies and procedures periodically to keep pace with the changes in the commercial mortgage-backed securities industry. Column is not currently rated as a primary servicer or master servicer by any rating agency.

     Column has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards. Column intends to update its servicing policies and procedures periodically to keep pace with the changes in the commercial mortgage-backed securities industry. Column is not currently rated as a primary servicer or master servicer by any rating agency.

     Column will act as a non-cashiering primary servicer with respect to the Column Serviced Loans pursuant to a primary servicing agreement with KRECM. In general, Column's obligations under the primary servicing agreement will be performed by Centerline pursuant to the Centerline Subservicing Agreement described above. Under the primary servicing agreement, Column, as primary servicer for the Column Serviced Loans, will be required to act as the point of contact for the related borrowers with respect to certain servicing duties of the master servicers described under "The Series 2007-C4 Pooling and Servicing Agreement--Servicing Under the Series 2007-C4 Pooling and Servicing Agreement" in this prospectus supplement.

     The primary servicing agreement will require Column (as primary servicer) to perform its servicing obligations in a manner which is consistent with the series 2007-C4 pooling and servicing agreement. In consideration of the performance of its servicing obligations, Column (as primary servicer) will be paid a servicing fee that is included in the administrative fee rate for the Column Serviced Loans, as set forth on Annex A-1. In addition, Column will be entitled to the additional compensation described under "The Series 2007-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" with respect to the Column Serviced Loans.

     Column's obligations under the primary servicing agreement include, but are not limited to (in each case, in accordance with the terms of the primary servicing agreement and the series 2007-C4 pooling and servicing agreement):

     - collecting and delivering to the master servicers copies of periodic inspection reports, operating statements, rent rolls and other financial statements required under the 2007-C4 pooling and servicing agreement in respect of the Column Serviced Loans;

     - processing defeasance requests, modifications, requests for assumptions and transfers of interest in the related borrower or related mortgaged property and requests for subordinate financing in respect of the Column Serviced Loans; and

     - providing to the certificateholders, the depositor, the trustee, the special servicer, the series 2007-C4 controlling class representative and the master servicers access to certain information regarding the Column Serviced Loans.

     Column may also exercise some custodial responsibility with respect to the Column Serviced Loans and may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise, including custody of any applicable letters of credit. To the extent Column performs custodial functions as servicer, documents will be maintained in a secure location.

     In addition, unless an event of default under the primary servicing agreement occurs or the series 2007-C4 pooling and servicing agreement is terminated, the primary servicing agreement will remain in full force and effect until all of the Column Serviced Loans are repaid, repurchased or liquidated or the related mortgaged properties become REO property. Events of default under the primary servicing agreement include, but are not limited to:

     - the failure of Column (as primary servicer) to perform in any material respect its obligations under the primary servicing agreement which failure is not cured within the period set forth in the primary servicing agreement,

     - a breach by Column (as primary servicer) of any representation or warranty contained in the primary servicing agreement which materially and adversely affects the interests of any class of certificates or the master servicers which breach is not cured within the period set forth in the primary servicing agreement,

     -    certain events of bankruptcy or insolvency involving Column, and

     - any action or inaction by Column with respect to its servicing obligations, which action or inaction has caused a master servicer event of default under the series 2007-C4 pooling and servicing agreement.

     Upon the occurrence and continuance of an event of default by Column under the primary servicing agreement, KRECM may (but is not required to) terminate the rights and obligations of Column under the primary servicing agreement. KRECM is also authorized under the primary servicing agreement to waive any event of default under the primary servicing agreement. In addition, the primary servicing agreement provides that Column may resign from its obligations and duties as primary servicer thereunder. In the event that Column is terminated or resigns as primary servicer under the primary servicing agreement (or if the parties otherwise agree to terminate the primary servicing agreement), KRECM will be required to itself perform its servicing responsibilities under the series

2007-C4 pooling and servicing agreement with respect to the Column Serviced Loans until a new primary servicer, if any, is appointed by KRECM with respect to such mortgage loans. Any successor primary servicer is required to transact business in the states in which the related mortgaged properties are located, if required by applicable law.

THE SPECIAL SERVICERS

     ING CLARION PARTNERS, LLC

     ING Clarion Partners, LLC ("Clarion"), a New York limited liability company, is the U.S. arm of ING Real Estate. ING Real Estate is an affiliate of ING Group. Clarion will initially be appointed as special servicer of the mortgage loans under the series 2007-C4 pooling and servicing agreement. The principal executive offices of Clarion are located at 230 Park Avenue 12th Floor New York, New York 10169 and its telephone number is (212) 883-2500. Clarion, through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

     - acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

     -    investing in high-yielding real estate loans; and

     - investing in, and managing as special servicer, unrated and non-investment grade rated securities issued pursuant to commercial mortgage-backed securitization ("CMBS") transactions.

     Clarion and its affiliates have substantial experience in working out loans and have been engaged in investing and managing commercial real estate assets for over 24 years and servicing CMBS assets for over 9 years. Clarion acted as special servicer with respect to: (a) 14 domestic CMBS pools containing 1,295 loans as of December 31, 2004, with a then-current face value in excess of $14.7 billion; (b) 16 domestic CMBS pools containing 1,687 loans as of December 31, 2005, with a then-current face value in excess of $18.3 billion; and (c) 18 domestic CMBS pools containing 2,070 loans as of December 31, 2006, with a then-current face value in excess of $24.4 billion. Additionally, in the past three years, Clarion has resolved over $250 million of U.S. commercial and multifamily loans.

     Generally, Clarion or one of its affiliates seeks investments where it has the right to appoint Clarion as the special servicer. Clarion and its affiliates have 10 regional offices and manage over 935 investments in 65 markets throughout the U.S., which equates to over 35 million square feet of commercial space under direct property management and over 45,000 multifamily units.

     As of December 31, 2006, Clarion had 15 employees responsible for the special servicing of commercial real estate assets, of which 4 employees worked almost full-time on special servicing and 11 employees had part-time responsibilities in special servicing. As of December 31, 2006, Clarion and its affiliates specially service a portfolio which included approximately 2,070 assets throughout the 50 United States, the District of Columbia and Puerto Rico with a then-current face value in excess of $24.4 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the certificates. Accordingly, the assets of Clarion and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the mortgage loans for tenants, purchasers, financing and so forth. Clarion does not service or manage any assets other than commercial and multifamily real estate assets.

     Clarion has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. During the past three (3) years, policies and procedures of special servicing at Clarion have been modified to incorporate the development of an Intranet-based infrastructure. Clarion has recognized that technology can greatly improve its performance as a special servicer, and the IT-based infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for improved accuracy, efficiency, transparency, monitoring and controls.

     Clarion occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. Clarion does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2007-C4 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the certificates. Clarion does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer.

     Clarion will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Clarion may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Clarion has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Clarion or of which any of its property is the subject, that is material to the certificateholders. Clarion is not an affiliate of the depositor, the sponsors, the issuing entity, the master servicers, the trustee or any originator of any of the mortgage loans identified in this prospectus supplement.

     There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between Clarion or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party--apart from the subject securitization transaction--between Clarion or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor's understanding of the offered certificates.

     No securitization transaction involving commercial or multifamily mortgage loans in which Clarion was acting as special servicer has experienced an event of default as a result of any action or inaction performed by Clarion as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Clarion with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Clarion was acting as special servicer.

     From time to time, Clarion and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Clarion does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as special servicer.

     NATIONAL CONSUMER COOPERATIVE BANK

     If and when necessary, National Consumer Cooperative Bank ("NCCB"), a federally chartered corporation, will act as special servicer with respect to the underlying mortgage loans as to which NCB, FSB is the applicable master servicer, as well as any related foreclosure properties. NCCB's principal place of business is 2011 Crystal Drive, Suite 800, Arlington, VA 22202.

     NCCB and its affiliates have been involved in servicing mortgage loans since 1980. As of July 31, 2007, NCCB was named the special servicer on 41 CMBS transactions encompassing 1,970 loans with a balance of $4.29 billion. The portfolios include office, retail, multifamily (including residential cooperative), hospitality, industrial and other types of income producing properties.

     NCCB and its affiliates rely on its people, processes and technology to effectively manage specially serviced assets under its administration. NCCB and its affiliates have a special servicer rating of "CSS3" from Fitch and "Average" from Standard and Poor's. With an average of 20 years of experience, NCCB's servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. NCCB takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the owner.

     All actions to cure default are made in conjunction with the set terms and conditions as set forth in the loan documents and respective pooling and servicing agreement. NCCB and its affiliates have adopted policies, procedures and quality control measures in accordance with all applicable servicing agreements and servicing standards. These policies, procedures and quality control measures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event. NCCB and its affiliates have not engaged or plan to engage any third party servicers to perform on its behalf any of its duties with respect to series 2007-C4 securitization transaction.

     No securitization transaction involving mortgage loans in which NCCB and its affiliates were acting as special servicer has experienced an event of default as a result of any action or inaction of NCCB as special servicer, including as a result of NCCB's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     The information provided in this prospectus supplement concerning each special servicer has been provided by it.

LIABILITY OF THE SERVICERS

     The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by the master servicers or the special servicers. In addition, the master servicers and the special servicers will be under no liability to the issuing entity, the other parties thereto or the certificateholders for any action taken, or not taken, in good faith pursuant to the series 2007-C4 pooling and servicing agreement or for errors in judgment; provided, however, that the master servicers and the special servicers will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their respective obligations or duties thereunder or by reason of negligent disregard of such obligations and duties. Moreover, the master servicers and the special servicers will be entitled to indemnification by the issuing entity against any loss, liability or expense incurred in connection with any claim, proceeding or other action that relates to the series 2007-C4 pooling and servicing agreement, the underlying mortgage loans or the certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their respective obligations or duties under the series 2007-C4 pooling and servicing agreement, by reason of negligent disregard of such obligations or duties, or in the case of the depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law. The master servicers and special servicers also will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage and deductible amounts, conditions, exclusions and exceptions permitted by the series 2007-C4 pooling and servicing agreement.

REMOVAL, RESIGNATION AND REPLACEMENT OF SERVICERS; TRANSFER OF SERVICING DUTIES

     If an event of default occurs and remains unremedied with respect to a master servicer or a special servicer under the series 2007-C4 pooling and servicing agreement, then, in each and every such case, so long as the event of default remains unremedied, the trustee, will be authorized to, and at the written direction of certificateholders entitled to not less than 25% of the voting rights, will, terminate all of the obligations and rights of the applicable master servicer or the applicable special servicer, as the case may be, under the series 2007-C4 pooling and servicing agreement and in and to the assets of the issuing entity, other than any rights the defaulting party may have (a) as a series 2007-C4 certificateholder, or (b) accrued prior to such termination in respect of any unpaid servicing fees and other compensation, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the applicable master servicer or the applicable special servicer, as the case may be, under the series 2007-C4 pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor to the applicable master servicer or the applicable special servicer, as the case may be, under the series 2007-C4 pooling and servicing agreement.

     In some cases, the successor to a master servicer may be determined by a "request for proposal" and bid process. If the trustee is unwilling or unable so to act in accordance with the foregoing procedures or a successor servicer is not approved by each rating agency, the trustee may (or, at the written request of certificateholders entitled to not less than 51% of the voting rights, it will be required to), appoint, or petition a court of competent jurisdiction to appoint as successor to such master servicer or such special servicer, as applicable, any established mortgage loan servicing institution or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates by such rating agency.

     In connection with such appointment and assumption of a successor to a master servicer or a special servicer as described herein, subject to the right of the predecessor master servicer or special servicer to retain certain fees earned by it prior to the subject event of default and the right of a predecessor master servicer, in certain circumstances, to retain the Excess Servicing Strip and certain primary servicing fees, the trustee may make such arrangements for the compensation of such successor out of payments on the underlying mortgage loans as it and such successor agree. However, no such compensation with respect to a successor master servicer or successor special servicer, as the case may be, will be in excess of that paid to the terminated master servicer or special servicer, as the case may be, under the series 2007-C4 pooling and servicing agreement. If no successor can be obtained for such compensation, then, subject to approval by the rating agencies, additional amounts will be paid to such successor and such amounts in excess of that paid to the terminated master servicer or special servicer, as the case may be, will be treated as Additional Trust Fund Expenses. The trustee, the master servicers, the special servicers and such successor are required to take such action, consistent with the series 2007-C4 pooling and servicing agreement, as will be necessary to effectuate any such succession. Any reasonable costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under the series 2007-C4 pooling and servicing agreement will be required to be borne by the predecessor master servicer or special servicer.

     If a master servicer or special servicer, as the case may be, is terminated pursuant to the terms of the series 2007-C4 pooling and servicing agreement, it is required to promptly provide the trustee with all documents and records requested by it to enable the trustee to assume a master servicer's or special servicer's, as the case may be, functions thereunder, and is required to reasonably cooperate with the trustee in effecting the termination of a master servicer's or special servicer's, as the case may be, responsibilities and rights under the series 2007-C4 pooling and servicing agreement, including, without limitation, the prompt transfer to the trustee for administration by it of all cash amounts which are at the time, or should have been, credited by the applicable master servicer to the collection account or any other account held by it on account of the underlying mortgage loans or credited by the applicable special servicer to an REO account, as the case may be, or which thereafter are received with respect to any underlying mortgage loan or any REO Property (in each case, net of amounts then due to the master servicers or the special servicer).

THE TRUSTEE

     Wells Fargo Bank, N.A. ("Wells Fargo") will act as the trustee and custodian to the Credit Suisse Commercial Mortgage Trust Series 2007-C4 pursuant to the series 2007-C4 pooling and servicing agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicers and the special servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

     Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgaged-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2006, Wells Fargo was acting as trustee on more than 285 series of commercial mortgage-backed securities with an aggregate principal balance of over $290 billion.

     In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three (3) years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

     Wells Fargo Bank's assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2006, furnished pursuant to
Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

     The trustee under the series 2007-C4 pooling and servicing agreement is required at all times to be, and will be required to resign if it fails to be,
(i) a corporation, national bank, trust company or national banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the series 2007-C4 pooling and servicing agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by S&P and Fitch and "Aa3" or higher by Moody's (or such entity as would not, as evidenced in writing by such rating agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then current ratings then assigned thereby to any class of series 2007-C4 certificates) and may not be an affiliate of the depositor, a master servicer or a special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicers or the special servicer, as the case may be).

     In its capacity as custodian, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the series 2007-C4 certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2006, Wells Fargo was acting as custodian of more than 43,000 commercial mortgage loan files.

     In addition, Wells Fargo has served as loan file custodian for various mortgage loans owned by Column Financial, Inc., including for mortgage loans included in the issuing entity. The terms of the custodial agreement provided by Wells Fargo are customary for the commercial mortgage-backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files. The terms of the series 2007-C4 pooling and servicing agreement with respect to the custody of the mortgage loans supersede any such custodial agreement.

     Under the terms of the series 2007-C4 pooling and servicing agreement, the trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the trustee is responsible for the preparation of all REMIC and grantor trust tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D (in regard to distribution and pool performance information), current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 360 series of commercial mortgage-backed securities, and, as of December 31, 2006, was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

     There have been no material changes to Wells Fargo's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

     In the past three (3) years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee will be permitted at any time to resign from its obligations and duties under the series 2007-C4 pooling and servicing agreement by giving written notice to the depositor. Upon receiving a notice of resignation, the depositor will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee has accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time the trustee ceases to be eligible to continue as the trustee under the series 2007-C4 pooling and servicing agreement, or if at anytime the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates entitled to at least 51% of the voting rights may at any time, without cause, remove the trustee under the series 2007-C4 pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

     See "--Rights Upon Event of Default," "--Matters Regarding the Trustee," and "--Certain Indemnities" in this prospectus supplement and "Resignation and Removal of the Trustee" in the accompanying prospectus.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans, without recourse, to the trustee for the benefit of the holders of the series 2007-C4 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE SERIES 2007-C4 POOLING AND SERVICING AGREEMENT

     Each master servicer and each special servicer must service and administer the mortgage loans and any REO Properties owned by the issuing entity for which it is responsible, directly or through sub-servicers, in accordance with--

     -    any and all applicable laws,

     - the express terms of the series 2007-C4 pooling and servicing agreement,

     - the express terms of the respective underlying mortgage loans and any applicable intercreditor, and

     -    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicers will be responsible for the servicing and administration of--

     - all mortgage loans in the issuing entity as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the issuing entity as to which no new Servicing Transfer Event has occurred.

     In the case of a number of underlying mortgage loans, it is expected that the master servicers will perform some or all of their servicing duties through sub-servicers that cannot be terminated, including by a successor master servicer, except for cause.

     In general, subject to specified requirements and certain consents and approvals of the Series 2007-C4 Directing Certificateholder and/or the holder of any related CBA B-Note Companion Loan, as applicable, contained in the series 2007-C4 pooling and servicing agreement, the special servicers will be responsible for the servicing and administration of each mortgage loan in the issuing entity as to which a Servicing Transfer Event has occurred and is continuing. It will also be responsible for the administration of each REO Property in the issuing entity.

     Despite the foregoing, the series 2007-C4 pooling and servicing agreement will require the applicable master servicer:

     - to continue to receive payments and, subject to the applicable master servicer's timely receipt of information from the applicable special servicer, prepare all reports to the trustee required with respect to any specially serviced assets; and

     - otherwise, to render other incidental services with respect to any specially serviced assets.

     None of the master servicers nor the special servicers will have responsibility for the performance by the other of its respective obligations and duties under the series 2007-C4 pooling and servicing agreement, unless the same party acts in both capacities.

     The master servicers will transfer servicing of a mortgage loan in the issuing entity to the applicable special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist and that mortgage loan has become a Corrected Mortgage Loan.

     In the case of a number of the underlying mortgage loans, the master servicers will perform some or all of their servicing duties through primary servicers that cannot be terminated, including by a successor to a master servicer, except for cause.

     CBA B-NOTE COMPANION LOANS. The CBA B-Note Companion Loans will not be included in the issuing entity, and references in this prospectus supplement to "underlying mortgage loans" do not include the CBA B-Note Companion Loans. Each CBA B-Note Companion Loan will, however, be serviced under the series 2007-C4 pooling and servicing agreement by the appropriate master servicer or special servicer if a CBA A/B Material Default has occurred and is continuing under the related CBA A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the corresponding master servicing fees.

     A master servicing fee:

     - will be earned with respect to each and every underlying mortgage loan including (without duplication)--

          1.   each specially serviced mortgage loan, if any,

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property,

          3. each mortgage loan, if any, as to which defeasance has occurred, and

     -    in the case of each underlying mortgage loan will--

               1. be calculated on the same interest accrual basis as that mortgage loan,

               2. accrue at a master servicing fee rate ranging from 0.01% to 0.08% per annum (exclusive of any primary servicing fee),

               3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

               4. be payable monthly from amounts received with respect to interest on that mortgage loan (or if not so paid, will remain outstanding).

     Each master servicer will also be entitled to a primary servicing fee with respect to those underlying mortgage loans for which it is the primary servicer and with respect to the CBA B-Note Companion Loans for which it is the primary servicer. Each primary servicer will also be entitled to a primary servicing fee with respect to those underlying mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues will be the rate, net of the master servicing fee and the trustee fee set forth in the table entitled "Additional Mortgage Loan Information" (under the heading "Servicing Fees and Trustee Fees") included on Exhibit A-1 of this prospectus supplement.

     As of the date of initial issuance of the series 2007-C4 certificates, the weighted average total servicing fee (the master servicing fee plus primary servicing fee) for the mortgage pool will be 0.02734% per annum.

     If any master servicer resigns or is terminated as a master servicer, then it will be entitled to retain the related Excess Servicing Strip except to the extent that any portion of such Excess Servicing Strip is needed to compensate any replacement master servicer for assuming such master servicer's duties, as a master servicer under the series 2007-C4 pooling and servicing agreement. An initial master servicer will be entitled to transfer any such Excess Servicing Strip that may be retained by it in connection with its resignation or termination. In the event that a master servicer resigns or is terminated as primary servicer, it will be entitled to retain its primary servicing fee with respect to those mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee due to such master servicer is needed to compensate any replacement primary servicer, if any, for assuming the duties of such master servicer as primary servicer under the series 2007-C4 pooling and servicing agreement. In some cases, a master servicer may be terminated as the master servicer but will be entitled to remain as a primary servicer.

     PREPAYMENT INTEREST SHORTFALLS. The series 2007-C4 pooling and servicing agreement provides that, if any Prepayment Interest Shortfall is incurred with respect to an underlying mortgage loan by reason of a master servicer's acceptance of any principal prepayment by the related borrower of such underlying mortgage loan during any collection period (other than Prepayment Interest Shortfalls resulting from a principal prepayment accepted by a master servicer (i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (provided that the such master servicer or such special servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, (v) at the request of or with the consent of the Series 2007-C4 Directing Certificateholder or (vi) as permitted by the related loan documents), then such master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     - the total amount of those Prepayment Interest Shortfalls with respect to the mortgage loans serviced by such master servicer; and

     - the sum of (i) an amount equal to that portion of the master servicing fee collected during that collection period by such master servicer that is calculated at 0.01% per annum, and (ii) the total amount of Prepayment Interest Excesses collected with respect to the mortgage loans serviced by such master servicer during the subject collection period provided, however, that subject to certain exceptions set forth in the pooling and servicing agreement, if a Prepayment Interest Shortfall occurs as a result of the master servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments, then, such amount shall be an amount equal to 100% of the master servicing fee up to the amount of such Prepayment Interest Shortfall collected during that collection period by such master servicer.

     Each master servicer may retain, as additional compensation, any such Prepayment Interest Excesses that are not needed to accomplish such offset.

     Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls, and any Prepayment Interest Excesses applied to offset Prepayment Interest Shortfalls, will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage loans serviced by such master servicer during any collection period exceeds the sum of--

     - any payments made by such master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls, and

     - any Prepayment Interest Excesses applied to offset those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest bearing classes of the series 2007-C4 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     No master servicer will make payments to cover, or apply Prepayment Interest Excesses received on the underlying mortgage loans for which it is the applicable master servicer to offset, Prepayment Interest Shortfalls incurred with respect to underlying mortgage loans for which it is not the applicable master servicer.

     PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to each special servicer with respect to its special servicing activities will be--

     -    the corresponding special servicing fees,

     -    the corresponding work-out fees, and

     -    the corresponding liquidation fees.

     Special Servicing Fee. A special servicing fee:

     -    will be earned with respect to--

               1. each underlying mortgage loan, if any, that is being specially serviced, and

               2. each underlying mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

     - in the case of each underlying mortgage loan described in the foregoing bullet, will--

               1. be calculated on the same interest accrual basis as that mortgage loan,

               2. accrue at a special servicing fee rate of 0.35% per annum, subject to a $4,000 minimum per loan per month, and

               3. accrue on the Stated Principal Balance of that mortgage loan outstanding from time to time; and

     - will be payable monthly from general collections on all the mortgage loans in, and any REO Properties that are on deposit in the master servicers' collection account from time to time.

     No special servicing fees in respect of a CBA B-Note Companion Loan will be payable out of collections on the mortgage pool.

     Work-out Fee. Each special servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the issuing entity that has been worked out by it. The work-out fee will be payable out of, and will be calculated by application of a work-out fee rate of 1.0% to, each payment of interest, other than Default Interest, and principal (including scheduled payments, prepayments, balloon payments, payments at maturity and payments resulting from a partial condemnation) received on the mortgage loan for so long as it remains a worked-out mortgage loan. The work-out fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new work-out fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If a special servicer is terminated or resigns, it will retain the right to receive any and all work-out fees payable with respect to underlying mortgage loans that were (or were close to being) worked out by it during the period that it acted as a special servicer and as to which no new Servicing Transfer Event had occurred as of the time of that termination. The successor special servicer will not be entitled to any portion of those work-out fees.

     Although work-out fees are intended to provide a special servicer with an incentive to better perform its duties, the payment of any work-out fee will reduce amounts payable to the series 2007-C4 certificateholders. No work-out fees in respect of a CBA B-Note Companion Loan will be payable out of collections on the mortgage pool.

     Liquidation Fee. The applicable special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower. The applicable special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the issuing entity as to which it receives any liquidation proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any worked-out mortgage loan in the issuing entity for a material breach of representation or warranty or a material document defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO Property in the issuing entity, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of liquidation expenses.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with--

     - the repurchase or replacement of any underlying mortgage loan in the issuing entity for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (and any applicable extension thereof),

     - the purchase of any Defaulted Loan by a special servicer or the Series 2007-C4 Directing Certificateholder, as described under "--Realization Upon Mortgage Loans" below,

     - the purchase of any CBA A-Note Mortgage Loan by the holder of the related CBA B-Note Companion Loan, pursuant to the related CBA A/B Intercreditor Agreement, as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" above, within 90 days of that CBA A-Note Mortgage Loan becoming specially serviced,

     - the purchase of an underlying mortgage loan by a mezzanine lender, pursuant to the related mezzanine loan intercreditor agreement within 90 days of such underlying mortgage loan becoming specially serviced to the extent not collected from the related mezzanine lender pursuant to the related intercreditor agreement and the series 2007-C4 pooling and servicing agreement,

     - the purchase of all of the mortgage loans and REO Properties in the issuing entity by any master servicer, any special servicer or any single certificateholder or group of certificateholders of the series 2007-C4 controlling class in connection with the termination of the issuing entity, as described under "--Termination,"

     - following the date on which the total principal balance of the offered certificates is reduced to zero, the exchange of all the remaining series 2007-C4 certificates for all the remaining mortgage loans and REO Properties in the issuing entity, as described under "--Termination" below.

     Although liquidation fees are intended to provide a special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2007-C4 certificateholders. No liquidation fees in respect of any CBA B Note Companion Loan will be payable out of collections on the mortgage pool.

     SPECIAL SERVICING COMPENSATION WITH RESPECT TO THE CBA B-NOTE COMPANION LOANS. The applicable special servicer will be entitled to such compensation with respect to each CBA B-Note Companion Loan as is provided under the applicable CBA A/B Intercreditor Agreement; provided that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2007-C4 certificateholders with respect to the related CBA A-Note Mortgage Loan.

     ADDITIONAL SERVICING COMPENSATION. Each master servicer may retain, as additional compensation, any Prepayment Interest Excesses received with respect to the underlying mortgage loans serviced by it, but only to the extent that such Prepayment Interest Excesses are not needed to offset Prepayment Interest Shortfalls, as described under "--Prepayment Interest Shortfalls" above.

     In addition, the following items collected on the mortgage loans in the issuing entity will be allocated between the applicable master servicer and the applicable special servicer as additional compensation in accordance with the series 2007-C4 pooling and servicing agreement:

     - any late payment charges and Default Interest actually collected on mortgage loan and that are not otherwise applied--

               1. to pay the applicable master servicer, the applicable special servicer or the trustee, as the case may be, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

               2. to reimburse the issuing entity for any unreimbursed interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the applicable master servicer, the applicable special servicer or the trustee, as the case may be, from a source of funds other than late payment charges and Default Interest collected on that mortgage loan, or

               3. to reimburse the issuing entity for any other expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Default Interest and/or late payment charges collected on that mortgage loan, would be an Additional Issuing Entity Expense, and

               4. any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicers will be authorized to invest or direct the investment of funds held in the collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Accounts" below. The master servicers--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit.

     Generally, the master servicers will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, provided that they may be obligated if certain requirements in the series 2007-C4 pooling and servicing agreement are not complied with.

     The special servicers will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Realization Upon Mortgage Loans--REO Account" below. The special servicers--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the special servicer's benefit.

     Generally, a special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account, provided that it may be obligated if certain requirements in the series 2007-C4 pooling and servicing agreement are not complied with.

     SERVICING ADVANCES. With respect to each underlying mortgage loan, in accordance with the Servicing Standard, the applicable master servicer will be obligated, if and to the extent necessary, to advance all such amounts as are necessary to pay, among other things, (a) ground rents, if applicable, with respect to the related mortgaged real property, (b) premiums on insurance policies with respect to the related mortgaged real property, (c) operating, leasing, managing and liquidation expenses for the related mortgaged real property after it has become an REO property, (d) the cost of environmental inspections with respect to the related mortgaged real property, (e) real estate taxes, assessments and other items that are or may become a lien on the related mortgaged real property, (f) the costs of any enforcement or judicial proceedings with respect to that mortgage loan, including foreclosure and similar proceedings, and (g) the cost of appraisals required under the series 2007-C4 pooling and servicing agreement with respect to the related mortgaged real property.

     In general, any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by a master servicer or a special servicer in connection with the servicing of an underlying mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the issuing entity, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The applicable special servicer will request the applicable master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis). The applicable special servicer must make the request a specified number of days prior to when the subject advance is required to be made. The applicable master servicer must make the requested servicing advance within a specified number of days following such master servicer's receipt of the request. The applicable special servicer will be required to provide the applicable master servicer any information in its possession as that such master servicer may reasonably request to enable that applicable master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property.

     To the extent that a master servicer fails to make a servicing advance that it is required to make under the series 2007-C4 pooling and servicing agreement and a responsible officer of the trustee has been notified in writing of such failure, the trustee will make such servicing advance pursuant to the series 2007-C4 pooling and servicing agreement no later than one business day following that master servicer's failure to make such servicing advances by expiration of the 15-day cure period in the definition of a master servicer event of default.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, neither the trustee nor any master servicer will be obligated to make servicing advances that, in the judgment of that party or in the judgment of the special servicer, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If a master servicer or the trustee makes a servicing advance with respect to any mortgage loan (or any related CBA B-Note Companion Loan) or related REO Property that they subsequently determine is not recoverable from expected collections on that mortgage loan or REO Property (any such servicing advance, a "Nonrecoverable Servicing Advance"), it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage pool. In making any recoverability determination, the applicable master servicer, the applicable special servicer or the trustee, as the case may be, will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgage real property in its "as is" or then current condition and occupancy, as modified by that party's assumptions (in the case of the applicable master servicer or the special servicer, as applicable, consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to that mortgaged real property, to estimate and consider (among other things) future expenses and to estimate and consider (in the case of the applicable master servicer or the applicable special servicer, as the case may be, consistent with the Servicing Standard) (among other things) the timing of recoveries. In addition, any of those persons may update or change its recoverability determination (but not reverse any other person's determination that an advance is non-recoverable) at any time and may obtain from the applicable special servicer any reasonably required analysis, appraisals or market value estimates or other information in such special servicer's possession for such purposes. Absent bad faith, any such determination will be conclusive and binding on the certificateholders, the applicable master servicer, the applicable special servicer and the trustee. The trustee may conclusively rely on the determination of the master servicers and special servicers regarding the recoverability of any servicing advance and the applicable master servicer may conclusively rely on the determination of the applicable special servicer regarding the recoverability of any servicing advance.

     Any reimbursement of a Nonrecoverable Servicing Advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage loans that are on deposit in the collection account (thereby reducing the amount of principal otherwise distributable on the series 2007-C4 certificates) prior to application of such reimbursement against any other general collections on deposit therein.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, a master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for a Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the applicable master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. In general, such a reimbursement deferral will only be permitted under the series 2007-C4 pooling and servicing agreement if and to the extent that the subject Nonrecoverable Servicing Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed (together with interest on the subject Nonrecoverable Servicing Advance) out of payments and other collections of principal on the mortgage pool. At any time after such a determination to obtain reimbursement over time in accordance with the second preceding sentence, the applicable master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable Servicing Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. The fact that a decision to recover a Nonrecoverable Servicing Advance over time, or not to do so, benefits some classes of series 2007-C4 certificateholders to the detriment of other classes of 2007-C4 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2007-C4 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2007-C4 certificateholder.

     In addition, in the event that any servicing advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee, as applicable, will be entitled to reimbursement for such advance (even though that advance is not deemed a Nonrecoverable Servicing Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance (or interest thereon), (thereby reducing the amount of principal otherwise distributable on the series 2007-C4 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     In addition, to the extent that reimbursements of any Servicing Advances and/or other above-described servicing advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Servicing Advances and/or other servicing advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

     Notwithstanding the provisions described in the foregoing paragraphs, to the extent that the trustee or the applicable master servicer is otherwise entitled to obtain immediate reimbursement for any Nonrecoverable Servicing Advance at any time as described in those paragraphs and the subject Nonrecoverable Servicing Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool, the trustee or the applicable master servicer must provide not less than 15 days' prior notice of the reimbursement to Moody's and S&P (except in certain circumstances set forth in the series 2007-C4 pooling and servicing agreement).

     The series 2007-C4 pooling and servicing agreement will permit the master servicers, at the direction of the applicable special servicer if a specially serviced asset is involved, to pay directly out of the collection account any servicing expense that, if advanced by the applicable master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer, or the applicable special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2007-C4 certificateholders and any holder of a related CBA B-Note Companion Loan, as a collective whole.

     The master servicers and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable out of general collections on the mortgage pool.

REPLACEMENT OF THE SPECIAL SERVICER

     Subject to the discussion in the next paragraph, the series 2007-C4 controlling class representative may, upon not less than ten (10) business days' prior written notice to the respective parties to the series 2007-C4 pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if removal is without cause, all costs of the issuing entity incurred in connection with transferring the subject special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2007-C4 controlling class that effected the termination. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

          1. written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2007-C4 certificates, and

          2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2007-C4 pooling and servicing agreement.

     In connection with any termination of a special servicer under the series 2007-C4 pooling and servicing agreement as described in the paragraphs above, the terminated special servicer may be entitled to--

     - payment out of the related collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

     - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicers, the Manager and Us" in the accompanying prospectus; and

     - continued rights to some or all work-out fees earned by it as described under "--Servicing and Other Compensation and Payment of Expenses" above.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

     The underlying mortgage loans contain provisions in the nature of "due-on-sale" or assumption clauses, which by their terms (a) provide that the underlying mortgage loans will (or, at the lender's option, may) become due and payable upon the sale or other transfer of certain interests in the related mortgaged real property or the related borrower or (b) provide that the underlying mortgage loans may be assumed with, among other conditions, the consent of the lender, in connection with any such sale or other transfer. Except in limited circumstances with respect to easements, rights-of-way and similar arrangements, the applicable master servicer (with respect to performing mortgage loans) or the applicable special servicer (with respect to specially serviced mortgage loans) will be required to enforce any such due-on-sale clause or refuse to consent to such assumption, unless the applicable master servicer or the applicable special servicer, as the case may be, determines, in accordance with the Servicing Standard, that either (a) not declaring an event of default under the related mortgage or (b) granting such consent, whichever is applicable, would likely result in a greater recovery (or an equal recovery) on a present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent, as the case may be.

     If the applicable master servicer or the applicable special servicer, as the case may be, determines that--

     -    not declaring an event of default under the related mortgage, or

     -    granting such consent,

would likely result in a greater recovery (or an equal recovery), then, subject to the discussion under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below in this prospectus supplement, the applicable master servicer or the applicable special servicer are authorized to (or may authorize the applicable master servicer to) take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that--

               (a) the taking or entering into such assumption agreement complies with the Servicing Standard,

               (b) in the case of performing underlying mortgage loans, the applicable master servicer has obtained the consent of the applicable special servicer pursuant to the terms of the series 2007-C4 pooling and servicing agreement and, in the case of all underlying mortgage loans, the applicable master servicer or the applicable special servicer has obtained the consent of the Series 2007-C4 Directing Certificateholder except that the applicable special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the Series 2007-C4 Directing Certificateholder, if following any such direction of the Series 2007-C4 Directing Certificateholder or refraining from taking such action based upon the lack of any such direction of the Series 2007-C4

                    Directing Certificateholder would violate the Servicing Standard or cause an adverse REMIC event, and

               (c) with respect to any underlying mortgage loan (i) the principal balance of which is $35,000,000 or more or (ii) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a) represents a specified percentage of the aggregate outstanding principal balance of all of the mortgage pool at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the issuing entity at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), the applicable master servicer or the applicable special servicer, as the case may be, have received written confirmation from Moody's and/or S&P that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2007-C4 certificates; provided that the applicable master servicer or the applicable special servicer representing the issuing entity in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the issuing entity.

     Mortgage loans described in clause (c) of the preceding sentence are referred to as "Significant Mortgage Loans."

     No assumption agreement may contain any terms that are different from any term of any mortgage or related underlying mortgage note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below.

     Notwithstanding the foregoing, the consent of the applicable master servicer or the applicable special servicer and, except as described in this prospectus supplement, the receipt of a rating confirmation will not be required in the event that the holder of mezzanine debt related to an underlying mortgage loan forecloses upon the equity in a borrower under an underlying mortgage loan except to the extent provided in the related mezzanine loan intercreditor agreement.

     The underlying mortgage loans contain provisions in the nature of a "due-on-encumbrance" clause which provide--

     - that the underlying mortgage loans shall (or, at the lender's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower, or

     - require the consent of the related lender to the creation of any such additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower.

     The applicable master servicer or the applicable special servicer will be required to enforce such due-on-encumbrance clause and in connection therewith will be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless (except with respect to limited circumstances set forth in the series 2007-C4 pooling and servicing agreement involving easements, rights-of-way and similar agreements and subject to the discussion under "--Modifications, Waivers, Amendments and Consents" and "--Realization Upon Mortgage Loans" below in this prospectus supplement)--

     - the applicable master servicer or the applicable special servicer determine, in accordance with the Servicing Standard, that granting such consent or not enforcing such clause would result in a greater recovery (or an equal recovery) on a present value basis (discounting at the related mortgage interest rate) than would enforcement of such clause or the failure to grant such consent,

     - in the case of performing underlying mortgage loans, the applicable master servicer has obtained the consent of the applicable special servicer pursuant to the terms of the series 2007-C4 pooling and servicing agreement and, in the case of all underlying mortgage loans, the applicable master servicer or the applicable special servicer has obtained the consent of the Series 2007-C4 Directing Certificateholder; and

     - with respect to any mortgage loan that (a) is a Significant Mortgage Loan or has a principal balance of $20,000,000 or more, or (b) in certain other circumstances as specified in the series 2007-C4 pooling and servicing agreement, together with the proposed subordinate debt, would have either a combined debt service coverage ratio below 1.20x or a combined loan-to-value ratio equal to or greater than 85%, the applicable master servicer or the applicable special servicer, as the case may be, receives prior written confirmation, as applicable, from Moody's and/or S&P that (1) not accelerating payments on the related mortgage loan or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2007-C4 certificates.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The series 2007-C4 pooling and servicing agreement will permit the applicable master servicer or the applicable special servicer, as the case may be, to modify, waive or amend any term of any non-specially serviced mortgage loan in the issuing entity if they determine, in accordance with the Servicing Standard, that it is appropriate to do so. With respect to any non-specially serviced mortgage loan, the applicable master servicer will generally be permitted, without receiving prior confirmation from any applicable rating agency or the consent of the applicable special servicer or the Series 2007-C4 Directing Certificateholder, to grant approvals or waivers or otherwise take actions with respect to a limited range of matters, including approving certain routine leasing activity, approving annual budgets, waiving notices with respect to principal prepayments, approving releases of non-material parcels of a mortgaged real property in connection with pending or threatened condemnation actions or upon the satisfaction of specific conditions in the related mortgage loan documents where there is no lender discretion, and grants of easements, rights of way or similar agreements that do not materially affect the use or value of a mortgaged real property. However, no modification, waiver or amendment of a non-specially serviced mortgage loan may--

     - with limited exception generally involving the waiver of Default Interest and late payment charges, affect the amount or timing of any scheduled payments of principal, interest or other amounts (including Yield Maintenance Charges) payable under the mortgage loan;

     - affect the obligation of the related borrower to pay a Yield Maintenance Charge or permit a principal prepayment during the applicable lockout period;

     - except as expressly provided by the related mortgage or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage on any material portion of such mortgaged real property without a corresponding principal prepayment; or

     - in the judgment of the applicable master servicer or the applicable special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

unless either (x) the subject mortgage loan is in default or default is reasonably foreseeable or (y) the applicable special servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b).

     Notwithstanding the second sentence of the preceding paragraph, but subject to the following paragraph, the applicable special servicer may (or, in some cases, may permit the applicable master servicer to)--

     - reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge;

     - reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

     - forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

     -    extend the maturity of a specially serviced mortgage loan;

     - waive Post-ARD Additional Interest if such waiver conforms to the Servicing Standard;

     - permit the release or substitution of collateral for a specially serviced mortgage loan; and/or

     -    accept a principal prepayment during any lockout period;

provided that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of the applicable special servicer, such default is reasonably foreseeable.

     Notwithstanding the foregoing, the applicable master servicer may (subject to the Servicing Standard, the restrictions set forth below and the rights of third parties) extend the maturity date of underlying mortgage loans that are not, at the time of such extension, specially serviced mortgage loans, in each case for up to one year (subject to a limit of two (2) such one-year extensions), provided that the applicable master servicer has determined that a default is likely to occur with respect to the subject mortgage loan and the Series 2007-C4 Directing Certificateholder has consented to the extension.

     However, in no event will the applicable master servicer or the applicable special servicer be permitted to--

               (a) extend the maturity date of a mortgage loan beyond a date that is three (3) years prior to the rated final distribution date or, in the case of any ARD Loan, five (5) years prior to the rated final distribution date;

               (b) extend the maturity date of any mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

               (c) extend the maturity date of any mortgage loan beyond a date which is 10 years prior to the expiration of the term of the related ground lease (after giving effect to all extension options) if the mortgage loan is secured by a ground lease; or

               (d) defer interest due on any mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

     With respect to clause (c) above, the applicable special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options). Neither the applicable master servicer nor the applicable special servicer may permit or modify a mortgage loan to permit a voluntary prepayment of a mortgage loan (other than a specially serviced mortgage loan) on any day other than its due date, unless: (a) the applicable master servicer or the applicable special servicer also collects interest thereon through the due date following the date of such prepayment; (b) it is otherwise permitted under the related mortgage loan documents; (c) that principal prepayment would not result in a Prepayment Interest Shortfall; (d) that principal prepayment is accepted by the applicable master servicer or the applicable special servicer at the request of or with the consent of the Series 2007-C4 Directing Certificateholder, or if accepted by the applicable master servicer, with the consent of the special servicer; or (e) it is consistent with the Servicing Standard to do so. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

     The applicable special servicer will notify the applicable master servicer and the trustee, among others, of any modification, waiver or amendment of any term of an underlying mortgage loan and must deliver to the trustee (with a copy to the applicable master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and, in any event, within ten (10) business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the applicable special servicer. Notwithstanding the foregoing, no such notice shall be required with respect to any waiver of Default Interest or late payment charges and any such waiver need not be in writing.

     The ability of the applicable master servicer or the applicable special servicer to agree to modify, waive or amend any of the terms of any underlying mortgage loan will be subject to the discussions under one or more of the following headings in this prospectus supplement: "--Realization Upon Mortgage Loans--Series 2007-C4 Controlling Class and Series 2007-C4 Directing Certificateholder" below and "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

REQUIRED APPRAISALS

     Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans in the issuing entity, the applicable special servicer must obtain an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2007-C4 pooling and servicing agreement (provided that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

     - an appraisal had previously been obtained within the prior 12 months, and

     - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the unpaid principal balance of the subject underlying mortgage loan is less than $2,000,000, then the applicable special servicer may perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

     As a result of any appraisal or internal valuation, the applicable special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan (or, if applicable, a CBA A-Note Mortgage Loan or the CBA A/B Loan Pair). If such appraisal is not received or an internal valuation is not completed, as applicable, by such date, the Appraisal Reduction Amount for the related underlying mortgage loan (or, if applicable, a CBA A-Note Mortgage Loan or the CBA A/B Loan Pair) will be 25% of the Stated Principal Balance of such mortgage loan (or, if applicable, a CBA A-Note Mortgage Loan or the CBA A/B Loan Pair) as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Reduction Event occurs with respect to any mortgage loan in the issuing entity, then the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Reduction Event, an update of the prior required appraisal or other valuation. Based upon that update, the applicable special servicer is to redetermine and report to the trustee and the applicable master servicer the new Appraisal Reduction Amount, if any, with respect to the subject underlying mortgage loan. This ongoing obligation will cease if and when--

     - the subject underlying mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Series 2007-C4 Pooling and Servicing Agreement" above and has remained current for 12 consecutive monthly payments under the terms of the work-out, and

     - no other Servicing Transfer Event or Appraisal Reduction Event has occurred with respect to the subject mortgage loan during the preceding three (3) months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the applicable special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

COLLECTION ACCOUNT

     GENERAL. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that they receive with respect to the mortgage loans for which it acts as master servicer. Each collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for segregation of the amounts received with respect to the CBA B-Note Companion Loans.

     The funds held in the collection accounts may be held as cash or invested in Permitted Investments. Subject to the limitations in the series 2007-C4 pooling and servicing agreement, any interest or other income earned on funds in each collection account will be paid to the related master servicer as additional compensation.

     DEPOSITS. Each master servicer must deposit or cause to be deposited in its collection account, within two (2) business days following receipt by it, in the case of payments from borrowers and other collections on the underlying mortgage loans, or as generally otherwise required under the series 2007-C4 pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer subsequent to the date of initial issuance of the offered certificates--

     -    all principal payments collected, including principal prepayments;

     - all interest payments collected, including late payment charges, Default Interest and Post-ARD Additional Interest (net of master servicing fees and any related primary servicing fees, and in respect of late payment charges and Default Interest, net of amounts used to offset interest on any advances);

     -    any Yield Maintenance Charges;

     - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

     - any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Realization Upon Mortgage Loans" below, in each case to the extent not required to be returned to the related borrower;

     - any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, a mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the issuing entity as contemplated under "--Termination" below;

     - any amounts paid by a holder of any CBA B-Note Companion Loan or by a mezzanine lender in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

     - any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     - all payments required to be paid by the master servicers or received from the special servicers with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement; and

     - any amount transferred by a special servicer from its REO account with respect to the REO Properties.

     Upon its receipt of any of the amounts described in the first eight bullets of the prior paragraph with respect to any specially serviced mortgage loan in the issuing entity, the applicable special servicer is required to remit those amounts within one business day to the applicable master servicer for deposit in the collection account.

     Notwithstanding the foregoing, after the occurrence of a CBA A/B Material Default with respect to any CBA A/B Loan Pair, for so long as such CBA A/B Material Default is continuing, amounts received with respect to that CBA A/B Loan Pair or the related mortgaged real property will be deposited into an account maintained by the applicable master servicer, which may be a subaccount of the collection account, solely with respect to that CBA A/B Loan Pair and thereafter amounts allocable to the related CBA A-Note Mortgage Loan will be transferred to the collection account.

     WITHDRAWALS. Each master servicer may make withdrawals from its respective collection account for any of the following purposes (or otherwise as generally required by the series 2007-C4 pooling and servicing agreement), which are not listed in any order of priority:

          1. to remit to the trustee for deposit in the trustee's distribution account, as described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the issuing entity that are then on deposit in the collection accounts, exclusive of any portion of those payments and other collections that represents one or more of the following--

               (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

               (b) payments and other collections received by or on behalf of the issuing entity after the end of the related collection period,

               (c)  amounts allocable to the CBA B-Note Companion Loans, and

               (d) amounts that are payable or reimbursable from the collection account to any person other than the series 2007-C4 certificateholders in accordance with any of clauses 2. through 16. and clauses 18. through 20. below;

          2. to reimburse any master servicer, any special servicer or the trustee, as applicable, for any unreimbursed advances made by that party with respect to the mortgage pool, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

          3. to pay to itself, any related primary servicer or the trustee any earned and unpaid master servicing fees, primary servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the issuing entity, with that payment to be made out of collections on that mortgage loan that are allocable as interest; or if such mortgage loan or REO Property has been liquidated and liquidation proceeds are insufficient to cover such fees, out of general collections;

          4. to pay the applicable special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan in the issuing entity that is either--

               (a)  a specially serviced mortgage loan, or

               (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

          5. to pay the applicable special servicer or, if applicable, any predecessor special servicer, earned and unpaid work-out fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

          6. to reimburse any master servicer, any special servicer or the trustee, as applicable, out of general collections on the mortgage pool, for any unreimbursed advance made by that party with respect to the mortgage pool as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above (or, if the subject underlying mortgage loan has been worked out and returned to performing status, is not recoverable under clause 2. above by the time it is returned to performing status) out of collections on the related underlying mortgage loan or REO Property; provided that any such reimbursement is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, in the case of a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of a P&I advance;

          7. to pay any master servicer, any special servicer or the trustee, as applicable, out of general collections on the mortgage pool unpaid interest accrued on any advance made by that party with respect to the mortgage pool (generally at or about the time of reimbursement of that advance); provided that, in the case of any advance reimbursed as described in clause 6. above, the payment of any interest thereon is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of interest on any such advance that is a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of interest on any such advance that is a P&I Advance;

          8. to pay any master servicer, any primary servicer or any special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

          9. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the issuing entity;

          10. to pay, out of general collections on the mortgage pool, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

          11. to pay, out of general collections on the mortgage pool, for costs and expenses incurred by the issuing entity due to actions taken pursuant to any environmental assessment;

          12. to pay any master servicer, any special servicer, the trustee, us or any of their or our respective directors, members, managers, shareholders, officers, employees and agents (including any primary servicer), as the case may be, out of general collections on the mortgage pool, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus and "--Certain Indemnities" below;

          13. to pay, out of general collections on the mortgage pool, for (a) the costs of various opinions of counsel related to the servicing and administration of mortgage loans in the issuing entity,

               (b) expenses properly incurred by the trustee in connection with providing tax-related advice to a special servicer and (c) the fees of a master servicer or the trustee for confirming a fair value determination by the applicable special servicer of a Defaulted Loan;

          14. to reimburse any master servicer, any special servicer, us or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of an underlying mortgage loan giving rise to a repurchase obligation of a mortgage loan seller or other party, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

          15.  to pay for--

               (a) the cost of the opinions of counsel for purposes of REMIC administration or amending the series 2007-C4 pooling and servicing agreement to the extent payable out of the issuing entity; and

               (b) the cost of obtaining an extension from the IRS for the sale of any REO Property;

          16. to pay, out of general collections for any and all U.S. federal, state and local taxes imposed on any of the REMICs or their assets or transactions together with incidental expenses;

          17. to transfer any amounts collected on and allocable to a CBA B-Note Companion Loan, or any CBA B-Note Companion Loan to the related loan-specific custodial account or sub-account;

          18. to pay to the respective mortgage loan sellers any amounts that represent monthly debt service payments due on the mortgage loans on or before their respective due dates in September 2007, if any, or, in the case of a replacement mortgage loan, during or before the month in which that loan was added to the issuing entity;

          19. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the issuing entity;

          20. to pay any amounts, in addition to normal remittances, due and payable by the issuing entity, to the holder of a CBA B-Note Companion Loan under the terms of any CBA A/B Intercreditor Agreement;

          21. to pay any other items described in this prospectus supplement as being payable from the collection account; and

          22. to clear and terminate the collection account upon the termination of the series 2007-C4 pooling and servicing agreement.

     In no event will any amounts allocable to any CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related underlying mortgage loan. Each CBA B-Note Companion Loan will provide limited subordination to the related underlying mortgage loan regarding various payments and reimbursements related to the related underlying mortgage loan that arise out of a credit default.

FAIR VALUE PURCHASE OPTION

     The series 2007-C4 pooling and servicing agreement grants the Series 2007-C4 Directing Certificateholder and the applicable special servicer an assignable option (a "Purchase Option") to purchase Defaulted Loans from the issuing entity in the manner and at the price described below. The Purchase Option held or assigned by a Series 2007-C4 Directing Certificateholder (if not earlier exercised or declined) will expire at such time as the related class of series 2007-C4 certificates is no longer the series 2007-C4 controlling class. The ability of the applicable master servicer or the applicable special servicer to sell any underlying mortgage loan will be subject to the discussions under the heading "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

     Promptly after the determination that a mortgage loan in the issuing entity has become a Defaulted Loan, the applicable special servicer will be required to notify the trustee, the applicable master servicer and the Series 2007-C4 Directing Certificateholder of such determination.

     Within 60 days after a mortgage loan becomes a Defaulted Loan, the applicable special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the series 2007-C4 pooling and servicing agreement. The applicable special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the applicable special servicer or any affiliate of such special servicer exercises the purchase option described above with respect to any Defaulted Loan in the issuing entity, including as the Series 2007-C4 Directing Certificateholder or as the assignee of another option holder, then the applicable master servicer (or, if the applicable master servicer is also the applicable special servicer or an affiliate of such special servicer, the trustee) will be required pursuant to the series 2007-C4 pooling and servicing agreement to determine whether the applicable special servicer's determination of fair value for a Defaulted Loan constitutes a fair price in its reasonable judgment. In such event, the applicable special servicer shall promptly deliver to the applicable master servicer or the trustee, as the case may be in accordance with the foregoing sentence, the most recent related appraisal then in such special servicer's possession, together with such other third party reports and other information then in such special servicer's possession that is relevant to the confirmation of such special servicer's determination of fair value, including information regarding any change in circumstance regarding the related mortgaged real property known to such special servicer that has occurred subsequent to, and that would materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Notwithstanding the foregoing, and if the applicable special servicer has not already done so, the applicable master servicer or the trustee, as the case may be, may (at its option) designate a qualified independent expert in real estate or commercial mortgage loan matters with at least five (5) years' experience in valuing or investing in loans similar to the subject specially serviced mortgage loan, selected with reasonable care by the applicable master servicer or the trustee, as the case may be, to confirm that the applicable special servicer's fair value determination is consistent with or greater than what the independent expert considers to be the fair value of such mortgage loan. In that event, a master servicer or trustee, as applicable, will be entitled to rely upon such independent expert's determination. The reasonable costs of all third party opinions of value and any appraisals and inspection reports incurred by the applicable master servicer or trustee, as the case may be, as contemplated by this paragraph will be advanced by such master servicer or trustee, as the case may be, and will constitute, and be reimbursable as, a servicing advance. In addition, the applicable master servicer or the trustee, as the case may be, will be entitled to receive out of the applicable master servicer's collection account a fee, as specified in the series 2007-C4 pooling and servicing agreement, for each such fair value determination with respect to any particular specially serviced mortgage loan that is made by the applicable master servicer or the trustee, as the case may be.

     Each holder of a Purchase Option may, at its option, purchase the subject Defaulted Loan from the issuing entity at a price (the "Option Price") equal to--

     - if the applicable special servicer has not yet determined the fair value of that Defaulted Loan, the unpaid principal balance of that Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust fund expenses allocable to that Defaulted Loan whether paid or unpaid and all costs and expenses in connection with the sale, or

     - if the applicable special servicer has made such fair value determination, the fair value of that Defaulted Loan as determined by such special servicer.

     If the most recent fair value calculation was made more than 90 days prior to the exercise date of a Purchase Option, then the applicable special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

     Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the applicable special servicer will be required to pursue such other resolution strategies available under the series 2007-C4 pooling and servicing agreement, including work-out and foreclosure, consistent with the Servicing Standard, but it will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option or in accordance with any applicable intercreditor agreement.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

     - the cure by the related borrower or a party with cure rights of all defaults that caused the subject underlying mortgage loan to be a Defaulted Loan,

     - the acquisition on behalf of the issuing entity of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure, or o the modification or pay-off (full or discounted) of the Defaulted Loan in connection with a work-out.

     There can be no assurance that the fair value of any Defaulted Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the Option Price for that mortgage loan will equal or be greater than the amount that could have been realized through foreclosure or a workout of that mortgage loan.

     FORECLOSURE AND SIMILAR PROCEEDINGS. Pursuant to the series 2007-C4 pooling and servicing agreement, if an event of default on an underlying mortgage loan has occurred and is continuing, the applicable special servicer, on behalf of the issuing entity, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage or otherwise acquire title to the related mortgaged real property. The applicable special servicer shall not, however, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2007-C4 certificateholders and the holder(s) of any related CBA B-Note Companion Loan, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such mortgaged real property within the meaning of certain federal environmental laws, unless such special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits (the cost of which report will be a servicing advance) and/or the existence of any environmental insurance policy covering that mortgaged property, that either--

     - both (a) the mortgaged real property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged real property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     - taking such actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (b) of the preceding bullet, is reasonably likely to increase the net proceeds of the liquidation of such mortgaged real property, than not taking such actions.

     The cost of any such environmental assessment and the cost of any remedial, corrective or other further action contemplated by either or both of the preceding bullets will generally be paid by and reimbursable to the applicable master servicer as a servicing advance.

     REO PROPERTIES. If title to any mortgaged real property is acquired by the applicable special servicer on behalf of the issuing entity (or, in the case of a CBA A/B Loan Pair, on behalf of the issuing entity and the holder of the related CBA B-Note Companion Loan), such special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     -    the IRS grants an extension of time to sell the property, or

     - such special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the issuing entity or cause any REMIC created under the series 2007-C4 pooling and servicing agreement to fail to qualify as a REMIC under the Code.

     The applicable special servicer will be required to use efforts consistent with the Servicing Standard to solicit cash offers for any REO Property held in the issuing entity in a manner that will be reasonably likely to realize a fair price for the property within the time periods contemplated by the prior paragraph. The applicable special servicer may be required, at the expense of the issuing entity, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the applicable special servicer of its obligations with respect to any REO Property. Regardless of whether the applicable special servicer applies for or is granted an extension of time to sell any REO Property, such special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the applicable special servicer must sell the subject REO Property within the period specified in the extension or opinion.

     In general, the applicable special servicer or an independent contractor employed by such special servicer at the expense of the issuing entity will be obligated to operate and manage any REO Property held by the issuing entity solely for the purpose of its prompt disposition and sale, in a manner that:

     -    maintains its status as "foreclosure property" within the meaning of section 860G(a)(8) of the Code; and

     - does not result in the receipt by the issuing entity of any "income from non-permitted assets" within the meaning of section 860F(a)(2)(B) of the Code.

     Subject to the Servicing Standard and any other limitations imposed by the series 2007-C4 pooling and servicing agreement, the special servicers will be permitted, with respect to any REO Property, to incur a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

     To the extent that income the issuing entity receives from an REO property is subject to a tax on net income from foreclosure property, that income would be subject to U.S. federal tax at the highest marginal corporate tax rate, which is currently 35%.

     The determination as to whether income from an REO Property held by the issuing entity would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series 2007-C4 certificateholders. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the collection account.

     REO ACCOUNT. The applicable special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the issuing entity separate and apart from its own funds and general assets. If an REO Property is acquired by the issuing entity, the applicable special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The applicable special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the issuing entity. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the applicable special servicer's REO account will be payable to such special servicer, subject to the limitations described in the series 2007-C4 pooling and servicing agreement.

     The applicable special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the issuing entity, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the applicable special servicer will be required to withdraw from the REO account and deposit, or deliver to the applicable master servicer for deposit, into such master servicer's collection account the total of all amounts received in respect of each REO Property held by the issuing entity during that collection period, net of--

     - any withdrawals made out of those amounts, as described in the preceding sentence, and

     - any portion of those amounts that may be retained as reserves, as described in the next sentence;

provided that, if the subject REO Property relates to any CBA A/B Loan Pair, the foregoing transfer of funds may be to a specific account relating thereto, with amounts allocable to the related underlying mortgage loan thereafter being transferred to the applicable master servicer's collection account. The applicable special servicer may, subject to the limitations described in the series 2007-C4 pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property administered by it, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     LIQUIDATION PROCEEDS. To the extent that liquidation proceeds collected with respect to any underlying mortgage loan are less than the sum of--

     -    the outstanding principal balance of that mortgage loan,

     -    interest (other than Default Interest) accrued on that mortgage loan,

     - interest accrued on any monthly debt service advance made with respect to that mortgage loan,

     - the aggregate amount of outstanding reimbursable expenses (including any unreimbursed servicing advances and unpaid and accrued interest on such advances) incurred with respect to that mortgage loan, and

     - any and all special servicing compensation payable with respect to that mortgage loan,

then the issuing entity will realize a loss in the amount of such shortfall.

     The trustee, the master servicers and/or the special servicers will be entitled to reimbursement out of the liquidation proceeds recovered on an underlying mortgage loan, prior to the distribution of such liquidation proceeds to series 2007-C4 certificateholders, of any and all amounts that represent unpaid servicing compensation or trustee fees in respect of that mortgage loan, certain unreimbursed expenses incurred with respect to that mortgage loan and any unreimbursed advances made with respect to that mortgage loan. In addition, amounts otherwise distributable on the series 2007-C4 certificates will be further reduced by interest payable to the master servicers or the trustee, as applicable, on any such advances.

     If any mortgaged real property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the master servicers will not be required to make servicing advances to effect such restoration unless--

     - the applicable special servicer determines that such restoration will increase the proceeds to the series 2007-C4 certificateholders and the holder(s) of any related CBA B-Note Companion Loan(s) on liquidation of the mortgage loan after reimbursement of the applicable special servicer, the applicable master servicer or the trustee, as the case may be, for its expenses; and

     - the applicable master servicer determines that such expenses will be recoverable by it from related liquidation proceeds.

     SPECIALLY SERVICED MORTGAGE LOANS. With respect to any mortgage loan in the issuing entity as to which a Servicing Transfer Event has occurred, the applicable master servicer will transfer its servicing responsibilities to the applicable special servicer, but will continue to receive payments on such mortgage loan (including amounts collected by the applicable special servicer), to make certain calculations with respect to such mortgage loan and to make remittances and prepare certain reports to the trustee with respect to such mortgage loan.

     The applicable special servicer will continue to be responsible for the operation and management of an REO Property. The applicable master servicer will have no responsibility for the performance by the applicable special servicer of its duties under the series 2007-C4 pooling and servicing agreement.

     The applicable special servicer will return the full servicing of a specially serviced mortgage loan to the applicable master servicer when all Servicing Transfer Events with respect to that mortgage loan have ceased to exist and that mortgage loan has become a Corrected Mortgage Loan.

     SERIES 2007-C4 CONTROLLING CLASS AND SERIES 2007-C4 DIRECTING CERTIFICATEHOLDER. The series 2007-C4 controlling class will be the most subordinate class of series 2007-C4 certificates (other than the class A-SP, A-X, R, LR and V certificates) that has a total principal balance at least equal to 25% of the total initial principal balance of that class, or if none of the classes of series 2007-C4 principal balance certificates has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the series 2007-C4 controlling class will be the most subordinate of the class of series 2007-C4 principal balance certificates that has a total principal balance greater than zero.

     The series 2007-C4 controlling class as of the closing date will be the class S certificates.

     The "Series 2007-C4 Directing Certificateholder" will be a holder or beneficial owner of certificates of the series 2007-C4 controlling class selected by the holders or beneficial owners of more than 50% of the total principal balance of the series 2007-C4 controlling class; provided, however, that until a Series 2007-C4 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2007-C4 controlling class that a Series 2007-C4 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2007-C4 controlling class certificates will be the Series 2007-C4 Directing Certificateholder.

     ASSET STATUS REPORT. Pursuant to the series 2007-C4 pooling and servicing agreement, the applicable special servicer is required to prepare and deliver a report to each rating agency, the applicable master servicer, the Series 2007-C4 Directing Certificateholder (the "Asset Status Report") with respect to any underlying mortgage loan that becomes a specially serviced mortgage loan within 30 days of any such mortgage loan becoming specially serviced. Any Asset Status Report with respect to any CBA A-Note Mortgage Loan will also be delivered to the holder of the related CBA B-Note Companion Loan.

     Any Asset Status Report prepared by a special servicer will set forth the following information, to the extent reasonably determined, which includes:

     - a summary of the status of the subject specially serviced mortgage loan;

     - a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and whether outside legal counsel has been retained;

     - a current rent roll and income or operating statement available for the related mortgaged real property;

     - a recommendation by the applicable special servicer as to how the subject specially serviced mortgage loan might be returned to performing status, returned to the applicable master servicer for regular servicing or otherwise realized upon;

     -    a summary of any proposed actions; and

     - a status report on any foreclosure actions or other proceedings undertaken with respect to the related mortgaged real property, any proposed workouts with respect to the subject specially serviced mortgage loan and the status of any negotiations with respect to those workouts and an assessment of the likelihood of additional events of default thereon.

     With respect to any mortgage loan in the issuing entity that becomes a specially serviced mortgage loan, if, within ten (10) business days following delivery of the Asset Status Report, the Series 2007-C4 Directing Certificateholder does not disapprove in writing of any action proposed to be taken in that Asset Status Report, the applicable special servicer is required to implement the recommended action as outlined in such Asset Status Report. If the Series 2007-C4 Directing Certificateholder disapproves in writing such Asset Status Report, the applicable special servicer is required to revise and deliver a new Asset Status Report within 30 days after the Series 2007-C4 Directing Certificateholder's disapproval. The applicable special servicer must continue to revise that Asset Status Report until either the Series 2007-C4 Directing Certificateholder fails to disapprove the revised Asset Status Report within ten
(10) business days of receipt or the passage of 60 days from the date of preparation of the first Asset Status Report; provided that the applicable special servicer (a) may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in such Asset Status Report before the expiration of a 10-business day approval period if such special servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the series 2007-C4 certificateholders and it has made a reasonable effort to contact the Series 2007-C4 Directing Certificateholder and (b) in any case, shall determine whether any affirmative disapproval by the Series 2007-C4 Directing Certificateholder described in this paragraph would violate the Servicing Standard.

     The applicable special servicer may not take any action inconsistent with an Asset Status Report, unless that action would be required in order to act in accordance with the Servicing Standard. The applicable special servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement that report, provided that the revised report has been prepared, reviewed and not rejected pursuant to the terms described above.

     In addition to the foregoing, the applicable special servicer is required to, subject to the Servicing Standard, obtain the consent of the Series 2007-C4 Directing Certificateholder prior to the taking by the applicable special servicer of (or directing the applicable master servicer to take any of) the following actions--

     - any proposed or actual foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any specially serviced mortgage loans in the issuing entity as come into and continue in default;

     - any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by the last bullet) of an underlying mortgage loan in the issuing entity;

     - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the issuing entity;

     - any proposed or actual sale of an REO Property out of the issuing entity for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Excess-ARD Additional Interest) on, the related mortgage loan, except in connection with a termination of the issuing entity as described under "--Termination" below;

     - any determination to bring an REO Property held by the issuing entity into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     - any release of material real property collateral for an underlying mortgage loan in the issuing entity, other than upon satisfaction of, or in accordance with the specific terms of, that mortgage loan;

     - any acceptance of substitute or additional real property collateral for a specially serviced mortgage loan in the issuing entity, other than in accordance with the specific terms of that mortgage loan;

     - any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing an underlying mortgage loan in the issuing entity other than in accordance with the specific terms of that mortgage loan; and

     - any waiver of a due-on-sale or due-on-encumbrance clause in an underlying mortgage loan in the issuing entity.

     Notwithstanding the foregoing, no direction of the Series 2007-C4 Directing Certificateholder, and no failure to consent to any action requiring the consent thereof under the series 2007-C4 pooling and servicing agreement, may (a) require or cause the applicable master servicer or the applicable special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the series 2007-C4 pooling and servicing agreement, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC provisions of the Code, (c) expose the applicable master servicer, the applicable special servicer, the trustee, us, the issuing entity or any of various other parties to any material claim, suit or liability or (d) materially expand the scope of the applicable special servicer's or the applicable master servicer's responsibilities under the series 2007-C4 pooling and servicing agreement. None of the master servicers or the special servicers will (x) follow any such direction of the Series 2007-C4 Directing Certificateholder or (y) refrain from taking any action, based on its failure to obtain the consent of the Series 2007-C4 Directing Certificateholder, if the failure to take such action would violate the Servicing Standard.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The applicable special servicer will be required, at the expense of the issuing entity, to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the issuing entity becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2008, each master servicer will be required, at their own expense, to physically inspect or cause a physical inspection of each mortgaged real property securing an underlying mortgage loan which it is servicing at least once per calendar year or, in the case of each underlying mortgage loan with an unpaid principal balance of under $2,000,000, once every two (2) years (or at such lesser frequency as each rating agency shall have confirmed in writing to such master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2007-C4 certificates), if the applicable special servicer has not already done so in that period as contemplated by the preceding sentence. Each master servicer and each special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and, contains the information called for in the standard CMSA property inspection form, deliver such written report in electronic format to the trustee.

     Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered and neither are the applicable special servicer nor the applicable master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

     On or prior to March 15th of each year for which the issuing entity is required to file reports with the SEC, commencing with March 15, 2008, each master servicer, each special servicer and the trustee will be required to deliver to the depositor a Servicer Compliance Statement, an Assessment of Compliance report and the related accountant's Attestation Report, in each case, as described in the prospectus under "Description of the Governing Documents--Evidence as to Compliance." In other years, such reports will be delivered within the time frame set forth in the series 2007-C4 pooling and servicing agreement. You may obtain copies of these statements and reports without charge upon written request to the depositor at the address provided in this prospectus supplement.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default with respect to the applicable master servicer or the applicable special servicer under the series 2007-C4 pooling and servicing agreement:

     - (a) any failure by such master servicer to make any deposit into the collection account or any other account pursuant to the terms of the series 2007-C4 pooling and servicing agreement, which failure continues unremedied for the time period specified in the series 2007-C4 pooling and servicing agreement or failure by the applicable master servicer to make any remittance required to be made by that master servicer (including any monthly debt service advances) to the trustee for deposit into the distribution account or any other account pursuant to the terms of the series 2007-C4 pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., eastern standard time, on the distribution date, provided, however, that if the applicable master servicer fails to make any remittance so required, including any monthly debt service advance, to be made by that applicable master servicer on the business day preceding the related distribution date (without regard to any grace period), that applicable master servicer shall pay to the trustee, for the account of the trustee, interest on such late remittance at the Federal Funds rate from and including the business day preceding the related distribution date to but excluding the distribution date and (b) any failure by the applicable master servicer to make any required servicing advance within the time specified in the series 2007-C4 pooling and servicing agreement, which failure remains uncured for 15 days (or such shorter time as is necessary to avoid the lapse of any required insurance policy or the foreclosure of any tax lien on the related mortgaged real property);

     - any failure by the applicable special servicer to deposit into the REO Account, or to remit to the applicable master servicer for deposit in the collection account, any such deposit or remittance required to be made by the applicable special servicer, when so required under the series 2007-C4 pooling and servicing agreement, which failure continues unremedied for two (2) business days;

     - any failure by such master servicer or such special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the series 2007-C4 pooling and servicing agreement, which failure continues unremedied for 30 days (or 60 days so long as such master servicer or such special servicers, as applicable, is diligently pursuing such cure) after written notice thereof has been given to the applicable master servicer or the applicable special servicer, as the case may be, by any other party to the series 2007-C4 pooling and servicing agreement or by the affected holder of a CBA B-Note Companion Loan;

     - any breach by such master servicer or such special servicer of a representation or warranty contained in the series 2007-C4 pooling and servicing agreement which materially and adversely affects the interests of the series 2007-C4 certificateholders and continues unremedied for 30 days after the date on which written notice of such breach shall have been given to the applicable master servicer or the applicable special servicer, as the case may be, by any other party to the series 2007-C4 pooling and servicing agreement or by the affected holder of a CBA B-Note Companion Loan; provided, however, if such breach is not capable of being cured within such 30-day period and the applicable master servicer or the applicable special servicer, as the case may be, is diligently pursuing such cure, then such 30 day period shall be extended for an additional 30 days;

     - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to such master servicer or such special servicer, as applicable, and certain actions by or on behalf of the applicable master servicer or the applicable special servicer, as the case may be, indicating its insolvency or inability to pay its obligations and such decree or order shall have remained in force for 60 days; provided however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, the applicable master servicer or the applicable special servicer, as the case may be, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

     - such master servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer, or such special servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and such master servicer or such special servicer, as the case may be, is not reinstated to such status within 60 days; and

     - Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2007-C4 certificates, or (b) placed any class of series 2007-C4 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with a master servicer or a special servicer as the sole or a material factor in such rating action.

     The series 2007-C4 pooling and servicing agreement may provide for additional events of default relating to remittances to the holders of the CBA B-Note Companion Loans.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to a master servicer or a special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2007-C4 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the series 2007-C4 pooling and servicing agreement and in and to the assets of the issuing entity, other than any rights the defaulting party may have (a) as a series 2007-C4 certificateholder, or (b) in respect of any unpaid servicing compensation, including the Excess Servicing Strip and certain primary servicing fees, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the series 2007-C4 pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the series 2007-C4 pooling and servicing agreement.

     In some cases, (i) the successor to a master servicer may be determined by a "request for proposal" and bid process and/or (ii) a master servicer may be terminated as the master servicer but be entitled to remain as a primary servicer. Certificateholders entitled to a majority of the series 2007-C4 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2007-C4 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. In addition, it is expected that each master servicer will perform some or all of their servicing duties with respect to some of the other underlying mortgage loans through primary servicers or sub-servicers that cannot be terminated, including by a master servicer, except for cause.

     In general, certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2007-C4 certificates affected by any event of default may waive the event of default. However, the events of default described in the first bullet under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2007-C4 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2007-C4 pooling and servicing agreement.

     No series 2007-C4 certificateholder will have the right under the series 2007-C4 pooling and servicing agreement to institute any proceeding with respect thereto unless:

     - that holder previously has given to the trustee written notice of default;

     - except in the case of a default by the trustee, series 2007-C4 certificateholders representing at least 25% of a class have made written request upon the trustee to institute that proceeding in its own name as trustee under the series 2007-C4 pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     - the trustee for 60 days has neglected or refused to institute any such proceeding.

     The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the series 2007-C4 pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2007-C4 certificateholders, unless in the trustee's opinion, those series 2007-C4 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

     The trustee is at all times required to be a corporation, national bank, trust company or national banking association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times, among other things--

     -    be authorized under those laws to exercise corporate trust powers,

     -    meet certain rating agency requirements,

     -    have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

     If the corporation, national bank, trust company or national banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, national bank, trust company or national banking association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicers, the special servicers and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2007-C4 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the issuing entity. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.001% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated on the same basis as on the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage pool in the issuing entity.

     The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

     - entitled to retain any interest or other income earned on those funds, and

     - required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the series 2007-C4 pooling and servicing agreement.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

CERTAIN INDEMNITIES

     We, the trustee, each master servicer, each primary servicer, each special servicer and each of our and their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense that is incurred without negligence or willful misconduct on our or their respective parts, arising out of or in connection with the series 2007-C4 pooling and servicing agreement and the series 2007-C4 certificates. In addition, the trustee, each master servicer, each primary servicer, each special servicer and each of their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense incurred in connection with any legal action relating to any misstatement or omission or any alleged misstatement or omission in various reports to be filed with respect to the issuing entity under the Securities Exchange Act of 1934, as amended.

TERMINATION

     The obligations created by the series 2007-C4 pooling and servicing agreement will terminate following the earlier of--

               1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the issuing entity, and

               2. the purchase of all of the mortgage loans and REO Properties remaining in the issuing entity by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2007-C4 controlling class, a master servicer or a special servicer, in the order of preference discussed below.

     Written notice of termination of the series 2007-C4 pooling and servicing agreement will be given to each series 2007-C4 certificateholder. The final distribution with respect to each series 2007-C4 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2007-C4 certificate registrar or at any other location specified in the notice of termination.

     The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the issuing entity on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than 1.0% of the initial mortgage pool balance:

     - any single holder or group of holders of the controlling class of series 2007 C4 certificates;

     - the special servicer of the underlying mortgage loans other than the underlying mortgage loans that were sold to us by NCB, FSB;

     - the master servicer of the underlying mortgage loans that were sold to us by NCB, FSB for inclusion in the issuing entity;

     - the special servicer of the underlying mortgage loans that were sold to us by NCB, FSB; and

     -    each of the other master servicers;

PROVIDED that if any party above, other than NCB, FSB as the master servicer of the mortgage loans sold to us by it, exercises such purchase option, then NCB, FSB will be entitled to purchase the remaining mortgage loans sold to us by NCB, FSB and any related property (provided such option is exercised simultaneously with the other party's purchase), and in such event that other party will then purchase only the remaining mortgage loans and property that are not being so purchased by NCB, FSB.

     Any purchase by any single certificateholder or group of certificateholders of the series 2007-C4 controlling class, a master servicer or a special servicer of all the mortgage loans and REO Properties remaining in the issuing entity is required to be made at a price equal to:

     -    the sum of--

          1. the total Stated Principal Balance of all the mortgage loans then included in the issuing entity, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

               - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO properties then included in the issuing entity, as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer(s) and the trustee; minus

     - solely in the case of a purchase by a master servicer or a special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2007-C4 pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2007-C4 certificates. However, the right of any single certificateholder or group of certificateholders of the series 2007-C4 controlling class, of a master servicer or a special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2007-C4 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2007-C4 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

     Following the date on which the total principal balance of the offered certificates, together with the class B, C, D, E, F, G, H, J and K certificates, is reduced to zero, subject to any conditions set forth in the series 2007-C4 pooling and servicing agreement, any single holder or group of holders of all the remaining series 2007-C4 certificates (other than the class V, R and LR certificates) may exchange those certificates for all mortgage loans and REO Properties remaining in the issuing entity at the time of exchange.

AMENDMENT

     In general, the series 2007-C4 pooling and servicing agreement is subject to amendment as described under "Description of the Governing
Documents--Amendment" in the accompanying prospectus. However, no amendment of the series 2007-C4 pooling and servicing agreement may significantly change the activities of the issuing entity without the consent of--

     - the holders of the series 2007-C4 certificates entitled to not less than 66 2/3% of the series 2007-C4 voting rights, not taking into account series 2007-C4 certificates held by us or any of our affiliates or agents, and

     - all of the series 2007-C4 certificateholders that will be adversely affected by the amendment in any material respect.

     Additionally, absent a material adverse effect on any certificateholder, the series 2007-C4 pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders, among other reasons, to the extent necessary in order for any mortgage loan seller and their affiliates to obtain accounting "sale" treatment for the mortgage loans under FAS 140.

     Furthermore, no amendment of the series 2007-C4 pooling and servicing agreement may adversely affect any holder of a CBA B-Note Companion Loan without the consent of that person.

THE MASTER SERVICERS AND THE SPECIAL SERVICERS PERMITTED TO BUY CERTIFICATES

     The master servicers and the special servicers will be permitted to purchase any class of series 2007-C4 certificates. Such a purchase by a master servicer or a special servicer could cause a conflict relating to such master servicer's or such special servicer's duties pursuant to the series 2007-C4 pooling and servicing agreement and such master servicer's or such special servicer's interest as a holder of the series 2007-C4 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the series 2007-C4 pooling and servicing agreement, each master servicer and each special servicer is required to administer the relevant underlying mortgage loans in accordance with the Servicing Standard without regard to ownership of any series 2007-C4 certificate by such master servicer or special servicer or any affiliate thereof.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
       FOR MORTGAGED PROPERTIES LOCATED IN CALIFORNIA, NEW YORK AND TEXAS

     The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties located in California, New York and Texas, which mortgage loans represent 29.2%, 18.3% and 15.5% of the initial mortgage pool balance, respectively. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable U.S. federal and state laws governing the subject mortgage loans.

CALIFORNIA

     Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

NEW YORK

     Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

TEXAS

     Mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Any such action must be brought within four (4) years after the accrual of the cause of action. With respect to a judicial foreclosure, notwithstanding anything in the deed of trust to the contrary, the mortgagee must give the borrower written notice delivered by certified mail that it is in default and provide 20 days for the borrower to cure such default before any judicial foreclosure is permitted. With respect to a trustee's sale, the lender must give the borrower written notice delivered by certified mail that it is in default and provide 21 days for the borrower to cure such default before any judicial foreclosure is permitted. Public notice of the trustee's sale must be continued in statutory form for at least 21 days, after which the mortgaged real estate may be sold by the trustee. Any trustee sale must be made pursuant to the terms of the deed of trust at a public venue at the county courthouse of the county in which any portion of the real estate is located, between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month after the month in which the statutory notice period has been satisfied in an area designated by the commissioners' court. Under Texas law, the borrower does not have the right to redeem the real estate after a judicial foreclosure or trustee's sale. Under Texas law, if the sale price at a judicial foreclosure or trustee's sale is less than the fair market value of the real estate, any obligor (including any guarantor) may be required to offset the deficiency between the fair market value and the sale price.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2007-C4 pooling and servicing agreement and any amendments thereto and subject to any other assumptions set forth in the opinion, each REMIC created under the series 2007-C4 pooling and servicing agreement (the Lower-Tier REMIC and the Upper-Tier REMIC) will qualify as a REMIC under the Code. In addition, the arrangements under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for U.S. federal income tax purposes.

     The assets of the Lower-Tier REMIC will generally include--

     -    the underlying mortgage loans,

     - any REO Properties acquired on behalf of the series 2007-C4 certificateholders in respect of the underlying mortgage loans,

     -    the collection account,

     -    the special servicers' REO accounts, and

     -    the trustee's distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

     For U.S. federal income tax purposes,

     - the separate non-certified regular interests in the Lower-Tier REMIC will be the regular interests in the Lower-Tier REMIC and will be the assets in the Upper-Tier REMIC;

     - the REMICs will be "tiered," meaning that the Upper-Tier REMIC will hold as assets the regular interests issued by the Lower-Tier REMIC. The Upper-Tier REMIC will issue the class A-SP, A-X, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P,
          Q and S certificates, which will evidence the regular interests in, and will be treated as debt obligations of, the Upper-Tier REMIC;

     - the class R certificates will evidence the sole class of residual interest in the Upper-Tier REMIC for federal income tax purposes;

     - the class LR certificates will evidence the sole class of residual interest in the Lower-Tier REMIC for federal income tax purposes; and

     - the class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Post ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that the class ___,___ , and certificates will be issued at a premium, that the class
___,___,___ ,___ ,___ and certificates will be issued with a DE MINIMIS amount of original issue discount, and that the class A-SP and certificates will be issued with original issue discount.

     The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under section 1272(a)(6) of the Code. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Code and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     It is anticipated that the class A-SP certificates will be treated as having no qualified stated interest. Accordingly, the class A-SP certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price. If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of class A-SP certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to the class A-SP certificates. Although the matter is not free from doubt, a holder of a class A-SP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the mortgage loans. Any loss might be treated as a capital loss. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules of the Treasury regulations referred to above may be promulgated with respect to the class A-SP certificates. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

     Whether any holder of these classes of offered certificates will be treated as having acquired a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount, market discount or premium, if any, for U.S. federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     - the ARD Loans in the issuing entity will be paid in full on their respective anticipated repayment dates,

     - no mortgage loan in the issuing entity will otherwise be prepaid prior to maturity, and

     - there will be no extension of maturity for any mortgage loan in the issuing entity.

     However, no representation is made as to the actual rate at which the mortgage loans in the issuing entity will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus. Any original issue discount will be included in income based on projected payments on the mortgage loans, based on the assumption that no defaults or realized losses will occur with respect to the mortgage loans in future periods, and with any such realized losses allocated to an offered certificate being deductible no earlier than their actual occurrence.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the same proportion that the assets of the issuing entity would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. Moreover, so long as 95% or more of the assets of the REMICs are "real estate assets," the offered certificates will be treated in their entirety as real estate assets.

     Most of the mortgage loans to be included in the issuing entity are not secured by real estate used for residential or other purposes prescribed in
Section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code.

     To the extent an offered certificate represents ownership of an interest in an underlying mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     In addition, most of the mortgage loans that we intend to include in the issuing entity contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1. the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the related mortgage loan documents allow that substitution,

     3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4. the release is not within two (2) years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Code, respectively.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

YIELD MAINTENANCE CHARGES

     It is not entirely clear under the Code when the amount of a Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For U.S. federal income tax reporting purposes, the trustee will report Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the applicable master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Yield Maintenance Charges. If so, the projected Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Yield Maintenance Charge had been projected to be received. It appears that Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Yield Maintenance Charges.

WITHHOLDING AND BACKUP WITHHOLDING

     For an additional discussion of withholding and backup withholding, see "Federal Income Tax Consequences--REMICs--Backup Withholding with Respect to REMIC Certificates" and "--Foreign Investors in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     -    a fiduciary of a Plan, or

     -    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets of the issuing entity will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include both Plans and any entity that is deemed to include plan assets because of investment in the entity by one or more Plans. This exception is tested, however, immediately after each acquisition of a series 2007-C4 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2007-C4 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2007-C4 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Code will not apply to transactions involving assets in the issuing entity. If the issuing entity or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse Securities (USA) LLC identified as PTE 89-90, as amended most recently by PTE 2007-5. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, specified transactions relating to, among other things--

     - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - FIRST, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Moody's, S&P, Fitch, or DBRS;

     - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

     -    FOURTH, the following must be true--

               1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

               2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the issuing entity must represent not more than the fair market value of the obligations, and


               3. the sum of all payments made to and retained by the master servicers, the special servicers, any primary servicers and any sub-servicers must represent not more than reasonable compensation for that person's services under the series 2007-C4 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and S&P. In addition, the trustee is not an affiliate of any other member of the Restricted Group.

Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the issuing entity meet the following requirements:

     - the assets of the issuing entity must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P, Fitch or DBRS for at least one year prior to the Plan's acquisition of an offered certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement with respect to the offered securities.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or when a mortgage loan seller, the trustee, a master servicer, a special servicer or any primary servicer or sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     - on behalf of a Plan sponsored by any member of the Restricted Group, and

     - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

               1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

               2.   an affiliate of that borrower,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the assets of the issuing entity.

     If the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     -    providing services to the Plan, or

     -    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The Class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M and A-J Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by S&P and Moody's.

     Except as to the status of certain classes of Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

     See "Legal Investment" in the prospectus.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us and certain of the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                          CLASS    MOODY'S    S&P
                          -----    -------    ---
                          A-1        Aaa      AAA
                          A-2        Aaa      AAA
                          A-3        Aaa      AAA
                          A-AB       Aaa      AAA
                          A-4        Aaa      AAA
                         A-1-A       Aaa      AAA
                          A-M        Aaa      AAA
                          A-J        Aaa      AAA
                          A-SP       Aaa      AAA

     The ratings on the offered certificates address the likelihood of--

     - the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     -    the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     - the tax attributes of the offered certificates or of the issuing entity,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     - whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the class A-SP certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the mortgage loans.

     In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class A-SP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the class A-SP certificateholders receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investments, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the respective ratings received on the class A-SP certificates. The rating of the class A-SP certificates does not address the timing or magnitude of reduction of the total notional amount of that class of certificates, but only the obligation to pay interest timely on that notional amount as so reduced from time to time.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's and/or S&P.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

     "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "Additional Collateral Loan" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     "Additional Issuing Entity Expense" means an expense of the issuing entity that--

     - arises out of a default on an underlying mortgage loan or an otherwise unanticipated event,

     - is not covered by a servicing advance or a corresponding collection from the related borrower, and

     - does not represent a loss on a mortgage loan arising from the inability of the applicable master servicer and/or the applicable special servicer to collect all amounts due and owing under the mortgage loan, including by reason of the fraud or bankruptcy of the borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Administrative Fee" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, any related primary servicing fee, and in some cases, any correspondent fee, and the trustee fee are calculated.

     "Appraisal Reduction Amount" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Series 2007-C4 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (1) the Stated Principal Balance of the subject mortgage loan over (2) the excess, if any, of (a) the sum of (i) 90% of the appraised value of the related mortgaged real property as determined (A) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the applicable master servicer as a servicing advance) or
(B) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the applicable special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000, in the case of either (A) or (B), as such appraisal or internal valuation may be adjusted downward by the applicable special servicer in accordance with the Servicing Standard, without implying any duty to do so, based upon the special servicer's review of such appraisal, internal valuation or such other information as the applicable special servicer deems relevant, plus (ii) any letter of credit, reserve, escrow or similar amount held by the applicable master servicer which may be applied to payments on the subject mortgage loan over (b) the sum of (i) to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest on the subject mortgage loan at a per annum rate equal to its mortgage rate, (ii) all unreimbursed advances in respect of the subject mortgage loan and interest thereon at the Prime Rate and (iii) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to the subject mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the applicable master servicer or the trustee and/or for which funds have not been escrowed).

     Notwithstanding the foregoing in the case of any CBA A Note Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the subject CBA A/B Loan Pair, as if it were a single underlying mortgage loan, and then allocated, FIRST, to the related CBA B Note Companion Loan, up to the amount of its unpaid principal balance, and SECOND, to the subject CBA A Note Mortgage Loan.

     "Appraisal Reduction Event" means, with respect to any mortgage loan in the issuing entity, the earliest of any of the following events--

     - 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan (except that with respect to a balloon payment, such date may extend until such mortgage loan becomes a specially serviced mortgage loan);

     - the date on which a reduction in the amount of monthly payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six (6) months or less), becomes effective as a result of a modification of such mortgage loan by the applicable special servicer;

     - 60 days after a receiver has been appointed for the related borrower or immediately after a receiver has been appointed for the related mortgaged real property;

     -    30 days after a borrower declares bankruptcy;

     - 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

     -    immediately after a mortgaged real property becomes an REO Property;

     - provided, however, that there shall be no reduction in any advance for delinquent monthly debt service payments if an Appraisal Reduction Event shall occur at any time after the aggregate certificate balances of all classes of series 2007-C4 principal balance certificates (other than the class A-1, A-2, A-3, A-AB, A-4, and A-1-A certificates have been reduced to zero).

     "ARD" means, with respect to any ARD Loan, the related anticipated repayment date.

     "ARD Loan" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "Asset Status Report" means the report designated as such and described under, "The Series 2007-C4 Pooling and Servicing Agreement--Asset Status Report" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "Available P&I Funds" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     -    Yield Maintenance Charges, or

     -    Post-ARD Additional Interest.

     The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2007-C4 certificates (other than the class V certificates) on that date.

     "CBA" means CBA Mezzanine Capital Finance, LLC.

     "CBA A/B Intercreditor Agreement" means, with respect to each CBA A/B Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by the applicable mortgage loan seller, as the initial holder of the related CBA A Note Mortgage Loan, and CBA, as the initial holder of the related CBA B Note Companion Loan.

     "CBA A/B Loan Pairs" shall mean any CBA A Note Mortgage Loan, together with the related CBA B Note Companion Loan.

     "CBA A/B Material Default" means, with respect to any CBA A/B Loan Pair, one of the following events: (a) either the related CBA A Note Mortgage Loan or the related CBA B Note Companion Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy or insolvency action has been filed by or against the related borrower.

     "CBA A Note Mortgage Loan" means any of the underlying mortgage loans that are secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Egizii Portfolio, Hillside Village Shopping Center and Parkview Apartments. Each CBA A Note Mortgage Loan will, together with the corresponding CBA B Note Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

     "CBA B Note Companion Loan" shall mean, with respect to each CBA A Note Mortgage Loan, the other mortgage loan that (i) is not included in the issuing entity, (ii) is subordinate in right of payment to such CBA A Note Mortgage Loan to the extent set forth in the related CBA A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such CBA A Note Mortgage Loan.

     "Clarion" means ING Clarion Partners, LLC.

     "Clearstream, Luxembourg" means Clearstream Banking, Luxembourg.

     "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Column" means Column Financial, Inc.

     "Companion Loans" means the CBA B Note Companion Loans, individually or collectively as the context may require.

     "Corrected Mortgage Loan" means any specially serviced mortgage loan that has become a performing mortgage loan, in accordance with its original term or as modified in accordance with the series 2007-C4 pooling and servicing agreement, for three (3) consecutive monthly payments and the servicing of which has been returned to the applicable master servicer; provided that no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the special servicer.

     "Cost Approach" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in any of the next two bullets, the ratio of--

               1. the cut-off-date principal balance of the subject mortgage loan (provided that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount of such letter of credit and/or earnout cash reserve; however, such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio), if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

               2. the Most Recent Appraised Value of the related mortgaged real property;

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

               1. the total cut-off date principal balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized (if any) (provided that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount of such letter of credit and/or earnout cash reserve; however, such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio), if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

               2. the total Most Recent Appraised Value for all of the related mortgaged real properties;

     -    with respect to each of the CBA A-Note Mortgage Loans, the ratio of--

               1. the cut-off date principal balance of the related CBA A-Note Mortgage Loan, or such CBA A-Note Mortgage Loan (and without regard to the cut-off date principal balance of the related CBA B-Note Companion Loan), as the case may be, to

               2. the Most Recent Appraised Value of the related mortgaged real property.

     "Dark Tenant" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

     "DBRS" means DBRS Limited and DBRS, Inc.

     "Default Interest" means any interest that--

     - accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the regular mortgage interest rate for the subject mortgage loan, including any Post-ARD Additional Interest accrued on the subject mortgage loan.

     "Defaulted Loan" means any underlying mortgage loan that is at least 60 days delinquent in respect of its monthly payments or 90 days delinquent in respect of its balloon payment (or, if the borrower has delivered a refinancing commitment reasonably acceptable to the applicable special servicer, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur), if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "Estimated Annual Operating Expenses" generally means, for each of the mortgaged real properties securing a mortgage loan in the issuing entity, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect, among others, any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

     - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

               1. from operating statements relating to a complete fiscal year of the borrower ended in 2004, 2005 or 2006 or a trailing 12-month period ended in 2006 or 2007,

               2. by annualizing the amount of expenses for partial 2006 or 2007 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

               3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

               4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     - the "expense modifications" made to the historical annual operating expenses for that property include--

               1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5.0% of total revenues, was payable to the property manager,

               2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

               3.   the underwritten recurring replacement reserve amounts,

               4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

               5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4.0% and 5.0% of total revenues,

               6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense to room or expense-to-total revenues ratio that approximates historical or industry norms, and

               7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering, TI/LC and Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

     By way of example, Estimated Annual Operating Expenses generally include--

     -    salaries and wages,

     -    the costs or fees of--

               1.   utilities,

               2.   repairs and maintenance,

               3.   replacement reserves,

               4.   marketing,

               5.   insurance,

               6.   management,

               7.   landscaping,

               8.   security, if provided at the property, and

     - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses generally do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses generally include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions.

In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

     "Estimated Annual Revenues" means, for each of the mortgaged real properties securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

     - the "base estimated annual revenues" for that property, it was assumed--

               1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

               2. in the case of a hospitality property, the estimated average room sales, and

               3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     - the "revenue modifications" made to the base estimated annual revenues for that property include--

               1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

               2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

               3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

               4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

               5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By way of example, Estimated Annual Revenues generally include:

     - for multifamily rental properties and manufactured housing communities, rental and other revenues,

     - for hospitality properties, room, food and beverage, telephone and other revenues, and

     - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

     - determined on the assumption that the property was net leased to a single tenant at market rents, and

     - derived from rental rate and vacancy information for the surrounding real estate market.

     "Euroclear" means The Euroclear System.

     "Excess Servicing Strip" means a portion of the master servicing fee (equal to fees accrued at a rate in excess of 0.005% (0.5 basis points) per annum) and the per annum rate applicable to any related primary servicing fee for any Mortgage Loan for which the applicable Master Servicer performs the duties of a primary servicer.

     "Exemption-Favored Party" means any of the following--

     -    Credit Suisse Securities (USA) LLC,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse Securities (USA) LLC, and

     - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "Fair Value" means the amount that, in the special servicer's judgment, exercised in accordance with the Servicing Standard, and taking into account the factors specified in the series 2007-C4 pooling and servicing agreement, is the fair value of a Defaulted Loan.

     "Fitch" means Fitch, Inc.

     "FSMA" means the Financial Services and Markets Act 2000 of the United Kingdom.

     "GAAP" means generally accepted accounting principles.

     "Income Approach" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

     "IRS" means the Internal Revenue Service.

     "Leasable Square Footage," "S.F." or "Sq. Ft." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "LIBOR" has the meaning given to that term under "Description of the Offered Certificates--Distributions--Calculation of Pass Through Rates" in this prospectus supplement.

     "Lower-Tier REMIC" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "Major Tenant" means the top three (3) tenants of a commercial property, including ground leased space, based on the NRSF.

     "Maturity/ARD Balance" or "Maturity Balance" means, with respect to any underlying mortgage loan, the unpaid principal balance of the subject mortgage loan immediately prior to its maturity or, in the case of an ARD

Loan, the related anticipated repayment date, according to the payment schedule for the subject mortgage loan and otherwise assuming no prepayments, defaults or extensions.

     "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV Ratio" means:

     - with respect to any underlying balloon mortgage loan or ARD Loan, other than an underlying mortgage loan referred to in any of the next two bullets, the ratio of--

               1.   the Maturity/ARD Balance of the subject mortgage loan, to

               2. the Most Recent Appraised Value of the related mortgaged real property; and

     - with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1. the total Maturity/ARD Balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized (if any), to

               2. the total Most Recent Appraised Value of all of the related mortgaged real properties;

     -    with respect to each CBA A-Note Mortgage Loan, the ratio of--

               1. the Maturity/ARD Balance of the related CBA A-Note Mortgage Loan (and without regard to the cut-off date principal balance of the related CBA B-Note Companion Loan), as the case may be, to

               2. the Most Recent Appraised Value of the related mortgaged real property.

     "Midland" means Midland Loan Services, Inc.

     "Modeling Assumptions" means, collectively, the following assumptions regarding the series 2007-C4 certificates and the mortgage loans in the issuing entity:

     - the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $2,140,885,357;

     - the total initial principal balance or notional amount, as the case may be, of each class of series 2007-C4 certificates is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2007-C4 certificates is as described in this prospectus supplement;

     - there are no delinquencies or losses with respect to the mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the underlying mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

     - monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     - no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period, and no reserve fund or letter of credit is applied to pay down a loan due to failure to satisfy applicable performance triggers;

     - each ARD Loan in the issuing entity is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     -    all prepayments on the underlying mortgage loans are assumed to be--

               1.   accompanied by a full month's interest,

               2. if received during a prepayment premium period, accompanied by the appropriate Yield Maintenance Charge, and

               3.   received on the applicable due date of the relevant month;

     - The loan identified as Egizii Portfolio in Exhibit A-1 of this prospectus supplement may prepay prior to October 11, 2009 if accompanied by a Yield Maintenance Charge.

     - The loan identified as Drug Mart Plaza A - ROLLUP in Exhibit A-1 of this prospectus supplement may prepay up to $3,934,381.23 commencing on October 11, 2009 if accompanied by a Yield Maintenance Charge.

     - The loan identified as Providence Plaza & Shoppes at Midtown in Exhibit A-1 of this prospectus supplement may prepay up to 29% of the then outstanding loan balance commencing on October 11, 2009 if accompanied by a Yield Maintenance Charge.

     - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Series 2007-C4 Pooling and Servicing Agreement--Termination";

     - none of the underlying mortgage loans is required to be repurchased or replaced by the related mortgage loan seller or any other person, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - the only issuing entity expenses are the trustee fee, the master servicing fee and the primary servicing fees;

     -    there are no Additional Trust Fund Expenses;

     - funds released from the interest reserve account for any underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

     - payments on the offered certificates are made on the 15th day of each month, commencing in October 2007; and

     -    the offered certificates are settled on an assumed settlement date of
          September     , 2007.

     "Moody's" means Moody's Investors Service, Inc.

     "Most Recent Appraised Value" or "Appraised Value" means, for any mortgaged real property securing an underlying mortgage loan in the issuing entity, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

     -    the "as is" value set forth in the related appraisal, plus

     - the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

     In general, the amount of costs assumed by the appraiser for these purposes is based on--

     -    an estimate by the individual appraiser,

     -    an estimate by the related borrower,

     - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     -    a combination of these estimates.

     "Most Recent Debt Service Coverage Ratio" or "Most Recent DSCR" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in any of the next three bullets, the ratio of--

               1. the Most Recent Net Cash Flow for the related mortgaged real property or properties, to

               2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in September 2007; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, the ratio of--

          1. the total Most Recent Net Cash Flow for the related mortgaged real property or properties, to

          2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in September 2007; and

     -    with respect to the CBA A/B Loan Pairs, the ratio of--

     the Most Recent Net Cash Flow of the related mortgaged real property, to twelve times the monthly debt service payments to be due on the CBA A Note Mortgage Loan (and without regard to the monthly debt service payments to be due on the related CBA B-Note Companion Loan).

     "Most Recent Expenses" generally means, for any mortgaged real property that secures an underlying mortgage loan in the issuing entity, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     -    salaries and wages,

     -    the costs or fees of--

               1.   utilities,

               2.   repairs and maintenance,

               3.   marketing,

               4.   insurance,

               5.   management,

               6.   landscaping,

               7.   security, if provided at the property, and

     -    the amount of--

               1.   real estate taxes,

               2.   general and administrative expenses,

               3.   ground lease payments, and

               4.   other costs.

     For purposes of the foregoing, expenses generally do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property.

     "Most Recent Net Cash Flow" generally means, with respect to each mortgaged real property that secures an underlying mortgage loan in the issuing entity, the Most Recent Net Operating Income, less:

     -    underwritten replacement reserve amounts; and

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     - "Most Recent Net Operating Income" means, with respect to each of the mortgaged real properties that secures an underlying mortgage loan in the issuing entity, the total cash flow derived from the property that was available for annual debt service on the related underlying mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property.

     "Most Recent Operating Statement Date" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to that mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "Most Recent Revenues" means, for any mortgaged real property that secures an underlying mortgage loan in the issuing entity, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

     - for a multifamily rental property or a manufactured housing community, rental and other revenues;

     - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

     "NCCB" means National Consumer Cooperative Bank.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

     - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     -    the sum of--

               1. the total payments made by the master servicers to cover any Prepayment Interest Shortfalls incurred during the related collection period; and

               2. the total Prepayment Interest Excesses collected during the related collection period that are applied to offset Prepayment Interest Shortfalls incurred during the related collection period.

     No master servicer will make payments to cover, or apply Prepayment Interest Excesses received on underlying mortgage loans for which it is the applicable master servicer to offset, Prepayment Interest Shortfalls incurred with respect to underlying mortgage loans for which it is not the applicable master servicer.

     "Net Mortgage Interest Rate" means, with respect to any mortgage loan in the issuing entity, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates reduced by the sum of the annual rates at which the related master servicing fee, (including any primary servicing fee), the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, as calculated.

     "Net Mortgage Pass-Through Rate" means:

     - with respect to any mortgage loan that accrues interest on a 30/360 Basis in the issuing entity for any distribution date, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

     - with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

               1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, and

               2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "Nonrecoverable Advance" has the meaning assigned to that term under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "Nonrecoverable P&I Advance" has the meaning assigned to that term under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     "Nonrecoverable Servicing Advance" has the meaning assigned to that term under "The Series 2007-C4 Pooling and Servicing Agreement--Servicing and other Compensation and Payment of Expenses--Servicing Advances" in this prospectus supplement.

     "NRSF" means net rentable square footage.

     "Occupancy Rate at Underwriting" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the issuing entity or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. In the case of mortgaged real properties that are mixed use properties, the Occupancy Rate at Underwriting reflects the occupancy rate of the primary use of the property. The Occupancy Rate at Underwriting reflects Dark Tenants. No Occupancy Rate at Underwriting is presented for hospitality properties.

     "Option Price" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Series 2007-C4 Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "Pads" means, in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Code.

     "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the issuing entity, any and all of the following--

     - the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties,

     - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma or specimen title policy or marked up commitment, which in either case is binding on the subject title insurance company,

     -    other matters to which like properties are commonly subject,

     - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

     - if the related mortgage loan is a CBA A-Note Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related CBA B-Note Companion,

     - if the related mortgage loan is cross-collateralized with any other mortgage loan in the issuing entity, the lien of the mortgage instrument for that other mortgage loan, and

     - if the subject mortgaged real property is a unit in a condominium, the related condominium declaration.

     "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the series 2007-C4 pooling and servicing agreement.

     "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Code.

     "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA, describing what constitutes the assets of a Plan.

     "PNC Bank" means PNC Bank, National Association.

     "Post-ARD Additional Interest" means, with respect to any ARD Loan in the issuing entity, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "Prepayment Interest Excess" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees and any primary servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of an underlying mortgage loan made voluntarily by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees and any primary servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "Prime Rate" means an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

     "Principal Distribution Adjustment Amount" means, with respect to any distribution date, the sum of (i) the amount of any Nonrecoverable Advance (and interest thereon) that was reimbursed to the applicable master servicer or the trustee that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2007-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status, that (although not considered a Nonrecoverable Advance) was reimbursed to the applicable master servicer or the trustee, with interest on such advance, and that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2007-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable), in each case, during the period since the preceding distribution date.

     "PTE" means prohibited transaction exemption.

     "Purchase Option" means, with respect to any Defaulted Loan, the purchase option described under "The Series 2007-C4 Pooling and Servicing
Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "Qualified Substitute Mortgage Loan" means a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on an Actual/360 Basis); (e) have a remaining term to stated maturity not greater than, and not more than two
(2) years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement; (h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of section 860G(a)(4) of the Code; (k) not have a maturity date after the date that is three (3) years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of Moody's and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of Moody's or S&P to any class of series 2007-C4 certificates then rated by Moody's or S&P, respectively; (m) have been approved by the Series 2007-C4 Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two (2) years of the date of initial issuance of the offered certificates; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC created under the series 2007-C4 pooling and servicing agreement or the imposition of tax on any REMIC created under the series 2007-C4 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 2007-C4 pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller or other responsible party will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

     "Realized Losses" means losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Regulation AB" means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 - 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     "Relevant Persons" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMIC" means a "real estate mortgage investment conduit" as defined in section 860D of the Code.

     "REO Property" means any mortgaged real property that is acquired by a special servicer for the benefit of the series 2007-C4 certificateholders (or, if such property relates to a CBA A/B Loan Pair, for the benefit of the series 2007-C4 certificateholders and the holder of the related CBA B-Note Companion
Loan), through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the issuing entity.

     "Restricted Group" means, collectively, the following persons and entities--

     -    the trustee,

     -    the Exemption-Favored Parties,

     -    us,

     -    the master servicers,

     -    the special servicers,

     -    any primary servicers or sub-servicers,

     -    the mortgage loan sellers,

     - each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     -    any and all affiliates of any of the aforementioned persons.

     "Rooms" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Sales Comparison Approach" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SEC" means the Securities and Exchange Commission.

     "Senior Certificates" means the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-SP and A-X certificates.

     "Senior Principal Distribution Cross-Over Date" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

     - the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

     -    the lesser of--

               1. the Total Principal Distribution Amount for that distribution date, and

               2. the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-SP, A-X, A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates have been made on that distribution date.

     "Servicing Standard" means the standard by which the applicable master servicer and the applicable special servicer will service and administer the mortgage loans and, when applicable, a CBA A-Note Mortgage Loan that it is obligated to service and administer pursuant to the series 2007-C4 pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the certificateholders (and, when applicable to a CBA

A-Note Mortgage Loan, the holder of the related CBA B-Note Companion Loan), as a collective whole, as determined by the applicable master servicer or special servicer, as the case may be, in their reasonable judgment, in accordance with applicable law, the terms of the series 2007-C4 pooling and servicing agreement and the terms of the respective mortgage loans (including related intercreditor and similar agreements), and, to the extent consistent with the foregoing, further as follows--

     - (a) the same manner in which, and with the same care, skill, prudence and diligence with which the applicable master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) the same care, skill, prudence and diligence with which the applicable master servicer or special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by it, whichever is higher;

     - with a view to the timely recovery of principal and interest on the mortgage loans or, if a mortgage loan comes into and continues in default and, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of recovery thereon to the series 2007-C4 certificateholders and the holders of any related CBA B-Note Companion Loan, all taken as a collective whole, on a present value basis; and

     -    without regard to--

               1. any relationship that the applicable master servicer or special servicer, as the case may be, or any affiliate thereof may has with the related borrower, any mortgage loan seller or any other party to the series 2007-C4 pooling and servicing agreement,

               2. the ownership of any series 2007-C4 certificate, mezzanine loan or subordinate debt by the applicable master servicer or special servicer, as the case may be, or by any affiliate thereof,

               3.   the master servicer's obligation to make advances,

               4. the special servicer's obligation to request that the applicable master servicer make servicing advances,

               5. the right of a master servicer (or any affiliate thereof) or a special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

               6. the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the applicable master servicer or special servicer, as the case may be, or any affiliate thereof, as applicable,

               7. any obligation of the applicable master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

               8. any debt that the applicable master servicer or special servicer, as the case may be, or any affiliate thereof has extended to any borrower.

     "Servicing Transfer Event" means, with respect to any mortgage loan in the issuing entity or any related CBA B-Note Companion Loan, any of the following events, among others:

     - a payment default has occurred at its maturity date (except if the borrower is making its normal monthly payment and is diligently pursuing a refinancing and in connection therewith delivers, within 60 days of the maturity date, a firm commitment to refinance acceptable to the applicable special servicer and the Series 2007-C4 Directing Certificateholder, in which case a Servicing Transfer Event would not occur as to such mortgage loan until the earlier of (1) 90 days after such payment default, which may be extended to 150 days at the discretion of the applicable special servicer and the 2007-C4 Directing Certificateholder, or (2) the expiration of such commitment);

     - any monthly payment (other than a balloon payment) is more than 60 or more days delinquent;

     -    the related borrower has--

                    (a) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

                    (b) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

                    (c) has admitted in writing its inability to pay its debts generally as they become due;

     - the applicable master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

     - in the judgment of the master servicers or, with the approval of the Series 2007-C4 Directing Certificateholder, the judgment of the special servicer, a payment default or a material non-monetary default has occurred or is imminent and is not likely to be cured by the borrower within 60 days; provided that a "Servicing Transfer Event" will not be deemed to occur pursuant to this clause upon the occurrence of a potential default in the making of a balloon payment, if, with respect to such event, the applicable master servicer has determined that the master servicers' granting of a one-year extension of the maturity date of the mortgage loan (to the extent it is permitted to do so as described under "The Series 2007-C4 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement, including under the condition that it must have obtained the consent of the Series 2007-C4 Directing Certificateholder to the extension) is in accordance with the Servicing Standard, and at such time no other Servicing Transfer Event exists; or

     - any other default has occurred under the mortgage loan documents that, in the judgment of the applicable master servicer or, with the approval of the Series 2007-C4 Directing Certificateholder, the judgment of the special servicer, has materially and adversely affected the value of the related mortgage loan or otherwise materially and adversely affected the interests of the series 2007-C4 certificateholders and has continued unremedied for 60 days (irrespective of any grace period specified in the related mortgage note), provided that failure of the related borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar act shall not apply with respect to this clause if the applicable special servicer has determined in accordance with the Servicing Standard that either--

                    (a) such insurance is not available at commercially reasonable rates and that such hazards are not commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

                    (b)  such insurance is not available at any rate.

     A Servicing Transfer Event will cease to exist, if and when a specially serviced mortgage loan becomes a Corrected Mortgage Loan.

     Notwithstanding the foregoing, a Servicing Transfer Event will not occur based upon a default with respect to any underlying mortgage loan as to which default the holder of any related CBA B-Note Companion Loan may exercise cure rights, unless and until the applicable cure period has elapsed without any exercise of such cure.

     "Shadow Anchor" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "Significant Mortgage Loans" has the meaning given to that term under "The Series 2007-C4 Pooling and Servicing Agreement--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses" in this prospectus supplement.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Stated Principal Balance" means, for each mortgage loan in the issuing entity, an amount that:

     - will initially equal its unpaid principal balance as of its due date in September 2007 or, in the case of a replacement mortgage loan, as of the date it is added to the issuing entity, after application of all payments of principal due during or prior to the month of such addition to the issuing entity, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

               1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any adjustments to that Total Principal Distribution Amount in accordance with the last paragraph of the definition of "Total Principal Distribution Amount" below), and

               2. any reduction in the outstanding principal balance of that mortgage loan pursuant to a modification or a bankruptcy proceeding during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the issuing entity will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "Subordinate Certificates" means the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates.

     "TI/LC" means tenant improvements and leasing commissions.

     "Total Available Funds" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2007-C4 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "Total Principal Distribution Amount" means:

     - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

               1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the issuing entity with respect to the underlying mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related underlying mortgage loan in September 2007, if any, or on a due date for the related underlying mortgage loan subsequent to the end of the related collection period,

               2. all monthly payments of principal received by or on behalf of the issuing entity with respect to the underlying mortgage loans prior to, but that are due during, the related collection period,

               3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the issuing entity with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in September 2007, if any, and

               4. all advances of principal made with respect to the underlying mortgage loans for that distribution date; and

     - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any distribution date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such distribution date. The Total Principal Distribution Amount will be increased on any distribution date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to any underlying mortgage loan, but only if and to the extent such advance was previously reimbursed from principal collections that would otherwise have constituted part of the Total Principal Distribution Amount for a prior distribution date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior distribution date. In addition, if any insurance proceeds, condemnation proceeds or liquidation proceeds were received and/or a final recovery determination was made with respect to any underlying mortgage loan during any particular collection period, then the portion of the Total Principal Distribution Amount for the related distribution date that is otherwise allocable to that underlying mortgage loan will be reduced (to not less than zero) by any special servicing fees and liquidation fees payable in connection therewith.

     In no event will any payments or other collections of principal allocable to the CBA B-Note Companion Loans be included in the calculation of the Total Principal Distribution Amount.

     "Underwriter Exemption" means PTE 89-90, as amended by PTE 2007-5.

     "Underwritten Debt Service Coverage Ratio" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in any of the next three bullets, the ratio of--

               1. the Underwritten Net Cash Flow for the related mortgaged real property or properties, to

               2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in September 2007, due on its first due date;

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, the ratio of--

               1. the total Underwritten Net Cash Flow for the related mortgaged real property or properties, to

               2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized (if any), due on the related due date in September 2007; and

     -    with respect to each CBA A/B Loan Pair, the ratio of--

               1. the Underwritten Net Cash Flow for the related mortgaged real property, to

               2. twelve times the monthly debt service payment due on such CBA A-Note Mortgage Loan (and without regard to the monthly debt service payment due on the related CBA B-Note Companion
                    Loan) on its due date in September 2007;

provided that, if the subject mortgage loan or group of mortgage loans is currently in an interest only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in September 2007 through and including the due date in April 2008 or (b) if that interest only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins and provided further that with respect to certain of the mortgage loans (in addition to those listed in the first bullet above) that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2 of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount of such letter of credit and/or earnout cash reserve; however, such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto.

     "Underwritten Net Cash Flow" means, with respect to each of the mortgaged real properties securing an mortgage loan in the issuing entity, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     -    is equal to the excess of--

               1.   the Estimated Annual Revenues for the property, over

               2.   the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the related underlying mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "Underwritten Net Operating Income" or "U/W NOI" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan in the issuing entity, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     -    underwritten recurring replacement reserve amounts;

     -    capital improvements, including recurring capital improvements;

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "United States Person" means--

     -    a citizen or resident of the United States,

     -    a domestic partnership,

     -    a domestic corporation,

     - any estate, other than a foreign estate within the meaning of Section 7701(a)(31) of the Code, and

     -    any trust if--

               1. a court within the United States is able to exercise primary supervision over the administration of the issuing entity, and

               2. one or more United States Persons have the authority to control all substantial decisions of the issuing entity.

     "Units" means--

     - in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "Upper-Tier REMIC" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "U/W" means underwritten.

     "Weighted Average Net Mortgage Pass-Through Rate" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the issuing entity for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     "Wells Fargo" means Wells Fargo Bank, N.A.

     "Year Built" means, with respect to any mortgaged real property securing a mortgage loan in the issuing entity, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Year Renovated" means, with respect to any mortgaged real property securing a mortgage loan in the issuing entity, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Yield Maintenance Charge" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

     "Yield Maintenance Minimum Amount" means with respect to a mortgage loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

     "Yield Maintenance Period" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Yield Maintenance Charge.

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
            MORTGAGE LOANS AND THE RELATED MORTGAGED REAL PROPERTIES

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

             Historical Performance of the Mortgaged Real Properties

                 Engineering, TI/LC, Tax and Insurance Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                        Recurring Reserve Cap Information


                                      A-1-1

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                            CUT-OFF DATE
               LOAN                                           PRINCIPAL
  #   CROSSED GROUP PROPERTY NAME                            BALANCE (1)                ADDRESS
----- ------- ----- --------------------------------------- ------------ ------------------------------------
 1.1            1   Shutters on the Beach                   $185,614,308 One Pico Boulevard
 1.2            1   Casa Del Mar                            $124,385,692 1910 Ocean Way
  2             1   245 Fifth Avenue                        $140,000,000 245 Fifth Avenue
  3             1   City Tower                              $115,000,000 333 City Boulevard West
  4             1   2600 Michelson                          $ 95,000,000 2600 Michelson Drive
  5             2   Meyberry House                          $ 90,000,000 220 East 63rd Street
 6.1            2   Caribbean Isle                          $ 30,581,000 3503 Bonaire Boulevard
 6.2            2   Forest Park                             $ 21,290,000 2829 South Oakland Forest Drive
 6.3            2   Wind Tree                               $  9,600,000 3630 Brennan Boulevard
 6.4            2   Warwick Apartments                      $  6,271,000 2400 Arrowhead Drive
 6.5            2   Coulter Landing                         $  4,258,000 7208 West 34th Street
  7             1   St. Luke's At Cypress Woods             $ 31,800,000 15655 Cypress Woods Medical Drive
  8             1   Lakeview Plaza                          $ 31,200,000 1505-1515 Route 22
 9.1            2   3489 Broadway                           $ 13,494,118 3489 Broadway
 9.2            2   548 West 164th Street                   $  6,929,412 548 West 164th Street
 9.3            2   610 West 163rd Street                   $  6,418,824 610 West 163rd Street
 9.4            2   519 West 143rd Street                   $  4,157,646 519 West 143rd Street
10.1            2   Meadow Ridge                            $ 16,500,000 5055 Lindell Road
10.2            2   Spanish Oaks                            $ 13,800,000 2301 South Valley View Boulevard
 11             1   Sweetwater Crossings                    $ 29,000,000 1502-1910 Sweetwater Road
 12             2   Stone Lake Apartment Homes              $ 28,450,000 2651 Stone Lake Drive
 13             1   Grove Square Shopping Center            $ 26,000,000 13601 Grove Drive
 14             1   Crystal Corporate Center                $ 23,500,000 2500 North Military Trail
 15             1   Hillside Village Shopping Center        $ 23,200,000 6401 East Mockingbird Lane
 16             1   The Can Company                         $ 22,640,000 2400 Boston Street
 17             1   Wellington Tower Retail                 $ 22,500,000 350 East 82nd Street
18.1            1   Egizii Portfolio-Bucari Building        $  6,713,424 509 South Sixth Street
18.2            1   Egizii Portfolio-Ridgely Building       $  3,791,127 500 East Monroe
18.3            1   Egizii Portfolio-Pana Warehouse         $  3,478,508 2285 East 350 North Road
18.4            1   Egizii Portfolio 400 North Fifth Street $  3,081,101 400-424 North Fifth Street
18.5            1   Egizii Portfolio-700 North MacArthur    $  2,007,783 700 North MacArthur Boulevard
18.6            1   Egizii Portfolio-Bell Building          $  1,610,376 424 South 5th Street
18.7            1   Egizii Portfolio-Edwards Building       $  1,183,044 528 South Fifth Street
 19             2   Paradise Bay                            $ 21,500,000 5901 Weber Road
 20             1   Hampton Inn Downtown Dallas             $ 21,466,184 1015 Elm Street
21.1            1   West 125th St Portfolio                 $ 14,580,000 112-118 West 125th Street, 250 West
                                                                         125th Street, 117 West 124th Street
21.2            1   1645 Pitkin St                          $  4,620,000 1645 Pitkin Street
 22             2   Timberlakes at Atascocita Apartments    $ 18,000,000 18551 Timber Forest Drive
 23             2   Champions Park Apartments               $ 15,300,000 13050 Champions Park Drive
 24             1   Lone Tree Retail Center                 $ 15,276,000 5007 Lone Tree Way
 25             1   The Madison Hotel                       $ 14,687,681 One Convent Road
 26             1   University Square                       $ 13,750,000 Northeast Corner University Parkway
                                                                         & Lockwood Ridge Road
 27             1   Mokena Retail                           $ 13,400,000 11244 and 11310 West Lincoln Highway
 28             1   University Centre I                     $ 13,400,000 1300 South University Drive
 29             1   University Center West - San Diego      $ 13,163,445 9380 Judicial Drive
 30             2   Champions Centre Apartments             $ 13,000,000 13222 Champions Centre Drive
 31             1   Cranbrook Plaza                         $ 12,800,000 532-598 Cranbrook Road, 10400-10402
                                                                         Ridgeland Road
 32             1   Temescal Plaza                          $ 12,700,000 4869-5095 Telegraph Avenue
 33             1   82 Totowa Road                          $ 12,600,000 82 Totowa Road
 34             1   565 Metro Place                         $ 12,235,000 565 Metro Place South
 35             2   Park Village                            $ 12,100,000 7575 South Westmoreland Road
 36      A      1   RV Dakota Ridge RV Park                 $  5,980,000 17800 West Colfax Avenue
 37      A      1   RV Elk Meadows RV Park                  $  3,941,500 1665 Colorado Highway 66
 38      A      1   RV Spruce Lake RV Park                  $  2,047,500 1050 Mary's Lake Road
 39             2   Pegasus Place                           $ 11,600,000 2504 Larkin Road
 40             2   The Fairways Apartments                 $ 11,600,000 1450 North State Highway 360
 41             2   Parks at Walnut                         $ 11,320,000 10000 Walnut Street
 42             1   Sprouts Center Surprise                 $ 11,100,000 13757-13761 West Bell Road
 43             1   268 Summer Street                       $ 10,000,000 268 Summer Street
 44             2   Villas at Bailey Ranch III              $ 10,000,000 8751 N. 97th East Avenue
 45             2   St. Charles Place                       $  9,960,000 2000 Old Minden Road
 46             1   Whole Foods - Alexandria                $  9,932,000 1700 Duke Street
 47             1   Corpus Christi Medical Tower            $  9,800,000 1521 South Staples
 48             2   Bullard Crossing                        $  9,600,000 5105 Old Bullard Road
 49             2   Curry Junction Apartments               $  9,600,000 3549 Curry Lane

  #         CITY              COUNTY        STATE ZIP CODE
----- ---------------- -------------------- ----- --------
 1.1  Santa Monica     Los Angeles            CA    90405
 1.2  Santa Monica     Los Angeles            CA    90405
  2   New York         New York               NY    10016
  3   Orange           Orange                 CA    92868
  4   Irvine           Orange                 CA    92612
  5   New York         New York               NY    10065
 6.1  Kissimmee        Osceola                FL    34741
 6.2  Oakland Park     Broward                FL    33309
 6.3  Amarillo         Randall                TX    79121
 6.4  Abilene          Taylor                 TX    79606
 6.5  Amarillo         Randall                TX    79109
  7   Houston          Harris                 TX    77014
  8   Southeast        Putnam                 NY    10509
 9.1  New York         New York               NY    10031
 9.2  New York         New York               NY    10032
 9.3  New York         New York               NY    10032
 9.4  New York         New York               NY    10031
10.1  Las Vegas        Clark                  NV    89118
10.2  Las Vegas        Clark                  NV    89102
 11   National City    San Diego              CA    91950
 12   Grand Prairie    Tarrant                TX    75050
 13   Maple Grove      Hennepin               MN    55311
 14   Boca Raton       Palm Beach             FL    33431
 15   Dallas           Dallas                 TX    75214
 16   Baltimore        Baltimore              MD    21224
 17   New York         New York               NY    10028
18.1  Springfield      Sangamon               IL    62701
18.2  Springfield      Sangamon               IL    62701
18.3  Pana             Christian              IL    62557
18.4  Springfield      Sangamon               IL    62702
18.5  Springfield      Sangamon               IL    62702
18.6  Springfield      Sangamon               IL    62701
18.7  Springfield      Sangamon               IL    62705
 19   Corpus Christi   Nueces                 TX    78413
 20   Dallas           Dallas                 TX    75202
21.1
      New York         New York               NY    10027
21.2  Brooklyn         Kings                  NY    11212
 22   Humble           Harris                 TX    77346
 23   Houston          Harris                 TX    77069
 24   Antioch          Contra Costa           CA    94531
 25   Morris Township  Morris                 NJ    07960
 26
      Sarasota         Sarasota               FL    34243
 27   Mokena           Will                   IL    60448
 28   Ft. Worth        Tarrant                TX    76107
 29   San Diego        San Diego              CA    92121
 30   Houston          Harris                 TX    77069
 31
      Cockeysville     Baltimore              MD    21030
 32   Oakland          Alameda                CA    94609
 33   Wayne            Passaic                NJ    07470
 34   Dublin           Franklin               OH    43017
 35   Dallas           Dallas                 TX    75237
 36   Golden           Jefferson              CO    80401
 37   Estes Park       Larimer                CO    80517
 38   Estes Park       Larimer                CO    80517
 39   Lexington        Fayette                KY    40503
 40   Grand Prairie    Tarrant                TX    75050
 41   Dallas           Dallas                 TX    75243
 42   Surprise         Maricopa               AZ    85374
 43   Boston           Suffolk                MA    02210
 44   Owasso           Tulsa                  OK    74055
 45   Bossier City     Bossier                LA    71111
 46   Alexandria       Alexandria City        VA    22314
 47   Corpus Christi   Nueces                 TX    78404
 48   Tyler            Smith                  TX    75703
 49   Abilene          Taylor                 TX    79606

                                      A-1-2

                                                            CUT-OFF DATE
               LOAN                                           PRINCIPAL
  #   CROSSED GROUP PROPERTY NAME                            BALANCE (1)                ADDRESS
----- ------- ----- --------------------------------------- ------------ ------------------------------------
 50             2   Crown Acquisitions                      $  9,550,000 1240, 1310, 1502 West Ajo Way
 51             1   Patton Forest                           $  9,000,000 2520, 2525, 2515 and 2505 Green
                                                                         Tech Drive
 52             1   Northridge Shopping Center              $  8,800,000 8329 Roswell Road
 53             1   Quality Inn - Toms River                $  8,700,000 815 Route 37 W
 54             1   Arapahoe Service Center 2               $  8,562,000 6446 South Kenton Street
 55             1   Easton Plaza Shopping Center            $  8,525,000 101 Marlboro Avenue
 56             1   Trade Center                            $  8,500,000 100 Trade Centre Drive
 57             1   St. Mary's Medical Office Building      $  8,500,000 2470 Daniell's Bridge Road
 58             1   Shilo Tacoma Washington                 $  8,321,888 7414 South Hosmer Street
 59             1   Prime One Office Building               $  8,250,000 20601 North 19th Avenue
 60             1   Holiday Inn Express - Flagstaff Arizona $  8,034,135 2320 East Lucky Lane
 61             2   Parkoff - 1-5-9 Seaman Avenue           $  8,000,000 1-9 Seaman Avenue
 62             2   Bullard Creek                           $  7,840,000 5621 Old Bullard Road
 63             1   Catoosa Shopping Center                 $  7,575,000 2500 North Highway 66
 64             2   Wexford Homes                           $  7,500,000 600 Wembley Circle
 65             2   Center Pointe Apartments                $  7,450,000 460 North Arthur Street
 66             2   Farmville Apartment Portfolio           $  7,199,950 408 High Street
 67             1   Weaverville Plaza Shopping Center       $  6,939,073 93-173 Weaver Blvd.
 68             2   Parkoff - 100 Thayer Street             $  6,800,000 100 Thayer Street
 69             1   Viewridge Industrial                    $  6,750,000 4520 Viewridge Avenue
 70             1   Country Inn & Suites Elgin, IL          $  6,688,894 2270 Point Boulevard
 71             1   Holiday Inn Express Winnemucca          $  6,647,010 1987 West Winnemucca Boulevard
 72             2   Parkoff - 161-171 Seaman Avenue         $  6,450,000 161-171 Seaman Avenue
 73             1   Paramount Plaza                         $  6,450,000 14502 North Dale Mabry Highway
 74             1   Alliance Commerce Center                $  6,400,000 615 West Wilshire Boulevard
 75             1   Pleasant Hill Station                   $  6,240,000 2442 Pleasant Hill Road
 76             2   Ravine Bluff Apartments                 $  6,183,654 5454 Ponderosa Drive
 77             1   Holiday Inn Express Carson City         $  5,985,958 4055 North Carson Street
78.1            1   Drug Mart Plaza - Upper Sandusky        $  3,136,500 1155 East Wyandot Avenue
78.2            1   Drug Mart Plaza - Parma Heights         $  2,793,500 6476 York Road
 79             1   Franklin Plaza Shopping Center          $  5,800,000 557 Englishtown Road
 80             2   Parkoff - 11-19 Seaman Avenue           $  5,650,000 11-19 Seaman Avenue
 81             1   Gateway Center                          $  5,646,969 991 South State Road 7
 82             1   Holiday Inn Express - Louisville        $  5,495,908 3711 Chamberlain Lane
83.1            1   Best Storage Dripping Springs           $  1,944,749 26552 Ranch Road 12
83.2            1   Best Storage Bastrop                    $  1,801,386 770 Highway 71 West
83.3            1   Best Storage Lockhart                   $  1,144,410 1414 South Colorado Street
83.4            1   Best Storage San Marcos                    $ 593,398 2406 Interstate 35 South
 84             1   488 Main Avenue                         $  5,400,000 488 Main Avenue
 85             1   Muhlenberg Square                       $  5,324,145 3417 North 5th Street
 86             1   Country Inn and Suites                  $  5,292,630 13901 Shell Point Plaza
 87             2   Parkoff - 110 Post Avenue               $  5,220,000 110 Post Avenue
 88             2   Parkoff - 98 Thayer Street              $  5,150,000 98 Thayer Street
 89             1   Centre at Eagle's Nest                  $  5,074,000 5324 Atascocita Road
 90             1   Northside Plaza                         $  5,000,000 132-01 14th Avenue
 91             1   Design Market                           $  4,987,672 501 Northeast 122nd Street
 92             1   1208B VFW Parkway                       $  4,877,467 1208B VFW Parkway
 93             1   Troy Marketplace                        $  4,800,000 1225-1265 Highway 231
 94             1   Fountain Court                          $  4,678,833 1-31 Fountain Court
 95             1   City Center MOB                         $  4,662,000 3610 Michelle Wittmer Memorial Drive
 96             1   "L" Street Office                       $  4,640,000 2617 East L Street
 97             1   Plaza Medical & Research Center I       $  4,537,876 13128 North 94th Drive
 98             1   Prominence Shops at Liberty Park        $  4,252,177 8000 Liberty Parkway
 99             1   Ray's On The River                      $  4,200,000 6700 Powers Ferry Road
 100            2   Parkoff - 75 Thayer Street              $  4,110,000 75 Thayer street
 101            1   4355 Montgomery Road                    $  4,100,000 4355 Montgomery Road
102.1           2   4315 Coldwater Canyon                   $  1,103,021 4315 Coldwater Canyon Avenue
102.2           2   4320 Coldwater Canyon                   $    967,863 4320 Coldwater Canyon
102.3           2   13504 Burbank Boulevard                 $    699,245 13504 Burbank Boulevard
102.4           2   4652 Fulton Avenue                      $    668,301 4652 Fulton Avenue
102.5           2   13009 Moorpark Street                   $    654,226 13009 Moorpark Street
 103            1   Best Buy - Owasso                       $  4,068,000 9055 North 121st Avenue E
 104            1   Shoppes at Taylor Ranch                 $  4,000,000 4801 Montano Road Northwest
 105            2   Edinboro College Park Apartments        $  3,996,658 103 Brora Drive
 106            1   Main & 8th Street Retail                $  3,992,980 800-813 South Main Street and
                                                                         100-118 8th Street

  #         CITY              COUNTY        STATE ZIP CODE
----- ---------------- -------------------- ----- --------
 50   Tucson           Pima                   AZ    85713
 51   State College    Centre                 PA    16803
 52   Sandy Springs    Fulton                 GA    30350
 53   Toms River       Ocean                  NJ    08755
 54   Centennial       Arapahoe               CO    80111
 55   Easton           Talbot                 MD    21601
 56   Champaign        Champaign              IL    61820
 57   Athens           Oconee                 GA    30606
 58   Tacoma           Pierce                 WA    98408
 59   Phoenix          Maricopa               AZ    85027
 60   Flagstaff        Coconino               AZ    86004
 61   New York         New York               NY    10034
 62   Tyler            Smith                  TX    75703
 63   Catoosa          Rogers                 OK    74015
 64   Duncanville      Dallas                 TX    75137
 65   Kennewick        Benton                 WA    99336
 66   Farmville        Prince Edward          VA    23901
 67   Weaverville      Buncombe               NC    28787
 68   New York         New York               NY    10040
 69   San Diego        San Diego              CA    92123
 70   Elgin            Kane                   IL    60123
 71   Winnemucca       Humboldt               NV    89445
 72   New York         New York               NY    10034
 73   Tampa            Hillsborough           FL    33618
 74   Oklahoma City    Oklahoma               OK    73116
 75   Duluth           Gwinnett               GA    30096
 76   Columbus         Franklin               OH    43231
 77   Carson City      Carson City            NV    89706
78.1  Upper Sandusky   Wyandot                OH    43351
78.2  Parma Heights    Cuyahoga               OH    44130
 79   Monroe Township  Middlesex              NJ    08831
 80   New York         New York               NY    10034
 81   Plantation       Broward                FL    33317
 82   Louisville       Jefferson              KY    40241
83.1  Dripping Springs Hays                   TX    78620
83.2  Bastrop          Bastrop                TX    78602
83.3  Lockhart         Caldwell               TX    78644
83.4  San Marcos       Hays                   TX    78666
 84   Norwalk          Fairfield              CT    06851
 85   Muhlenberg       Berks                  PA    19605
 86   Fort Myers       Lee                    FL    33908
 87   New York         New York               NY    10034
 88   New York         New York               NY    10040
 89   Humble           Harris                 TX    77346
 90   College Point    Queens                 NY    11356
 91   Oklahoma City    Oklahoma               OK    73114
 92   West Roxbury     Suffolk                MA    02132
 93   Troy             Pike                   AL    36081
 94   Bartonsville     Monroe                 PA    18321
 95   New Berlin       Waukesha               WI    53151
 96   Tacoma           Pierce                 WA    98421
 97   Peoria           Maricopa               AZ    85381
 98   Vestavia Hills   Jefferson              AL    35242
 99   Atlanta          Fulton                 GA    30339
 100  New York         New York               NY    10040
 101  Naperville       Du Page                IL    60564
102.1 Studio City      Los Angeles            CA    91604
102.2 Studio City      Los Angeles            CA    91604
102.3 Sherman Oaks     Los Angeles            CA    91401
102.4 Sherman Oaks     Los Angeles            CA    91423
102.5 Studio City      Los Angeles            CA    91604
 103  Owasso           Tulsa                  OK    74055
 104  Albuquerque      Bernalillo             NM    87120
 105  Edinboro         Erie                   PA    16412
 106  Los Angeles      Los Angeles            CA    90014

                                      A-1-3

                                                            CUT-OFF DATE
               LOAN                                           PRINCIPAL
  #   CROSSED GROUP PROPERTY NAME                            BALANCE (1)                ADDRESS
----- ------- ----- --------------------------------------- ------------ ------------------------------------
107.1           1   7940 Lyles Lane NW                      $  2,142,689 7940 Lyles Lane NW
107.2           1   1250B Auburn Road                       $  1,833,743 1250B Auburn Road
 108            1   American Automatic Sprinkler            $  3,924,807 3149 Draper Drive
 109            1   Mound Road Commons                      $  3,765,373 56692-56848 Mound Road
 110            2   7733 South Shore Drive                  $  3,750,000 7733 South Shore Drive
 111            1   112 York Road                           $  3,725,000 112 York Road
 112            1   Tower Professional Building             $  3,700,000 13520 Hull Street Road
 113            1   Warwick Place                           $  3,686,837 33 Lambert Lind Highway
 114            1   Westport Landing Shopping Center        $  3,675,000 534-552 Westport Road
 115            1   Old Hickory                             $  3,594,659 Northeast Corner Old Hickory Tree
                                                                         Road & U.S. Highway 192
 116            1   Marshall Office Park                    $  3,590,058 6385 and 6425 West 52nd Avenue
 117            1   Ramada Inn Austin                       $  3,547,191 9121 North Interstate Highway 35
 118            2   Mountain Meadows MHC                    $  3,500,000 8628 Huffine Lane
 119            1   11111 Pepper Road                       $  3,480,715 11111 Pepper Road
 120            1   Screenland Office                       $  3,480,000 1656 Washington Street
 121            1   Comfort Inn & Suites Mansfield          $  3,467,310 175 North Highway 287
 122            1   Hobby Lobby Retail Center               $  3,377,000 901 South Interstate 35
 123            1   Avalon Plaza                            $  3,327,357 23401-23565 Avalon Boulevard
124.1           1   127 Church Road                         $  1,840,577 127 Church Road
124.2           1   4000 Church Road                        $  1,457,124 4000 Church Road
 125            1   Holiday Inn Express Hillsborough        $  3,247,061 202 Cardinal Drive
 126            1   1800 6th Street                         $  3,235,961 1800 6th Street
 127            2   Santa Fe Trails Apartments              $  3,230,000 6347 Melody Lane & 6318 Ridgecrest
                                                                         Road
 128            2   Parkview Apartments                     $  3,097,792 6226 Barnes Road South
 129            1   Sleep Inn & Suites Metairie             $  3,093,519 4601 North IH 10 Service Road
                                                                         (Utica Street) and 4708
                                                                         Trenton Street
 130            1   Hampton Inn Horse Cave                  $  3,092,669 750 Flint Ridge Road
131.1           2   Cranberry Hill Apartments               $  2,006,354 101-135 West Water Street
131.2           2   Norberry Condominiums                   $  1,052,088 1200 & 1201 Dutilh Road
 132            1   Goshen Commercial                       $  3,058,000 100 Canal Street
 133            1   Autumn Springs Office Building          $  3,000,000 512 Autumn Springs Court
 134            1   Holiday Inn Express Yankton             $  2,993,276 2607 Broadway Avenue
 135            1   Creekside Plaza I, II, III              $  2,945,732 920-1108 S. 77 Sunshine Strip
 136            1   412 S. Wall St. & 319 Winston St.       $  2,897,813 412 South Wall Street & 319
                                                                         Winston Street
 137            1   Irmar Center                            $  2,873,000 13626-13648 Vanowen Street
 138            1   Rainbow City Shopping Center            $  2,800,000 3331 Rainbow Drive
 139            1   Marina Marketplace                      $  2,750,000 1495 East Prater Way
 140            1   Deerwood Village Executive Center       $  2,704,000 9770 Baymeadows Road
 141            1   Shockoe Cary Building                   $  2,700,000 19-21 South 13th Street
 142            1   Tower Storage                           $  2,673,086 4310 Highway 45 East
 143            1   Clearpoint Crossing                     $  2,626,000 11510 Space Center Boulevard
 144            2   Windsor Lodge Apartments                $  2,598,310 34800 Lake Shore Boulevard
 145            1   Jackson Plaza-Edinburg                  $  2,598,235 2404 West University Drive
 146            2   Cinnamon Square Apartments              $  2,542,773 6624 S May Avenue
 147            1   Skyline 1998                            $  2,500,000 16050 North 76th Street
148.1           1   114E. Butler Avenue                     $  1,043,247 114E. Butler Avenue
148.2           1   3 E. Butler /11 N. Main Street          $    796,662 3 E. Butler /11 N. Main Street
148.3           1   1 W. Butler Avenue                      $    379,363 1 W. Butler Avenue
148.4           1   106 E. Butler Avenue                    $    280,728 106 E. Butler Avenue
 149            1   Winn Dixie - Bay Minette                $  2,498,135 710 McMeans Avenue
 150            1   180-184 Sunrise Highway                 $  2,450,000 180-184 Sunrise Higway
 151            1   Oakridge Square Shopping Center         $  2,418,000 1600 Babcock Road
152.1           1   20282 Garrett Highway                   $  1,273,113 20282 & 20294 Garret Highway
152.2           1   13227 Garrett Highway                   $  1,131,324 13227 Garrett Highway
 153            1   Everett Retail                          $  2,400,000 711 112th Street Southeast
154.1           1   Providence Plaza                        $  1,697,016 6601 Airport Boulevard
154.2           1   Shoppes at Midtown                      $    698,771 1500 Government Street
 155            1   Dunn Commons                            $  2,354,082 10210 Couloak Drive
 156            1   Providence Place                        $  2,334,356 2456 Geary Boulevard
 157            1   James Madison Square                    $  2,300,000 1306 Hillside Avenue
 158            1   Forest Station, LLC                     $  2,300,000 4708 Forest Drive
 159            2   River Rose MHC                          $  2,248,326 2601 North Barker Road
 160            1   10620 Metcalf Avenue                    $  2,200,000 10620 Metcalf Avenue
 161            1   Millennium Plaza                        $  2,200,000 2235 Empire Boulevard
 162            1   Main Street Village                     $  2,154,046 100 Brampton Avenue
 163            1   Van Epps Building                       $  2,100,000 10930 Crabapple Road

  #         CITY              COUNTY        STATE ZIP CODE
----- ---------------- -------------------- ----- --------
107.1 Concord          Cabarrus               NC    28027
107.2 Dacula           Gwinnett               GA    30019
 108  Fairfax          Fairfax                VA    22031
 109  Shelby Township  Macomb                 MI    48316
 110  Chicago          Cook                   IL    60649
 111  Elmhurst         Dupage                 IL    60126
 112  Midlothian       Chesterfield           VA    23112
 113  Warwick          Kent                   RI    02886
 114  Kansas City      Jackson                MO    64111
 115  St. Cloud        Osceola                FL    34771
 116  Arvada           Jefferson              CO    80002
 117  Austin           Travis                 TX    78753
 118  Bozeman          Gallatin               MT    59718
 119  Hunt Valley      Baltimore              MD    21031
 120  Kansas City      Jackson                MO    64108
 121  Mansfield        Tarrant                TX    76063
 122  Georgetown       Williamson             TX    78626
 123  Carson           Los Angeles            CA    90745
124.1 Marlton          Burlington             NJ    08053
124.2 Mount Laurel     Burlington             NJ    08054
 125  Hillsborough     Orange                 NC    27278
 126  Los Angeles      Los Angeles            CA    90057
 127  Dallas           Dallas                 TX    75231
 128  Jacksonville     Duval                  FL    32216
 129  Metairie         Jefferson              LA    70006
 130  Horse Cave       Hart                   KY    42749
131.1 Slippery Rock    Butler                 PA    16057
131.2 Cranberry        Butler                 PA    16066
 132  Goshen           Orange                 NY    10924
 133  Franklin         Williamson             TN    37067
 134  Yankton          Yankton                SD    57078
 135  Harlingen        Cameron                TX    78550
 136  Los Angeles      Los Angeles            CA    90013
 137  Van Nuys         Los Angeles            CA    91405
 138  Rainbow City     Etowah                 AL    35906
 139  Sparks           Washoe                 NV    89434
 140  Jacksonville     Duval                  FL    32256
 141  Richmond         Henrico                VA    23219
 142  Fayetteville     Washington             AR    72703
 143  Houston          Harris                 TX    77059
 144  Eastlake         Lake                   OH    44095
 145  Edinburg         Hidalgo                TX    78541
 146  Oklahoma City    Oklahoma               OK    73159
 147  Scottsdale       Maricopa               AZ    85260
148.1 Ambler           Montgomery             PA    19002
148.2 Ambler           Montgomery             PA    19002
148.3 Ambler           Montgomery             PA    19002
148.4 Ambler           Montgomery             PA    19002
 149  Bay Minette      Baldwin                AL    36507
 150  Rockville Center Nassau                 NY    11570
 151  San Antonio      Bexar                  TX    78229
152.1 Oakland          Garrett                MD    21550
152.2 Oakland          Garrett                MD    21550
 153  Everett          Snohomish              WA    98208
154.1 Mobile           Mobile                 AL    36695
154.2 Mobile           Mobile                 AL    36606
 155  Charlotte        Mecklenburg            NC    28216
 156  San Francisco    San Francisco          CA    94115
 157  Harrisonburg     Harrisonburg City      VA    22801
 158  Columbia         Richland               SC    29206
 159  Otis Orchards    Spokane                WA    99027
 160  Overland Park    Johnson                KS    66212
 161  Webster          Monroe                 NY    14580
 162  Statesboro       Bulloch                GA    30458
 163  Roswell          Fulton                 GA    30075

                                      A-1-4

                                                            CUT-OFF DATE
               LOAN                                           PRINCIPAL
  #   CROSSED GROUP              PROPERTY NAME               BALANCE (1)                ADDRESS
----- ------- ----- --------------------------------------- ------------ ------------------------------------
 164            1   Ontario Warehouse Building              $  2,096,333 1137-1155 W Brooks Street
 165            1   3100 University Boulevard               $  2,048,016 3100 University Boulevard
 166            2   Vista Woods MHP                         $  2,030,667 5887 Deerfield Road
 167            1   Sugarloaf Marketplace                   $  2,025,000 1860 Duluth Highway
 168            1   Naperville Executive Center             $  2,007,617 1555 North Naperville Wheaton Road
 169            1   Concentra Medical Building              $  1,994,826 1617 South Third Street
 170            1   Howell Ferry Medical Building           $  1,994,764 3655 Howell Ferry Road
 171            1   Ways Station Shopping Center            $  1,991,791 2459-C US Highway 17 South
 172            1   CVS Woodstock                           $  1,990,656 1600 Towne Lake Parkway
 173            1   Fountain Park Office Center             $  1,977,641 29000 Inkster Road
 174            1   Tractor Supply - Rome, GA               $  1,914,408 420 Highway 411
 175            1   Crabapple Place                         $  1,909,000 24 East Crossville Road
 176            1   Prairie Village                         $  1,891,132 6105-6139 East 13th Street North
 177            2   Castle Hills Apartments                 $  1,885,336 6014 Blanco Road
 178            1   Desoto Self Storage                     $  1,880,000 2274 Highway 51 North
 179            2   Enfield Apartments                      $  1,851,000 1200 and 1208 Enfield Road
 180            1   Tifton Mini Warehouse                   $  1,848,612 2202 Leslie Locke Road, 96 Vernon
                                                                         Drive, 98 Cypress Street
 181            1   Santa Ana Office                        $  1,800,000 2001 East 1st Street
 182            1   Loris Landing Shopping Center           $  1,800,000 305 Highway 701 North
 183            2   Forest Creek MHP                        $  1,758,082 2267 Berry Road
 184            2   Brunswick Apartments                    $  1,745,232 3205 Brunswick Street
 185            1   5741 Bayside Road                       $  1,720,000 5741 Bayside Road
 186            2   1912 R Street, NW                       $  1,700,000 1912 R Street Northwest
 187            2   Southwind Village MHP                   $  1,657,500 1269 River Road
 188            1   Oxford Shopping Center                  $  1,651,400 125 Plaza Lane
 189            1   Citibank FSB Branch - Valrico           $  1,627,595 2211 Lithia Center Lane
 190            1   353 Nassau Street                       $  1,602,773 353 Nassau Street
 191            1   Office Depot Greensboro                 $  1,600,000 920 North Church Street
 192            1   Gorman's Furniture-Southfield           $  1,600,000 29145 Telegraph Road
 193            1   Atrium Office Building                  $  1,597,907 13313 Southwest Freeway
 194            1   Airport Plaza                           $  1,592,389 762-770 Route 3
 195            1   JFW Property                            $  1,544,481 8600 Liberty Road
 196            1   Fairfield Square Shopping Center        $  1,530,000 1201 West Vernon Avenue
 197            1   McColl Plaza                            $  1,516,855 4120 South McColl Road
 198            1   Citizens Bank Plaza                     $  1,500,000 2170 Matlock Road
 199            1   953-963 West Belmont                    $  1,497,731 953-963 West Belmont Avenue
 200            1   Three Mile Oak Shopping Center          $  1,493,149 2134 Generals Highway
 201            1   Kilby Place                             $  1,466,133 101 North 40th Street
 202            1   Woodstock Commercial Center             $  1,456,059 2424 Lake Shore Drive
 203            1   Wornall Plaza Shopping Center           $  1,437,537 7960 - 7970 Wornall Road
 204            1   Business Parkway Properties             $  1,436,328 181-221 Business Parkway
 205            1   32-27/32-35 Francis Lewis Blvd          $  1,424,079 32-27/32-35 Francis Lewis Boulevard
 206            2   Medical Center Apartments               $  1,415,000 400, 404, 408 and 412 Paladin Drive
 207            1   Bank of the West                        $  1,398,383 2199 NW 159th Street
 208            2   Fiesta Mobile Home Park                 $  1,392,000 102 Amigo Lane
 209            1   Ponca City Plaza SC                     $  1,358,985 910 East Prospect Avenue
 210            1   Warner Robins MOB                       $  1,353,845 300-304 Margie Drive
 211            2   Windy Hill Apartments                   $  1,339,151 120 Chalfont Drive
 212            1   810 Canton Road Medical Office Building $  1,325,000 810 Canton Road
 213            1   Update Center                           $  1,250,000 9909 224th Street East
 214            1   Little Elm Self Storage                 $  1,246,992 150 Lobo Lane
 215            1   Big O Tires - Ankeny                    $  1,189,000 2605 SE Delaware Ave
 216            1   BILO's Retail Shops                     $  1,114,931 342 Blue Ridge Street
 217            1   5310 8th Avenue                         $  1,092,430 5310 8th Avenue
 218            1   Auto Zone                               $  1,050,000 24250 Lorain Road
 219            2   Nottingham Estates MHC                  $  1,049,119 4400 Daleview Avenue
 220            1   National City Bank                      $  1,048,485 8605 Mason-Montgomery Road
 221            1   Lakeside Marketplace                    $  1,000,000 131 Elams Road
 222            1   Armor Self Storage                      $    997,338 5804 North Denton Highway
 223            1   Kelly Plaza                             $    990,576 22441-22445 Kelly Road
 224            1   Boiling Springs Center                  $    922,658 3906 Boiling Springs Road

  #         CITY              COUNTY        STATE ZIP CODE
----- ---------------- -------------------- ----- --------
 164  Ontario          San Bernardino         CA    91762
 165  Jacksonville     Duval                  FL    32216
 166  Milford          Clermont               OH    45150
 167  Lawrenceville    Gwinnett               GA    30043
 168  Naperville       DuPage                 IL    60563
 169  Saint Louis      Saint Louis City       MO    63104
 170  Duluth           Gwinnett               GA    30096
 171  Richmond Hill    Bryan                  GA    31324
 172  Woodstock        Cherokee               GA    30189
 173  Southfield       Oakland                MI    48034
 174  Rome             Floyd                  GA    30161
 175  Roswell          Fulton                 GA    30075
 176  Wichita          Sedgwick               KS    67208
 177  San Antonio      Bexar                  TX    78216
 178  Hernando         DeSoto                 MS    38632
 179  Austin           Travis                 TX    78703
 180  Tifton           Tift                   GA    31793
 181  Santa Ana        Orange                 CA    92705
 182  Loris            Horry                  SC    29569
 183  Amelia           Clermont               OH    45102
 184  Danville         Vermilion              IL    61832
 185  Virginia Beach   Virginia Beach City    VA    23455
 186  Washington       District of Columbia   DC    20009
 187  North Fort Myers Lee                    FL    33903
 188  Oxford           Calhoun                AL    36203
 189  Valrico          Hillsborough           FL    33594
 190  Princeton        Mercer                 NJ    08540
 191  Greensboro       Guilford               NC    27401
 192  Oakland          Southfield             MI    48034
 193  Sugar Land       Fort Bend              TX    77478
 194  Plattsburgh      Clinton                NY    12901
 195  Randallstown     Baltimore              MD    21133
 196  Kinston          Lenoir                 NC    28501
 197  Edinburg         Hidalgo                TX    78539
 198  Mansfield        Tarrant                TX    76063
 199  Chicago          Cook                   IL    60657
 200  Annapolis        Anne Arundel           MD    21401
 201  Omaha            Douglas                NE    68131
 202  Woodstock        McHenry                IL    60098
 203  Kansas City      Jackson                MO    64114
 204  Atwater          Merced                 CA    95301
 205  Flushing         Queens                 NY    11358
 206  Greenville       Pitt                   NC    27834
 207  Clive            Dallas                 IA    50325
 208  Dickinson        Galveston              TX    77539
 209  Ponca City       Kay                    OK    74601
 210  Warner Robins    Houston                GA    31088
 211  Athens           Clarke                 GA    30606
 212  Marietta         Cobb                   GA    30060
 213  Graham           Pierce                 WA    98338
 214  Little Elm       Denton                 TX    75068
 215  Ankeny           Polk                   IA    50021
 216  Blairsville      Union                  GA    30512
 217  Brooklyn         Kings                  NY    11220
 218  North Olmsted    Cuyahoga               OH    44070
 219  Dayton           Montgomery             OH    45405
 220  Mason            Warren                 OH    45040
 221  Littleton        Warren                 NC    27850
 222  Haltom City      Tarrant                TX    76148
 223  Eastpointe       Macomb                 MI    48021
 224  Boiling Springs  Spartanburg            SC    29316

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY RV DAKOTA RIDGE RV PARK, RV ELK MEADOWS RV PARK AND RV SPRUCE LAKE RV PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-1-5

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                             CUT-OFF DATE                                           UNITS/
               LOAN                                            PRINCIPAL                          PROPERTY          SQ.FT
  #   CROSSED GROUP PROPERTY NAME                             BALANCE (1)  PROPERTY TYPE          SUB-TYPE          ROOMS
----- ------- ----- --------------------------------------- -------------- ------------- ------------------------- -------
 1.1            1   Shutters on the Beach                   $ 185,614,308  Hotel                Full Service           198
 1.2            1   Casa Del Mar                            $ 124,385,692  Hotel                Full Service           129
  2             1   245 Fifth Avenue                        $ 140,000,000  Office        Central Business District 303,139
  3             1   City Tower                              $ 115,000,000  Office        Central Business District 410,068
  4             1   2600 Michelson                          $  95,000,000  Office                 Suburban         307,271
  5             2   Meyberry House                          $  90,000,000  Multifamily          Conventional           180
 6.1            2   Caribbean Isle                          $  30,581,000  Multifamily          Conventional           448
 6.2            2   Forest Park                             $  21,290,000  Multifamily          Conventional           188
 6.3            2   Wind Tree                               $   9,600,000  Multifamily          Conventional           276
 6.4            2   Warwick Apartments                      $   6,271,000  Multifamily          Conventional           152
 6.5            2   Coulter Landing                         $   4,258,000  Multifamily          Conventional           145
  7             1   St. Luke's At Cypress Woods             $  31,800,000  Office                 Suburban         144,415
  8             1   Lakeview Plaza                          $  31,200,000  Retail                 Anchored         185,006
 9.1            2   3489 Broadway                           $  13,494,118  Multifamily          Conventional            79
 9.2            2   548 West 164th Street                   $   6,929,412  Multifamily          Conventional            56
 9.3            2   610 West 163rd Street                   $   6,418,824  Multifamily          Conventional            54
 9.4            2   519 West 143rd Street                   $   4,157,646  Multifamily          Conventional            25
 10.1           2   Meadow Ridge                            $  16,500,000  Multifamily          Conventional           232
 10.2           2   Spanish Oaks                            $  13,800,000  Multifamily          Conventional           216
  11            1   Sweetwater Crossings                    $  29,000,000  Retail                 Anchored         199,078
  12            2   Stone Lake Apartment Homes              $  28,450,000  Multifamily          Conventional           334
  13            1   Grove Square Shopping Center            $  26,000,000  Retail                 Anchored         191,095
  14            1   Crystal Corporate Center                $  23,500,000  Office                 Suburban         126,602
  15            1   Hillside Village Shopping Center        $  23,200,000  Retail                 Anchored         166,625
  16            1   The Can Company                         $  22,640,000  Mixed Use           Office/Retail       195,694
  17            1   Wellington Tower Retail                 $  22,500,000  Retail                Unanchored         41,193
 18.1           1   Egizii Portfolio-Bucari Building        $   6,713,424  Office        Central Business District  89,056
 18.2           1   Egizii Portfolio-Ridgely Building       $   3,791,127  Office        Central Business District  57,185
 18.3           1   Egizii Portfolio-Pana Warehouse         $   3,478,508  Industrial               N/A            110,000
 18.4           1   Egizii Portfolio 400 North Fifth Street $   3,081,101  Office        Central Business District  34,802
 18.5           1   Egizii Portfolio-700 North MacArthur    $   2,007,783  Industrial               N/A             65,067
 18.6           1   Egizii Portfolio-Bell Building          $   1,610,376  Office        Central Business District  20,448
 18.7           1   Egizii Portfolio-Edwards Building       $   1,183,044  Office        Central Business District  18,641
  19            2   Paradise Bay                            $  21,500,000  Multifamily          Conventional           783
  20            1   Hampton Inn Downtown Dallas             $  21,466,184  Hotel                Full Service           309
 21.1           1   West 125th St Portfolio                 $  14,580,000  Retail                Unanchored         13,225
 21.2           1   1645 Pitkin St                          $   4,620,000  Retail                Unanchored         10,400
  22            2   Timberlakes at Atascocita Apartments    $  18,000,000  Multifamily          Conventional           312
  23            2   Champions Park Apartments               $  15,300,000  Multifamily          Conventional           246
  24            1   Lone Tree Retail Center                 $  15,276,000  Retail                 Anchored          41,941
  25            1   The Madison Hotel                       $  14,687,681  Hotel                Full Service           186
  26            1   University Square                       $  13,750,000  Retail                Unanchored         68,057
  27            1   Mokena Retail                           $  13,400,000  Retail                Unanchored         44,632
  28            1   University Centre I                     $  13,400,000  Office                 Suburban          99,267
  29            1   University Center West - San Diego      $  13,163,445  Industrial               N/A             43,023
  30            2   Champions Centre Apartments             $  13,000,000  Multifamily          Conventional           192
  31            1   Cranbrook Plaza                         $  12,800,000  Retail                Unanchored        138,558
  32            1   Temescal Plaza                          $  12,700,000  Retail                 Anchored          44,632
  33            1   82 Totowa Road                          $  12,600,000  Industrial               N/A            138,000
  34            1   565 Metro Place                         $  12,235,000  Office                 Suburban         118,192
  35            2   Park Village                            $  12,100,000  Multifamily          Conventional           350
  36     A      1   RV Dakota Ridge RV Park                 $   5,980,000  Multifamily            RV Park              141
  37     A      1   RV Elk Meadows RV Park                  $   3,941,500  Multifamily            RV Park              240
  38     A      1   RV Spruce Lake RV Park                  $   2,047,500  Multifamily            RV Park              116
  39            2   Pegasus Place                           $  11,600,000  Multifamily          Conventional           312
  40            2   The Fairways Apartments                 $  11,600,000  Multifamily          Conventional           297
  41            2   Parks at Walnut                         $  11,320,000  Multifamily          Conventional           308
  42            1   Sprouts Center Surprise                 $  11,100,000  Retail                 Anchored          44,885
  43            1   268 Summer Street                       $  10,000,000  Office        Central Business District  67,848
  44            2   Villas at Bailey Ranch III              $  10,000,000  Multifamily          Conventional           156
  45            2   St. Charles Place                       $   9,960,000  Multifamily          Conventional           226
  46            1   Whole Foods - Alexandria                $   9,932,000  Retail                 Anchored          42,243
  47            1   Corpus Christi Medical Tower            $   9,800,000  Office                 Suburban         105,021
  48            2   Bullard Crossing                        $   9,600,000  Multifamily          Conventional           192
  49            2   Curry Junction Apartments               $   9,600,000  Multifamily          Conventional           228
  50            2   Crown Acquisitions                      $   9,550,000  Multifamily          Conventional           236
  51            1   Patton Forest                           $   9,000,000  Office                 Suburban          73,128
  52            1   Northridge Shopping Center              $   8,800,000  Retail                 Anchored          75,199
  53            1   Quality Inn - Toms River                $   8,700,000  Hotel              Limited Service          100
  54            1   Arapahoe Service Center 2               $   8,562,000  Office                 Suburban          79,200
  55            1   Easton Plaza Shopping Center            $   8,525,000  Retail                 Anchored         119,209
  56            1   Trade Center                            $   8,500,000  Office                 Suburban         106,138
  57            1   St. Mary's Medical Office Building      $   8,500,000  Office                 Suburban          34,966

           FEE/                       YEAR          OCCUPANCY          DATE OF
  #     LEASEHOLD   YEAR BUILT     RENOVATED     RATE AT U/W (2) OCCUPANCY RATE (2) APPRAISED VALUE
----- ------------- ----------     ---------     --------------- ------------------ ---------------
 1.1       Fee         1993           2007              80%              N/A         $ 269,500,000
 1.2       Fee         1925           1999              73%              N/A         $ 180,600,000
  2        Fee         1926           2000              99%           3/1/2007       $ 191,000,000
  3        Fee         1988            N/A              95%           3/27/2007      $ 190,700,000
  4        Fee         1986            N/A              97%           3/27/2007      $ 160,000,000
  5        Fee         1963           1984              87%           4/4/2007       $ 145,000,000
 6.1       Fee         1990           2006              92%           5/21/2007      $  40,550,000
 6.2       Fee         1995           2005              96%           5/21/2007      $  27,500,000
 6.3       Fee         1979           2006              95%           5/30/2007      $  12,750,000
 6.4       Fee         1982           2006              98%           5/7/2007       $   8,150,000
 6.5       Fee         1971           2005              92%           5/30/2007      $   5,700,000
  7        Fee         2005            N/A              99%           6/1/2007       $  38,300,000
  8        Fee         1972           2000              93%           4/20/2007      $  41,500,000
 9.1       Fee         1910           1997              99%          12/14/2006      $  18,200,000
 9.2       Fee         1910           2004             100%          12/14/2006      $   9,500,000
 9.3       Fee         1930           1998             100%          12/14/2006      $   8,800,000
 9.4       Fee         1920           1988              96%          12/14/2006      $   5,600,000
 10.1      Fee         1990           2006              96%           3/14/2007      $  24,400,000
 10.2      Fee         1976           2006              92%           5/15/2007      $  21,450,000
  11       Fee         1976           1991              98%           5/17/2007      $  39,000,000
  12       Fee         2006            N/A              82%           3/7/2007       $  35,900,000
  13       Fee         1986           2006              95%           4/1/2007       $  34,000,000
  14       Fee         1986            N/A              90%           5/15/2007      $  33,900,000
  15       Fee         1954           2003             100%           5/1/2007       $  30,750,000
  16       Fee         1895           1998              99%           5/17/2007      $  28,300,000
  17       Fee         1999            N/A             100%           4/24/2007      $  33,700,000
 18.1      Fee         1923           1997             100%           2/28/2007      $   8,800,000
 18.2      Fee         1926           2002             100%           2/27/2007      $   5,890,000
 18.3      Fee         1974           2000             100%           2/28/2007      $   3,850,000
 18.4      Fee         1930           1989             100%           2/28/2007      $   4,000,000
 18.5      Fee         1912           1989             100%           2/28/2007      $   2,440,000
 18.6      Fee         1910           1997             100%           2/28/2007      $   2,260,000
 18.7      Fee         1920           1998              94%           2/28/2007      $   1,650,000
  19       Fee         1973           2007              99%           4/11/2007      $  25,100,000
  20       Fee         1969           2006              56%              N/A         $  27,600,000
 21.1      Fee         1910            N/A             100%           8/1/2007       $  21,400,000
 21.2      Fee         1930            N/A             100%           8/1/2007       $   5,800,000
  22       Fee         1999            N/A              89%           5/17/2007      $  21,850,000
  23       Fee         1992            N/A              94%           4/3/2007       $  18,000,000
  24       Fee         2007            N/A             100%           7/2/2007       $  22,770,000
  25       Fee         1981           2006              59%              N/A         $  33,500,000
  26       Fee         2001           2006              86%           6/14/2007      $  18,100,000
  27       Fee         2004           2006              83%           9/1/2007       $  16,975,000
  28       Fee         1984            N/A             100%           4/1/2007       $  16,900,000
  29       Fee         2000            N/A             100%           3/1/2007       $  18,900,000
  30       Fee         1994            N/A              96%           4/3/2007       $  15,650,000(2)
  31       Fee         1973           2006              97%           5/11/2007      $  16,300,000
  32       Fee         1996           1999             100%           4/1/2007       $  15,980,000
  33       Fee         1979           1990             100%           11/6/2006      $  15,800,000
  34       Fee         1999            N/A              98%           5/15/2007      $  15,880,000
  35       Fee         1984           2006              97%           4/17/2007      $  17,500,000
  36       Fee         1992            N/A              79%           4/30/2007      $   8,500,000
  37       Fee         1960            N/A              67%           4/30/2007      $   5,900,000
  38       Fee         1976            N/A              65%           4/30/2007      $   3,200,000
  39       Fee         1969           2006              93%           6/29/2007      $  14,500,000
  40       Fee         1984           2004             100%           5/31/2007      $  14,250,000
  41       Fee         1979           2007              90%           4/5/2007       $  12,000,000
  42       Fee         2006            N/A              92%           7/1/2007       $  15,650,000
  43       Fee         1898           2001              95%           5/18/2007      $  18,100,000
  44       Fee         2006            N/A              95%           6/25/2007      $  12,600,000
  45       Fee         1971           2001              96%           6/5/2007       $  11,450,000
  46       Fee         2005            N/A             100%           4/26/2007      $  16,200,000
  47       Fee         1985           2005              97%           5/29/2007      $  13,400,000
  48       Fee         1974           1996              97%           5/18/2007      $  10,800,000
  49       Fee         1986            N/A              97%           5/18/2007      $  12,000,000
  50       Fee         1983           2006              96%           5/16/2007      $  12,000,000
  51       Fee         1990           2001             100%           6/1/2007       $  13,000,000
  52       Fee         1982           2003              98%           6/1/2007       $  11,700,000
  53       Fee         1989            N/A              73%              N/A         $  11,600,000
  54       Fee         1999            N/A             100%           6/19/2007      $  11,500,000
  55       Fee         1985            N/A              92%           3/1/2007       $  11,600,000
  56  Fee/Leasehold    1990           2006              99%           5/31/2007      $  13,000,000
  57       Fee         2006            N/A             100%           4/10/2007      $  11,975,000

                                      A-1-6

                                                             CUT-OFF DATE                                           UNITS/
               LOAN                                            PRINCIPAL                          PROPERTY          SQ.FT
  #   CROSSED GROUP              PROPERTY NAME                BALANCE (1)  PROPERTY TYPE          SUB-TYPE          ROOMS
----- ------- ----- --------------------------------------- -------------- ------------- ------------------------- -------
  58            1   Shilo Tacoma Washington                 $   8,321,888  Hotel              Limited Service          132
  59            1   Prime One Office Building               $   8,250,000  Industrial               N/A             57,731
  60            1   Holiday Inn Express - Flagstaff Arizona $   8,034,135  Hotel              Limited Service          155
  61            2   Parkoff - 1-5-9 Seaman Avenue           $   8,000,000  Multifamily          Conventional            72
  62            2   Bullard Creek                           $   7,840,000  Multifamily          Conventional           200
  63            1   Catoosa Shopping Center                 $   7,575,000  Retail                 Anchored          70,223
  64            2   Wexford Homes                           $   7,500,000  Multifamily          Conventional           122
  65            2   Center Pointe Apartments                $   7,450,000  Multifamily          Conventional           134
  66            2   Farmville Apartment Portfolio           $   7,199,950  Multifamily          Conventional            93
  67            1   Weaverville Plaza Shopping Center       $   6,939,073  Retail                 Anchored         135,231
  68            2   Parkoff - 100 Thayer Street             $   6,800,000  Multifamily          Conventional            56
  69            1   Viewridge Industrial                    $   6,750,000  Industrial               N/A             48,203
  70            1   Country Inn & Suites Elgin, IL          $   6,688,894  Hotel              Limited Service           98
  71            1   Holiday Inn Express Winnemucca          $   6,647,010  Hotel              Limited Service           72
  72            2   Parkoff - 161-171 Seaman Avenue         $   6,450,000  Multifamily          Conventional            70
  73            1   Paramount Plaza                         $   6,450,000  Office                 Suburban          62,000
  74            1   Alliance Commerce Center                $   6,400,000  Mixed Use          Warehouse/Office     216,604
  75            1   Pleasant Hill Station                   $   6,240,000  Retail                Unanchored         24,500
  76            2   Ravine Bluff Apartments                 $   6,183,654  Multifamily          Conventional           316
  77            1   Holiday Inn Express Carson City         $   5,985,958  Hotel              Limited Service           85
 78.1           1   Drug Mart Plaza - Upper Sandusky        $   3,136,500  Retail                 Anchored          37,280
 78.2           1   Drug Mart Plaza - Parma Heights         $   2,793,500  Retail                 Anchored          32,294
  79            1   Franklin Plaza Shopping Center          $   5,800,000  Retail                Unanchored         29,724
  80            2   Parkoff - 11-19 Seaman Avenue           $   5,650,000  Multifamily          Conventional            71
  81            1   Gateway Center                          $   5,646,969  Industrial               N/A             88,177
  82            1   Holiday Inn Express - Louisville        $   5,495,908  Hotel              Limited Service           81
 83.1           1   Best Storage Dripping Springs           $   1,944,749  Self Storage             N/A             51,925
 83.2           1   Best Storage Bastrop                    $   1,801,386  Self Storage             N/A             50,350
 83.3           1   Best Storage Lockhart                   $   1,144,410  Self Storage             N/A             48,500
 83.4           1   Best Storage San Marcos                 $     593,398  Self Storage             N/A             29,150
  84            1   488 Main Avenue                         $   5,400,000  Office                 Suburban          35,843
  85            1   Muhlenberg Square                       $   5,324,145  Retail                Unanchored         46,179
  86            1   Country Inn and Suites                  $   5,292,630  Hotel              Limited Service          112
  87            2   Parkoff - 110 Post Avenue               $   5,220,000  Multifamily          Conventional            72
  88            2   Parkoff - 98 Thayer Street              $   5,150,000  Multifamily          Conventional            58
  89            1   Centre at Eagle's Nest                  $   5,074,000  Retail                Unanchored         23,524
  90            1   Northside Plaza                         $   5,000,000  Retail                Unanchored         16,994
  91            1   Design Market                           $   4,987,672  Industrial               N/A             89,184
  92            1   1208B VFW Parkway                       $   4,877,467  Office                 Suburban          37,501
  93            1   Troy Marketplace                        $   4,800,000  Retail                 Anchored         139,355
  94            1   Fountain Court                          $   4,678,833  Retail                Unanchored         42,500
  95            1   City Center MOB                         $   4,662,000  Office                 Suburban          25,465
  96            1   "L" Street Office                       $   4,640,000  Office                 Suburban          30,160
  97            1   Plaza Medical & Research Center I       $   4,537,876  Office                 Suburban          33,681
  98            1   Prominence Shops at Liberty Park        $   4,252,177  Retail                Unanchored         25,203
  99            1   Ray's On The River                      $   4,200,000  Retail                Unanchored         11,515
 100            2   Parkoff - 75 Thayer Street              $   4,110,000  Multifamily          Conventional            48
 101            1   4355 Montgomery Road                    $   4,100,000  Office                 Suburban          16,000
102.1           2   4315 Coldwater Canyon                   $   1,103,021  Multifamily          Conventional            12
102.2           2   4320 Coldwater Canyon                   $     967,863  Multifamily          Conventional            12
102.3           2   13504 Burbank Boulevard                 $     699,245  Multifamily          Conventional             9
102.4           2   4652 Fulton Avenue                      $     668,301  Multifamily          Conventional             8
102.5           2   13009 Moorpark Street                   $     654,226  Multifamily          Conventional             8
 103            1   Best Buy - Owasso                       $   4,068,000  Retail                 Anchored          30,038
 104            1   Shoppes at Taylor Ranch                 $   4,000,000  Retail                 Anchored          51,939
 105            2   Edinboro College Park Apartments        $   3,996,658  Multifamily          Conventional            57
 106            1   Main & 8th Street Retail                $   3,992,980  Retail                Unanchored         45,658
107.1           1   7940 Lyles Lane NW                      $   2,142,689  Retail                Unanchored          9,999
107.2           1   1250B Auburn Road                       $   1,833,743  Retail                Unanchored          8,400
 108            1   American Automatic Sprinkler            $   3,924,807  Industrial               N/A             25,372
 109            1   Mound Road Commons                      $   3,765,373  Industrial               N/A             70,200
 110            2   7733 South Shore Drive                  $   3,750,000  Multifamily          Conventional            65
 111            1   112 York Road                           $   3,725,000  Mixed Use           Retail/Office        24,500
 112            1   Tower Professional Building             $   3,700,000  Office                 Suburban          20,028
 113            1   Warwick Place                           $   3,686,837  Mixed Use          Retail/Warehouse      52,227
 114            1   Westport Landing Shopping Center        $   3,675,000  Retail                 Anchored          25,538
 115            1   Old Hickory                             $   3,594,659  Retail                Unanchored         29,419
 116            1   Marshall Office Park                    $   3,590,058  Industrial               N/A             49,390
 117            1   Ramada Inn Austin                       $   3,547,191  Hotel              Limited Service          156
 118            2   Mountain Meadows MHC                    $   3,500,000  Multifamily      Manufactured Housing       134
 119            1   11111 Pepper Road                       $   3,480,715  Mixed Use          Office/Warehouse      29,319
 120            1   Screenland Office                       $   3,480,000  Office        Central Business District  47,329
 121            1   Comfort Inn & Suites Mansfield          $   3,467,310  Hotel              Limited Service           59


           FEE/                       YEAR          OCCUPANCY          DATE OF
  #     LEASEHOLD   YEAR BUILT     RENOVATED     RATE AT U/W (2) OCCUPANCY RATE (2) APPRAISED VALUE
----- ------------- ----------     ---------     --------------- ------------------ ---------------
  58       Fee         1985           2005              58%              N/A         $  10,300,000
  59       Fee         2000            N/A              87%           5/29/2007      $  11,500,000
  60       Fee         1987           2006              81%              N/A         $  11,600,000
  61       Fee         1925           1995             100%           5/1/2007       $  15,000,000
  62       Fee         1979           2004              97%           4/10/2007      $   9,800,000
  63       Fee         2006            N/A              85%           5/1/2007       $  10,500,000
  64       Fee         1984           2006              93%           5/10/2007      $  10,450,000
  65       Fee         2004            N/A              90%           5/31/2007      $   9,500,000
  66       Fee         1930           2007              88%           6/14/2007      $   9,240,000
  67       Fee         1986            N/A             100%           6/1/2007       $  10,050,000
  68       Fee         1930           1960             100%           5/1/2007       $  11,000,000
  69       Fee         2002            N/A             100%           6/19/2007      $   9,760,000
  70       Fee         2000           2004              76%              N/A         $   9,000,000
  71       Fee         1996           2005              72%              N/A         $  10,300,000
  72       Fee         1937           1992             100%           5/1/2007       $  10,400,000
  73       Fee         1985            N/A             100%           6/1/2007       $   8,100,000
  74       Fee         1957           2006              85%           5/1/2007       $   8,350,000
  75       Fee         2001            N/A             100%           3/1/2007       $   7,800,000
  76       Fee         1978           2000             100%           4/1/2007       $  11,600,000
  77       Fee         2004           2007              69%              N/A         $  10,800,000
 78.1      Fee         1993            N/A              93%           3/2/2007       $   4,000,000
 78.2      Fee         1990            N/A             100%           3/2/2007       $   3,700,000
  79       Fee         2006            N/A             100%           5/17/2007      $   8,600,000
  80       Fee         1925           1995             100%           5/1/2007       $  10,500,000
  81       Fee         1962           1974              97%           6/12/2007      $   8,360,000
  82       Fee         2000           2006              71%              N/A         $   9,500,000
 83.1      Fee         1997           2005              83%           4/2/2007       $   2,500,000
 83.2      Fee         1997            N/A              85%           7/16/2007      $   2,500,000
 83.3      Fee         1985           1997              89%           4/1/2007       $   1,600,000
 83.4      Fee         1985           1997              92%           7/16/2007      $     950,000
  84       Fee         1980            N/A             100%           1/30/2007      $   7,100,000
  85       Fee         1996            N/A              78%           5/1/2007       $   6,800,000
  86       Fee         2001            N/A              65%              N/A         $  13,200,000
  87       Fee         1939           1992             100%           5/1/2007       $   8,900,000
  88       Fee         1929           1986             100%           5/1/2007       $   8,700,000
  89       Fee         2006            N/A              93%           6/14/2007      $   6,410,000
  90       Fee         2006            N/A             100%           3/1/2007       $   7,700,000
  91       Fee         2003            N/A              86%           5/1/2007       $   6,300,000
  92       Fee         1999           2004              82%           3/9/2007       $   6,900,000  (3)
  93       Fee         1988           2005             100%           2/1/2007       $   6,000,000
  94       Fee         1990            N/A              92%           4/23/2007      $   5,900,000
  95       Fee         2006            N/A             100%           5/31/2007      $   5,870,000
  96       Fee         1972           2006              96%           6/26/2007      $   5,800,000
  97       Fee         2000            N/A             100%           5/14/2007      $   6,350,000
  98       Fee         2001            N/A              94%           4/30/2007      $   5,750,000
  99       Fee         1973           2007             100%           9/7/2006       $   6,000,000
 100       Fee         1939            N/A             100%           5/1/2007       $   6,800,000
 101       Fee         2005            N/A             100%           6/18/2007      $   5,200,000
102.1      Fee         1985            N/A             100%           6/12/2007      $   2,020,000
102.2      Fee         1985            N/A             100%           6/12/2007      $   2,040,000
102.3      Fee         1983            N/A             100%           6/12/2007      $   1,270,000
102.4      Fee         1985            N/A             100%           6/12/2007      $   1,220,000
102.5      Fee         1986            N/A             100%           6/12/2007      $   1,280,000
 103       Fee         2006            N/A             100%           3/28/2006      $   6,700,000
 104       Fee         1990            N/A             100%           4/6/2007       $   5,800,000
 105       Fee         1972           2007              93%           5/14/2007      $   6,550,000
 106       Fee         1993            N/A              98%           5/16/2007      $   5,700,000
107.1      Fee         2006            N/A             100%           7/1/2007       $   3,165,000
107.2      Fee         2006            N/A              71%           7/1/2007       $   2,300,000  (4)
 108       Fee         1986            N/A             100%           1/31/2007      $   5,325,000
 109       Fee         2003           2006              92%           4/17/2007      $   5,550,000
 110       Fee         1952            N/A              95%           5/9/2007       $   4,700,000
 111       Fee         1921           1995             100%           6/1/2007       $   5,000,000
 112       Fee         2005           2006              80%          12/20/2006      $   4,980,000  (5)
 113       Fee         1969            N/A             100%           2/28/2007      $   5,000,000
 114       Fee         1987            N/A             100%           2/23/2007      $   5,400,000
 115       Fee         2006            N/A              86%           4/19/2007      $   6,300,000
 116       Fee         1974            N/A             100%           5/14/2007      $   4,850,000
 117       Fee         1986           2005              73%              N/A         $   5,230,000
 118       Fee         1968            N/A             100%           2/1/2007       $   4,670,000
 119       Fee         1960           2005             100%           4/20/2007      $   4,600,000
 120       Fee         1913           2004              90%           5/9/2007       $   4,400,000
 121       Fee         2000           2005              82%              N/A         $   5,000,000

                                      A-1-7

                                                             CUT-OFF DATE                                           UNITS/
               LOAN                                            PRINCIPAL                          PROPERTY          SQ.FT
  #   CROSSED GROUP              PROPERTY NAME                BALANCE (1)  PROPERTY TYPE          SUB-TYPE          ROOMS
----- ------- ----- --------------------------------------- -------------- ------------- ------------------------- -------
 122            1   Hobby Lobby Retail Center               $   3,377,000  Retail                 Anchored          72,613
 123            1   Avalon Plaza                            $   3,327,357  Retail                 Anchored          64,458
124.1           1   127 Church Road                         $   1,840,577  Office                 Suburban          11,975
124.2           1   4000 Church Road                        $   1,457,124  Office                 Suburban          10,985
 125            1   Holiday Inn Express Hillsborough        $   3,247,061  Hotel              Limited Service           83
 126            1   1800 6th Street                         $   3,235,961  Retail                Unanchored         16,576
 127            2   Santa Fe Trails Apartments              $   3,230,000  Multifamily          Conventional           176
 128            2   Parkview Apartments                     $   3,097,792  Multifamily          Conventional            68
 129            1   Sleep Inn & Suites Metairie             $   3,093,519  Hotel              Limited Service           70
 130            1   Hampton Inn Horse Cave                  $   3,092,669  Hotel              Limited Service          101
131.1           2   Cranberry Hill Apartments               $   2,006,354  Multifamily          Conventional            21
131.2           2   Norberry Condominiums                   $   1,052,088  Multifamily          Conventional            13
 132            1   Goshen Commercial                       $   3,058,000  Office        Central Business District  17,662
 133            1   Autumn Springs Office Building          $   3,000,000  Office        Central Business District  22,996
 134            1   Holiday Inn Express Yankton             $   2,993,276  Hotel              Limited Service           58
 135            1   Creekside Plaza I, II, III              $   2,945,732  Retail                Unanchored         45,706
 136            1   412 S. Wall St. & 319 Winston St.       $   2,897,813  Retail                Unanchored         31,700
 137            1   Irmar Center                            $   2,873,000  Retail                Unanchored         14,550
 138            1   Rainbow City Shopping Center            $   2,800,000  Retail                 Anchored          51,248
 139            1   Marina Marketplace                      $   2,750,000  Retail                Unanchored         15,985
 140            1   Deerwood Village Executive Center       $   2,704,000  Office                 Suburban          25,241
 141            1   Shockoe Cary Building                   $   2,700,000  Mixed Use         Multifamily/Retail         16
 142            1   Tower Storage                           $   2,673,086  Self Storage             N/A             69,815
 143            1   Clearpoint Crossing                     $   2,626,000  Retail                Unanchored         14,908
 144            2   Windsor Lodge Apartments                $   2,598,310  Multifamily          Conventional            80
 145            1   Jackson Plaza-Edinburg                  $   2,598,235  Retail                Unanchored         20,870
 146            2   Cinnamon Square Apartments              $   2,542,773  Multifamily          Conventional           192
 147            1   Skyline 1998                            $   2,500,000  Mixed Use         Office/Industrial      23,923
148.1           1   114E. Butler Avenue                     $   1,043,247  Retail                Unanchored          8,000
148.2           1   3 E. Butler /11 N. Main Street          $     796,662  Mixed Use         Retail/Multifamily      9,269
148.3           1   1 W. Butler Avenue                      $     379,363  Retail                Unanchored          3,200
148.4           1   106 E. Butler Avenue                    $     280,728  Retail                Unanchored          5,300
 149            1   Winn Dixie - Bay Minette                $   2,498,135  Retail                Unanchored         44,000
 150            1   180-184 Sunrise Highway                 $   2,450,000  Office                 Suburban          12,300
 151            1   Oakridge Square Shopping Center         $   2,418,000  Retail                Unanchored         26,569
152.1           1   20282 Garrett Highway                   $   1,273,113  Retail                Unanchored          8,100
152.2           1   13227 Garrett Highway                   $   1,131,324  Retail                Unanchored         12,958
 153            1   Everett Retail                          $   2,400,000  Retail                Unanchored         12,570
154.1           1   Providence Plaza                        $   1,697,016  Retail                Unanchored          4,850
154.2           1   Shoppes at Midtown                      $     698,771  Retail                Unanchored          1,750
 155            1   Dunn Commons                            $   2,354,082  Retail                Unanchored          9,948
 156            1   Providence Place                        $   2,334,356  Healthcare     Assisted Living Facility      17
 157            1   James Madison Square                    $   2,300,000  Retail                Unanchored         11,844
 158            1   Forest Station, LLC                     $   2,300,000  Retail                Unanchored         11,500
 159            2   River Rose MHC                          $   2,248,326  Multifamily      Manufactured Housing       111
 160            1   10620 Metcalf Avenue                    $   2,200,000  Retail                Unanchored         27,500
 161            1   Millennium Plaza                        $   2,200,000  Mixed Use         Retail/Multifamily     24,400
 162            1   Main Street Village                     $   2,154,046  Retail                Unanchored         21,643
 163            1   Van Epps Building                       $   2,100,000  Office                 Suburban          17,949
 164            1   Ontario Warehouse Building              $   2,096,333  Industrial               N/A             47,000
 165            1   3100 University Boulevard               $   2,048,016  Office                 Suburban          42,564
 166            2   Vista Woods MHP                         $   2,030,667  Multifamily      Manufactured Housing       102
 167            1   Sugarloaf Marketplace                   $   2,025,000  Retail                Unanchored          9,440
 168            1   Naperville Executive Center             $   2,007,617  Office                 Suburban          25,133
 169            1   Concentra Medical Building              $   1,994,826  Office        Central Business District   9,000
 170            1   Howell Ferry Medical Building           $   1,994,764  Office                 Suburban           9,579
 171            1   Ways Station Shopping Center            $   1,991,791  Retail                 Anchored          60,310
 172            1   CVS Woodstock                           $   1,990,656  Retail                Unanchored         10,125
 173            1   Fountain Park Office Center             $   1,977,641  Office                 Suburban          14,710
 174            1   Tractor Supply - Rome, GA               $   1,914,408  Retail                Unanchored         19,097
 175            1   Crabapple Place                         $   1,909,000  Retail                Unanchored          8,732
 176            1   Prairie Village                         $   1,891,132  Retail                 Anchored          81,774
 177            2   Castle Hills Apartments                 $   1,885,336  Multifamily          Conventional            60
 178            1   Desoto Self Storage                     $   1,880,000  Self Storage             N/A             55,050
 179            2   Enfield Apartments                      $   1,851,000  Multifamily          Conventional            28
 180            1   Tifton Mini Warehouse                   $   1,848,612  Self Storage             N/A             88,420
 181            1   Santa Ana Office                        $   1,800,000  Office        Central Business District  26,789
 182            1   Loris Landing Shopping Center           $   1,800,000  Retail                 Anchored          38,000
 183            2   Forest Creek MHP                        $   1,758,082  Multifamily      Manufactured Housing       130
 184            2   Brunswick Apartments                    $   1,745,232  Multifamily          Conventional            80
 185            1   5741 Bayside Road                       $   1,720,000  Mixed Use          Warehouse/Office      33,800
 186            2   1912 R Street, NW                       $   1,700,000  Multifamily          Conventional             6
 187            2   Southwind Village MHP                   $   1,657,500  Multifamily      Manufactured Housing        84

           FEE/                       YEAR          OCCUPANCY          DATE OF
  #     LEASEHOLD   YEAR BUILT     RENOVATED     RATE AT U/W (2) OCCUPANCY RATE (2) APPRAISED VALUE
----- ------------- ----------     ---------     --------------- ------------------ ---------------
 122       Fee         1989           2004             100%           4/5/2007       $   4,900,000
 123       Fee         1964           2000             100%           3/31/2007      $   9,650,000
124.1      Fee         2005            N/A             100%           3/21/2007      $   2,400,000
124.2      Fee         1975           2004             100%           3/21/2007      $   1,900,000
 125       Fee         1995           2006              62%              N/A         $   5,000,000
 126       Fee         1986            N/A             100%           3/30/2007      $   4,650,000
 127       Fee         1971           2006              95%           5/10/2007      $   5,350,000
 128       Fee         1967           2006              97%           4/1/2007       $   4,400,000
 129       Fee         2002            N/A              79%              N/A         $   5,200,000
 130       Fee         1998           2004              50%              N/A         $   4,200,000
131.1      Fee         1977           2006             100%           2/27/2007      $   2,500,000
131.2      Fee         1990            N/A             100%           2/1/2007       $   1,450,000
 132       Fee         2006            N/A             100%           3/28/2007      $   4,100,000
 133       Fee         1999            N/A             100%           6/1/2007       $   4,750,000
 134       Fee         2003            N/A              71%              N/A         $   4,800,000
 135       Fee         1980           2007              90%           6/1/2007       $   4,215,000
 136       Fee         1977            N/A              93%           4/1/2007       $   4,750,000
 137       Fee         1965            N/A             100%           6/15/2007      $   4,000,000
 138       Fee         1996            N/A             100%           4/1/2007       $   4,250,000
 139       Fee         2003            N/A              75%           6/12/2007      $   7,470,000
 140       Fee         1984            N/A              90%           7/1/2007       $   3,500,000
 141       Fee         1877           2002             100%           2/1/2007       $   3,800,000
 142       Fee         2004           2006              87%           2/1/2007       $   3,500,000
 143       Fee         2006            N/A              93%           6/1/2007       $   3,900,000
 144       Fee         1967           2004              96%           5/31/2007      $   3,500,000
 145       Fee         2006            N/A              85%           3/28/2007      $   3,400,000
 146       Fee         1971            N/A              98%           6/25/2007      $   5,250,000
 147       Fee         1998           2007             100%           5/23/2007      $   3,530,000
148.1      Fee         1925            N/A             100%           2/8/2007       $   1,375,000
148.2      Fee         1910           2001             100%           2/8/2007       $   1,050,000
148.3      Fee         1917           2001             100%           2/8/2007       $     500,000
148.4      Fee         1925            N/A             100%           2/8/2007       $     370,000
 149       Fee         1995            N/A             100%           5/30/2007      $   3,350,000
 150       Fee         1928           2007              94%           6/1/2007       $   3,400,000
 151       Fee         1974            N/A             100%           4/18/2007      $   3,090,000
152.1      Fee         1979           2001             100%           4/1/2007       $   1,700,000
152.2      Fee         1985           2000             100%           4/1/2007       $   1,600,000
 153       Fee         2001           2006             100%           7/1/2007       $   4,400,000
154.1      Fee         2007            N/A              69%           6/1/2007       $   2,085,000
154.2      Fee         2004           2006             100%           6/1/2007       $     964,000
 155       Fee         2006            N/A             100%           6/19/2007      $   3,150,000
 156       Fee         2000            N/A             100%           5/31/2007      $   6,300,000
 157       Fee         2007            N/A             100%           6/1/2007       $   3,000,000
 158       Fee         2005            N/A             100%           3/20/2007      $   2,975,000
 159       Fee         1970           1984              99%           3/1/2007       $   3,750,000
 160       Fee         1973           2006             100%           4/3/2007       $   4,270,000
 161       Fee         1950           1998             100%           6/12/2007      $   2,800,000
 162       Fee         2002            N/A             100%           7/11/2007      $   2,720,000
 163       Fee         2005            N/A             100%           5/1/2007       $   2,850,000
 164       Fee         1963            N/A             100%           5/20/2007      $   3,500,000
 165       Fee         1975           2000              92%           5/31/2007      $   3,100,000
 166       Fee         1970           1980              91%           5/3/2007       $   2,700,000
 167       Fee         2006            N/A             100%           2/5/2007       $   2,650,000
 168       Fee         1978           1989              97%           4/1/2007       $   3,150,000
 169       Fee         1999            N/A             100%           8/1/2007       $   2,650,000
 170       Fee         2002            N/A              95%           4/16/2007      $   2,900,000
 171       Fee         1989           2004              98%           2/28/2007      $   3,400,000
 172       Fee         1998            N/A             100%           8/1/2007       $   3,350,000
 173       Fee         1997            N/A             100%          12/31/2006      $   2,600,000
 174       Fee         2005            N/A             100%           2/28/2007      $   2,850,000
 175       Fee         2006            N/A             100%           6/5/2007       $   2,500,000
 176  Fee/Leasehold    1962            N/A              95%           2/23/2007      $   3,750,000
 177       Fee         1964           2005              93%           12/1/2006      $   2,650,000
 178       Fee         2001            N/A              83%           3/30/2007      $   2,450,000
 179       Fee         1967           2004             100%           5/21/2007      $   3,600,000
 180       Fee         1994            N/A              89%           5/3/2007       $   2,800,000
 181       Fee         1979            N/A             100%           5/22/2007      $   4,300,000
 182       Fee         1991           2005             100%           6/1/2007       $   2,400,000
 183       Fee         1970           1998              91%           5/3/2007       $   3,150,000
 184       Fee         1986           2006              95%           3/19/2007      $   2,400,000
 185       Fee         1979           1987             100%           4/1/2007       $   2,550,000
 186       Fee         1910           1985             100%           3/10/2007      $   2,300,000
 187       Fee         1970           2005              80%           4/15/2007      $   2,120,000

                                      A-1-8

                                                             CUT-OFF DATE                                           UNITS/
               LOAN                                            PRINCIPAL                          PROPERTY          SQ.FT
  #   CROSSED GROUP              PROPERTY NAME                BALANCE (1)  PROPERTY TYPE          SUB-TYPE          ROOMS
----- ------- ----- --------------------------------------- -------------- ------------- ------------------------- -------
 188            1   Oxford Shopping Center                  $   1,651,400  Retail                Unanchored         16,400
 189            1   Citibank FSB Branch - Valrico           $   1,627,595  Office                 Suburban           4,400
 190            1   353 Nassau Street                       $   1,602,773  Office                 Suburban           8,624
 191            1   Office Depot Greensboro                 $   1,600,000  Retail                 Anchored          18,400
 192            1   Gorman's Furniture-Southfield           $   1,600,000  Retail                 Anchored          23,337
 193            1   Atrium Office Building                  $   1,597,907  Office                 Suburban          36,303
 194            1   Airport Plaza                           $   1,592,389  Retail                 Anchored          48,005
 195            1   JFW Property                            $   1,544,481  Office                 Suburban           8,379
 196            1   Fairfield Square Shopping Center        $   1,530,000  Retail                Unanchored         22,483
 197            1   McColl Plaza                            $   1,516,855  Retail                Unanchored          7,600
 198            1   Citizens Bank Plaza                     $   1,500,000  Mixed Use           Office/Retail         8,180
 199            1   953-963 West Belmont                    $   1,497,731  Retail                Unanchored         14,882
 200            1   Three Mile Oak Shopping Center          $   1,493,149  Retail                Unanchored          7,390
 201            1   Kilby Place                             $   1,466,133  Retail                Unanchored          8,461
 202            1   Woodstock Commercial Center             $   1,456,059  Office                 Suburban           9,090
 203            1   Wornall Plaza Shopping Center           $   1,437,537  Retail                Unanchored         13,320
 204            1   Business Parkway Properties             $   1,436,328  Industrial               N/A             29,300
 205            1   32-27/32-35 Francis Lewis Blvd          $   1,424,079  Other                Parking Lot          9,462
 206            2   Medical Center Apartments               $   1,415,000  Multifamily          Conventional            56
 207            1   Bank of the West                        $   1,398,383  Office                 Suburban           3,600
 208            2   Fiesta Mobile Home Park                 $   1,392,000  Multifamily      Manufactured Housing        76
 209            1   Ponca City Plaza SC                     $   1,358,985  Retail                Unanchored         10,600
 210            1   Warner Robins MOB                       $   1,353,845  Office                 Suburban          11,167
 211            2   Windy Hill Apartments                   $   1,339,151  Multifamily          Conventional            41
 212            1   810 Canton Road Medical Office Building $   1,325,000  Office                 Suburban           9,068
 213            1   Update Center                           $   1,250,000  Retail                Unanchored          7,889
 214            1   Little Elm Self Storage                 $   1,246,992  Self Storage             N/A             28,008
 215            1   Big O Tires - Ankeny                    $   1,189,000  Retail                Unanchored          6,148
 216            1   BILO's Retail Shops                     $   1,114,931  Retail                Unanchored         11,550
 217            1   5310 8th Avenue                         $   1,092,430  Mixed Use         Retail/Multifamily      3,600
 218            1   Auto Zone                               $   1,050,000  Retail                Unanchored          5,070
 219            2   Nottingham Estates MHC                  $   1,049,119  Multifamily      Manufactured Housing        99
 220            1   National City Bank                      $   1,048,485  Retail                Unanchored          3,475
 221            1   Lakeside Marketplace                    $   1,000,000  Retail                Unanchored         10,000
 222            1   Armor Self Storage                      $     997,338  Self Storage             N/A             39,950
 223            1   Kelly Plaza                             $     990,576  Retail                Unanchored         10,640
 224            1   Boiling Springs Center                  $     922,658  Retail                Unanchored          6,180
                                                            --------------
TOTAL/WEIGHTED AVERAGE:                                     $2,140,885,357
                                                            ==============

MAXIMUM:                                                    $  185,614,308
MINIMUM:                                                    $      280,728

           FEE/                       YEAR          OCCUPANCY          DATE OF
  #     LEASEHOLD   YEAR BUILT     RENOVATED     RATE AT U/W (2) OCCUPANCY RATE (2) APPRAISED VALUE
----- ------------- ----------     ---------     --------------- ------------------ ---------------
 188       Fee         1999            N/A              95%           1/26/2007      $   2,500,000
 189       Fee         2002           2007             100%           3/2/2007       $   2,350,000
 190       Fee         1920           2003             100%           6/1/2007       $   2,200,000
 191       Fee         2006            N/A             100%           8/1/2007       $   2,050,000
 192       Fee         1966           2005             100%           6/30/2007      $   3,200,000
 193       Fee         1984           2007              91%           5/1/2007       $   2,750,000
 194       Fee         1987           2007              96%           5/30/2007      $   2,000,000
 195       Fee         1981           2004             100%           4/18/2007      $   2,100,000
 196       Fee         1989           2006              87%           5/31/2007      $   1,925,000
 197       Fee         2007            N/A             100%           4/9/2007       $   1,900,000
 198       Fee         2005            N/A             100%           3/1/2007       $   2,220,000
 199       Fee         1911           1994             100%           5/1/2007       $   4,900,000
 200       Fee         1983            N/A             100%           1/31/2007      $   2,700,000
 201       Fee         2006            N/A             100%           7/1/2007       $   1,880,000
 202       Fee         2006            N/A             100%           5/10/2007      $   1,950,000
 203       Fee         2000            N/A             100%           5/15/2007      $   1,900,000
 204       Fee         2005            N/A             100%           7/27/2007      $   2,300,000
 205       Fee          N/A    (6)     N/A   (6)       100%           8/23/2006      $   2,200,000
 206       Fee         1994            N/A             100%           3/1/2007       $   2,020,000
 207       Fee         2001            N/A             100%           5/1/2007       $   1,875,000
 208       Fee         1970            N/A              94%           6/1/2007       $   1,740,000
 209       Fee         1999            N/A             100%           1/31/2007      $   1,800,000
 210       Fee         1999           2006             100%           1/29/2007      $   1,700,000
 211       Fee         1971            N/A              98%           4/19/2007      $   1,750,000
 212       Fee         1988            N/A             100%           3/16/2007      $   2,300,000
 213       Fee         1998            N/A             100%           5/10/2007      $   2,100,000
 214       Fee         1998            N/A              80%           5/22/2007      $   1,650,000
 215       Fee         2003            N/A             100%           6/1/2007       $   1,654,000
 216       Fee         2001            N/A             100%           6/15/2007      $   1,450,000
 217       Fee         1931           2002             100%           3/13/2007      $   1,800,000
 218       Fee         2004            N/A             100%           1/20/2007      $   1,650,000
 219       Fee         1935           2006              83%           5/4/2007       $   1,320,000
 220       Fee         2005            N/A             100%           6/25/2007      $   1,725,000
 221       Fee         2005            N/A             100%           3/23/2007      $   1,350,000
 222       Fee         1982            N/A              95%           4/25/2007      $   1,875,000
 223       Fee         1982            N/A             100%           5/31/2007      $   1,250,000
 224       Fee         2006            N/A             100%           3/19/2007      $   1,200,000
                       ----           ----             ---                           --------------
TOTAL/WEIGHTED AVERAGE:1974           2001              91%                          $3,085,628,000
                       ====           ====             ===                           ==============

MAXIMUM:               2007           2007             100%                          $  269,500,000
MINIMUM:               1877           1960              50%                          $      370,000

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY RV DAKOTA RIDGE RV PARK, RV ELK MEADOWS RV PARK AND RV SPRUCE LAKE RV PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) WITH RESPECT TO THE CHAMPIONS CENTRE APARTMENTS LOAN, THE CUT-OFF LTV, MATURITY LTV, AND APPRAISED VALUE ARE BASED UPON THE APPRAISER'S CONCLUDED AS IS VALUE. IN ADDITION, THE APPRAISER ALSO CONCLUDED A PROSPECTIVE AS STABILIZED VALUE OF $16,350,000 AS OF OCTOBER 4, 2007, RESULTING IN A CUT-OFF LTV OF 79.5% AND A MATURITY LTV OF 79.5%.

(3) WITH RESPECT TO THE 1208B VFW PARKWAY LOAN, THE CUT-OFF LTV, MATURITY LTV, AND APPRAISED VALUE ARE BASED UPON STABILIZED VALUES. THE AS IS APPRAISED VALUE IS $6,200,000 (AS OF 1/3/2007).

(4) WITH RESPECT TO THE 1250B AUBURN ROAD LOAN, THE CUT-OFF LTV, MATURITY LTV, AND APPRAISED VALUE ARE BASED UPON STABILIZED VALUES. THE AS IS APPRAISED VALUE IS $2,250,000 (AS OF 3/10/2007).

(5) WITH RESPECT TO THE TOWER PROFESSIONAL LOAN, THE CUT-OFF LTV, MATURITY LTV, AND APPRAISED VALUE ARE BASED UPON STABILIZED VALUES. THE AS IS APPRAISED VALUE IS $4,700,000 (AS OF 12/7/2006).

(6) THE YEAR BUILT YEAR RENOVATED FOR THE 32-27/32-35 FRANCIS LEWIS BLVD. MORTGAGED REAL PROPERTY IS NOT APPLICABLE AS IT IS SECURED BY A PARKING LOT.

                                      A-1-9

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                          PERCENTAGE
                                                                                          OF INITIAL
                                                                                              NET
                                                             ORIGINAL   CUT-OFF DATE       MORTGAGE
             LOAN                                            PRINCIPAL    PRINCIPAL          POOL         LOAN
 #  CROSSED GROUP                LOAN NAME                    BALANCE    BALANCE (1)        BALANCE      PURPOSE
--- ------- ----- ---------------------------------------- ------------ ------------      ---------- ----------------
1             1   Shutters on the Beach & Casa Del Mar
                  Portfolio                                $310,000,000 $310,000,000 (6)     14.5%       Refinance
2             1   245 Fifth Avenue                         $140,000,000 $140,000,000 (8)      6.5%      Acquisition
3             1   City Tower                               $115,000,000 $115,000,000 (9)      5.4%      Acquisition
4             1   2600 Michelson                           $ 95,000,000 $ 95,000,000 (10)     4.4%      Acquisition
5             2   Meyberry House                           $ 90,000,000 $ 90,000,000 (11)     4.2%       Refinance
6             2   Hamburg Trust Portfolio                  $ 72,000,000 $ 72,000,000          3.4%      Acquisition
7             1   St. Luke's At Cypress Woods              $ 31,800,000 $ 31,800,000          1.5%       Refinance
8             1   Lakeview Plaza                           $ 31,200,000 $ 31,200,000          1.5%       Refinance
9             2   Esquire Portfolio                        $ 31,000,000 $ 31,000,000 (14)     1.4%      Acquisition
10            2   Artisan Las Vegas Multifamily Portfolio  $ 30,300,000 $ 30,300,000 (15)     1.4%      Acquisition
11            1   Sweetwater Crossings                     $ 29,000,000 $ 29,000,000          1.4%       Refinance
12            2   Stone Lake Apartment Homes               $ 28,450,000 $ 28,450,000          1.3%      Acquisition
13            1   Grove Square Shopping Center             $ 26,000,000 $ 26,000,000          1.2%       Refinance
14            1   Crystal Corporate Center                 $ 23,500,000 $ 23,500,000          1.1%      Acquisition
15            1   Hillside Village Shopping Center         $ 23,200,000 $ 23,200,000          1.1%      Acquisition
16            1   3                                        $ 22,640,000 $ 22,640,000          1.1%       Refinance
17            1   Wellington Tower Retail                  $ 22,500,000 $ 22,500,000          1.1%      Acquisition
18            1   Egizii Portfolio                         $ 21,920,000 $ 21,865,363          1.0%       Refinance
19            2   Paradise Bay                             $ 21,500,000 $ 21,500,000          1.0%      Acquisition
20            1   Hampton Inn Downtown Dallas              $ 21,500,000 $ 21,466,184          1.0%      Acquisition
21            1   W 125th St & 1645 Pitkin Portfolio       $ 19,200,000 $ 19,200,000          0.9%      Acquisition
22            2   Timberlakes at Atascocita Apartments     $ 18,000,000 $ 18,000,000          0.8%      Acquisition
23            2   Champions Park Apartments                $ 15,300,000 $ 15,300,000          0.7%      Acquisition
24            1   Lone Tree Retail Center                  $ 15,276,000 $ 15,276,000          0.7%      Acquisition
25            1   The Madison Hotel                        $ 14,725,000 $ 14,687,681          0.7%       Refinance
26            1   University Square                        $ 13,750,000 $ 13,750,000          0.6%      Acquisition
27            1   Mokena Retail                            $ 13,400,000 $ 13,400,000          0.6%      Acquisition
28            1   University Centre I                      $ 13,400,000 $ 13,400,000          0.6%      Acquisition
29            1   University Center West - San Diego       $ 13,200,000 $ 13,163,445          0.6%       Refinance
30            2   Champions Centre Apartments              $ 13,000,000 $ 13,000,000          0.6%      Acquisition
31            1   Cranbrook Plaza                          $ 12,800,000 $ 12,800,000          0.6%       Refinance
32            1   Temescal Plaza                           $ 12,700,000 $ 12,700,000          0.6%      Acquisition
33            1   82 Totowa Road                           $ 12,600,000 $ 12,600,000          0.6%      Acquisition
34            1   565 Metro Place                          $ 12,235,000 $ 12,235,000          0.6%      Acquisition
35            2   Park Village                             $ 12,100,000 $ 12,100,000          0.6%      Acquisition
36     A      1   RV Dakota Ridge RV Park                  $  5,980,000 $  5,980,000          0.3%      Acquisition
37     A      1   RV Elk Meadows RV Park                   $  3,941,500 $  3,941,500          0.2%      Acquisition
38     A      1   RV Spruce Lake RV Park                   $  2,047,500 $  2,047,500          0.1%      Acquisition
39            2   Pegasus Place                            $ 11,600,000 $ 11,600,000          0.5%       Refinance
40            2   The Fairways Apartments                  $ 11,600,000 $ 11,600,000          0.5%      Acquisition
41            2   Parks at Walnut                          $ 11,320,000 $ 11,320,000          0.5%       Refinance
42            1   Sprouts Center Surprise                  $ 11,100,000 $ 11,100,000          0.5%       Refinance
43            1   268 Summer Street                        $ 10,000,000 $ 10,000,000          0.5%       Refinance
44            2   Villas at Bailey Ranch III               $ 10,000,000 $ 10,000,000          0.5%       Refinance
45            2   St. Charles Place                        $  9,960,000 $  9,960,000          0.5%       Refinance
46            1   Whole Foods - Alexandria                 $  9,932,000 $  9,932,000          0.5%       Refinance
47            1   Corpus Christi Medical Tower             $  9,800,000 $  9,800,000          0.5%      Acquisition
48            2   Bullard Crossing                         $  9,600,000 $  9,600,000          0.4%       Refinance
49            2   Curry Junction Apartments                $  9,600,000 $  9,600,000          0.4%       Refinance
50            2   Crown Acquisitions                       $  9,550,000 $  9,550,000          0.4%       Refinance
51            1   Patton Forest                            $  9,000,000 $  9,000,000          0.4%      Acquisition
52            1   Northridge Shopping Center               $  8,800,000 $  8,800,000          0.4%      Acquisition
53            1   Quality Inn - Toms River                 $  8,700,000 $  8,700,000          0.4%       Refinance
54            1   Arapahoe Service Center 2                $  8,562,000 $  8,562,000          0.4%      Acquisition
55            1   Easton Plaza Shopping Center             $  8,525,000 $  8,525,000          0.4%      Acquisition
56            1   Trade Center                             $  8,500,000 $  8,500,000          0.4%       Refinance
57            1   St. Mary's Medical Office Building       $  8,500,000 $  8,500,000          0.4%       Refinance
58            1   Shilo Tacoma Washington                  $  8,400,000 $  8,321,888          0.4%       Refinance
59            1   Prime One Office Building                $  8,250,000 $  8,250,000          0.4%      Acquisition
60            1   Holiday Inn Express - Flagstaff Arizona  $  8,100,000 $  8,034,135          0.4%       Refinance
61            2   Parkoff - 1-5-9 Seaman Avenue            $  8,000,000 $  8,000,000          0.4%       Refinance
62            2   Bullard Creek                            $  7,840,000 $  7,840,000          0.4%       Refinance
63            1   Catoosa Shopping Center                  $  7,575,000 $  7,575,000          0.4%      Acquisition
64            2   Wexford Homes                            $  7,500,000 $  7,500,000          0.4%       Refinance
65            2   Center Pointe Apartments                 $  7,450,000 $  7,450,000          0.3%       Refinance
66            2   Farmville Apartment Portfolio            $  7,225,000 $  7,199,950          0.3%       Refinance
67            1   Weaverville Plaza Shopping Center        $  7,000,000 $  6,939,073          0.3%       Refinance
68            2   Parkoff - 100 Thayer Street              $  6,800,000 $  6,800,000          0.3%       Refinance
69            1   Viewridge Industrial                     $  6,750,000 $  6,750,000          0.3%       Refinance
70            1   Country Inn & Suites Elgin, IL           $  6,700,000 $  6,688,894          0.3%       Refinance
71            1   Holiday Inn Express Winnemucca           $  6,700,000 $  6,647,010          0.3%       Refinance
72            2   Parkoff - 161-171 Seaman Avenue          $  6,450,000 $  6,450,000          0.3%       Refinance
73            1   Paramount Plaza                          $  6,450,000 $  6,450,000          0.3%       Refinance
74            1   Alliance Commerce Center                 $  6,400,000 $  6,400,000          0.3%       Refinance
75            1   Pleasant Hill Station                    $  6,240,000 $  6,240,000          0.3%       Refinance
76            2   Ravine Bluff Apartments                  $  6,200,000 $  6,183,654          0.3%       Refinance
77            1   Holiday Inn Express Carson City          $  6,000,000 $  5,985,958          0.3%       Refinance
78            1   Drug Mart Plaza A - ROLLUP               $  5,930,000 $  5,930,000          0.3%      Acquisition
79            1   Franklin Plaza Shopping Center           $  5,800,000 $  5,800,000          0.3%       Refinance
80            2   Parkoff - 11-19 Seaman Avenue            $  5,650,000 $  5,650,000          0.3%       Refinance
81            1   Gateway Center                           $  5,650,000 $  5,646,969          0.3%       Refinance
82            1   Holiday Inn Express - Louisville         $  5,500,000 $  5,495,908          0.3%       Refinance
83            1   Best Storage Portfolio                   $  5,498,750 $  5,483,942          0.3%      Acquisition
84            1   488 Main Avenue                          $  5,400,000 $  5,400,000          0.3%      Acquisition
85            1   Muhlenberg Square                        $  5,350,000 $  5,324,145          0.2%       Refinance
86            1   Country Inn and Suites                   $  5,300,000 $  5,292,630          0.2%   Recovery of Equity
87            2   Parkoff - 110 Post Avenue                $  5,220,000 $  5,220,000          0.2%       Refinance
88            2   Parkoff - 98 Thayer Street               $  5,150,000 $  5,150,000          0.2%       Refinance
89            1   Centre at Eagle's Nest                   $  5,074,000 $  5,074,000          0.2%      Acquisition
90            1   Northside Plaza                          $  5,000,000 $  5,000,000          0.2%       Refinance
91            1   Design Market                            $  5,000,000 $  4,987,672          0.2%       Refinance
92            1   1208B VFW Parkway                        $  4,900,000 $  4,877,467          0.2%       Refinance
93            1   Troy Marketplace                         $  4,800,000 $  4,800,000          0.2%       Refinance
94            1   Fountain Court                           $  4,686,000 $  4,678,833          0.2%       Refinance
95            1   City Center MOB                          $  4,662,000 $  4,662,000          0.2%       Refinance
96            1   "L" Street Office                        $  4,640,000 $  4,640,000          0.2%       Refinance
97            1   Plaza Medical & Research Center I        $  4,550,000 $  4,537,876          0.2%       Refinance
98            1   Prominence Shops at Liberty Park         $  4,268,000 $  4,252,177          0.2%      Acquisition
99            1   Ray's On The River                       $  4,200,000 $  4,200,000          0.2%       Refinance
100           2   Parkoff - 75 Thayer Street               $  4,110,000 $  4,110,000          0.2%       Refinance
101           1   4355 Montgomery Road                     $  4,100,000 $  4,100,000          0.2%       Refinance
102           2   Golden Enterprises Apartment Portfolio   $  4,100,000 $  4,092,656          0.2%       Refinance
103           1   Best Buy - Owasso                        $  4,068,000 $  4,068,000          0.2%       Refinance
104           1   Shoppes at Taylor Ranch                  $  4,000,000 $  4,000,000          0.2%      Acquisition
105           2   Edinboro College Park Apartments         $  4,000,000 $  3,996,658          0.2%       Refinance
106           1   Main & 8th Street Retail                 $  4,000,000 $  3,992,980          0.2%       Refinance
107           1   Tobin Portfolio                          $  3,990,000 $  3,976,433          0.2%      Acquisition
108           1   American Automatic Sprinkler             $  3,950,000 $  3,924,807          0.2%      Acquisition
109           1   Mound Road Commons                       $  3,775,000 $  3,765,373          0.2%       Refinance

                                ORIGINAL REMAINING  INITIAL
     ORIGINATION    REMAINING    TERM TO  TERM TO  INTEREST
     AMORTIZATION  AMORTIZATION MATURITY  MATURITY   ONLY   MORTGAGE                FIRST
         TERM          TERM     (MONTHS)  (MONTHS)  PERIOD  INTEREST   MONTHLY     PAYMENT
 #     (MONTHS)    (MONTHS) (1)    (2)     (1, 2)  (MONTHS)   RATE     PAYMENT      DATE
--- ------------- ------------- -------- --------- -------- -------- ----------- ----------
1   Interest Only Interest Only     83       80        83    5.5000%  $1,440,567  7/11/2007
2   Interest Only Interest Only     60       56        60    5.4730%  $  647,385  6/11/2007
3   Interest Only Interest Only    120      116       120    5.3800%  $  522,744  6/11/2007
4   Interest Only Interest Only    120      116       120    5.3300%  $  427,819  6/11/2007
5   Interest Only Interest Only    120      116       120    5.5000%  $  418,229  6/11/2007
6        360           360         120      118        60    5.7500%  $  420,170  8/11/2007
7   Interest Only Interest Only     60       59        60    6.8910%  $  185,148  9/11/2007
8   Interest Only Interest Only    121      118       121    5.9600%  $  157,112  7/11/2007
9   Interest Only Interest Only     84       78        84    5.7860%  $  151,548  4/11/2007
10  Interest Only Interest Only     60       57        60    5.7400%  $  146,948  7/11/2007
11       360           360         120      119        36    5.7100%  $  168,500  9/11/2007
12       360           360         120      116        60    5.6100%  $  163,505   6/1/2007
13  Interest Only Interest Only    120      118       120    6.2500%  $  137,297  8/11/2007
14  Interest Only Interest Only    120      117       120    6.1800%  $  122,706  7/11/2007
15  Interest Only Interest Only    120      118       120    6.0800%  $  119,179  8/11/2007
16  Interest Only Interest Only     84       82        84    5.8200%  $  111,329   8/1/2007
17  Interest Only Interest Only    120      118       120    6.4430%  $  122,484  8/11/2007
18       360           357         120      117         0    6.2850%  $  135,465  7/11/2007
19       360           360          60       58        36    6.5400%  $  136,461  8/11/2007
20       360           358         120      118         0    6.2070%  $  131,779  8/11/2007
21  Interest Only Interest Only    121      119       121    5.8600%  $   95,062  8/11/2007
22       360           360         120      118        60    5.7500%  $  105,043   8/1/2007
23  Interest Only Interest Only    121      118       121    5.7300%  $   74,072  7/11/2007
24  Interest Only Interest Only    120      119       120    6.2700%  $   80,926   9/1/2007
25       300           298         120      118         0    6.0500%  $   95,324  8/11/2007
26  Interest Only Interest Only    121      119       121    6.3200%  $   73,422  8/11/2007
27  Interest Only Interest Only    120      118       120    6.1700%  $   69,855  8/11/2007
28  Interest Only Interest Only    120      117       120    6.0720%  $   68,746  7/11/2007
29       360           357         120      117         0    5.8400%  $   77,788   7/1/2007
30  Interest Only Interest Only    121      118       121    5.8100%  $   63,816  7/11/2007
31       360           360         124      121        36    5.7400%  $   74,616  7/11/2007
32  Interest Only Interest Only    121      118       121    5.6300%  $   60,412  7/11/2007
33  Interest Only Interest Only     60       56        60    5.6500%  $   60,149  6/11/2007
34       360           360         121      119        60    6.4600%  $   77,012  8/11/2007
35  Interest Only Interest Only     60       56        60    5.8100%  $   59,398  6/11/2007
36       360           360         120      117        36    6.4300%  $   37,523  7/11/2007
37       360           360         120      117        36    6.4300%  $   24,732  7/11/2007
38       360           360         120      117        36    6.4300%  $   12,847  7/11/2007
39       360           360         120      116        36    5.6600%  $   67,033  6/11/2007
40  Interest Only Interest Only     60       57        60    5.9800%  $   58,610  7/11/2007
41  Interest Only Interest Only    120      115       120    5.5800%  $   53,369  5/11/2007
42       360           360         109      108        36    6.2450%  $   68,309  9/11/2007
43  Interest Only Interest Only     60       58        60    6.0600%  $   51,201   8/1/2007
44       360           360          72       68        36    5.4900%  $   56,716   6/1/2007
45  Interest Only Interest Only    122      119       122    5.9000%  $   49,650  7/11/2007
46  Interest Only Interest Only    120      118       120    6.2700%  $   52,615  8/11/2007
47       360           360         120      119        60    6.1800%  $   59,895   9/1/2007
48       360           360         120      118        60    6.2400%  $   59,046  8/11/2007
49       360           360         120      119        60    6.2400%  $   59,046  9/11/2007
50  Interest Only Interest Only    120      117       120    5.9240%  $   47,800  7/11/2007
51       360           360         120      119        36    6.2000%  $   55,122   9/1/2007
52  Interest Only Interest Only    120      117       120    5.8400%  $   43,421  7/11/2007
53       360           360         120      119        24    6.1300%  $   52,890   9/1/2007
54       360           360         120      119        36    6.3800%  $   53,444   9/1/2007
55       360           360         120      116        24    5.7000%  $   49,479   6/1/2007
56  Interest Only Interest Only    121      118       121    5.5725%  $   40,020  7/11/2007
57       240           240         120      117        12    5.7100%  $   59,483   7/1/2007
58       300           293         120      113         0    6.4000%  $   56,194  3/11/2007
59       360           360         120      117        60    5.7325%  $   48,053  7/11/2007
60       300           294         120      114         0    5.9750%  $   52,065  4/11/2007
61  Interest Only Interest Only    120      119       120    6.4900%  $   43,868  9/11/2007
62  Interest Only Interest Only    120      116       120    5.7000%  $   37,757  6/11/2007
63  Interest Only Interest Only    122      118       122    5.6800%  $   36,353  6/11/2007
64  Interest Only Interest Only     60       57        60    6.1800%  $   39,161  7/11/2007
65  Interest Only Interest Only    120      115       120    5.7300%  $   36,068  5/11/2007
66       360           356         120      116         0    6.0500%  $   43,550  6/11/2007
67       360           350         120      110         0    6.4100%  $   43,831  12/1/2006
68  Interest Only Interest Only    120      119       120    6.4900%  $   37,287  9/11/2007
69  Interest Only Interest Only    119      117       119    5.8900%  $   33,591  8/11/2007
70       360           358         120      118         0    6.0100%  $   40,213  8/11/2007
71       300           294         120      114         0    6.1300%  $   43,702  4/11/2007
72  Interest Only Interest Only    120      119       120    6.4900%  $   35,368  9/11/2007
73       360           360         120      119        24    6.4600%  $   40,599   9/1/2007
74       360           360         120      117        36    6.3400%  $   39,781  7/11/2007
75       360           360         120      117        36    5.9000%  $   37,012  7/11/2007
76       360           357         122      119         0    6.0500%  $   37,372  7/11/2007
77       300           298         120      118         0    6.4490%  $   40,321  8/11/2007
78       360           360         121      120        36    6.3650%  $   36,957  9/11/2007
79       360           360         120      117        60    5.8000%  $   34,032   7/1/2007
80  Interest Only Interest Only    120      119       120    6.4900%  $   30,981  9/11/2007
81       360           359          60       59         0    7.4850%  $   39,448  9/11/2007
82       360           359         120      119         0    6.4000%  $   34,403   9/1/2007
83       360           357         121      118         0    5.9600%  $   32,827  7/11/2007
84  Interest Only Interest Only    120      118       120    5.8800%  $   26,828  8/11/2007
85       360           355         120      115         0    5.7100%  $   31,085  5/11/2007
86       360           358         120      118         0    6.6500%  $   34,024   8/1/2007
87  Interest Only Interest Only    120      119       120    6.4900%  $   28,624  9/11/2007
88  Interest Only Interest Only    120      119       120    6.4900%  $   28,240  9/11/2007
89       360           360         120      119        24    6.3520%  $   31,579  9/11/2007
90       360           360         120      117        12    5.8500%  $   29,497  7/11/2007
91       360           357         120      117         0    6.3300%  $   31,046  7/11/2007
92       360           355         120      115         0    5.9300%  $   29,158   5/1/2007
93       360           360         120      116        36    5.8950%  $   28,455  6/11/2007
94       360           358         120      118         0    6.3100%  $   29,036  8/11/2007
95       360           360         121      119        24    6.3600%  $   29,039  8/11/2007
96       360           360         120      119        36    6.0400%  $   27,939   9/1/2007
97       360           357         120      117         0    6.0050%  $   27,294  7/11/2007
98       360           356         121      117         0    5.7700%  $   24,961  6/11/2007
99       360           360         120      118        36    5.8900%  $   24,885  8/11/2007
100 Interest Only Interest Only    120      119       120    6.4900%  $   22,537  9/11/2007
101      360           360          60       58        12    6.5600%  $   26,077  8/11/2007
102      360           358         119      117         0    5.7100%  $   23,822  8/11/2007
103      360           360         120      118        60    6.3500%  $   25,313  8/11/2007
104 Interest Only Interest Only     60       58        60    6.3500%  $   21,461  8/11/2007
105      360           359         120      119         0    5.9700%  $   23,905   9/1/2007
106      360           358         120      118         0    5.7900%  $   23,445  8/11/2007
107      360           356         120      116         0    6.1300%  $   24,257   6/1/2007
108      360           353         120      113         0    6.2700%  $   24,372   3/1/2007
109      360           357         120      117         0    6.1900%  $   23,096  7/11/2007





     MATURITY            PREPAYMENT PROVISION       DEFEASANCE
 #     DATE     ARD (3)  AS OF ORIGINATION (4)      OPTION (5)
--- ---------- -------- ----------------------      ----------
1    5/11/2014          YM1/79_0.0%/4           (7)     Yes
2    5/11/2012          Lock/35_0.0%/25                 Yes
3    5/11/2017          YM1/116_0.0%/4          (7)     Yes
4    5/11/2017          YM1/116_0.0%/4          (7)     Yes
5    5/11/2017          Lock/3_YM1/110_0.0%/7  (12)     No
6    7/11/2017          Lock/116_0.0%/4        (13)     Yes
7    8/11/2012          Lock/25_YM1/28_0.0%/7           No
8    7/11/2017          Lock/117_0.0%/4                 Yes
9    3/11/2014          Lock/11_YM1/66_0.0%/7           No
10   6/11/2012          Lock/56_0.0%/4                  Yes
11   8/11/2017          Lock/114_0.0%/6                 Yes
12    5/1/2017          Lock/36_YM1/81_0.0%/3           No
13   7/11/2017          Lock/117_0.0%/3                 Yes
14   6/11/2017          Lock/13_YM1/101_0.0%/6          No
15   7/11/2017          Lock/114_0.0%/6                 Yes
16    7/1/2014          Lock/81_0.0%/3                  Yes
17   7/11/2017          Lock/116_0.0%/4                 Yes
18   6/11/2017          Lock/117_0.0%/3        (16)     Yes
19   7/11/2012          Lock/57_0.0%/3                  Yes
20   7/11/2017          Lock/117_0.0%/3                 Yes
21   8/11/2017          Lock/117_0.0%/4                 Yes
22    7/1/2017          Lock/117_0.0%/3                 Yes
23   7/11/2017          Lock/115_0.0%/6                 Yes
24    8/1/2017          Lock/117_0.0%/3                 Yes
25   7/11/2017          Lock/117_0.0%/3                 Yes
26   8/11/2017          Lock/118_0.0%/3                 Yes
27   7/11/2017          Lock/117_0.0%/3                 Yes
28   6/11/2017          Lock/117_0.0%/3                 Yes
29    6/1/2017          Lock/117_0.0%/3                 Yes
30   7/11/2017          Lock/115_0.0%/6                 Yes
31  10/11/2017          Lock/121_0.0%/3                 Yes
32   7/11/2017          Lock/115_0.0%/6                 Yes
33   5/11/2012          Lock/57_0.0%/3                  Yes
34   8/11/2017          Lock/118_0.0%/3                 Yes
35   5/11/2012          Lock/56_0.0%/4                  Yes
36   6/11/2017          Lock/117_0.0%/3                 Yes
37   6/11/2017          Lock/117_0.0%/3                 Yes
38   6/11/2017          Lock/117_0.0%/3                 Yes
39   5/11/2017          Lock/117_0.0%/3                 Yes
40   6/11/2012          Lock/54_0.0%/6                  Yes
41   4/11/2017          Lock/117_0.0%/3                 Yes
42   9/11/2016          Lock/106_0.0%/3                 Yes
43    7/1/2012          YM/57_0.0%/3                    No
44    5/1/2013          Lock/60_YM1/9_0.0%/3            No
45   8/11/2017          Lock/119_0.0%/3                 Yes
46   7/11/2017          Lock/35_YM1/82_0.0%/3           No
47    8/1/2017          Lock/117_0.0%/3                 Yes
48   7/11/2017          Lock/117_0.0%/3                 Yes
49   8/11/2017          Lock/117_0.0%/3                 Yes
50   6/11/2017          Lock/117_0.0%/3                 Yes
51    8/1/2017          Lock/117_0.0%/3                 Yes
52   6/11/2017          Lock/117_0.0%/3                 Yes
53    8/1/2017          Lock/116_0.0%/4                 Yes
54    8/1/2017          Lock/117_0.0%/3                 Yes
55    5/1/2017          Lock/116_0.0%/4                 Yes
56   7/11/2017          Lock/118_0.0%/3                 Yes
57    6/1/2017          Lock/116_0.0%/4                 Yes
58   2/11/2017          Lock/113_0.0%/7                 Yes
59   6/11/2017          Lock/117_0.0%/3                 Yes
60   3/11/2017          Lock/117_0.0%/3                 Yes
61   8/11/2017          Lock/114_0.0%/6                 Yes
62   5/11/2017          Lock/117_0.0%/3                 Yes
63   7/11/2017          Lock/119_0.0%/3                 Yes
64   6/11/2012          Lock/56_0.0%/4                  Yes
65   4/11/2017          Lock/41_YM1/76_0.0%/3           No
66   5/11/2017          Lock/114_0.0%/6                 Yes
67   11/1/2016          Lock/116_0.0%/4                 Yes
68   8/11/2017          Lock/114_0.0%/6                 Yes
69   6/11/2017          Lock/116_0.0%/3                 Yes
70   7/11/2017          Lock/117_0.0%/3                 Yes
71   3/11/2017          Lock/117_0.0%/3                 Yes
72   8/11/2017          Lock/114_0.0%/6                 Yes
73    8/1/2017          Lock/117_0.0%/3                 Yes
74   6/11/2017          Lock/117_0.0%/3                 Yes
75   6/11/2017          Lock/114_0.0%/6                 Yes
76   8/11/2017          Lock/116_0.0%/6                 Yes
77   7/11/2017          Lock/117_0.0%/3                 Yes
78   9/11/2017          Lock/118_0.0%/3        (17)     Yes
79    6/1/2017          Lock/116_0.0%/4                 Yes
80   8/11/2017          Lock/114_0.0%/6                 Yes
81   8/11/2012          Lock/54_0.0%/6                  Yes
82    8/1/2017          Lock/48_YM1/69_0.0%/3           No
83   7/11/2017          Lock/118_0.0%/3                 Yes
84   7/11/2017          Lock/116_0.0%/4                 Yes
85   4/11/2017          Lock/114_0.0%/6                 Yes
86    7/1/2017          Lock/116_0.0%/4                 Yes
87   8/11/2017          Lock/114_0.0%/6                 Yes
88   8/11/2017          Lock/114_0.0%/6                 Yes
89   8/11/2017          Lock/117_0.0%/3                 Yes
90   6/11/2017          Lock/117_0.0%/3                 Yes
91   6/11/2017          Lock/39_YM1/77_0.0%/4           No
92    4/1/2017          Lock/116_0.0%/4                 Yes
93   5/11/2017          Lock/114_0.0%/6                 Yes
94   7/11/2017          Lock/114_0.0%/6                 Yes
95   8/11/2017          Lock/38_YM1/79_0.0%/4           No
96    8/1/2017          Lock/117_0.0%/3                 Yes
97   6/11/2017          Lock/27_YM1/89_0.0%/4           No
98   6/11/2017          Lock/40_YM1/77_0.0%/4           No
99   7/11/2017          Lock/114_0.0%/6                 Yes
100  8/11/2017          Lock/114_0.0%/6                 Yes
101  7/11/2012          Lock/48_0.0%/12                 Yes
102  6/11/2017          Lock/113_0.0%/6                 Yes
103  7/11/2017          Lock/35_YM1/82_0.0%/3           No
104  7/11/2012          Lock/38_YM1/19_0.0%/3           No
105   8/1/2017          Lock/117_0.0%/3                 Yes
106  7/11/2017          Lock/114_0.0%/6                 Yes
107   5/1/2017          Lock/116_0.0%/4                 Yes
108   2/1/2017          Lock/116_0.0%/4                 Yes
109  6/11/2017          Lock/114_0.0%/6                 Yes

                                      A-1-10

                                                                                             PERCENTAGE
                                                                                             OF INITIAL
                                                                                                 NET
                                                             ORIGINAL     CUT-OFF DATE        MORTGAGE
             LOAN                                            PRINCIPAL      PRINCIPAL           POOL             LOAN
 #  CROSSED GROUP                LOAN NAME                    BALANCE      BALANCE (1)         BALANCE          PURPOSE
--- ------- ----- --------------------------------------- -------------- --------------      ---------- ---------------------
110           2   7733 South Shore Drive                  $    3,750,000 $    3,750,000          0.2%         Refinance
111           1   112 York Road                           $    3,725,000 $    3,725,000          0.2%         Refinance
112           1   Tower Professional Building             $    3,700,000 $    3,700,000          0.2%         Refinance
113           1   Warwick Place                           $    3,692,000 $    3,686,837          0.2%         Refinance
114           1   Westport Landing Shopping Center        $    3,675,000 $    3,675,000          0.2%         Refinance
115           1   Old Hickory                             $    3,600,000 $    3,594,659          0.2%         Refinance
116           1   Marshall Office Park                    $    3,600,000 $    3,590,058          0.2%        Acquisition
117           1   Ramada Inn Austin                       $    3,600,000 $    3,547,191          0.2%         Refinance
118           2   Mountain Meadows MHC                    $    3,500,000 $    3,500,000          0.2%         Refinance
119           1   11111 Pepper Road                       $    3,500,000 $    3,480,715          0.2%         Refinance
120           1   Screenland Office                       $    3,480,000 $    3,480,000          0.2%        Acquisition
121           1   Comfort Inn & Suites Mansfield          $    3,480,000 $    3,467,310          0.2%         Refinance
122           1   Hobby Lobby Retail Center               $    3,377,000 $    3,377,000          0.2%         Refinance
123           1   Avalon Plaza                            $    3,330,000 $    3,327,357          0.2%         Refinance
124           1   127 & 4000 Church Road                  $    3,300,000 $    3,297,701          0.2%         Refinance
125           1   Holiday Inn Express Hillsborough        $    3,250,000 $    3,247,061          0.2%         Refinance
126           1   1800 6th Street                         $    3,241,000 $    3,235,961          0.2%         Refinance
127           2   Santa Fe Trails Apartments              $    3,230,000 $    3,230,000          0.2%        Acquisition
128           2   Parkview Apartments                     $    3,106,000 $    3,097,792          0.1%         Refinance
129           1   Sleep Inn & Suites Metairie             $    3,100,000 $    3,093,519          0.1%         Refinance
130           1   Hampton Inn Horse Cave                  $    3,100,000 $    3,092,669          0.1%        Acquisition
131           2   Cranberry Hill & Norberry               $    3,064,000 $    3,058,442          0.1%        Acquisition
132           1   Goshen Commercial                       $    3,058,000 $    3,058,000          0.1%         Refinance
133           1   Autumn Springs Office Building          $    3,000,000 $    3,000,000          0.1%         Refinance
134           1   Holiday Inn Express Yankton             $    3,000,000 $    2,993,276          0.1%         Refinance
135           1   Creekside Plaza I, II, III              $    2,950,000 $    2,945,732          0.1%         Refinance
136           1   412 S. Wall St. & 319 Winston St.       $    2,900,000 $    2,897,813          0.1%         Refinance
137           1   Irmar Center                            $    2,873,000 $    2,873,000          0.1%        Acquisition
138           1   Rainbow City Shopping Center            $    2,800,000 $    2,800,000          0.1%         Refinance
139           1   Marina Marketplace                      $    2,750,000 $    2,750,000          0.1%        Acquisition
140           1   Deerwood Village Executive Center       $    2,704,000 $    2,704,000          0.1%         Refinance
141           1   Shockoe Cary Building                   $    2,700,000 $    2,700,000          0.1%         Refinance
142           1   Tower Storage                           $    2,675,000 $    2,673,086          0.1%         Refinance
143           1   Clearpoint Crossing                     $    2,626,000 $    2,626,000          0.1%        Acquisition
144           2   Windsor Lodge Apartments                $    2,600,000 $    2,598,310          0.1%         Refinance
145           1   Jackson Plaza-Edinburg                  $    2,600,000 $    2,598,235          0.1%         Refinance
146           2   Cinnamon Square Apartments              $    2,550,000 $    2,542,773          0.1%         Refinance
147           1   Skyline 1998                            $    2,500,000 $    2,500,000          0.1%         Refinance
148           1   Ambler Portfolio                        $    2,500,000 $    2,500,000          0.1%   Acquisition/Refinance
149           1   Winn Dixie - Bay Minette                $    2,500,000 $    2,498,135          0.1%        Acquisition
150           1   180-184 Sunrise Highway                 $    2,450,000 $    2,450,000          0.1%         Refinance
151           1   Oakridge Square Shopping Center         $    2,418,000 $    2,418,000          0.1%        Acquisition
152           1   Lakeside Portfolio                      $    2,408,000 $    2,404,437          0.1%         Refinance
153           1   Everett Retail                          $    2,400,000 $    2,400,000          0.1%        Acquisition
154           1   Providence Plaza & Shoppes at Midtown   $    2,400,000 $    2,395,788          0.1%         Refinance
155           1   Dunn Commons                            $    2,360,000 $    2,354,082          0.1%        Acquisition
156           1   Providence Place                        $    2,340,000 $    2,334,356          0.1%         Refinance
157           1   James Madison Square                    $    2,300,000 $    2,300,000          0.1%         Refinance
158           1   Forest Station, LLC                     $    2,300,000 $    2,300,000          0.1%         Refinance
159           2   River Rose MHC                          $    2,250,000 $    2,248,326          0.1%         Refinance
160           1   10620 Metcalf Avenue                    $    2,200,000 $    2,200,000          0.1%         Refinance
161           1   Millennium Plaza                        $    2,200,000 $    2,200,000          0.1%         Refinance
162           1   Main Street Village                     $    2,160,000 $    2,154,046          0.1%         Refinance
163           1   Van Epps Building                       $    2,100,000 $    2,100,000          0.1%         Refinance
164           1   Ontario Warehouse Building              $    2,100,000 $    2,096,333          0.1%         Refinance
165           1   3100 University Boulevard               $    2,051,000 $    2,048,016          0.1%         Refinance
166           2   Vista Woods MHP                         $    2,032,000 $    2,030,667          0.1%         Refinance
167           1   Sugarloaf Marketplace                   $    2,025,000 $    2,025,000          0.1%         Refinance
168           1   Naperville Executive Center             $    2,015,000 $    2,007,617          0.1%         Refinance
169           1   Concentra Medical Building              $    2,000,000 $    1,994,826          0.1%         Refinance
170           1   Howell Ferry Medical Building           $    2,000,000 $    1,994,764          0.1%         Refinance
171           1   Ways Station Shopping Center            $    2,000,000 $    1,991,791          0.1%         Refinance
172           1   CVS Woodstock                           $    2,000,000 $    1,990,656          0.1%        Acquisition
173           1   Fountain Park Office Center             $    2,000,000 $    1,977,641          0.1%         Refinance
174           1   Tractor Supply - Rome, GA               $    1,925,000 $    1,914,408          0.1%        Acquisition
175           1   Crabapple Place                         $    1,909,000 $    1,909,000          0.1%        Acquisition
176           1   Prairie Village                         $    1,907,722 $    1,891,132          0.1%         Refinance
177           2   Castle Hills Apartments                 $    1,900,000 $    1,885,336          0.1%        Acquisition
178           1   Desoto Self Storage                     $    1,880,000 $    1,880,000          0.1%        Acquisition
179           2   Enfield Apartments                      $    1,851,000 $    1,851,000          0.1%         Refinance
180           1   Tifton Mini Warehouse                   $    1,850,000 $    1,848,612          0.1%         Refinance
181           1   Santa Ana Office                        $    1,800,000 $    1,800,000          0.1%         Refinance
182           1   Loris Landing Shopping Center           $    1,800,000 $    1,800,000          0.1%         Refinance
183           2   Forest Creek MHP                        $    1,760,000 $    1,758,082          0.1%         Refinance
184           2   Brunswick Apartments                    $    1,750,000 $    1,745,232          0.1%         Refinance
185           1   5741 Bayside Road                       $    1,720,000 $    1,720,000          0.1%         Refinance
186           2   1912 R Street, NW                       $    1,700,000 $    1,700,000          0.1%         Refinance
187           2   Southwind Village MHP                   $    1,657,500 $    1,657,500          0.1%        Acquisition
188           1   Oxford Shopping Center                  $    1,651,400 $    1,651,400          0.1%         Refinance
189           1   Citibank FSB Branch - Valrico           $    1,630,000 $    1,627,595          0.1%        Acquisition
190           1   353 Nassau Street                       $    1,607,000 $    1,602,773          0.1%         Refinance
191           1   Office Depot Greensboro                 $    1,600,000 $    1,600,000          0.1%         Refinance
192           1   Gorman's Furniture-Southfield           $    1,600,000 $    1,600,000          0.1%         Refinance
193           1   Atrium Office Building                  $    1,600,000 $    1,597,907          0.1%         Refinance
194           1   Airport Plaza                           $    1,600,000 $    1,592,389          0.1%        Acquisition
195           1   JFW Property                            $    1,550,000 $    1,544,481          0.1%         Refinance
196           1   Fairfield Square Shopping Center        $    1,530,000 $    1,530,000          0.1%         Refinance
197           1   McColl Plaza                            $    1,518,000 $    1,516,855          0.1%         Refinance
198           1   Citizens Bank Plaza                     $    1,500,000 $    1,500,000          0.1%        Acquisition
199           1   953-963 West Belmont                    $    1,500,000 $    1,497,731          0.1%         Refinance
200           1   Three Mile Oak Shopping Center          $    1,500,000 $    1,493,149          0.1%         Refinance
201           1   Kilby Place                             $    1,470,000 $    1,466,133          0.1%         Refinance
202           1   Woodstock Commercial Center             $    1,460,000 $    1,456,059          0.1%         Refinance
203           1   Wornall Plaza Shopping Center           $    1,440,000 $    1,437,537          0.1%        Acquisition
204           1   Business Parkway Properties             $    1,440,000 $    1,436,328          0.1%         Refinance
205           1   32-27/32-35 Francis Lewis Blvd          $    1,425,000 $    1,424,079          0.1%         Refinance
206           2   Medical Center Apartments               $    1,415,000 $    1,415,000          0.1%         Refinance
207           1   Bank of the West                        $    1,400,000 $    1,398,383          0.1%         Refinance
208           2   Fiesta Mobile Home Park                 $    1,392,000 $    1,392,000          0.1%         Refinance
209           1   Ponca City Plaza SC                     $    1,360,000 $    1,358,985          0.1%        Acquisition
210           1   Warner Robins MOB                       $    1,360,000 $    1,353,845          0.1%        Acquisition
211           2   Windy Hill Apartments                   $    1,341,000 $    1,339,151          0.1%        Acquisition
212           1   810 Canton Road Medical Office Building $    1,325,000 $    1,325,000          0.1%        Acquisition
213           1   Update Center                           $    1,250,000 $    1,250,000          0.1%         Refinance
214           1   Little Elm Self Storage                 $    1,250,000 $    1,246,992          0.1%         Refinance
215           1   Big O Tires - Ankeny                    $    1,189,000 $    1,189,000          0.1%         Refinance
216           1   BILO's Retail Shops                     $    1,120,000 $    1,114,931          0.1%        Acquisition
217           1   5310 8th Avenue                         $    1,100,000 $    1,092,430          0.1%        Acquisition
218           1   Auto Zone                               $    1,050,000 $    1,050,000          0.0%        Acquisition


                                ORIGINAL REMAINING  INITIAL
     ORIGINATION    REMAINING    TERM TO  TERM TO  INTEREST
     AMORTIZATION  AMORTIZATION MATURITY  MATURITY   ONLY   MORTGAGE                FIRST
         TERM          TERM     (MONTHS)  (MONTHS)  PERIOD  INTEREST   MONTHLY     PAYMENT
 #     (MONTHS)    (MONTHS) (1)    (2)     (1, 2)  (MONTHS)   RATE     PAYMENT      DATE
--- ------------- ------------- -------- --------- -------- -------- ----------- ----------
110      360           360         121      120        60    6.3400% $    23,309  9/11/2007
111      360           360         120      117        24    6.1900% $    22,790  7/11/2007
112      360           360         120      115        36    5.6400% $    21,334   5/1/2007
113      360           358         120      118         0    6.6300% $    23,652  8/11/2007
114      360           360         120      117        24    6.3400% $    22,843  7/11/2007
115      360           358         120      118         0    6.4200% $    22,565  8/11/2007
116      360           357         121      118         0    5.8520% $    21,242  7/11/2007
117      300           289         120      109         0    6.3000% $    23,859 11/11/2006
118      360           360         120      119        24    6.5300% $    22,191  9/11/2007
119      300           296         120      116         0    5.8000% $    22,125   6/1/2007
120      360           360         120      117        48    5.8525% $    20,536  7/11/2007
121      360           356         120      116         0    5.8400% $    20,508  6/11/2007
122      360           360         120      119        24    6.3000% $    20,903  9/11/2007
123      360           359         120      119         0    6.1625% $    20,314  9/11/2007
124      360           359         120      119         0    6.6332% $    21,148  9/11/2007
125      300           299         120      119         0    7.6307% $    24,294  9/11/2007
126      360           358         122      120         0    6.2500% $    19,955  8/11/2007
127      360           360         121      116        24    5.7500% $    18,849  5/11/2007
128      360           357         120      117         0    6.0400% $    18,702  7/11/2007
129      300           298         120      118         0    6.9900% $    21,890  8/11/2007
130      300           298         120      118         0    6.3975% $    20,733  8/11/2007
131      360           358         120      118         0    5.6600% $    17,706  8/11/2007
132      360           360         120      119        36    6.7700% $    19,875  9/11/2007
133      360           360         120      118        24    6.3150% $    18,599  8/11/2007
134      300           298         121      119         0    6.6600% $    20,557  8/11/2007
135      360           358         120      118         0    6.5100% $    18,665   8/1/2007
136      360           359         120      119         0    6.3500% $    18,045  9/11/2007
137      360           360         120      118        60    5.9100% $    17,059   8/1/2007
138      360           360         120      114        36    5.5900% $    16,057   4/1/2007
139 Interest Only Interest Only    120      118       120    6.0600% $    14,080  8/11/2007
140      360           360         122      120        36    6.4800% $    17,056  8/11/2007
141      360           360         119      118        60    5.8800% $    15,980  9/11/2007
142      360           359         120      119         0    6.5400% $    16,978  9/11/2007
143      360           360         119      117        60    5.8700% $    15,525  8/11/2007
144      360           359         120      119         0    6.8707% $    17,073  9/11/2007
145      360           359         120      119         0    6.7232% $    16,817  9/11/2007
146      360           357         120      117         0    5.7400% $    14,865   7/1/2007
147      360           360         120      117        24    6.0400% $    15,053  7/11/2007
148      360           360         120      115        24    5.9400% $    14,892   5/1/2007
149      360           359         120      119         0    6.3900% $    15,621   9/1/2007
150      360           360         120      119        24    6.7532% $    15,896  9/11/2007
151      360           360         120      117        36    6.1300% $    14,700  7/11/2007
152      360           358         120      118         0    6.4300% $    15,110  8/11/2007
153 Interest Only Interest Only    121      119       121    5.8500% $    11,863  8/11/2007
154      360           358         120      118         0    5.7900% $    14,067  8/11/2007
155      360           357         120      117         0    6.2600% $    14,546  7/11/2007
156      360           357         120      117         0    6.4200% $    14,667   7/1/2007
157      360           360         120      118        24    5.8700% $    13,598  8/11/2007
158      360           360         120      117        24    5.8000% $    13,495   7/1/2007
159      360           359         120      119         0    6.4000% $    14,074  9/11/2007
160      360           360         120      119        24    6.6200% $    14,080  9/11/2007
161      360           360         120      116        36    6.1500% $    13,403  6/11/2007
162      360           357         120      117         0    5.8600% $    12,757   7/1/2007
163      360           360         120      117        24    5.7100% $    12,202   7/1/2007
164      360           358         120      118         0    5.8100% $    12,335   8/1/2007
165      360           358         120      118         0    6.4900% $    12,950  8/11/2007
166      360           359         120      119         0    6.8407% $    13,302  9/11/2007
167      360           360         120      114        24    5.6900% $    11,740   4/1/2007
168      360           356          60       56         0    5.8200% $    11,849  6/11/2007
169      360           357          60       57         0    6.1300% $    12,159  7/11/2007
170      360           357         120      117         0    6.0800% $    12,094   7/1/2007
171      300           297         120      117         0    5.8800% $    12,740   7/1/2007
172      360           355         120      115         0    5.8600% $    11,812  5/11/2007
173      360           347         120      107         0    6.4400% $    12,563   9/1/2006
174      360           354         120      114         0    5.9000% $    11,418   4/1/2007
175      360           360         120      117        24    6.2200% $    11,717  7/11/2007
176      240           235         240      235         0    7.3500% $    15,194  5/11/2007
177      360           352         120      112         0    5.9300% $    11,306  2/11/2007
178      360           360          60       58        24    6.4200% $    11,784  8/11/2007
179      360           360         121      120        12    6.3250% $    11,487  9/11/2007
180      360           359         120      119         0    6.3700% $    11,536  9/11/2007
181      360           360         120      120         0    6.3425% $    11,191 10/11/2007
182      360           360         120      114        24    5.6800% $    10,424   4/1/2007
183      300           299         120      119         0    6.7807% $    12,194  9/11/2007
184      360           357         121      118         0    5.9100% $    10,391  7/11/2007
185      360           360         120      118        12    6.3000% $    10,646  8/11/2007
186 Interest Only Interest Only    122      118       122    5.9500% $     8,546  6/11/2007
187      360           360          60       58        24    6.1500% $    10,098  8/11/2007
188      360           360         120      113        12    6.0400% $     9,943   3/1/2007
189      360           358         120      118         0    6.4400% $    10,238   8/1/2007
190      360           357         120      117         0    6.0600% $     9,697  7/11/2007
191 Interest Only Interest Only    120      118       120    6.0100% $     8,125  8/11/2007
192      360           360         120      111        24    5.8600% $     9,449   1/1/2007
193      360           358         120      118         0    6.8600% $    10,495  8/11/2007
194      360           354         120      114         0    6.5100% $    10,124  4/11/2007
195      360           356         120      116         0    5.9400% $     9,233   6/1/2007
196      360           360         120      118        36    6.3200% $     9,490  8/11/2007
197      360           359         120      119         0    6.3500% $     9,446  9/11/2007
198      360           360         120      116        36    6.2725% $     9,258  6/11/2007
199      360           358         120      118         0    6.3500% $     9,334  8/11/2007
200      360           355         120      115         0    5.9600% $     8,955   5/1/2007
201      360           357         122      119         0    6.0600% $     8,870  7/11/2007
202      360           357         120      117         0    5.9500% $     8,707   7/1/2007
203      360           358         120      118         0    5.8900% $     8,532   8/1/2007
204      360           357          60       57         0    6.1900% $     8,810   7/1/2007
205      360           359         120      119         0    6.8907% $     9,376  9/11/2007
206      360           360         121      119        18    6.3500% $     8,805  8/11/2007
207      300           299         120      119         0    6.5000% $     9,453   9/1/2007
208      360           360         119      116        24    6.1200% $     8,453  7/11/2007
209      360           359         120      119         0    6.3900% $     8,498  9/11/2007
210      360           355          60       55         0    6.0000% $     8,154   5/1/2007
211      360           358         120      118         0    6.6800% $     8,635  8/11/2007
212      360           360         120      115        24    6.0400% $     7,978   5/1/2007
213      360           360         120      119        24    6.8000% $     8,149  9/11/2007
214      360           357         120      117         0    6.4300% $     7,843  7/11/2007
215      360           360         120      118        24    6.5400% $     7,547   8/1/2007
216      360           355          60       55         0    6.0000% $     6,715   5/1/2007
217      300           295         120      115         0    5.9200% $     7,034   5/1/2007
218 Interest Only Interest Only    120      113       120    6.0100% $     5,332   3/1/2007





     MATURITY            PREPAYMENT PROVISION       DEFEASANCE
 #     DATE     ARD (3)  AS OF ORIGINATION (4)      OPTION (5)
--- ---------- -------- ----------------------      ----------
110  9/11/2017          Lock/118_0.0%/3                 Yes
111  6/11/2017          Lock/114_0.0%/6                 Yes
112   4/1/2017          Lock/116_0.0%/4                 Yes
113  7/11/2017          Lock/114_0.0%/6                 Yes
114  6/11/2017          Lock/114_0.0%/6                 Yes
115  7/11/2017          Lock/114_0.0%/6                 Yes
116  7/11/2017          Lock/118_0.0%/3                 Yes
117 10/11/2016          Lock/117_0.0%/3                 Yes
118  8/11/2017          Lock/114_0.0%/6                 Yes
119   5/1/2017          Lock/116_0.0%/4                 Yes
120  6/11/2017          Lock/117_0.0%/3                 Yes
121  5/11/2017          Lock/40_YM1/77_0.0%/3   (7)     Yes
122  8/11/2017          Lock/114_0.0%/6                 Yes
123  8/11/2017          Lock/117_0.0%/3                 Yes
124  8/11/2017          Lock/114_0.0%/6                 Yes
125  8/11/2017          Lock/117_0.0%/3                 Yes
126  9/11/2017          Lock/116_0.0%/6                 Yes
127  5/11/2017          Lock/118_0.0%/3                 Yes
128  6/11/2017          Lock/114_0.0%/6                 Yes
129  7/11/2017          Lock/117_0.0%/3                 Yes
130  7/11/2017          Lock/117_0.0%/3                 Yes
131  7/11/2017          Lock/114_0.0%/6                 Yes
132  8/11/2017          Lock/114_0.0%/6                 Yes
133  7/11/2017          Lock/114_0.0%/6                 Yes
134  8/11/2017          Lock/118_0.0%/3                 Yes
135   7/1/2017          Lock/117_0.0%/3                 Yes
136  8/11/2017          Lock/114_0.0%/6                 Yes
137   7/1/2017          Lock/35_YM1/82_0.0%/3           No
138   3/1/2017          Lock/116_0.0%/4                 Yes
139  7/11/2017          Lock/60_0.0%/60                 Yes
140  9/11/2017          Lock/116_0.0%/6                 Yes
141  7/11/2017          Lock/113_0.0%/6                 Yes
142  8/11/2017          Lock/114_0.0%/6                 Yes
143  6/11/2017          Lock/113_0.0%/6                 Yes
144  8/11/2017          Lock/117_0.0%/3                 Yes
145  8/11/2017          Lock/114_0.0%/6                 Yes
146   6/1/2017          Lock/59_YM1/58_0.0%/3           No
147  6/11/2017          Lock/117_0.0%/3                 Yes
148   4/1/2017          Lock/116_0.0%/4                 Yes
149   8/1/2017          Lock/117_0.0%/3                 Yes
150  8/11/2017          Lock/114_0.0%/6                 Yes
151  6/11/2017          Lock/114_0.0%/6                 Yes
152  7/11/2017          Lock/38_YM1/79_0.0%/3           No
153  8/11/2017          Lock/118_0.0%/3                 Yes
154  7/11/2017          Lock/117_0.0%/3        (18)     Yes
155  6/11/2017          Lock/117_0.0%/3                 Yes
156   6/1/2017          Lock/116_0.0%/4                 Yes
157  7/11/2017          Lock/114_0.0%/6                 Yes
158   6/1/2017          Lock/116_0.0%/4                 Yes
159  8/11/2017          Lock/37_YM1/80_0.0%/3           No
160  8/11/2017          Lock/114_0.0%/6                 Yes
161  5/11/2017          Lock/114_0.0%/6                 Yes
162   6/1/2017          Lock/116_0.0%/4                 Yes
163   6/1/2017          Lock/116_0.0%/4                 Yes
164   7/1/2017          Lock/35_YM1/82_0.0%/3           No
165  7/11/2017          Lock/26_YM1/90_0.0%/4           No
166  8/11/2017          Lock/114_0.0%/6                 Yes
167   3/1/2017          Lock/116_0.0%/4                 Yes
168  5/11/2012          Lock/28_YM1/29_0.0%/3           No
169  6/11/2012          Lock/54_0.0%/6                  Yes
170   6/1/2017          Lock/116_0.0%/4                 Yes
171   6/1/2017          Lock/47_YM1/69_0.0%/4           No
172  4/11/2017          Lock/41_YM1/76_0.0%/3           No
173   8/1/2016          Lock/116_0.0%/4                 Yes
174   3/1/2017          Lock/116_0.0%/4                 Yes
175  6/11/2017          Lock/114_0.0%/6                 Yes
176  4/11/2027          Lock/234_0.0%/6                 Yes
177  1/11/2017          Lock/114_0.0%/6                 Yes
178  7/11/2012          Lock/54_0.0%/6                  Yes
179  9/11/2017          Lock/115_0.0%/6                 Yes
180  8/11/2017          Lock/114_0.0%/6                 Yes
181  9/11/2017          Lock/117_0.0%/3                 Yes
182   3/1/2017          Lock/116_0.0%/4                 Yes
183  8/11/2017          Lock/114_0.0%/6                 Yes
184  7/11/2017          Lock/39_YM1/79_0.0%/3           No
185  7/11/2017          Lock/114_0.0%/6                 Yes
186  7/11/2017          Lock/40_YM1/79_0.0%/3           No
187  7/11/2012          Lock/54_0.0%/6                  Yes
188   2/1/2017          Lock/116_0.0%/4                 Yes
189   7/1/2037 7/1/2017 Lock/116_0.0%/4                 Yes
190  6/11/2017          Lock/114_0.0%/6                 Yes
191  7/11/2017          Lock/117_0.0%/3                 Yes
192  12/1/2016          Lock/48_YM1/68_0.0%/4           No
193  7/11/2017          Lock/114_0.0%/6                 Yes
194  3/11/2017          Lock/42_YM1/75_0.0%/3           No
195   5/1/2017          Lock/116_0.0%/4                 Yes
196  7/11/2017          Lock/114_0.0%/6                 Yes
197  8/11/2017          Lock/114_0.0%/6                 Yes
198  5/11/2017          Lock/114_0.0%/6                 Yes
199  7/11/2017          Lock/114_0.0%/6                 Yes
200   4/1/2017          Lock/116_0.0%/4                 Yes
201  8/11/2017          Lock/116_0.0%/6                 Yes
202   6/1/2017          Lock/116_0.0%/4                 Yes
203   7/1/2017          Lock/117_0.0%/3                 Yes
204   6/1/2012          Lock/56_0.0%/4                  Yes
205  8/11/2017          Lock/117_0.0%/3                 Yes
206  8/11/2017          Lock/115_0.0%/6                 Yes
207   8/1/2017          Lock/117_0.0%/3                 Yes
208  5/11/2017          Lock/113_0.0%/6                 Yes
209  8/11/2017          Lock/114_0.0%/6                 Yes
210   4/1/2012          Lock/56_0.0%/4                  Yes
211  7/11/2017          Lock/114_0.0%/6                 Yes
212   4/1/2017          Lock/116_0.0%/4                 Yes
213  8/11/2017          Lock/114_0.0%/6                 Yes
214  6/11/2017          Lock/114_0.0%/6                 Yes
215   7/1/2017          Lock/59_YM1/58_0.0%/3           No
216   4/1/2012          Lock/56_0.0%/4                  Yes
217   4/1/2017          Lock/116_0.0%/4                 Yes
218   2/1/2017          Lock/116_0.0%/4                 Yes

                                      A-1-11

                                                                                             PERCENTAGE
                                                                                             OF INITIAL
                                                                                                 NET
                                                             ORIGINAL     CUT-OFF DATE        MORTGAGE
             LOAN                                            PRINCIPAL      PRINCIPAL           POOL             LOAN
 #  CROSSED GROUP                LOAN NAME                    BALANCE      BALANCE (1)         BALANCE          PURPOSE
--- ------- ----- --------------------------------------- -------------- --------------      ---------- ---------------------
219           2   Nottingham Estates MHC                  $    1,050,000 $    1,049,119          0.0%         Refinance
220           1   National City Bank                      $    1,050,000 $    1,048,485          0.0%        Acquisition
221           1   Lakeside Marketplace                    $    1,000,000 $    1,000,000          0.0%        Acquisition
222           1   Armor Self Storage                      $    1,000,000 $      997,338          0.0%         Refinance
223           1   Kelly Plaza                             $    1,000,000 $      990,576          0.0%         Refinance
224           1   Boiling Springs Center                  $      925,000 $      922,658          0.0%         Refinance
                                                          --------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                   $2,141,969,372 $2,140,885,357        100.0%
                                                          ==============================================================
MAXIMUM:                                                  $  310,000,000 $  310,000,000         14.5%
MINIMUM:                                                  $      925,000 $      922,658         0.04%

                                                    ORIGINAL REMAINING  INITIAL
                         ORIGINATION    REMAINING    TERM TO  TERM TO  INTEREST
                         AMORTIZATION  AMORTIZATION MATURITY  MATURITY   ONLY   MORTGAGE                FIRST
                             TERM          TERM     (MONTHS)  (MONTHS)  PERIOD  INTEREST   MONTHLY     PAYMENT
 #                         (MONTHS)    (MONTHS) (1)    (2)     (1, 2)  (MONTHS)   RATE     PAYMENT      DATE
---                     ------------- ------------- -------- --------- -------- -------- ----------- ----------
219                          360           359         120      119        0     5.9532% $     6,264  9/11/2007
220                          360           358         120      118        0     6.5200% $     6,651   8/1/2007
221                          360           360          84       81       12     6.2000% $     6,125  7/11/2007
222                          360           357         120      117        0     6.0100% $     6,002  7/11/2007
223                          360           349         120      109        0     6.4400% $     6,281 11/11/2006
224                          360           357         120      117        0     6.2200% $     5,677  7/11/2007
                             ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      353           352         105      102              5.8591% $11,402,895   7/9/2007
                             ==================================================================================
MAXIMUM:                     360           360         240      235              7.6307% $ 1,440,567 10/11/2007
MINIMUM:                     240           235          60       55              5.3300% $     5,332   9/1/2006
                             240           235          60       55              5.3300% $     5,332   9/1/2006




                         MATURITY            PREPAYMENT PROVISION       DEFEASANCE
 #                         DATE     ARD (3)  AS OF ORIGINATION (4)      OPTION (5)
---                     ---------- -------- ----------------------      ----------
219                      8/11/2017          Lock/114_0.0%/6                 Yes
220                       7/1/2037 7/1/2017 Lock/116_0.0%/4                 Yes
221                      6/11/2014          Lock/78_0.0%/6                  Yes
222                      6/11/2017          Lock/114_0.0%/6                 Yes
223                     10/11/2016          Lock/114_0.0%/6                 Yes
224                      6/11/2017          Lock/114_0.0%/6                 Yes
                        ----------
TOTAL/WEIGHTED AVERAGE: 03/24/2016
                        ==========
MAXIMUM:                  7/1/2037
MINIMUM:                  4/1/2012

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY RV DAKOTA RIDGE RV PARK, RV ELK MEADOWS RV PARK AND RV SPRUCE LAKE RV PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ANTICIPATED REPAYMENT DATE IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL. NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.

(3)  ANTICIPATED REPAYMENT DATE.

(4)  PREPAYMENT PROVISION AS OF ORIGINATION:

     LOCK/(x) = LOCKOUT OR DEFEASANCE FOR (x) PAYMENTS

     YMA/(y)  = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (y)
                PAYMENTS

     A%/(y)   = A% PREPAYMENT FOR (y) PAYMENTS

     0.0%/(z) = PREPAYABLE AT PAR FOR (z) PAYMENTS

(5)  "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
     PERIOD.

(6) THE SHUTTERS ON THE BEACH & CASA DEL MAR PORTFOLIO LOAN IS EVIDENCED BY A $310 MILLION MORTGAGE LOAN AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $72 MILLION. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION, AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $310 MILLION MORTGAGE LOAN.

(7) COMMENCING ON THE SECOND ANNIVERSARY OF THE REMIC START-UP DATE AS DEFINED IN THE RELEVANT LOAN DOCUMENTS, THE BORROWER WILL ALSO HAVE THE OPTION TO OBTAIN A RELEASE OF THE MORTGAGED REAL PROPERTY FROM THE LIEN OF THE MORTGAGE LOAN THROUGH DEFEASANCE.

(8) THE 245 FIFTH AVENUE LOAN IS EVIDENCED BY A $140 MILLION MORTGAGE LOAN AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $53 MILLION. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION, AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $140 MILLION MORTGAGE LOAN.

(9) THE CITY TOWER LOAN IS EVIDENCED BY A $115 MILLION MORTGAGE LOAN AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $25 MILLION. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION, AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $115 MILLION MORTGAGE LOAN.

(10) THE 2600 MICHELSON LOAN IS EVIDENCED BY A $95 MILLION MORTGAGE LOAN AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $15 MILLION. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION, AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $95 MILLION MORTGAGE LOAN.

(11) THE MEYBERRY HOUSE LOAN IS EVIDENCED BY A $90 MILLION MORTGAGE LOAN AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $34 MILLION. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION, AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $90 MILLION MORTGAGE LOAN.

(12) BEGINNING ON THE THREE MONTH ANNIVERSARY OF THE FIRST PAYMENT DATE OF THE LOAN, THE BORROWER WILL ALSO HAVE THE OPTION TO OBTAIN A RELEASE OF: (I) THE PARKING GARAGE BY PAYING THE PARKING GARAGE RELEASE AMOUNT ($8,800,000) AND/OR (II) THE MEDICAL OFFICE SPACE BY PAYING THE MEDICAL OFFICE SPACE RELEASE AMOUNT ($8,800,000). IN CONNECTION WITH THE RELEASE OF EITHER PARCEL, THE BORROWER IS NOT OBLIGATED TO PAY REQUIRED YIELD MAINTENANCE.

(13) PRIOR TO THE DEFEASANCE LOCKOUT DATE, THE BORROWER HAS THE RIGHT TO PARTIALLY PREPAY THE MORTGAGE LOAN AND OBTAIN RELEASE OF AN INDIVIDUAL PROPERTY FOR UP TO 25% OF THE ORIGINAL PRINCIPAL AMOUNT OF THE MORTGAGE LOAN BY PAYING THE ADJUSTED RELEASE AMOUNT PLUS THE REQUIRED YIELD MAINTENANCE. AFTER THE DEFEASANCE LOCKOUT DATE, THE BORROWER CAN OBTAIN A RELEASE OF SUCH PARCELS ONLY THROUGH DEFEASING THE APPLICABLE PORTION OF THE MORTGAGE LOAN.

(14) THE ESQUIRE PORTFOLIO LOAN IS EVIDENCED BY A $31 MILLION MORTGAGE LOAN AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $3.17 MILLION. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION, AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $31 MILLION MORTGAGE LOAN.

(15) THE ARTISAN LAS VEGAS PORTFOLIO LOAN IS EVIDENCED BY A $30.3 MILLION MORTGAGE LOAN AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $9.47 MILLION. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION, AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $30.3 MILLION MORTGAGE LOAN.

(16) THE BORROWER HAS THE OBLIGATION TO PREPAY THE LOAN, TO THE EXTENT NECESSARY, UPON THE STATE OF ILLINOIS EXERCISING ITS OPTION TO PURCHASE CERTAIN TWO PARCELS, WHICH THE STATE OF ILLINOIS CURRENTLY LEASES. IF THE STATE OF ILLINOIS EXERCISES SUCH PURCHASE OPTION DURING THE DEFEASANCE LOCKOUT PERIOD, OR IF THE BORROWER IS OTHERWISE UNABLE TO DEFEASE DUE TO REMIC RESTRICTIONS, THEN THE BORROWER MUST PREPAY THE LOAN, TO THE EXTENT NECESSARY, WITH THE REQUIRED YIELD MAINTENANCE PLUS 1%. AFTER THE DEFEASANCE LOCKOUT PERIOD, THE LOAN CAN ONLY BE DEFEASED UNLESS THE BORROWER IS OTHERWISE UNABLE TO DEFEASE THE LOAN DUE TO REMIC RESTRICTIONS.

(17) COMMENCING ON THE SECOND ANNIVERSARY OF THE REMIC START-UP DATE AS DEFINED IN THE RELEVANT LOAN DOCUMENTS, THE BORROWER WILL ALSO HAVE THE OPTION TO OBTAIN A RELEASE OF THE OF EITHER: (I) THE DRUG MART PLAZA - UPPER SANDUSKY MORTGAGED REAL PROPERTY FROM THE LIEN OF THE MORTGAGE BY PREPAYING 125% OF THE MINIMUM RELEASE PAYMENT OR, (II) THE DRUG MART PLAZA - PARMA HEIGHTS MORTGAGED REAL PROPERTY BY PREPAYING 140% OF MINIMUM RELEASE PAYMENT. IN ADDITION TO SUCH PARTIAL PREPAYMENT AMOUNT, THE BORROWER IS ALSO OBLIGATED TO PAY A PREPAYMENT PENALTY IN THE AMOUNT OF THE REQUIRED YIELD MAINTENANCE.

(18) COMMENCING ON THE SECOND ANNIVERSARY OF THE REMIC START-UP DATE AS DEFINED IN THE RELEVANT LOAN DOCUMENTS, THE BORROWER WILL ALSO HAVE THE OPTION TO OBTAIN A RELEASE OF THE SHOPPES AT MIDTOWN MORTGAGED REAL PROPERTY FROM THE LIEN OF THE MORTGAGE BY (I) PREPAYING 29% OF THE OUTSTANDING LOAN BALANCE IF THE EARNOUT RESERVE HAS BEEN RELEASED, OR (II) 35% OF THE OUTSTANDING LOAN BALANCE, IF THE EARNOUT HAS NOT BEEN RELEASED. IN ADDITION TO SUCH PARTIAL PREPAYMENT AMOUNT, THE BORROWER IS ALSO OBLIGATED TO PAY A PREPAYMENT PENALTY IN THE AMOUNT OF THE REQUIRED YIELD MAINTENANCE.

                                      A-1-12

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                  Cut-off Date
            LOAN                                                    PRINCIPAL           APPRAISED           CUT-OFF DATE
 #  CROSSED GROUP LOAN NAME                                        BALANCE (1)            VALUE          LTV RATIO (1) (2)
--- ------- ----- ---------------------------------------------- --------------      --------------      -----------------
  1           1   Shutters on the Beach & Casa Del Mar Portfolio $  310,000,000  (6) $  450,100,000            68.9%
  2           1   245 Fifth Avenue                               $  140,000,000  (7) $  191,000,000            73.3%
  3           1   City Tower                                     $  115,000,000  (8) $  190,700,000            60.3%
  4           1   2600 Michelson                                 $   95,000,000  (9) $  160,000,000            59.4%
  5           2   Meyberry House                                 $   90,000,000 (10) $  145,000,000            62.1%
  6           2   Hamburg Trust Portfolio                        $   72,000,000      $   94,650,000            76.1%
  7           1   St. Luke's At Cypress Woods                    $   31,800,000      $   38,300,000            83.0%
  8           1   Lakeview Plaza                                 $   31,200,000      $   41,500,000            75.2%
  9           2   Esquire Portfolio                              $   31,000,000 (12) $   42,100,000            73.6%
 10           2   Artisan Las Vegas Multifamily Portfolio        $   30,300,000 (14) $   45,850,000            66.1%
 11           1   Sweetwater Crossings                           $   29,000,000      $   39,000,000            74.4%
 12           2   Stone Lake Apartment Homes                     $   28,450,000      $   35,900,000            79.2%
 13           1   Grove Square Shopping Center                   $   26,000,000      $   34,000,000            76.5%
 14           1   Crystal Corporate Center                       $   23,500,000      $   33,900,000            69.3%
 15           1   Hillside Village Shopping Center               $   23,200,000      $   30,750,000            75.4%
 16           1   The Can Company                                $   22,640,000      $   28,300,000            80.0%
 17           1   Wellington Tower Retail                        $   22,500,000      $   33,700,000            66.8%
 18           1   Egizii Portfolio                               $   21,865,363      $   28,890,000            75.7%
 19           2   Paradise Bay                                   $   21,500,000      $   25,100,000            79.8%       (15)
 20           1   Hampton Inn Downtown Dallas                    $   21,466,184      $   27,600,000            77.8%
 21           1   W 125th St & 1645 Pitkin Portfolio             $   19,200,000      $   27,200,000            70.6%
 22           2   Timberlakes at Atascocita Apartments           $   18,000,000      $   21,850,000            82.4%
 23           2   Champions Park Apartments                      $   15,300,000      $   18,000,000            78.3%       (15)
 24           1   Lone Tree Retail Center                        $   15,276,000      $   22,770,000            67.1%
 25           1   The Madison Hotel                              $   14,687,681      $   33,500,000            43.8%
 26           1   University Square                              $   13,750,000      $   18,100,000            76.0%
 27           1   Mokena Retail                                  $   13,400,000      $   16,975,000            78.9%
 28           1   University Centre I                            $   13,400,000      $   16,900,000            79.3%
 29           1   University Center West - San Diego             $   13,163,445      $   18,900,000            69.6%
 30           2   Champions Centre Apartments                    $   13,000,000      $   15,650,000 (16)       83.1%       (16)
 31           1   Cranbrook Plaza                                $   12,800,000      $   16,300,000            78.5%
 32           1   Temescal Plaza                                 $   12,700,000      $   15,980,000            79.5%
 33           1   82 Totowa Road                                 $   12,600,000      $   15,800,000            79.7%
 34           1   565 Metro Place                                $   12,235,000      $   15,880,000            77.0%
 35           2   Park Village                                   $   12,100,000      $   17,500,000            69.1%
 36    A      1   RV Dakota Ridge RV Park                        $    5,980,000      $    8,500,000            68.0%
 37    A      1   RV Elk Meadows RV Park                         $    3,941,500      $    5,900,000            68.0%
 38    A      1   RV Spruce Lake RV Park                         $    2,047,500      $    3,200,000            68.0%
 39           2   Pegasus Place                                  $   11,600,000      $   14,500,000            80.0%
 40           2   The Fairways Apartments                        $   11,600,000      $   14,250,000            81.4%
 41           2   Parks at Walnut                                $   11,320,000      $   12,000,000            80.0%       (15)
 42           1   Sprouts Center Surprise                        $   11,100,000      $   15,650,000            70.9%
 43           1   268 Summer Street                              $   10,000,000      $   18,100,000            55.2%
 44           2   Villas at Bailey Ranch III                     $   10,000,000      $   12,600,000            79.4%
 45           2   St. Charles Place                              $    9,960,000      $   11,450,000            80.0%       (15)
 46           1   Whole Foods - Alexandria                       $    9,932,000      $   16,200,000            61.3%
 47           1   Corpus Christi Medical Tower                   $    9,800,000      $   13,400,000            73.1%
 48           2   Bullard Crossing                               $    9,600,000      $   10,800,000            80.0%       (15)
 49           2   Curry Junction Apartments                      $    9,600,000      $   12,000,000            80.0%
 50           2   Crown Acquisitions                             $    9,550,000      $   12,000,000            79.6%
 51           1   Patton Forest                                  $    9,000,000      $   13,000,000            69.2%
 52           1   Northridge Shopping Center                     $    8,800,000      $   11,700,000            75.2%
 53           1   Quality Inn - Toms River                       $    8,700,000      $   11,600,000            75.0%
 54           1   Arapahoe Service Center 2                      $    8,562,000      $   11,500,000            74.5%
 55           1   Easton Plaza Shopping Center                   $    8,525,000      $   11,600,000            73.5%
 56           1   Trade Center                                   $    8,500,000      $   13,000,000            65.4%
 57           1   St. Mary's Medical Office Building             $    8,500,000      $   11,975,000            71.0%
 58           1   Shilo Tacoma Washington                        $    8,321,888      $   10,300,000            80.8%
 59           1   Prime One Office Building                      $    8,250,000      $   11,500,000            71.7%
 60           1   Holiday Inn Express - Flagstaff Arizona        $    8,034,135      $   11,600,000            69.3%
 61           2   Parkoff - 1-5-9 Seaman Avenue                  $    8,000,000      $   15,000,000            53.3%
 62           2   Bullard Creek                                  $    7,840,000      $    9,800,000            80.0%
 63           1   Catoosa Shopping Center                        $    7,575,000      $   10,500,000            72.1%
 64           2   Wexford Homes                                  $    7,500,000      $   10,450,000            71.8%
 65           2   Center Pointe Apartments                       $    7,450,000      $    9,500,000            78.4%
 66           2   Farmville Apartment Portfolio                  $    7,199,950      $    9,240,000            77.9%
 67           1   Weaverville Plaza Shopping Center              $    6,939,073      $   10,050,000            69.0%
 68           2   Parkoff - 100 Thayer Street                    $    6,800,000      $   11,000,000            61.8%
 69           1   Viewridge Industrial                           $    6,750,000      $    9,760,000            69.2%
 70           1   Country Inn & Suites Elgin, IL                 $    6,688,894      $    9,000,000            74.3%
 71           1   Holiday Inn Express Winnemucca                 $    6,647,010      $   10,300,000            64.5%
 72           2   Parkoff - 161-171 Seaman Avenue                $    6,450,000      $   10,400,000            62.0%
 73           1   Paramount Plaza                                $    6,450,000      $    8,100,000            79.6%

                           MATURITY/
      MATURITY/ARD          ARD LTV              U/W          U/W        U/W                          MASTER
 #    BALANCE (3)        RATIO (2) (3)           NOI        NCF (4)   DSCR (5)                       SERVICER
 -  ---------------      -------------      ------------ ------------ --------      -----------------------------------------
  1 $   310,000,000          68.9%          $ 24,674,172 $ 22,324,145   1.29x       KeyCorp Real Estate Capital Markets, Inc.
  2 $   140,000,000          73.3%          $ 11,176,220 $ 10,376,779   1.34x          Wachovia Bank, National Association
  3 $   115,000,000          60.3%          $  8,765,830 $  8,133,326   1.30x       KeyCorp Real Estate Capital Markets, Inc.
  4 $    95,000,000          59.4%          $  7,312,124 $  6,806,594   1.33x       KeyCorp Real Estate Capital Markets, Inc.
  5 $    90,000,000          62.1%          $  8,733,754 $  8,688,754   1.73x  (11) KeyCorp Real Estate Capital Markets, Inc.
  6 $    67,126,206          70.9%          $  6,072,853 $  5,891,653   1.17x          Wachovia Bank, National Association
  7 $    31,800,000          83.0%          $  2,711,779 $  2,673,019   1.20x       KeyCorp Real Estate Capital Markets, Inc.
  8 $    31,200,000          75.2%          $  2,580,433 $  2,464,844   1.31x       KeyCorp Real Estate Capital Markets, Inc.
  9 $    31,000,000          73.6%          $  3,423,179 $  3,369,680   1.85x  (13) KeyCorp Real Estate Capital Markets, Inc.
 10 $    30,300,000          66.1%          $  2,505,247 $  2,433,247   1.38x          Wachovia Bank, National Association
 11 $    26,058,450          66.8%          $  2,309,554 $  2,257,159   1.12x          Wachovia Bank, National Association
 12 $    26,472,790          73.7%          $  2,466,294 $  2,466,294   1.26x              Midland Loan Services, Inc.
 13 $    26,000,000          76.5%          $  2,070,375 $  1,974,246   1.20x          Wachovia Bank, National Association
 14 $    23,500,000          69.3%          $  1,799,574 $  1,639,842   1.11x          Wachovia Bank, National Association
 15 $    23,200,000          75.4%          $  1,828,504 $  1,721,141   1.20x       KeyCorp Real Estate Capital Markets, Inc.
 16 $    22,640,000          80.0%          $  1,802,721 $  1,651,066   1.24x              Midland Loan Services, Inc.
 17 $    22,500,000          66.8%          $  1,740,085 $  1,702,946   1.16x          Wachovia Bank, National Association
 18 $    18,748,516          64.9%          $  2,281,383 $  2,011,507   1.24x          Wachovia Bank, National Association
 19 $    21,052,521 (15)     78.0%     (15) $  2,318,446 $  2,200,996   1.34x          Wachovia Bank, National Association
 20 $    18,349,765          66.5%          $  2,376,583 $  2,059,417   1.30x          Wachovia Bank, National Association
 21 $    19,200,000          70.6%          $  1,396,388 $  1,378,983   1.21x          Wachovia Bank, National Association
 22 $    16,781,515          76.8%          $  1,539,218 $  1,461,218   1.16x              Midland Loan Services, Inc.
 23 $    15,300,000 (15)     78.3%     (15) $  1,035,685 $    986,485   1.11x       KeyCorp Real Estate Capital Markets, Inc.
 24 $    15,276,000          67.1%          $  1,338,175 $  1,294,380   1.33x              Midland Loan Services, Inc.
 25 $    11,426,022          34.1%          $  2,332,043 $  1,584,347   1.39x       KeyCorp Real Estate Capital Markets, Inc.
 26 $    13,750,000          76.0%          $  1,220,561 $  1,150,173   1.31x          Wachovia Bank, National Association
 27 $    13,400,000          78.9%          $  1,101,584 $  1,055,123   1.26x          Wachovia Bank, National Association
 28 $    13,400,000          79.3%          $  1,132,854 $  1,050,606   1.27x       KeyCorp Real Estate Capital Markets, Inc.
 29 $    11,143,844          59.0%          $  1,366,824 $  1,298,785   1.39x              Midland Loan Services, Inc.
 30 $    13,000,000          83.1%     (16) $    972,211 $    924,211   1.21x       KeyCorp Real Estate Capital Markets, Inc.
 31 $    11,433,591          70.1%          $  1,329,081 $  1,203,091   1.34x          Wachovia Bank, National Association
 32 $    12,700,000          79.5%          $    896,368 $    869,758   1.20x       KeyCorp Real Estate Capital Markets, Inc.
 33 $    12,600,000          79.7%          $    991,903 $    968,443   1.34x       KeyCorp Real Estate Capital Markets, Inc.
 34 $    11,500,953          72.4%          $  1,237,875 $  1,113,773   1.21x          Wachovia Bank, National Association
 35 $    12,100,000          69.1%          $  1,072,364 $    967,364   1.36x          Wachovia Bank, National Association
 36 $     5,448,605          62.0%          $    555,439 $    548,389   1.24x       KeyCorp Real Estate Capital Markets, Inc.
 37 $     3,591,251          62.0%          $    388,819 $    376,819   1.24x       KeyCorp Real Estate Capital Markets, Inc.
 38 $     1,865,555          62.0%          $    194,227 $    188,427   1.24x       KeyCorp Real Estate Capital Markets, Inc.
 39 $    10,413,602          71.8%          $  1,100,171 $  1,022,171   1.27x          Wachovia Bank, National Association
 40 $    11,600,000          81.4%          $    940,172 $    868,136   1.23x          Wachovia Bank, National Association
 41 $    11,320,000 (15)     80.0%     (15) $  1,069,839 $    992,839   1.55x          Wachovia Bank, National Association
 42 $    10,240,912          65.4%          $  1,012,141 $    985,059   1.20x          Wachovia Bank, National Association
 43 $    10,000,000          55.2%          $    847,018 $    737,620   1.20x              Midland Loan Services, Inc.
 44 $     9,598,136          76.2%          $    870,849 $    831,849   1.22x              Midland Loan Services, Inc.
 45 $     9,960,000 (15)     80.0%     (15) $    965,520 $    909,020   1.53x          Wachovia Bank, National Association
 46 $     9,932,000          61.3%          $    929,382 $    925,158   1.47x          Wachovia Bank, National Association
 47 $     9,189,009          68.6%          $  1,056,808 $    920,885   1.28x              Midland Loan Services, Inc.
 48 $     9,008,895 (15)     74.5%     (15) $    949,203 $    901,203   1.27x          Wachovia Bank, National Association
 49 $     9,008,489          75.1%          $    922,526 $    865,526   1.22x          Wachovia Bank, National Association
 50 $     9,550,000          79.6%          $    797,475 $    738,475   1.29x          Wachovia Bank, National Association
 51 $     8,164,899          62.8%          $    922,856 $    856,177   1.29x              Midland Loan Services, Inc.
 52 $     8,800,000          75.2%          $    730,442 $    685,963   1.32x       KeyCorp Real Estate Capital Markets, Inc.
 53 $     7,732,963          66.7%          $  1,036,238 $    858,045   1.35x              Midland Loan Services, Inc.
 54 $     7,793,830          67.8%          $    792,864 $    737,806   1.15x              Midland Loan Services, Inc.
 55 $     7,503,962          64.7%          $    886,614 $    810,320   1.36x                    NCB, FSB
 56 $     8,500,000          65.4%          $    876,113 $    781,777   1.63x       KeyCorp Real Estate Capital Markets, Inc.
 57 $     5,892,596          49.2%          $    875,787 $    872,291   1.22x                    NCB, FSB
 58 $     6,590,600          64.0%          $  1,124,967 $  1,018,743   1.51x          Wachovia Bank, National Association
 59 $     7,689,442          66.9%          $    784,886 $    696,932   1.21x       KeyCorp Real Estate Capital Markets, Inc.
 60 $     6,269,686          54.0%          $  1,109,378 $    958,407   1.53x          Wachovia Bank, National Association
 61 $     8,000,000          53.3%          $    687,717 $    669,717   1.27x          Wachovia Bank, National Association
 62 $     7,840,000          80.0%          $    775,902 $    724,302   1.60x          Wachovia Bank, National Association
 63 $     7,575,000          72.1%          $    623,122 $    574,720   1.32x       KeyCorp Real Estate Capital Markets, Inc.
 64 $     7,500,000          71.8%          $    653,255 $    622,755   1.33x          Wachovia Bank, National Association
 65 $     7,450,000          78.4%          $    574,035 $    540,535   1.25x       KeyCorp Real Estate Capital Markets, Inc.
 66 $     6,138,364          66.4%          $    687,407 $    659,807   1.26x          Wachovia Bank, National Association
 67 $     6,007,107          59.8%          $    846,336 $    799,005   1.52x                    NCB, FSB
 68 $     6,800,000          61.8%          $    543,106 $    529,356   1.18x          Wachovia Bank, National Association
 69 $     6,750,000          69.2%          $    582,399 $    542,855   1.35x          Wachovia Bank, National Association
 70 $     5,685,502          63.2%          $    871,282 $    787,422   1.63x       KeyCorp Real Estate Capital Markets, Inc.
 71 $     5,213,194          50.6%          $    905,493 $    832,981   1.59x       KeyCorp Real Estate Capital Markets, Inc.
 72 $     6,450,000          62.0%          $    566,727 $    549,227   1.29x          Wachovia Bank, National Association
 73 $     5,774,603          71.3%          $    710,365 $    631,375   1.30x              Midland Loan Services, Inc.

         TOTAL
    ADMINISTRATIVE
 #       FEES
 -  --------------
  1    0.02100%
  2    0.02100%
  3    0.02100%
  4    0.02100%
  5    0.02100%
  6    0.02100%
  7    0.02100%
  8    0.02100%
  9    0.02100%
 10    0.02100%
 11    0.02100%
 12    0.05100%
 13    0.03350%
 14    0.02100%
 15    0.03350%
 16    0.03100%
 17    0.02100%
 18    0.03350%
 19    0.02100%
 20    0.02100%
 21    0.02100%
 22    0.03100%
 23    0.03350%
 24    0.06100%
 25    0.03350%
 26    0.03350%
 27    0.02100%
 28    0.03350%
 29    0.05100%
 30    0.03350%
 31    0.02100%
 32    0.03350%
 33    0.02100%
 34    0.03350%
 35    0.02100%
 36    0.03350%
 37    0.03350%
 38    0.03350%
 39    0.02100%
 40    0.02100%
 41    0.02100%
 42    0.02100%
 43    0.05100%
 44    0.03100%
 45    0.02100%
 46    0.02100%
 47    0.08100%
 48    0.02100%
 49    0.02100%
 50    0.02100%
 51    0.03100%
 52    0.03350%
 53    0.03100%
 54    0.06100%
 55    0.08100%
 56    0.03100%
 57    0.08100%
 58    0.02100%
 59    0.02100%
 60    0.02100%
 61    0.02100%
 62    0.02100%
 63    0.03100%
 64    0.02100%
 65    0.02100%
 66    0.02100%
 67    0.08100%
 68    0.02100%
 69    0.07100%
 70    0.06100%
 71    0.02100%
 72    0.02100%
 73    0.08100%

                                     A-1-13

                                                                  CUT-OFF DATE
             LOAN                                                   PRINCIPAL           APPRAISED           CUT-OFF DATE
 #  CROSSED GROUP                   LOAN NAME                      BALANCE (1)            VALUE          LTV RATIO (1) (2)
--- ------- ----- ---------------------------------------------- --------------      --------------      -----------------
 74           1   Alliance Commerce Center                       $    6,400,000      $    8,350,000            76.6%
 75           1   Pleasant Hill Station                          $    6,240,000      $    7,800,000            80.0%
 76           2   Ravine Bluff Apartments                        $    6,183,654      $   11,600,000            53.3%
 77           1   Holiday Inn Express Carson City                $    5,985,958      $   10,800,000            55.4%
 78           1   Drug Mart Plaza A - ROLLUP                     $    5,930,000      $    7,700,000            77.0%
 79           1   Franklin Plaza Shopping Center                 $    5,800,000      $    8,600,000            67.4%
 80           2   Parkoff - 11-19 Seaman Avenue                  $    5,650,000      $   10,500,000            53.8%
 81           1   Gateway Center                                 $    5,646,969      $    8,360,000            67.5%
 82           1   Holiday Inn Express - Louisville               $    5,495,908      $    9,500,000            57.9%
 83           1   Best Storage Portfolio                         $    5,483,942      $    7,550,000            72.6%
 84           1   488 Main Avenue                                $    5,400,000      $    7,100,000            76.1%
 85           1   Muhlenberg Square                              $    5,324,145      $    6,800,000            78.3%
 86           1   Country Inn and Suites                         $    5,292,630      $   13,200,000            40.1%
 87           2   Parkoff - 110 Post Avenue                      $    5,220,000      $    8,900,000            58.7%
 88           2   Parkoff - 98 Thayer Street                     $    5,150,000      $    8,700,000            59.2%
 89           1   Centre at Eagle's Nest                         $    5,074,000      $    6,410,000            79.2%
 90           1   Northside Plaza                                $    5,000,000      $    7,700,000            64.9%
 91           1   Design Market                                  $    4,987,672      $    6,300,000            79.2%
 92           1   1208B VFW Parkway                              $    4,877,467      $    6,900,000 (17)       70.7%       (17)
 93           1   Troy Marketplace                               $    4,800,000      $    6,000,000            80.0%
 94           1   Fountain Court                                 $    4,678,833      $    5,900,000            79.3%
 95           1   City Center MOB                                $    4,662,000      $    5,870,000            79.4%
 96           1   "L" Street Office                              $    4,640,000      $    5,800,000            80.0%
 97           1   Plaza Medical & Research Center I              $    4,537,876      $    6,350,000            71.5%
 98           1   Prominence Shops at Liberty Park               $    4,252,177      $    5,750,000            74.0%
 99           1   Ray's On The River                             $    4,200,000      $    6,000,000            70.0%
100           2   Parkoff - 75 Thayer Street                     $    4,110,000      $    6,800,000            60.4%
101           1   4355 Montgomery Road                           $    4,100,000      $    5,200,000            78.8%
102           2   Golden Enterprises Apartment Portfolio         $    4,092,656      $    7,830,000            52.3%
103           1   Best Buy - Owasso                              $    4,068,000      $    6,700,000            60.7%
104           1   Shoppes at Taylor Ranch                        $    4,000,000      $    5,800,000            69.0%
105           2   Edinboro College Park Apartments               $    3,996,658      $    6,550,000            61.0%
106           1   Main & 8th Street Retail                       $    3,992,980      $    5,700,000            70.1%
107           1   Tobin Portfolio                                $    3,976,433      $    5,465,000 (18)       72.8%       (18)
108           1   American Automatic Sprinkler                   $    3,924,807      $    5,325,000            73.7%
109           1   Mound Road Commons                             $    3,765,373      $    5,550,000            67.8%
110           2   7733 South Shore Drive                         $    3,750,000      $    4,700,000            79.8%
111           1   112 York Road                                  $    3,725,000      $    5,000,000            74.5%
112           1   Tower Professional Building                    $    3,700,000      $    4,980,000 (19)       74.3%       (19)
113           1   Warwick Place                                  $    3,686,837      $    5,000,000            73.7%
114           1   Westport Landing Shopping Center               $    3,675,000      $    5,400,000            68.1%
115           1   Old Hickory                                    $    3,594,659      $    6,300,000            57.1%
116           1   Marshall Office Park                           $    3,590,058      $    4,850,000            74.0%
117           1   Ramada Inn Austin                              $    3,547,191      $    5,230,000            67.8%
118           2   Mountain Meadows MHC                           $    3,500,000      $    4,670,000            74.9%
119           1   11111 Pepper Road                              $    3,480,715      $    4,600,000            75.7%
120           1   Screenland Office                              $    3,480,000      $    4,400,000            79.1%
121           1   Comfort Inn & Suites Mansfield                 $    3,467,310      $    5,000,000            69.3%
122           1   Hobby Lobby Retail Center                      $    3,377,000      $    4,900,000            68.9%
123           1   Avalon Plaza                                   $    3,327,357      $    9,650,000            34.5%
124           1   127 & 4000 Church Road                         $    3,297,701      $    4,300,000            76.7%
125           1   Holiday Inn Express Hillsborough               $    3,247,061      $    5,000,000            64.9%
126           1   1800 6th Street                                $    3,235,961      $    4,650,000            69.6%
127           2   Santa Fe Trails Apartments                     $    3,230,000      $    5,350,000            60.4%
128           2   Parkview Apartments                            $    3,097,792      $    4,400,000            70.4%
129           1   Sleep Inn & Suites Metairie                    $    3,093,519      $    5,200,000            59.5%
130           1   Hampton Inn Horse Cave                         $    3,092,669      $    4,200,000            73.6%
131           2   Cranberry Hill & Norberry                      $    3,058,442      $    3,950,000            77.4%
132           1   Goshen Commercial                              $    3,058,000      $    4,100,000            74.6%
133           1   Autumn Springs Office Building                 $    3,000,000      $    4,750,000            63.2%
134           1   Holiday Inn Express Yankton                    $    2,993,276      $    4,800,000            62.4%
135           1   Creekside Plaza I, II, III                     $    2,945,732      $    4,215,000            69.9%
136           1   412 S. Wall St. & 319 Winston St.              $    2,897,813      $    4,750,000            61.0%
137           1   Irmar Center                                   $    2,873,000      $    4,000,000            71.8%
138           1   Rainbow City Shopping Center                   $    2,800,000      $    4,250,000            65.9%
139           1   Marina Marketplace                             $    2,750,000      $    7,470,000            36.8%
140           1   Deerwood Village Executive Center              $    2,704,000      $    3,500,000            77.3%
141           1   Shockoe Cary Building                          $    2,700,000      $    3,800,000            71.1%
142           1   Tower Storage                                  $    2,673,086      $    3,500,000            76.4%
143           1   Clearpoint Crossing                            $    2,626,000      $    3,900,000            67.3%
144           2   Windsor Lodge Apartments                       $    2,598,310      $    3,500,000            74.2%
145           1   Jackson Plaza-Edinburg                         $    2,598,235      $    3,400,000            76.4%
146           2   Cinnamon Square Apartments                     $    2,542,773      $    5,250,000            48.4%

                           MATURITY/
      MATURITY/ARD          ARD LTV              U/W          U/W        U/W                          MASTER
 #    BALANCE (3)        RATIO (2) (3)           NOI        NCF (4)   DSCR (5)                       SERVICER
 -  ---------------      -------------      ------------ ------------ --------      -----------------------------------------
 74 $     5,821,550          69.7%          $    676,635 $    616,691   1.29x       KeyCorp Real Estate Capital Markets, Inc.
 75 $     5,628,357          72.2%          $    569,615 $    535,220   1.21x       KeyCorp Real Estate Capital Markets, Inc.
 76 $     5,246,143          45.2%          $    864,705 $    785,705   1.75x          Wachovia Bank, National Association
 77 $     4,717,792          43.7%          $    948,644 $    868,415   1.79x          Wachovia Bank, National Association
 78 $     5,389,086          70.0%          $    550,032 $    509,528   1.15x          Wachovia Bank, National Association
 79 $     5,410,925          62.9%          $    509,728 $    491,180   1.20x                    NCB, FSB
 80 $     5,650,000          53.8%          $    515,401 $    497,651   1.34x          Wachovia Bank, National Association
 81 $     5,382,717          64.4%          $    524,927 $    507,001   1.07x       KeyCorp Real Estate Capital Markets, Inc.
 82 $     4,719,546          49.7%          $    797,974 $    797,975   1.93x              Midland Loan Services, Inc.
 83 $     4,649,163          61.6%          $    677,980 $    651,906   1.65x          Wachovia Bank, National Association
 84 $     5,400,000          76.1%          $    423,275 $    392,019   1.22x       KeyCorp Real Estate Capital Markets, Inc.
 85 $     4,499,022          66.2%          $    502,188 $    459,468   1.23x          Wachovia Bank, National Association
 86 $     4,580,375          34.7%          $    671,669 $    563,951   1.38x                    NCB, FSB
 87 $     5,220,000          58.7%          $    451,049 $    433,049   1.26x          Wachovia Bank, National Association
 88 $     5,150,000          59.2%          $    423,029 $    408,529   1.21x          Wachovia Bank, National Association
 89 $     4,532,103          70.7%          $    477,686 $    453,489   1.20x       KeyCorp Real Estate Capital Markets, Inc.
 90 $     4,321,496          56.1%          $    485,891 $    457,998   1.29x          Wachovia Bank, National Association
 91 $     4,282,080          68.0%          $    516,297 $    468,472   1.26x       KeyCorp Real Estate Capital Markets, Inc.
 92 $     4,147,948          60.1%     (17) $    501,119 $    476,744   1.36x                    NCB, FSB
 93 $     4,329,349          72.2%          $    479,633 $    414,367   1.21x       KeyCorp Real Estate Capital Markets, Inc.
 94 $     4,011,253          68.0%          $    452,112 $    418,347   1.20x       KeyCorp Real Estate Capital Markets, Inc.
 95 $     4,158,960          70.9%          $    426,115 $    402,892   1.16x       KeyCorp Real Estate Capital Markets, Inc.
 96 $     4,196,577          72.4%          $    416,402 $    385,517   1.15x              Midland Loan Services, Inc.
 97 $     3,860,147          60.8%          $    457,771 $    409,014   1.25x       KeyCorp Real Estate Capital Markets, Inc.
 98 $     3,588,856          62.4%          $    399,377 $    373,776   1.25x       KeyCorp Real Estate Capital Markets, Inc.
 99 $     3,787,759          63.1%          $    442,725 $    440,998   1.48x       KeyCorp Real Estate Capital Markets, Inc.
100 $     4,110,000          60.4%          $    339,606 $    327,606   1.21x          Wachovia Bank, National Association
101 $     3,917,158          75.3%          $    378,534 $    376,934   1.20x       KeyCorp Real Estate Capital Markets, Inc.
102 $     3,455,432          44.1%          $    434,951 $    417,833   1.46x          Wachovia Bank, National Association
103 $     3,822,918          57.1%          $    426,193 $    405,805   1.34x          Wachovia Bank, National Association
104 $     4,000,000          69.0%          $    443,004 $    399,117   1.55x       KeyCorp Real Estate Capital Markets, Inc.
105 $     3,389,956          51.8%          $    408,978 $    390,772   1.36x              Midland Loan Services, Inc.
106 $     3,372,119          59.2%          $    394,502 $    370,859   1.32x       KeyCorp Real Estate Capital Markets, Inc.
107 $     3,397,851          62.2%     (18) $    385,727 $    373,768   1.28x                    NCB, FSB
108 $     3,375,787          63.4%          $    366,482 $    357,602   1.22x                    NCB, FSB
109 $     3,220,001          58.0%          $    374,746 $    332,714   1.20x       KeyCorp Real Estate Capital Markets, Inc.
110 $     3,392,702          72.2%          $    342,547 $    326,297   1.17x       KeyCorp Real Estate Capital Markets, Inc.
111 $     3,315,430          66.3%          $    352,122 $    330,342   1.21x          Wachovia Bank, National Association
112 $     3,320,081          66.7%     (19) $    355,227 $    342,209   1.34x                    NCB, FSB
113 $     3,188,944          63.8%          $    382,597 $    340,815   1.20x       KeyCorp Real Estate Capital Markets, Inc.
114 $     3,281,719          60.8%          $    364,872 $    333,064   1.22x          Wachovia Bank, National Association
115 $     3,091,279          49.1%          $    381,913 $    350,402   1.29x       KeyCorp Real Estate Capital Markets, Inc.
116 $     3,033,908          62.6%          $    341,791 $    318,687   1.25x          Wachovia Bank, National Association
117 $     2,816,176          53.8%          $    549,011 $    480,920   1.68x          Wachovia Bank, National Association
118 $     3,138,199          67.2%          $    363,004 $    356,404   1.34x          Wachovia Bank, National Association
119 $     2,692,927          58.5%          $    358,034 $    349,239   1.32x                    NCB, FSB
120 $     3,194,486          72.6%          $    362,679 $    317,348   1.29x       KeyCorp Real Estate Capital Markets, Inc.
121 $     2,938,222          58.8%          $    459,153 $    407,497   1.66x       KeyCorp Real Estate Capital Markets, Inc.
122 $     3,012,923          61.5%          $    337,745 $    303,175   1.21x          Wachovia Bank, National Association
123 $     2,838,099          29.4%          $    583,974 $    523,737   2.15x       KeyCorp Real Estate Capital Markets, Inc.
124 $     2,850,241          66.3%          $    330,445 $    298,993   1.18x          Wachovia Bank, National Association
125 $     2,650,896          53.0%          $    520,704 $    470,036   1.61x       KeyCorp Real Estate Capital Markets, Inc.
126 $     2,759,426          59.3%          $    300,354 $    288,136   1.20x          Wachovia Bank, National Association
127 $     2,841,097          53.1%          $    353,445 $    309,445   1.37x       KeyCorp Real Estate Capital Markets, Inc.
128 $     2,637,797          59.9%          $    287,088 $    270,088   1.20x          Wachovia Bank, National Association
129 $     2,480,056          47.7%          $    465,662 $    394,760   1.50x       KeyCorp Real Estate Capital Markets, Inc.
130 $     2,433,421          57.9%          $    409,815 $    356,216   1.43x          Wachovia Bank, National Association
131 $     2,572,860          65.1%          $    265,094 $    255,103   1.20x       KeyCorp Real Estate Capital Markets, Inc.
132 $     2,803,404          68.4%          $    294,508 $    277,742   1.16x          Wachovia Bank, National Association
133 $     2,677,673          56.4%          $    405,080 $    378,635   1.70x       KeyCorp Real Estate Capital Markets, Inc.
134 $     2,368,135          49.3%          $    397,884 $    350,398   1.42x       KeyCorp Real Estate Capital Markets, Inc.
135 $     2,539,553          60.3%          $    347,557 $    315,531   1.41x              Midland Loan Services, Inc.
136 $     2,484,961          52.3%          $    293,755 $    271,100   1.25x       KeyCorp Real Estate Capital Markets, Inc.
137 $     2,684,367          67.1%          $    254,111 $    241,607   1.18x              Midland Loan Services, Inc.
138 $     2,510,082          59.1%          $    367,669 $    343,070   1.78x                    NCB, FSB
139 $     2,750,000          36.8%          $    353,265 $    337,930   2.00x       KeyCorp Real Estate Capital Markets, Inc.
140 $     2,459,522          70.3%          $    268,160 $    248,099   1.21x          Wachovia Bank, National Association
141 $     2,524,795          66.4%          $    240,501 $    231,429   1.21x       KeyCorp Real Estate Capital Markets, Inc.
142 $     2,304,457          65.8%          $    255,651 $    245,176   1.20x          Wachovia Bank, National Association
143 $     2,455,769          63.0%          $    269,565 $    260,255   1.40x       KeyCorp Real Estate Capital Markets, Inc.
144 $     2,260,231          64.6%          $    263,441 $    243,441   1.19x          Wachovia Bank, National Association
145 $     2,251,203          66.2%          $    260,462 $    240,191   1.19x       KeyCorp Real Estate Capital Markets, Inc.
146 $     2,146,306          40.9%          $    411,645 $    363,645   2.04x              Midland Loan Services, Inc.

         TOTAL
    ADMINISTRATIVE
 #       FEES
 -  --------------
 74    0.02100%
 75    0.02100%
 76    0.02100%
 77    0.02100%
 78    0.02100%
 79    0.08100%
 80    0.02100%
 81    0.02100%
 82    0.03100%
 83    0.02100%
 84    0.02100%
 85    0.02100%
 86    0.08100%
 87    0.02100%
 88    0.02100%
 89    0.02100%
 90    0.02100%
 91    0.03350%
 92    0.08100%
 93    0.06100%
 94    0.02100%
 95    0.03350%
 96    0.06100%
 97    0.06100%
 98    0.03350%
 99    0.02100%
100    0.02100%
101    0.03100%
102    0.05100%
103    0.02100%
104    0.02100%
105    0.03100%
106    0.02100%
107    0.08100%
108    0.08100%
109    0.02100%
110    0.03100%
111    0.02100%
112    0.08100%
113    0.02100%
114    0.02100%
115    0.02100%
116    0.02100%
117    0.02100%
118    0.02100%
119    0.08100%
120    0.02100%
121    0.03350%
122    0.02100%
123    0.02100%
124    0.02100%
125    0.09100%
126    0.02100%
127    0.03350%
128    0.02100%
129    0.03350%
130    0.02100%
131    0.02100%
132    0.02100%
133    0.02100%
134    0.02100%
135    0.03100%
136    0.02100%
137    0.06100%
138    0.08100%
139    0.02100%
140    0.08100%
141    0.02100%
142    0.02100%
143    0.02100%
144    0.02100%
145    0.02100%
146    0.08100%

                                      A-1-14

                                                                  CUT-OFF DATE
             LOAN                                                   PRINCIPAL           APPRAISED           CUT-OFF DATE
 #  CROSSED GROUP                   LOAN NAME                      BALANCE (1)            VALUE          LTV RATIO (1) (2)
--- ------- ----- ---------------------------------------------- --------------      --------------      -----------------
147           1   Skyline 1998                                   $    2,500,000      $    3,530,000            70.8%
148           1   Ambler Portfolio                               $    2,500,000      $    3,295,000            75.9%
149           1   Winn Dixie - Bay Minette                       $    2,498,135      $    3,350,000            74.6%
150           1   180-184 Sunrise Highway                        $    2,450,000      $    3,400,000            72.1%
151           1   Oakridge Square Shopping Center                $    2,418,000      $    3,090,000            78.3%
152           1   Lakeside Portfolio                             $    2,404,437      $    3,300,000            72.9%
153           1   Everett Retail                                 $    2,400,000      $    4,400,000            54.5%
154           1   Providence Plaza & Shoppes at Midtown          $    2,395,788      $    3,049,000            78.6%
155           1   Dunn Commons                                   $    2,354,082      $    3,150,000            74.7%
156           1   Providence Place                               $    2,334,356      $    6,300,000            37.1%
157           1   James Madison Square                           $    2,300,000      $    3,000,000            76.7%
158           1   Forest Station, LLC                            $    2,300,000      $    2,975,000            77.3%
159           2   River Rose MHC                                 $    2,248,326      $    3,750,000            60.0%
160           1   10620 Metcalf Avenue                           $    2,200,000      $    4,270,000            51.5%
161           1   Millennium Plaza                               $    2,200,000      $    2,800,000            78.6%
162           1   Main Street Village                            $    2,154,046      $    2,720,000            79.2%
163           1   Van Epps Building                              $    2,100,000      $    2,850,000            73.7%
164           1   Ontario Warehouse Building                     $    2,096,333      $    3,500,000            59.9%
165           1   3100 University Boulevard                      $    2,048,016      $    3,100,000            66.1%
166           2   Vista Woods MHP                                $    2,030,667      $    2,700,000            75.2%
167           1   Sugarloaf Marketplace                          $    2,025,000      $    2,650,000            76.4%
168           1   Naperville Executive Center                    $    2,007,617      $    3,150,000            63.7%
169           1   Concentra Medical Building                     $    1,994,826      $    2,650,000            75.3%
170           1   Howell Ferry Medical Building                  $    1,994,764      $    2,900,000            68.8%
171           1   Ways Station Shopping Center                   $    1,991,791      $    3,400,000            58.6%
172           1   CVS Woodstock                                  $    1,990,656      $    3,350,000            59.4%
173           1   Fountain Park Office Center                    $    1,977,641      $    2,600,000            76.1%
174           1   Tractor Supply - Rome, GA                      $    1,914,408      $    2,850,000            67.2%
175           1   Crabapple Place                                $    1,909,000      $    2,500,000            76.4%
176           1   Prairie Village                                $    1,891,132      $    3,750,000            50.4%
177           2   Castle Hills Apartments                        $    1,885,336      $    2,650,000            71.1%
178           1   Desoto Self Storage                            $    1,880,000      $    2,450,000            76.7%
179           2   Enfield Apartments                             $    1,851,000      $    3,600,000            51.4%
180           1   Tifton Mini Warehouse                          $    1,848,612      $    2,800,000            66.0%
181           1   Santa Ana Office                               $    1,800,000      $    4,300,000            41.9%
182           1   Loris Landing Shopping Center                  $    1,800,000      $    2,400,000            75.0%
183           2   Forest Creek MHP                               $    1,758,082      $    3,150,000            55.8%
184           2   Brunswick Apartments                           $    1,745,232      $    2,400,000            72.7%
185           1   5741 Bayside Road                              $    1,720,000      $    2,550,000            67.5%
186           2   1912 R Street, NW                              $    1,700,000      $    2,300,000            73.9%
187           2   Southwind Village MHP                          $    1,657,500      $    2,120,000            78.2%
188           1   Oxford Shopping Center                         $    1,651,400      $    2,500,000            66.1%
189           1   Citibank FSB Branch - Valrico                  $    1,627,595      $    2,350,000            69.3%
190           1   353 Nassau Street                              $    1,602,773      $    2,200,000            72.9%
191           1   Office Depot Greensboro                        $    1,600,000      $    2,050,000            78.0%
192           1   Gorman's Furniture-Southfield                  $    1,600,000      $    3,200,000            50.0%
193           1   Atrium Office Building                         $    1,597,907      $    2,750,000            58.1%
194           1   Airport Plaza                                  $    1,592,389      $    2,000,000            79.6%
195           1   JFW Property                                   $    1,544,481      $    2,100,000            73.5%
196           1   Fairfield Square Shopping Center               $    1,530,000      $    1,925,000            79.5%
197           1   McColl Plaza                                   $    1,516,855      $    1,900,000            79.8%
198           1   Citizens Bank Plaza                            $    1,500,000      $    2,220,000            67.6%
199           1   953-963 West Belmont                           $    1,497,731      $    4,900,000            30.6%
200           1   Three Mile Oak Shopping Center                 $    1,493,149      $    2,700,000            55.3%
201           1   Kilby Place                                    $    1,466,133      $    1,880,000            78.0%
202           1   Woodstock Commercial Center                    $    1,456,059      $    1,950,000            74.7%
203           1   Wornall Plaza Shopping Center                  $    1,437,537      $    1,900,000            75.7%
204           1   Business Parkway Properties                    $    1,436,328      $    2,300,000            62.4%
205           1   32-27/32-35 Francis Lewis Blvd                 $    1,424,079      $    2,200,000            64.7%
206           2   Medical Center Apartments                      $    1,415,000      $    2,020,000            70.0%
207           1   Bank of the West                               $    1,398,383      $    1,875,000            74.6%
208           2   Fiesta Mobile Home Park                        $    1,392,000      $    1,740,000            80.0%
209           1   Ponca City Plaza SC                            $    1,358,985      $    1,800,000            75.5%
210           1   Warner Robins MOB                              $    1,353,845      $    1,700,000            79.6%
211           2   Windy Hill Apartments                          $    1,339,151      $    1,750,000            76.5%
212           1   810 Canton Road Medical Office Building        $    1,325,000      $    2,300,000            57.6%
213           1   Update Center                                  $    1,250,000      $    2,100,000            59.5%
214           1   Little Elm Self Storage                        $    1,246,992      $    1,650,000            75.6%
215           1   Big O Tires - Ankeny                           $    1,189,000      $    1,654,000            71.9%
216           1   BILO's Retail Shops                            $    1,114,931      $    1,450,000            76.9%
217           1   5310 8th Avenue                                $    1,092,430      $    1,800,000            60.7%
218           1   Auto Zone                                      $    1,050,000      $    1,650,000            63.6%
219           2   Nottingham Estates MHC                         $    1,049,119      $    1,320,000            79.5%

                           MATURITY/
      MATURITY/ARD          ARD LTV              U/W          U/W        U/W                          MASTER
 #    BALANCE (3)        RATIO (2) (3)           NOI        NCF (4)   DSCR (5)                       SERVICER
 -  ---------------      -------------      ------------ ------------ --------      -----------------------------------------
147 $     2,217,675          62.8%          $    235,820 $    219,788   1.22x          Wachovia Bank, National Association
148 $     2,212,692          67.2%          $    286,443 $    273,908   1.53x                    NCB, FSB
149 $     2,144,642          64.0%          $    273,241 $    247,142   1.32x              Midland Loan Services, Inc.
150 $     2,207,069          64.9%          $    236,641 $    222,496   1.17x          Wachovia Bank, National Association
151 $     2,190,743          70.9%          $    243,447 $    219,535   1.24x          Wachovia Bank, National Association
152 $     2,068,308          62.7%          $    253,574 $    232,386   1.28x          Wachovia Bank, National Association
153 $     2,400,000          54.5%          $    272,821 $    263,438   1.85x       KeyCorp Real Estate Capital Markets, Inc.
154 $     2,023,272          66.4%          $    206,866 $    201,304   1.19x       KeyCorp Real Estate Capital Markets, Inc.
155 $     2,017,098          64.0%          $    212,647 $    207,718   1.19x       KeyCorp Real Estate Capital Markets, Inc.
156 $     2,009,137          31.9%          $    452,205 $    444,455   2.53x                    NCB, FSB
157 $     2,032,504          67.8%          $    225,578 $    212,471   1.30x       KeyCorp Real Estate Capital Markets, Inc.
158 $     2,029,106          68.2%          $    208,149 $    203,549   1.26x                    NCB, FSB
159 $     1,930,724          51.5%          $    252,788 $    247,338   1.46x       KeyCorp Real Estate Capital Markets, Inc.
160 $     1,976,346          46.3%          $    305,267 $    270,521   1.60x       KeyCorp Real Estate Capital Markets, Inc.
161 $     1,994,127          71.2%          $    241,576 $    225,904   1.40x          Wachovia Bank, National Association
162 $     1,824,631          67.1%          $    222,205 $    197,316   1.29x                    NCB, FSB
163 $     1,848,785          64.9%          $    203,082 $    194,107   1.33x                    NCB, FSB
164 $     1,771,431          50.6%          $    198,139 $    179,832   1.21x              Midland Loan Services, Inc.
165 $     1,764,646          56.9%          $    224,187 $    189,452   1.22x       KeyCorp Real Estate Capital Markets, Inc.
166 $     1,765,028          65.4%          $    207,127 $    202,027   1.27x          Wachovia Bank, National Association
167 $     1,782,075          67.2%          $    193,355 $    187,691   1.33x                    NCB, FSB
168 $     1,880,808          59.7%          $    243,803 $    211,381   1.49x       KeyCorp Real Estate Capital Markets, Inc.
169 $     1,874,516          70.7%          $    185,141 $    177,041   1.21x          Wachovia Bank, National Association
170 $     1,700,510          58.6%          $    200,161 $    197,287   1.36x                    NCB, FSB
171 $     1,542,849          45.4%          $    278,981 $    256,063   1.67x                    NCB, FSB
172 $     1,689,508          50.4%          $    185,965 $    177,730   1.25x       KeyCorp Real Estate Capital Markets, Inc.
173 $     1,718,023          66.1%          $    205,419 $    195,858   1.30x                    NCB, FSB
174 $     1,628,265          57.1%          $    181,488 $    174,804   1.28x                    NCB, FSB
175 $     1,700,229          68.0%          $    176,197 $    168,775   1.20x          Wachovia Bank, National Association
176 $        69,868          1.9%           $    349,406 $    278,048   1.52x       KeyCorp Real Estate Capital Markets, Inc.
177 $     1,607,985          60.7%          $    195,336 $    180,036   1.33x          Wachovia Bank, National Association
178 $     1,817,509          74.2%          $    203,313 $    193,308   1.37x       KeyCorp Real Estate Capital Markets, Inc.
179 $     1,616,777          44.9%          $    177,571 $    170,571   1.24x          Wachovia Bank, National Association
180 $     1,586,136          56.6%          $    194,805 $    181,523   1.31x          Wachovia Bank, National Association
181 $     1,541,878          35.9%          $    197,634 $    181,371   1.35x       KeyCorp Real Estate Capital Markets, Inc.
182 $     1,583,694          66.0%          $    201,896 $    192,333   1.54x                    NCB, FSB
183 $     1,398,544          44.4%          $    245,415 $    238,915   1.63x          Wachovia Bank, National Association
184 $     1,477,398          61.6%          $    200,625 $    177,985   1.43x       KeyCorp Real Estate Capital Markets, Inc.
185 $     1,504,041          59.0%          $    170,321 $    153,376   1.20x       KeyCorp Real Estate Capital Markets, Inc.
186 $     1,700,000          73.9%          $    129,541 $    128,041   1.25x       KeyCorp Real Estate Capital Markets, Inc.
187 $     1,599,196          75.4%          $    178,432 $    174,632   1.44x          Wachovia Bank, National Association
188 $     1,434,466          57.4%          $    177,708 $    167,048   1.40x                    NCB, FSB
189 $     1,400,454          59.6%          $    150,099 $    150,099   1.22x                    NCB, FSB
190 $     1,365,560          62.1%          $    147,385 $    140,848   1.21x       KeyCorp Real Estate Capital Markets, Inc.
191 $     1,600,000          78.0%          $    125,785 $    123,945   1.27x          Wachovia Bank, National Association
192 $     1,413,392          44.2%          $    297,001 $    288,600   2.55x                    NCB, FSB
193 $     1,390,701          50.6%          $    237,991 $    196,243   1.56x       KeyCorp Real Estate Capital Markets, Inc.
194 $     1,377,453          68.9%          $    204,183 $    162,881   1.34x          Wachovia Bank, National Association
195 $     1,312,606          62.5%          $    144,591 $    139,480   1.26x                    NCB, FSB
196 $     1,391,272          72.3%          $    166,896 $    148,085   1.30x       KeyCorp Real Estate Capital Markets, Inc.
197 $     1,300,749          68.5%          $    144,417 $    136,057   1.20x          Wachovia Bank, National Association
198 $     1,362,796          61.4%          $    152,914 $    137,722   1.24x       KeyCorp Real Estate Capital Markets, Inc.
199 $     1,285,477          26.2%          $    369,271 $    344,582   3.08x          Wachovia Bank, National Association
200 $     1,270,911          47.1%          $    173,622 $    164,015   1.53x                    NCB, FSB
201 $     1,244,216          66.2%          $    138,744 $    129,437   1.22x          Wachovia Bank, National Association
202 $     1,236,628          63.4%          $    144,814 $    142,087   1.36x                    NCB, FSB
203 $     1,217,614          64.1%          $    131,826 $    123,511   1.21x              Midland Loan Services, Inc.
204 $     1,350,713          58.7%          $    174,969 $    163,249   1.54x                    NCB, FSB
205 $     1,239,447          56.3%          $    130,193 $    128,774   1.14x       KeyCorp Real Estate Capital Markets, Inc.
206 $     1,248,999          61.8%          $    140,951 $    126,951   1.20x       KeyCorp Real Estate Capital Markets, Inc.
207 $     1,102,490          58.8%          $    149,581 $    148,861   1.31x              Midland Loan Services, Inc.
208 $     1,238,944          71.2%          $    130,400 $    126,600   1.25x          Wachovia Bank, National Association
209 $     1,166,685          64.8%          $    129,977 $    122,424   1.20x       KeyCorp Real Estate Capital Markets, Inc.
210 $     1,272,484          74.9%          $    142,876 $    132,602   1.36x                    NCB, FSB
211 $     1,159,880          66.3%          $    134,936 $    124,686   1.20x          Wachovia Bank, National Association
212 $     1,175,388          51.1%          $    155,354 $    149,460   1.56x                    NCB, FSB
213 $     1,127,148          53.7%          $    131,257 $    123,645   1.26x          Wachovia Bank, National Association
214 $     1,073,560          65.1%          $    129,521 $    126,720   1.35x       KeyCorp Real Estate Capital Markets, Inc.
215 $     1,066,415          64.5%          $    113,452 $    108,707   1.20x              Midland Loan Services, Inc.
216 $     1,047,928          72.3%          $    125,603 $    119,597   1.48x                    NCB, FSB
217 $       849,745          47.2%          $    119,590 $    117,250   1.39x                    NCB, FSB
218 $     1,050,000          63.6%          $    110,329 $    108,862   1.70x                    NCB, FSB
219 $       889,421          67.4%          $    110,701 $    105,751   1.41x          Wachovia Bank, National Association

         TOTAL
    ADMINISTRATIVE
 #       FEES
 -  --------------
147    0.02100%
148    0.08100%
149    0.03100%
150    0.02100%
151    0.02100%
152    0.02100%
153    0.02100%
154    0.03350%
155    0.03350%
156    0.08100%
157    0.02100%
158    0.08100%
159    0.02100%
160    0.02100%
161    0.02100%
162    0.08100%
163    0.08100%
164    0.06100%
165    0.03350%
166    0.02100%
167    0.08100%
168    0.02100%
169    0.02100%
170    0.08100%
171    0.08100%
172    0.02100%
173    0.08100%
174    0.08100%
175    0.02100%
176    0.06100%
177    0.02100%
178    0.02100%
179    0.02100%
180    0.02100%
181    0.02100%
182    0.08100%
183    0.02100%
184    0.11100%
185    0.02100%
186    0.02100%
187    0.02100%
188    0.08100%
189    0.08100%
190    0.02100%
191    0.03350%
192    0.08100%
193    0.02100%
194    0.02100%
195    0.08100%
196    0.02100%
197    0.02100%
198    0.02100%
199    0.02100%
200    0.08100%
201    0.02100%
202    0.08100%
203    0.08100%
204    0.08100%
205    0.02100%
206    0.02100%
207    0.08100%
208    0.02100%
209    0.02100%
210    0.08100%
211    0.02100%
212    0.08100%
213    0.02100%
214    0.02100%
215    0.08100%
216    0.08100%
217    0.08100%
218    0.08100%
219    0.02100%

                                      A-1-15

                                                                  CUT-OFF DATE
             LOAN                                                   PRINCIPAL           APPRAISED           CUT-OFF DATE
 #  CROSSED GROUP                   LOAN NAME                      BALANCE (1)            VALUE          LTV RATIO (1) (2)
--- ------- ----- ---------------------------------------------- --------------      --------------      -----------------
220           1   National City Bank                             $    1,048,485      $    1,725,000            60.8%
221           1   Lakeside Marketplace                           $    1,000,000      $    1,350,000            74.1%
222           1   Armor Self Storage                             $      997,338      $    1,875,000            53.2%
223           1   Kelly Plaza                                    $      990,576      $    1,250,000            79.2%
224           1   Boiling Springs Center                         $      922,658      $    1,200,000            76.9%
                                                                 --------------      --------------      -----------------
TOTAL/WEIGHTED AVERAGE:                                          $2,140,885,357      $3,085,628,000            70.3%
                                                                 ==============      ==============      =================
   MAXIMUM:                                                      $  310,000,000      $  450,100,000            83.1%
   MINIMUM:                                                      $      922,658      $    1,200,000            30.6%

                                             MATURITY/
                           MATURITY/ARD       ARD LTV              U/W          U/W        U/W
 #                         BALANCE (3)     RATIO (2) (3)           NOI        NCF (4)   DSCR (5)
 -                        --------------   -------------      ------------ ------------ --------
220                       $      904,162       52.4%          $     99,750 $     99,750   1.25x
221                       $      922,947       68.4%          $     95,388 $     89,600   1.22x
222                       $      848,508       45.3%          $    150,054 $    144,061   2.00x
223                       $      858,990       68.7%          $    102,487 $     93,753   1.24x
224                       $      789,690       65.8%          $     92,651 $     85,544   1.26x
                          --------------   -------------      ------------ ------------ --------
TOTAL/WEIGHTED AVERAGE:   $2,043,687,760       67.1%          $194,778,231 $181,642,506   1.33x
                          ==============   =============      ============ ============ ========
   MAXIMUM:               $  310,000,000       83.1%          $ 24,674,172 $ 22,324,145   3.08x
   MINIMUM:               $       69,868        1.9%          $     92,651 $     85,544   1.07x

                                                                       TOTAL
                                          MASTER                  ADMINISTRATIVE
 #                                       SERVICER                      FEES
 -                      ----------------------------------------- --------------
220                                  NCB, FSB                        0.08100%
221                     KeyCorp Real Estate Capital Markets, Inc.    0.02100%
222                     KeyCorp Real Estate Capital Markets, Inc.    0.02100%
223                        Wachovia Bank, National Association       0.02100%
224                        Wachovia Bank, National Association       0.02100%

TOTAL/WEIGHTED AVERAGE:

   MAXIMUM:
   MINIMUM:

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY RV DAKOTA RIDGE RV PARK, RV ELK MEADOWS RV PARK AND RV SPRUCE LAKE RV PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.

(3) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ANTICIPATED REPAYMENT DATE IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL.

(4) U/W NCF REFLECTS THE NET CASH FLOW AFTER UNDERWRITTEN REPLACEMENT RESERVES, UNDERWRITTEN LC'S & TI'S AND UNDERWRITTEN FF&E.

(5) DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.

(6) THE SHUTTERS ON THE BEACH & CASA DEL MAR PORTFOLIO LOAN IS EVIDENCED BY A $310 MILLION MORTGAGE LOAN AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $72 MILLION. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION, AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $310 MILLION MORTGAGE LOAN.

(7) THE 245 FIFTH AVENUE LOAN IS EVIDENCED BY A $140 MILLION MORTGAGE LOAN AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $53 MILLION. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION, AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $140 MILLION MORTGAGE LOAN.

(8) THE CITY TOWER LOAN IS EVIDENCED BY A $115 MILLION MORTGAGE LOAN AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $25 MILLION. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION, AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $115 MILLION MORTGAGE LOAN.

(9) THE 2600 MICHELSON LOAN IS EVIDENCED BY A $95 MILLION MORTGAGE LOAN AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $15 MILLION. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION, AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $95 MILLION MORTGAGE LOAN.

(10) THE MEYBERRY HOUSE LOAN IS EVIDENCED BY A $90 MILLION MORTGAGE LOAN AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $34 MILLION. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION, AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $90 MILLION MORTGAGE LOAN.

(11) THE UNDERWRITING PROJECTS THAT 80% OF THE UNITS ARE UNREGULATED, 19.4% ARE REGULATED AND 0.6% ARE EMPLOYEE UNITS.

(12) THE ESQUIRE PORTFOLIO LOAN IS EVIDENCED BY A $31 MILLION MORTGAGE LOAN AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $3.17 MILLION. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION, AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $31 MILLION MORTGAGE LOAN.

(13) THE UNDERWRITING PROJECTS THAT 49.1% OF THE UNITS ARE UNREGULATED, 49.1% ARE REGULATED AND 1.8% ARE EMPLOYEE UNITS.

(14) THE ARTISAN LAS VEGAS PORTFOLIO LOAN IS EVIDENCED BY A $30.3 MILLION MORTGAGE LOAN AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $9.47 MILLION. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION, AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $30.3 MILLION MORTGAGE LOAN.

(15) THE UNDERLYING MORTGAGE LOAN IS STRUCTURED WITH AN EARNOUT/HOLDBACK OR STABILIZATION RESERVE. THE CUT-OFF LTV AND MATURITY LTV FOR THE LOAN IS SHOWN NET OF ITS RESERVE.

(16) WITH RESPECT TO THE CHAMPIONS CENTRE APARTMENTS LOAN, THE CUT-OFF LTV, MATURITY LTV, AND APPRAISED VALUE ARE BASED UPON THE APPRAISER'S CONCLUDED AS IS VALUE. IN ADDITION, THE APPRAISER ALSO CONCLUDED A PROSPECTIVE AS STABILIZED VALUE OF $16,350,000 AS OF OCTOBER 4, 2007, RESULTING IN A CUT-OFF LTV OF 79.5% AND A MATURITY LTV OF 79.5%.

(17) WITH RESPECT TO THE 1208B VFW PARKWAY LOAN, THE CUT-OFF LTV, MATURITY LTV, AND APPRAISED VALUE ARE BASED UPON STABILIZED VALUES. THE AS IS APPRAISED VALUE IS $6,200,000 (AS OF 1/3/2007).

(18) THE TOBIN PORTFOLIO MORTGAGE LOAN IS SECURED BY THE 7940 LYLES LANE NW MORTGAGED REAL PROPERTY AND THE 1250B AUBURN ROAD MORTGAGED REAL PROPERTY. WITH RESPECT TO THE 1250B AUBURN ROAD LOAN, THE CUT-OFF LTV, MATURITY LTV, AND APPRAISED VALUE ARE BASED UPON STABILIZED VALUES. THE AS IS APPRAISED VALUE IS $2,250,000 (AS OF 3/10/2007).

(19) WITH RESPECT TO THE TOWER PROFESSIONAL LOAN, THE CUT-OFF LTV, MATURITY LTV, AND APPRAISED VALUE ARE BASED UPON STABILIZED VALUES. THE AS IS APPRAISED VALUE IS $4,700,000 (AS OF 12/7/2006).

                                      A-1-16

             HISTORICAL PERFORMANCE OF THE MORTGAGED REAL PROPERTIES

                                                             CUT-OFF DATE       MOST           MOST           MOST
               LOAN                                            PRINCIPAL       RECENT         RECENT         RECENT
  #   CROSSED GROUP              PROPERTY NAME                BALANCE (1)      EGI (2)     EXPENSES (2)      NOI (2)
----- ------- ----- --------------------------------------- -------------- -------------- -------------- --------------
 1.1            1   Shutters on the Beach                   $  185,614,308 $45,180,234.00 $29,267,121.00 $15,913,113.00
 1.2            1   Casa Del Mar                            $  124,385,692 $28,144,158.00 $20,938,246.00 $ 7,205,913.00
  2             1   245 Fifth Avenue                        $  140,000,000 $11,276,526.00 $ 4,108,964.00 $ 7,167,562.00
  3             1   City Tower                              $  115,000,000 $10,904,646.00 $ 4,239,562.00 $ 6,665,084.00
  4             1   2600 Michelson                          $   95,000,000 $ 8,446,591.00 $ 3,368,755.00 $ 5,077,836.00
  5             2   Meyberry House                          $   90,000,000            N/A            N/A            N/A
 6.1            2   Caribbean Isle                          $   30,581,000 $ 4,140,394.00 $ 1,784,220.00 $ 2,356,174.00
 6.2            2   Forest Park                             $   21,290,000 $ 2,846,830.00 $ 1,408,104.00 $ 1,438,726.00
 6.3            2   Wind Tree                               $    9,600,000 $ 1,828,649.00 $   872,997.00 $   955,652.00
 6.4            2   Warwick Apartments                      $    6,271,000 $ 1,194,410.00 $   546,478.00 $   647,932.00
 6.5            2   Coulter Landing                         $    4,258,000 $   860,426.00 $   377,102.00 $   483,324.00
  7             1   St. Luke's At Cypress Woods             $   31,800,000            N/A            N/A            N/A
  8             1   Lakeview Plaza                          $   31,200,000 $ 3,589,018.00 $ 1,368,398.00 $ 2,220,620.00
  9             2   ESQUIRE PORTFOLIO                       $   31,000,000            N/A            N/A            N/A
10.1            2   Meadow Ridge                            $   16,500,000 $ 1,889,146.00 $   745,503.00 $ 1,143,643.00
10.2            2   Spanish Oaks                            $   13,800,000 $ 1,933,147.00 $   710,408.00 $ 1,222,739.00
 11             1   Sweetwater Crossings                    $   29,000,000 $ 2,993,995.00 $   716,027.00 $ 2,277,968.00
 12             2   Stone Lake Apartment Homes              $   28,450,000 $ 2,991,900.00 $ 1,043,820.00 $ 1,948,080.00
 13             1   Grove Square Shopping Center            $   26,000,000 $ 2,898,902.00 $ 1,051,361.00 $ 1,847,541.00
 14             1   Crystal Corporate Center                $   23,500,000 $ 2,897,871.00 $ 1,455,742.00 $ 1,442,129.00
 15             1   Hillside Village Shopping Center        $   23,200,000 $ 2,667,528.00 $ 1,101,948.00 $ 1,565,580.00
 16             1   The Can Company                         $   22,640,000 $ 3,668,824.00 $ 1,790,180.00 $ 1,878,644.00
 17             1   Wellington Tower Retail                 $   22,500,000            N/A            N/A            N/A
18.1            1   Egizii Portfolio-Bucari Building        $    6,713,424 $ 1,205,338.00 $   347,116.00 $   858,222.00
18.2            1   Egizii Portfolio-Ridgely Building       $    3,791,127 $   838,567.00 $   412,804.00 $   425,763.00
18.3            1   Egizii Portfolio-Pana Warehouse         $    3,478,508 $   414,425.00 $    82,009.00 $   332,416.00
18.4            1   Egizii Portfolio 400 North Fifth Street $    3,081,101 $   568,125.00 $   122,902.00 $   445,223.00
18.5            1   Egizii Portfolio-700 North MacArthur    $    2,007,783 $   440,380.00 $   123,289.00 $   317,091.00
18.6            1   Egizii Portfolio-Bell Building          $    1,610,376 $   348,375.00 $   126,972.00 $   221,403.00
18.7            1   Egizii Portfolio-Edwards Building       $    1,183,044 $   207,945.00 $    86,829.00 $   121,116.00
 19             2   Paradise Bay                            $   21,500,000 $ 4,937,116.00 $ 2,752,851.00 $ 2,184,265.00
 20             1   Hampton Inn Downtown Dallas             $   21,466,184 $ 7,166,322.00 $ 4,808,067.00 $ 2,358,255.00
21.1            1   West 125th St Portfolio                 $   14,580,000            N/A            N/A            N/A
21.2            1   1645 Pitkin St                          $    4,620,000            N/A            N/A            N/A
 22             2   Timberlakes at Atascocita Apartments    $   18,000,000 $ 2,522,717.00 $ 1,102,539.00 $ 1,420,178.00
 23             2   Champions Park Apartments               $   15,300,000 $ 2,036,508.00 $ 1,138,381.00 $   898,127.00
 24             1   Lone Tree Retail Center                 $   15,276,000            N/A            N/A            N/A
 25             1   The Madison Hotel                       $   14,687,681 $18,692,311.00 $15,269,342.00 $ 3,422,969.00
 26             1   University Square                       $   13,750,000 $ 1,360,956.00 $   329,148.00 $ 1,031,808.00
 27             1   Mokena Retail                           $   13,400,000            N/A            N/A            N/A
 28             1   University Centre I                     $   13,400,000 $ 2,116,714.00 $   918,722.00 $ 1,197,992.00
 29             1   University Center West - San Diego      $   13,163,445 $ 1,588,164.00 $   183,803.00 $ 1,404,361.00
 30             2   Champions Centre Apartments             $   13,000,000 $ 1,762,726.00 $   926,753.00 $   835,973.00
 31             1   Cranbrook Plaza                         $   12,800,000 $ 1,700,863.00 $   449,290.00 $ 1,251,573.00
 32             1   Temescal Plaza                          $   12,700,000 $ 1,058,386.00 $   294,092.00 $   764,294.00
 33             1   82 Totowa Road                          $   12,600,000            N/A            N/A            N/A
 34             1   565 Metro Place                         $   12,235,000 $ 1,650,480.00 $   926,745.00 $   723,735.00
 35             2   Park Village                            $   12,100,000 $ 2,332,968.00 $ 1,203,174.00 $ 1,129,794.00
 36      A      1   RV Dakota Ridge RV Park                 $    5,980,000 $ 1,116,497.00 $   581,468.00 $   535,029.00
 37      A      1   RV Elk Meadows RV Park                  $    3,941,500 $   816,069.00 $   457,342.00 $   358,727.00
 38      A      1   RV Spruce Lake RV Park                  $    2,047,500 $   511,004.00 $   327,105.00 $   183,899.00
 39             2   Pegasus Place                           $   11,600,000 $ 1,784,138.00 $   706,174.00 $ 1,077,964.00
 40             2   The Fairways Apartments                 $   11,600,000 $ 2,146,073.00 $ 1,285,984.00 $   860,089.00
 41             2   Parks at Walnut                         $   11,320,000 $ 1,835,052.00 $   904,183.00 $   930,869.00
 42             1   Sprouts Center Surprise                 $   11,100,000 $   981,169.00 $   250,025.00 $   731,144.00
 43             1   268 Summer Street                       $   10,000,000 $ 1,264,807.00 $   678,970.00 $   585,837.00
 44             2   Villas at Bailey Ranch III              $   10,000,000 $   619,786.00 $   307,118.00 $   312,667.00
 45             2   St. Charles Place                       $    9,960,000 $ 1,535,388.00 $   601,015.00 $   934,373.00
 46             1   Whole Foods - Alexandria                $    9,932,000            N/A            N/A            N/A
 47             1   Corpus Christi Medical Tower            $    9,800,000 $ 2,064,522.00 $   932,205.00 $ 1,132,317.00
 48             2   Bullard Crossing                        $    9,600,000 $ 1,415,460.00 $   564,613.00 $   850,847.00
 49             2   Curry Junction Apartments               $    9,600,000 $ 1,603,872.00 $   713,565.00 $   890,307.00
 50             2   Crown Acquisitions                      $    9,550,000            N/A            N/A            N/A
 51             1   Patton Forest                           $    9,000,000 $ 1,110,670.00 $   249,267.00 $   861,403.00
 52             1   Northridge Shopping Center              $    8,800,000 $   928,916.00 $   226,820.00 $   702,096.00
 53             1   Quality Inn - Toms River                $    8,700,000 $ 4,454,825.00 $ 3,276,865.00 $ 1,177,960.00
 54             1   Arapahoe Service Center 2               $    8,562,000 $ 1,401,198.00 $   385,225.00 $ 1,015,973.00
 55             1   Easton Plaza Shopping Center            $    8,525,000 $   748,970.00 $   549,103.00 $   199,867.00
 56             1   Trade Center                            $    8,500,000 $ 1,577,085.00 $   878,463.00 $   698,622.00
 57             1   St. Mary's Medical Office Building      $    8,500,000            N/A            N/A            N/A
 58             1   Shilo Tacoma Washington                 $    8,321,888 $ 2,655,589.00 $ 1,577,138.00 $ 1,078,451.00
 59             1   Prime One Office Building               $    8,250,000 $   812,689.00 $   128,002.00 $   684,687.00
 60             1   Holiday Inn Express - Flagstaff Arizona $    8,034,135 $ 3,831,137.00 $ 2,637,972.00 $ 1,193,165.00
 61             2   Parkoff - 1-5-9 Seaman Avenue           $    8,000,000 $ 1,130,266.00 $   502,333.00 $   627,933.00
 62             2   Bullard Creek                           $    7,840,000 $ 1,328,153.00 $   499,681.00 $   828,472.00
 63             1   Catoosa Shopping Center                 $    7,575,000            N/A            N/A            N/A
 64             2   Wexford Homes                           $    7,500,000 $ 1,111,744.00 $   582,619.00 $   529,125.00
 65             2   Center Pointe Apartments                $    7,450,000 $ 1,030,556.00 $   529,572.00 $   500,984.00
 66             2   Farmville Apartment Portfolio           $    7,199,950            N/A            N/A            N/A
 67             1   Weaverville Plaza Shopping Center       $    6,939,073 $ 1,140,405.00 $   325,865.00 $   814,540.00
 68             2   Parkoff - 100 Thayer Street             $    6,800,000 $   828,098.00 $   353,071.00 $   475,027.00
 69             1   Viewridge Industrial                    $    6,750,000 $   662,721.00 $    47,913.00 $   614,808.00
 70             1   Country Inn & Suites Elgin, IL          $    6,688,894 $ 2,102,959.00 $ 1,217,650.00 $   885,309.00
 71             1   Holiday Inn Express Winnemucca          $    6,647,010 $ 1,812,792.00 $   892,767.00 $   920,025.00
 72             2   Parkoff - 161-171 Seaman Avenue         $    6,450,000 $   908,579.00 $   453,240.00 $   455,339.00
 73             1   Paramount Plaza                         $    6,450,000 $ 1,123,616.00 $   383,913.00 $   739,704.00
 74             1   Alliance Commerce Center                $    6,400,000 $   671,547.00 $   178,285.00 $   493,262.00
 75             1   Pleasant Hill Station                   $    6,240,000 $   690,627.00 $   128,850.00 $   561,777.00
 76             2   Ravine Bluff Apartments                 $    6,183,654 $ 1,715,980.00 $ 1,071,897.00 $   644,083.00
 77             1   Holiday Inn Express Carson City         $    5,985,958 $ 2,005,728.00 $ 1,057,942.00 $   947,786.00
78.1            1   Drug Mart Plaza - Upper Sandusky        $    3,136,500 $   316,032.00 $    54,257.00 $   261,775.00
78.2            1   Drug Mart Plaza - Parma Heights         $    2,793,500 $   351,354.00 $   120,518.00 $   230,836.00
 79             1   Franklin Plaza Shopping Center          $    5,800,000            N/A            N/A            N/A
 80             2   Parkoff - 11-19 Seaman Avenue           $    5,650,000 $   749,541.00 $   343,635.00 $   405,905.00
 81             1   Gateway Center                          $    5,646,969 $   926,760.00 $   447,382.00 $   479,378.00
 82             1   Holiday Inn Express - Louisville        $    5,495,908 $ 1,900,358.00 $   990,798.00 $   909,561.00

             MOST          2ND MOST       2ND MOST      2ND MOST        2ND MOST       3RD MOST     3RD MOST      3RD MOST
            RECENT          RECENT         RECENT        RECENT          RECENT         RECENT       RECENT        RECENT
  #   PERIOD ENDING (2)     EGI (2)     EXPENSES (2)     NOI (2)   PERIOD ENDING (2)    EGI (2)   EXPENSES (2)     NOI (2)
----- ----------------- -------------- -------------- ------------ ----------------- ------------ ------------ --------------
 1.1      4/30/2007     $44,524,687.00 $28,609,774.00 $ 15,914,913     12/31/2006    $ 39,155,020 $ 26,015,593 $13,139,427.00
 1.2      4/30/2007     $28,642,471.00 $20,742,090.00 $  7,900,381     12/31/2006    $ 26,971,056 $ 19,424,767 $ 7,546,289.00
  2      12/31/2006     $10,749,054.00 $ 3,992,299.00 $  6,756,755     12/31/2005             N/A          N/A            N/A
  3      12/31/2006     $10,923,149.00 $ 3,955,837.00 $  6,967,312     12/31/2005    $ 10,203,994 $  3,693,662 $ 6,510,332.00
  4      12/31/2006     $ 8,252,150.00 $ 3,063,954.00 $  5,188,196     12/31/2005    $  6,542,071 $  2,832,817 $ 3,709,254.00
  5             N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 6.1      4/30/2007     $ 4,169,056.00 $ 1,709,701.00 $  2,459,355     12/31/2006    $  3,904,877 $  1,452,834 $ 2,452,043.00
 6.2      4/30/2007     $ 2,824,677.00 $ 1,312,575.00 $  1,512,102     12/31/2006    $  2,626,864 $  1,315,949 $ 1,310,915.00
 6.3      4/30/2007     $ 1,838,899.00 $   855,273.00 $    983,626     12/31/2006    $  1,726,586 $    814,398 $   912,188.00
 6.4      4/30/2007     $ 1,179,273.00 $   546,312.00 $    632,961     12/31/2006    $  1,167,447 $    507,348 $   660,099.00
 6.5      4/30/2007     $   838,962.00 $   375,195.00 $    463,767     12/31/2006    $    783,312 $    376,347 $   406,965.00
  7             N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
  8       3/31/2007     $ 3,444,538.00 $ 1,367,987.00 $  2,076,551     12/31/2006    $  3,296,876 $  1,259,181 $ 2,037,695.00
  9             N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
10.1      2/28/2007     $ 1,890,166.00 $   733,973.00 $  1,156,193     12/31/2006    $  1,711,062 $    753,655 $   957,407.00
10.2      4/30/2007     $ 1,730,116.00 $   717,404.00 $  1,012,712     12/31/2006    $  1,583,902 $    689,189 $   894,713.00
 11       3/31/2007     $ 2,993,558.00 $   681,715.00 $  2,311,843     12/31/2006    $  2,957,961 $    673,480 $ 2,284,481.00
 12       2/28/2007                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 13       3/31/2007     $ 2,771,868.00 $ 1,006,451.00 $  1,765,417     12/31/2006    $  2,703,939 $    981,096 $ 1,722,843.00
 14       3/31/2007     $ 2,848,195.00 $ 1,435,871.00 $  1,412,324     12/31/2006    $  2,703,249 $  1,125,634 $ 1,577,615.00
 15       3/31/2007     $ 2,700,514.00 $ 1,057,712.00 $  1,642,802     12/31/2006    $  2,674,080 $    949,068 $ 1,725,012.00
 16       3/31/2007     $ 4,228,151.00 $ 1,696,801.00 $  2,531,350     12/31/2006    $  3,452,954 $  1,688,982 $ 1,763,972.00
 17             N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
18.1     12/31/2006     $ 1,088,355.00 $   346,948.00 $    741,407     12/31/2005    $  1,022,357 $    352,845 $   669,512.00
18.2     12/31/2006     $   769,419.00 $   399,171.00 $    370,248     12/31/2005    $    716,235 $    388,001 $   328,234.00
18.3      6/30/2006     $   416,953.00 $    68,893.00 $    348,060     12/31/2005    $    405,363 $     97,392 $   307,971.00
18.4     12/31/2006     $   467,046.00 $   147,055.00 $    319,991     12/31/2005    $    535,402 $    139,316 $   396,086.00
18.5     12/31/2006     $   440,380.00 $   123,289.00 $    317,091     12/31/2005    $    435,349 $    118,057 $   317,292.00
18.6     12/31/2006     $   319,344.00 $   129,771.00 $    189,573     12/31/2005    $    290,313 $    120,424 $   169,889.00
18.7     12/31/2006     $   195,626.00 $    88,305.00 $    107,321     12/31/2005    $    185,602 $     81,878 $   103,724.00
 19       4/30/2007     $ 4,450,749.00 $ 2,618,614.00 $  1,832,135      3/31/2006    $  3,645,592 $  2,237,071 $ 1,408,521.00
 20       3/31/2007     $ 7,164,971.00 $ 4,823,298.00 $  2,341,673     12/31/2006    $  5,616,541 $  4,153,315 $ 1,463,226.00
21.1            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
21.2            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 22       2/28/2007     $ 2,371,244.00 $ 1,256,467.00 $  1,114,777     12/31/2006    $  2,300,974 $  1,176,431 $ 1,124,544.00
 23       3/31/2007     $ 2,035,846.00 $ 1,090,831.00 $    945,015     12/31/2006    $  1,963,727 $  1,004,086 $   959,641.00
 24             N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 25       3/31/2007     $18,190,225.00 $15,028,708.00 $  3,161,517     12/31/2006    $ 18,305,993 $ 15,326,451 $ 2,979,542.00
 26       2/28/2007     $ 1,343,962.00 $   308,241.00 $  1,035,721     12/31/2006    $    771,977 $    218,735 $   553,242.00
 27             N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 28       3/31/2007     $ 2,010,548.00 $   952,368.00 $  1,058,180     12/31/2006    $  2,021,182 $    904,502 $ 1,116,680.00
 29      12/31/2006     $ 1,562,182.00 $   182,860.00 $  1,379,322     12/31/2005    $  1,508,795 $    188,423 $ 1,320,372.00
 30       3/31/2007     $ 1,697,487.00 $   857,290.00 $    840,197     12/31/2006    $  1,649,894 $    808,096 $   841,798.00
 31       3/31/2007     $ 1,677,832.00 $   442,496.00 $  1,235,336     12/31/2006    $  1,471,876 $    407,278 $ 1,064,598.00
 32      12/31/2006     $ 1,030,165.00 $   269,827.00 $    760,338     12/31/2005    $  1,028,121 $    280,100 $   748,021.00
 33             N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 34       4/30/2007     $ 1,753,394.00 $   832,489.00 $    920,905     12/31/2006    $  2,011,703 $    826,980 $ 1,184,723.00
 35       2/28/2007     $ 2,296,307.00 $ 1,186,060.00 $  1,110,247     12/31/2006    $  2,139,041 $  1,122,600 $ 1,016,441.00
 36       4/30/2007     $ 1,098,543.00 $   575,129.00 $    523,414     12/31/2006    $  1,031,904 $    560,297 $   471,607.00
 37       4/30/2007     $   826,696.00 $   468,436.00 $    358,260     12/31/2006    $    759,801 $    416,286 $   343,515.00
 38       4/30/2007     $   514,003.00 $   320,106.00 $    193,897     12/31/2006    $    480,017 $    319,443 $   160,574.00
 39       4/30/2007     $ 1,515,079.00 $   702,788.00 $    812,291     12/31/2006             N/A          N/A            N/A
 40       3/31/2007     $ 2,116,742.00 $ 1,296,347.00 $    820,395     12/31/2006    $  2,098,229 $  1,355,399 $   742,830.00
 41       3/31/2007     $ 1,833,569.00 $   889,046.00 $    944,523     12/31/2006    $  1,672,878 $    964,166 $   708,712.00
 42       4/30/2007                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 43      12/31/2006     $   789,165.00 $   666,092.00 $    123,074     12/31/2005             N/A          N/A            N/A
 44       4/30/2007     $ 1,987,482.00 $   784,936.00 $  1,202,547     12/31/2006             N/A          N/A            N/A
 45       1/31/2007     $ 1,534,707.00 $   595,290.00 $    939,417     12/31/2006    $  1,453,280 $    554,620 $   898,660.00
 46             N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 47       2/28/2007     $ 1,977,222.00 $   959,097.00 $  1,018,125     12/31/2006    $  1,777,893 $    936,094 $   841,799.00
 48       4/30/2007     $ 1,401,316.00 $   558,623.00 $    842,693     12/31/2006    $  1,379,695 $    548,634 $   831,061.00
 49       4/30/2007     $ 1,581,937.00 $   729,883.00 $    852,054     12/31/2006    $  1,513,919 $    702,117 $   811,802.00
 50             N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 51      12/31/2006     $ 1,126,339.00 $   248,944.00 $    877,395     12/31/2005             N/A          N/A            N/A
 52      12/31/2006     $   837,558.00 $   255,485.00 $    582,073     12/31/2005             N/A          N/A            N/A
 53       4/30/2007     $ 4,433,712.00 $ 3,264,513.00 $  1,169,199     12/31/2006    $  4,183,175 $  3,093,820 $ 1,089,356.00
 54      12/31/2006                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 55      12/31/2006     $   773,485.00 $   239,525.00 $    533,960     12/31/2005    $    906,047 $    225,255 $   680,792.00
 56      12/31/2006     $ 1,542,396.00 $   852,624.00 $    689,772     12/31/2005    $  1,453,741 $    784,996 $   668,745.00
 57             N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 58       2/28/2007     $ 2,618,120.00 $ 1,364,595.00 $  1,253,525     12/31/2005    $  2,415,719 $  1,249,548 $ 1,166,171.00
 59      12/31/2006                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 60       4/30/2007     $ 3,627,849.00 $ 2,471,010.00 $  1,156,839     12/31/2006             N/A          N/A            N/A
 61       4/30/2007     $ 1,144,128.00 $   523,940.00 $    620,188     12/31/2006    $  1,120,918 $    513,380 $   607,538.00
 62       3/31/2007     $ 1,304,681.00 $   502,269.00 $    802,412     12/31/2006    $  1,237,300 $    484,132 $   753,168.00
 63             N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 64       3/31/2007     $ 1,056,298.00 $   573,450.00 $    482,848     12/31/2006    $  1,046,207 $    522,086 $   524,121.00
 65       4/30/2007     $   776,298.00 $   564,757.00 $    211,541     12/31/2006             N/A          N/A            N/A
 66             N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 67      12/31/2006     $   976,900.00 $   267,437.00 $    709,463     12/31/2005             N/A          N/A            N/A
 68       4/30/2007     $   808,720.00 $   389,293.00 $    419,427     12/31/2006    $    777,375 $    352,953 $   424,422.00
 69      12/31/2006     $   694,611.00 $    47,343.00 $    647,268     12/31/2005    $    626,245 $     50,898 $   575,347.00
 70       3/31/2007     $ 2,170,126.00 $ 1,204,810.00 $    965,316     12/31/2006    $  1,927,002 $  1,136,316 $   790,686.00
 71      11/30/2006     $ 1,561,491.00 $   758,249.00 $    803,242     12/31/2005    $  1,337,382 $    647,723 $   689,659.00
 72       4/30/2007     $   903,964.00 $   475,611.00 $    428,353     12/31/2006    $    857,937 $    430,575 $   427,362.00
 73       4/30/2007     $ 1,061,392.00 $   404,268.00 $    657,125     12/31/2006    $  1,065,409 $    384,841 $   680,567.00
 74       4/30/2007     $   467,884.00 $   103,913.00 $    363,971     12/31/2006    $    648,467 $    326,801 $   321,666.00
 75      12/31/2006     $   582,734.00 $   121,726.00 $    461,008     12/31/2005             N/A          N/A            N/A
 76      12/31/2006     $ 1,834,314.00 $ 1,056,760.00 $    777,554     12/31/2005    $  1,628,151 $    997,805 $   630,346.00
 77       4/30/2007     $ 1,872,003.00 $ 1,042,513.00 $    829,490     12/31/2006    $  2,054,751 $    969,964 $ 1,084,787.00
78.1      5/31/2007     $   348,364.00 $    51,442.00 $    296,922     12/31/2006    $    315,867 $     59,639 $   256,228.00
78.2      5/31/2007     $   336,450.00 $   121,675.00 $    214,775     12/31/2006    $    326,678 $    123,653 $   203,025.00
 79             N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 80       4/30/2007     $   719,929.00 $   399,089.00 $    320,840     12/31/2006    $    720,068 $    348,336 $   371,732.00
 81      12/31/2006     $   864,176.00 $   431,710.00 $    432,466     12/31/2005             N/A          N/A            N/A
 82       4/30/2007     $ 1,801,440.00 $   972,088.00 $    829,352     12/31/2006    $  1,685,759 $    917,796 $   767,963.00

           3RD MOST
            RECENT
  #   PERIOD ENDING (2)    U/W EGI   U/W EXPENSES   U/W NOI
----- ----------------- ------------ ------------ ------------
 1.1      12/31/2005    $ 46,529,226 $ 30,388,190 $ 16,141,036
 1.2      12/31/2005    $ 31,805,008 $ 23,271,872 $  8,533,136
  2              N/A    $ 16,418,060 $  5,241,840 $ 11,176,220
  3       12/31/2004    $ 13,776,507 $  5,010,677 $  8,765,830
  4       12/31/2004    $ 11,101,902 $  3,789,778 $  7,312,124
  5              N/A    $ 12,173,508 $  3,439,754 $  8,733,754 (2)
 6.1      12/31/2005    $  4,262,039 $  1,770,385 $  2,491,654
 6.2      12/31/2005    $  2,834,609 $  1,379,547 $  1,455,062
 6.3      12/31/2005    $  1,865,453 $    890,361 $    975,092
 6.4      12/31/2005    $  1,207,285 $    550,837 $    656,448
 6.5      12/31/2005    $    882,476 $    387,879 $    494,597
  7              N/A    $  4,293,304 $  1,581,525 $  2,711,779
  8       12/31/2005    $  3,955,128 $  1,374,695 $  2,580,433
  9              N/A    $  5,074,263 $  1,651,084 $  3,423,179 (3)
10.1      12/31/2005    $  2,061,129 $    753,207 $  1,307,922
10.2      12/31/2005    $  1,910,107 $    712,782 $  1,197,325
 11       12/31/2005    $  3,184,448 $    874,894 $  2,309,554
 12              N/A    $  3,838,991 $  1,372,698 $  2,466,294
 13       12/31/2005    $  3,134,338 $  1,063,963 $  2,070,375
 14       12/31/2005    $  3,380,833 $  1,581,259 $  1,799,574
 15       12/31/2005    $  2,939,813 $  1,111,309 $  1,828,504
 16       12/31/2005    $  3,798,867 $  1,996,146 $  1,802,721
 17              N/A    $  2,368,473 $    628,388 $  1,740,085
18.1      12/31/2004    $  1,030,920 $    344,535 $    686,385
18.2      12/31/2004    $    796,930 $    421,868 $    375,062
18.3      12/31/2004    $    424,866 $     87,276 $    337,590
18.4      12/31/2004    $    467,329 $    153,300 $    314,029
18.5      12/31/2004    $    418,361 $    140,124 $    278,237
18.6      12/31/2004    $    294,077 $    128,815 $    165,262
18.7      12/31/2004    $    216,189 $     91,372 $    124,817
 19        3/31/2005    $  5,078,026 $  2,759,580 $  2,318,446
 20       12/31/2005    $  7,929,155 $  5,552,572 $  2,376,583
21.1             N/A    $  1,307,542 $    264,755 $  1,042,787
21.2             N/A    $    406,577 $     52,976 $    353,601
 22       12/31/2005    $  2,948,743 $  1,409,525 $  1,539,218
 23       12/31/2005    $  2,042,293 $  1,006,608 $  1,035,685
 24              N/A    $  1,714,364 $    376,189 $  1,338,175
 25       12/31/2005    $ 18,692,401 $ 16,360,358 $  2,332,043
 26       12/31/2005    $  1,805,812 $    585,251 $  1,220,561
 27              N/A    $  1,384,683 $    283,099 $  1,101,584
 28       12/31/2005    $  2,091,871 $    959,017 $  1,132,854
 29       12/31/2004    $  1,555,317 $    188,494 $  1,366,824
 30       12/31/2005    $  1,783,669 $    811,458 $    972,211
 31       12/31/2005    $  1,792,523 $    463,442 $  1,329,081
 32       12/31/2004    $  1,239,423 $    343,055 $    896,368
 33              N/A    $  1,022,580 $     30,677 $    991,903
 34       12/31/2005    $  2,091,137 $    853,262 $  1,237,875
 35       12/31/2005    $  2,315,817 $  1,243,453 $  1,072,364
 36       12/31/2005    $  1,116,497 $    561,058 $    555,439
 37       12/31/2005    $    816,069 $    427,250 $    388,819
 38       12/31/2005    $    511,004 $    316,777 $    194,227
 39              N/A    $  1,855,336 $    755,165 $  1,100,171
 40       12/31/2005    $  2,196,774 $  1,256,602 $    940,172
 41       12/31/2005    $  2,132,687 $  1,062,848 $  1,069,839
 42              N/A    $  1,278,991 $    266,850 $  1,012,141
 43              N/A    $  1,559,698 $    712,680 $    847,018
 44              N/A    $  1,279,156 $    408,307 $    870,849
 45       12/31/2005    $  1,577,089 $    611,569 $    965,520
 46              N/A    $  1,178,060 $    248,678 $    929,382
 47       12/31/2005    $  2,035,395 $    978,587 $  1,056,808
 48       12/31/2005    $  1,510,165 $    560,962 $    949,203
 49       12/31/2005    $  1,634,682 $    712,156 $    922,526
 50              N/A    $  1,384,324 $    586,849 $    797,475
 51              N/A    $  1,168,814 $    245,958 $    922,856
 52              N/A    $    989,101 $    258,659 $    730,442
 53       12/31/2005    $  4,454,825 $  3,418,587 $  1,036,238
 54              N/A    $  1,136,872 $    344,008 $    792,864
 55       12/31/2004    $  1,107,411 $    220,797 $    886,614
 56       12/31/2004    $  1,800,025 $    923,912 $    876,113
 57              N/A    $  1,032,108 $    156,320 $    875,787
 58       12/31/2004    $  2,655,600 $  1,530,633 $  1,124,967
 59              N/A    $    970,176 $    185,290 $    784,886
 60              N/A    $  3,774,266 $  2,664,888 $  1,109,378
 61       12/31/2005    $  1,234,501 $    546,784 $    687,717
 62       12/31/2005    $  1,314,209 $    538,307 $    775,902
 63              N/A    $    827,556 $    204,434 $    623,122
 64       12/31/2005    $  1,193,511 $    540,256 $    653,255
 65              N/A    $  1,111,852 $    537,817 $    574,035
 66              N/A    $    904,054 $    216,647 $    687,407
 67              N/A    $  1,056,015 $    209,679 $    846,336
 68       12/31/2005    $    950,996 $    407,890 $    543,106
 69       12/31/2004    $    709,580 $    127,181 $    582,399
 70       12/31/2005    $  2,096,492 $  1,225,210 $    871,282
 71       12/31/2004    $  1,812,796 $    907,303 $    905,493
 72       12/31/2005    $  1,061,106 $    494,378 $    566,727
 73       12/31/2005    $  1,195,440 $    485,075 $    710,365
 74       12/31/2005    $    923,755 $    247,120 $    676,635
 75              N/A    $    702,000 $    132,385 $    569,615
 76       12/31/2004    $  1,827,883 $    963,178 $    864,705
 77       12/31/2005    $  2,005,721 $  1,057,077 $    948,644
78.1      12/31/2005    $    361,225 $     70,226 $    290,999
78.2      12/31/2005    $    409,288 $    150,255 $    259,033
 79              N/A    $    747,473 $    237,745 $    509,728
 80       12/31/2005    $    935,790 $    420,389 $    515,401
 81              N/A    $    997,128 $    472,201 $    524,927
 82       12/31/2005    $  1,900,358 $  1,102,384 $    797,974

                                      A-1-17

                                                             CUT-OFF DATE       MOST           MOST           MOST
               LOAN                                            PRINCIPAL       RECENT         RECENT         RECENT
  #   CROSSED GROUP              PROPERTY NAME                BALANCE (1)      EGI (2)     EXPENSES (2)      NOI (2)
----- ------- ----- --------------------------------------- -------------- -------------- -------------- --------------
83.1            1   Best Storage Dripping Springs           $    1,944,749 $   293,187.00 $    79,380.00 $   213,807.00
83.2            1   Best Storage Bastrop                    $    1,801,386 $   330,905.00 $    97,021.00 $   233,884.00
83.3            1   Best Storage Lockhart                   $    1,144,410 $   231,596.00 $    73,286.00 $   158,310.00
83.4            1   Best Storage San Marcos                 $      593,398 $   149,840.00 $    67,194.00 $    82,646.00
 84             1   488 Main Avenue                         $    5,400,000 $   648,239.00 $   262,071.00 $   386,168.00
 85             1   Muhlenberg Square                       $    5,324,145 $   659,416.00 $   172,568.00 $   486,848.00
 86             1   Country Inn and Suites                  $    5,292,630 $ 2,633,083.00 $ 2,004,920.00 $   628,163.00
 87             2   Parkoff - 110 Post Avenue               $    5,220,000 $   820,685.00 $   491,164.00 $   329,521.00
 88             2   Parkoff - 98 Thayer Street              $    5,150,000 $   652,075.00 $   302,482.00 $   349,593.00
 89             1   Centre at Eagle's Nest                  $    5,074,000            N/A            N/A            N/A
 90             1   Northside Plaza                         $    5,000,000            N/A            N/A            N/A
 91             1   Design Market                           $    4,987,672 $   348,167.00 $   156,776.00 $   191,391.00
 92             1   1208B VFW Parkway                       $    4,877,467 $   577,955.00 $   224,261.00 $   353,694.00
 93             1   Troy Marketplace                        $    4,800,000 $   656,122.00 $   165,892.00 $   490,230.00
 94             1   Fountain Court                          $    4,678,833 $   620,103.00 $   144,222.00 $   475,881.00
 95             1   City Center MOB                         $    4,662,000            N/A            N/A            N/A
 96             1   "L" Street Office                       $    4,640,000 $   162,771.00 $   112,679.00 $    50,091.00
 97             1   Plaza Medical & Research Center I       $    4,537,876 $   770,098.00 $   297,628.00 $   472,470.00
 98             1   Prominence Shops at Liberty Park        $    4,252,177 $   551,516.00 $   139,436.00 $   412,080.00
 99             1   Ray's On The River                      $    4,200,000            N/A            N/A            N/A
 100            2   Parkoff - 75 Thayer Street              $    4,110,000 $   512,574.00 $   253,345.00 $   259,229.00
 101            1   4355 Montgomery Road                    $    4,100,000 $   452,600.00 $    45,511.00 $   407,089.00
102.1           2   4315 Coldwater Canyon                   $    1,103,021 $   148,262.00 $    41,440.00 $   106,822.00
102.2           2   4320 Coldwater Canyon                   $      967,863 $   151,254.00 $    45,786.00 $   105,468.00
102.3           2   13504 Burbank Boulevard                 $      699,245 $   101,974.00 $    33,493.00 $    68,481.00
102.4           2   4652 Fulton Avenue                      $      668,301 $    99,001.00 $    29,094.00 $    69,907.00
102.5           2   13009 Moorpark Street                   $      654,226 $   100,972.00 $    34,136.00 $    66,836.00
 103            1   Best Buy - Owasso                       $    4,068,000            N/A            N/A            N/A
 104            1   Shoppes at Taylor Ranch                 $    4,000,000 $   534,088.00 $   137,244.00 $   396,844.00
 105            2   Edinboro College Park Apartments        $    3,996,658 $   719,125.00 $   319,785.00 $   399,340.00
 106            1   Main & 8th Street Retail                $    3,992,980 $   502,329.00 $   113,758.00 $   388,571.00
107.1           1   7940 Lyles Lane NW                      $    2,142,689            N/A            N/A            N/A
107.2           1   1250B Auburn Road                       $    1,833,743            N/A            N/A            N/A
 108            1   American Automatic Sprinkler            $    3,924,807            N/A            N/A            N/A
 109            1   Mound Road Commons                      $    3,765,373 $   395,765.00 $   101,679.00 $   294,086.00
 110            2   7733 South Shore Drive                  $    3,750,000 $   537,163.00 $   224,391.00 $   312,772.00
 111            1   112 York Road                           $    3,725,000 $   427,388.00 $   133,163.00 $   294,225.00
 112            1   Tower Professional Building             $    3,700,000            N/A            N/A            N/A
 113            1   Warwick Place                           $    3,686,837 $   519,306.00 $   131,081.00 $   388,225.00
 114            1   Westport Landing Shopping Center        $    3,675,000 $   611,353.00 $   212,491.00 $   398,862.00
 115            1   Old Hickory                             $    3,594,659 $   355,682.00 $    43,642.00 $   312,040.00
 116            1   Marshall Office Park                    $    3,590,058 $   545,572.00 $   222,850.00 $   322,722.00
 117            1   Ramada Inn Austin                       $    3,547,191 $ 1,934,325.00 $ 1,108,571.00 $   825,754.00
 118            2   Mountain Meadows MHC                    $    3,500,000 $   551,521.00 $   154,018.00 $   397,503.00
 119            1   11111 Pepper Road                       $    3,480,715 $   351,780.00 $    50,950.00 $   300,830.00
 120            1   Screenland Office                       $    3,480,000 $   637,320.00 $   234,817.00 $   402,503.00
 121            1   Comfort Inn & Suites Mansfield          $    3,467,310 $ 1,291,394.00 $   813,819.00 $   477,575.00
 122            1   Hobby Lobby Retail Center               $    3,377,000 $   540,509.00 $   150,967.00 $   389,542.00
 123            1   Avalon Plaza                            $    3,327,357 $   802,750.00 $   354,680.00 $   448,070.00
 124            1   127 & 4000 CHURCH ROAD                  $    3,297,701 $   465,852.00 $    87,942.00 $   377,910.00
 125            1   Holiday Inn Express Hillsborough        $    3,247,061 $ 1,266,195.00 $   719,115.00 $   547,080.00
 126            1   1800 6th Street                         $    3,235,961 $   392,399.00 $    51,343.00 $   341,056.00
 127            2   Santa Fe Trails Apartments              $    3,230,000 $   951,216.00 $   627,652.00 $   323,564.00
 128            2   Parkview Apartments                     $    3,097,792 $   533,772.00 $   168,044.00 $   365,728.00
 129            1   Sleep Inn & Suites Metairie             $    3,093,519 $ 1,772,544.00 $ 1,403,994.00 $   368,550.00
 130            1   Hampton Inn Horse Cave                  $    3,092,669 $ 1,339,949.00 $   903,184.00 $   436,765.00
 131            2   CRANBERRY HILL & NORBERRY               $    3,058,442 $   391,690.00 $    68,365.00 $   323,325.00
 132            1   Goshen Commercial                       $    3,058,000 $   257,498.00 $    78,246.00 $   179,252.00
 133            1   Autumn Springs Office Building          $    3,000,000 $   300,031.00 $    69,910.00 $   230,121.00
 134            1   Holiday Inn Express Yankton             $    2,993,276 $ 1,187,160.00 $   779,188.00 $   407,972.00
 135            1   Creekside Plaza I, II, III              $    2,945,732 $   497,220.00 $   107,494.00 $   389,725.00
 136            1   412 S. Wall St. & 319 Winston St.       $    2,897,813 $   415,011.00 $    88,585.00 $   326,426.00
 137            1   Irmar Center                            $    2,873,000 $   282,082.00 $    51,603.00 $   230,479.00
 138            1   Rainbow City Shopping Center            $    2,800,000 $   466,218.00 $    57,044.00 $   409,175.00
 139            1   Marina Marketplace                      $    2,750,000 $   429,331.00 $    78,665.00 $   350,666.00
 140            1   Deerwood Village Executive Center       $    2,704,000 $   323,122.00 $   102,573.00 $   220,549.00
 141            1   Shockoe Cary Building                   $    2,700,000 $   295,639.00 $   126,238.00 $   169,401.00
 142            1   Tower Storage                           $    2,673,086 $   305,974.00 $    47,385.00 $   258,589.00
 143            1   Clearpoint Crossing                     $    2,626,000            N/A            N/A            N/A
 144            2   Windsor Lodge Apartments                $    2,598,310 $   516,678.00 $   195,565.00 $   321,113.00
 145            1   Jackson Plaza-Edinburg                  $    2,598,235 $   174,152.00 $    69,593.00 $   104,559.00
 146            2   Cinnamon Square Apartments              $    2,542,773 $ 1,117,713.00 $   683,169.00 $   434,544.00
 147            1   Skyline 1998                            $    2,500,000 $   311,057.00 $    97,254.00 $   213,803.00
148.1           1   114E. Butler Avenue                     $    1,043,247            N/A            N/A            N/A
148.2           1   3 E. Butler /11 N. Main Street          $      796,662            N/A            N/A            N/A
148.3           1   1 W. Butler Avenue                      $      379,363            N/A            N/A            N/A
148.4           1   106 E. Butler Avenue                    $      280,728            N/A            N/A            N/A
 149            1   Winn Dixie - Bay Minette                $    2,498,135            N/A            N/A            N/A
 150            1   180-184 Sunrise Highway                 $    2,450,000 $   206,463.00 $    73,993.00 $   132,470.00
 151            1   Oakridge Square Shopping Center         $    2,418,000 $   308,366.00 $    80,850.00 $   227,516.00
152.1           1   20282 Garrett Highway                   $    1,273,113 $   175,535.00 $    16,627.00 $   158,908.00
152.2           1   13227 Garrett Highway                   $    1,131,324 $   123,304.00 $    16,408.00 $   106,896.00
 153            1   Everett Retail                          $    2,400,000            N/A            N/A            N/A
154.1           1   Providence Plaza                        $    1,697,016            N/A            N/A            N/A
154.2           1   Shoppes at Midtown                      $      698,771            N/A            N/A            N/A
 155            1   Dunn Commons                            $    2,354,082            N/A            N/A            N/A
 156            1   Providence Place                        $    2,334,356 $ 2,047,810.00 $ 1,682,266.00 $   365,544.00
 157            1   James Madison Square                    $    2,300,000            N/A            N/A            N/A
 158            1   Forest Station, LLC                     $    2,300,000            N/A            N/A            N/A
 159            2   River Rose MHC                          $    2,248,326 $   399,868.00 $    72,593.00 $   327,275.00
 160            1   10620 Metcalf Avenue                    $    2,200,000 $   419,413.00 $   150,739.00 $   268,674.00
 161            1   Millennium Plaza                        $    2,200,000 $   341,210.00 $    30,466.00 $   310,744.00
 162            1   Main Street Village                     $    2,154,046 $   302,104.00 $    50,630.00 $   251,474.00
 163            1   Van Epps Building                       $    2,100,000 $   230,384.00 $    78,113.00 $   152,271.00
 164            1   Ontario Warehouse Building              $    2,096,333 $   229,484.00 $    77,625.00 $   151,860.00
 165            1   3100 University Boulevard               $    2,048,016 $   488,901.00 $   301,825.00 $   187,076.00

             MOST          2ND MOST       2ND MOST      2ND MOST        2ND MOST       3RD MOST     3RD MOST      3RD MOST
            RECENT          RECENT         RECENT        RECENT          RECENT         RECENT       RECENT        RECENT
  #   PERIOD ENDING (2)     EGI (2)     EXPENSES (2)     NOI (2)   PERIOD ENDING (2)    EGI (2)   EXPENSES (2)     NOI (2)
----- ----------------- -------------- -------------- ------------ ----------------- ------------ ------------ --------------
83.1      3/31/2007     $   306,403.00 $    79,190.00 $    227,213     12/31/2006    $    293,998 $     81,256 $   212,742.00
83.2      3/31/2007     $   339,086.00 $    98,967.00 $    240,119     12/31/2006    $    307,971 $     84,434 $   223,537.00
83.3      3/31/2007     $   222,332.00 $    76,370.00 $    145,962     12/31/2006    $    204,681 $     69,164 $   135,517.00
83.4      3/31/2007     $   156,535.00 $    70,405.00 $     86,130     12/31/2006    $    151,045 $     85,247 $    65,798.00
 84       2/28/2007     $   643,561.00 $   263,988.00 $    379,573     12/31/2006    $    622,788 $    294,302 $   328,486.00
 85      12/31/2006     $   619,020.00 $   163,936.00 $    455,084     12/31/2005    $    675,382 $    149,110 $   526,272.00
 86       6/30/2007     $ 2,764,011.00 $ 1,990,969.00 $    773,042      6/30/2006    $  2,827,815 $  1,954,021 $   873,794.00
 87       4/30/2007     $   803,652.00 $   505,150.00 $    298,502     12/31/2006    $    774,378 $    475,191 $   299,187.00
 88       4/30/2007     $   623,374.00 $   326,540.00 $    296,834     12/31/2006    $    614,438 $    285,345 $   329,093.00
 89             N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 90             N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 91       5/31/2007     $   313,189.00 $   126,153.00 $    187,036     12/31/2006             N/A          N/A            N/A
 92      12/31/2006     $   457,332.00 $   101,675.00 $    355,657     12/31/2005             N/A          N/A            N/A
 93      12/31/2006     $   486,993.00 $   166,798.00 $    320,195     12/31/2005    $    571,333 $    129,723 $   441,610.00
 94      12/31/2006     $   588,077.00 $   118,324.00 $    469,753     12/31/2005    $    272,443 $     52,503 $   219,940.00
 95             N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 96       4/30/2007     $   140,813.00 $   117,739.00 $     23,074     12/31/2006             N/A          N/A            N/A
 97       3/31/2007     $   782,963.00 $   331,515.00 $    451,448     12/31/2006    $    769,814 $    342,145 $   427,669.00
 98       3/31/2007     $   505,409.00 $   142,154.00 $    363,255     12/31/2006    $    542,192 $    120,735 $   421,457.00
 99             N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 100      4/30/2007     $   514,810.00 $   273,683.00 $    241,127     12/31/2006    $    479,796 $    255,599 $   224,197.00
 101      3/31/2007     $   449,840.00 $    41,192.00 $    408,648     12/31/2006             N/A          N/A            N/A
102.1    12/31/2006     $   145,581.00 $    36,991.00 $    108,590     12/31/2005    $    139,824 $     37,433 $   102,391.00
102.2    12/31/2006     $   144,203.00 $    32,003.00 $    112,200     12/31/2005    $    136,885 $     40,978 $    95,907.00
102.3    12/31/2006     $    91,267.00 $    28,439.00 $     62,828     12/31/2005    $     85,359 $     31,560 $    53,799.00
102.4    12/31/2006     $    92,545.00 $    25,950.00 $     66,595     12/31/2005    $     85,183 $     30,562 $    54,621.00
102.5    12/31/2006     $    95,395.00 $    32,709.00 $     62,686     12/31/2005    $     92,390 $     26,133 $    66,257.00
 103            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 104     12/31/2006     $   456,735.00 $   150,130.00 $    306,605     12/31/2005    $    287,945 $    110,018 $   177,927.00
 105      4/30/2007     $   688,945.00 $   332,924.00 $    356,021     12/31/2006    $    643,176 $    278,415 $   364,761.00
 106      5/31/2007     $   504,889.00 $   107,912.00 $    396,977     12/31/2006    $    446,912 $     89,839 $   357,073.00
107.1           N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
107.2           N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 108            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 109     12/31/2006     $   230,438.00 $    99,846.00 $    130,592     12/31/2005    $    184,077 $     86,884 $    97,193.00
 110     12/31/2006     $   491,733.00 $   215,865.00 $    275,868     12/31/2005             N/A          N/A            N/A
 111     12/31/2006     $   438,371.00 $   132,225.00 $    306,146     12/31/2005    $    403,369 $    113,254 $   290,115.00
 112            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 113     12/31/2006     $   570,131.00 $   135,281.00 $    434,850     12/31/2005    $    525,346 $    122,977 $   402,369.00
 114     12/31/2006     $   611,110.00 $   217,955.00 $    393,155     12/31/2005    $    589,941 $    211,141 $   378,800.00
 115      4/30/2007     $   263,748.00 $    41,159.00 $    222,589     12/31/2006             N/A          N/A            N/A
 116      5/31/2007     $   529,653.00 $   174,269.00 $    355,384     12/31/2006    $    434,604 $    153,286 $   281,318.00
 117     12/31/2006     $ 1,535,077.00 $ 1,049,847.00 $    485,230     12/31/2005    $  1,357,838 $    917,508 $   440,330.00
 118     12/31/2006     $   536,791.00 $   151,988.00 $    384,803     12/31/2005    $    529,185 $    144,500 $   384,685.00
 119     12/31/2006                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 120      3/31/2007     $   535,963.00 $   191,387.00 $    344,576     12/31/2006             N/A          N/A            N/A
 121      2/28/2007     $ 1,274,899.00 $   798,188.00 $    476,711     12/31/2006             N/A          N/A            N/A
 122     12/31/2006     $   414,873.00 $   139,494.00 $    275,379     12/31/2005    $    230,284 $    149,726 $    80,558.00
 123     12/31/2006                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 124     12/31/2006     $   315,748.00 $    63,740.00 $    252,008     12/31/2005             N/A          N/A            N/A
 125      2/28/2007     $ 1,233,304.00 $   736,953.00 $    496,351     12/31/2006    $  1,148,243 $    663,853 $   484,390.00
 126      3/31/2007     $   381,913.00 $    57,331.00 $    324,582     12/31/2006    $    372,127 $     54,671 $   317,456.00
 127      2/28/2007     $   954,030.00 $   636,800.00 $    317,230     12/31/2006    $    837,951 $    589,011 $   248,940.00
 128      3/31/2007     $   522,192.00 $   166,451.00 $    355,741     12/31/2006    $    502,998 $    162,789 $   340,209.00
 129      5/31/2007     $ 2,179,123.00 $ 1,373,329.00 $    805,794     12/31/2006    $  1,976,323 $  1,400,572 $   575,751.00
 130      3/31/2007     $ 1,346,416.00 $   884,834.00 $    461,582     12/31/2006    $  1,178,864 $    911,192 $   267,672.00
 131     12/31/2006     $   361,258.00 $    82,803.00 $    278,455     12/31/2005    $    343,397 $     80,925 $   262,472.00
 132     12/31/2006     $   102,230.00 $    62,169.00 $     40,061     12/31/2005             N/A          N/A            N/A
 133      5/31/2007                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 134      2/28/2007     $ 1,184,573.00 $   766,411.00 $    418,162     12/31/2006    $  1,218,207 $    733,898 $   484,309.00
 135     12/31/2007     $   257,181.00 $    52,677.00 $    204,504     12/31/2006    $    269,193 $     74,306 $   194,887.00
 136     12/31/2006     $   410,916.00 $    80,398.00 $    330,518     12/31/2005             N/A          N/A            N/A
 137      5/31/2007     $   256,705.00 $    55,633.00 $    201,073     12/31/2006             N/A          N/A            N/A
 138     12/31/2006     $   460,727.00 $    49,845.00 $    410,882     12/31/2004    $    451,193 $     53,741 $   397,453.00
 139     12/31/2006                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 140     12/31/2006     $   349,179.00 $   105,398.00 $    243,781     12/31/2005    $    329,396 $     93,591 $   235,805.00
 141     10/31/2006     $   273,565.00 $   125,554.00 $    148,011     12/31/2005             N/A          N/A            N/A
 142      4/30/2007     $   273,121.00 $    41,813.00 $    231,308     12/31/2006             N/A          N/A            N/A
 143            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 144      3/31/2007     $   515,849.00 $   192,866.00 $    322,983     12/31/2006    $    495,223 $    126,450 $   368,773.00
 145      3/31/2007                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 146      2/28/2007     $ 1,113,633.00 $   703,111.00 $    410,522     12/31/2006    $  1,037,630 $    661,009 $   376,621.00
 147     12/31/2006     $   266,692.00 $    90,415.00 $    176,277     12/31/2005    $    269,563 $     76,412 $   193,151.00
148.1           N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
148.2           N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
148.3           N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
148.4           N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 149            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 150     12/31/2006                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 151     12/31/2006     $   231,931.00 $   115,323.00 $    116,608     12/31/2005    $    263,415 $     80,179 $   183,236.00
152.1    12/31/2006     $   159,171.00 $    18,558.00 $    140,613     12/31/2005             N/A          N/A            N/A
152.2    12/31/2006     $    85,362.00 $    11,812.00 $     73,550     12/31/2005             N/A          N/A            N/A
 153            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
154.1           N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
154.2           N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 155            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 156     12/31/2006     $ 1,661,365.00 $ 1,459,329.00 $    202,036     12/31/2005    $  1,416,681 $  1,295,099 $   121,582.00
 157            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 158            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 159     12/31/2006     $   377,625.00 $    87,402.00 $    290,223     12/31/2005             N/A          N/A            N/A
 160     12/31/2006     $   350,469.00 $   124,702.00 $    225,767     12/31/2005    $    355,478 $    133,002 $   222,476.00
 161     12/31/2006     $   336,323.00 $    32,583.00 $    303,740     12/31/2005    $    332,100 $     21,663 $   310,437.00
 162     12/31/2006     $   302,031.00 $    45,513.00 $    256,518     12/31/2005    $    295,389 $     52,295 $   243,094.00
 163     12/31/2006     $   143,197.00 $    79,898.00 $     63,299     12/31/2005             N/A          N/A            N/A
 164     12/31/2006     $   235,754.00 $    70,915.00 $    164,838     12/31/2005             N/A          N/A            N/A
 165      4/30/2007     $   448,998.00 $   285,842.00 $    163,156     12/31/2006    $    366,262 $    240,855 $   125,407.00

           3RD MOST
            RECENT
  #   PERIOD ENDING (2)    U/W EGI   U/W EXPENSES   U/W NOI
----- ----------------- ------------ ------------ ------------
83.1      12/31/2005    $    300,655 $     99,971 $    200,684
83.2      12/31/2005    $    360,041 $    110,770 $    249,271
83.3      12/31/2005    $    253,535 $    100,303 $    153,232
83.4      12/31/2005    $    158,185 $     83,391 $     74,794
 84       12/31/2005    $    691,522 $    268,247 $    423,275
 85       12/31/2004    $    683,259 $    181,071 $    502,188
 86        6/30/2005    $  2,692,961 $  2,021,292 $    671,669
 87       12/31/2005    $    979,263 $    528,214 $    451,049
 88       12/31/2005    $    769,891 $    346,862 $    423,029
 89              N/A    $    681,343 $    203,657 $    477,686
 90              N/A    $    604,095 $    118,204 $    485,891
 91              N/A    $    689,355 $    173,058 $    516,297
 92              N/A    $    793,333 $    292,213 $    501,119
 93       12/31/2004    $    622,756 $    143,123 $    479,633
 94       12/31/2004    $    616,956 $    164,844 $    452,112
 95              N/A    $    593,309 $    167,194 $    426,115
 96              N/A    $    560,100 $    143,698 $    416,402
 97       12/31/2005    $    788,261 $    330,490 $    457,771
 98       12/31/2005    $    542,369 $    142,992 $    399,377
 99              N/A    $    461,172 $     18,447 $    442,725
 100      12/31/2005    $    621,940 $    282,334 $    339,606
 101             N/A    $    462,776 $     84,242 $    378,534
102.1     12/31/2004    $    156,858 $     47,479 $    109,379
102.2     12/31/2004    $    157,997 $     43,981 $    114,016
102.3     12/31/2004    $    108,880 $     36,500 $     72,380
102.4     12/31/2004    $    100,519 $     30,402 $     70,117
102.5     12/31/2004    $    104,242 $     35,183 $     69,059
 103             N/A    $    443,207 $     17,014 $    426,193
 104      12/31/2004    $    607,680 $    164,676 $    443,004
 105      12/31/2005    $    746,764 $    337,786 $    408,978
 106      12/31/2005    $    499,376 $    104,874 $    394,502
107.1            N/A             N/A          N/A          N/A
107.2            N/A             N/A          N/A          N/A
 108             N/A    $    450,336 $     83,854 $    366,482
 109      12/31/2004    $    503,677 $    128,931 $    374,746
 110             N/A    $    549,956 $    207,409 $    342,547
 111      12/31/2004    $    463,067 $    110,945 $    352,122
 112             N/A    $    453,735 $     98,508 $    355,227
 113      12/31/2004    $    561,656 $    179,059 $    382,597
 114      12/31/2004    $    576,968 $    212,096 $    364,872
 115             N/A    $    556,224 $    174,311 $    381,913
 116      12/31/2005    $    516,706 $    174,915 $    341,791
 117      12/31/2004    $  1,702,268 $  1,153,257 $    549,011
 118      12/31/2004    $    543,780 $    180,776 $    363,004
 119             N/A    $    439,149 $     81,114 $    358,034
 120             N/A    $    578,766 $    216,087 $    362,679
 121             N/A    $  1,291,396 $    832,243 $    459,153
 122      12/31/2004    $    502,102 $    164,357 $    337,745
 123             N/A    $    993,137 $    409,163 $    583,974
 124             N/A    $    440,444 $    109,999 $    330,445
 125      12/31/2005    $  1,266,692 $    745,988 $    520,704
 126      12/31/2005    $    359,014 $     58,660 $    300,354
 127      12/31/2005    $  1,003,181 $    649,736 $    353,445
 128      12/31/2005    $    510,824 $    223,736 $    287,088
 129      12/31/2005    $  1,772,549 $  1,306,887 $    465,662
 130      12/31/2005    $  1,339,970 $    930,155 $    409,815
 131      12/31/2004    $    374,091 $    108,997 $    265,094
 132             N/A    $    370,968 $     76,460 $    294,508
 133             N/A    $    477,208 $     72,128 $    405,080
 134      12/31/2005    $  1,187,143 $    789,259 $    397,884
 135      12/31/2005    $    455,515 $    107,959 $    347,557
 136             N/A    $    413,268 $    119,513 $    293,755
 137             N/A    $    340,012 $     85,901 $    254,111
 138      12/31/2003    $    443,549 $     75,880 $    367,669
 139             N/A    $    441,653 $     88,388 $    353,265
 140      12/31/2004    $    362,879 $     94,719 $    268,160
 141             N/A    $    358,574 $    118,073 $    240,501
 142             N/A    $    323,487 $     67,836 $    255,651
 143             N/A    $    447,074 $    177,509 $    269,565
 144      12/31/2005    $    537,543 $    274,102 $    263,441
 145             N/A    $    379,674 $    119,212 $    260,462
 146      12/31/2005    $  1,111,645 $    700,000 $    411,645
 147      12/31/2004    $    336,763 $    100,943 $    235,820
148.1            N/A             N/A          N/A          N/A
148.2            N/A             N/A          N/A          N/A
148.3            N/A             N/A          N/A          N/A
148.4            N/A             N/A          N/A          N/A
 149             N/A    $    309,040 $     35,799 $    273,241
 150             N/A    $    343,556 $    106,915 $    236,641
 151      12/31/2004    $    348,860 $    105,413 $    243,447
152.1            N/A    $    158,647 $     23,889 $    134,758
152.2            N/A    $    144,651 $     25,835 $    118,816
 153             N/A    $    354,167 $     81,346 $    272,821
154.1            N/A    $    177,894 $     30,396 $    147,498
154.2            N/A    $     71,128 $     11,760 $     59,368
 155             N/A    $    244,194 $     31,547 $    212,647
 156      12/31/2004    $  2,222,369 $  1,770,164 $    452,205
 157             N/A    $    276,751 $     51,173 $    225,578
 158             N/A    $    267,915 $     59,766 $    208,149
 159             N/A    $    394,619 $    141,831 $    252,788
 160      12/31/2004    $    458,212 $    152,945 $    305,267
 161      12/31/2004    $    320,367 $     78,791 $    241,576
 162      12/31/2004    $    282,971 $     60,766 $    222,205
 163             N/A    $    285,182 $     82,100 $    203,082
 164             N/A    $    274,025 $     75,886 $    198,139
 165      12/31/2005    $    503,550 $    279,363 $    224,187

                                      A-1-18

                                                             CUT-OFF DATE       MOST           MOST           MOST
               LOAN                                            PRINCIPAL       RECENT         RECENT         RECENT
  #   CROSSED GROUP              PROPERTY NAME                BALANCE (1)      EGI (2)     EXPENSES (2)      NOI (2)
----- ------- ----- --------------------------------------- -------------- -------------- -------------- --------------
 166            2   Vista Woods MHP                         $    2,030,667 $   303,320.00 $   118,510.00 $   184,810.00
 167            1   Sugarloaf Marketplace                   $    2,025,000            N/A            N/A            N/A
 168            1   Naperville Executive Center             $    2,007,617 $   440,547.00 $   176,537.00 $   264,010.00
 169            1   Concentra Medical Building              $    1,994,826 $   244,846.00 $    42,199.00 $   202,647.00
 170            1   Howell Ferry Medical Building           $    1,994,764 $   214,351.00 $    37,513.00 $   176,838.00
 171            1   Ways Station Shopping Center            $    1,991,791 $   465,693.00 $   177,796.00 $   287,897.00
 172            1   CVS Woodstock                           $    1,990,656            N/A            N/A            N/A
 173            1   Fountain Park Office Center             $    1,977,641 $   365,465.00 $   143,915.00 $   221,549.00
 174            1   Tractor Supply - Rome, GA               $    1,914,408 $   205,269.00 $   120,000.00 $    85,269.00
 175            1   Crabapple Place                         $    1,909,000            N/A            N/A            N/A
 176            1   Prairie Village                         $    1,891,132 $   530,808.00 $   152,166.00 $   378,642.00
 177            2   Castle Hills Apartments                 $    1,885,336 $   429,252.00 $   298,738.00 $   130,514.00
 178            1   Desoto Self Storage                     $    1,880,000 $   329,674.00 $   103,800.00 $   225,874.00
 179            2   Enfield Apartments                      $    1,851,000 $   311,190.00 $    61,771.00 $   249,419.00
 180            1   Tifton Mini Warehouse                   $    1,848,612 $   304,780.00 $   128,510.00 $   176,270.00
 181            1   Santa Ana Office                        $    1,800,000 $   298,784.00 $    69,196.00 $   229,588.00
 182            1   Loris Landing Shopping Center           $    1,800,000 $   240,970.00 $    66,140.00 $   174,829.00
 183            2   Forest Creek MHP                        $    1,758,082 $   334,836.00 $   131,889.00 $   202,947.00
 184            2   Brunswick Apartments                    $    1,745,232 $   541,205.00 $   305,585.00 $   235,620.00
 185            1   5741 Bayside Road                       $    1,720,000 $   233,950.00 $    82,585.00 $   151,365.00
 186            2   1912 R Street, NW                       $    1,700,000 $   170,700.00 $    39,364.00 $   131,336.00
 187            2   Southwind Village MHP                   $    1,657,500 $   273,288.00 $    78,058.00 $   195,230.00
 188            1   Oxford Shopping Center                  $    1,651,400 $   207,310.00 $    44,023.00 $   163,287.00
 189            1   Citibank FSB Branch - Valrico           $    1,627,595            N/A            N/A            N/A
 190            1   353 Nassau Street                       $    1,602,773 $   221,982.00 $    78,842.00 $   143,140.00
 191            1   Office Depot Greensboro                 $    1,600,000            N/A            N/A            N/A
 192            1   Gorman's Furniture-Southfield           $    1,600,000 $   308,740.00 $    28,211.00 $   280,529.00
 193            1   Atrium Office Building                  $    1,597,907 $   459,483.00 $   214,311.00 $   245,172.00
 194            1   Airport Plaza                           $    1,592,389 $   340,262.00 $   132,465.00 $   207,797.00
 195            1   JFW Property                            $    1,544,481 $   185,249.00 $    27,248.00 $   158,001.00
 196            1   Fairfield Square Shopping Center        $    1,530,000 $   201,909.00 $    44,259.00 $   157,650.00
 197            1   McColl Plaza                            $    1,516,855            N/A            N/A            N/A
 198            1   Citizens Bank Plaza                     $    1,500,000 $   157,667.00 $    82,587.00 $    75,080.00
 199            1   953-963 West Belmont                    $    1,497,731 $   432,026.00 $     3,059.00 $   428,967.00
 200            1   Three Mile Oak Shopping Center          $    1,493,149 $   183,468.00 $    19,628.00 $   163,840.00
 201            1   Kilby Place                             $    1,466,133     $83,387.00 $     9,779.00 $    73,608.00
 202            1   Woodstock Commercial Center             $    1,456,059            N/A            N/A            N/A
 203            1   Wornall Plaza Shopping Center           $    1,437,537 $   207,602.00 $    65,614.00 $   141,988.00
 204            1   Business Parkway Properties             $    1,436,328            N/A            N/A            N/A
 205            1   32-27/32-35 Francis Lewis Blvd          $    1,424,079            N/A            N/A            N/A
 206            2   Medical Center Apartments               $    1,415,000 $   260,560.00 $   100,988.00 $   159,572.00
 207            1   Bank of the West                        $    1,398,383 $         0.00            N/A            N/A
 208            2   Fiesta Mobile Home Park                 $    1,392,000 $   262,848.00 $   114,336.00 $   148,512.00
 209            1   Ponca City Plaza SC                     $    1,358,985 $   153,973.00 $    22,842.00 $   131,131.00
 210            1   Warner Robins MOB                       $    1,353,845            N/A            N/A            N/A
 211            2   Windy Hill Apartments                   $    1,339,151 $   228,135.00 $    91,338.00 $   136,797.00
 212            1   810 Canton Road Medical Office Building $    1,325,000 $   202,983.00 $    51,487.00 $   151,496.00
 213            1   Update Center                           $    1,250,000 $   199,871.00 $    61,653.00 $   138,218.00
 214            1   Little Elm Self Storage                 $    1,246,992 $   214,082.00 $    80,637.00 $   133,445.00
 215            1   Big O Tires - Ankeny                    $    1,189,000            N/A            N/A            N/A
 216            1   BILO's Retail Shops                     $    1,114,931            N/A            N/A            N/A
 217            1   5310 8th Avenue                         $    1,092,430            N/A            N/A            N/A
 218            1   Auto Zone                               $    1,050,000            N/A            N/A            N/A
 219            2   Nottingham Estates MHC                  $    1,049,119 $   200,092.00 $    69,470.00 $   130,622.00
 220            1   National City Bank                      $    1,048,485            N/A            N/A            N/A
 221            1   Lakeside Marketplace                    $    1,000,000 $   111,493.00 $     5,668.00 $   105,825.00
 222            1   Armor Self Storage                      $      997,338 $   241,487.00 $    97,730.00 $   143,757.00
 223            1   Kelly Plaza                             $      990,576 $   151,149.00 $    36,519.00 $   114,630.00
 224            1   Boiling Springs Center                  $      922,658 $    95,876.00 $     6,328.00 $    89,548.00
                                                            -------------- -------------- -------------- --------------
TOTAL/WEIGHTED AVERAGE:                                     $2,140,885,357 $  304,770,985 $  159,799,845 $  144,971,139
                                                            ============== ============== ============== ==============

MAXIMUM:                                                    $  185,614,308 $   45,180,234 $   29,267,121 $   15,913,113
MINIMUM:                                                    $      280,728 $           -- $        3,059 $       50,091

             MOST          2ND MOST       2ND MOST      2ND MOST        2ND MOST       3RD MOST     3RD MOST      3RD MOST
            RECENT          RECENT         RECENT        RECENT          RECENT         RECENT       RECENT        RECENT
  #   PERIOD ENDING (2)     EGI (2)     EXPENSES (2)     NOI (2)   PERIOD ENDING (2)    EGI (2)   EXPENSES (2)     NOI (2)
----- ----------------- -------------- -------------- ------------ ----------------- ------------ ------------ --------------
 166     12/31/2006     $   307,510.00 $   135,189.00 $    172,321     12/31/2005    $    316,787 $    114,579 $   202,208.00
 167            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 168     12/31/2006     $   438,918.00 $   164,503.00 $    274,415     12/31/2005    $    440,315 $    174,732 $   265,583.00
 169     12/31/2006     $   228,732.00 $    37,796.00 $    190,936     12/31/2005    $    180,441 $     40,181 $   140,260.00
 170     12/31/2006     $   179,096.00 $    44,973.00 $    134,123     12/31/2005             N/A          N/A            N/A
 171     12/31/2006     $   450,433.00 $   137,754.00 $    312,679     12/31/2005    $    435,997 $    117,665 $   318,332.00
 172            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 173     12/31/2006     $   362,488.00 $   161,324.00 $    201,164     12/31/2005    $    376,390 $    140,907 $   235,486.00
 174     11/30/2006     $   185,970.00 $   157,346.00 $     28,624     12/31/2005             N/A          N/A            N/A
 175           N/A                 N/A            N/A          N/A           N/A              N/A          N/A            N/A
 176     12/31/2006     $   492,345.00 $   160,541.00 $    331,804     12/31/2005    $    473,554 $    176,448 $   297,106.00
 177     10/31/2006     $   427,306.00 $   321,673.00 $    105,633     12/31/2005    $    407,203 $    320,902 $    86,301.00
 178      3/31/2007     $   324,778.00 $   100,726.00 $    224,052     12/31/2006    $    286,620 $     92,963 $   193,657.00
 179      4/30/2007     $   306,857.00 $    75,342.00 $    231,515     12/31/2006    $    305,470 $     73,161 $   232,309.00
 180     12/31/2006     $   219,909.00 $   113,105.00 $    106,804     12/31/2005    $    155,463 $     64,216 $    91,247.00
 181      3/31/2007     $   292,912.00 $    65,432.00 $    227,480     12/31/2006    $    284,395 $     49,949 $   234,446.00
 182     12/31/2006     $   216,445.00 $    68,198.00 $    148,247     12/31/2005    $    220,487 $     70,961 $   149,525.00
 183     12/31/2006     $   336,301.00 $   144,970.00 $    191,331     12/31/2005    $    196,890 $     52,506 $   144,384.00
 184     12/31/2006     $   514,270.00 $   303,027.00 $    211,243     12/31/2005    $    477,222 $    302,472 $   174,750.00
 185     12/31/2006     $   233,072.00 $    67,585.00 $    165,487     12/31/2005    $    213,639 $     81,701 $   131,938.00
 186     12/31/2006     $   164,100.00 $    33,870.00 $    130,230     12/31/2005    $    156,600 $     30,815 $   125,785.00
 187      3/30/2007     $   257,951.00 $    57,798.00 $    200,153     12/31/2006    $    241,031 $     52,035 $   188,996.00
 188     12/31/2006     $   235,896.00 $    46,349.00 $    189,547     12/31/2005             N/A          N/A            N/A
 189            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 190      1/31/2007     $   223,287.00 $    79,209.00 $    144,078     12/31/2006    $    213,495 $     68,364 $   145,131.00
 191            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 192     12/31/2006     $   230,563.00 $    36,664.00 $    193,899     12/31/2005    $    213,027 $     32,516 $   180,511.00
 193      4/30/2007     $   423,101.00 $   207,607.00 $    215,494     12/31/2006    $    415,143 $    268,845 $   146,298.00
 194     12/31/2006     $   315,428.00 $   116,096.00 $    199,332     12/31/2005             N/A          N/A            N/A
 195     12/31/2006     $   166,907.00 $    27,316.00 $    139,591     12/31/2005    $    158,509 $     33,497 $   125,012.00
 196      5/30/2007     $   152,264.00 $    40,087.00 $    112,177     12/31/2006    $     87,377 $     24,990 $    62,387.00
 197            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 198      2/28/2007     $   132,038.00 $    66,040.00 $     65,998     12/31/2006             N/A          N/A            N/A
 199      4/30/2007     $   375,091.00 $    60,775.00 $    314,316     12/31/2006             N/A          N/A            N/A
 200     12/31/2005     $   143,243.00 $    15,361.00 $    127,882     12/31/2004             N/A          N/A            N/A
 201      3/31/2007                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 202            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 203     12/31/2006     $   268,166.00 $    57,587.00 $    210,578     12/31/2005             N/A          N/A            N/A
 204            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 205            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 206     12/31/2006     $   248,808.00 $   113,539.00 $    135,269     12/31/2005             N/A          N/A            N/A
 207            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 208      3/31/2007     $   261,324.00 $   131,855.00 $    129,469     12/31/2006    $    251,368 $    117,582 $   133,786.00
 209     12/31/2006     $   119,350.00 $    25,309.00 $     94,041     12/31/2005    $    125,797 $     23,409 $   102,388.00
 210            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 211     12/31/2006     $   222,026.00 $    86,890.00 $    135,136     12/31/2005    $    217,011 $     80,418 $   136,593.00
 212     12/31/2006     $   174,000.00 $    48,912.00 $    125,088     12/31/2005             N/A          N/A            N/A
 213     12/31/2006     $   195,316.00 $    49,642.00 $    145,674     12/31/2005    $    185,586 $     49,139 $   136,447.00
 214      4/30/2007     $   213,292.00 $    82,884.00 $    130,408     12/31/2006    $    168,550 $     67,719 $   100,831.00
 215            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 216            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 217            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 218            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 219     12/31/2006     $   166,458.00 $    67,748.00 $     98,710     12/31/2005    $    166,898 $     50,419 $   116,479.00
 220            N/A                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 221     12/31/2006                N/A            N/A          N/A            N/A             N/A          N/A            N/A
 222      2/28/2007     $   232,271.00 $    96,185.00 $    136,086     12/31/2006             N/A          N/A            N/A
 223     11/30/2006     $   150,203.00 $    30,863.00 $    119,340     12/31/2005    $    151,440 $     30,261 $   121,179.00
 224      3/31/2007                N/A            N/A          N/A            N/A             N/A          N/A            N/A
                        -------------- -------------- ------------                   ------------ ------------ --------------
TOTAL/WEIGHTED AVERAGE: $  289,302,095 $  153,856,505 $135,445,592                   $236,955,831 $131,715,408 $  105,240,427
                        ============== ============== ============                   ============ ============ ==============

MAXIMUM:                $   44,524,687 $   28,609,774 $ 15,914,913                   $ 39,155,020 $ 26,015,593 $   13,139,427
MINIMUM:                $       85,362 $       11,812 $     23,074                   $     85,183 $     21,663 $       53,799

           3RD MOST
            RECENT
  #   PERIOD ENDING (2)    U/W EGI   U/W EXPENSES   U/W NOI
----- ----------------- ------------ ------------ ------------
 166      12/31/2004    $    349,696 $    142,569 $    207,127
 167             N/A    $    243,840 $     50,485 $    193,355
 168      12/31/2004    $    427,225 $    183,422 $    243,803
 169      12/31/2004    $    235,974 $     50,833 $    185,141
 170             N/A    $    258,674 $     58,513 $    200,161
 171      12/31/2004    $    438,747 $    159,766 $    278,981
 172             N/A    $    242,924 $     56,959 $    185,965
 173      12/31/2004    $    349,207 $    143,788 $    205,419
 174             N/A    $    189,050 $      7,562 $    181,488
 175            N/A     $    218,215 $     42,018 $    176,197
 176      12/31/2004    $    491,190 $    141,784 $    349,406
 177      12/31/2004    $    456,895 $    261,559 $    195,336
 178      12/31/2005    $    315,521 $    112,208 $    203,313
 179      12/31/2005    $    298,658 $    121,087 $    177,571
 180      12/31/2004    $    342,024 $    147,219 $    194,805
 181      12/31/2005    $    345,410 $    147,776 $    197,634
 182      12/31/2004    $    277,532 $     75,635 $    201,896
 183      12/31/2004    $    395,310 $    149,895 $    245,415
 184      12/31/2004    $    519,594 $    318,969 $    200,625
 185      12/31/2004    $    250,755 $     80,434 $    170,321
 186      12/31/2004    $    166,725 $     37,184 $    129,541
 187      12/31/2005    $    258,596 $     80,164 $    178,432
 188             N/A    $    231,149 $     53,441 $    177,708
 189             N/A    $    153,163 $      3,063 $    150,099
 190      12/31/2005    $    226,190 $     78,805 $    147,385
 191             N/A    $    129,675 $      3,890 $    125,785
 192      12/31/2004    $    362,690 $     65,689 $    297,001
 193      12/31/2005    $    454,069 $    216,078 $    237,991
 194             N/A    $    329,508 $    125,325 $    204,183
 195      12/31/2004    $    179,222 $     34,631 $    144,591
 196      12/31/2005    $    211,499 $     44,603 $    166,896
 197             N/A    $    175,358 $     30,941 $    144,417
 198             N/A    $    226,576 $     73,662 $    152,914
 199             N/A    $    423,286 $     54,015 $    369,271
 200             N/A    $    203,599 $     29,977 $    173,622
 201             N/A    $    178,913 $     40,169 $    138,744
 202             N/A    $    162,537 $     17,723 $    144,814
 203             N/A    $    193,620 $     61,993 $    131,826
 204             N/A    $    211,309 $     36,340 $    174,969
 205             N/A    $    159,735 $     29,542 $    130,193
 206             N/A    $    244,958 $    104,007 $    140,951
 207             N/A    $    154,207 $      4,626 $    149,581
 208      12/31/2005    $    265,233 $    134,833 $    130,400
 209      12/31/2004    $    159,156 $     29,179 $    129,977
 210             N/A    $    177,045 $     34,169 $    142,876
 211      12/31/2004    $    231,163 $     96,227 $    134,936
 212             N/A    $    188,104 $     32,750 $    155,354
 213      12/31/2004    $    198,521 $     67,264 $    131,257
 214      12/31/2005    $    214,648 $     85,127 $    129,521
 215             N/A    $    115,767 $      2,315 $    113,452
 216             N/A    $    143,814 $     18,212 $    125,603
 217             N/A    $    141,752 $     22,162 $    119,590
 218             N/A    $    140,433 $     30,104 $    110,329
 219      12/31/2004    $    190,320 $     79,619 $    110,701
 220             N/A    $     99,750          N/A $     99,750
 221             N/A    $    127,536 $     32,148 $     95,388
 222             N/A    $    248,360 $     98,306 $    150,054
 223      12/31/2004    $    149,679 $     47,192 $    102,487
 224             N/A    $    115,795 $     23,144 $     92,651
                        ------------ ------------ ------------
TOTAL/WEIGHTED AVERAGE: $376,697,668 $182,591,804 $194,106,061
                        ============ ============ ============

MAXIMUM:                $ 46,529,226 $ 30,388,190 $ 16,141,036
MINIMUM:                $     71,128 $      2,315 $     59,368

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY RV DAKOTA RIDGE RV PARK, RV ELK MEADOWS RV PARK AND RV SPRUCE LAKE RV PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) THE UNDERWRITING PROJECTS THAT 80% OF THE UNITS ARE UNREGULATED, 19.4% ARE REGULATED AND 0.6% ARE EMPLOYEE UNITS.

(3) THE UNDERWRITING PROJECTS THAT 49.1% OF THE UNITS ARE UNREGULATED, 49.1% ARE REGULATED AND 1.8% ARE EMPLOYEE UNITS.

                                      A-1-19

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                       CONTRACTUAL
                                                          ENGINEERING   RECURRING
             LOAN                                          RESERVE AT  REPLACEMENT
 #  CROSSED GROUP                LOAN NAME                ORIGINATION RESERVE/FF&E
--- ------- ----- --------------------------------------- ----------- ------------
 2            1   245 Fifth Avenue                          $851,274       N/A
 3            1   City Tower                                $      0       N/A
 4            1   2600 Michelson                            $      0       N/A
 5            2   Meyberry House                            $  6,063       N/A
 6            2   Hamburg Trust Portfolio                   $      0       N/A
 7            1   St. Luke's At Cypress Woods               $      0       N/A
 8            1   Lakeview Plaza                            $ 20,750       N/A
 9            2   Esquire Portfolio                         $300,000       N/A
 10           2   Artisan Las Vegas Multifamily Portfolio   $202,875     $58,000
 11           1   Sweetwater Crossings                      $  6,250       N/A
 12           2   Stone Lake Apartment Homes                $400,000     $83,500
 13           1   Grove Square Shopping Center              $      0     $28,664
 14           1   Crystal Corporate Center                  $ 30,943     $19,953
 15           1   Hillside Village Shopping Center          $      0     $16,773
 16           1   The Can Company                           $      0     $29,354
 17           1   Wellington Tower Retail                   $      0     $6,179
 18           1   Egizii Portfolio                          $ 32,969     $39,000
 19           2   Paradise Bay                              $481,975       N/A
 20           1   Hampton Inn Downtown Dallas               $      0       0%
 21           1   W 125th St & 1645 Pitkin Portfolio        $100,625       N/A
 22           2   Timberlakes at Atascocita Apartments      $239,000     $78,000
 23           2   Champions Park Apartments                 $      0     $49,200
 24           1   Lone Tree Retail Center                   $      0       N/A
 26           1   University Square                         $      0     $10,956
 27           1   Mokena Retail                             $      0       N/A
 28           1   University Centre I                       $  2,500     $14,885
 29           1   University Center West - San Diego        $      0     $8,605
 30           2   Champions Centre Apartments               $      0     $38,400
 31           1   Cranbrook Plaza                           $      0     $20,784
 32           1   Temescal Plaza                            $      0       N/A
 33           1   82 Totowa Road                            $      0     $20,700
 34           1   565 Metro Place                           $      0     $17,760
 35           2   Park Village                              $ 28,563     $87,500
 36    A      1   RV Dakota Ridge RV Park                   $      0     $21,150
 37    A      1   RV Elk Meadows RV Park                    $      0     $12,000
 38    A      1   RV Spruce Lake RV Park                    $      0     $5,800
 39           2   Pegasus Place                             $ 32,445     $78,000
 40           2   The Fairways Apartments                   $      0     $69,600
 41           2   Parks at Walnut                           $ 12,500     $89,320
 42           1   Sprouts Center Surprise                   $      0     $4,489
 43           1   268 Summer Street                         $      0       N/A
 44           2   Villas at Bailey Ranch III                $      0     $39,000
 45           2   St. Charles Place                         $      0     $55,822
 46           1   Whole Foods - Alexandria                  $      0       N/A
 47           1   Corpus Christi Medical Tower              $      0     $21,064
 48           2   Bullard Crossing                          $      0     $44,544
 49           2   Curry Junction Apartments                 $      0     $56,316
 50           2   Crown Acquisitions                        $      0     $47,200
 51           1   Patton Forest                             $      0     $14,393
 52           1   Northridge Shopping Center                $      0     $14,288
 54           1   Arapahoe Service Center 2                 $      0     $7,920
 55           1   Easton Plaza Shopping Center              $ 39,960     $40,531
 56           1   Trade Center                              $      0       N/A
 57           1   St. Mary's Medical Office Building        $      0     $3,470
 58           1   Shilo Tacoma Washington                   $ 26,955       4%
 59           1   Prime One Office Building                 $      0     $8,664
 61           2   Parkoff - 1-5-9 Seaman Avenue             $  1,875       N/A
 62           2   Bullard Creek                             $ 64,000     $51,600

         U/W
      RECURRING    LC & TI   CONTRACTUAL            TAX &
     REPLACEMENT  RESERVE AT  RECURRING     U/W   INSURANCE
 #  RESERVE/FF&E ORIGINATION   LC & TI    LC & TI  ESCROWS
--- ------------ ----------- ----------- -------- ---------
 2    $ 60,628    $4,117,790     N/A     $738,813 Both
 3    $ 81,444    $4,610,000     N/A     $551,060 Both
 4    $ 61,454    $3,310,000     N/A     $444,076 Both
 5    $ 45,000       N/A         N/A        N/A   Both
 6    $181,200       N/A         N/A        N/A   Both
 7    $ 21,572    $2,967,000     N/A      $17,188 Both
 8    $ 36,869       N/A         N/A      $78,720 Both
 9    $ 53,500       N/A         N/A        N/A   Both
 10   $ 72,000       N/A         N/A        N/A   Both
 11   $ 24,720       N/A         N/A      $27,675 None
 12   $ 41,750       N/A         N/A        N/A   Both
 13   $ 28,664     $93,400     $51,617    $67,465 Both
 14   $ 18,990       N/A       $155,696  $140,742 Both
 15   $ 24,994       N/A       $99,975    $82,369 Both
 16   $ 29,354       N/A         N/A     $122,301 Both
 17   $  6,179       N/A         N/A      $30,960 Both
 18   $ 62,247       N/A       $252,000  $207,628 Both
 19   $117,450       N/A         N/A        N/A   Both
 20          4%      N/A         N/A        N/A   Both
 21   $  4,684       N/A         N/A      $12,721 None
 22   $ 78,000       N/A         N/A        N/A   Both
 23   $ 49,200       N/A         N/A        N/A   Both
 24   $  6,291     $891,531      N/A      $37,504 Both
 26   $ 10,955       N/A       $50,004    $59,433 Tax
 27   $  6,695       N/A       $22,500    $39,766 Both
 28   $ 14,890       N/A       $69,487    $67,358 Both
 29   $  8,605    $1,000,000   $25,000    $59,434 Both
 30   $ 48,000       N/A         N/A        N/A   Both
 31   $ 21,497       N/A       $41,567   $104,493 Both
 32   $  4,463       N/A         N/A      $22,147 Both
 33   $ 23,460     $902,000      N/A        N/A   Both
 34   $ 17,729     $150,000    $144,000  $106,373 Both
 35   $105,000       N/A         N/A        N/A   Both
 36   $  7,050       N/A         N/A        N/A   Both
 37   $ 12,000       N/A         N/A        N/A   Both
 38   $  5,800       N/A         N/A        N/A   Both
 39   $ 78,000       N/A         N/A        N/A   Both
 40   $ 72,036       N/A         N/A        N/A   Both
 41   $ 77,000       N/A         N/A        N/A   Both
 42   $  6,733       N/A       $17,617    $20,349 Insurance
 43   $ 13,570       N/A         N/A      $95,828 Both
 44   $ 39,000       N/A         N/A        N/A   Both
 45   $ 56,500       N/A         N/A        N/A   Both
 46   $  4,224       N/A         N/A        N/A   None
 47   $ 27,351     $100,000    $70,000   $108,572 Both
 48   $ 48,000       N/A         N/A        N/A   Both
 49   $ 57,000       N/A         N/A        N/A   Both
 50   $ 59,000       N/A         N/A        N/A   Both
 51   $ 14,626       N/A       $30,000    $52,054 Both
 52   $ 14,288       N/A         N/A      $30,191 Both
 54   $  7,883     $300,000      N/A      $47,175 Both
 55   $ 40,531     $125,000      N/A      $35,762 Both
 56   $ 15,921       N/A       $225,000   $78,415 Both
 57   $  3,497       N/A         N/A        N/A   None
 58          4%      N/A         N/A        N/A   Both
 59   $  8,660     $150,000      N/A      $79,294 None
 61   $ 18,000       N/A         N/A        N/A   Both
 62   $ 51,600       N/A         N/A        N/A   Both

                                      A-1-20

                                                                       CONTRACTUAL
                                                          ENGINEERING   RECURRING
             LOAN                                          RESERVE AT  REPLACEMENT
 #  CROSSED GROUP                LOAN NAME                ORIGINATION RESERVE/FF&E
--- ------- ----- --------------------------------------- ----------- ------------
 63           1   Catoosa Shopping Center                   $      0       N/A
 64           2   Wexford Homes                             $ 29,000     $30,500
 65           2   Center Pointe Apartments                  $      0     $33,500
 66           2   Farmville Apartment Portfolio             $ 10,000     $27,600
 67           1   Weaverville Plaza Shopping Center         $ 63,125     $20,285
 68           2   Parkoff - 100 Thayer Street               $      0       N/A
 69           1   Viewridge Industrial                      $      0       N/A
 72           2   Parkoff - 161-171 Seaman Avenue           $215,490       N/A
 73           1   Paramount Plaza                           $      0     $13,020
 74           1   Alliance Commerce Center                  $      0     $32,491
 75           1   Pleasant Hill Station                     $  3,750       N/A
 76           2   Ravine Bluff Apartments                   $ 62,344     $79,000
 77           1   Holiday Inn Express Carson City           $  3,750       4%
 78           1   Drug Mart Plaza A - ROLLUP                $      0     $5,592
 79           1   Franklin Plaza Shopping Center            $      0       N/A
 80           2   Parkoff - 11-19 Seaman Avenue             $244,787       N/A
 81           1   Gateway Center                            $150,516     $13,227
 83           1   Best Storage Portfolio                    $ 20,125     $26,075
 84           1   488 Main Avenue                           $ 28,125      $597
 85           1   Muhlenberg Square                         $ 15,312     $6,887
 87           2   Parkoff - 110 Post Avenue                 $      0       N/A
 88           2   Parkoff - 98 Thayer Street                $  5,625       N/A
 89           1   Centre at Eagle's Nest                    $      0     $3,529
 90           1   Northside Plaza                           $      0       N/A
 91           1   Design Market                             $      0       N/A
 92           1   1208B VFW Parkway                         $      0     $5,625
 93           1   Troy Marketplace                          $ 25,000       N/A
 94           1   Fountain Court                            $  1,650     $6,129
 95           1   City Center MOB                           $      0       N/A
 96           1   "L" Street Office                         $      0       N/A
 97           1   Plaza Medical & Research Center I         $      0       N/A
 98           1   Prominence Shops at Liberty Park          $      0     $3,420
 99           1   Ray's On The River                        $      0       N/A
100           2   Parkoff - 75 Thayer Street                $      0       N/A
101           1   4355 Montgomery Road                      $      0       N/A
102           2   Golden Enterprises Apartment Portfolio    $      0     $17,118
103           1   Best Buy - Owasso                         $      0       N/A
104           1   Shoppes at Taylor Ranch                   $ 11,125     $7,791
105           2   Edinboro College Park Apartments          $      0     $17,385
106           1   Main & 8th Street Retail                  $ 11,733       N/A
107           1   Tobin Portfolio                           $      0     $2,760
108           1   American Automatic Sprinkler              $ 12,500       N/A
109           1   Mound Road Commons                        $      0       N/A
110           2   7733 South Shore Drive                    $      0     $16,200
111           1   112 York Road                             $      0     $2,450
112           1   Tower Professional Building               $      0     $3,004
113           1   Warwick Place                             $    625     $7,834
114           1   Westport Landing Shopping Center          $  1,250     $8,436
115           1   Old Hickory                               $      0       N/A
116           1   Marshall Office Park                      $      0     $4,944
118           2   Mountain Meadows MHC                      $    750     $6,550
119           1   11111 Pepper Road                         $      0       N/A
120           1   Screenland Office                         $  6,250     $7,116
122           1   Hobby Lobby Retail Center                 $      0     $10,892
123           1   Avalon Plaza                              $ 20,625     $9,669
124           1   127 & 4000 Church Road                    $      0     $3,444
126           1   1800 6th Street                           $    625       N/A
127           2   Santa Fe Trails Apartments                $ 47,250     $44,000

         U/W
      RECURRING    LC & TI   CONTRACTUAL            TAX &
     REPLACEMENT  RESERVE AT  RECURRING     U/W   INSURANCE
 #  RESERVE/FF&E ORIGINATION   LC & TI    LC & TI  ESCROWS
--- ------------ ----------- ----------- -------- ---------
 63   $ 10,533     $75,000       N/A      $37,869 Both
 64   $ 30,500       N/A         N/A        N/A   Both
 65   $ 33,500       N/A         N/A        N/A   Both
 66   $ 27,600       N/A         N/A        N/A   Both
 67   $ 20,285     $400,000      N/A      $27,046 Both
 68   $ 13,750       N/A         N/A        N/A   Both
 69   $  7,230       N/A         N/A      $32,314 None
 72   $ 17,500       N/A         N/A        N/A   Both
 73   $ 12,976       N/A       $30,000    $66,014 Both
 74   $ 32,491       N/A       $49,819    $27,453 Both
 75   $  2,450       N/A       $24,500    $31,945 Both
 76   $ 79,000       N/A         N/A        N/A   Both
 77          4%      N/A         N/A        N/A   Both
 78   $ 10,809       N/A        $9,996    $29,695 Both
 79   $  5,059       N/A       $15,156    $13,490 Both
 80   $ 17,750       N/A         N/A        N/A   Both
 81   $ 14,990       N/A         N/A      $2,936  Both
 83   $ 26,075       N/A         N/A        N/A   Both
 84   $  8,602       N/A       $35,844    $22,654 Both
 85   $  6,927     $125,000      N/A      $35,793 Both
 87   $ 18,000       N/A         N/A        N/A   Both
 88   $ 14,500       N/A         N/A        N/A   Both
 89   $  3,529       N/A       $17,643    $20,668 Both
 90   $  1,699     $51,537       N/A      $26,194 Both
 91   $ 13,378       N/A         N/A      $34,447 Both
 92   $  5,625       N/A       $18,750    $18,750 Both
 93   $ 13,936       N/A         N/A      $51,330 Both
 94   $  6,129     $40,000     $38,675    $27,636 Both
 95   $  3,820       N/A       $12,780    $19,403 Both
 96   $  6,032       N/A       $15,000    $24,853 Both
 97   $  6,736       N/A         N/A      $42,021 Tax
 98   $  3,780       N/A       $25,203    $21,821 Both
 99   $  1,727       N/A         N/A        N/A   Tax
100   $ 12,000       N/A         N/A        N/A   None
101   $  1,600       N/A         N/A        N/A   Both
102   $ 17,118       N/A         N/A        N/A   None
103   $  3,004       N/A         N/A      $17,384 None
104   $  7,791       N/A       $44,148    $36,096 Both
105   $ 17,385       N/A         N/A       $821   Both
106   $  3,549     $50,000       N/A      $20,094 Both
107   $  2,760       N/A        $9,199    $9,200  Both
108   $  3,806       N/A         N/A      $5,074  Both
109   $  7,020     $20,000     $30,000    $35,012 Both
110   $ 16,250       N/A         N/A        N/A   None
111   $  2,450       N/A        $2,084    $19,330 Both
112   $  3,004       N/A       $10,014    $10,014 Both
113   $  7,834       N/A       $36,666    $33,948 Both
114   $  8,436     $200,000      N/A      $23,372 Both
115   $  2,942       N/A       $24,132    $28,569 Both
116   $  7,409     $20,000     $49,390    $15,695 Both
118   $  6,600       N/A         N/A        N/A   Both
119   $  2,932       N/A         N/A      $5,864  Both
120   $  9,466     $100,000    $42,579    $35,865 Both
122   $ 10,892     $68,000     $36,307    $23,678 Both
123   $  9,669       N/A       $48,343    $50,568 Both
124   $  3,444     $50,000     $25,000    $28,008 None
126   $  2,036       N/A         N/A      $10,182 None
127   $ 44,000       N/A         N/A        N/A   Both

                                      A-1-21

                                                                       CONTRACTUAL
                                                          ENGINEERING   RECURRING
             LOAN                                          RESERVE AT  REPLACEMENT
 #  CROSSED GROUP                LOAN NAME                ORIGINATION RESERVE/FF&E
--- ------- ----- --------------------------------------- ----------- ------------
128           2   Parkview Apartments                       $ 56,375     $17,000
129           1   Sleep Inn & Suites Metairie               $ 98,578       4%
131           2   Cranberry Hill & Norberry                 $ 11,875     $9,991
132           1   Goshen Commercial                         $ 11,250     $1,770
133           1   Autumn Springs Office Building            $  3,000     $3,423
135           1   Creekside Plaza I, II, III                $      0     $6,844
136           1   412 S. Wall St. & 319 Winston St.         $      0       N/A
137           1   Irmar Center                              $      0     $2,183
138           1   Rainbow City Shopping Center              $      0     $6,661
139           1   Marina Marketplace                        $      0       N/A
140           1   Deerwood Village Executive Center         $ 88,656     $3,786
141           1   Shockoe Cary Building                     $      0     $9,072
142           1   Tower Storage                             $ 41,731       N/A
143           1   Clearpoint Crossing                       $      0     $1,491
144           2   Windsor Lodge Apartments                  $ 31,250     $20,000
145           1   Jackson Plaza-Edinburg                    $      0     $2,083
146           2   Cinnamon Square Apartments                $      0       N/A
147           1   Skyline 1998                              $      0       N/A
148           1   Ambler Portfolio                          $      0     $3,865
149           1   Winn Dixie - Bay Minette                  $      0       N/A
150           1   180-184 Sunrise Highway                   $ 23,660       N/A
151           1   Oakridge Square Shopping Center           $ 12,838     $3,985
152           1   Lakeside Portfolio                        $      0     $3,158
153           1   Everett Retail                            $      0     $1,886
154           1   Providence Plaza & Shoppes at Midtown     $      0      $990
155           1   Dunn Commons                              $      0     $1,004
156           1   Providence Place                          $      0     $7,752
157           1   James Madison Square                      $      0       N/A
158           1   Forest Station, LLC                       $      0     $1,150
159           2   River Rose MHC                            $  6,250       N/A
160           1   10620 Metcalf Avenue                      $  7,500     $5,565
161           1   Millennium Plaza                          $  3,750     $5,856
162           1   Main Street Village                       $      0     $3,246
163           1   Van Epps Building                         $      0     $1,795
164           1   Ontario Warehouse Building                $  9,375     $5,170
165           1   3100 University Boulevard                 $      0     $6,408
166           2   Vista Woods MHP                           $ 10,000     $5,100
167           1   Sugarloaf Marketplace                     $      0      $944
168           1   Naperville Executive Center               $  2,344     $5,781
169           1   Concentra Medical Building                $    500     $1,350
170           1   Howell Ferry Medical Building             $      0      $958
171           1   Ways Station Shopping Center              $      0       N/A
172           1   CVS Woodstock                             $  3,125       N/A
173           1   Fountain Park Office Center               $      0     $2,207
174           1   Tractor Supply - Rome, GA                 $      0       N/A
175           1   Crabapple Place                           $      0      $873
176           1   Prairie Village                           $127,597     $12,698
177           2   Castle Hills Apartments                   $  7,500     $15,300
178           1   Desoto Self Storage                       $      0     $10,005
179           2   Enfield Apartments                        $  5,312     $7,000
180           1   Tifton Mini Warehouse                     $  6,250     $13,282
181           1   Santa Ana Office                          $      0     $4,018
182           1   Loris Landing Shopping Center             $ 11,500     $7,980
183           2   Forest Creek MHP                          $ 15,000     $6,500
184           2   Brunswick Apartments                      $  9,375     $22,640
185           1   5741 Bayside Road                         $      0     $5,070
186           2   1912 R Street, NW                         $    625     $1,500
187           2   Southwind Village MHP                     $      0       N/A

         U/W
      RECURRING    LC & TI   CONTRACTUAL            TAX &
     REPLACEMENT  RESERVE AT  RECURRING     U/W   INSURANCE
 #  RESERVE/FF&E ORIGINATION   LC & TI    LC & TI  ESCROWS
--- ------------ ----------- ----------- -------- ---------
128   $ 17,000       N/A         N/A        N/A   Both
129          4%      N/A         N/A        N/A   Both
131   $  9,991       N/A         N/A        N/A   Both
132   $  1,786     $80,890     $22,328    $14,980 Both
133   $  3,449     $20,000     $18,000    $22,996 Both
135   $  6,844     $680,000    $18,000    $25,362 Both
136   $  2,955       N/A       $19,700    $19,700 None
137   $  2,183     $224,000    $24,000    $10,321 Both
138   $  6,662       N/A         N/A      $17,936 Both
139   $  1,598       N/A         N/A      $13,737 Both
140   $  3,786     $37,872       N/A      $16,275 Both
141   $  9,072       N/A       $100,000     N/A   Both
142   $ 10,475       N/A         N/A        N/A   Both
143   $  1,491       N/A         N/A      $7,819  Insurance
144   $ 20,000       N/A         N/A        N/A   Both
145   $  2,087       N/A       $14,981    $18,184 Both
146   $ 48,000       N/A         N/A        N/A   Both
147   $  3,588       N/A       $12,000    $12,444 Both
148   $  3,760     $100,000     $9,020    $8,774  Both
149   $ 11,657       N/A         N/A      $14,442 Insurance
150   $  1,845     $24,000     $12,550    $12,300 Both
151   $  3,985       N/A       $20,664    $19,927 Both
152   $  3,158     $50,000       N/A      $18,030 Both
153   $  1,886       N/A       $15,000    $7,497  Both
154   $    991       N/A        $5,940    $4,571  Both
155   $  1,483       N/A         N/A      $3,446  Both
156   $  7,750       N/A         N/A        N/A   Both
157   $  1,184     $40,141      $9,000    $11,923 Both
158   $  1,150       N/A        $3,450    $3,450  Both
159   $  5,450       N/A         N/A        N/A   Both
160   $  5,500     $150,000    $25,000    $29,246 Both
161   $  4,224     $70,000       N/A      $11,448 Both
162   $  3,246       N/A         N/A      $21,644 Both
163   $  1,795       N/A        $7,180    $7,180  Both
164   $  5,222       N/A       $24,000    $13,085 Both
165   $  6,385       N/A       $21,360    $28,350 Tax
166   $  5,100       N/A         N/A        N/A   None
167   $    944       N/A        $4,720    $4,720  Both
168   $  7,289       N/A         N/A      $25,133 Both
169   $  1,350       N/A         N/A      $6,750  Both
170   $    958       N/A        $1,916    $1,916  Both
171   $ 10,856       N/A         N/A      $12,062 Both
172   $  2,531       N/A         N/A      $5,704  None
173   $  2,207       N/A        $7,355    $7,356  Both
174   $  2,865       N/A         N/A      $3,820  None
175   $    873       N/A        $6,552    $6,549  Both
176   $ 12,266       N/A       $27,000    $59,092 Both
177   $ 15,300       N/A         N/A        N/A   Both
178   $ 10,005       N/A         N/A        N/A   Both
179   $  7,000       N/A         N/A        N/A   Both
180   $ 13,282       N/A         N/A        N/A   Both
181   $  4,018       N/A       $13,395    $12,245 Both
182   $  7,980       N/A         N/A      $1,583  Both
183   $  6,500       N/A         N/A        N/A   Both
184   $ 22,640       N/A         N/A        N/A   Both
185   $  5,070       N/A       $13,440    $11,875 Both
186   $  1,500       N/A         N/A        N/A   Both
187   $  3,800       N/A         N/A        N/A   Both

                                      A-1-22

                                                                       CONTRACTUAL
                                                          ENGINEERING   RECURRING
             LOAN                                          RESERVE AT  REPLACEMENT
 #  CROSSED GROUP                LOAN NAME                ORIGINATION RESERVE/FF&E
--- ------- ----- --------------------------------------- ----------- ------------
188           1   Oxford Shopping Center                    $      0     $2,460
190           1   353 Nassau Street                         $  9,875       N/A
191           1   Office Depot Greensboro                   $      0       N/A
192           1   Gorman's Furniture-Southfield             $      0     $3,734
193           1   Atrium Office Building                    $ 13,375     $5,445
194           1   Airport Plaza                             $  8,188     $7,200
195           1   JFW Property                              $      0     $1,760
196           1   Fairfield Square Shopping Center          $      0       N/A
197           1   McColl Plaza                              $      0      $760
198           1   Citizens Bank Plaza                       $      0       N/A
199           1   953-963 West Belmont                      $      0     $2,322
200           1   Three Mile Oak Shopping Center            $      0     $2,217
201           1   Kilby Place                               $      0      $846
202           1   Woodstock Commercial Center               $      0      $909
203           1   Wornall Plaza Shopping Center             $ 15,294     $1,998
204           1   Business Parkway Properties               $      0     $2,930
205           1   32-27/32-35 Francis Lewis Blvd            $      0       N/A
206           2   Medical Center Apartments                 $  3,125     $14,000
207           1   Bank of the West                          $      0      $720
208           2   Fiesta Mobile Home Park                   $ 14,750     $3,800
209           1   Ponca City Plaza SC                       $ 10,750       N/A
210           1   Warner Robins MOB                         $      0     $1,898
211           2   Windy Hill Apartments                     $ 28,438     $10,250
212           1   810 Canton Road Medical Office Building   $      0     $1,360
213           1   Update Center                             $    875     $1,201
214           1   Little Elm Self Storage                   $      0       N/A
215           1   Big O Tires - Ankeny                      $      0      $922
216           1   BILO's Retail Shops                       $      0     $2,541
217           1   5310 8th Avenue                           $      0     $2,340
218           1   Auto Zone                                 $      0       N/A
219           2   Nottingham Estates MHC                    $ 22,812     $4,950
221           1   Lakeside Marketplace                      $  2,375     $1,000
222           1   Armor Self Storage                        $      0       N/A
223           1   Kelly Plaza                               $  5,625     $2,128
224           1   Boiling Springs Center                    $      0      $927

         U/W
      RECURRING    LC & TI   CONTRACTUAL            TAX &
     REPLACEMENT  RESERVE AT  RECURRING     U/W   INSURANCE
 #  RESERVE/FF&E ORIGINATION   LC & TI    LC & TI  ESCROWS
--- ------------ ----------- ----------- -------- ---------
188   $  2,460     $35,000      $8,200    $8,200  Both
190   $  1,369     $20,000      $6,300    $5,168  Both
191   $  1,840       N/A         N/A        N/A   Insurance
192   $  3,734       N/A        $3,734    $4,668  Both
193   $  5,445       N/A       $23,597    $36,303 Both
194   $  7,201       N/A       $14,401    $34,101 Both
195   $  1,760       N/A        $3,352    $3,352  Both
196   $  9,668       N/A         N/A      $9,143  None
197   $    760       N/A        $7,600    $7,600  Both
198   $    818       N/A       $14,374    $14,374 Both
199   $  2,232       N/A         N/A      $22,457 Both
200   $  2,217       N/A        $7,390    $7,390  Both
201   $    846     $70,752      $6,348    $8,461  Both
202   $    909       N/A        $1,818    $1,818  Both
203   $  1,998       N/A       $10,000    $6,316  Both
204   $  2,930       N/A        $8,790    $8,790  Both
205   $  1,419       N/A         N/A        N/A   Both
206   $ 14,000       N/A         N/A        N/A   Both
207   $    720       N/A         N/A        N/A   Both
208   $  3,800       N/A         N/A        N/A   Both
209   $  1,590       N/A        $8,000    $5,963  Both
210   $  1,898       N/A        $8,366    $8,375  Both
211   $ 10,250       N/A         N/A        N/A   Both
212   $  1,360       N/A        $4,534    $4,534  None
213   $  1,201     $124,000      N/A      $6,411  Both
214   $  2,801       N/A         N/A        N/A   Both
215   $    922       N/A         N/A      $3,822  Both
216   $  2,541     $30,000       N/A      $3,466  Both
217   $  2,340       N/A         N/A        N/A   Both
218   $    380       N/A         N/A      $1,086  None
219   $  4,950       N/A         N/A        N/A   Both
221   $  1,000       N/A        $7,020    $4,788  Both
222   $  5,993       N/A         N/A        N/A   Both
223   $  2,128       N/A        $5,000    $6,606  Both
224   $    927       N/A        $6,180    $6,180  Both

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY RV DAKOTA RIDGE RV PARK, RV ELK MEADOWS RV PARK AND RV SPRUCE LAKE RV PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

                                      A-1-23

                                                             CUT-OFF
                                                         DATE PRINCIPAL
  #    CROSSED  PROPERTY NAME                               BALANCE (1)  PROPERTY TYPE  SQ. FT.
-----  -------  ---------------------------------------  --------------  -------------  -------
  2             245 Fifth Avenue                          $140,000,000   Office         303,139
  3             City Tower                                $115,000,000   Office         410,068
  4             2600 Michelson                            $ 95,000,000   Office         307,271
  7             St. Luke's At Cypress Woods               $ 31,800,000   Office         144,415
  8             Lakeview Plaza                            $ 31,200,000   Retail         185,006
  11            Sweetwater Crossings                      $ 29,000,000   Retail         199,078
  13            Grove Square Shopping Center              $ 26,000,000   Retail         191,095
  14            Crystal Corporate Center                  $ 23,500,000   Office         126,602
  15            Hillside Village Shopping Center          $ 23,200,000   Retail         166,625
  17            Wellington Tower Retail                   $ 22,500,000   Retail          41,193
 18.1           Egizii Portfolio-Bucari Building          $  6,713,424   Office          89,056
 18.2           Egizii Portfolio-Ridgely Building         $  3,791,127   Office          57,185
 18.3           Egizii Portfolio-Pana Warehouse           $  3,478,508   Industrial     110,000
 18.4           Egizii Portfolio 400 North Fifth Street   $  3,081,101   Office          34,802
 18.5           Egizii Portfolio-700 North MacArthur      $  2,007,783   Industrial      65,067
 18.6           Egizii Portfolio-Bell Building            $  1,610,376   Office          20,448
 18.7           Egizii Portfolio-Edwards Building         $  1,183,044   Office          18,641
 21.1           West 125th St Portfolio                   $ 14,580,000   Retail          13,225
 21.2           1645 Pitkin St                            $  4,620,000   Retail          10,400
  26            University Square                         $ 13,750,000   Retail          68,057
  27            Mokena Retail                             $ 13,400,000   Retail          44,632
  28            University Centre I                       $ 13,400,000   Office          99,267
  31            Cranbrook Plaza                           $ 12,800,000   Retail         138,558
  32            Temescal Plaza                            $ 12,700,000   Retail          44,632
  33            82 Totowa Road                            $ 12,600,000   Industrial     138,000
  34            565 Metro Place                           $ 12,235,000   Office         118,192
  42            Sprouts Center Surprise                   $ 11,100,000   Retail          44,885
  52            Northridge Shopping Center                $  8,800,000   Retail          75,199
  56            Trade Center                              $  8,500,000   Office         106,138
  59            Prime One Office Building                 $  8,250,000   Industrial      57,731
  63            Catoosa Shopping Center                   $  7,575,000   Retail          70,223
  69            Viewridge Industrial                      $  6,750,000   Industrial      48,203
  74            Alliance Commerce Center                  $  6,400,000   Mixed Use      216,604
  75            Pleasant Hill Station                     $  6,240,000   Retail          24,500
 78.1           Drug Mart Plaza - Upper Sandusky          $  3,136,500   Retail          37,280
 78.2           Drug Mart Plaza - Parma Heights           $  2,793,500   Retail          32,294
  81            Gateway Center                            $  5,646,969   Industrial      88,177
  84            488 Main Avenue                           $  5,400,000   Office          35,843
  85            Muhlenberg Square                         $  5,324,145   Retail          46,179
  89            Centre at Eagle's Nest                    $  5,074,000   Retail          23,524
  90            Northside Plaza                           $  5,000,000   Retail          16,994
  91            Design Market                             $  4,987,672   Industrial      89,184
  93            Troy Marketplace                          $  4,800,000   Retail         139,355
  94            Fountain Court                            $  4,678,833   Retail          42,500
  95            City Center MOB                           $  4,662,000   Office          25,465
  97            Plaza Medical & Research Center I         $  4,537,876   Office          33,681
  98            Prominence Shops at Liberty Park          $  4,252,177   Retail          25,203
  99            Ray's On The River                        $  4,200,000   Retail          11,515
 101            4355 Montgomery Road                      $  4,100,000   Office          16,000
 103            Best Buy - Owasso                         $  4,068,000   Retail          30,038
 104            Shoppes at Taylor Ranch                   $  4,000,000   Retail          51,939
 106            Main & 8th Street Retail                  $  3,992,980   Retail          45,658
 109            Mound Road Commons                        $  3,765,373   Industrial      70,200
 111            112 York Road                             $  3,725,000   Mixed Use       24,500
 113            Warwick Place                             $  3,686,837   Mixed Use       52,227
 114            Westport Landing Shopping Center          $  3,675,000   Retail          25,538
 115            Old Hickory                               $  3,594,659   Retail          29,419
 116            Marshall Office Park                      $  3,590,058   Industrial      49,390
 120            Screenland Office                         $  3,480,000   Office          47,329
 122            Hobby Lobby Retail Center                 $  3,377,000   Retail          72,613
 123            Avalon Plaza                              $  3,327,357   Retail          64,458
124.1           127 Church Road                           $  1,840,577   Office          11,975
124.2           4000 Church Road                          $  1,457,124   Office          10,985
 126            1800 6th Street                           $  3,235,961   Retail          16,576
 132            Goshen Commercial                         $  3,058,000   Office          17,662
 133            Autumn Springs Office Building            $  3,000,000   Office          22,996
 136            412 S. Wall St. & 319 Winston St.         $  2,897,813   Retail          31,700
 139            Marina Marketplace                        $  2,750,000   Retail          15,985
 140            Deerwood Village Executive Center         $  2,704,000   Office          25,241
 143            Clearpoint Crossing                       $  2,626,000   Retail          14,908
 145            Jackson Plaza-Edinburg                    $  2,598,235   Retail          20,870
 147            Skyline 1998                              $  2,500,000   Mixed Use       23,923
 150            180-184 Sunrise Highway                   $  2,450,000   Office          12,300
 151            Oakridge Square Shopping Center           $  2,418,000   Retail          26,569
152.1           20282 Garrett Highway                     $  1,273,113   Retail           8,100
152.2           13227 Garrett Highway                     $  1,131,324   Retail          12,958
 153            Everett Retail                            $  2,400,000   Retail          12,570
154.1           Providence Plaza                          $  1,697,016   Retail           4,850
154.2           Shoppes at Midtown                        $    698,771   Retail           1,750
 155            Dunn Commons                              $  2,354,082   Retail           9,948
 157            James Madison Square                      $  2,300,000   Retail          11,844
 160            10620 Metcalf Avenue                      $  2,200,000   Retail          27,500
 161            Millennium Plaza                          $  2,200,000   Mixed Use       24,400
 165            3100 University Boulevard                 $  2,048,016   Office          42,564
 168            Naperville Executive Center               $  2,007,617   Office          25,133
 169            Concentra Medical Building                $  1,994,826   Office           9,000
 172            CVS Woodstock                             $  1,990,656   Retail          10,125
 175            Crabapple Place                           $  1,909,000   Retail           8,732
 176            Prairie Village                           $  1,891,132   Retail          81,774
 181            Santa Ana Office                          $  1,800,000   Office          26,789
 185            5741 Bayside Road                         $  1,720,000   Mixed Use       33,800
 190            353 Nassau Street                         $  1,602,773   Office           8,624
 191            Office Depot Greensboro                   $  1,600,000   Retail          18,400
 193            Atrium Office Building                    $  1,597,907   Office          36,303
 194            Airport Plaza                             $  1,592,389   Retail          48,005
 196            Fairfield Square Shopping Center          $  1,530,000   Retail          22,483
 197            McColl Plaza                              $  1,516,855   Retail           7,600
 198            Citizens Bank Plaza                       $  1,500,000   Mixed Use        8,180
 199            953-963 West Belmont                      $  1,497,731   Retail          14,882
 201            Kilby Place                               $  1,466,133   Retail           8,461
 205            32-27/32-35 Francis Lewis Blvd            $  1,424,079   Other            9,462
 209            Ponca City Plaza SC                       $  1,358,985   Retail          10,600
 213            Update Center                             $  1,250,000   Retail           7,889
 221            Lakeside Marketplace                      $  1,000,000   Retail          10,000
 223            Kelly Plaza                               $    990,576   Retail          10,640
 224            Boiling Springs Center                    $    922,658   Retail           6,180

                             MAJOR                             MAJOR         MAJOR
                          TENANT # 1                        TENANT # 1  TENANT # 1 LEASE
  #                          NAME                             SQ. FT.   EXPIRATION DATE
-----  --------------------------------------------------   ----------  ----------------
  2                         Bisys                             45,194      12/31/2012
  3           Regents of University of California             54,201      11/30/2010
  4                       LA Fitness                          60,013       1/31/2011
  7                 Kelsey- Seybold Clinic                   125,712       7/31/2020
  8                           A&P                             45,366       1/31/2019
  11                     Circuit City                         32,995       3/31/2010
  13                       JC Penney                          87,837       11/1/2011
  14                  NASD, Incorporated                      17,421        3/3/2015
  15                      Stein Mart                          37,177       11/6/2011
  17                  The McCarton Center                     14,254       1/31/2022
 18.1                IL Dept of Public Aid                    89,056      12/31/2011
 18.2       Illinois Office of Banks & Real Estate            40,206          MTM
 18.3     State of Illinois Department of Corrections        110,000       8/22/2010
 18.4               IL Dept. of Public Aid                    34,802      12/31/2011
 18.5            Egizii Electric, Incorporated                65,067      12/31/2016
 18.6                IL Dept of Public Aid                    20,448       2/29/2012
 18.7                     McLeod USA                          10,000      11/30/2007
 21.1      116 West 125th Street, LLC (BMS & Metro)            5,000       9/30/2016
 21.2           Paramount Home Decorators, Inc.               10,400      12/31/2025
  26                     Ace Hardware                         14,782       11/1/2010
  27                      Blockbuster                          4,240        12/31/13
  28                       AZZ Group                          18,607       8/31/2012
  31       Martin's Inc. and Martin's Cranbrook Inc.          37,500      12/31/2027
  32                       Walgreens                          14,370      10/31/2016
  33       Toshiba America Consumer Products, L.L.C.         138,000       6/30/2017
  34                       Endforce                           31,162      10/31/2011
  42                Sprouts Farmers Market                    27,268       3/19/2026
  52                    The Kroger Co.                        41,584       1/31/2018
  56                        Wolfram                           44,548       2/28/2014
  59                  Prime One Mortgage                      39,327       4/30/2018
  63                     AWG Reasor's                         55,257      11/30/2025
  69        Bekaert Specialty Films (New SFI, LLC)            48,203       5/31/2014
  74                 US Foodservice, Inc.                     83,991       9/30/2007
  75                       Mattress Firm                       4,060       6/30/2010
 78.1                 Drug Mart                               22,620       12/1/2015
 78.2                     Drug Mart                           21,979       12/1/2015
  81                 Southern Star Tools                       3,420         MTM
  84                 Grimes & Battersby                        9,011       4/30/2012
  85              Best Buy Furnishings LLP                    11,000       3/31/2017
  89              Fiesta Azteca Restaurant                     4,505      11/30/2016
  90              Merit Cars, Incorporated                     4,500       4/14/2017
  91                     Master Tile                          22,268      11/30/2010
  93                 Pic 'N Save                              41,125       8/31/2010
  94            Northampton Community College                  7,600       7/1/2011
  95                 Covenant Healthcare                      12,693       2/28/2016
  97              Pivotal Research Centers                    12,532       4/30/2011
  98             Liberty Park Joint Venture                    7,443      12/31/2007
  99               Ray's Restaurants, LLC                     11,515       9/6/2026
 101         Midwest Center for Advanced Imaging              16,000      10/31/2015
 103                Best Buy Stores, L.P.                     30,038       3/28/2016
 104                  Walgreens                               14,000      12/31/2040
 106           AutoMate Parking, Inc.                         22,000      10/31/2008
 109           Great Lakes Investment                          4,500      11/30/2007
 111                   Maddock Douglas                        15,676        6/1/2011
 113                UniFirst Corporation                      15,296       7/31/2011
 114            Chili's Brinker International                  6,117       6/30/2009
 115                   Mattress Barn                           5,799        3/1/2008
 116                     Pridemark                            26,080      11/30/2010
 120               Geoff Howe Marketing                       11,894       1/31/2009
 122                    Hobby Lobby                           56,549        05/31/14
 123            Payless Food Stores                           24,825       6/30/2009
124.1         Cooper Health Sys: Urology group                 2,658      12/31/2008
124.2                Coastal Spine PC                         10,985       3/30/2009
 126              Clean King Coin Laundry                      3,993       1/31/2012
 132               JP Morgan Chase Bank                        5,664       7/31/2020
 133             Corinthian Custom Homes, Inc.                 6,460       9/22/2018
 136                   Automate Parking                       12,000       4/30/2010
 139                    Baja Fresh                             3,000       7/31/2018
 140                PAJAG, Inc.                                3,078      11/30/2009
 143           Wings Pizza & Things                            4,777       6/30/2017
 145               Aaron Rentals                               6,690       6/1/2011
 147             Ewing Irrigation                              9,035       7/31/2010
 150           Sleep Improvement Center                        4,500       1/31/2012
 151           Furniture in the Raw                            8,000       5/31/2013
152.1              Sacred Ground                               2,200       4/30/2008
152.2                 China Wok                                4,200        3/1/2010
 153                Fresh Produce                              5,500       2/28/2012
154.1                Starbucks                                 1,850       2/28/2017
154.2                Starbucks                                 1,750       2/28/2017
 155   Charlotte Mecklenburg Hospital Authority                4,900       4/30/2021
 157                Carribean Tan                              4,404       1/31/2009
 160          Hooters of America, Inc.                        10,389      10/31/2011
 161         Millennium Billiards Sports                       8,000      12/31/2010
 165            The Clarkson Company                           5,131       4/30/2019
 168               Chicago Bancorp                             5,706       7/31/2009
 169             Concentra St. Louis, L.L.C.                   9,000       1/31/2015
 172               CVS Drug Store                             10,125       1/31/2018
 175            Indigo Home Furnshings                         3,256       1/31/2010
 176               Dillon's/Kroger                            35,711      12/31/2009
 181           Berryman & Henigar, Inc.                       26,789       7/31/2012
 185            Advanced Dealer                               13,825       3/31/2010
 190          John F. McCarthy Law Offices                     3,345       8/31/2009
 191                   Office Depot                           18,400      12/29/2021
 193       Millennia Center of Modeling and Acting             4,107       9/30/2014
 194                  FedEx                                   25,500      12/31/2013
 196                   Blockbuster                             6,767       8/31/2008
 197                   Subway                                  1,680       1/31/2012
 198           Citizens National Bank                          4,550       9/30/2015
 199    Dalia's Hair Design, Inc. DBA Milio's Hair Design      4,773       2/28/2011
 201            American Health Imaging, Inc.                  4,000       3/31/2016
 205            JPMorgan Chase Bank, N.A.                      9,462        12/31/21
 209            Hibbett Sporting Goods, Inc                    5,000       7/31/2009
 213           MG Midwest, Inc--Video Update                   5,000       1/14/2008
 221               Drugco Pharmacies                           3,400       9/30/2010
 223              Designer's Touch Kitchen                     3,600      11/30/2010
 224                   Papa John's Pizza                       1,320       3/31/2011

                           MAJOR                        MAJOR          MAJOR
                         TENANT # 2                  TENANT # 2  TENANT # 2 LEASE
  #                         NAME                       SQ. FT.    EXPIRATION DATE
 ----  --------------------------------------------  ----------  ----------------
  2                     Datamonitor                    28,311        7/31/2012
  3           St. Paul Fire & Marine Insurance         48,868        4/30/2008
  4                Citicorp North America              36,034        6/30/2008
  7               Houston NW Primary Care              12,200        8/31/2017
  8                       Rite Aid                     11,115        2/28/2014
  11     Bally's Total Fitness of California, Inc.     25,000        6/30/2015
  13                     Walgreens                     11,005        10/1/2026
  14         New England Life Insurance Company        10,020        3/31/2010
  15               Card and Party Factory              24,146        7/31/2008
  17             New York First Avenue CVS             13,939        9/30/2018
 18.1                       N/A                           N/A              N/A
 18.2       Illinois Department of Public Health       16,048              MTM
 18.3                       N/A                           N/A              N/A
 18.4                       N/A                           N/A              N/A
 18.5                       N/A                           N/A              N/A
 18.6                       N/A                           N/A              N/A
 18.7           Illinois Prevent Child Abuse            2,317       12/31/2008
 21.1         Alpha Plus Sports (Olympic Town)          3,725        5/31/2015
 21.2                       N/A                           N/A              N/A
  26                  Oriental Buffet                   8,000        1/31/2012
  27                   Vito & Nick's                    3,500         12/31/13
  28               Stoval Granedy & Allen               8,571        8/31/2007
  31               Merritt Athletic Clubs              23,875       10/14/2013
  32                  USPS (Pad Site)                  13,661         7/1/2020
  33                        N/A                          N/A               N/A
  34                      Influent                     14,106       10/31/2012
  42                    Massage Envy                    3,500       10/31/2012
  52                 Blazin Wings, Inc.                 6,466        6/30/2014
  56                        ARA                        19,000        1/31/2017
  59                    Medi-Physics                   11,048        3/31/2012
  63    Regina Pickens d/b/a Cheers! Wine & Spirits     3,000        7/31/2011
  69                        N/A                          N/A               N/A
  74             Fasteners For Retail, Inc.            55,530        5/31/2009
  75            Computer Builders Warehouse             2,450        7/31/2010
 78.1                  Rent a Center                    4,389         5/1/2008
 78.2                   Fancy Foods                     4,400         1/1/2012
  81               Granite Imagination                  3,200              MTM
  84          Professional Media Group, LLC             8,500       10/31/2011
  85                  Aaron's Rental                    8,826              MTM
  89            Eagles Nest Medical Center              4,004       10/31/2013
  90                 JP Morgan Chase                    4,103       12/31/2026
  91                Hunzicker Brothers                 21,835        9/30/2018
  93                Frd's Strs Ten Inc                 20,000       11/30/2009
  94              Sylvan Learning Center                3,400        9/30/2011
  95             Children's Medical Group               7,263       12/31/2020
  97                Cardiac Solutions                  11,242        1/31/2013
  98                 La Dama Pizzeria                   3,100        6/30/2008
  99                       N/A                            N/A              N/A
 101                       N/A                            N/A              N/A
 103                       N/A                            N/A              N/A
 104               Creative Prep School                13,868        6/30/2009
 106               Lucky Leather, Inc.                  5,000              MTM
 109                   Tutto Tiles                      4,500         3/1/2008
 111                  Keller Williams                   5,200        4/30/2017
 113                 Boston Billiards                  14,791       11/30/2010
 114                New Peking Chinese                  3,996        9/30/2013
 115                   5 Penny Heaven                   2,700         3/1/2009
 116                Recycled Material                   8,000        1/31/2010
 120   Film Row d.b.a. Screenland and Event Center      6,760        5/16/2010
 122                 Tuesday Morning                    8,064         07/15/10
 123                    Dollar USA                     12,122        5/31/2017
124.1        Cooper Health Sys: Ob-Gyn group            2,099        7/31/2008
124.2                      N/A                            N/A              N/A
 126                  Jeremias Duran                    3,000        9/30/2007
 132              Prudential Rand Realty                3,648        3/30/2013
 133                   CTX Mortgage                     3,156        2/28/2009
 136                  Rainbow Party                     7,100        3/31/2008
 139                      Subway                        1,280       12/31/2008
 140                 Rappaport & Co.                    2,498       11/30/2008
 143           Clearpoint Vision & Optical              2,004        6/30/2012
 145               Chili's (Land Lease)                 6,690        1/27/2016
 147                DCA Holdings, LLC                   3,000        7/14/2009
 150               Household Finance                    2,200        4/30/2010
 151              Bestway Floor Covering                4,200       12/31/2010
152.1               Lakeside Creamery                   1,600       12/31/2010
152.2                     B.O.S.S.                      2,806         3/1/2010
 153                   Seven Eleven                     3,000        7/31/2022
154.1                    Nexcall                        1,500        3/31/2012
154.2                      N/A                            N/A              N/A
 155                  Wachovia Bank                     2,656        3/29/2012
 157                   Tudi Gusti's                     2,540        5/31/2011
 160          Clint Warren's Comedy Club, Inc.          4,825        9/30/2009
 161                        OTB                         3,000        9/16/2013
 165             Big Brothers, Big Sisters              4,175       12/31/2008
 168           Integrated Technical Solutions           2,062        6/30/2010
 169                        N/A                           N/A              N/A
 172                        N/A                           N/A              N/A
 175               Roswell Physiotherapy                2,812        4/30/2012
 176                   Hart Pharmacy                    8,144       12/14/2009
 181                        N/A                           N/A              N/A
 185                   JR Businesses                    4,575       11/30/2007
 190        Michael Graves and Associates, Inc.         3,240        4/30/2011
 191                        N/A                           N/A              N/A
 193            Reservoir Geophysical Corp.             3,558       11/30/2010
 194                   Burgundy Room                    5,985       11/30/2007
 196                  Kelly Rentals                     6,000        8/15/2010
 197                  I&D Wireless                      1,520        1/31/2012
 198                 Jaine Yoo Co.                      1,956       10/31/2011
 199                   Never Mind                       3,760        9/30/2011
 201           Hodges Enterprises #1, LLC               2,250       11/30/2011
 205                      N/A                             N/A              N/A
 209          First American Cash Advance               2,000       12/31/2010
 213                 Subway-Graham                      1,484        6/30/2008
 221                Little Mini Inc.                    2,000        7/31/2015
 223             Hallmark Cards and Gifts               3,600         1/1/2011
 224                    Game Stop                       1,320        3/31/2011

                                     MAJOR                               MAJOR          MAJOR
                                  TENANT # 3                           TENANT # 3  TENANT # 3 LEASE
  #                                  NAME                               SQ. FT.    EXPIRATION DATE
-----  -------------------------------------------------------------  -----------  ----------------
  2                       Beth Israel Medical Center                     14,253       11/30/2009
  3                             Liberty Mutual                           41,480        8/31/2011
  4                          Kasdan Simonds et al                        20,025       11/30/2008
  7                               Allen Chu                               4,181       11/30/2016
  8                        Creative Kids Childcare                       10,000        8/31/2008
  11                         Long's Drug Store's                         24,650        2/28/2017
  13                          Old Country Buffet                         10,000        12/1/2011
  14                        Royal Palm Communities                        8,847       11/30/2011
  15                             Dollar Tree                             11,240        3/31/2012
  17                        East 82nd Garage, LLC                        13,000        1/31/2019
 18.1                                N/A                                    N/A              N/A
 18.2                            Edward Jones                               930        8/31/2011
 18.3                                 N/A                                   N/A              N/A
 18.4                                 N/A                                   N/A              N/A
 18.5                                 N/A                                   N/A              N/A
 18.6                                 N/A                                   N/A              N/A
 18.7                       IL Violence Protection                        2,000       10/31/2010
 21.1                        Magis Apparel (MONY)                         2,500        3/31/2011
 21.2                                N/A                                    N/A              N/A
  26                             Blockbuster                              4,800       12/31/2010
  27                               Cingular                               3,000         10/31/08
  28                             Alamo Title                              7,721        7/31/2009
  31                            Zoned for Kids                            8,190        1/31/2011
  32                           Emerson Training                           5,023       12/31/2007
  33                                 N/A                                    N/A              N/A
  34                          Hylant of Columbus                         13,872       10/31/2011
  42                               Cingular                               2,467        5/31/2011
  52                       Dollar Tree Stores, Inc.                       5,550        9/30/2007
  56                             TGI Friday's                             8,056        3/22/2011
  59                                 N/A                                    N/A              N/A
  63               Lance Goodwin d/b/a Goodwin Chiropractic               1,466        1/31/2013
  69                                 N/A                                    N/A              N/A
  74                    Vater's of Oklahoma City, Inc.                   23,652              MTM
  75                               Cafe Ahn                               2,450        7/31/2010
 78.1                           Zeppe's Pizza                             2,800        12/1/2011
 78.2                             Super Tan                               2,375        11/1/2010
  81                       Practical Counter Tops                         3,200              MTM
  84                     Washington Mutual Bank, FA                       6,800        2/28/2010
  85                         Advance Auto Parts                           8,000        9/30/2011
  89                       Irish Pizza Maker, LP                          3,465        3/31/2017
  90                         Gymini Fitness LLC                           3,890        5/31/2022
  91                           Select Floors                             14,872        4/30/2012
  93                          CitiTrends, Inc.                           19,680        9/30/2010
  94                            Iscar Metals                              3,050         1/1/2008
  95                    Progressive Step Corporation                      1,878        3/31/2010
  97   Carroll, MD, PC, Patricia A. and Skin Cancer Treatment Center      6,665       11/30/2012
  98                       Affinity Hospital LLC                          2,860       12/31/2011
  99                                N/A                                     N/A              N/A
 101                                N/A                                     N/A              N/A
 103                                N/A                                     N/A              N/A
 104                     New Heights Baptist Church                       4,470        4/30/2008
 106                      El Maestrol Bicycle Shop                        2,200              MTM
 109                         Party Place Rentals                          4,500       10/18/2008
 111                              Lala Land                               1,780        4/30/2010
 113                            Monster Golf                             11,610        7/31/2011
 114                        Fuji Japanese Steak                           3,652        8/31/2019
 115                         Cora Health Service                          2,663        12/5/2009
 116                            Henry Schein                              7,280       12/31/2010
 120                    Promotional Management Group                      5,789        6/30/2010
 122                         Salon of the Town                            8,000       10/31/2015
 123                         Coin Less Laundry                            3,251        8/31/2016
124.1                       Greentree Pediatrics                          1,992         8/1/2008
124.2                                N/A                                    N/A              N/A
 126                         Bonnie Brae Liquor                           1,953        7/31/2009
 132                       Stifel, Nicolaus & Co.                         3,190         4/1/2011
 133                           Colonial Bank                              3,149         7/1/2009
 136                            PAX Trading                               3,100       12/31/2011
 139                          Fox's Pizza Den                             1,280        9/30/2016
 140                           TRC Employment                             1,988        6/30/2008
 143                            Happy Nails                               1,612        3/31/2012
 145                         Flipside Clothing                            4,094       11/28/2011
 147                          Decca Management                            2,976        7/31/2010
 150                         Auto Plus Leasing                            2,200        5/31/2012
 151                         Athina Hair Salon                            3,206        3/31/2010
152.1                         Yoders (Grizzly)                            1,300         5/1/2008
152.2                          The Party Store                            2,282         4/1/2010
 153                      Progressive Chiropractic                        2,000        7/31/2017
154.1                               N/A                                     N/A              N/A
154.2                               N/A                                     N/A              N/A
 155                                N/A                                     N/A              N/A
 157                            Jimmy John's                              1,787        2/14/2012
 160                        Party Store & Rentals                         3,607       11/30/2019
 161                       Millennium ATM Services                        3,000       12/31/2019
 165                    First Coast Physical Medicare                     3,485        8/31/2011
 168                     Primerica Financial Services                     1,921        9/30/2008
 169                                 N/A                                    N/A              N/A
 172                                 N/A                                    N/A              N/A
 175                           Victory Cleaners                           1,554       12/31/2011
 176                             Candle Club                              7,263       12/31/2007
 181                                 N/A                                    N/A              N/A
 185                              Royal Cup                               3,200        4/30/2009
 190                           QED Engineering                              742       10/31/2008
 191                                 N/A                                    N/A              N/A
 193                     Doughtie Exploration Company                     2,665        2/29/2010
 194                         CV Christian Center                          3,300              MTM
 196                        Mitchell Eye Center                           1,847        7/31/2011
 197                         Extreme Flavors                              1,520        3/31/2012
 198                        Reagan Eye Center                             1,674        3/31/2012
 199                        Ultimate Exposure                             2,744        5/31/2011
 201                   Dodge Family Dentistry, P.C.                       2,211        9/30/2017
 205                                    N/A                                 N/A              N/A
 209                          GameStop, Inc.                              2,000        4/30/2011
 213                    Sound Foot & Ankle Center                         1,405       11/30/2008
 221                        Lake Gaston Living                            1,600        1/31/2009
 223                         Bo Rics Hair Care                            2,240        1/31/2009
 224                         Cingular Wireless                            1,200        6/30/2009

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-1-24

                              MULTIFAMILY SCHEDULE

                                                                                   UTILITIES
                                                                                     TENANT               #
  #    CROSSED  PROPERTY NAME                           PROPERTY SUBTYPE              PAYS            ELEVATORS
-----  -------  ------------------------------------  --------------------  ------------------------  ---------
  5             Meyberry House                            Conventional      Electric/Sewer/Gas/Water       2
 6.1            Caribbean Isle                            Conventional              Electric               0
 6.2            Forest Park                               Conventional              Electric               0
 6.3            Wind Tree                                 Conventional            Electric/Gas             0
 6.4            Warwick Apartments                        Conventional        Electric/Water/Sewer         0
 6.5            Coulter Landing                           Conventional              Electric               0
 9.1            3489 Broadway                             Conventional            Electric/Gas             2
 9.2            548 West 164th Street                     Conventional            Electric/Gas             1
 9.3            610 West 163rd Street                     Conventional            Electric/Gas             0
 9.4            519 West 143rd Street                     Conventional              Electric               1
 10.1           Meadow Ridge                              Conventional              Electric               0
 10.2           Spanish Oaks                              Conventional              Electric               0
  12            Stone Lake Apartment Homes                Conventional           Electric/Water            0
  19            Paradise Bay                              Conventional           Electric/Water            0
  22            Timberlakes at Atascocita Apartments      Conventional           Electric/Water            0
  23            Champions Park Apartments                 Conventional      Electric/Gas/Water/Sewer       0
  30            Champions Centre Apartments               Conventional      Electric/Gas/Water/Sewer       0
  35            Park Village                              Conventional        Electric/Water/Sewer         0
  36      A     RV Dakota Ridge RV Park                      RV Park                  N/A                N/A
  37      A     RV Elk Meadows RV Park                       RV Park                  N/A                N/A
  38      A     RV Spruce Lake RV Park                       RV Park                  N/A                N/A
  39            Pegasus Place                             Conventional              Electric               0
  40            The Fairways Apartments                   Conventional      Electric/Gas/Water/Sewer       0
  41            Parks at Walnut                           Conventional        Electric/Water/Sewer         0
  44            Villas at Bailey Ranch III                Conventional           Electric/Water            0
  45            St. Charles Place                         Conventional                None                 0
  48            Bullard Crossing                          Conventional        Electric/Water/Sewer         0
  49            Curry Junction Apartments                 Conventional              Electric               0
  50            Crown Acquisitions                        Conventional              Electric               0
  61            Parkoff - 1-5-9 Seaman Avenue             Conventional            Electric/Gas             0
  62            Bullard Creek                             Conventional        Electric/Water/Sewer         0
  64            Wexford Homes                             Conventional        Electric/Water/Sewer         0
  65            Center Pointe Apartments                  Conventional        Electric/Water/Sewer         0
  66            Farmville Apartment Portfolio             Conventional            Electric/Gas             0
  68            Parkoff - 100 Thayer Street               Conventional            Electric/Gas             1
  72            Parkoff - 161-171 Seaman Avenue           Conventional              Electric               2
  76            Ravine Bluff Apartments                   Conventional      Electric/Gas/Water/Sewer       0
  80            Parkoff - 11-19 Seaman Avenue             Conventional            Electric/Gas             0
  87            Parkoff - 110 Post Avenue                 Conventional            Electric/Gas             2
  88            Parkoff - 98 Thayer Street                Conventional            Electric/Gas             1
 100            Parkoff - 75 Thayer Street                Conventional              Electric               1
102.1           4315 Coldwater Canyon                     Conventional         Electric/Gas/Water          0
102.2           4320 Coldwater Canyon                     Conventional      Electric/Gas/Water/Sewer       0
102.3           13504 Burbank Boulevard                   Conventional      Electric/Gas/Water/Sewer       0
102.4           4652 Fulton Avenue                        Conventional            Electric/Gas             0
102.5           13009 Moorpark Street                     Conventional            Electric/Gas             0
 105            Edinboro College Park Apartments          Conventional              Electric               0
 110            7733 South Shore Drive                    Conventional              Electric               1
 118            Mountain Meadows MHC                  Manufactured Housing            N/A                N/A
 127            Santa Fe Trails Apartments                Conventional           Electric/Water            0
 128            Parkview Apartments                       Conventional            Water/Sewer              0
131.1           Cranberry Hill Apartments                 Conventional           Electric/Water            0
131.2           Norberry Condominiums                     Conventional        Electric/Water/Sewer         0
 144            Windsor Lodge Apartments                  Conventional              Electric               0
 146            Cinnamon Square Apartments                Conventional              Electric               0
 159            River Rose MHC                        Manufactured Housing            N/A                N/A
 166            Vista Woods MHP                       Manufactured Housing            N/A                N/A
 177            Castle Hills Apartments                   Conventional        Electric/Water/Sewer         0
 179            Enfield Apartments                        Conventional              Electric               0
 183            Forest Creek MHP                      Manufactured Housing            N/A                N/A
 184            Brunswick Apartments                      Conventional              Electric               0
 186            1912 R Street, NW                         Conventional              Electric               0
 187            Southwind Village MHP                 Manufactured Housing            N/A                N/A
 206            Medical Center Apartments                 Conventional              Electric               0
 208            Fiesta Mobile Home Park               Manufactured Housing            N/A                N/A
 211            Windy Hill Apartments                     Conventional              Electric               0
 219            Nottingham Estates MHC                Manufactured Housing            N/A                N/A

       SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT
        STUDIO    STUDIO     STUDIO    1 BR       1 BR
  #     UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT
-----  -------  ---------  ---------  -------  ---------
  5       51      $1,690     $2,800      97      $2,226
 6.1     N/A         N/A        N/A     296      $  727
 6.2     N/A         N/A        N/A     N/A         N/A
 6.3     N/A         N/A        N/A     168      $  512
 6.4     N/A         N/A        N/A      40      $  613
 6.5     N/A         N/A        N/A      73      $  483
 9.1       2      $  535     $  681      22      $  751
 9.2       1      $  740     $  740     N/A         N/A
 9.3       2      $  709     $  720       9      $  730
 9.4     N/A         N/A        N/A     N/A         N/A
 10.1     48      $  600     $  625      96      $  694
 10.2    N/A         N/A        N/A     144      $  658
  12     N/A         N/A        N/A     160      $  788
  19     158      $  486     $  559     528      $  532
  22     N/A         N/A        N/A      48      $  695
  23     N/A         N/A        N/A     162      $  694
  30     N/A         N/A        N/A     120      $  689
  35     N/A         N/A        N/A     216      $  546
  36     N/A         N/A        N/A     N/A         N/A
  37     N/A         N/A        N/A     N/A         N/A
  38     N/A         N/A        N/A     N/A         N/A
  39     N/A         N/A        N/A     156      $  470
  40     N/A         N/A        N/A     230      $  608
  41      48      $  446     $  454     112      $  547
  44     N/A         N/A        N/A      54      $  610
  45     N/A         N/A        N/A      86      $  493
  48     N/A         N/A        N/A      76      $  518
  49     N/A         N/A        N/A     116      $  525
  50     N/A         N/A        N/A     144      $  432
  61      11      $  906     $1,132      37      $1,037
  62     N/A         N/A        N/A     128      $  499
  64     N/A         N/A        N/A      22      $  725
  65       8      $  584     $  620      27      $  634
  66     N/A         N/A        N/A      42      $  573
  68       3      $  876     $1,207      36      $  942
  72       6      $  759     $  961      40      $1,031
  76     N/A         N/A        N/A     N/A         N/A
  80       4      $  711     $1,043      43      $  931
  87       2      $  832     $  915      46      $  965
  88       2      $  861     $  950      29      $  904
 100      18      $  877     $1,075      18      $  928
102.1    N/A         N/A        N/A       4      $  877
102.2    N/A         N/A        N/A       4      $  933
102.3    N/A         N/A        N/A       5      $  921
102.4    N/A         N/A        N/A       4      $  971
102.5    N/A         N/A        N/A       2      $  945
 105     N/A         N/A        N/A     N/A         N/A
 110      24      $  543     $  575      25      $  671
 118     N/A         N/A        N/A     N/A         N/A
 127     N/A         N/A        N/A     118      $  413
 128     N/A         N/A        N/A      12      $  535
131.1    N/A         N/A        N/A     N/A         N/A
131.2    N/A         N/A        N/A     N/A         N/A
 144     N/A         N/A        N/A      16      $  508
 146     N/A         N/A        N/A      99      $  454
 159     N/A         N/A        N/A     N/A         N/A
 166     N/A         N/A        N/A     N/A         N/A
 177     N/A         N/A        N/A      36      $  480
 179     N/A         N/A        N/A      20      $  791
 183     N/A         N/A        N/A     N/A         N/A
 184       8      $  440     $  455      60      $  544
 186     N/A         N/A        N/A       5      $1,750
 187     N/A         N/A        N/A     N/A         N/A
 206     N/A         N/A        N/A      56      $  374
 208     N/A         N/A        N/A     N/A         N/A
 211      12      $  371     $  500       2      $  400
 219     N/A         N/A        N/A     N/A         N/A

        SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT
         1 BR      2 BR      2 BR        2 BR      3 BR
  #    MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS
-----  ---------  -------  ---------  ---------  -------
  5      $3,900      30      $3,697     $6,500       1
 6.1     $  890     152      $  880     $  950     N/A
 6.2        N/A     116      $1,197     $1,342      72
 6.3     $  571     108      $  672     $  750     N/A
 6.4     $  630      88      $  663     $  685      24
 6.5     $  512      72      $  572     $  594     N/A
 9.1     $1,000      10      $  756     $1,186      45
 9.2        N/A      26      $  683     $1,157      29
 9.3     $  864      36      $  702     $1,114       4
 9.4        N/A       1      $  701     $  701       1
 10.1    $  770      88      $  826     $  975     N/A
 10.2    $  850      72      $  779     $  875     N/A
  12        N/A     158      $1,145        N/A      16
  19     $  679      92      $  742     $  819       5
  22        N/A     216      $  781        N/A      48
  23     $  830      84      $  859     $1,000     N/A
  30     $  855      72      $  917     $1,095     N/A
  35     $  730     126      $  698     $  730       8
  36        N/A     N/A         N/A        N/A     N/A
  37        N/A     N/A         N/A        N/A     N/A
  38        N/A     N/A         N/A        N/A     N/A
  39     $  525     156      $  563     $  750     N/A
  40     $  750      67      $  857     $  875     N/A
  41     $  555     148      $  708     $1,465     N/A
  44        N/A     102      $  705        N/A     N/A
  45     $  560     140      $  645     $  800     N/A
  48     $  595      97      $  646     $  730      19
  49     $  590      80      $  651     $  700      32
  50     $  475      80      $  544     $  585      12
  61     $1,302      12      $1,194     $1,500      12
  62     $  528      72      $  644     $  667     N/A
  64     $  778     100      $  849     $1,025     N/A
  65     $  655      91      $  681     $  745       8
  66     $  875      28      $  784     $  850      22
  68     $1,238      12      $1,150     $1,524       5
  72     $1,454      18      $1,197     $1,846     N/A
  76        N/A     316      $  506     $  914     N/A
  80     $1,749      19      $1,169     $1,889       5
  87     $1,368      24      $1,105     $1,419     N/A
  88     $1,231      27      $1,074     $1,561     N/A
 100     $1,465       8      $1,132     $1,569       4
102.1      $952       8      $1,271     $1,484     N/A
102.2      $955       8      $1,247     $1,400     N/A
102.3    $1,050       4      $1,203     $1,365     N/A
102.4    $1,150       4      $1,233     $1,350     N/A
102.5    $  950       6      $1,207     $1,348     N/A
 105        N/A       8      $1,378     $1,033      49
 110     $  745      16      $  872     $  950     N/A
 118        N/A     N/A         N/A        N/A     N/A
 127     $  500      52      $  585     $  685       6
 128     $  550      52      $  647     $  710       4
131.1       N/A      12      $  943     $1,010       9
131.2       N/A      13      $  956     $1,000     N/A
 144     $  585      64      $  608     $  755     N/A
 146        N/A      93      $  551        N/A     N/A
 159        N/A     N/A         N/A        N/A     N/A
 166        N/A     N/A         N/A        N/A     N/A
 177       $588      12      $  695     $  758      12
 179     $1,100       6      $1,150     $1,300       2
 183        N/A     N/A         N/A        N/A     N/A
 184     $1,145      12      $  694     $  875     N/A
 186     $1,800     N/A         N/A        N/A       1
 187        N/A     N/A         N/A        N/A     N/A
 206     $  410     N/A         N/A        N/A     N/A
 208        N/A     N/A         N/A        N/A     N/A
 211     $  425      16      $  488     $  500      11
 219        N/A     N/A         N/A        N/A     N/A

        SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT
          3 BR       3 BR      4 BR     4 BR        4 BR
  #    AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT
-----  ---------  ---------  -------  ---------  ---------
  5      $6,000     $6,000     N/A         N/A        N/A
 6.1        N/A        N/A     N/A         N/A        N/A
 6.2     $1,378     $1,577     N/A         N/A        N/A
 6.3        N/A        N/A     N/A         N/A        N/A
 6.4     $  794     $  845     N/A         N/A        N/A
 6.5        N/A        N/A     N/A         N/A        N/A
 9.1     $  892     $1,502     N/A         N/A        N/A
 9.2     $  852     $1,488     N/A         N/A        N/A
 9.3     $  682     $  733       3      $  824     $  926
 9.4        N/A        N/A      23      $1,004     $1,588
 10.1       N/A        N/A     N/A         N/A        N/A
 10.2       N/A        N/A     N/A         N/A        N/A
  12     $1,453        N/A     N/A         N/A        N/A
  19     $  937     $1,100     N/A         N/A        N/A
  22     $1,033        N/A     N/A         N/A        N/A
  23        N/A        N/A     N/A         N/A        N/A
  30        N/A        N/A     N/A         N/A        N/A
  35     $  876     $  880     N/A         N/A        N/A
  36        N/A        N/A     N/A         N/A        N/A
  37        N/A        N/A     N/A         N/A        N/A
  38        N/A        N/A     N/A         N/A        N/A
  39        N/A        N/A     N/A         N/A        N/A
  40        N/A        N/A     N/A         N/A        N/A
  41        N/A        N/A     N/A         N/A        N/A
  44        N/A        N/A     N/A         N/A        N/A
  45        N/A        N/A     N/A         N/A        N/A
  48     $  785     $  805     N/A         N/A        N/A
  49     $  713     $  730     N/A         N/A        N/A
  50     $  750     $  775     N/A         N/A        N/A
  61     $1,183     $1,512     N/A         N/A        N/A
  62        N/A        N/A     N/A         N/A        N/A
  64        N/A        N/A     N/A         N/A        N/A
  65     $  909     $  945     N/A         N/A        N/A
  66     $1,061     $1,275       1      $1,752     $1,752
  68     $1,061     $1,752     N/A         N/A        N/A
  72        N/A        N/A       6      $1,824     $2,600
  76        N/A        N/A     N/A         N/A        N/A
  80     $1,096     $1,408     N/A         N/A        N/A
  87        N/A        N/A     N/A         N/A        N/A
  88        N/A        N/A     N/A         N/A        N/A
 100     $1,137     $1,496     N/A         N/A        N/A
102.1       N/A        N/A     N/A         N/A        N/A
102.2       N/A        N/A     N/A         N/A        N/A
102.3       N/A        N/A     N/A         N/A        N/A
102.4       N/A        N/A     N/A         N/A        N/A
102.5       N/A        N/A     N/A         N/A        N/A
 105     $1,511     $1,175     N/A         N/A        N/A
 110        N/A        N/A     N/A         N/A        N/A
 118        N/A        N/A     N/A         N/A        N/A
 127     $  737     $  800     N/A         N/A        N/A
 128     $  792     $  835     N/A         N/A        N/A
131.1    $1,009     $1,050     N/A         N/A        N/A
131.2       N/A        N/A     N/A         N/A        N/A
 144        N/A        N/A     N/A         N/A        N/A
 146        N/A        N/A     N/A         N/A        N/A
 159        N/A        N/A     N/A         N/A        N/A
 166        N/A        N/A     N/A         N/A        N/A
 177     $  796     $  851     N/A         N/A        N/A
 179     $1,500     $1,500     N/A         N/A        N/A
 183        N/A        N/A     N/A         N/A        N/A
 184        N/A        N/A     N/A         N/A        N/A
 186     $4,700     $4,700     N/A         N/A        N/A
 187        N/A        N/A     N/A         N/A        N/A
 206        N/A        N/A     N/A         N/A        N/A
 208        N/A        N/A     N/A         N/A        N/A
 211     $  598     $  750     N/A         N/A        N/A
 219        N/A        N/A     N/A         N/A        N/A

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY RV DAKOTA RIDGE RV PARK, RV ELK MEADOWS RV PARK AND RV SPRUCE LAKE RV PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

                                      A-1-25

                        RECURRING RESERVE CAP INFORMATION

                                                                            CONTRACTUAL  CONTRACTUAL
                                                              CUT-OFF DATE   RECURRING    RECURRING
              LOAN                                              PRINCIPAL   REPLACEMENT  REPLACEMENT
 #   CROSSED  GROUP  LOAN NAME                                 BALANCE (1)    RESERVE    RESERVE CAP
---  -------  -----  ---------------------------------------  ------------  -----------  -----------
 8              1    Lakeview Plaza                            $31,200,000           $0       N/A
10              2    Artisan Las Vegas Multifamily Portfolio   $30,300,000      $58,000       N/A
12              2    Stone Lake Apartment Homes                $28,450,000      $83,500       N/A
13              1    Grove Square Shopping Center              $26,000,000      $28,664      $57,328
14              1    Crystal Corporate Center                  $23,500,000      $19,953       N/A
15              1    Hillside Village Shopping Center          $23,200,000      $16,773      $50,319
16              1    The Can Company                           $22,640,000      $29,354      $58,708
17              1    Wellington Tower Retail                   $22,500,000       $6,179       N/A
18              1    Egizii Portfolio                          $21,865,363      $39,000     $120,000
22              2    Timberlakes at Atascocita Apartments      $18,000,000      $78,000     $234,000
23              2    Champions Park Apartments                 $15,300,000      $49,200       N/A
26              1    University Square                         $13,750,000      $10,956      $11,000
27              1    Mokena Retail                             $13,400,000           $0       N/A
28              1    University Centre I                       $13,400,000      $14,885       N/A
29              1    University Center West - San Diego        $13,163,445       $8,605       N/A
30              2    Champions Centre Apartments               $13,000,000      $38,400       N/A
31              1    Cranbrook Plaza                           $12,800,000      $20,784       N/A
33              1    82 Totowa Road                            $12,600,000      $20,700      $75,000
34              1    565 Metro Place                           $12,235,000      $17,760      $53,280
35              2    Park Village                              $12,100,000      $87,500       N/A
36      A       1    RV Dakota Ridge RV Park                   $ 5,980,000      $21,150       N/A
37      A       1    RV Elk Meadows RV Park                    $ 3,941,500      $12,000       N/A
38      A       1    RV Spruce Lake RV Park                    $ 2,047,500       $5,800       N/A
39              2    Pegasus Place                             $11,600,000      $78,000      $97,500
40              2    The Fairways Apartments                   $11,600,000      $69,600       N/A
41              2    Parks at Walnut                           $11,320,000      $89,320       N/A
42              1    Sprouts Center Surprise                   $11,100,000       $4,489      $38,669
44              2    Villas at Bailey Ranch III                $10,000,000      $39,000       N/A
45              2    St. Charles Place                         $ 9,960,000      $55,822       N/A
47              1    Corpus Christi Medical Tower              $ 9,800,000      $21,064       N/A
48              2    Bullard Crossing                          $ 9,600,000      $44,544       N/A
49              2    Curry Junction Apartments                 $ 9,600,000      $56,316       N/A
50              2    Crown Acquisitions                        $ 9,550,000      $47,200       N/A
51              1    Patton Forest                             $ 9,000,000      $14,393       N/A
52              1    Northridge Shopping Center                $ 8,800,000      $14,288       N/A
53              1    Quality Inn - Toms River                  $ 8,700,000      $14,849       N/A
54              1    Arapahoe Service Center 2                 $ 8,562,000       $7,920      $15,840
55              1    Easton Plaza Shopping Center              $ 8,525,000      $40,531       N/A
56              1    Trade Center                              $ 8,500,000           $0       N/A
57              1    St. Mary's Medical Office Building        $ 8,500,000       $3,470       N/A
59              1    Prime One Office Building                 $ 8,250,000       $8,664       N/A
62              2    Bullard Creek                             $ 7,840,000      $51,600       N/A
64              2    Wexford Homes                             $ 7,500,000      $30,500       N/A
65              2    Center Pointe Apartments                  $ 7,450,000      $33,500       N/A
66              2    Farmville Apartment Portfolio             $ 7,199,950      $27,600       N/A
67              1    Weaverville Plaza Shopping Center         $ 6,939,073      $20,285       N/A
69              1    Viewridge Industrial                      $ 6,750,000           $0       $9,640
71              1    Holiday Inn Express Winnemucca            $ 6,647,010           $0       N/A
73              1    Paramount Plaza                           $ 6,450,000      $13,020       N/A
74              1    Alliance Commerce Center                  $ 6,400,000      $32,491      $90,000
75              1    Pleasant Hill Station                     $ 6,240,000           $0       N/A
76              2    Ravine Bluff Apartments                   $ 6,183,654      $79,000       N/A
77              1    Holiday Inn Express Carson City           $ 5,985,958           $0       N/A
78              1    Drug Mart Plaza A - ROLLUP                $ 5,930,000       $5,592      $20,872
79              1    Franklin Plaza Shopping Center            $ 5,800,000           $0       N/A
81              1    Gateway Center                            $ 5,646,969      $13,227       N/A
83              1    Best Storage Portfolio                    $ 5,483,942      $26,075      $52,150
84              1    488 Main Avenue                           $ 5,400,000         $597       N/A
85              1    Muhlenberg Square                         $ 5,324,145       $6,887       N/A
89              1    Centre at Eagle's Nest                    $ 5,074,000       $3,529       N/A
92              1    1208B VFW Parkway                         $ 4,877,467       $5,625       N/A
94              1    Fountain Court                            $ 4,678,833       $6,129       N/A
95              1    City Center MOB                           $ 4,662,000           $0       N/A
96              1    "L" Street Office                         $ 4,640,000           $0       N/A
98              1    Prominence Shops at Liberty Park          $ 4,252,177       $3,420       N/A
102             2    Golden Enterprises Apartment Portfolio    $ 4,092,656      $17,118      $34,236
104             1    Shoppes at Taylor Ranch                   $ 4,000,000       $7,791       N/A
105             2    Edinboro College Park Apartments          $ 3,996,658      $17,385       N/A
106             1    Main & 8th Street Retail                  $ 3,992,980           $0       N/A
107             1    Tobin Portfolio                           $ 3,976,433       $2,760       N/A
109             1    Mound Road Commons                        $ 3,765,373           $0       N/A
110             2    7733 South Shore Drive                    $ 3,750,000      $16,200      $48,600
111             1    112 York Road                             $ 3,725,000       $2,450       $2,450
112             1    Tower Professional Building               $ 3,700,000       $3,004       N/A
113             1    Warwick Place                             $ 3,686,837       $7,834       N/A
114             1    Westport Landing Shopping Center          $ 3,675,000       $8,436       N/A
115             1    Old Hickory                               $ 3,594,659           $0       N/A
116             1    Marshall Office Park                      $ 3,590,058       $4,944      $14,832

     CONTRACTUAL  CONTRACTUAL
      RECURRING    RECURRING                          CONTRACTUAL             CONTRACTUAL
       LC & TI      LC & TI     CONTRACTUAL          OTHER RESERVE           OTHER RESERVE
 #     RESERVE    RESERVE CAP  OTHER RESERVE          DESCRIPTION                 CAP
---  -----------  -----------  -------------     ------------------------    -------------
 8            $0       N/A            $0                   N/A                   N/A
10            $0       N/A            $0                   N/A                   N/A
12            $0       N/A            $0                   N/A                   N/A
13       $51,617     $103,234         $0                   N/A                   N/A
14      $155,696       N/A            $0                   N/A                   N/A
15       $99,975     $399,900         $0                   N/A                   N/A
16            $0       N/A            $0                   N/A                   N/A
17            $0       N/A            $0                   N/A                   N/A
18      $252,000     $500,000         $0                   N/A                   N/A
22            $0       N/A            $0                   N/A                   N/A
23            $0       N/A            $0                   N/A                   N/A
26       $50,004     $139,000         $0                   N/A                   N/A
27       $22,500     $45,000          $0                   N/A                   N/A
28       $69,487     $140,000         $0                   N/A                   N/A
29       $25,000       N/A            $0                   N/A                   N/A
30            $0       N/A            $0                   N/A                   N/A
31       $41,567       N/A            $0                   N/A                   N/A
33            $0       N/A            $0                   N/A                   N/A
34      $144,000     $550,000         $0                   N/A                   N/A
35            $0       N/A        $1,333         Roof Replacement Reserve        N/A
36            $0       N/A            $0    (2)    Seasonality Reserve   (2)     N/A
37            $0       N/A            $0    (2)    Seasonality Reserve   (2)     N/A
38            $0       N/A            $0    (2)    Seasonality Reserve   (2)     N/A
39            $0       N/A            $0                   N/A                   N/A
40            $0       N/A            $0                   N/A                   N/A
41            $0       N/A            $0                   N/A                   N/A
42       $17,617      $35,234         $0                   N/A                   N/A
44            $0       N/A            $0                   N/A                   N/A
45            $0       N/A            $0                   N/A                   N/A
47       $70,000       N/A            $0                   N/A                   N/A
48            $0       N/A            $0                   N/A                   N/A
49            $0       N/A            $0                   N/A                   N/A
50            $0       N/A            $0                   N/A                   N/A
51       $30,000      $60,000         $0                   N/A                   N/A
52            $0       N/A            $0                   N/A                   N/A
53            $0       N/A            $0                   N/A                   N/A
54            $0       N/A            $0                   N/A                   N/A
55            $0     $125,000         $0                   N/A                   N/A
56      $225,000     $225,000         $0                   N/A                   N/A
57            $0       N/A            $0                   N/A                   N/A
59            $0     $150,000         $0                   N/A                   N/A
62            $0       N/A            $0                   N/A                   N/A
64            $0       N/A            $0                   N/A                   N/A
65            $0       N/A            $0                   N/A                   N/A
66            $0       N/A            $0                   N/A                   N/A
67            $0     $200,000         $0                   N/A                   N/A
69            $0       N/A            $0                   N/A                   N/A
71            $0       N/A        $4,955           Seasonality Reserve           N/A
73       $30,000       N/A            $0                   N/A                   N/A
74       $49,819     $150,000         $0                   N/A                   N/A
75       $24,500      $98,000         $0                   N/A                   N/A
76            $0       N/A            $0                   N/A                   N/A
77            $0       N/A        $4,045           Seasonality Reserve           N/A
78        $9,996       N/A            $0                   N/A                   N/A
79       $15,156       N/A            $0                   N/A                   N/A
81            $0       N/A            $0                   N/A                   N/A
83            $0       N/A            $0                   N/A                   N/A
84       $35,844     $143,372         $0                   N/A                   N/A
85            $0       N/A            $0                   N/A                   N/A
89       $17,643       N/A            $0                   N/A                   N/A
92       $18,750     $100,000         $0                   N/A                   N/A
94       $38,675      $78,675         $0                   N/A                   N/A
95       $12,780      $36,000         $0                   N/A                   N/A
96       $15,000       N/A            $0                   N/A                   N/A
98       $25,203      $45,648         $0                   N/A                   N/A
102           $0       N/A            $0                   N/A                   N/A
104      $44,148      $44,148         $0                   N/A                   N/A
105           $0       N/A            $0                   N/A                   N/A
106           $0      $50,000         $0                   N/A                   N/A
107       $9,199       N/A            $0                   N/A                   N/A
109      $30,000      $50,000         $0                   N/A                   N/A
110           $0       N/A            $0                   N/A                   N/A
111       $2,084      $25,000         $0                   N/A                   N/A
112      $10,014       N/A            $0                   N/A                   N/A
113      $36,666     $110,000         $0                   N/A                   N/A
114           $0       N/A            $0                   N/A                   N/A
115      $24,132     $95,000          $0                   N/A                   N/A
116      $49,390     $200,000         $0                   N/A                   N/A

                                      A-1-26

                                                                            CONTRACTUAL  CONTRACTUAL
                                                              CUT-OFF DATE   RECURRING    RECURRING
              LOAN                                              PRINCIPAL   REPLACEMENT  REPLACEMENT
 #   CROSSED  GROUP  LOAN NAME                                 BALANCE (1)    RESERVE    RESERVE CAP
---  -------  -----  ---------------------------------------  ------------  -----------  -----------
118             2    Mountain Meadows MHC                      $3,500,000        $6,550       N/A
120             1    Screenland Office                         $3,480,000        $7,116       N/A
122             1    Hobby Lobby Retail Center                 $3,377,000       $10,892       N/A
123             1    Avalon Plaza                              $3,327,357        $9,669       N/A
124             1    127 & 4000 Church Road                    $3,297,701        $3,444       N/A
125             1    Holiday Inn Express Hillsborough          $3,247,061            $0     $150,000
127             2    Santa Fe Trails Apartments                $3,230,000       $44,000       N/A
128             2    Parkview Apartments                       $3,097,792       $17,000       N/A
131             2    Cranberry Hill & Norberry                 $3,058,442        $9,991       N/A
132             1    Goshen Commercial                         $3,058,000        $1,770       N/A
133             1    Autumn Springs Office Building            $3,000,000        $3,423       N/A
134             1    Holiday Inn Express Yankton               $2,993,276            $0       N/A
135             1    Creekside Plaza I, II, III                $2,945,732        $6,844       N/A
136             1    412 S. Wall St. & 319 Winston St.         $2,897,813            $0       N/A
137             1    Irmar Center                              $2,873,000        $2,183       $4,366
138             1    Rainbow City Shopping Center              $2,800,000        $6,661       N/A
140             1    Deerwood Village Executive Center         $2,704,000        $3,786       N/A
141             1    Shockoe Cary Building                     $2,700,000        $9,072       N/A
143             1    Clearpoint Crossing                       $2,626,000        $1,491       N/A
144             2    Windsor Lodge Apartments                  $2,598,310       $20,000   $1,000,000
145             1    Jackson Plaza-Edinburg                    $2,598,235        $2,083       N/A
147             1    Skyline 1998                              $2,500,000            $0       N/A
148             1    Ambler Portfolio                          $2,500,000        $3,865       N/A
150             1    180-184 Sunrise Highway                   $2,450,000            $0       N/A
151             1    Oakridge Square Shopping Center           $2,418,000        $3,985       N/A
152             1    Lakeside Portfolio                        $2,404,437        $3,158       N/A
153             1    Everett Retail                            $2,400,000        $1,886       N/A
154             1    Providence Plaza & Shoppes at Midtown     $2,395,788          $990       $2,970
155             1    Dunn Commons                              $2,354,082        $1,004       N/A
156             1    Providence Place                          $2,334,356        $7,752       N/A
157             1    James Madison Square                      $2,300,000            $0       N/A
158             1    Forest Station, LLC                       $2,300,000        $1,150       N/A
160             1    10620 Metcalf Avenue                      $2,200,000        $5,565      $44,520
161             1    Millennium Plaza                          $2,200,000        $5,856       N/A
162             1    Main Street Village                       $2,154,046        $3,246       N/A
163             1    Van Epps Building                         $2,100,000        $1,795       N/A
164             1    Ontario Warehouse Building                $2,096,333        $5,170      $10,340
165             1    3100 University Boulevard                 $2,048,016        $6,408       N/A
166             2    Vista Woods MHP                           $2,030,667        $5,100       N/A
167             1    Sugarloaf Marketplace                     $2,025,000          $944       N/A
168             1    Naperville Executive Center               $2,007,617        $5,781       N/A
169             1    Concentra Medical Building                $1,994,826        $1,350       N/A
170             1    Howell Ferry Medical Building             $1,994,764          $958       N/A
172             1    CVS Woodstock                             $1,990,656            $0       N/A
173             1    Fountain Park Office Center               $1,977,641        $2,207       N/A
175             1    Crabapple Place                           $1,909,000          $873       N/A
176             1    Prairie Village                           $1,891,132       $12,698       N/A
177             2    Castle Hills Apartments                   $1,885,336       $15,300       N/A
178             1    Desoto Self Storage                       $1,880,000       $10,005       N/A
179             2    Enfield Apartments                        $1,851,000        $7,000       N/A
180             1    Tifton Mini Warehouse                     $1,848,612       $13,282       N/A
181             1    Santa Ana Office                          $1,800,000        $4,018       N/A
182             1    Loris Landing Shopping Center             $1,800,000        $7,980       N/A
183             2    Forest Creek MHP                          $1,758,082        $6,500       N/A
184             2    Brunswick Apartments                      $1,745,232       $22,640       N/A
185             1    5741 Bayside Road                         $1,720,000        $5,070      $15,210
186             2    1912 R Street, NW                         $1,700,000        $1,500       $3,000
188             1    Oxford Shopping Center                    $1,651,400        $2,460       N/A
190             1    353 Nassau Street                         $1,602,773            $0       N/A
192             1    Gorman's Furniture-Southfield             $1,600,000        $3,734       N/A
193             1    Atrium Office Building                    $1,597,907        $5,445       N/A
194             1    Airport Plaza                             $1,592,389        $7,200       N/A
195             1    JFW Property                              $1,544,481        $1,760       N/A
196             1    Fairfield Square Shopping Center          $1,530,000            $0       N/A
197             1    McColl Plaza                              $1,516,855          $760       N/A
198             1    Citizens Bank Plaza                       $1,500,000            $0       N/A
199             1    953-963 West Belmont                      $1,497,731        $2,322       N/A
200             1    Three Mile Oak Shopping Center            $1,493,149        $2,217       N/A
201             1    Kilby Place                               $1,466,133          $846       N/A
202             1    Woodstock Commercial Center               $1,456,059          $909       N/A
203             1    Wornall Plaza Shopping Center             $1,437,537        $1,998       N/A
204             1    Business Parkway Properties               $1,436,328        $2,930       N/A
206             2    Medical Center Apartments                 $1,415,000       $14,000       N/A
207             1    Bank of the West                          $1,398,383          $720       N/A
208             2    Fiesta Mobile Home Park                   $1,392,000        $3,800       N/A
209             1    Ponca City Plaza SC                       $1,358,985            $0       N/A
210             1    Warner Robins MOB                         $1,353,845        $1,898       N/A
211             2    Windy Hill Apartments                     $1,339,151       $10,250       N/A
212             1    810 Canton Road Medical Office Building   $1,325,000        $1,360       N/A
213             1    Update Center                             $1,250,000        $1,201       N/A
215             1    Big O Tires - Ankeny                      $1,189,000          $922       N/A
216             1    BILO's Retail Shops                       $1,114,931        $2,541       N/A
217             1    5310 8th Avenue                           $1,092,430        $2,340       N/A

     CONTRACTUAL  CONTRACTUAL
      RECURRING    RECURRING                     CONTRACTUAL        CONTRACTUAL
       LC & TI      LC & TI     CONTRACTUAL     OTHER RESERVE      OTHER RESERVE
 #     RESERVE    RESERVE CAP  OTHER RESERVE     DESCRIPTION            CAP
---  -----------  -----------  -------------  -------------------  -------------
118           $0       N/A            $0              N/A              N/A
120      $42,579     $150,000         $0              N/A              N/A
122      $36,307       N/A            $0              N/A              N/A
123      $48,343       N/A            $0              N/A              N/A
124      $25,000       N/A            $0              N/A              N/A
125           $0       N/A            $0              N/A              N/A
127           $0       N/A            $0              N/A              N/A
128           $0       N/A            $0              N/A              N/A
131           $0       N/A            $0              N/A              N/A
132      $22,328       N/A            $0              N/A              N/A
133      $18,000      $20,000         $0              N/A              N/A
134           $0       N/A        $7,095      Seasonality Reserve      N/A
135      $18,000      $36,000         $0              N/A              N/A
136      $19,700       N/A            $0              N/A              N/A
137      $24,000      $24,000         $0              N/A              N/A
138           $0       N/A            $0              N/A              N/A
140           $0      $37,872         $0              N/A              N/A
141     $100,000       N/A            $0              N/A              N/A
143           $0      $48,000         $0              N/A              N/A
144           $0       N/A            $0              N/A              N/A
145      $14,981      $75,000         $0              N/A              N/A
147      $12,000      $24,000         $0              N/A              N/A
148       $9,020      $45,000         $0              N/A              N/A
150      $12,550       N/A            $0              N/A              N/A
151      $20,664      $45,000         $0              N/A              N/A
152           $0      $50,000         $0              N/A              N/A
153      $15,000      $75,000         $0              N/A              N/A
154       $5,940       N/A            $0              N/A              N/A
155           $0       N/A            $0              N/A              N/A
156           $0       N/A            $0              N/A              N/A
157       $9,000      $18,000         $0              N/A              N/A
158       $3,450       N/A            $0              N/A              N/A
160      $25,000     $250,000         $0              N/A              N/A
161           $0       N/A            $0              N/A              N/A
162           $0       N/A            $0              N/A              N/A
163       $7,180       N/A            $0              N/A              N/A
164      $24,000       N/A            $0              N/A              N/A
165      $21,360       N/A            $0              N/A              N/A
166           $0       N/A            $0              N/A              N/A
167       $4,720       N/A            $0              N/A              N/A
168           $0       N/A            $0              N/A              N/A
169           $0       N/A            $0              N/A              N/A
170       $1,916       N/A            $0              N/A              N/A
172           $0      $50,000         $0              N/A              N/A
173       $7,355       N/A            $0              N/A              N/A
175       $6,552       N/A            $0              N/A              N/A
176      $27,000     $135,000         $0              N/A              N/A
177           $0       N/A            $0              N/A              N/A
178           $0       N/A            $0              N/A              N/A
179           $0       N/A            $0              N/A              N/A
180           $0       N/A            $0              N/A              N/A
181      $13,395       N/A            $0              N/A              N/A
182           $0       N/A            $0              N/A              N/A
183           $0       N/A            $0              N/A              N/A
184           $0       N/A            $0              N/A              N/A
185      $13,440      $26,880         $0              N/A              N/A
186           $0       N/A            $0              N/A              N/A
188       $8,200      $35,000         $0              N/A              N/A
190       $6,300      $33,000         $0              N/A              N/A
192       $3,734       N/A            $0              N/A              N/A
193      $23,597      $80,000         $0              N/A              N/A
194      $14,401      $72,008         $0              N/A              N/A
195       $3,352       N/A            $0              N/A              N/A
196           $0      $25,000         $0              N/A              N/A
197       $7,600       N/A            $0              N/A              N/A
198      $14,374       N/A            $0              N/A              N/A
199           $0       N/A            $0              N/A              N/A
200       $7,390      $40,000         $0              N/A              N/A
201       $6,348      $25,000         $0              N/A              N/A
202       $1,818       N/A            $0              N/A              N/A
203      $10,000      $60,000         $0              N/A              N/A
204       $8,790       N/A            $0              N/A              N/A
206           $0       N/A            $0              N/A              N/A
207           $0       N/A            $0              N/A              N/A
208           $0       N/A            $0              N/A              N/A
209       $8,000       N/A            $0              N/A              N/A
210       $8,366      $60,000         $0              N/A              N/A
211           $0       N/A            $0              N/A              N/A
212       $4,534       N/A            $0              N/A              N/A
213           $0       N/A            $0              N/A              N/A
215           $0       N/A            $0              N/A              N/A
216           $0      $30,000         $0              N/A              N/A
217           $0       N/A            $0              N/A              N/A

                                      A-1-27

                                                           CONTRACTUAL  CONTRACTUAL
                                             CUT-OFF DATE   RECURRING    RECURRING
               LOAN                            PRINCIPAL   REPLACEMENT  REPLACEMENT
 #   CROSSED  GROUP  LOAN NAME                BALANCE(1)     RESERVE    RESERVE CAP
---  ------   -----  ----------------------  ------------  -----------  ----------
219             2    Nottingham Estates MHC   $1,049,119      $4,950        N/A
221             1    Lakeside Marketplace     $1,000,000      $1,000       $4,500
223             1    Kelly Plaza              $  990,576      $2,128        N/A
224             1    Boiling Springs Center   $  922,658      $  927        N/A

     CONTRACTUAL  CONTRACTUAL
      RECURRING    RECURRING                   CONTRACTUAL    CONTRACTUAL
       LC & TI      LC & TI     CONTRACTUAL   OTHER RESERVE  OTHER RESERVE
 #     RESERVE    RESERVE CAP  OTHER RESERVE   DESCRIPTION        CAP
---  -----------  -----------  -------------  -------------  -------------
219     $    0        N/A            $0            N/A            N/A
221     $7,020      $21,000          $0            N/A            N/A
223     $5,000      $25,000          $0            N/A            N/A
224     $6,180        N/A            $0            N/A            N/A

(A) The Underlying Mortgage Loans secured by RV Dakota Ridge RV Park, RV Elk Meadows RV Park and RV Spruce Lake RV Park are cross-collateralized and cross-defaulted.

(1)  Based On a Cut-off Date in September 2007.

(2) Seasonality/Debt Service Reserve: Monthly payments due under the Note multiplied by (A) two and one-quarter (2.25) for Payment Dates occuring in July, August, September, October 2007, and (B) two (2) for (i) the Payments occuring in November of 2007, and and continuing for each Payment Date occurring during each subsequent June, July, August, September, October, and November for the remainder of the loan term.


                                      A-1-28

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       See this Exhibit for tables titled:

                       Large Mortgage Loan Concentrations

                        Underlying Mortgage Loan Sellers

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                     Underlying Mortgage Loans by Loan Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                    Underlying Mortgage Loans by Open Periods

           Underlying Mortgaged Real Properties by Ownership Interest

NOTE 1: The above-referenced tables in this Exhibit A-2 are presented in respect of the Mortgage Pool, Loan Group No. 1 and Loan Group No. 2.


                                      A-2-1

                            LARGE LOAN CONCENTRATIONS

                                                 WEIGHTED
                                 PERCENTAGE OF    AVERAGE                WEIGHTED
                  CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED     AVERAGE
                   PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
CONCENTRATION     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------
Top 1           $  310,000,000      14.5%        5.5000%     1.29x         68.9%
Top 3              565,000,000      26.4%        5.4689%     1.30          68.2%
Top 5              750,000,000      35.0%        5.4550%     1.36          66.4%
Top 7              853,800,000      39.9%        5.5334%     1.34          67.8%
Top 10             946,300,000      44.2%        5.5623%     1.35          68.2%
                --------------------------------------------------------------------
ENTIRE POOL     $2,140,885,357     100.0%        5.8591%     1.33x         70.3%
                ====================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-2

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                              WEIGHTED
                                 NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                                UNDERLYING     CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED     AVERAGE
                                 MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE   CUT-OFF DATE
MORTGAGE LOAN SELLER               LOANS        BALANCE (1)     BALANCE         RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------
Column Financial, Inc.             166       $1,851,028,616        86.5%      5.8417%      1.33x        70.1%
PNC Bank NationaL Association      l23          191,154,905         8.9%      5.9653%      1.29         73.5%
NCB, FSB                            35           98,701,836         4.6%      5.9812%      1.41         68.1%
                                ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            224       $2,140,885,357       100.0%      5.8591%      1.33x        70.3%
                                =================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-3

                             MORTGAGE INTEREST RATES

                                                                       WEIGHTED
                           NUMBER OF                    PERCENTAGE OF   AVERAGE                 WEIGHTED
                          UNDERLYING    CUT-OFF DATE       INITIAL     MORTGAGE    WEIGHTED      AVERAGE
       RANGE OF            MORTGAGE      PRINCIPAL      MORTGAGE POOL  INTEREST     AVERAGE   CUT-OFF DATE
MORTGAGE INTEREST RATES      LOANS       BALANCE (1)       BALANCE       RATE      U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
5.3300% - 5.5000%               6      $  760,000,000        35.5%      5.4555%      1.36x        66.6%
5.5001% - 5.7500%              28         341,383,016        15.9%      5.7002%      1.28         75.1%
5.7501% - 5.8500%              17         137,896,366         6.4%      5.8111%      1.43         73.6%
5.8501% - 6.0000%              37         176,884,282         8.3%      5.9192%      1.34         73.7%
6.0001% - 6.1000%              20         110,573,256         5.2%      6.0542%      1.34         66.8%
6.1001% - 6.2500%              26         189,273,630         8.8%      6.1976%      1.27         73.6%
6.2501% - 6.5000%              62         303,072,555        14.2%      6.3830%      1.32         68.8%
6.5001% - 7.6307%              28         121,802,251         5.7%      6.7841%      1.28         73.4%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       224      $2,140,885,357       100.0%      5.8591%      1.33x        70.3%
                          =================================================================================

MAXIMUM MORTGAGE INTEREST RATE:     7.6307%
MINIMUM MORTGAGE INTEREST RATE:     5.3300%
WTD. AVG. MORTGAGE INTEREST RATE:   5.8591%

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                           WEIGHTED
                              NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                             UNDERLYING     CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED     AVERAGE
  RANGE OF CUT-OFF DATE       MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
  PRINCIPAL BALANCES (1)       LOANS        BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
   $922,658 -    1,000,000         4      $    3,910,573         0.2%       6.2171%     1.43x        70.7%
  1,000,001 -    1,500,000        23          30,334,340         1.4%       6.2546%     1.42         68.2%
  1,500,001 -    2,000,000        29          51,173,381         2.4%       6.2192%     1.38         67.7%
  2,000,001 -    2,500,000        23          52,012,304         2.4%       6.1533%     1.39         69.4%
  2,500,001 -    3,000,000        14          38,702,226         1.8%       6.2520%     1.44         65.8%
  3,000,001 -    3,500,000        15          49,043,527         2.3%       6.3010%     1.39         68.7%
  3,500,001 -    4,000,000        15          56,866,495         2.7%       6.1881%     1.30         70.1%
  4,000,001 -    4,500,000         6          24,822,833         1.2%       6.1252%     1.32         66.1%
  4,500,001 -    5,000,000         8          38,183,849         1.8%       6.0887%     1.24         75.6%
  5,000,001 -    6,000,000        14          77,433,553         3.6%       6.3553%     1.35         65.1%
  6,000,001 -    7,000,000        10          65,548,631         3.1%       6.2190%     1.41         69.0%
  7,000,001 -    8,000,000         6          45,564,950         2.1%       5.9746%     1.34         72.1%
  8,000,001 -    9,000,000        10          85,193,023         4.0%       5.9653%     1.36         72.6%
  9,000,001 -   10,000,000         8          78,442,000         3.7%       6.0361%     1.31         73.5%
 10,000,001 -   12,500,000         6          69,955,000         3.3%       5.9588%     1.30         76.4%
 12,500,001 -   15,000,000         9         119,501,126         5.6%       5.9277%     1.30         73.8%
 15,000,001 -   17,500,000         2          30,576,000         1.4%       5.9998%     1.22         72.7%
 17,500,001 -   19,000,000         1          18,000,000         0.8%       5.7500%     1.16         82.4%
 19,000,001 -   24,000,000         8         175,871,547         8.2%       6.1795%     1.22         74.4%
 24,000,001 -   30,000,000         3          83,450,000         3.9%       5.8442%     1.19         76.7%
 30,000,001 -   72,000,000         5         196,300,000         9.2%       5.9724%     1.34         75.1%
 72,000,001 -   95,000,000         2         185,000,000         8.6%       5.4127%     1.52         60.7%
 95,000,001 -  145,000,000         2         255,000,000        11.9%       5.4311%     1.32         67.4%
145,000,001 - $310,000,000         1         310,000,000        14.5%       5.5000%     1.29         68.9%
                             ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          224      $2,140,885,357       100.0%       5.8591%     1.33x        70.3%
                             =================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $310,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):       $922,658
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):     $9,557,524

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-4

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE               WEIGHTED
       RANGE OF           UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED     AVERAGE
ORIGINAL AMORTIZATION      MORTGAGE      PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
  TERMS (MONTHS)(1)         LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
Interest Only                  51      $1,309,923,000        61.2%       5.7095%     1.34x        69.2%
240 - 300                      17          79,762,922         3.7%       6.2655%     1.48         63.1%
301 - 360                     156         751,199,435        35.1%       6.0769%     1.29         73.1%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       224      $2,140,885,357       100.0%       5.8591%     1.33x        70.3%
                          =================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     240
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):   353

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
    RANGE OF ORIGINAL     UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
     TERMS TO STATED       MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
   MATURITY (MONTHS)(1)     LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
60                            19       $  302,592,017        14.1%       5.8896%      1.32x       73.7%
61 -  84                       5          374,640,000        17.5%       5.5446%      1.33        70.3%
85 - 120                     171        1,248,949,773        58.3%       5.9263%      1.34        68.9%
121 - 240                     29          214,703,566        10.0%       5.9745%      1.31        74.1%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      224       $2,140,885,357       100.0%       5.8591%      1.33x       70.3%
                          =================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   105

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-5

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                    WEIGHTED
                          NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
       RANGE OF          UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
REMAINING AMORTIZATION    MORTGAGE      PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE
 TERMS (MONTHS) (1, 2)     LOANS       BALANCE (2)      BALANCE       RATES   U/W DSCR  LTV RATIO (2)
-----------------------------------------------------------------------------------------------------
Interest Only                 51     $1,309,923,000       61.2%      5.7095%    1.34x       69.2%
235 - 240                      2         10,391,132        0.5%      6.0085%    1.27        67.3%
241 - 300                     15         69,371,790        3.2%      6.3040%    1.52        62.4%
301 - 355                     13         35,378,424        1.7%      6.0982%    1.35        71.9%
356 - 360                    143        715,821,010       33.4%      6.0758%    1.29        73.1%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      224     $2,140,885,357      100.0%      5.8591%    1.33x       70.3%
                         ============================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     235
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   352

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                               WEIGHTED
                                     NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
             RANGE OF               UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
         REMAINING TERMS             MORTGAGE      PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1, 2)    LOANS       BALANCE (2)      BALANCE       RATES   U/W DSCR  LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------
55  -  70                               20      $  312,592,017       14.6%      5.8768%    1.32x       73.9%
71  -  90                                4         364,640,000       17.0%      5.5461%    1.33        70.0%
91  - 115                               28         108,873,701        5.1%      6.0043%    1.44        72.2%
116 - 119                              164       1,320,817,545       61.7%      5.9213%    1.32        69.3%
120 - 235                                8          33,962,094        1.6%      6.1764%    1.27        72.5%
                                    ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                224      $2,140,885,357      100.0%      5.8591%    1.33x       70.3%
                                    ============================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):     235
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):      55
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   102

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-6

                       YEARS BUILT/YEARS RENOVATED (1, 2)

                                                                    WEIGHTED
                          NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                          MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
   RANGE OF YEARS           REAL        PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE
BUILT/RENOVATED (1)      PROPERTIES    BALANCE (3)      BALANCE       RATE    U/W DSCR  LTV RATIO (3)
-----------------------------------------------------------------------------------------------------
1910 - 1985                   38     $  216,224,530      10.1%       5.9151%    1.47x       66.8%
1986 - 1995                   37        421,516,594      19.7%       5.7261%    1.28        65.7%
1996 - 2000                   40        507,226,470      23.7%       5.7472%    1.33        72.1%
2001 - 2007                  140        994,493,683      46.5%       5.9590%    1.32        72.1%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      255     $2,139,461,278       100%       5.8585%    1.33x       70.3%
                         ============================================================================

MOST RECENT YEAR BUILT/RENOVATED:   2007
OLDEST YEAR BUILT/RENOVATED         1910
WTD. AVG. YEAR BUILT/RENOVATED:     1997

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2) DOES NOT INCLUDE THE 32-27/32-35 FRANCIS LEWIS BLVD. MORTGAGED REAL PROPERTY, WHICH IS SECURED BY A PARKING LOT.

(3)  Based on a Cut-off Date in September 2007.

                     OCCUPANCY RATES AT UNDERWRITING (1, 2)

                                                                       WEIGHTED
                             NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                             MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
         RANGE OF               REAL       PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE
OCCUPANCY RATES AT U/W (2)  PROPERTIES    BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
--------------------------------------------------------------------------------------------------------
50% - 75%                       18      $  226,132,909      10.6%       5.8621%    1.37x       67.0%
76% - 85%                       20         294,782,760      13.8%       5.6713%    1.31        71.2%
86% - 90%                       17         204,378,120       9.5%       5.7971%    1.46        69.5%
91% - 95%                       38         365,089,672      17.1%       5.7908%    1.27        69.1%
96% - 97%                       19         250,780,723      11.7%       5.7267%    1.32        69.5%
98% - 100%                     144         799,721,173      37.4%       6.0161%    1.32        72.0%
                            ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        256      $2,140,885,357     100.0%       5.8591%    1.33x       70.3%
                            ============================================================================

MAXIMUM OCCUPANCY RATE AT U/W:     100%
MINIMUM OCCUPANCY RATE AT U/W:      50%
WTD. AVG. OCCUPANCY RATE AT U/W:    91%

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) FOR HOSPITALITY PROPERTIES AND RV PARK PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK.

                                      A-2-7

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                    WEIGHTED
                          NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                         UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
     RANGE OF             MORTGAGE     PRINCIPAL     MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE
     U/W DSCRS              LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------
1.07x - 1.11                  3      $   44,446,969       2.1%       6.1909%    1.10x       72.2%
1.12  - 1.17                 12         175,976,079       8.2%       5.9607%    1.16        75.3%
1.18  - 1.22                 57         329,699,453      15.4%       6.1826%    1.20        74.6%
1.23  - 1.26                 29         174,291,909       8.1%       6.0089%    1.25        75.7%
1.27  - 1.29                 19         419,954,650      19.6%       5.6653%    1.29        70.0%
1.30  - 1.35                 34         570,961,368      26.7%       5.6759%    1.32        68.8%
1.36  - 1.40                 17         110,427,381       5.2%       5.8996%    1.38        63.8%
1.41  - 1.45                  6          13,483,528       0.6%       6.3523%    1.42        71.2%
1.46  - 1.51                  8          35,010,937       1.6%       6.2274%    1.48        66.3%
1.52  - 1.59                 13          58,943,735       2.8%       6.0445%    1.54        71.3%
1.60  - 1.68                 10          44,724,272       2.1%       6.0484%    1.63        69.3%
1.69  - 1.84                  6         109,019,612       5.1%       5.6130%    1.73        61.4%
1.85  - 2.04                  6          45,186,020       2.1%       5.8831%    1.88        66.6%
2.05  - 3.08x                 4           8,759,443       0.4%       6.2079%    2.48        37.4%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     224      $2,140,885,357     100.0%       5.8591%    1.33x       70.3%
                         ============================================================================

MAXIMUM U/W DSCR:     3.08X
MINIMUM U/W DSCR:     1.07X
WTD. AVG. U/W DSCR:   1.33X

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                     WEIGHTED
                           NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                          UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
  RANGE OF CUT-OFF DATE    MORTGAGE      PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)     LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------
30.6% - 40.0%                  4      $    9,909,443       0.5%       6.2231%    2.34x       35.2%
40.1% - 50.0%                  5          25,923,085       1.2%       6.1507%    1.52        43.7%
50.1% - 60.0%                 26         182,557,069       8.5%       5.8093%    1.39        57.7%
60.1% - 65.0%                 21         275,430,758      12.9%       5.6601%    1.46        61.4%
65.1% - 70.0%                 37         542,837,984      25.4%       5.7653%    1.30        68.5%
70.1% - 73.0%                 21         107,441,268       5.0%       5.9665%    1.27        71.4%
73.1% - 75.0%                 27         293,254,892      13.7%       5.7437%    1.36        73.7%
75.1% - 77.5%                 32         270,929,933      12.7%       6.0633%    1.23        76.0%
77.6% - 78.5%                 10          76,681,912       3.6%       5.9277%    1.25        78.2%
78.6% - 79.0%                  4          22,095,788       1.0%       6.1992%    1.26        78.8%
79.1% - 79.5%                 13          93,156,247       4.4%       5.8571%    1.24        79.3%
79.6% - 80.0%                 19         157,945,089       7.4%       5.9985%    1.32        79.9%
80.1% - 83.1%                  5          82,721,888       3.9%       6.2957%    1.23        82.4%
                          ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      224      $2,140,885,357     100.0%       5.8591%    1.33x       70.3%
                          ============================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     83.1%
MINIMUM CUT-OFF DATE LTV RATIO (1):     30.6%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   70.3%

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-8

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                       WEIGHTED
                             NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                             MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                               REAL        PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE
STATE                       PROPERTIES    BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
--------------------------------------------------------------------------------------------------------
California                      23      $  624,976,228      29.2%       5.5196%    1.30x       65.8%
   Southern California (2)      19         593,229,545      27.7%       5.4928%    1.30        65.6%
   Northern California (2)       4          31,746,683       1.5%       6.0214%    1.38        69.6%
New York                        24         392,096,898      18.3%       5.7620%    1.44        68.7%
Texas                           41         332,360,024      15.5%       6.0818%    1.28        77.5%
Florida                         13         121,240,160       5.7%       6.1267%    1.20        72.1%
Illinois                        17          68,735,896       3.2%       6.1332%    1.38        73.8%
Maryland                         8          52,887,783       2.5%       5.8152%    1.30        77.1%
Georgia                         18          52,634,949       2.5%       5.9099%    1.32        72.4%
New Jersey                       7          46,688,156       2.2%       5.9674%    1.32        65.6%
Nevada                           5          45,682,968       2.1%       5.9089%    1.50        62.7%
Arizona                          6          43,972,011       2.1%       5.9934%    1.29        72.7%
Oklahoma                         7          36,932,431       1.7%       5.9348%    1.33        73.1%
Ohio                            10          33,883,317       1.6%       6.4117%    1.34        70.4%
Virginia                         7          31,476,757       1.5%       6.0846%    1.33        70.5%
Pennsylvania                    10          28,558,078       1.3%       6.0139%    1.29        72.9%
Washington                       6          26,310,214       1.2%       6.1156%    1.39        74.8%
Minnesota                        1          26,000,000       1.2%       6.2500%    1.20        76.5%
Colorado                         5          24,121,058       1.1%       6.3262%    1.21        71.2%
North Carolina                   8          20,227,905       0.9%       6.5058%    1.40        71.2%
Kentucky                         3          20,188,577       0.9%       5.9744%    1.47        73.0%
Alabama                          7          18,397,500       0.9%       5.8862%    1.34        74.3%
Massachusetts                    2          14,877,467       0.7%       6.0174%    1.25        60.3%
Louisiana                        2          13,053,519       0.6%       6.1583%    1.52        75.1%
Missouri                         4          10,587,363       0.5%       6.0791%    1.24        74.1%
Michigan                         4           8,333,590       0.4%       6.2157%    1.49        67.7%
Connecticut                      1           5,400,000       0.3%       5.8800%    1.22        76.1%
South Carolina                   3           5,022,658       0.2%       5.8341%    1.36        76.4%
Wisconsin                        1           4,662,000       0.2%       6.3600%    1.16        79.4%
Kansas                           2           4,091,132       0.2%       6.9574%    1.56        51.0%
New Mexico                       1           4,000,000       0.2%       6.3500%    1.55        69.0%
Rhode Island                     1           3,686,837       0.2%       6.6300%    1.20        73.7%
Montana                          1           3,500,000       0.2%       6.5300%    1.34        74.9%
Tennessee                        1           3,000,000       0.1%       6.3150%    1.70        63.2%
South Dakota                     1           2,993,276       0.1%       6.6600%    1.42        62.4%
Arkansas                         1           2,673,086       0.1%       6.5400%    1.20        76.4%
Iowa                             2           2,587,383       0.1%       6.5184%    1.26        73.4%
Mississippi                      1           1,880,000       0.1%       6.4200%    1.37        76.7%
District of Columbia             1           1,700,000       0.1%       5.9500%    1.25        73.9%
Nebraska                         1           1,466,133       0.1%       6.0600%    1.22        78.0%
                            ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        256      $2,140,885,357     100.0%       5.8591%    1.33x       70.3%
                            ============================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

                                      A-2-9

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                    WEIGHTED              WEIGHTED
                                      NUMBER OF                     PERCENTAGE OF    AVERAGE               AVERAGE       WEIGHTED
                                     UNDERLYING    CUT-OFF DATE       INITIAL       MORTGAGE   WEIGHTED    CUT-OFF       AVERAGE
                                      MORTGAGE       PRINCIPAL     MORTGAGE POOL    INTEREST   AVERAGE    DATE LTV      REMAINING
LOAN TYPE                              LOANS        BALANCE (1)       BALANCE         RATE     U/W DSCR   RATIO (1)   IO PERIOD (1)
-----------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans              51       $1,309,923,000        61.2%        5.7095%     1.34x      69.2%           95
Balloon Loans with Partial IO Term       76          482,415,900        22.5%        6.0006%     1.25       75.1%           40
Balloon Loan without IO Term             94          343,979,245        16.1%        6.2174%     1.40       68.1%          N/A
ARD Loans without IO Term                 2            2,676,080         0.1%        6.4713%     1.23       66.0%          N/A
Fully Amortizing                          1            1,891,132         0.1%        7.3500%     1.52       50.4%            0
                                     ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 224       $2,140,885,357       100.0%        5.8591%     1.33x      70.3%          N/A
                                     ==============================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-10

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                               WEIGHTED
                 NUMBER OF                     PERCENTAGE OF   AVERAGE                  WEIGHTED
                 MORTGAGED    CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                   REAL        PRINCIPAL       MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE   PROPERTIES    BALANCE (1)         BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------
Office               48      $  583,862,025        27.3%        5.7499%     1.29x        68.6%
Multifamily          67         554,340,649        25.9%        5.8723%     1.39         71.8%
Retail               87         439,894,041        20.5%        6.0669%     1.30         71.9%
Hotel                18         420,761,316        19.7%        5.7047%     1.34         68.0%
Industrial           13          71,697,276         3.3%        6.0453%     1.28         72.5%
Mixed Use            12          52,441,644         2.4%        6.0254%     1.26         76.3%
Self Storage          9          14,129,972         0.7%        6.2296%     1.48         71.9%
Healthcare            1           2,334,356         0.1%        6.4200%     2.53         37.1%
Other                 1           1,424,079         0.1%        6.8907%     1.14         64.7%
                ----------------------------------------------------------------------------------
                    256      $2,140,885,357       100.0%        5.8591%     1.33x        70.3%
                ==================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                   WEIGHTED
                                           NUMBER OF                PERCENTAGE OF  AVERAGE                WEIGHTED
                                           MORTGAGED  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
               PROPERTY                      REAL      PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE
PROPERTY TYPE  SUB-TYPE                   PROPERTIES  BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------
OFFICE
               Central Business District      13      $294,711,898      13.8%      5.5380%     1.31x       67.5%
               Suburban                       35       289,150,127      13.5%      5.9658%     1.27        69.7%
                                          --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       48      $583,862,025      27.3%      5.7499%     1.29x       68.6%
                                          ==========================================================================
MULTIFAMILY
               Conventional                   57      $528,735,954      24.7%      5.8447%     1.39x       71.9%
               Manufactured Housing            7        13,635,695       0.6%      6.4547%     1.40        71.3%
               RV Park                         3        11,969,000       0.6%      6.4300%     1.24        68.0%
                                          --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       67      $554,340,649      25.9%      5.8723%     1.39x       71.8%
                                          ==========================================================================
RETAIL
               Anchored                       27      $232,699,742      10.9%      6.0364%     1.30x       72.2%
               Unanchored                     60       207,194,299       9.7%      6.1011%     1.29        71.5%
                                          --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       87      $439,894,041      20.5%      6.0669%     1.30x       71.9%
                                          ==========================================================================
HOTEL
               Full Service                    4      $346,153,866      16.2%      5.5672%     1.29x       68.4%
               Limited Service                14        74,607,450       3.5%      6.3430%     1.57        66.5%
                                          --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       18      $420,761,316      19.7%      5.7047%     1.34x       68.0%
                                          ==========================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-11

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                                                     WEIGHTED
                                                                       WEIGHTED      WEIGHTED         AVERAGE
                                                                       AVERAGE        AVERAGE        REMAINING        WEIGHTED
     RANGE OF            NUMBER OF                   PERCENTAGE OF    REMAINING      REMAINING    LOCKOUT PLUS YM      AVERAGE
REMAINING TERMS TO       UNDERLYING   CUT-OFF DATE    INITIAL NET      LOCKOUT        LOCKOUT       PLUS STATIC       REMAINING
  STATED MATURITY         MORTGAGE      PRINCIPAL    MORTGAGE POOL      PERIOD    PLUS YM PERIOD  PREMIUM PERIOD      MATURITY
  (MONTHS) (1, 2)          LOANS       BALANCE (1)      BALANCE     (MONTHS) (1)   (MONTHS) (1)    (MONTHS) (1)    (MONTHS) (1,2)
---------------------------------------------------------------------------------------------------------------------------------
 55 - 100                     24     $  677,232,017       31.6%           21             61               61              69
101 - 119                    192      1,429,691,246       66.8%           82            113              113             117
120 - 235                      8         33,962,094        1.6%          123            123              123             127
                         --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      224     $2,140,885,357      100.0%           63             96               96             102
                         ========================================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                                         WEIGHTED
                                                                         WEIGHTED        WEIGHTED         AVERAGE       WEIGHTED
                                                                          AVERAGE         AVERAGE        REMAINING       AVERAGE
                             NUMBER OF                   PERCENTAGE OF   REMAINING       REMAINING    LOCKOUT PLUS YM   REMAINING
                             UNDERLYING   CUT-OFF DATE    INITIAL NET     LOCKOUT         LOCKOUT       PLUS STATIC     MATURITY
                              MORTGAGE      PRINCIPAL    MORTGAGE POOL     PERIOD     PLUS YM PERIOD  PREMIUM PERIOD    (MONTHS)
PREPAYMENT OPTION              LOANS       BALANCE (1)      BALANCE     (MONTHS) (1)   (MONTHS) (1)    (MONTHS) (1)       (1,2)
---------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance            190      $1,315,252,843       61.4%          99             99               99            105
Yield Maintenance                 4         530,000,000       24.8%           0             90               90             94
Lockout / Yield Maintenance      30         295,632,514       13.8%          19             98               98            103
                             ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         224      $2,140,885,357      100.0%          63             96               96            102
                             ====================================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                      A-2-12

                    UNDERLYING MORTGAGE LOANS BY OPEN PERIODS

                                                                                               WEIGHTED
                          OPEN PERIOD                    PERCENTAGE OF   WEIGHTED   WEIGHTED   AVERAGE                  WEIGHTED
                           NUMBER OF     CUT-OFF DATE       INITIAL       AVERAGE    AVERAGE   MORTGAGE   WEIGHTED      AVERAGE
  RANGE OF                  MORTGAGE      PRINCIPAL      MORTGAGE POOL     OPEN       LOAN     INTEREST   AVERAGE     CUT-OFF DATE
OPEN PERIODS                 LOANS       BALANCE (1)        BALANCE       PERIOD      TERM       RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
3 -  4                        140       $1,494,936,007        69.8%          4         107      5.8246%     1.31x        70.0%
5 -  6                         77          337,977,462        15.8%          6         117      6.1536%     1.25         71.1%
7 -  8                          4          161,121,888         7.5%          7         101      5.8760%     1.64         69.4%
9 - 60                          3          146,850,000         6.9%         25          61      5.5143%     1.35         72.8%
                          --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       224       $2,140,885,357       100.0%          6         105      5.8591%     1.33x        70.3%
                          ========================================================================================================

MAXIMUM OPEN PERIOD:     60
MINIMUM OPEN PERIOD:      3
WTD. AVG. OPEN PERIOD:    6

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-13

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                         WEIGHTED
                           NUMBER OF                     PERCENTAGE OF   AVERAGE                 WEIGHTED
                           MORTGAGED     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                             REAL          PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST        PROPERTIES      BALANCE (1)       BALANCE       RATES     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
Fee                           254       $2,130,494,225        99.5%       5.8590%     1.33x        70.4%
Fee/Leasehold                   2           10,391,132         0.5%       5.8960%     1.61         62.7%
                          ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       256       $2,140,885,357       100.0%       5.8591%     1.33x        70.3%
                          ==================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-14

                       UNDERLYING MORTGAGE LOAN SELLERS

                                                                              WEIGHTED
                                 NUMBER OF                    PERCENTAGE OF   AVERAGE                 WEIGHTED
                                UNDERLYING    CUT-OFF DATE    INITIAL LOAN    MORTGAGE   WEIGHTED      AVERAGE
                                 MORTGAGE       PRINCIPAL        GROUP 1      INTEREST    AVERAGE   CUT-OFF DATE
MORTGAGE LOAN SELLER              LOANS        BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------
Column Financial, Inc.             120       $1,371,646,399       85.8%       5.8260%      1.30x        69.7%
PNC Bank National Association       18          128,165,473        8.0%       6.1158%      1.30         71.5%
NCB, FSB                            35           98,701,836        6.2%       5.9812%      1.41         68.1%
                                --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            173       $1,598,513,708      100.0%       5.8588%      1.31x        69.8%
                                ================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-15

                             MORTGAGE INTEREST RATES

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                          UNDERLYING    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
      RANGE OF             MORTGAGE       PRINCIPAL        GROUP 1      INTEREST    AVERAGE    CUT-OFF DATE
MORTGAGE INTEREST RATES      LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
5.3300% - 5.5000%              4       $  660,000,000        41.3%       5.4489%     1.31x        67.0%
5.5001% - 5.7500%             15          126,199,145         7.9%       5.6833%     1.29         74.6%
5.7501% - 5.8500%             14           81,796,366         5.1%       5.8209%     1.32         72.8%
5.8501% - 6.0000%             29          135,397,937         8.5%       5.9128%     1.34         72.6%
6.0001% - 6.1000%             17           94,091,861         5.9%       6.0552%     1.32         66.7%
6.1001% - 6.2500%             21          159,524,130        10.0%       6.1944%     1.27         72.8%
6.2501% - 6.5000%             51          252,428,229        15.8%       6.3665%     1.34         70.6%
6.5001% - 7.6307%             22           89,076,040         5.6%       6.8508%     1.27         72.1%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      173       $1,598,513,708       100.0%       5.8588%     1.31x        69.8%
                          =================================================================================

MAXIMUM MORTGAGE INTEREST RATE:     7.6307%
MINIMUM MORTGAGE INTEREST RATE:     5.3300%
WTD. AVG. MORTGAGE INTEREST RATE:   5.8588%

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                           WEIGHTED
                              NUMBER OF                    PERCENTAGE OF   AVERAGE                 WEIGHTED
                             UNDERLYING    CUT-OFF DATE    INITIAL LOAN    MORTGAGE   WEIGHTED      AVERAGE
 RANGE OF CUT-OFF DATE        MORTGAGE       PRINCIPAL        GROUP 1      INTEREST    AVERAGE    CUT-OFF DATE
 PRINCIPAL BALANCES (1)        LOANS        BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
   $922,658 -    1,000,000         4      $    3,910,573        0.2%        6.2171%     1.43x        70.7%
  1,000,001 -    1,500,000        19          25,139,069        1.6%        6.2466%     1.45         66.5%
  1,500,001 -    2,000,000        23          40,576,231        2.5%        6.2309%     1.38         67.9%
  2,000,001 -    2,500,000        21          47,733,310        3.0%        6.1125%     1.39         69.6%
  2,500,001 -    3,000,000        12          33,561,142        2.1%        6.2429%     1.42         66.5%
  3,000,001 -    3,500,000        11          36,157,294        2.3%        6.4046%     1.43         67.9%
  3,500,001 -    4,000,000        13          49,119,837        3.1%        6.1942%     1.31         70.1%
  4,000,001 -    4,500,000         4          16,620,177        1.0%        6.1372%     1.32         70.9%
  4,500,001 -    5,000,000         8          38,183,849        2.4%        6.0887%     1.24         75.6%
  5,000,001 -    6,000,000        11          61,413,553        3.8%        6.3202%     1.37         67.2%
  6,000,001 -    7,000,000         7          46,114,977        2.9%        6.1638%     1.42         73.2%
  7,000,001 -    8,000,000         1           7,575,000        0.5%        5.6800%     1.32         72.1%
  8,000,001 -    9,000,000        10          85,193,023        5.3%        5.9653%     1.36         72.6%
  9,000,001 -   10,000,000         3          29,732,000        1.9%        6.1697%     1.32         63.1%
 10,000,001 -   12,500,000         2          23,335,000        1.5%        6.3577%     1.21         74.1%
 12,500,001 -   15,000,000         8         106,501,126        6.7%        5.9421%     1.31         72.7%
 15,000,001 -   17,500,000         1          15,276,000        1.0%        6.2700%     1.33         67.1%
 17,500,001 -   24,000,000         7         154,371,547        9.7%        6.1293%     1.21         73.7%
 24,000,001 -   30,000,000         2          55,000,000        3.4%        5.9653%     1.16         75.4%
 30,000,001 -   72,000,000         2          63,000,000        3.9%        6.4299%     1.25         79.1%
 72,000,001 -   95,000,000         1          95,000,000        5.9%        5.3300%     1.33         59.4%
 95,000,001 -  145,000,000         2         255,000,000       16.0%        5.4311%     1.32         67.4%
145,000,001 - $310,000,000         1         310,000,000       19.4%        5.5000%     1.29         68.9%
                             ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          173      $1,598,513,708      100.0%        5.8588%     1.31x        69.8%
                             =================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE(1):   $310,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE(1):   $    922,658
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE(1):   $  9,239,964

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-16

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
        RANGE OF          UNDERLYING    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED     AVERAGE
 ORIGINAL AMORTIZATION     MORTGAGE       PRINCIPAL        GROUP 1      INTEREST   AVERAGE    CUT-OFF DATE
   TERMS (MONTHS) (1)       LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
Interest Only                  30      $1,009,923,000        63.2%       5.6806%     1.29x        69.2%
240 - 300                      16          78,004,840         4.9%       6.2539%     1.48         63.2%
301 - 360                     127         510,585,868        31.9%       6.1510%     1.31         71.8%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       173      $1,598,513,708       100.0%       5.8588%     1.31x        69.8%
                          =================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS)(3):     360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS)(3):     240
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS)(3):   351

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
          RANGE OF               UNDERLYING    CUT-OFF DATE    INITIAL LOAN    MORTGAGE   WEIGHTED      AVERAGE
       ORIGINAL TERMS             MORTGAGE       PRINCIPAL        GROUP 1      INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS)(1)     LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
60                                   13       $  217,934,517       13.6%        5.8338%     1.31x         74.1%
61  - 84                              3          333,640,000       20.9%        5.5238%     1.29          69.7%
85  - 120                           138          890,370,510       55.7%        5.9651%     1.32          68.0%
121 - 240                            19          156,568,681        9.8%        6.0031%     1.31          73.9%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             173       $1,598,513,708      100.0%        5.8588%     1.31x         69.8%
                                 =================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):     240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):   104

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                     A-2-17

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
        RANGE OF          UNDERLYING    CUT-OFF DATE    INITIAL LOAN     MORTGAGE  WEIGHTED     AVERAGE
REMAINING AMORTIZATION     MORTGAGE       PRINCIPAL        GROUP 1       INTEREST  AVERAGE    CUT-OFF DATE
 TERMS (MONTHS) (1, 2)      LOANS        BALANCE (2)       BALANCE        RATES    U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
Interest Only                  30      $1,009,923,000        63.2%       5.6806%     1.29x       69.2%
235 - 240                       2          10,391,132         0.7%       6.0085%     1.27        67.3%
241 - 300                      14          67,613,708         4.2%       6.2916%     1.51        62.6%
301 - 355                      12          33,493,088         2.1%       6.1077%     1.35        71.9%
356 - 360                     115         477,092,780        29.8%       6.1540%     1.31        71.8%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       173      $1,598,513,708       100.0%       5.8588%     1.31x       69.8%
                          =================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     235
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   349

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                                   WEIGHTED
                                      NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
             RANGE OF                UNDERLYING    CUT-OFF DATE    INITIAL LOAN    MORTGAGE   WEIGHTED      AVERAGE
          REMAINING TERMS             MORTGAGE       PRINCIPAL        GROUP 1      INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1, 2)      LOANS       BALANCE (2)       BALANCE        RATES    U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
55  -  70                                 13      $  217,934,517      13.6%        5.8338%      1.31x        74.1%
71  -  90                                  3         333,640,000      20.9%        5.5238%      1.29         69.7%
91  - 115                                 25          88,218,365       5.5%        6.0835%      1.44         70.7%
116 - 119                                126         930,359,732      58.2%        5.9548%      1.30         68.6%
120 - 235                                  6          28,361,094       1.8%        6.1450%      1.28         72.9%
                                     ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  173      $1,598,513,708     100.0%        5.8588%      1.31x        69.8%
                                     =================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS)(1, 2):      235
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):      55
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   101

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-18

                       YEARS BUILT/YEARS RENOVATED (1, 2)

                                                                        WEIGHTED
                          NUMBER OF                     PERCENTAGE OF   AVERAGE                 WEIGHTED
                          MORTGAGED     CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED     AVERAGE
  RANGE OF YEARS             REAL         PRINCIPAL        GROUP 1      INTEREST   AVERAGE    CUT-OFF DATE
BUILT/RENOVATED (1)       PROPERTIES     BALANCE (3)       BALANCE        RATE     U/W DSCR   LTV RATIO (3)
-----------------------------------------------------------------------------------------------------------
1910 - 1985                   23       $   93,373,182        5.8%        6.1739%     1.26x       71.6%
1986 - 1995                   25          345,867,634       21.6%        5.6382%     1.29        64.7%
1996 - 2000                   34          451,771,792       28.3%        5.7267%     1.31        71.8%
2001 - 2007                  109          706,077,021       44.2%        6.0077%     1.32        70.7%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      191       $1,597,089,629       99.9%        5.8579%     1.31x       69.8%
                          =================================================================================

MOST RECENT YEAR BUILT/RENOVATED:   2007
OLDEST YEAR BUILT/RENOVATED         1910
WTD. AVG. YEAR BUILT/RENOVATED:     1998

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2) DOES NOT INCLUDE THE 32-27/32-35 FRANCIS LEWIS BLVD. MORTGAGED REAL PROPERTY, WHICH IS SECURED BY A PARKING LOT.

(3)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                     OCCUPANCY RATES AT UNDERWRITING (1, 2)

                                                                           WEIGHTED
                              NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                              MORTGAGED    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED     AVERAGE
        RANGE OF                REAL         PRINCIPAL        GROUP 1      INTEREST    AVERAGE   CUT-OFF DATE
OCCUPANCY RATES AT U/W (2)   PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
50% -  75%                        18      $  226,132,909        14.1%       5.8621%     1.37x        67.0%
76% -  85%                        17         263,626,141        16.5%       5.6738%     1.32         70.2%
86% -  90%                        12          70,408,171         4.4%       6.2050%     1.23         72.2%
91% -  95%                        22         242,662,695        15.2%       5.7809%     1.28         66.4%
96% -  97%                         7         131,486,975         8.2%       5.5726%     1.31         63.7%
98% - 100%                       116         664,196,816        41.6%       5.9796%     1.30         72.7%
                             ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          192      $1,598,513,708       100.0%       5.8588%     1.31x        69.8%
                             =================================================================================

MAXIMUM OCCUPANCY RATE AT U/W: 100%
MINIMUM OCCUPANCY RATE AT U/W: 50%
WTD. AVG. OCCUPANCY RATE AT U/W: 91%

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) FOR HOSPITALITY PROPERTIES AND RV PARK PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK.

                                      A-2-19

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                          UNDERLYING    CUT-OFF DATE    INITIAL LOAN    MORTGAGE   WEIGHTED     AVERAGE
          RANGE OF         MORTGAGE       PRINCIPAL        GROUP 1      INTEREST   AVERAGE    CUT-OFF DATE
         U/W DSCRs          LOANS        BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
1.07x -  1.11                   2      $   29,146,969         1.8%       6.4328%     1.10x        69.0%
1.12  -  1.17                   9          82,226,079         5.1%       6.1740%     1.14         72.9%
1.18  -  1.22                  46         269,530,758        16.9%       6.2034%     1.20         74.6%
1.23  -  1.26                  21         109,428,960         6.8%       6.1031%     1.25         75.1%
1.27  -  1.29                  13         372,723,982        23.3%       5.6057%     1.29         69.6%
1.30  -  1.35                  29         530,926,032        33.2%       5.6186%     1.32         68.4%
1.36  -  1.40                  13          60,800,723         3.8%       6.0002%     1.38         61.9%
1.41  -  1.45                   3           9,031,677         0.6%       6.5212%     1.42         68.7%
1.46  -  1.51                   6          28,669,955         1.8%       6.2877%     1.49         68.8%
1.52  -  1.59                  11          37,663,735         2.4%       6.2224%     1.54         66.4%
1.60  -  1.68                   8          35,126,190         2.2%       6.0895%     1.64         67.5%
1.69  -  1.84                   4          12,835,958         0.8%       6.1944%     1.76         60.2%
1.85  -  2.04                   4          11,643,247         0.7%       6.1729%     1.94         51.8%
2.05  - 3.08x                   4           8,759,443         0.5%       6.2079%     2.48         37.4%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       173      $1,598,513,708       100.0%       5.8588%     1.31x        69.8%
                          =================================================================================

MAXIMUM U/W DSCR:     3.08x
MINIMUM U/W DSCR:     1.07x
WTD. AVG. U/W DSCR:   1.31x

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                          WEIGHTED
                             NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                            UNDERLYING    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
  RANGE OF CUT-OFF DATE      MORTGAGE       PRINCIPAL        GROUP 1      INTEREST    AVERAGE   CUT-OFF DATE
 LOAN-TO-VALUE RATIOS (1)     LOANS        BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------
30.6% - 40.0%                     4      $    9,909,443        0.6%        6.2231%     2.34x        35.2%
40.1% - 50.0%                     4          23,380,312        1.5%        6.1953%     1.46         43.2%
50.1% - 60.0%                    17         142,403,351        8.9%        5.6589%     1.39         58.4%
60.1% - 65.0%                    15         160,844,100       10.1%        5.6506%     1.34         61.0%
65.1% - 70.0%                    34         499,022,984       31.2%        5.7641%     1.30         68.6%
70.1% - 73.0%                    17          93,212,908        5.8%        5.9486%     1.26         71.3%
73.1% - 75.0%                    23         254,456,582       15.9%        5.7148%     1.30         73.7%
75.1% - 77.5%                    28         192,501,672       12.0%        6.1744%     1.25         76.0%
77.6% - 78.5%                     6          45,074,463        2.8%        5.9998%     1.30         78.1%
78.6% - 79.0%                     4          22,095,788        1.4%        6.1992%     1.26         78.8%
79.1% - 79.5%                    10          53,657,128        3.4%        6.0547%     1.23         79.3%
79.6% - 80.0%                     9          61,833,089        3.9%        5.9172%     1.26         79.9%
80.1% - 83.0%                     2          40,121,888        2.5%        6.7892%     1.26         82.5%
                            ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         173      $1,598,513,708      100.0%        5.8588%     1.31x        69.8%
                            =================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     83.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):     30.6%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   69.8%

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-20

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                           WEIGHTED
                             NUMBER OF                     PERCENTAGE OF    AVERAGE                WEIGHTED
                             MORTGAGED    CUT-OFF DATE      INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
                                REAL        PRINCIPAL         GROUP 1      INTEREST    AVERAGE   CUT-OFF DATE
STATE                        PROPERTIES    BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
California                        18      $  620,883,572        38.8%       5.5184%      1.30x       65.9%
   Southern California (2)        14         589,136,889        36.9%       5.4912%      1.30        65.7%
   Northern California (2)         4          31,746,683         2.0%       6.0214%      1.38        69.6%
New York                          12         229,716,898        14.4%       5.7302%      1.30        72.5%
Texas                             22         138,062,688         8.6%       6.3380%      1.29        76.7%
Florida                            9          64,613,869         4.0%       6.4326%      1.21        68.8%
Illinois                          15          63,240,664         4.0%       6.1271%      1.39        73.5%
Maryland                           8          52,887,783         3.3%       5.8152%      1.30        77.1%
Georgia                           17          51,295,797         3.2%       5.8898%      1.32        72.3%
New Jersey                         7          46,688,156         2.9%       5.9674%      1.32        65.6%
Arizona                            5          34,422,011         2.2%       6.0126%      1.29        70.8%
Minnesota                          1          26,000,000         1.6%       6.2500%      1.20        76.5%
Oklahoma                           5          24,389,658         1.5%       6.1374%      1.30        73.0%
Virginia                           6          24,276,807         1.5%       6.0948%      1.35        68.3%
Colorado                           5          24,121,058         1.5%       6.3262%      1.21        71.2%
Pennsylvania                       7          21,502,978         1.3%       6.0724%      1.28        74.4%
Ohio                               5          20,263,485         1.3%       6.4120%      1.22        75.5%
North Carolina                     7          18,812,905         1.2%       6.5175%      1.41        71.3%
Alabama                            7          18,397,500         1.2%       5.8862%      1.34        74.3%
Washington                         4          16,611,888         1.0%       6.2501%      1.44        75.2%
Nevada                             3          15,382,968         1.0%       6.2416%      1.74        56.0%
Massachusetts                      2          14,877,467         0.9%       6.0174%      1.25        60.3%
Missouri                           4          10,587,363         0.7%       6.0791%      1.24        74.1%
Kentucky                           2           8,588,577         0.5%       6.3991%      1.75        63.6%
Michigan                           4           8,333,590         0.5%       6.2157%      1.49        67.7%
Connecticut                        1           5,400,000         0.3%       5.8800%      1.22        76.1%
South Carolina                     3           5,022,658         0.3%       5.8341%      1.36        76.4%
Wisconsin                          1           4,662,000         0.3%       6.3600%      1.16        79.4%
Kansas                             2           4,091,132         0.3%       6.9574%      1.56        51.0%
New Mexico                         1           4,000,000         0.3%       6.3500%      1.55        69.0%
Rhode Island                       1           3,686,837         0.2%       6.6300%      1.20        73.7%
Louisiana                          1           3,093,519         0.2%       6.9900%      1.50        59.5%
Tennessee                          1           3,000,000         0.2%       6.3150%      1.70        63.2%
South Dakota                       1           2,993,276         0.2%       6.6600%      1.42        62.4%
Arkansas                           1           2,673,086         0.2%       6.5400%      1.20        76.4%
Iowa                               2           2,587,383         0.2%       6.5184%      1.26        73.4%
Mississippi                        1           1,880,000         0.1%       6.4200%      1.37        76.7%
Nebraska                           1           1,466,133         0.1%       6.0600%      1.22        78.0%
                             ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          192      $1,598,513,708       100.0%       5.8588%      1.31x       69.8%
                             =================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600.

     NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

                                      A-2-21

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE


                                                                               WEIGHTED
                                     NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED       WEIGHTED
                                    UNDERLYING   CUT-OFF DATE    INITIAL LOAN  MORTGAGE  WEIGHTED     AVERAGE        AVERAGE
                                     MORTGAGE      PRINCIPAL       GROUP 1     INTEREST   AVERAGE   CUT-OFF DATE    REMAINING
LOAN TYPE                              LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
-------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans              30     $1,009,923,000       63.2%      5.6806%    1.29x       69.2%            93
Balloon Loan without IO Term             79        299,153,095       18.7%      6.2346%    1.40        68.4%           N/A
Balloon Loans with Partial IO Term       61        284,870,400       17.8%      6.0804%    1.27        73.2%            33
ARD Loans without IO Term                 2          2,676,080        0.2%      6.4713%    1.23        66.0%           N/A
Fully Amortizing                          1          1,891,132        0.1%      7.3500%    1.52        50.4%             0
                                    -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 173     $1,598,513,708      100.0%      5.8588%    1.31x       69.8%           N/A
                                    ===========================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-22

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                          WEIGHTED
                NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                MORTGAGED   CUT-OFF DATE    INITIAL LOAN  MORTGAGE  WEIGHTED     AVERAGE
                  REAL        PRINCIPAL       GROUP 1     INTEREST   AVERAGE  CUT-OFF DATE
PROPERTY TYPE  PROPERTIES    BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
-------------------------------------------------------------------------------------------
Office             48      $  583,862,025      36.5%       5.7499%    1.29x       68.6%
Retail             87         439,894,041      27.5%       6.0669%    1.30        71.9%
Hotel              18         420,761,316      26.3%       5.7047%    1.34        68.0%
Industrial         13          71,697,276       4.5%       6.0453%    1.28        72.5%
Mixed Use          12          52,441,644       3.3%       6.0254%    1.26        76.3%
Self Storage        9          14,129,972       0.9%       6.2296%    1.48        71.9%
Multifamily         3          11,969,000       0.7%       6.4300%    1.24        68.0%
Healthcare          1           2,334,356       0.1%       6.4200%    2.53        37.1%
Other               1           1,424,079       0.1%       6.8907%    1.14        64.7%
               ----------------------------------------------------------------------------
                  192      $1,598,513,708     100.0%       5.8588%    1.31x       69.8%
               ============================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                   WEIGHTED
                                           NUMBER OF                PERCENTAGE OF   AVERAGE               WEIGHTED
                                           MORTGAGED  CUT-OFF DATE   INITIAL LOAN  MORTGAGE  WEIGHTED     AVERAGE
               PROPERTY                      REAL       PRINCIPAL      GROUP 1     INTEREST  AVERAGE    CUT-OFF DATE
PROPERTY TYPE  SUB-TYPE                   PROPERTIES   BALANCE (1)     BALANCE       RATE    U/W DSCR  LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------
Office
               Central Business District       13     $294,711,898     18.4%        5.5380%    1.31x       67.5%
               Suburban                        35      289,150,127     18.1%        5.9658%    1.27        69.7%
                                          --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        48     $583,862,025     36.5%        5.7499%    1.29x       68.6%
                                          ==========================================================================
RETAIL
               Anchored                        27     $232,699,742     14.6%        6.0364%    1.30x       72.2%
               Unanchored                      60      207,194,299     13.0%        6.1011%    1.29        71.5%
                                          --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        87     $439,894,041     27.5%        6.0669%    1.30x       71.9%
                                          ==========================================================================
HOTEL
               Full Service                     4     $346,153,866     21.7%        5.5672%    1.29x       68.4%
               Limited Service                 14       74,607,450      4.7%        6.3430%    1.57        66.5%
                                          --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        18     $420,761,316     26.3%        5.7047%    1.34x       68.0%
                                          ==========================================================================
MULTIFAMILY
               RV Park                          3     $ 11,969,000      0.7%        6.4300%    1.24x       68.0%
                                          --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         3     $ 11,969,000      0.7%        6.4300%    1.24x       68.0%
                                          ==========================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                     A-2-23

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                                                               WEIGHTED
                                                                                                                AVERAGE
                                                                                                WEIGHTED       REMAINING
                                                                                 WEIGHTED        AVERAGE        LOCKOUT     WEIGHTED
                                                                                  AVERAGE       REMAINING       PLUS YM      AVERAGE
                                  NUMBER OF                    PERCENTAGE OF     REMAINING       LOCKOUT      PLUS STATIC  REMAINING
           RANGE OF              UNDERLYING    CUT-OFF DATE     INITIAL LOAN      LOCKOUT        PLUS YM        PREMIUM     MATURITY
      REMAINING TERMS TO          MORTGAGE       PRINCIPAL        GROUP 1         PERIOD         PERIOD         PERIOD      (MONTHS)
STATED MATURITY (MONTHS) (1,2)      LOANS       BALANCE (1)       BALANCE      (MONTHS) (1)   (MONTHS) (1)   (MONTHS) (1)     (1,2)
------------------------------------------------------------------------------------------------------------------------------------
55  - 100                             16      $  551,574,517         34.5%           16              61            61           71
101 - 119                            151       1,018,578,097         63.7%           83             113           113          117
120 - 235                              6          28,361,094          1.8%          124             124           124          128
                                 ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              173      $1,598,513,708        100.0%           60              95            95          101
                                 ===================================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                                            WEIGHTED
                                                                                                             AVERAGE
                                                                                             WEIGHTED       REMAINING
                                                                              WEIGHTED        AVERAGE        LOCKOUT     WEIGHTED
                                                                               AVERAGE       REMAINING       PLUS YM      AVERAGE
                               NUMBER OF                    PERCENTAGE OF     REMAINING       LOCKOUT      PLUS STATIC   REMAINING
                              UNDERLYING    CUT-OFF DATE     INITIAL LOAN      LOCKOUT        PLUS YM        PREMIUM     MATURITY
                               MORTGAGE       PRINCIPAL        GROUP 1         PERIOD         PERIOD         PERIOD      (MONTHS)
PREPAYMENT OPTION                LOANS       BALANCE (1)       BALANCE      (MONTHS) (1)   (MONTHS) (1)   (MONTHS) (1)     (1,2)
----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance              148      $  948,017,525         59.3%          99              99            99           106
Yield Maintenance                   4         530,000,000         33.2%           0              90            90            94
Lockout / Yield Maintenance        21         120,496,183          7.5%          27              94            94            99
                              ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           173      $1,598,513,708        100.0%          60              95            95           101
                              ====================================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                      A-2-24

                   UNDERLYING MORTGAGE LOANS BY OPEN PERIODS

                                                                                              WEIGHTED
                         OPEN PERIOD                    PERCENTAGE OF   WEIGHTED   WEIGHTED    AVERAGE                WEIGHTED
                          NUMBER OF     CUT-OFF DATE     INITIAL LOAN    AVERAGE    AVERAGE   MORTGAGE   WEIGHTED     AVERAGE
        RANGE OF           MORTGAGE       PRINCIPAL        GROUP 1        OPEN       LOAN     INTEREST   AVERAGE    CUT-OFF DATE
      OPEN PERIODS          LOANS        BALANCE (1)       BALANCE       PERIOD      TERM       RATE     U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
3 -  4                       116       $1,196,354,707        74.8%          4         108      5.8172%     1.32x        68.5%
5 -  6                        52          215,187,113        13.5%          6         118      6.1521%     1.23         72.4%
7 -  8                         2           40,121,888         2.5%          7          72      6.7892%     1.26         82.5%
9 - 60                         3          146,850,000         9.2%         25          61      5.5143%     1.35         72.8%
                         --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      173       $1,598,513,708       100.0%          6         104      5.8588%     1.31x        69.8%
                         ========================================================================================================

MAXIMUM OPEN PERIOD:     60
MINIMUM OPEN PERIOD:      3
WTD. AVG. OPEN PERIOD:    6

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-25

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           MORTGAGED    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
                             REAL         PRINCIPAL         GROUP 1     INTEREST   AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST        PROPERTIES     BALANCE (1)        BALANCE       RATES    U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
Fee                           190      $1,588,122,575        99.3%       5.8586%     1.31x        69.8%
Fee/Leasehold                   2          10,391,132         0.7%       5.8960%     1.61         62.7%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       192      $1,598,513,708       100.0%       5.8588%     1.31x        69.8%
                          =================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-26

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
                                 UNDERLYING   CUT-OFF DATE       LOAN        MORTGAGE   WEIGHTED      AVERAGE
                                  MORTGAGE      PRINCIPAL       GROUP 2      INTEREST    AVERAGE   CUT-OFF DATE
MORTGAGE LOAN SELLER                LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Column Financial, Inc.               46       $479,382,217        88.4%       5.8864%     1.41x        71.2%
PNC Bank National Association         5         62,989,432        11.6%       5.6590%     1.26         77.7%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              51       $542,371,649       100.0%       5.8600%     1.39x        71.9%
                                 ===============================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-27

                             MORTGAGE INTEREST RATES

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 UNDERLYING   CUT-OFF DATE        LOAN       MORTGAGE   WEIGHTED      AVERAGE
           RANGE OF               MORTGAGE      PRINCIPAL       GROUP 2      INTEREST   AVERAGE     CUT-OFF DATE
    MORTGAGE INTEREST RATES        LOANS       BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
5.4900% - 5.5000%                     2       $100,000,000        18.4%       5.4990%     1.68x        63.8%
5.5001% - 5.7000%                     5         62,268,442        11.5%       5.6276%     1.35         79.5%
5.7001% - 5.8500%                    11        209,015,429        38.5%       5.7580%     1.33         74.0%
5.8501% - 6.0000%                     8         41,486,346         7.6%       5.9398%     1.35         77.5%
6.0001% - 6.1000%                     3         16,481,395         3.0%       6.0481%     1.43         67.3%
6.1001% - 6.3400%                     7         35,350,500         6.5%       6.2334%     1.26         76.7%
6.3401% - 6.5000%                     9         45,043,326         8.3%       6.4811%     1.26         58.7%
6.5001% - 6.8707%                     6         32,726,211         6.0%       6.6025%     1.33         77.1%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              51       $542,371,649       100.0%       5.8600%     1.39x        71.9%
                                 ===============================================================================

MAXIMUM MORTGAGE INTEREST RATE:     6.8707%
MINIMUM MORTGAGE INTEREST RATE:     5.4900%
WTD. AVG. MORTGAGE INTEREST RATE:   5.8600%

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                             WEIGHTED
                                 NUMBER OF                   PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 UNDERLYING   CUT-OFF DATE        LOAN       MORTGAGE   WEIGHTED      AVERAGE
     RANGE OF CUT-OFF DATE        MORTGAGE      PRINCIPAL       GROUP 2      INTEREST   AVERAGE     CUT-OFF DATE
    PRINCIPAL BALANCES (1)         LOANS       BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
$1,049,119 -   1,500,000              4       $  5,195,270         1.0%       6.2933%     1.26x        76.3%
 1,500,001 -   1,750,000              3          5,102,732         0.9%       6.0013%     1.37         74.9%
 1,750,001 -   2,500,000              5          9,773,412         1.8%       6.4552%     1.38         62.9%
 2,500,001 -   3,000,000              2          5,141,083         0.9%       6.3115%     1.61         61.4%
 3,000,001 -   3,250,000              3          9,386,234         1.7%       5.8164%     1.26         69.2%
 3,250,001 -   4,000,000              3         11,246,658         2.1%       6.2676%     1.29         71.6%
 4,000,001 -   4,500,000              2          8,202,656         1.5%       6.1008%     1.33         56.4%
 4,500,001 -   6,000,000              3         16,020,000         3.0%       6.4900%     1.27         57.1%
 6,000,001 -   7,000,000              3         19,433,654         3.6%       6.3500%     1.40         59.2%
 7,000,001 -   8,000,000              5         37,989,950         7.0%       6.0333%     1.34         72.0%
 8,000,001 -  10,000,000              5         48,710,000         9.0%       5.9546%     1.31         79.8%
10,000,001 -  12,500,000              4         46,620,000         8.6%       5.7591%     1.35         77.5%
12,500,001 -  30,000,000              5         96,250,000        17.7%       5.8900%     1.23         80.3%
30,000,001 - $90,000,000              4        223,300,000        41.2%       5.6529%     1.52         68.8%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              51       $542,371,649       100.0%       5.8600%     1.39x        71.9%
                                 ===============================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $90,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $ 1,049,119
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):   $10,634,738

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-28

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
           RANGE OF              UNDERLYING   CUT-OFF DATE        LOAN       MORTGAGE   WEIGHTED      AVERAGE
     ORIGINAL AMORTIZATION        MORTGAGE      PRINCIPAL       GROUP 2      INTEREST   AVERAGE    CUT-OFF DATE
      TERMS (MONTHS) (1)            LOANS      BALANCE (2)      BALANCE        RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------
Interest Only                        21       $300,000,000        55.3%       5.8069%     1.50x        68.9%
300 - 360                            30        242,371,649        44.7%       5.9258%     1.26         75.6%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              51       $542,371,649       100.0%       5.8600%     1.39x        71.9%
                                 ===============================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     300
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):   360

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF              UNDERLYING   CUT-OFF DATE        LOAN       MORTGAGE   WEIGHTED      AVERAGE
       ORIGINAL TERMS TO          MORTGAGE      PRINCIPAL       GROUP 2      INTEREST   AVERAGE    CUT-OFF DATE
 STATED MATURITY (MONTHS) (1)       LOANS      BALANCE (2)      BALANCE        RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------
    60                                6       $ 84,657,500        15.6%       6.0331%     1.34x        72.8%
61  -  84                             2         41,000,000         7.6%       5.7138%     1.70         75.0%
85  - 120                            33        358,579,264        66.1%       5.8298%     1.38         70.9%
121 - 122                            10         58,134,886        10.7%       5.8974%     1.31         74.8%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              51       $542,371,649       100.0%       5.8600%     1.39x        71.9%
                                 ===============================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     122
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   108

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-29

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF              UNDERLYING   CUT-OFF DATE       LOAN        MORTGAGE   WEIGHTED      AVERAGE
    REMAINING AMORTIZATION        MORTGAGE      PRINCIPAL       GROUP 2      INTEREST    AVERAGE   CUT-OFF DATE
     TERMS (MONTHS) (1, 2)          LOANS      BALANCE (2)      BALANCE       RATES     U/W DSCR   LTV RATIO (3)
----------------------------------------------------------------------------------------------------------------
Interest Only                        21       $300,000,000        55.3%       5.8069%     1.50x        68.9%
299 - 300                             1          1,758,082         0.3%       6.7807%     1.63         55.8%
301 - 360                            29        240,613,567        44.4%       5.9195%     1.26         75.8%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              51       $542,371,649       100.0%       5.8600%     1.39x        71.9%
                                 ===============================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     299
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   359

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
           RANGE OF              UNDERLYING   CUT-OFF DATE       LOAN        MORTGAGE   WEIGHTED      AVERAGE
   REMAINING TERMS TO STATED      MORTGAGE      PRINCIPAL       GROUP 2      INTEREST    AVERAGE   CUT-OFF DATE
   MATURITY (MONTHS) (1, 2)         LOANS      BALANCE (2)      BALANCE       RATES     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------
 56 -  70                             7       $ 94,657,500        17.5%       5.9757%     1.33x        73.5%
 71 - 115                             4         51,655,336         9.5%       5.7380%     1.68         75.6%
116 - 118                            20        304,737,996        56.2%       5.6971%     1.38         72.8%
119 - 120                            20         91,320,817        16.8%       6.3525%     1.33         65.3%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              51       $542,371,649       100.0%       5.8600%     1.39x        71.9%
                                 ===============================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):     120
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):      56
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   105

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-30

                       YEARS BUILT/YEARS RENOVATED (1, 2)

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED   CUT-OFF DATE        LOAN       MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF YEARS              REAL        PRINCIPAL       GROUP 2      INTEREST   AVERAGE     CUT-OFF DATE
      BUILT/RENOVATED (1)        PROPERTIES    BALANCE (3)      BALANCE        RATE     U/W DSCR   LTV RATIO (3)
----------------------------------------------------------------------------------------------------------------
1939 - 1985                          15       $122,851,348        22.7%       5.7185%     1.62x        63.1%
1986 - 1995                          12         75,648,960        13.9%       6.1281%     1.25         70.2%
1996 - 2000                           6         55,454,678        10.2%       5.9139%     1.51         74.7%
2001 - 2007                          31        288,416,663        53.2%       5.8396%     1.31         75.6%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              64       $542,371,649       100.0%       5.8600%     1.39x        71.9%
                                 ===============================================================================

MOST RECENT YEAR BUILT/RENOVATED:   2007
OLDEST YEAR BUILT/RENOVATED         1939
WTD. AVG. YEAR BUILT/RENOVATED:     1997

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED   CUT-OFF DATE        LOAN       MORTGAGE   WEIGHTED      AVERAGE
         RANGE OF                   REAL        PRINCIPAL       GROUP 2      INTEREST   AVERAGE     CUT-OFF DATE
OCCUPANCY RATES AT U/W (2)       PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
80% -  85%                            3       $ 31,156,619         5.7%       5.6503%     1.27x        79.2%
86% -  90%                            5        133,969,950        24.7%       5.5827%     1.59         68.1%
91% -  95%                           16        122,426,977        22.6%       5.8104%     1.24         74.4%
96% -  97%                           12        119,293,748        22.0%       5.8965%     1.33         76.0%
98% - 100%                           28        135,524,356        25.0%       6.1951%     1.43         68.2%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              64       $542,371,649       100.0%       5.8600%     1.39x        71.9%
                                 ===============================================================================

MAXIMUM OCCUPANCY RATE AT U/W:     100%
MINIMUM OCCUPANCY RATE AT U/W:      80%
WTD. AVG. OCCUPANCY RATE AT U/W:    93%

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-31

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 UNDERLYING   CUT-OFF DATE        LOAN       MORTGAGE   WEIGHTED      AVERAGE
   RANGE OF                       MORTGAGE      PRINCIPAL       GROUP 2      INTEREST   AVERAGE     CUT-OFF DATE
  U/W DSCRs                         LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
1.11x -  1.15                         1       $ 15,300,000         2.8%       5.7300%     1.11x        78.3%
1.16  -  1.21                        12        134,318,695        24.8%       5.9027%     1.18         75.7%
1.22  -  1.26                        10         84,462,950        15.6%       5.8516%     1.24         77.5%
1.27  -  1.29                         6         47,230,667         8.7%       6.1360%     1.28         72.7%
1.30  -  1.35                         5         40,035,336         7.4%       6.4359%     1.34         73.8%
1.36  -  1.40                         4         49,626,658         9.1%       5.7762%     1.37         66.0%
1.41  -  1.46                         5         10,792,833         2.0%       5.9773%     1.45         63.8%
1.47  -  1.55                         2         21,280,000         3.9%       5.7298%     1.54         80.0%
1.56  -  1.71                         2          9,598,082         1.8%       5.8980%     1.61         75.6%
1.72  -  2.04x                        4        129,726,427        23.9%       5.5993%     1.77         64.2%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              51       $542,371,649       100.0%       5.8600%     1.39x        71.9%
                                 ===============================================================================

MAXIMUM U/W DSCR:     2.04x
MINIMUM U/W DSCR:     1.11x
WTD. AVG. U/W DSCR:   1.39x

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                              WEIGHTED
                                  NUMBER OF                   PERCENTAGE      AVERAGE                 WEIGHTED
                                 UNDERLYING   CUT-OFF DATE      OF LOAN       MORTGAGE   WEIGHTED      AVERAGE
 RANGE OF CUT-OFF DATE            MORTGAGE      PRINCIPAL       GROUP 2       INTEREST   AVERAGE     CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)            LOANS      BALANCE (1)      BALANCE         RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
48.4% - 60.0%                        10       $ 42,696,492         7.9%       6.3069%     1.43x        54.7%
60.1% - 65.0%                         6        114,586,658        21.1%       5.6734%     1.63         61.9%
65.1% - 70.0%                         3         43,815,000         8.1%       5.7790%     1.37         67.1%
70.1% - 73.0%                         4         14,228,360         2.6%       6.0833%     1.31         71.5%
73.1% - 75.0%                         4         38,798,310         7.2%       5.9329%     1.73         73.8%
75.1% - 77.5%                         4         78,428,261        14.5%       5.7906%     1.17         76.1%
77.6% - 78.5%                         4         31,607,450         5.8%       5.8249%     1.19         78.2%
78.6% - 79.5%                         3         39,499,119         7.3%       5.5887%     1.25         79.3%
79.6% - 80.0%                        10         96,112,000        17.7%       6.0509%     1.37         79.9%
80.1% - 83.1%                         3         42,600,000         7.9%       5.8309%     1.19         82.3%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              51       $542,371,649       100.0%       5.8600%     1.39x        71.9%
                                 ===============================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     83.1%
MINIMUM CUT-OFF DATE LTV RATIO (1):     48.4%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   71.9%

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-32

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                             WEIGHTED
                                 NUMBER OF                   PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 MORTGAGED    CUT-OFF DATE        LOAN       MORTGAGE   WEIGHTED      AVERAGE
                                    REAL       PRINCIPAL        GROUP 2      INTEREST    AVERAGE   CUT-OFF DATE
STATE                            PROPERTIES   BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Texas                                19       $194,297,336        35.8%       5.8998%     1.27x        78.2%
New York                             12        162,380,000        29.9%       5.8069%     1.63         63.3%
Florida                               4         56,626,292        10.4%       5.7776%     1.18         75.8%
Nevada                                2         30,300,000         5.6%       5.7400%     1.38         66.1%
Ohio                                  5         13,619,832         2.5%       6.4113%     1.53         62.9%
Oklahoma                              2         12,542,773         2.3%       5.5407%     1.39         73.1%
Kentucky                              1         11,600,000         2.1%       5.6600%     1.27         80.0%
Louisiana                             1          9,960,000         1.8%       5.9000%     1.53         80.0%
Washington                            2          9,698,326         1.8%       5.8853%     1.30         74.1%
Arizona                               1          9,550,000         1.8%       5.9240%     1.29         79.6%
Virginia                              1          7,199,950         1.3%       6.0500%     1.26         77.9%
Pennsylvania                          3          7,055,100         1.3%       5.8356%     1.29         68.1%
Illinois                              2          5,495,232         1.0%       6.2034%     1.25         77.5%
California (2)                        5          4,092,656         0.8%       5.7100%     1.46         52.3%
Montana                               1          3,500,000         0.6%       6.5300%     1.34         74.9%
District of Columbia                  1          1,700,000         0.3%       5.9500%     1.25         73.9%
North Carolina                        1          1,415,000         0.3%       6.3500%     1.20         70.0%
Georgia                               1          1,339,151         0.2%       6.6800%     1.20         76.5%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              64       $542,371,649       100.0%       5.8600%     1.39x        71.9%
                                 ===============================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) ALL PROPERTIES LOCATED IN CALIFORNIA ARE LOCATED IN SOUTHERN CALIFORNIA. SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600.

                                      A-2-33

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED        WEIGHTED
                                 UNDERLYING   CUT-OFF DATE        LOAN       MORTGAGE   WEIGHTED      AVERAGE         AVERAGE
                                  MORTGAGE      PRINCIPAL       GROUP 2      INTEREST   AVERAGE    CUT-OFF DATE      REMAINING
LOAN TYPE                           LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)   IO PERIOD (1)
--------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans          21       $300,000,000        55.3%       5.8069%     1.50x        68.9%             101
Balloon Loans with Partial IO
Term                                 15        197,545,500        36.4%       5.8857%     1.23         77.9%              50
Balloon Loan without IO Term         15         44,826,149         8.3%       6.1026%     1.42         65.8%             N/A
                                 -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              51       $542,371,649       100.0%       5.8600%     1.39x        71.9%             N/A
                                 ===============================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-34

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
                                  MORTGAGED   CUT-OFF DATE       LOAN        MORTGAGE   WEIGHTED      AVERAGE
                                    REAL       PRINCIPAL        GROUP 2      INTEREST    AVERAGE   CUT-OFF DATE
PROPERTY TYPE                    PROPERTIES   BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Multifamily                           64      $542,371,649       100.0%       5.8600%     1.39x        71.9%
                                 -------------------------------------------------------------------------------
                                      64      $542,371,649       100.0%       5.8600%     1.39x        71.9%
                                 ===============================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                   WEIGHTED
                                        NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
                                        MORTGAGED   CUT-OFF DATE       LOAN        MORTGAGE   WEIGHTED      AVERAGE
                     PROPERTY             REAL       PRINCIPAL        GROUP 2      INTEREST    AVERAGE   CUT-OFF DATE
PROPERTY TYPE        SUB-TYPE          PROPERTIES   BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
Multifamily
                Conventional               57       $528,735,954        97.5%       5.8447%     1.39x        71.9%
                Manufactured Housing        7         13,635,695         2.5%       6.4547%     1.40         71.3%
                                       -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    64       $542,371,649       100.0%       5.8600%     1.39x        71.9%
                                       ===============================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-35

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                                                      WEIGHTED
                                                                                                       AVERAGE
                                                                                         WEIGHTED     REMAINING
                                                                             WEIGHTED     AVERAGE      LOCKOUT
                                                                              AVERAGE    REMAINING     PLUS YM     WEIGHTED
                                                                             REMAINING    LOCKOUT    PLUS STATIC    AVERAGE
                                  NUMBER OF                  PERCENTAGE OF    LOCKOUT     PLUS YM      PREMIUM     REMAINING
           RANGE OF              UNDERLYING   CUT-OFF DATE       LOAN         PERIOD      PERIOD       PERIOD      MATURITY
      REMAINING TERMS TO          MORTGAGE      PRINCIPAL       GROUP 2      (MONTHS)    (MONTHS)     (MONTHS)     (MONTHS)
STATED MATURITY (MONTHS) (1,2)      LOANS      BALANCE (1)      BALANCE         (1)         (1)          (1)         (1,2)
----------------------------------------------------------------------------------------------------------------------------
 56 - 100                             8       $125,657,500        23.2%          41          58           58           63
101 - 119                            41        411,113,149        75.8%          80         112          112          117
120 - 120                             2          5,601,000         1.0%         116         116          116          120
                                 -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              51       $542,371,649       100.0%          72         100          100          105
                                 ===========================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                                      WEIGHTED
                                                                                                       AVERAGE
                                                                                         WEIGHTED     REMAINING
                                                                             WEIGHTED     AVERAGE      LOCKOUT
                                                                              AVERAGE    REMAINING     PLUS YM     WEIGHTED
                                                                             REMAINING    LOCKOUT    PLUS STATIC    AVERAGE
                                  NUMBER OF                  PERCENTAGE OF    LOCKOUT     PLUS YM      PREMIUM     REMAINING
                                 UNDERLYING   CUT-OFF DATE       LOAN         PERIOD      PERIOD       PERIOD      MATURITY
                                  MORTGAGE      PRINCIPAL       GROUP 2      (MONTHS)    (MONTHS)     (MONTHS)     (MONTHS)
PREPAYMENT OPTION                   LOANS      BALANCE (1)      BALANCE         (1)         (1)          (1)         (1,2)
----------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                 42       $367,235,318        67.7%         100         100          100          104
Lockout / Yield Maintenance           9        175,136,331        32.3%          13         101          101          107
                                 -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              51       $542,371,649       100.0%          72         100          100          105
                                 ===========================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                      A-2-36

                    UNDERLYING MORTGAGE LOANS BY OPEN PERIODS

                                                                                              WEIGHTED
                           OPEN PERIOD                  PERCENTAGE OF   WEIGHTED   WEIGHTED   AVERAGE                  WEIGHTED
                            NUMBER OF    CUT-OFF DATE        LOAN       AVERAGE    AVERAGE    MORTGAGE   WEIGHTED      AVERAGE
  RANGE OF                  MORTGAGE      PRINCIPAL        GROUP 2        OPEN       LOAN     INTEREST   AVERAGE     CUT-OFF DATE
OPEN PERIODS                  LOANS      BALANCE (1)       BALANCE       PERIOD      TERM       RATE     U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
3 - 4                          24        $298,581,300        55.1%          3         104      5.8544%     1.29x        76.0%
5 - 7                          27         243,790,349        44.9%          6         112      5.8669%     1.51         67.0%
                           ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        51        $542,371,649       100.0%          5         108      5.8600%     1.39x        71.9%
                           ======================================================================================================

MAXIMUM OPEN PERIOD:     7
MINIMUM OPEN PERIOD:     3
WTD. AVG. OPEN PERIOD:   5

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                                      A-2-37

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF   AVERAGE                  WEIGHTED
                                  MORTGAGED   CUT-OFF DATE       LOAN        MORTGAGE   WEIGHTED      AVERAGE
                                    REAL       PRINCIPAL        GROUP 2      INTEREST    AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST               PROPERTIES   BALANCE (1)       BALANCE       RATES     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Fee                                  64       $542,371,649       100.0%       5.8600%     1.39x        71.9%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              64       $542,371,649       100.0%       5.8600%     1.39x        71.9%
                                 ===============================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.


                                      A-2-38

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

STATEMENT SECTIONS                                                       PAGE(S)
------------------                                                       -------
Certificate Distribution Detail                                             2
Certificate Factor Detail                                                   3
Reconciliation Detail                                                       4
Other Required Information                                                  5
Cash Reconciliation Detail                                                  6
Ratings Detail                                                              7
Current Mortgage Loan and Property Stratification Tables                 8 - 16
Mortgage Loan Detail                                                       17
NOI Detail                                                                 18
Principal Prepayment Detail                                                19
Historical Detail                                                          20
Delinquency Loan Detail                                                    21
Specially Serviced Loan Detail                                           22 - 23
Advance Summary                                                            24
Modified Loan Detail                                                       25
Historical Liquidated Loan Detail                                          26
Historical Bond / Collateral Realized Loss Reconciliation                  27
Interest Shortfall Reconciliation Detail                                 28 - 29
Defeased Loan Detail                                                       30
Supplemental Reporting                                                     31

                                 MASTER SERVICER

KeyCorp Real Estate Capital
Markets, Inc.
911 Main Street, Suite 1500
Kansas City, MO 64105

Contact:        Marty O'Conner
Phone Number:   (816) 221-8800

                                 MASTER SERVICER

Wachovia Bank, National Association
8739 Research Drive
URP 4, NC1075
Charlotte, NC 28262

Contact:        Lea Land
Phone Number:   (704) 593-7950

                                 MASTER SERVICER

Midland Loan Services, Inc.
10851 Mastin Street, Building 82
Overland Park, KS 66210

Contact:        Brad Hauger
Phone Number:   (913) 253-9000

                            MASTER & SPECIAL SERVICER

NCB, FSB

1725 Eye Street, NW
Washington, DC 20006

Contact:        Kathleen Luzik
Phone Number:   (202) 336-7633

                                SPECIAL SERVICER

ING Clarion Partners, LLC
230 Park Avenue
12th Floor
New York, NY 10169

Contact:        Bruce Morrison
Phone Number:   (212) 883-2500

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

                         CERTIFICATE DISTRIBUTION DETAIL

                 PASS-THROUGH   ORIGINAL   BEGINNING     PRINCIPAL      INTEREST
CLASS    CUSIP       RATE        BALANCE    BALANCE    DISTRIBUTION   DISTRIBUTION
----------------------------------------------------------------------------------
 A-1               0.000000%      0.00        0.00          0.00           0.00
 A-2               0.000000%      0.00        0.00          0.00           0.00
 A-3               0.000000%      0.00        0.00          0.00           0.00
A-AB               0.000000%      0.00        0.00          0.00           0.00
 A-4               0.000000%      0.00        0.00          0.00           0.00
A-1-A              0.000000%      0.00        0.00          0.00           0.00
 A-M               0.000000%      0.00        0.00          0.00           0.00
 A-J               0.000000%      0.00        0.00          0.00           0.00
A-SP               0.000000%      0.00        0.00          0.00           0.00
  B                0.000000%      0.00        0.00          0.00           0.00
  C                0.000000%      0.00        0.00          0.00           0.00
  D                0.000000%      0.00        0.00          0.00           0.00
  E                0.000000%      0.00        0.00          0.00           0.00
  F                0.000000%      0.00        0.00          0.00           0.00
  G                0.000000%      0.00        0.00          0.00           0.00
  H                0.000000%      0.00        0.00          0.00           0.00
  J                0.000000%      0.00        0.00          0.00           0.00
  K                0.000000%      0.00        0.00          0.00           0.00
  L                0.000000%      0.00        0.00          0.00           0.00
  M                0.000000%      0.00        0.00          0.00           0.00
  N                0.000000%      0.00        0.00          0.00           0.00
  O                0.000000%      0.00        0.00          0.00           0.00
  P                0.000000%      0.00        0.00          0.00           0.00
  Q                0.000000%      0.00        0.00          0.00           0.00
  S                0.000000%      0.00        0.00          0.00           0.00
  V                0.000000%      0.00        0.00          0.00           0.00
  R                0.000000%      0.00        0.00          0.00           0.00
 LR                0.000000%      0.00        0.00          0.00           0.00
----------------------------------------------------------------------------------
Totals                            0.00        0.00          0.00           0.00
==================================================================================

                          REALIZED
                            LOSS/
                         ADDITIONAL                               CURRENT
            PREPAYMENT   TRUST FUND      TOTAL        ENDING   SUBORDINATION
CLASS         PREMIUM     EXPENSES    DISTRIBUTION   BALANCE     LEVEL (1)
----------------------------------------------------------------------------
 A-1           0.00         0.00           0.00        0.00        0.00
 A-2           0.00         0.00           0.00        0.00        0.00
 A-3           0.00         0.00           0.00        0.00        0.00
A-AB           0.00         0.00           0.00        0.00        0.00
 A-4           0.00         0.00           0.00        0.00        0.00
A-1-A          0.00         0.00           0.00        0.00        0.00
 A-M           0.00         0.00           0.00        0.00        0.00
 A-J           0.00         0.00           0.00        0.00        0.00
A-SP           0.00         0.00           0.00        0.00        0.00
  B            0.00         0.00           0.00        0.00        0.00
  C            0.00         0.00           0.00        0.00        0.00
  D            0.00         0.00           0.00        0.00        0.00
  E            0.00         0.00           0.00        0.00        0.00
  F            0.00         0.00           0.00        0.00        0.00
  G            0.00         0.00           0.00        0.00        0.00
  H            0.00         0.00           0.00        0.00        0.00
  J            0.00         0.00           0.00        0.00        0.00
  K            0.00         0.00           0.00        0.00        0.00
  L            0.00         0.00           0.00        0.00        0.00
  M            0.00         0.00           0.00        0.00        0.00
  N            0.00         0.00           0.00        0.00        0.00
  O            0.00         0.00           0.00        0.00        0.00
  P            0.00         0.00           0.00        0.00        0.00
  Q            0.00         0.00           0.00        0.00        0.00
  S            0.00         0.00           0.00        0.00        0.00
  V            0.00         0.00           0.00        0.00        0.00
  R            0.00         0.00           0.00        0.00        0.00
 LR            0.00         0.00           0.00        0.00        0.00
----------------------------------------------------------------------------
Totals         0.00         0.00           0.00        0.00        0.00
============================================================================

                               ORIGINAL   BEGINNING                                               ENDING
                PASS-THROUGH   NOTIONAL    NOTIONAL     INTEREST     PREPAYMENT       TOTAL      NOTIONAL
CLASS   CUSIP       RATE        AMOUNT      AMOUNT    DISTRIBUTION     PREMIUM    DISTRIBUTION    BALANCE
---------------------------------------------------------------------------------------------------------
A-X               0.000000       0.00       0.00          0.00          0.00           0.00        0.00
A-Y               0.000000       0.00       0.00          0.00          0.00           0.00        0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

                            CERTIFICATE FACTOR DETAIL

                                                                         REALIZED LOSS/
                 BEGINNING     PRINCIPAL      INTEREST     PREPAYMENT   ADDITIONAL TRUST     ENDING
CLASS   CUSIP     BALANCE    DISTRIBUTION   DISTRIBUTION    PREMIUM       FUND EXPENSES      BALANCE
-----------------------------------------------------------------------------------------------------
 A-1            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-2            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-3            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-AB           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-4            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-1-A           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-M            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-J            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-SP           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  B             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  C             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  D             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  E             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  F             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  G             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  H             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  J             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  K             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  L             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  M             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  N             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  O             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  P             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  Q             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  S             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  V             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  R             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  LR            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000

                 BEGINNING                                 ENDING
                 NOTIONAL      INTEREST     PREPAYMENT    NOTIONAL
CLASS   CUSIP     AMOUNT     DISTRIBUTION     PREMIUM      BALANCE
-------------------------------------------------------------------
A-X             0.00000000    0.00000000    0.00000000   0.00000000
A-Y             0.00000000    0.00000000    0.00000000   0.00000000

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

                             RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION

             STATED BEGINNING   UNPAID BEGINNING  SCHEDULED  UNSCHEDULED   PRINCIPAL   REALIZED    STATED ENDING
LOAN GROUP  PRINCIPAL BALANCE  PRINCIPAL BALANCE  PRINCIPAL   PRINCIPAL   ADJUSTMENTS    LOSS    PRINCIPAL BALANCE
------------------------------------------------------------------------------------------------------------------
     1             0.00               0.00           0.00        0.00         0.00       0.00           0.00
     2             0.00               0.00           0.00        0.00         0.00       0.00           0.00
------------------------------------------------------------------------------------------------------------------
   Total           0.00               0.00           0.00        0.00         0.00       0.00           0.00
==================================================================================================================

              UNPAID ENDING     CURRENT PRINCIPAL
LOAN GROUP  PRINCIPAL BALANCE  DISTRIBUTION AMOUNT
--------------------------------------------------
     1            0.00                 0.00
     2            0.00                 0.00
--------------------------------------------------
   Total          0.00                 0.00
==================================================

CERTIFICATE INTEREST RECONCILIATION

                                          NET                                                                          REMAINING
                                        AGGREGATE                 DISTRIBUTABLE                                          UNPAID
                            ACCRUED    PREPAYMENT  DISTRIBUTABLE   CERTIFICATE              ADDITIONAL                DISTRIBUTABLE
        ACCRUAL  ACCRUAL  CERTIFICATE   INTEREST    CERTIFICATE     INTEREST      WAC CAP   TRUST FUND    INTEREST     CERTIFICATE
CLASS    DATES     DAYS     INTEREST   SHORTFALL     INTEREST      ADJUSTMENT    SHORTFALL   EXPENSES   DISTRIBUTION    INTEREST
-----------------------------------------------------------------------------------------------------------------------------------
  A-1      0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  A-2      0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  A-3      0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
 A-AB      0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  A-4      0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
 A-1-A     0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  A-M      0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  A-J      0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
 A-SP      0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  A-X      0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  A-Y      0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
   B       0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
   C       0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
   D       0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
   E       0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
   F       0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
   G       0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
   H       0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
   J       0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
   K       0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
   L       0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
   M       0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
   N       0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
   O       0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
   P       0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
   Q       0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
   S       0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals              0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
===================================================================================================================================

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

                           OTHER REQUIRED INFORMATION


Available Distribution Amount (1)                                0.00
Master Servicing Fee Summary
   Current Period Accrued Master Servicing Fees                  0.00
   Less Delinquent Master Servicing Fees                         0.00
   Less Reductions to Master Servicing Fees                      0.00
   Plus Master Servicing Fees for Delinquent Payments Received   0.00
   Plus Adjustments for Prior Master Servicing Calculation       0.00
   Total Master Servicing Fees Collected                         0.00

(1)  The Available Distribution Amount includes any Prepayment Premiums.

Appraisal Reduction Amount

        APPRAISAL               MOST RECENT
 LOAN   REDUCTION   CUMULATIVE   APP. RED.
NUMBER   EFFECTED  ASER AMOUNT     DATE
-------------------------------------------

-------------------------------------------
 Total
===========================================

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
   INTEREST:
      Interest paid or advanced                                      0.00
      Interest reductions due to Non-Recoverability Determinations   0.00
      Interest Adjustments                                           0.00
      Deferred Interest                                              0.00
      Net Prepayment Interest Shortfall                              0.00
      Net Prepayment Interest Excess                                 0.00
      Extension Interest                                             0.00
      Interest Reserve Withdrawal                                    0.00
                                                                            ----
         TOTAL INTEREST COLLECTED                                           0.00

   PRINCIPAL:
      Scheduled Principal                                            0.00
      Unscheduled Principal                                          0.00
         Principal Prepayments                                       0.00
         Collection of Principal after Maturity Date                 0.00
         Recoveries from Liquidation and Insurance Proceeds          0.00
         Excess of Prior Principal Amounts paid                      0.00
         Curtailments                                                0.00
      Negative Amortization                                          0.00
      Principal Adjustments                                          0.00
                                                                            ----
         TOTAL PRINCIPAL COLLECTED                                          0.00

   OTHER:
      Prepayment Penalties/Yield Maintenance                         0.00
      Repayment Fees                                                 0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Received                                       0.00
      Net Swap Counterparty Payments Received                        0.00
                                                                            ----
         TOTAL OTHER COLLECTED                                              0.00
                                                                            ----
TOTAL FUNDS COLLECTED                                                       0.00
                                                                            ====

TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                           0.00
      Trustee Fee                                                    0.00
      Certificate Administration Fee                                 0.00
      Insurer Fee                                                    0.00
      Miscellaneous Fee                                              0.00
                                                                            ----
         TOTAL FEES                                                         0.00
   ADDITIONAL TRUST FUND EXPENSES:

      Reimbursement for Interest on Advances                         0.00
      ASER Amount                                                    0.00
      Special Servicing Fee                                          0.00
      Rating Agency Expenses                                         0.00
      Attorney Fees & Expenses                                       0.00
      Bankruptcy Expense                                             0.00
      Taxes Imposed on Trust Fund                                    0.00
      Non-Recoverable Advances                                       0.00
      Other Expenses                                                 0.00
                                                                            ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                               0.00

   INTEREST RESERVE DEPOSIT                                                 0.00

   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                          0.00
      Principal Distribution                                         0.00
      Prepayment Penalties/Yield Maintenance                         0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Paid                                           0.00
      Net Swap Counterparty Payments Paid                            0.00
                                                                            ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                      0.00
                                                                            ----
TOTAL FUNDS DISTRIBUTED                                                     0.00
                                                                            ====

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

                                 RATINGS DETAIL

                    ORIGINAL RATINGS        CURRENT RATINGS (1)
                -----------------------   -----------------------
CLASS   CUSIP   FITCH   MOODY'S   S & P   FITCH   MOODY'S   S & P
-----------------------------------------------------------------
A-1
A-2
A-3
A-AB
A-4
A-1-A
A-M
A-J
A-SP
A-X
A-Y
B
C
D
E
F
G
H
J
K
L
M
N
O
P
Q
S

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                                % OF
SCHEDULED    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
 BALANCE    LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------










---------------------------------------------------------------
Totals
===============================================================

                                    STATE (3)

                              % OF
          % OF    SCHEDULED   AGG.   WAM           WEIGHTED
STATE    PROPS.    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
-------------------------------------------------------------









-------------------------------------------------------------
Totals
=============================================================

See footnotes on last page of this section.

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                     % OF
 DEBT SERVICE     # OF   SCHEDULED   AGG.   WAM           WEIGHTED
COVERAGE RATIO   LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
--------------------------------------------------------------------










--------------------------------------------------------------------
Totals
====================================================================

                                    NOTE RATE

                           % OF
NOTE    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
RATE   LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------











----------------------------------------------------------
Totals
----------------------------------------------------------

                                PROPERTY TYPE (3)

                                     % of
                 # OF    SCHEDULED   AGG.   WAM           WEIGHTED
PROPERTY TYPE   PROPS.    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
--------------------------------------------------------------------










--------------------------------------------------------------------
Totals
====================================================================

                                    SEASONING

                                % of
             # OF   SCHEDULED   AGG.   WAM           WEIGHTED
SEASONING   LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------










---------------------------------------------------------------
Totals
===============================================================

See footnotes on last page of this section.

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                             % OF
ANTICIPATED REMAINING     # OF   SCHEDULED   AGG.   WAM           WEIGHTED
       TERM (2)          LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
   Totals
============================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % OF
REMAINING AMORTIZATION    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
         TERM            LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
   Totals
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                             % OF
   REMAINING STATED       # OF   SCHEDULED   AGG.   WAM           WEIGHTED
         TERM            LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
   Totals
==+=========================================================================

                             AGE OF MOST RECENT NOI

                                             % OF
      AGE OF MOST         # OF   SCHEDULED   AGG.   WAM           WEIGHTED
      RECENT NOI         LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
   Totals
============================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                                SCHEDULED BALANCE

                                % OF
SCHEDULED    # OF   SCHEDULED   AGG.   WAC           WEIGHTED
 BALANCE    LOANS    BALANCE    BAL.   (2)   WAM   AVG DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
   Totals
===============================================================

See footnotes on last page of this section.

                                    STATE (3)

                                % OF
             # OF   SCHEDULED   AGG.   WAC           WEIGHTED
  STATE     PROPS.  BALANCE    BAL.   (2)   WAM   AVG DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
   Totals
===============================================================

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                      GROUP I

                           DEBT SERVICE COVERAGE RATIO

                                             % OF
     DEBT SERVICE         # OF   SCHEDULED   AGG.   WAM   WAC     WEIGHTED
    COVERAGE RATIO       LOANS    BALANCE    BAL.   (2)         AVG DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
   Totals
============================================================================

                                    NOTE RATE

                                             % OF
         NOTE             # OF   SCHEDULED   AGG.   WAM   WAC     WEIGHTED
         RATE            LOANS    BALANCE    BAL.   (2)         AVG DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
   Totals
============================================================================

See footnotes on last page of this section.

                                PROPERTY TYPE (3)

                                             % OF
                          # OF   SCHEDULED   AGG.   WAM   WAC     WEIGHTED
     PROPERTY TYPE       PROPS.    BALANCE    BAL.   (2)         AVG DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
   Totals
===========================================================================

                                    SEASONING

                                             % OF
                          # OF   SCHEDULED   AGG.   WAM   WAC     WEIGHTED
       SEASONING         LOANS    BALANCE    BAL.   (2)         AVG DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
   Totals
===========================================================================

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            % OF
ANTICIPATED REMAINING    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
      TERM (2)          LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
   TOTALS
===========================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % OF
REMAINING AMORTIZATION    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
         TERM            LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
   TOTALS
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                       % OF
REMAINING STATED    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
      TERM         LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
   TOTALS
======================================================================

                             AGE OF MOST RECENT NOI

                                  % OF
AGE OF MOST    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
 RECENT NOI   LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
-----------------------------------------------------------------

-----------------------------------------------------------------
   TOTALS
=================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                                SCHEDULED BALANCE

                                % OF
SCHEDULED    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
 BALANCE    LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
   TOTALS
===============================================================

                                    STATE (3)

                             % OF
         # OF    SCHEDULED   AGG.   WAM           WEIGHTED
STATE   PROPS.    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
------------------------------------------------------------

------------------------------------------------------------
   TOTALS
============================================================

See footnotes on last page of this section.

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO

                                     % OF
 DEBT SERVICE     # OF   SCHEDULED   AGG.   WAM           WEIGHTED
COVERAGE RATIO   LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
   TOTALS
====================================================================

                                    NOTE RATE

                           % OF
NOTE    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
RATE   LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------

----------------------------------------------------------
   TOTALS
==========================================================

                                PROPERTY TYPE (3)

                                     % OF
                 # OF    SCHEDULED   AGG.   WAM           WEIGHTED
PROPERTY TYPE   PROPS.    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
   TOTALS
====================================================================

                                    SEASONING

                                % OF
             # OF   SCHEDULED   AGG.   WAM           WEIGHTED
SEASONING   LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
   TOTALS
===============================================================

See footnotes on last page of this section.

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            % OF
ANTICIPATED REMAINING    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
      TERM (2)          LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
===========================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % OF
REMAINING AMORTIZATION    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
         TERM            LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                       % OF
REMAINING STATED    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
      TERM         LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
======================================================================

                             AGE OF MOST RECENT NOI

                                  % OF
AGE OF MOST    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
 RECENT NOI   LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
-----------------------------------------------------------------

-----------------------------------------------------------------
Totals
=================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

                              MORTGAGE LOAN DETAIL

                                                                  ANTICIPATED             NEG.  BEGINNING    ENDING   PAID
 LOAN         PROPERTY               INTEREST  PRINCIPAL   GROSS   REPAYMENT   MATURITY  AMORT  SCHEDULED  SCHEDULED  THRU
NUMBER  ODCR  TYPE (1)  CITY  STATE   PAYMENT   PAYMENT   COUPON     DATE        DATE    (Y/N)   BALANCE    BALANCE   DATE
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Totals
==========================================================================================================================

        APPRAISAL  APPRAISAL   RES.    MOD.
 LOAN   REDUCTION  REDUCTION  STRAT.  CODE
NUMBER    DATE       AMOUNT    (2)     (3)
-------------------------------------------
-------------------------------------------
Totals
===========================================

                             (1) Property Type Code

MF   -   Multi-Family
RT   -   Retail
HC   -   Health Care
IN   -   Industrial
WH   -   Warehouse
MH   -   Mobile Home Park
OF   -   Office
MU   -   Mixed Use
LO   -   Lodging
SS   -   Self Storage
OT   -   Other

                          (2) Resolution Strategy Code

1   -   Modification
2   -   Foreclosure
3   -   Bankruptcy
4   -   Extension
5   -   Note Sale
6   -   DPO
7   -   REO
8   -   Resolved
9   -   Pending Return to Master Servicer
10  -   Deed in Lieu Of Foreclosure
11  -   Full Payoff
12  -   Reps and Warranties
13  -   Other or TBD

                              (3) Modification Code

1   -   Maturity Date Extension
2   -   Amortization Change
3   -   Principal Write-Off
4   -   Combination

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

                                   NOI DETAIL

                                      ENDING       MOST      MOST   MOST RECENT  MOST RECENT
 LOAN         PROPERTY               SCHEDULED    RECENT    RECENT   NOI START     NOI END
NUMBER  ODCR    TYPE    CITY  STATE   BALANCE   FISCAL NOI    NOI      DATE         DATE
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Totals
============================================================================================

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

                           PRINCIPAL PREPAYMENT DETAIL

                                                   PRINCIPAL PREPAYMENT AMOUNT                    PREPAYMENT PENALTIES
                           OFFERING DOCUMENT   ----------------------------------   ----------------------------------------------
LOAN NUMBER   LOAN GROUP    CROSS-REFERENCE    PAYOFF AMOUNT   CURTAILMENT AMOUNT   PREPAYMENT PREMIUM   YIELD MAINTENANCE PREMIUM
----------------------------------------------------------------------------------------------------------------------------------










----------------------------------------------------------------------------------------------------------------------------------
Totals
==================================================================================================================================

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

                                HISTORICAL DETAIL

                                         DELINQUENCIES
------------------------------------------------------------------------------
DISTRIBUTION  30-59 DAYS  60-89 DAYS  90 DAYS OR MORE  FORECLOSURE      REO
    DATE      #  BALANCE  #  BALANCE     #  BALANCE     #  BALANCE  #  BALANCE
------------------------------------------------------------------------------










------------------------------------------------------------------------------

                                   PREPAYMENTS          RATE AND MATURITIES
---------------------------  -----------------------  -----------------------
DISTRIBUTION  MODIFICATIONS  CURTAILMENTS    PAYOFF   NEXT WEIGHTED AVG.
    DATE        #  BALANCE    #  BALANCE   # BALANCE     COUPON  REMIT    WAM
-----------------------------------------------------------------------------










-----------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

                             DELINQUENCY LOAN DETAIL

                 OFFERING       # OF                  CURRENT  OUTSTANDING  STATUS OF  RESOLUTION
                 DOCUMENT      MONTHS  PAID THROUGH    P & I      P & I      MORTGAGE   STRATEGY
LOAN NUMBER  CROSS-REFERENCE  DELINQ.      DATE      ADVANCES  ADVANCES **   LOAN (1)   CODE (2)
-------------------------------------------------------------------------------------------------










-------------------------------------------------------------------------------------------------
Totals
=================================================================================================

                                           ACTUAL   OUTSTANDING
               SERVICING    FORECLOSURE  PRINCIPAL   SERVICING   BANKRUPTCY   REO
LOAN NUMBER  TRANSFER DATE     DATE       BALANCE     ADVANCES      DATE     DATE
---------------------------------------------------------------------------------










---------------------------------------------------------------------------------
Totals
=================================================================================

(1) Status of Mortgage Loan

A  - Payments Not Received But Still in Grace Period
B  - Late Payment But Less Than 1 Month Delinquent
0  - Current
1  - One Month Delinquent
2  - Two Months Delinquent
3  - Three or More Months Delinquent
4  - Assumed Scheduled Payment (Performing Matured Loan)
7  - Foreclosure
9  - REO

(2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of  Forclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                            OFFERING      SERVICING   RESOLUTION
DISTRIBUTION    LOAN        DOCUMENT       TRANSFER    STRATEGY    SCHEDULED   PROPERTY           INTEREST
    DATE       NUMBER   CROSS-REFERENCE      DATE       CODE (1)    BALANCE    TYPE (2)   STATE     RATE
----------------------------------------------------------------------------------------------------------


                            NET                                        REMAINING
DISTRIBUTION    ACTUAL   OPERATING    NOI          NOTE   MATURITY   AMORTIZATION
    DATE       BALANCE     INCOME    DATE   DSCR   DATE     DATE         TERM
---------------------------------------------------------------------------------


                          (1) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                            OFFERING      RESOLUTION      SITE                                        OTHER REO
DISTRIBUTION    LOAN        DOCUMENT       STRATEGY    INSPECTION   PHASE 1   APPRAISAL   APPRAISAL    PROPERTY
    DATE       NUMBER   CROSS-REFERENCE    CODE (1)       DATE        DATE       DATE       VALUE      REVENUE    COMMENT
-------------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff Reps and
12 - Warranties
13 - Other or TBD

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

                                 ADVANCE SUMMARY

                                      OUTSTANDING   CURRENT PERIOD INTEREST
 LOAN    CURRENT P&I    OUTSTANDING    SERVICING     ON P&I AND SERVICING
 GROUP    ADVANCES     P&I ADVANCES     ADVANCES        ADVANCES PAID
---------------------------------------------------------------------------
1            0.00           0.00          0.00                 0.00
2            0.00           0.00          0.00                 0.00
---------------------------------------------------------------------------
   Totals    0.00           0.00          0.00                 0.00
===========================================================================

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

                              MODIFIED LOAN DETAIL

                OFFERING          PRE-           POST-           PRE-           POST-
   LOAN         DOCUMENT      MODIFICATION   MODIFICATION    MODIFICATION    MODIFICATION   MODIFICATION   MODIFICATION
  NUMBER    CROSS-REFERENCE      BALANCE        BALANCE     INTEREST RATE   INTEREST RATE       DATE        DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
   Totals
=======================================================================================================================

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

                        HISTORICAL LIQUIDATED LOAN DETAIL

                      BEGINNING      FEES,      MOST RECENT   GROSS SALES  NET PROCEEDS  NET PROCEEDS REALIZED DATE OF CURRENT
 DISTRIBUTION         SCHEDULED    ADVANCES,     APPRAISED    PROCEEDS OR   RECEIVED ON AVAILABLE FOR  LOSS TO   PERIOD ADJ.
    DATE         ODCR  BALANCE  AND EXPENSES * VALUE OR BPO OTHER PROCEEDS  LIQUIDATION  DISTRIBUTION   TRUST     TO TRUST
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
==============================================================================================================================

                 CURRENT PERIOD CUMULATIVE  LOSS TO LOAN
 DISTRIBUTION      ADJUSTMENT   ADJUSTMENT    WITH CUM
    DATE            TO TRUST     TO TRUST  ADJ. TO TRUST
--------------------------------------------------------

--------------------------------------------------------
Current Total
--------------------------------------------------------
Cumulative Total
========================================================

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

              HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

                 OFFERING       BEGINNING     AGGREGATE    PRIOR REALIZED     AMOUNTS      INTEREST    MODIFICATION   ADDITIONAL
DISTRIBUTION     DOCUMENT        BALANCE    REALIZED LOSS  LOSS APPLIED     COVERED BY   (SHORTAGES)/   /APPRAISAL   (RECOVERIES)
    DATE     CROSS-REFERENCE AT LIQUIDATION    ON LOANS   TO CERTIFICATES CREDIT SUPPORT   EXCESSES   REDUCTION ADJ.   /EXPENSES
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
   Totals
=================================================================================================================================

                 REALIZED LOSS       RECOVERIES OF      (RECOVERIES)/
DISTRIBUTION       APPLIED TO       REALIZED LOSSES  LOSSES APPLIED TO
    DATE      CERTIFICATES TO DATE   PAID AS CASH    CERTIFICATE INTEREST
-------------------------------------------------------------------------

-------------------------------------------------------------------------
   Totals
=========================================================================

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

                     STATED       CURRENT
   OFFERING         PRINCIPAL      ENDING          SPECIAL SERVICING FEES
   DOCUMENT        BALANCE AT    SCHEDULED   ---------------------------------
CROSS-REFERENCE   CONTRIBUTION    BALANCE    MONTHLY   LIQUIDATION   WORK OUT   ASER
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
    Totals
====================================================================================

                                                          MODIFIED
                                                          INTEREST
   OFFERING                NON-RECOVERABLE   INTEREST       RATE      ADDITIONAL
   DOCUMENT       (PPIS)      (SCHEDULED        ON      (REDUCTION)   TRUST FUND
CROSS-REFERENCE   EXCESS       INTEREST)     ADVANCES     /EXCESS       EXPENSE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
==================r=============================================================

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

                                      CURRENT    REIMB OF ADVANCES TO THE SERVICER
   OFFERING       STATED PRINCIPAL     ENDING    ---------------------------------
   DOCUMENT           BALANCE AT     SCHEDULED                   LEFT TO REIMBURSE   OTHER (SHORTFALLS)/
CROSS-REFERENCE     CONTRIBUTION      BALANCE    CURRENT MONTH    MASTER SERVICER          REFUNDS         COMMENTS
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
    Totals
===================================================================================================================
Interest Shortfall Reconciliation Detail Part 2 Total                   0.00
Interest Shortfall Reconciliation Detail Part 1 Total                   0.00
Total Interest Shortfall Allocated to Trust                             0.00

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

                              DEFEASED LOAN DETAIL

              OFFERING DOCUMENT   ENDING SCHEDULED
LOAN NUMBER    CROSS-REFERENCE         BALANCE       MATURITY DATE   NOTE RATE   DEFEASANCE STATUS
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
  Totals
==================================================================================================

[WELLS FARGO LOGO]                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.        CREDIT SUISSE COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                    SERIES 2007-C4                  Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       10/17/2007
                                                                           RECORD DATE:        09/28/2007
                                                                           DETERMINATION DATE:

                             SUPPLEMENTAL REPORTING

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-1 CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------
Issue Date                               100%     100%      100%      100%      100%
September 2008                            85       85        85        85        85
September 2009                            68       68        68        68        68
September 2010                            46        0         0         0         0
September 2011                            17        0         0         0         0
September 2012 and thereafter              0        0         0         0         0
Weighted average life (in years)         2.7      2.2       2.2       2.1       2.1

                             CLASS A-2 CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------
Issue Date                               100%     100%      100%      100%      100%
September 2008                           100      100       100       100       100
September 2009                           100      100       100       100       100
September 2010                           100       98        89        77        42
September 2011                           100       81        62        47        36
September 2012 and thereafter              0        0         0         0         0
Weighted average life (in years)         4.7      4.5       4.2       3.9       3.4

                             CLASS A-3 CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------
Issue Date                               100%     100%      100%      100%       100%
September 2008                           100      100       100       100        100
September 2009                           100      100       100       100        100
September 2010                           100      100       100       100        100
September 2011                           100      100       100       100        100
September 2012                           100      100       100       100         99
September 2013                           100      100       100        99         99
September 2014 and thereafter              0        0         0         0          0
Weighted average life (in years)         6.7      6.7       6.7       6.6        6.4

                            CLASS A-AB CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------
Issue Date                               100%     100%      100%      100%       100%
September 2008                           100      100       100       100        100
September 2009                           100      100       100       100        100
September 2010                           100      100       100       100        100
September 2011                           100      100       100       100        100
September 2012                            98       98        98        98         98
September 2013                            75       75        75        75         75
September 2014                            51       51        51        51         51
September 2015                            25       25        25        25         25
September 2016 and thereafter              0        0         0         0          0
Weighted average life (in years)         7.0      7.0       7.0       7.0        7.0

                             CLASS A-4 CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------
Issue Date                               100%     100%      100%      100%       100%
September 2008                           100      100       100       100        100
September 2009                           100      100       100       100        100
September 2010                           100      100       100       100        100
September 2011                           100      100       100       100        100
September 2012                           100      100       100       100        100
September 2013                           100      100       100       100        100
September 2014                           100      100        99        99         99
September 2015                           100      100        99        99         99
September 2016                            96       95        95        94         90
September 2017 and thereafter              0        0         0         0          0
Weighted average life (in years)         9.6      9.6       9.6       9.5        9.3

                            CLASS A-1-A CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------
Issue Date                             100%       100%      100%      100%       100%
September 2008                         100        100       100       100        100
September 2009                         100        100       100       100        100
September 2010                         100        100       100       100        100
September 2011                          99         99        99        99         99
September 2012                          84         84        84        84         84
September 2013                          81         81        81        81         76
September 2014                          75         75        75        75         75
September 2015                          74         74        74        74         74
September 2016                          74         74        74        74         74
September 2017 and thereafter            0          0         0         0          0
Weighted average life (in years)       8.6        8.6       8.5       8.5        8.3

                             CLASS A-M CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------
Issue Date                             100%       100%      100%      100%       100%
September 2008                         100        100       100       100        100
September 2009                         100        100       100       100        100
September 2010                         100        100       100       100        100
September 2011                         100        100       100       100        100
September 2012                         100        100       100       100        100
September 2013                         100        100       100       100        100
September 2014                         100        100       100       100        100
September 2015                         100        100       100       100        100
September 2016                         100        100       100       100        100
September 2017 and thereafter            0          0         0         0          0
Weighted average life (in years)       9.9        9.9       9.8       9.8        9.6

                             CLASS A-J CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------
Issue Date                             100%       100%      100%      100%       100%
September 2008                         100        100       100       100        100
September 2009                         100        100       100       100        100
September 2010                         100        100       100       100        100
September 2011                         100        100       100       100        100
September 2012                         100        100       100       100        100
September 2013                         100        100       100       100        100
September 2014                         100        100       100       100        100
September 2015                         100        100       100       100        100
September 2016                         100        100       100       100        100
September 2017 and thereafter            0          0         0         0          0
Weighted average life (in years)       9.9        9.9       9.9       9.9        9.6

                                    EXHIBIT D

                           SCHEDULE OF REFERENCE RATES

DISTRIBUTION DATE   REFERENCE RATE   DISTRIBUTION DATE   REFERENCE RATE
-----------------   --------------   -----------------   --------------
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %
                           %                                    %

                                    EXHIBIT E

                   CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

DISTRIBUTION DATE   BALANCE   DISTRIBUTION DATE   BALANCE
-----------------   -------   -----------------   -------
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $
                       $                             $

                                    EXHIBIT F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J and A-SP will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven (7) calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including September 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including September 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC will be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

          1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

          2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

          3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

          4. from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, a nominee or otherwise as an agent for the beneficial owner of a certificate):

               (a) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                     (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                     (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under Section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                     (iii) certifying that, with respect to accounts it
                           identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                     (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

               (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                     (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                     (ii) certifying that the nonqualified intermediary is not acting for its own account,

                     (iii) certifying that the nonqualified intermediary has
                           provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                     (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

          5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W 8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

     - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     - can be treated as an "exempt recipient" within the meaning of Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (E.G., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR
           COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES,
                 ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES

     We are Credit Suisse First Boston Mortgage Securities Corp, the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates issued by one or more issuing entities. These offers may be made through one or more different methods, including offerings through underwriters. The offered certificates will represent interests in only the trust related to the subject series of offered certificates and do not represent obligations of or interests in us, any of our affiliates, the sponsor or any of the sponsor's affiliates. We do not currently intend to list the offered certificates of any series on any national securities exchange including the NASDAQ stock market. See "Plan of Distribution."

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will-

     -    have its own series designation;

     -    consist of one or more classes with various payment characteristics;

     -    evidence beneficial ownership interests in a trust established by us;
          and

     -    be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

                                THE TRUST ASSETS:

The assets of each of our trusts will include mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is August 13, 2007.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS            3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE                              3
SUMMARY OF PROSPECTUS                                                          4
RISK FACTORS                                                                  12
CAPITALIZED TERMS USED IN THIS PROSPECTUS                                     31
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                          31
THE SPONSOR                                                                   32
USE OF PROCEEDS                                                               32
DESCRIPTION OF THE TRUST FUND                                                 33
YIELD AND MATURITY CONSIDERATIONS                                             54
DESCRIPTION OF THE CERTIFICATES                                               59
DESCRIPTION OF THE GOVERNING DOCUMENTS                                        70
DESCRIPTION OF CREDIT SUPPORT                                                 79
LEGAL ASPECTS OF MORTGAGE LOANS                                               81
FEDERAL INCOME TAX CONSEQUENCES                                               91
STATE AND OTHER TAX CONSEQUENCES                                             124
ERISA CONSIDERATIONS                                                         124
LEGAL INVESTMENT                                                             127
PLAN OF DISTRIBUTION                                                         129
LEGAL MATTERS                                                                130
FINANCIAL INFORMATION                                                        130
RATING                                                                       130
GLOSSARY                                                                     132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

               AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement, its exhibits and other filed materials (including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K) and make copies of these documents at prescribed rates, at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, NW., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the world wide web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

THE DEPOSITOR                    We are Credit Suisse First Boston Mortgage
                                 Securities Corp., the depositor with respect to each series of certificates offered by this prospectus. Our principal offices are located at Eleven Madison Avenue, New York, New York
                                 10010, telephone number (212) 325-2000. We are a wholly-owned subsidiary of Credit Suisse
                                 Management LLC, which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA),
                                 Inc. See "Credit Suisse First Boston Mortgage
                                 Securities Corp." herein.

                                 All references to "we," "us" and "our" in this prospectus are intended to mean Credit Suisse First Boston Mortgage Securities Corp.

THE SPONSOR                      Column Financial, Inc., a Delaware corporation,
                                 and an affiliate of the depositor, will act as a sponsor with respect to the trust fund.
                                 Column Financial, Inc. is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Credit
                                 Suisse (USA) Inc. The principal offices of
                                 Column Financial, Inc. are located at Eleven
                                 Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. See "The
                                 Sponsor" herein.

                                 In the related prospectus supplement, we will identify any additional sponsors for each series of offered certificates.

THE SECURITIES BEING OFFERED     The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of commercial/multifamily mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade.
                                 See "Rating."

                                 Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY
BE ISSUED WITH OTHER
CERTIFICATES                     We may not publicly offer all the
                                 commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being
                                 Offered" above.

THE GOVERNING DOCUMENTS          In general, a pooling and servicing agreement
                                 or other similar agreement or collection of agreements will govern, among other things--

                                 -    the issuance of each series of offered
                                      certificates;

                                 - the creation of and transfer of assets to the related trust; and

                                 - the servicing and administration of those assets.

                                 The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                 If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                 -    one or more master servicers that will
                                      generally be responsible for performing
                                      customary servicing duties with respect to those mortgage loans that are not defaulted or otherwise problematic in any material respect; and

                                 -    one or more special servicers that will
                                      generally be responsible for servicing and administering those mortgage loans that are defaulted or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                 One or more primary servicers or sub-servicers may also be a party to the governing documents.

                                 In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer, primary servicer, sub-servicer (to the extent known) or manager for each series of offered certificates and their respective duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE
MORTGAGE ASSETS                  The trust assets with respect to any series of
                                 offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                                 -    rental or cooperatively-owned buildings
                                      with multiple dwelling units or
                                      residential properties containing
                                      condominium units;

                                 - retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                 -    office buildings;

                                 -    hospitality properties;

                                 -    casino properties;

                                 -    health care-related facilities;

                                 -    industrial facilities;

                                 -    warehouse facilities, mini-warehouse
                                      facilities and self-storage facilities;

                                 -    restaurants, taverns and other
                                      establishments involved in the food and
                                      beverage industry;

                                 - manufactured housing communities, mobile home parks and recreational vehicle parks;

                                 -    recreational and resort properties;

                                 -    arenas and stadiums;

                                 -    churches and other religious facilities;

                                 -    parking lots and garages;

                                 -    mixed use properties;

                                 -    other income-producing properties; and/or

                                 -    unimproved land.

                                 The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                 - may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                 - may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                 -    may provide for no accrual of interest;

                                 - may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                 - may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                 -    may permit the negative amortization or
                                      deferral of accrued interest;

                                 -    may prohibit some or all voluntary
                                      prepayments or require payment of a
                                      premium, fee or charge in connection with those prepayments;

                                 - may permit defeasance and the release of real property collateral in connection with that defeasance;

                                 -    may provide for payments of principal,
                                      interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                 - may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                 We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates. See "The Sponsor" herein.

                                 Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                                 In addition to the asset classes described above in this "Characterization of the Mortgage Assets" section, we may include other asset classes in the trust with respect to any series of offered certificates. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                 If 10% or more of pool assets are or will be located in any one state or other geographic region, we will describe in the related prospectus supplement any economic or other factors specific to such state or region that may materially impact those pool assets or the cash flows from those pool assets.

                                 In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS       If so specified in the related prospectus
                                 supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for--

                                 - cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                 -    other mortgage loans that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus;
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans that--

                                 -    conform to the description of mortgage
                                      assets in this prospectus; and

                                 -    satisfy the criteria set forth in the
                                      related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                                 If any mortgage loan in the specified trust fund becomes delinquent as to any balloon payment or becomes a certain number of days delinquent as specified in the related prospectus supplement as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non monetary event of default, then the related directing certificateholder, the special servicer or any other person specified in the related prospectus supplement may, at its option, purchase that underlying mortgage loan from the trust fund at the price and on the terms described in the related prospectus supplement.

                                 In addition, if so specified under
                                 circumstances described in the related
                                 prospectus supplement, any single holder or group of holders of a specified class of certificates or a servicer may have the option to purchase all of the underlying mortgage loans and all other property remaining in the related trust fund on any distribution date on which the total principal balance of the underlying mortgage loans is less than a specified percentage of the initial mortgage pool balance.

                                 Further, if so specified in the related
                                 prospectus supplement, we and/or another seller of mortgage loans may make or assign to the subject trust certain representations and warranties with respect to those mortgage loans and, upon notification or discovery of a breach of any such representation or warranty or a material defect with respect to certain specified related mortgage loan documents, which breach or defect materially and adversely affects the value of any mortgage loan (or such other standard as is described in the related prospectus supplement), then we or such other seller may be required to either cure such breach, repurchase the affected mortgage loan from the related trust or substitute the affected mortgage loan with another mortgage loan.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES                     An offered certificate may entitle the holder
                                 to receive--

                                 -    a stated principal amount;

                                 -    interest on a principal balance or
                                      notional amount, at a fixed, variable or adjustable pass-through rate;

                                 - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                                 -    payments of principal, with
                                      disproportionate, nominal or no payments of interest;

                                 -    payments of interest, with
                                      disproportionate, nominal or no payments of principal;

                                 -    payments of interest or principal that
                                      commence only as of a specified date or
                                      only after the occurrence of specified
                                      events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                 -    payments of principal to be made, from
                                      time to time or for designated periods, at a rate that is--

                                      1.   faster and, in some cases,
                                           substantially faster, or

                                      2.   slower and, in some cases,
                                           substantially slower,

                                      than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                 - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                                 - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                 Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                 A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                 We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES                     Some classes of offered certificates may be
                                 protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                 The trust assets with respect to any series of offered certificates may also include any of the following agreements--

                                 -    guaranteed investment contracts in
                                      accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                 -    interest rate exchange agreements,
                                      interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                 -    currency exchange agreements or other
                                      agreements and arrangements designed to
                                      reduce the effects of currency exchange
                                      rate fluctuations with respect to the
                                      related mortgage assets and one or more
                                      classes of those offered certificates.

                                 We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS                  As and to the extent described in the related
                                 prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to the mortgage loans to cover--

                                 - delinquent scheduled payments of principal and/or interest, other than balloon payments;

                                 -    property protection expenses;

                                 -    other servicing expenses; or

                                 - any other items specified in the related prospectus supplement.

                                 Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

OPTIONAL TERMINATION             We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                 - all the mortgage assets in any particular trust, thereby resulting in a termination of the trust; or

                                 - that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                 See "Description of the
                                 Certificates--Termination."

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES                     Any class of offered certificates will
                                 constitute or evidence ownership of--

                                 - regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                                 - interests in a grantor trust under subpart E of Part I of subchapter J of the Internal Revenue Code of 1986.

                                 See  "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS     If you are a fiduciary of a retirement plan or
                                 other employee benefit plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA
                                 Considerations."

LEGAL INVESTMENT                 If your investment activities are subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" herein.

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange including the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

CERTAIN CLASSES OF THE OFFERED CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

     If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

     When making an investment decision, you should consider, among other things--

     - the payment priorities of the respective classes of the certificates of the same series,

     - the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

     - the characteristics and quality of the mortgage loans in the related trust.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES.

     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES ON THE MORTGAGE ASSETS

     The structure of the servicing fee payable to the master servicer might effect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     -    that principal prepayments on the related mortgage loans will be made;

     - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     - of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     -    the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    the characteristics of the neighborhood where the property is located;

     -    the proximity and attractiveness of competing properties;

     -    the existence and construction of competing properties;

     -    the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     -    demographic factors;

     -    customer tastes and preferences;

     -    retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     -    an increase in vacancy rates;

     -    a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     -    the length of tenant leases;

     -    the creditworthiness of tenants;

     -    the rental rates at which leases are renewed or replaced;

     -    the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues; and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property; and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     -    an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     -    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     -    the business operated by the tenants;

     -    the creditworthiness of the tenants; and

     -    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     -    changes in interest rates;

     -    the availability of refinancing sources;

     -    changes in governmental regulations, licensing or fiscal policy;

     -    changes in zoning or tax laws; and

     -    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     -    responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     -    operating the property and providing building services;

     -    managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     -    maintain or improve occupancy rates, business and cash flow;

     -    reduce operating and repair costs; and

     -    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     -    rental rates;

     -    location;

     -    type of business or services and amenities offered; and

     -    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     -    offers lower rents;

     -    has lower operating costs;

     -    offers a more favorable location; or

     -    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     -    the fair market value and condition of the underlying real property;

     -    the level of interest rates;

     -    the borrower's equity in the underlying real property;

     -    the borrower's financial condition;

     -    the operating history of the underlying real property;

     -    changes in zoning and tax laws;

     -    changes in competition in the relevant area;

     -    changes in rental rates in the relevant area;

     -    changes in governmental regulation and fiscal policy;

     -    prevailing general and regional economic conditions;

     -    the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     -    changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including hurricanes, floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     - prohibit the related borrower from encumbering the related real property with additional secured debt, or

     - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     -    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     -    the related real property; or

     -    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     -    the default is deemed to be immaterial;

     -    the exercise of those remedies would be inequitable or unjust; or

     -    the circumstances would render the acceleration unconscionable.

     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all existing facilities considered to be "public accommodations" are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of the related borrower. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     -    breach of contract involving a tenant, a supplier or other party;

     -    negligence resulting in a personal injury; or

     -    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

     Pursuant to co-lender agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are either part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or are senior to a second mortgage loan made to a common borrower, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust (through an applicable servicer) will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgage to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the availability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objection. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES.

     The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     -    war;

     -    riot, strike and civil commotion;

     -    terrorism;

     -    nuclear, biological or chemical materials;

     -    revolution;

     -    governmental actions;

     -    floods and other water-related causes;

     -    earth movement, including earthquakes, landslides and mudflows;

     -    wet or dry rot;

     -    vermin; and

     -    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or to reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurances that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CONDOMINIUMS CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON COMMERCIAL PROPERTIES THAT ARE NOT CONDOMINIUMS

     In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, due to the possible existence of multiple loss payees on any insurance policy covering such real property, there could be a delay in the restoration of the real property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     -    tenants at the property, such as gasoline stations or dry cleaners; or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower; or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint; and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in any of our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     -    generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     -    individuals;

     -    estates;

     -    trusts beneficially owned by any individual or estate; and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have (or are permitted to have under the related partnership agreement) any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may--

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     -    reduce monthly payments due under a mortgage loan;

     -    change the rate of interest due on a mortgage loan; or

     -    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES

     In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

     - the real properties may be managed by property managers that are affiliated with the related borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those real properties; or

affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc., which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the trust fund and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000.

     The depositor's primary business is the securitization of commercial and residential mortgage loans. The depositor, with its commercial and residential mortgage lending affiliates, has been involved in the securitization of commercial and residential mortgage loans since 1987. As of October 2005, the total amount of commercial and residential mortgage securitization transactions involving the depositor since 2001 was approximately $119 billion. The depositor does not deal in any other business other than the securitization of mortgage loans. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The depositor will have minimal ongoing duties with respect to the offered certificates and the underlying mortgage loans. The depositor's duties pursuant to the related pooling and servicing agreement include, without limitation, the duty to appoint a successor trustee in the event of the resignation or removal of the trustee, to remove the trustee if requested by at least a majority of certificateholders, to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration, to indemnify the trustee, any similar party and trust fund for any liability, assessment or costs arising from its bad faith, negligence or malfeasance in providing such information, to indemnify the trustee or any similar party against certain securities laws liabilities, and to sign any reports required under the Securities Exchange Act of 1934, as amended, including the required certification under the Sarbanes-Oxley Act of 2002, required to be filed by the trust fund. The depositor is required under the underwriting agreement relating to the series of offered certificates to indemnify the underwriters for certain securities law liabilities.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                   THE SPONSOR

     Column Financial, Inc., a Delaware corporation, and an affiliate of the depositor, will act as a sponsor with respect to the trust fund. Column Financial, Inc. is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Credit Suisse (USA), Inc. The principal offices of Column Financial, Inc. are located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

     Column's primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties. Column sells the majority of the loans it originates through CMBS securitizations. Column, with its commercial mortgage lending affiliates, has been involved in the securitization of commercial mortgage loans since 1993. As of October, 2005, the total amount of commercial mortgage loans originated by Column since the inception of its commercial mortgage securitization program in 1993 was approximately $73 billion, which was originated for the purpose of securitizing such commercial mortgage loans in a securitization in which an affiliate of Column was the depositor. In its fiscal year ended 2004, Column originated $11 billion commercial mortgage loans, of which an amount in excess of $8 billion have been included in securitizations in which an affiliate of Column was the depositor.

     The commercial mortgage loans originated by Column include both fixed rate loans and floating rate loans and both conduit loans and large loans. Column primarily originates commercial, multifamily and residential mortgage loans.

     As a sponsor, Column originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of such mortgage loans by transferring such mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which mortgage loans will ultimately be transferred to the issuing trust fund for the related securitization. In coordination with Credit Suisse Securities (USA) LLC and other underwriters, Column works with rating agencies, loan sellers and servicers in structuring the securitization transaction. Column acts as sponsor, originator or mortgage loan seller in transactions in which it is sole sponsor and mortgage loan seller.

     Neither Column nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, Column and/or the related depositor contracts with other entities to service the loans on its behalf.

     In the related prospectus supplement, we will identify any additional sponsors for each series of offered certificates.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by

Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                          DESCRIPTION OF THE TRUST FUND

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The certificates of each series will represent interests in the assets of the related trust fund, and the certificates of each series will be backed by the assets of the related trust fund. The trust fund for each series will be held by the related trustee for the benefit of the related certificateholders. Each trust fund will generally be a common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a pooling and servicing agreement generally between the depositor, the trustee of the trust fund and the related master servicer and special servicer.

DESCRIPTION OF THE TRUST ASSETS

     The assets of each trust fund will primarily consist of various types of multifamily and/or commercial mortgage loans.

     Mortgaged real property that is security for an underlying mortgage loan included in the trust fund may also secure another mortgage loan that is either PARI PASSU with or subordinate to the underlying mortgage loan included in the trust fund. Such other PARI PASSU or subordinate mortgage loan may back another series of certificates. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates, including:

     - the relative priority of the additional securities to the subject offered certificates and rights to the common mortgaged real property and their cash flows;

     - allocation of cash flow from the common mortgaged real property and any expenses or losses among the various series or classes; and

     - any cross-default and cross-collateralization provisions in the additional securities.

In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include other asset classes in a trust. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

ORIGINATOR[S]

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     We will identify in the related prospectus supplement any originator or group of affiliated originators (other than a sponsor or affiliate of a sponsor) that will be or is expected to be an originator of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     -    rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     -    office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     -    casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     -    industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     -    arenas and stadiums;

     -    churches and other religious facilities;

     -    parking lots and garages;

     -    mixed use properties;

     -    other income-producing properties; and

     -    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period;

     - an estate for years, which consists of ownership of the property for a specified period of years;

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     -    shares in a cooperative corporation which owns the property; or

     -    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to the payment of real estate taxes; and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     -    the period of the delinquency;

     -    any forbearance arrangement then in effect;

     -    the condition of the related real property; and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     -    the types of services offered at the property;

     -    the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     -    the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     -    the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     -    require written leases;

     -    require good cause for eviction;

     -    require disclosure of fees;

     -    prohibit unreasonable rules;

     -    prohibit retaliatory evictions;

     -    prohibit restrictions on a resident's choice of unit vendors;

     -    limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project; and

     -    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     -    mortgage loan payments;

     -    real property taxes;

     -    maintenance expenses; and

     -    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     -    maintenance payments from the tenant/shareholders; and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     -    shopping centers;

     -    factory outlet centers;

     -    malls;

     -    automotive sales and service centers;

     -    consumer oriented businesses;

     -    department stores;

     -    grocery stores;

     -    convenience stores;

     -    specialty shops;

     -    gas stations;

     -    movie theaters;

     -    fitness centers;

     -    bowling alleys;

     -    salons; and

     -    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     -    to lower rents;

     -    to grant a potential tenant a free rent or reduced rent period;

     -    to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     -    competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    perceptions regarding the safety of the surrounding area;

     -    demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     -    traffic patterns and access to major thoroughfares;

     -    the visibility of the property;

     -    availability of parking;

     - the particular mixture of the goods and services offered at the property;

     -    customer tastes, preferences and spending patterns; and

     -    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     -    an anchor tenant's failure to renew its lease;

     -    termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     -    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     -    factory outlet centers;

     -    discount shopping centers and clubs;

     -    catalogue retailers;

     -    television shopping networks and programs;

     -    internet websites; and

     -    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     -    the quality and philosophy of building management;

     -    access to mass transportation; and

     -    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     -    rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     -    access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     -    the cost and quality of labor;

     -    tax incentives; and

     -    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

     -    full service hotels;

     -    resort hotels with many amenities;

     -    limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     -    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     - the location of the property and its proximity to major population centers or attractions;

     -    the seasonal nature of business at the property;

     -    the level of room rates relative to those charged by competitors;

     -    quality and perception of the franchise affiliation;

     - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     -    the existence or construction of competing hospitality properties;

     -    nature and quality of the services and facilities;

     -    financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     -    the continued existence and financial strength of the franchisor;

     -    the public perception of the franchise service mark; and

     -    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

     - location, including proximity to or easy access from major population centers;

     -    appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     -    the existence or construction of competing casinos;

     -    dependence on tourism; and

     -    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events; and

     -    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

     -    hospitals;

     -    skilled nursing facilities;

     -    nursing homes;

     -    congregate care facilities; and

     -    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     -    statutory and regulatory changes;

     -    retroactive rate adjustments;

     -    administrative rulings;

     -    policy interpretations;

     -    delays by fiscal intermediaries; and

     -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     -    federal and state licensing requirements;

     -    facility inspections;

     -    rate setting;

     -    reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     - building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     -    building design;

     -    location and visibility;

     -    tenant privacy;

     -    efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     -    services provided at the property, such as security;

     -    age and appearance of the improvements; and

     -    quality of management.

     RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

     -    the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     -    changes in demographics, consumer habits and traffic patterns;

     -    the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     -    segment;

     -    product;

     -    price;

     -    value;

     -    quality;

     -    service;

     -    convenience;

     -    location; and

     -    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     -    lower operating costs;

     -    more favorable locations;

     -    more effective marketing;

     -    more efficient operations; or

     -    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     - actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     -    the number of comparable competing properties in the local market;

     -    the age, appearance and reputation of the property;

     -    the quality of management; and

     -    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     -    multifamily rental properties;

     -    cooperatively-owned apartment buildings;

     -    condominium complexes; and

     -    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     -    the location and appearance of the property;

     -    the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether or not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     -    geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     -    sensitivity to weather and climate changes; and

     -    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     -    the appeal of the particular event;

     -    the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     -    the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     -    the amount of alternative parking spaces in the area;

     -    the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

     -    its location;

     -    its size;

     -    the surrounding neighborhood; and

     -    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     -    the successful operation of the related real property;

     - the related borrower's ability to refinance the mortgage loan or sell the related real property; and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     -    make the loan payments on the related mortgage loan;

     -    cover operating expenses; and

     -    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     -    some health care-related facilities;

     -    hotels and motels;

     -    recreational vehicle parks; and

     - mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     -    warehouses;

     -    retail stores;

     -    office buildings; and

     -    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     -    increases in energy costs and labor costs;

     -    increases in interest rates and real estate tax rates; and

     -    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     -    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     -    an original term to maturity of not more than approximately 40 years;
          and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that--

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     -    provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     -    permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     -    more general information in the related prospectus supplement; and

     - specific information in a report which will be filed with the Commission as part of a Current Report on Form 8-K following the issuance of those certificates.

     If 10% or more of the pool assets are or will be located in any one state or other geographic region, we will describe in the related prospectus supplement any economic or other factors specific to such state or region that may materially impact those pool assets or the cash flows from those pool assets.

     In addition, if any mortgage loan, or group of related mortgage loans, included in our trust relates to a single obligor (or group of affiliated obligors) and represents a material concentration of the asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     -    other mortgage loans that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans that--

     -    conform to the description of mortgage assets in this prospectus; and

     -    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     In addition, if so specified under circumstances described in the related prospectus supplement, any single holder or group of holders of a specified class of certificates or a servicer may have the option to purchase all of the underlying mortgage loans and all other property remaining in the related trust fund on any distribution date on which the total principal balance of the underlying mortgage loans is less than a specified percentage of the initial mortgage pool balance.

     Further, if so specified in the related prospectus supplement, we and/or another seller of mortgage loans may make or assign to the subject trust certain representations and warranties with respect to those mortgage loans and, upon notification or discovery of a breach of any such representation or warranty or a material defect with respect to certain specified related mortgage loan documents, which breach or defect materially and adversely affects the value of any mortgage loan (or such other standard as is described in the related prospectus supplement), then we or such other seller may be required to either cure such breach, repurchase the affected mortgage loan from the related trust or substitute the affected mortgage loan with another mortgage loan.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     - the subordination or one or more other classes of certificates of the same series;

     -    a letter of credit;

     -    a surety bond;

     -    an insurance policy;

     -    a guarantee; and/or

     -    a reserve fund.

     The amount and types of any credit support benefiting the holders of a class of offered certificates, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the related prospectus supplement for a series of certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     -    interest rate exchange agreements;

     -    interest rate cap agreements;

     -    interest rate floor agreements;

     -    currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     -    the price you paid for your offered certificates;

     -    the pass-through rate on your offered certificates; and

     -    the amount and timing of payments on your offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     -    the dates on which any balloon payments are due; and

     - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust; or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     -    the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     -    the quality of management of the related real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property; or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     -    prepayment lock-out periods; and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     -    to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     -    realize its equity in the property;

     -    meet cash flow needs; or

     -    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     -    the relative importance of those factors;

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     -    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     -    scheduled amortization; or

     -    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances; and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     -    to refinance the loan; or

     -    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     -    the bankruptcy of the borrower; or

     - adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     -    have the same series designation;

     -    were issued under the same Governing Document; and

     -    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     -    have the same class designation; and

     -    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

     - payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

     - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

     - payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     - payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

     - payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage asset.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

INVESTOR REQUIREMENTS AND TRANSFER RESTRICTIONS

     A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments or other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify--

     - the frequency of distribution on, and the periodic payment date for, that series;

     - the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular payment date; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

     - the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

     - any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

     - any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

     - how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

     - an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets (such as to reserve accounts, cash collateral accounts or expenses) and the purpose and operation of those requirements.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

     -    a specified fixed rate;

     - a rate based on the interest rate for a particular related mortgage asset;

     - a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

     - a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

     - a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

     - a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

     - a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

     - a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

     - the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

     - a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

     Interest may accrue with respect to any offered certificate on the basis of--

     -    a 360-day year consisting of twelve 30-day months;

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     - the actual number of days elapsed during each relevant period in a normal calendar year; or

     -    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     -    payments of principal actually made to the holders of that class; and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances or principal received or made with respect to the related mortgage assets as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to, various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     -    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments;

     -    property protection expenses;

     -    other servicing expenses; or

     -    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents (other than Annual Reports on Form 10-K) filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

     - Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, and (2) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

     - Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

     - Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

     - Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

     Neither the depositor nor the master servicer intends to file with the Commission any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the Commission, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the Commission after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates; and

     -    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     -    that calendar year; or

     - the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the purchase price.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all or most of the certificates, including all of the offered certificates of that particular series, for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. DTC is--

     -    a limited-purpose trust company organized under the New York Banking
          Law;

     -    a "banking corporation" within the meaning of the New York Banking
          Law;

     -    a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in over 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicer. One or more primary servicers or sub-servicers may also be party to the Governing Documents. We will identify in the related prospectus supplement the parties to the Governing Document for the related series of offered certificates.

     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     As further described in the related prospectus supplement, at the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     - Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     -    that the unaffiliated seller had good title to each mortgage loan;

     - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     - those procedures are consistent with the terms of the related Governing Document; and

     - they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     -    ensuring that the related properties are properly insured;

     -    attempting to collect delinquent payments;

     -    supervising foreclosures;

     -    negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     -    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     -    mortgage loans as to which there is a material non-monetary default;

     -    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer or other specified party, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     -    make the initial determination of appropriate action;

     -    evaluate the success of corrective action;

     -    develop additional initiatives;

     -    institute foreclosure proceedings and actually foreclose; or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     -    performing property inspections; and

     -    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     -    continuing to receive payments on the mortgage loan;

     -    making calculations with respect to the mortgage loan; and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

PRIMARY SERVICERS AND SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers or sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or subservicer with respect to a particular Mortgage Loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by such primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any primary servicer or sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each primary servicer or sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

     We will identify in the related prospectus supplement any primary servicer or sub-servicer that will be or is expected to be a servicer of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document. The Governing Document requires the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     -    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     -    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document will provide that any costs or expenses incurred by a party thereto in connection with an action to be taken by such party resulting from an event of default must be borne by the defaulting party, and if not paid by the defaulting party within a certain amount of time after the presentation of reasonable documentation of such costs and expenses, such expenses will be reimbursed by the trust fund, although the defaulting party will not thereby be relieved of its liability for such expenses.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates;
          or

     5. to otherwise modify or delete existing provisions of the Governing Document.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

     (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

     (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

     (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

     -    the establishment of one or more reserve funds; or

     -    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     -    the nature and amount of coverage under that credit support;

     -    any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     -    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     -    the terms of the mortgage;

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     -    the knowledge of the parties to the mortgage; and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property; and

     -    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     -    the trustor, who is the equivalent of a mortgagor;

     -    the trustee to whom the real property is conveyed; and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     -    the express provisions of the related instrument;

     -    the law of the state in which the real property is located;

     -    various federal laws; and

     -    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     -    without a hearing or the lender's consent; or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     -    judicial foreclosure, involving court proceedings; and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property; and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     -    upheld the reasonableness of the notice provisions; or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     -    record a notice of default and notice of sale; and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION. The purposes of a foreclosure action are--

     -    to enable the lender to realize upon its security; and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     -    extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     -    past due rent;

     -    accelerated rent;

     -    damages; or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     -    assume the lease and either retain it or assign it to a third party;
          or

     -    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials; and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to real estate taxes;

     - third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act of 1940 (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by the borrower, will not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of purchasing, owning and transferring the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be either Cadwalader, Wickersham & Taft LLP or Skadden, Arps, Slate, Meagher & Flom LLP (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     -    banks;

     -    insurance companies; and

     -    foreign investors.

     Further, this discussion does not address investors who treat items of income, expense gain or loss with respect to the offered certificates differently for book and tax purposes. This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered; and

     -    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types--

     - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     -    whole mortgage loans, such as the mortgage loans;

     - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     - in exchange for any qualified mortgage within a three-month period thereafter; or

     - in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes--

     - a mortgage in default or as to which default is reasonably foreseeable;

     - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     -    a mortgage that was fraudulently procured by the mortgagor; and

     - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     -    one or more classes of regular interests; or

     - a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     -    a fixed number of basis points;

     -    a fixed percentage of the total interest; or

     - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued final regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     -    a single fixed rate;

     -    a qualified floating rate;

     -    an objective rate;

     - a combination of a single fixed rate and one or more qualified floating rates;

     - a combination of a single fixed rate and one qualified inverse floating rate; or

     - a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     -    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     -    the total amount of the DE MINIMIS original issue discount, and

     -    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     -    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     -    the issue price of the certificate; increased by

     - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

     The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     -    on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     -    the purchase price paid for your certificate; and

     - the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     -    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     -    unrelated deductions against which income may be offset.

     See, however, the rules discussed below relating to--

     -    "excess inclusions";

     -    residual interests without "significant value"; and

     -    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal--

     -    the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     -    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

     -    the amount paid for that REMIC residual certificate; increased by

     - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     -    through distributions;

     -    through the deduction of any net losses of the REMIC; or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to that certificate; over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     -    the issue price of the certificate; increased by

     - the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     -    regulated investment companies;

     -    common trust funds; and

     -    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

     - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     1. the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

     3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs--Taxation of Owners of REMIC Residual Certificates-- Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have (or are permitted to have under the related partnership agreement) any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     In addition, under temporary and final Treasury Regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a United States Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non- United States partner, even if no cash distributions are made to such partner. Accordingly, the related Governing Document will prohibit transfer of a REMIC residual certificate to a United States Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a United States corporation) is (or is permitted to be under the related partnership agreement) a non- United States Person.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     - 80% of the amount of itemized deductions otherwise allowable for such year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     -    an individual,

     -    an estate or trust, or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     -    the cost of the certificate to that certificateholder; increased by

     - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     -    reacquires that same REMIC residual certificate;

     -    acquires any other residual interest in a REMIC; or

     - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     -    the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     -    the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     -    the person has sufficient assets to do so; and

     - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     -    events that have occurred up to the time of the transfer;

     -    the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     -    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a disqualified organization.

     If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     -    the United States;

     -    any State or political subdivision thereof;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     -    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - the residual interests in the entity are not held by disqualified organizations; and

     - the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     -    income;

     -    deductions;

     -    gains;

     -    losses; and

     -    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     -    corporations;

     -    trusts;

     -    securities dealers; and

     -    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     - 30 days after the end of the quarter for which the information was requested; or

     -    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     -    income;

     -    excess inclusions;

     -    investment expenses; and

     -    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

     - fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     -    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     -    a foreign person; and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     -    owns 10% or more of one or more underlying mortgagors; or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     -    foreign persons, or

     - United States persons, if classified as a partnership under the Code, unless all of their direct or indirect beneficial owners (other than through a U.S. Corporation) are (and are required to be under the related partnership agreement) United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     - A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               -    normal administration fees, and

               - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

          will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

     - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     - a class of grantor trust strip certificates is issued as part of the same series; or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     -    a master servicer;

     -    a special servicer;

     -    any sub-servicer; or

     -    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     -    the treatment of certain stripped bonds as market discount bonds; and

     -    DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     -    the sum of all payments to be made on that certificate;

     -    other than qualified stated interest, if any; and

     - the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     -    0.25% of the stated redemption price; and

     -    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     -    the stated redemption price of the mortgage loans; and

     -    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     -    the issue price of the mortgage loan; increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     - be allocated among the payments of stated redemption price on the mortgage loan; and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     -    the price paid for that grantor trust strip certificate by you; and

     - the projected payments remaining to be made thereon at the time of the purchase; plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     - the prepayment assumption we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     - the amount realized on the sale or exchange of a grantor trust certificate; and

     -    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     -    its cost; increased by

     - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     -    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     - the amount of servicing compensation received by a master servicer or special servicer; and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     The IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation
Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to--

     -    a custodian of a person's account;

     -    a nominee; and

     -    a broker holding an interest for a customer in street name.

     The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

     BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose various requirements on--

     -    Plans; and

     - persons that are fiduciaries with respect to Plans, in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     -    investment prudence and diversification; and

     -    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include--

     -    sales, exchanges or leases of property;

     -    loans or other extensions of credit; and

     -    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and any entity which is deemed to include plan assets because of investment in the entity by one or more Plans, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     - those with discretionary authority or control over the assets of the entity;

     - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     - those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     - has discretionary authority or control over the management or disposition of the assets of that Plan; or

     - provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     -    deemed to be a fiduciary with respect to the investing Plan; and

     -    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse Securities (USA) LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse Securities (USA) LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 2007-05, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse Securities (USA) LLC or any person affiliated with Credit Suisse Securities (USA) LLC, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse Securities (USA) LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     -    consider your general fiduciary obligations under ERISA; and

     -    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Code to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA offered certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA offered certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage related securities." As so defined, "commercial mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse Securities (USA) LLC, as specified in the related prospectus supplement;

     -    by placements by us with institutional investors through dealers; and

     -    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     - the obligations of the underwriters will be subject to various conditions precedent;

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by either Cadwalader, Wickersham & Taft LL or Skadden, Arps, Slate, Meagher & Flom LLP (as provided in the related prospectus supplement).

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     -    whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

     -    the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means--

     -    the United States;

     -    any State or political subdivision of the United States;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "PASS-THROUGH ENTITY" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSMC 2007-C4.xls." The spreadsheet file "CSMC 2007-C4.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Underlying Mortgage Loans" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

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(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

[GRAPHIC OMITTED]

4.   2600 MICHELSON
     IRVINE, CA

[GRAPHIC OMITTED]

14.  CRYSTAL CORPORATE CENTER
     BOCA RATON, FL

[GRAPHIC OMITTED]

6.3  WIND TREE
     AMARILLO, TX

[GRAPHIC OMITTED]

22.  TIMBERLAKES AT ATASCOCITA APARTMENTS
     HUMBLE, TX

[GRAPHIC OMITTED]

10.2 SPANISH OAKS
     LAS VEGAS, NV

[GRAPHIC OMITTED]

5.   MEYBERRY HOUSE
     NEW YORK, NY

[GRAPHIC OMITTED]

7.   ST LUKE'S AT CYPRESS WOODS
     HOUSTON, TX

[GRAPHIC OMITTED]

1.2  CASA DEL MAR
     SANTA MONICA, CA

[GRAPHIC OMITTED]

33.  82 TOTOWA ROAD
     WAYNE, NJ

[GRAPHIC OMITTED]

17.  WELLINGTON TOWER RETAIL
     NEW YORK, NY

[GRAPHIC OMITTED]

10.1 MEADOW RIDGE
     LAS VEGAS, NV

[GRAPHIC OMITTED]

13.  GROVE SQUARE SHOPPING CENTER
     MAPLE GROVE, MN

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                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Important Notice About Information Presented in this Prospectus Supplement
   and the Accompanying Prospectus                                             v
Notice to Residents of the United Kingdom                                     vi
Summary of Prospectus Supplement                                             S-1
Risk Factors                                                                S-36
Capitalized Terms Used in this Prospectus Supplement                        S-62
Forward-Looking Statements                                                  S-63
Affiliations                                                                S-63
Description of the Issuing Entity                                           S-63
Description of the Depositor                                                S-65
Description of the Sponsors and Mortgage Loan Sellers                       S-65
Description of the Underlying Mortgage Loans                                S-70
Description of the Offered Certificates                                    S-134
Yield and Maturity Considerations                                          S-163
The Series 2007-C4 Pooling and Servicing Agreement                         S-171
Certain Legal Aspects of Mortgage Loans for Mortgaged Properties Located
   in California, New York and Texas                                       S-216
U.S. Federal Income Tax Consequences                                       S-217
ERISA Considerations                                                       S-220
Legal Investment                                                           S-223
Legal Matters                                                              S-224
Rating                                                                     S-224
Glossary                                                                   S-225

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until 90 days after the commencement of the offering, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealer's obligation to deliver a prospectus supplement and the accompanying prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                                 $1,827,780,000
                                  (APPROXIMATE)

                                  CREDIT SUISSE
                                   COMMERCIAL
                                 MORTGAGE TRUST
                                 SERIES 2007-C4

                               Commercial Mortgage
                           Pass-Through Certificates,
                                 Series 2007-C4

                        CLASS A-1, CLASS A-2, CLASS A-3,
                       CLASS A-AB, CLASS A-4, CLASS A-1-A,
                       CLASS A-M, CLASS A-J AND CLASS A-SP

                                   ----------

                             FREE WRITING PROSPECTUS

                                   ----------

                                  CREDIT SUISSE

                              RBS GREENWICH CAPITAL

                             PNC CAPITAL MARKETS LLC

================================================================================